NO. 333 - 117381

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2005

                     -------------------------------------
                     -------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            -------------------------
                               AMENDMENT NO. 2 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                            -------------------------

                          HOLMES FINANCING (NO. 9) PLC
            (Exact name of Registrant 1 as specified in its charter)
              ABBEY NATIONAL HOUSE, 2 TRITON SQUARE, REGENTS PLACE,
            LONDON NW1 3AN, UNITED KINGDOM, (011-44) (0) 870 607-6000
  (Address and telephone number of Registrant 1's principal executive offices)
                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 590-9200

      (Name, address and phone number of Registrant 1's agent for service)

                             HOLMES FUNDING LIMITED
            (Exact name of Registrant 2 as specified in its charter)
              ABBEY NATIONAL HOUSE, 2 TRITON SQUARE, REGENTS PLACE,
            LONDON NW1 3AN, UNITED KINGDOM, (011-44) (0) 870 607-6000
  (Address and telephone number of Registrant 2's principal executive offices)
                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 590-9200

      (Name, address and phone number of Registrant 2's agent for service)

                             HOLMES TRUSTEES LIMITED
            (Exact name of Registrant 3 as specified in its charter)
              ABBEY NATIONAL HOUSE, 2 TRITON SQUARE, REGENTS PLACE,
            LONDON NW1 3AN, UNITED KINGDOM, (011-44) (0) 870 607-6000
  (Address and telephone number of Registrant 3's principal executive offices)
                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 590-9200

      (Name, address and phone number of Registrant 3's agent for service)
                            -------------------------
                                   Copies to:

Rob Collins                                      Marc Hutchinson, Esq.     Christopher Bernard, Esq.
Securitisation and Treasury Advisory
Group, Abbey                                     Slaughter and May         Allen & Overy LLP
2 Triton Square, Regent's Place                  One Bunhill Row           1 New Change
London NW1 3AN, UK                               London EC1Y 8YY, UK       London EC4M 9QQ, UK

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {square}
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {square}
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {square}
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. {square}

                     -------------------------------------
                     -------------------------------------

                         CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES BEING REGISTERED                                AMOUNT BEING   PROPOSED             PROPOSED       AMOUNT OF
                                                                      REGISTERED    MAXIMUM              MAXIMUM    REGISTRATION
                                                                                   OFFERING            AGGREGATE             FEE(3)
                                                                                      PRICE       OFFERING PRICE(1)
                                                                                   PER UNIT(1)

$ [1,800,000,000] series 1 class A Floating Rate notes         $ [1,800,000,000]       100%     $ [1,800,000,000]     $ [211,860]
  due [January 2007]
$ [2,250,000,000]  series 2 class A Floating Rate notes        $ [2,250,000,000]       100%     $ [2,250,000,000]     $ [264,825]
  due [October 2008]
series 1 term AAA advance (2)
series 2 term AAA advance (2)
Funding interest in the mortgages trust (2)


(1) Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2) These items are not being offered directly to investors. Holmes Trustees Limited is the registrant for the Funding interest in the mortgages trust and is holding the Funding interest in the mortgages trust on behalf of Holmes Funding Limited. The Funding interest in the mortgages trust will be the primary source of payment on the term advances listed. Holmes Funding Limited is the registrant for those term advances and is issuing those term advances to Holmes Financing (No. 9) PLC. Those term advances will be the primary source of payments on the series 1 notes and the series 2 notes respectively. Holmes Financing (No. 9) PLC is the registrant for the series 1 notes and the series 2 notes.

(3) A registration fee of $473,850 was previously paid in connection with the initial public filing of this registration statement on July 15, 2004 and the filing of an amendment to the registration statement on November 10, 2005. The balance of $2,835 is being paid concurrently with this amendment.

                        ---------------------------------

  THE REGISTRANTS HEREBY AMEND THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS DATED 14 NOVEMBER 2005
SUBJECT TO AMENDMENT AND COMPLETION


                         HOLMES FINANCING (NO. 9) PLC
                                     Issuer

 (Incorporated in England and Wales with limited liability, registered number
                                    5115696)

                              ABBEY NATIONAL PLC
                 Seller, servicer, cash manager and account bank

 (Incorporated in England and Wales with limited liability, registered number
                                    2294747)

                                                                PRINCIPAL AMOUNT
                                                   PRICE TO   OF ISSUER NOTES AND     SCHEDULED
                                                  PUBLIC PER   PROCEEDS TO ISSUER    REDEMPTION
CLASS                        INTEREST                NOTE          PER CLASS            DATES      MATURITY DATE

series 1 class A  [__]% margin [below] one-month     100%            $[__]            [December      [December
                           USD -- LIBOR                                                 2006]          2006]
series 2 class A   [__]% margin over three-month     100%            $[__]         [October 2008]   [July 2013]
                           USD -- LIBOR

* The principal asset from which Holmes Financing (No. 9) PLC will make payments on the notes is an intercompany loan to an affiliated company called Holmes Funding Limited. The principal asset from which Holmes Funding Limited will make payments on the intercompany loan is its interest in a master trust over a pool of residential mortgage loans held by Holmes Trustees Limited.

* The residential mortgage loans were originated by Abbey and are secured over properties located in England, Wales and Scotland. The transaction documents are governed principally by the laws of England. Certain transaction documents are governed in part by Scottish law.

* Holmes Holdings Limited, the parent of Holmes Financing (No. 9) PLC and Holmes Funding Limited, is also the parent of eight previous issuers, which have previously issued notes as referred to in this document. Holmes Financing (No. 9) PLC and these previous issuers will share the security granted by Holmes Funding Limited to secure its obligations to all of them under their respective intercompany loans.

* Subject to conditions described further in this prospectus, Holmes Holdings Limited may establish new issuers which will issue new notes that are secured ultimately over the same property as the notes and may rank equally or ahead of the notes issued by the issuer.


PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [27] IN THIS PROSPECTUS.


    A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by any United Kingdom or United States governmental agency.

    Currently, there is no public market for the notes.

    THE NOTES OFFERED IN THIS PROSPECTUS WILL BE OBLIGATIONS OF THE ISSUER ONLY. THE NOTES WILL NOT BE OBLIGATIONS OF ABBEY OR ANY OF ITS AFFILIATES OR ANY OF THE UNDERWRITERS.

    Application has been made to (i) the Financial Services Authority (the FSA) in its capacity as competent authority under the Financial Services and Markets Act 2000 (the UK LISTING AUTHORITY) for the notes offered by this prospectus to be admitted to the official list maintained by the UK Listing Authority and
(ii) the London Stock Exchange plc for the notes offered by this prospectus to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market. This prospectus comprises a prospectus for the purposes of EU Directive 2003/71/EC. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                         CO-ARRANGERS AND UNDERWRITERS

          DEUTSCHE BANK        LEHMAN BROTHERS          MORGAN STANLEY

             CO-UNDERWRITERS FOR THE CLASS A OFFERED ISSUER NOTES

               [__]                 [__]                  [__]

                         [__]                  [__]



                 Preliminary prospectus dated 14 November 2005



The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell those securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


DEFINED TERMS..............................................................................    3
FORWARD-LOOKING STATEMENTS.................................................................    3
SUMMARY OF PROSPECTUS......................................................................    4
RISK FACTORS...............................................................................   28
US DOLLAR PRESENTATION.....................................................................   58

THE ISSUER.................................................................................   59
USE OF PROCEEDS............................................................................   61
THE SELLER AND THE ABBEY GROUP.............................................................   62
FUNDING....................................................................................   64
THE MORTGAGES TRUSTEE......................................................................   67
HOLDINGS...................................................................................   69
THE ISSUER SWAP PROVIDERS..................................................................   71
DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS   72
THE LOANS..................................................................................   94
THE SERVICER...............................................................................  118
THE SERVICING AGREEMENT....................................................................  123
ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY.........................................  128
THE MORTGAGES TRUST........................................................................  137
THE ISSUER INTERCOMPANY LOAN AGREEMENT.....................................................  152
SECURITY FOR FUNDING'S OBLIGATIONS.........................................................  157
SECURITY FOR THE ISSUER'S OBLIGATIONS......................................................  163
CASHFLOWS..................................................................................  169
CREDIT STRUCTURE...........................................................................  189
THE SWAP AGREEMENTS........................................................................  197
CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING......................................  204
CASH MANAGEMENT FOR THE ISSUER.............................................................  207
DESCRIPTION OF THE ISSUER TRUST DEED.......................................................  209

THE ISSUER NOTES AND THE GLOBAL ISSUER NOTES...............................................  211
TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES...........................................  216
RATINGS OF THE ISSUER NOTES................................................................  227
MATURITY AND PREPAYMENT CONSIDERATIONS.....................................................  228
MATERIAL LEGAL ASPECTS OF THE LOANS........................................................  229
UNITED KINGDOM TAXATION....................................................................  233
UNITED STATES TAXATION.....................................................................  236
ERISA CONSIDERATIONS.......................................................................  239
ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES......................................  241
UNITED STATES LEGAL INVESTMENT CONSIDERATIONS..............................................  242
EXPERTS....................................................................................  242
LEGAL MATTERS..............................................................................  242
UNDERWRITING...............................................................................  243
REPORTS TO NOTEHOLDERS.....................................................................  246
WHERE INVESTORS CAN FIND MORE INFORMATION..................................................  247
LISTING AND GENERAL INFORMATION............................................................  247
GLOSSARY...................................................................................  251
ANNEX A....................................................................................  293
INDEX OF APPENDICES........................................................................  301
APPENDIX A.................................................................................  302
APPENDIX B.................................................................................  316
APPENDIX C.................................................................................  319
APPENDIX D.................................................................................  358



                                  DEFINED TERMS

    The principal and technical terms used in this prospectus have the meanings set forth in the glossary, unless otherwise defined where they appear in the text.

    References in this document (other than in the Appendices) to "WE" and "US" and "OUR" mean the issuer and references to "YOU" mean potential investors in the issuer notes.

    References in this prospectus to "[GBP]", "POUNDS" or "STERLING" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

    References in this prospectus to "USD", "US$", "$", "US DOLLARS" or "DOLLARS" are to the lawful currency of the United States of America.

    References to "[E]", "EURO" or "EURO" are to the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time.

    Because this transaction is connected, by virtue of its structure, with several previous transactions and because it may be connected with future transactions, it is necessary in this prospectus to refer to any or all of these transactions. In respect of notes, term advances, intercompany loans or other terms derived from or related to them, we use the word "PREVIOUS" when referring to the previous transactions, "ISSUER" when referring to the present transaction, "CURRENT" when referring to both the previous transactions and the present transaction, "NEW" when referring to future transactions and "ANY" or "ALL" when referring to any or all of the previous transactions, the present transaction and future transactions. For example, the "ISSUER NOTES" are the notes issued by Holmes Financing (No. 9) PLC and the "PREVIOUS NOTES" are the notes issued by Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC, Holmes Financing (No. 7) PLC and Holmes Financing (No. 8) PLC.


                           FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements including, but not limited to, statements made under the captions "RISK FACTORS", "THE LOANS", "THE SERVICER", "THE SERVICING AGREEMENT" and "MATURITY AND PREPAYMENT CONSIDERATIONS". These forward-looking statements can be identified by the use of forward-looking terminology, such as the words "believes", "expects", "may", "intends", "should" or "anticipates", or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the issuer notes, Abbey or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others: general economic and business conditions in the UK; currency exchange and interest rate fluctuations; government, statutory, regulatory or administrative initiatives affecting Abbey; changes in business strategy, lending practices or customer relationships; and other factors that may be referred to in this prospectus. Some of the most significant of these risks, uncertainties and other factors are discussed under the caption "RISK FACTORS", and you are encouraged to carefully consider those factors prior to making an investment decision.

    These forward-looking statements speak only as of the date of this prospectus. The issuer expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the issuer's expectations with regard thereto or any change in events, conditions or circumstances after the date of this prospectus on which any such statement is based. These statements reflect the issuer's current views with respect to such matters.

                              SUMMARY OF PROSPECTUS

    The information on pages [4 to 26], inclusive, is a summary of the principal features of the issuer notes, including the loans and the issuer transaction documents that will generate the income for the issuer to make payments on the issuer notes. This summary does not contain all of the information that you should consider before investing in the issuer notes. You should read the entire prospectus carefully, especially the risks of investing in the issuer notes discussed under "RISK FACTORS".


OVERVIEW OF THE TRANSACTION

    The following is a brief overview of the transaction and is further illustrated by the "STRUCTURAL DIAGRAM OF THE SECURITISATION BY THE ISSUER" (the numbers in the diagram refer to the numbered paragraphs in this section).

       (1) On 26th July, 2000 and on several subsequent dates, the seller assigned the trust property to the mortgages trustee pursuant to a mortgage sale agreement and retained an interest for itself in the trust property, as further described in "ASSIGNMENT OF THE LOANS". On the closing date, the trust property will consist of the portfolio, which will include the loans, their related security, any accrued interest on the loans and other amounts derived from the loans and their related security. The loans will be residential mortgage loans originated by Abbey and secured over properties located in England, Wales and Scotland.

       (2) The mortgages trustee holds the trust property on trust for the benefit of the seller and Funding pursuant to a mortgages trust deed entered into on 25th July, 2000 (as subsequently amended). The seller and Funding each has a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property.

       (3) The mortgages trustee distributes interest payments on the loans and allocates losses in relation to the loans to the seller and Funding according to the share that each of them then has in the trust property, expressed as a percentage. These percentages may fluctuate as described in "THE MORTGAGES TRUST". The mortgages trustee distributes principal payments on the loans to the seller and Funding according to the shares that each of them has in the trust property and a series of rules as described in "THE MORTGAGES TRUST".

       (4) Funding will use the proceeds of an issuer intercompany loan on the closing date to pay the seller for an addition to Funding's existing share of the trust property, thereby increasing Funding's share of the trust property, resulting in a corresponding decrease in the seller's share of the trust property. If Funding has any excess income remaining after paying all other amounts due to the other parties to the transaction and to any other person, then it will also pay that extra income to the seller as an additional payment for Funding's increased share of the trust property.

       (5) Funding will use a portion of the amounts received from its share in the trust property to meet its obligations to pay interest and principal due to the issuer under the issuer intercompany loan. Funding's obligations to the issuer under the issuer intercompany loan will be secured under the Funding deed of charge by, among other things, Funding's share of the trust property.

       (6) The issuer's obligations to pay principal and interest on the issuer notes will be funded primarily from the payments of principal and interest received by it from Funding under the issuer intercompany loan. The issuer's primary asset will be its rights and interests under the issuer intercompany loan agreement. Neither the issuer nor the noteholders will have any direct interest in the trust property, although the issuer will have a shared security interest under the Funding deed of charge in Funding's share of the trust property.

       (7) The issuer will sell the issuer notes to investors and then lend the proceeds to Funding under the issuer intercompany loan.

       (8) These items and their function in the transaction structure are described later in this prospectus. They are included in the following diagram so that investors can refer back to see where they fit into the structure.


STRUCTURAL DIAGRAM OF THE SECURITISATION BY THE ISSUER














                               [GRAPHIC OMITTED]

DIAGRAM OF OWNERSHIP STRUCTURE








                               [GRAPHIC OMITTED]











    This diagram illustrates the ownership structure of the principal parties to the transaction, as follows:

       * Each of the mortgages trustee, Funding, the issuer, the previous issuers and the post-enforcement call option holder is a wholly owned subsidiary of Holmes Holdings Limited.

       * The entire issued share capital of Holdings is held on trust by a professional trust company, not affiliated with the seller, under the terms of a discretionary trust for the benefit of one or more charities. Any profits received by Holdings, after payment of the costs and expenses of Holdings, will be paid for the benefit of persons employed as nurses in the United Kingdom and for other charitable purposes selected at the discretion of the professional trust company. The payments on your issuer notes will not be affected by this arrangement.

       * Abbey has no ownership interest in any of the entities in the diagram. This should ensure, among other things, that the ownership structure and its impact on investors are not linked to the credit of Abbey, and that Abbey has no obligation to support the transaction financially, although Abbey may still have a connection with the transaction for other reasons (such as acting as servicer of the loans and as a beneficiary under the mortgages trust).

       * The previous issuers are Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC, Holmes Financing (No. 7) PLC and Holmes Financing (No. 8) PLC, all of which are wholly owned subsidiaries of Holdings. The previous issuers issued notes to investors and loaned the proceeds of those issues to Funding pursuant to separate intercompany loan agreements in separate transactions between 26th July, 2000 and 1st April, 2004. See "-- THE PREVIOUS ISSUERS AND NEW ISSUERS". The issuer notes offered pursuant to this prospectus rank equally or ahead of the previous notes (but subject to the scheduled redemption dates or permitted redemption dates of each series of class A previous notes), as further described under "-- THE PREVIOUS ISSUERS AND NEW ISSUERS". The issuer and the previous issuers will share in the security granted by Funding for its respective obligations to them under their respective intercompany loans.

       * Holdings may establish new issuers that issue new notes that may rank behind, equally or ahead of the issuer notes, depending on the ratings of the new notes as described under "-- THE PREVIOUS ISSUERS, NEW ISSUERS AND FUNDING 2". Any new issuer established after the closing date will be a wholly owned subsidiary of Holdings.

       * Holdings may establish a new entity ("FUNDING 2"), which may in the future issue new notes from time to time and (subject to the agreement of the seller and Funding) use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding. Funding 2 would be a wholly owned subsidiary of Holdings as described in "-- THE PREVIOUS ISSUERS, NEW ISSUERS AND FUNDING 2".

       * In certain circumstances (including when new issuers are established or Funding 2 becomes a beneficiary under the mortgages trust) the security trustee may or will be obliged to consent to modifications being made to some of the issuer transaction documents. Your consent will not be obtained in relation to those modifications.


SUMMARY OF THE ISSUER NOTES

    In addition to the notes offered by this prospectus, the issuer will also issue the series 3 class A1 issuer notes, the series 3 class A2 issuer notes and the series 4 class A issuer notes. These additional issuer notes will be secured over the same property as the notes offered by this prospectus. These additional issuer notes have not been and will not be registered in the United States and are not being offered by this prospectus. However, the term "ISSUER NOTES" when used in this prospectus includes all of the series 1 issuer notes, the series 2 issuer notes, the series 3 issuer notes and the series 4 issuer notes, some features of which are summarised in this section.

    Some series of issuer notes will be paid ahead of others, regardless of the ranking of the issuer notes, as described in "-- THE ISSUER NOTES -- PAYMENT AND RANKING OF THE ISSUER NOTES".


CLASSES OF ISSUER NOTES
                              ----------------------------------------------------------------------------------------------
                              SERIES 1                                        SERIES 2
                              CLASS A                                         CLASS A
                              ----------------------------------------------  ----------------------------------------------
Principal amount:             $[__]                                           $[__]

Credit enhancement:           The reserve funds                               The reserve funds

Interest rate:                One-month USD-                                  Three-month USD-
                              LIBOR + margin1                                 LIBOR + margin
Margin:                       [__]% p.a.                                      [__]% p.a.

Until interest payment date   [December 2006]                                 [October 2010]
falling in:

And thereafter:               N/A                                             [__]% p.a.

Scheduled redemption          December 2006                                   [October 2008]
date(s):

Interest accrual method:      Actual/360                                      Actual/360

Interest payment dates:       For the series 1 issuer notes, monthly in arrear starting with the interest payment date falling in January 2006 and then on the interest payment date falling  in each consecutive month. For the series 2 issuer notes, quarterly in arrear  on the interest payment dates falling in January, April, July and October of each year. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in [December 2006], interest and principal due and  payable on the series 1 issuer notes will be payable in arrear on  the interest payment dates falling in April, July, October and [December 2006] as applicable.

First interest payment date:  [17th January 2006]                             [18th April 2006]

Final maturity date:          [December 2006]                                 [July 2013]

Tax treatment:                Debt for United States federal income tax       Debt for United States federal income tax
                              purposes, subject to the considerations         purposes, subject to the considerations
                              contained in "UNITED STATES TAXATION"           contained in "UNITED STATES TAXATION"

ERISA eligible:               Yes, subject to the considerations in "ERISA    Yes, subject to the considerations in "ERISA
                              CONSIDERATIONS"                                 CONSIDERATIONS"

Listing:                      UK Listing Authority and London Stock Exchange  UK Listing Authority and London Stock Exchange

ISIN:                         [__]                                            [__]

Common code:                  [__]                                            [__]

CUSIP number:                 [__]                                            [__]

Expected ratings (S&P/
Moody's/Fitch):               A-1 +/P 1/F1 +                                  AAA/Aaa/AAA


1 Provided that where a trigger event occurs or the issuer security is enforced, the interest rate shall change to a quarterly rate based on three-month USD-LIBOR + margin.

                                         ------------------------------------------------------------------
                                         SERIES 3                          SERIES 3
                                         CLASS A1                          CLASS A2
                                         --------------------------------  --------------------------------

Principal amount:                        [e][__]                           [GBP][__]
Credit enhancement:                      The reserve funds                 The reserve funds

Interest rate:                           Three-month [EURIBOR] +           Three-month sterling-LIBOR +
                                         margin                            margin
Margin:                                  [__]% p.a.                        [__]% p.a.
Until interest payment date falling in:  [October 2010]                    [October 2010]
And thereafter:                          [__]% p.a.                        [__]% p.a.

Scheduled redemption date(s):            [January 2010/April 2010]         [January 2010/April 2010]
Interest accrual method:                 Actual/360                        Actual/365
Interest payment dates:                  For all the series 3 issuer notes and series 4 issuer notes, quarterly in arrear on the interest payment dates falling in January,
                                         April, July and October of each year.
First interest payment date:             18th April 2006                   18th April 2006

Final maturity date:                     [January 2021]                    [January 2021]
Tax treatment:                           N/A (These issuer notes are       N/A (These issuer notes are
                                         not being offered or sold in the  not being offered or sold in the
                                         United States)                    United States)
ERISA eligible:                          N/A (These issuer notes are       N/A (These issuer notes are
                                         not being offered or sold in the  not being offered or sold in the
                                         United States)                    United States)
Listing:                                 UK Listing Authority and          UK Listing Authority and
                                         London Stock Exchange             London Stock Exchange
ISIN:                                    [__]                              [__]
Common code:                             [__]                              [__]
CUSIP number:                            [__]                              [__]

Expected ratings (S&P/Moody's/Fitch):    AAA/Aaa/AAA                       AAA/Aaa/AAA

                                         --------------------------------
                                         SERIES 4
                                         CLASS A
                                         --------------------------------

Principal amount:                        [GBP][__]
Credit enhancement:                      The reserve funds
Interest rate:                           Three-month sterling-LIBOR +
                                         margin

Margin:                                  [__]% p.a.
Until interest payment date falling in:  [October 2010]
And thereafter:                          [__]% p.a.
Scheduled redemption date(s):            [July 2010]

Interest accrual method:                 [Actual/ 365]
Interest payment dates:                  For  all  the  series  3  issuer
                                         notes and series 4 issuer notes,
                                         quarterly in arrear on the interest
                                         payment dates falling in January, April,
                                         July and October of each year.
First interest payment date:             18th April 2006
Final maturity date:                     [January 2016]
Tax treatment:                           N/A (These issuer notes are
                                         not being offered or sold in the
                                         United States)
ERISA eligible:                          N/A (These issuer notes are
                                         not being offered or sold in the
                                         United States)
Listing:                                 UK Listing Authority and
                                         London Stock Exchange

ISIN:                                    [__]
Common code:                             [__]
CUSIP number:                            N/A
Expected ratings (S&P/Moody's/Fitch):    AAA/Aaa/AAA

THE ISSUER

    Holmes Financing (No. 9) PLC is a public limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone numbers are (44) 20 7756 6302/4/5.

    The issuer is a special purpose company. The purpose of the issuer is to issue the issuer notes which represent its asset-backed obligations and to lend an amount equal to the proceeds of the issuer notes to Funding. The issuer will not engage in any activities that are unrelated to these purposes.


FUNDING

    Holmes Funding Limited is a private limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone numbers are (44) 20 7756 6302/4/5.

    Funding is a special purpose company. Funding will borrow money from us pursuant to the terms of the issuer intercompany loan agreement. Funding currently owns a share of the trust property that it acquired in relation to the previous notes issued by the previous issuers. Funding will use the money borrowed from us to pay the seller for an increase in Funding's existing share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Together, Funding and the seller are beneficially entitled to all of the trust property. Funding 2 may also acquire a share of the trust property in the future.

THE MORTGAGES TRUSTEE

    Holmes Trustees Limited is a private limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone numbers are (44) 20 7756 6302/4/5.

    The mortgages trustee is a special purpose company. The purpose of the mortgages trustee is to hold the trust property. The mortgages trustee holds the trust property on trust for the seller and Funding and, if applicable, Funding 2, under the terms of the mortgages trust deed.

    THE SELLER, THE SERVICER, THE CASH MANAGER, THE ISSUER CASH MANAGER, THE ACCOUNT BANK AND THE ISSUER ACCOUNT BANKS

    The seller is a bank incorporated in England and Wales as a public limited company. It is regulated by the FSA. The seller's current rating for its long term senior debt is A+ by Standard & Poor's, Aa3 by Moody's and AA- by Fitch. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone numbers are (44) 20 7756 6302/4/5.

    The seller originated all of the loans in the portfolio according to the lending criteria applicable at the time of origination and has assigned those loans to the mortgages trustee under the mortgage sale agreement. The seller's current lending criteria are described later in this prospectus.

    Although the loans have been assigned to the mortgages trustee, the seller continues to perform administration and servicing functions in respect of the loans on behalf of the mortgages trustee [and the beneficiaries], including collecting payments under the loans and taking steps to recover arrears. The seller may not resign as servicer unless a successor servicer has been appointed. In addition, the servicer may be replaced by a successor servicer if it defaults in its obligations under the servicing agreement. The seller has delegated some of the administration and servicing functions in respect of the loans. See "THE SERVICER AND THE SERVICING AGREEMENT -- THE SERVICING AGREEMENT -- ACTUAL DELEGATION BY SERVICER TO EDS CREDIT SERVICES LIMITED".

    The seller has also been appointed as the cash manager for the mortgages trustee and Funding to manage their bank accounts, determine the amounts of and arrange payments of monies to be made by them and keep certain records on their behalf.

    The seller will also be appointed as the issuer cash manager to manage our bank accounts, determine the amounts of and arrange payments of monies to be made by us and keep certain records on our behalf.

    Additionally, the seller will be appointed as an issuer account bank (the "STERLING ACCOUNT BANK") to provide banking services to us, and has been appointed as the account bank to Funding and the mortgages trustee. The other issuer account bank (the "NON-STERLING ACCOUNT BANK") will be Citibank, N.A., London Branch.

    Citibank, N.A., London Branch, as an issuer account bank, acting through its London branch, is a national banking association organized under the National Bank Act of 1864. Its London branch is located at Citigroup Centre, Canada Square, London E14 5LB. Its telephone number is (44) 20 7500 5000.

    Although the seller has assigned the loans to the mortgages trustee, the seller continues to have an interest in the loans as holder of the legal title to the loans and as one of the beneficiaries of the mortgages trust under the mortgages trust deed.


THE ISSUER NOTES

CLASSES OF ISSUER NOTES

    In this prospectus, we are offering the following series 1 issuer notes and series 2 issuer notes:

       * the $[__] floating rate series 1 class A issuer notes due [December 2006]; and

       *     the $[__] floating rate series 2 class A issuer notes due [July
             2013];

    In addition, we are issuing the following issuer notes which are not being offered by this prospectus:

       * the [e][__] floating rate series 3 class A1 issuer notes due [January 2021];

       * the [GBP][__] floating rate series 3 class A2 issuer notes due [January 2021]; and

       * the [GBP][__] floating rate series 4 class A issuer notes due [January 2016].

    The series 3 issuer notes and the series 4 issuer notes are not being offered to the public in the United States by this prospectus. Instead, they will be offered to institutional investors outside the United States only, in transactions exempt from the registration requirements of the Securities Act.

RELATIONSHIP BETWEEN THE ISSUER NOTES AND THE ISSUER INTERCOMPANY LOAN

    On the closing date we will make an issuer intercompany loan to Funding from the proceeds of the issue of the issuer notes. The issuer intercompany loan will consist of separate issuer term advances. There will be a total of [five] issuer term advances -- an issuer series 1 term AAA advance, an issuer series 2 term AAA advance, an issuer series 3A1 term AAA advance, an issuer series 3A2 term AAA advance and an issuer series 4 term AAA advance. For more information on the issuer intercompany loan, see "-- THE ISSUER INTERCOMPANY LOAN".

    We will repay the issuer notes principally from payments made by Funding under the issuer term AAA advances and, for issuer notes denominated in US dollars, from payments made by the issuer dollar currency swap providers and for issuer notes denominated in euro, from payments made by the issuer euro currency swap provider. If Funding does not have enough money to pay interest amounts on the issuer intercompany loan due to liquidity problems, then it may use money from the Funding liquidity reserve fund. For more information on the Funding liquidity reserve fund, see "CREDIT STRUCTURE -- FUNDING LIQUIDITY RESERVE FUND". The ability of Funding to make payments on the issuer intercompany loan will depend to a large extent on (a) Funding receiving its share of collections on the trust property, which will in turn depend principally on the collections the mortgages trustee receives on the loans and the related security and (b) the allocation of monies between the previous intercompany loans, the issuer intercompany loan and any new intercompany loans. See "-- THE ISSUER INTERCOMPANY LOAN".

OPERATIVE DOCUMENTS CONCERNING THE ISSUER NOTES

    We will issue the issuer notes under the issuer trust deed. The issuer notes will also be subject to the issuer paying agent and agent bank agreement. The security for the issuer notes will be created under the issuer deed of charge between ourselves, the issuer security trustee and our other secured creditors. Operative legal provisions relating to the issuer notes will be included in the issuer trust deed, the issuer paying agent and agent bank agreement, the issuer deed of charge, the issuer cash management agreement and the issuer notes themselves, each of which will be governed by English law.

PAYMENT AND RANKING OF THE ISSUER NOTES

    Payments of interest and principal on the issuer notes will rank equally (but subject to the scheduled redemption dates or permitted redemption dates of each series of class A issuer notes). For more information on the priority of payments to you, see "CASHFLOWS" and see also "RISK FACTORS -- SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS".

    Unless an asset trigger event or a non-asset trigger event (each as described in "THE MORTGAGES TRUST") has occurred or the issuer security or the Funding security has been enforced (see "-- SECURITY GRANTED BY FUNDING AND THE ISSUER"):

       * the series 1 class A issuer notes will be redeemed in full on the interest payment date falling in [December 2006] (their final maturity date);

       * the series 2 class A issuer notes will be redeemed in full or in part on each interest payment date starting with the interest payment date falling in [October 2008] (as described in "-- SCHEDULED REDEMPTION");

       * the series 3 class A1 issuer notes will be redeemed in two equal payments starting with the interest payment date falling in [January 2010] (as described in "-- SCHEDULED REDEMPTION");

       * the series 3 class A2 issuer notes will be redeemed in two equal payments starting with the interest payment date falling in [January 2010]; and

       *     the series 4 class A issuer notes will be redeemed in [July 2010].

SCHEDULED REDEMPTION

    If not redeemed earlier, the issuer notes will be redeemed by us on the final maturity date of each issuer note. However, Funding will seek to accumulate funds relating to payment of principal on the issuer series 1 term AAA advance over four cash accumulation periods and will set aside the Holmes Financing (No. 9) PLC cash amounts of [GBP][__],[GBP][__], [GBP][__] and [GBP][__] at the end of each of the four cash accumulation periods (recorded by the cash manager in the cash accumulation sub-ledger) on the interest payment dates falling in April 2006, July 2006, October 2006 and [December 2006], respectively, in order to repay the issuer series 1 term AAA advance to us in full on the interest payment date falling in [December 2006] so that we can redeem the series 1 class A issuer notes in full on that interest payment date. Funding will also seek to accumulate funds relating to payment of principal on the issuer series 2 term AAA advance over its cash accumulation period in order to repay that issuer term advance to us in full on the interest payment date falling in [October 2008] so that we can redeem the series 2 class A issuer notes in full on that interest payment date, and will also seek to accumulate funds relating to payment of principal on the issuer series 4 term AAA advance over their cash accumulation periods in order to repay the relevant issuer term advances to us in full on the interest payment date falling in [July 2010] so that we can redeem the series 4 class A issuer notes in full on that interest payment date.

    A cash accumulation period is the period of time estimated to be the number of months prior to the relevant interest payment date necessary for Funding to accumulate enough payments of principal on the loans in order to (i) set aside the relevant Holmes Financing (No. 9) PLC cash amounts so as to be able to repay the issuer series 1 term AAA advance to us in full on the interest payment date falling in [December 2006] so that we will be able to redeem the series 1 class A issuer notes in full on that interest payment date (ii) repay the issuer series 2 term AAA advance to us in full on the interest payment date falling in [October 2008] so that we will be able to redeem the series 2 class A issuer notes in full on that interest payment date and (iii) repay the issuer series 4 term AAA advance to us in full on the interest payment falling in [July 2010] so that we can redeem the series 4 class A issuer notes in full on that interest payment date. The cash accumulation period will be determined according to a formula described under "THE MORTGAGES TRUST". To the extent that there are insufficient funds to set aside sufficient Holmes Financing (No.
9) PLC cash amounts in relation to the issuer series 1 term AAA advance on the relevant interest payment date, the shortfall shall be set aside on the subsequent interest payment date on which a Holmes Financing (No. 9) PLC cash amount is due to be set aside (in addition to the Holmes Financing (No. 9) PLC cash amounts due to be set aside on that interest payment date) to the extent of principal receipts available to Funding. To the extent there are insufficient funds to redeem the series 1 class A issuer notes on the interest payment date falling in [December 2006], this will result in an event of default under the series 1 class A notes. To the extent that there are insufficient funds to redeem the series 2 class A issuer notes on the interest payment date falling in [October 2008], the shortfall will be repaid on subsequent interest payment dates to the extent of issuer principal receipts available to the issuer, until the series 2 class A issuer notes are fully redeemed. To the extent that there are insufficient funds to redeem the series 4 class A issuer notes on the interest payment date falling in [July 2010], the shortfall will be repaid on subsequent interest payment dates to the extent of issuer principal receipts available to the issuer, until the series 4 class A issuer notes are fully redeemed.

    As set out in the schedule following this paragraph, we will seek to redeem the series 3 class A issuer notes, in [two equal] payments beginning on the interest payment date falling in January 2010. The transaction has been structured in the expectation that Funding will receive sufficient funds under the mortgages trust on each scheduled repayment date of each issuer series 3 term AAA advance, in order to repay that issuer term advance to us, so that we can redeem the series 3 class A issuer notes, on their scheduled redemption dates in two equal payments. Funding will seek to accumulate funds relating to principal payments on the issuer series 3 term AAA advances, over their respective scheduled amortisation period in order to repay those term advances in the specified principal amount on their respective scheduled repayment dates. The scheduled amortisation period is three months. If there are insufficient funds on the first relevant interest payment date to redeem the series 3 class A issuer notes, according to their redemption schedule, then the shortfall shall be redeemed on each subsequent interest payment date (in addition to the amount already scheduled for redemption on the series 3 class A issuer notes on that interest payment date) to the extent of principal receipts available to the issuer.

                                        SCHEDULED
CLASS OF ISSUER NOTES            REDEMPTION DATES     AMOUNT
------------------------------  -----------------  ---------

Series 3 class A1 issuer notes  [January 2010 and    [e][__]
                                      April 2010]
Series 3 class A2 issuer notes  [January 2010 and  [GBP][__]
                                      April 2010]

    NO ASSURANCE CAN BE GIVEN THAT FUNDING WILL ACCUMULATE SUFFICIENT FUNDS DURING THE CASH ACCUMULATION PERIODS OR, AS APPLICABLE, THE SCHEDULED AMORTISATION PERIODS RELATING TO THE ISSUER SERIES 1 TERM AAA ADVANCE, THE ISSUER SERIES 2 TERM AAA ADVANCE, THE ISSUER SERIES 3 TERM AAA ADVANCES OR THE ISSUER SERIES 4 TERM AAA ADVANCE TO ENABLE IT TO REPAY THE RELEVANT ISSUER TERM ADVANCE TO US SO THAT THE SERIES 1 CLASS A ISSUER NOTES, THE SERIES 2 CLASS A ISSUER NOTES OR THE SERIES 4 CLASS A ISSUER NOTES WILL BE REDEEMED IN THEIR ENTIRETY OR, IN THE CASE OF THE SERIES 3 CLASS A ISSUER NOTES, IN THE AMOUNTS SPECIFIED IN THE SCHEDULE ABOVE, ON THEIR RESPECTIVE SCHEDULED REDEMPTION DATES. SEE "RISK FACTORS -- THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" AND "RISK FACTORS -- OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES, THE SERIES 2 CLASS A ISSUER NOTES, THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS".

    For more information on the redemption of the issuer notes, including a description of asset trigger events and non-asset trigger events, see "THE MORTGAGES TRUST -- CASH MANAGEMENT OF TRUST PROPERTY -- PRINCIPAL RECEIPTS" and "CASHFLOWS".


OPTIONAL REDEMPTION OF THE ISSUER NOTES FOR TAX AND OTHER REASONS

    We may redeem (unless otherwise provided) all, but not a portion, of the issuer notes at our option if we give not more than 60 nor less than 30 days' notice to noteholders and the note trustee in accordance with the terms and conditions of the issuer notes and if (a) on the interest payment date on which such notice expires, no issuer note enforcement notice has been served in respect of the issuer notes, and (b) we have, prior to giving such notice, certified to the note trustee and produced evidence acceptable to the note trustee (as specified in the issuer trust deed) that we will have the necessary funds to pay principal and interest due in respect of the issuer notes on the relevant interest payment date.

    If we exercise this option, then we may redeem the issuer notes at their principal amount outstanding on the following dates:

       * on any interest payment date in the event of particular tax changes affecting us or the issuer notes or the issuer intercompany loan;

       * on any interest payment date in the event that it would be unlawful for us to make, fund or allow to remain outstanding an issuer term advance made by us under the issuer intercompany loan; or

       * in the case of all of the issuer notes (other than the series 1 class A issuer notes) on the interest payment date falling in [October 2010] and on any interest payment date thereafter.

    In addition, we may redeem in the same manner:

       * the series 1 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 1 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 1 issuer notes on the closing date;

       * the series 2 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 2 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 2 issuer notes on the closing date;

       * the series 3 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 3 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 3 issuer notes on the closing date; and

       * the series 4 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 4 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 4 issuer notes on the closing date.

    Any issuer notes that we redeem under these circumstances will be redeemed at their principal amount outstanding together with accrued but unpaid interest on that principal amount. If we exercise our option to redeem the notes as described in the preceding bulleted list, this will not cause the seller to repurchase any loans and their related security in the mortgages trust at that time.


WITHHOLDING TAX

    Payments of interest and principal with respect to the issuer notes will be subject to any applicable withholding taxes and we will not be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax is discussed under "UNITED KINGDOM TAXATION".


THE CLOSING DATE

    The issuer notes will be issued on or about [__] December 2005.


THE NOTE TRUSTEE

    The Bank of New York, London Branch, is the note trustee. Its address is One Canada Square, London E14 5AL. The note trustee will act as trustee for the noteholders under the issuer trust deed.


THE PAYING AGENTS, AGENT BANK, REGISTRAR AND TRANSFER AGENT

    JPMorgan Chase Bank, N.A., London Branch is the principal paying agent. Its address is Trinity Tower, 9 Thomas More Street, London E1W 1YT. JPMorgan Chase Bank, N.A., New York Branch is the US paying agent and its address is 450 West 33rd Street, New York, NY 10001-2697. The paying agents will make payments on the issuer notes to noteholders.

    JPMorgan Chase Bank, N.A., London Branch is the agent bank. Its address is Trinity Tower, 9 Thomas More Street, London E1W 1YT. The agent bank will calculate the interest rate on the issuer notes.

    J.P. Morgan Bank Luxembourg S.A. is the registrar and the transfer agent. Its address is 5 rue Plaetis, L-2338 Luxembourg, Grand Duchy of Luxembourg. The registrar will maintain a register in respect of the issuer notes.

THE LOANS

    The loans in the portfolio as at the closing date will comprise:

       * loans which are subject to variable rates of interest set by the seller from time to time;

       * loans which track a variable rate of interest other than a variable rate set by the seller (for example, a rate set at a margin above sterling LIBOR or above rates set by the Bank of England); and

       * loans which are subject to fixed rates of interest, including capped rate loans that are subject to the specified capped rate of interest, set by reference to a predetermined rate or series of rates for a fixed period or periods.

    Additional features of the loans in the current portfolio are described in "THE LOANS -- CHARACTERISTICS OF THE LOANS".

    In addition to the loans in the portfolio as at the closing date, the trust property may be supplemented by the seller assigning new loans to the mortgages trustee after the closing date.

    New loans assigned to the mortgages trustee will be required to comply with specified criteria (see "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- ASSIGNMENT OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE"). Any new loans assigned to the mortgages trustee will increase the total size of the trust property, and will increase the Funding share of the trust property to the extent only that Funding has paid for an increased share of the trust property. To the extent that Funding does not pay for an increased share, the seller share of the trust property will increase by a corresponding amount.

    All the loans in the portfolio as at the closing date are, and any new loans or drawings under flexible loans added to the trust property will be, secured by first legal charges over freehold or leasehold properties located in England or Wales or by first-ranking standard securities over heritable or long leasehold properties located in Scotland. Some flexible loans are secured by both a first and second legal charge or standard security in favour of the seller.

    The loans have been originated according to the seller's lending criteria for mortgage loans applicable at the time of origination. The seller's current lending criteria are described further in "THE LOANS -- ORIGINATION OF THE LOANS -- LENDING CRITERIA". The seller has given warranties to the mortgages trustee in the mortgage sale agreement that, among other things, the loans have been originated in accordance with the seller's policy in effect at the time of origination. If a loan or its related security does not materially comply with these warranties, then the seller will have 20 days in which to cure the default. If the default cannot be or is not cured within 20 days, then at Funding's and the security trustee's direction the mortgage trustee may require the seller to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. If the seller does not repurchase those loans and their related security, then the trust property will be deemed to be reduced by an amount equal to the amount outstanding under those loans. The size of the seller's share of the trust property will reduce by that amount but the size of Funding's share of the trust property will not alter, and the respective percentage shares of the seller and Funding in the trust property will alter accordingly.


ASSIGNMENT OF THE LOANS

    The seller assigned the portfolio to the mortgages trustee on 26th July, 2000 and on a number of subsequent dates, pursuant to the terms of the mortgage sale agreement. The seller may also assign further new loans and their related security to the mortgages trustee in order to increase or maintain the size of the trust property. The seller may increase the size of the trust property from time to time in relation to an issue of new notes by a new issuer, the proceeds of which are applied ultimately to fund the assignment of the new loans and their related security to the mortgages trustee, or to comply with its obligations under the mortgage sale agreement as described under "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- ASSIGNMENT OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE".

    The seller may, from time to time, change its lending criteria and any other terms applicable to the new loans or their related security assigned to the mortgages trustee after the closing date so that all new loans originated after the date of that change will be subject to the new lending criteria. Notwithstanding any change to the lending criteria or other terms applicable to new loans, those new loans and their related security may only be assigned to the mortgages trustee if those new loans comply with the warranties set out in the mortgage sale agreement.

    When new loans are assigned to the mortgages trustee, the amount of the trust property will increase. Depending on the circumstances, the increase in the trust property may result in an increase in either the seller's share of the trust property or Funding's share of the trust property. For a description of how adjustments are made to the seller's share and Funding's share of the trust property, see "THE MORTGAGES TRUST".

    Some fees payable by the mortgage borrowers, such as early repayment fees, will be given back to the seller and not included in the trust property. For more information on the mortgage sale agreement, see "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".


THE MORTGAGES TRUST

    The mortgages trustee holds the trust property for both Funding and the seller. Funding and the seller each has a joint and undivided beneficial interest in the trust property. However, payments of interest and principal arising from the loans in the trust property are allocated to Funding and the seller according to Funding's share of the trust property and the seller's share of the trust property, calculated periodically as described later in this section. As at the date of this prospectus, the beneficiaries of the trust are Funding and the seller only. At a later date, Funding 2 may become a beneficiary of the trust (subject to the agreement of the seller and Funding).

    On the closing date, the trust property will be made up of the loans in the portfolio as at that date and their related security and any income generated by the loans or their related security. The trust property also includes any money in the mortgages trustee guaranteed investment contract, or GIC, account and in any other bank account or bank accounts held by the mortgages trustee (as agreed by the mortgages trustee, Funding, the seller and the security trustee) from time to time, called the alternative accounts. The mortgages trustee GIC account is the bank account in which the mortgages trustee holds any cash that is part of the trust property until it is distributed to the beneficiaries. The alternative accounts are accounts into which payments by some borrowers are paid initially. Amounts on deposit in the alternative accounts are swept into the mortgages trustee GIC account on a regular basis but in any event no later than the next London business day after they are deposited in the relevant alternative account.

    In addition, drawings under flexible loans, and any new loans and their related security that the seller assigns to the mortgages trustee after the closing date, will be part of the trust property, unless they are repurchased by the seller. The seller will be solely responsible for funding drawings under flexible loans. The composition of the trust property will fluctuate as drawings under flexible loans and new loans are added and as the loans that are already part of the trust property are repaid or mature or default or are repurchased by the seller.

    The aggregate outstanding principal balance of the loans in the trust property on the closing date will be approximately [GBP][30,000,000,000].

    Funding's share of the trust property will be recalculated on the closing date in accordance with the formula described in "THE MORTGAGES TRUST -- FUNDING SHARE OF TRUST PROPERTY" and "THE MORTGAGES TRUST -- SELLER SHARE OF TRUST PROPERTY". Funding's share of the trust property on the previous distribution date ([18 November], 2005) was [GBP][10,915,829,913] and Funding will be acquiring a further interest in the trust property on the closing date in an amount equal to [GBP][__]. Funding's share of the trust property will be adjusted on the closing date to take account of principal receipts on the loans then due and payable to it and its share of any losses that have been incurred on the loans.

    The seller's share of trust property on the closing date will be an amount equal to the aggregate outstanding principal balance of the loans in the trust property less Funding's share of the trust property.

    The actual amounts of Funding's share and the seller's share of the trust property as at the closing date will not be determined until the day before the closing date which will be after the date of this prospectus.

    Income from the trust property is distributed at least monthly to Funding and the seller on each distribution date. A distribution date is the eighth day of each month after the closing date (or if not a London business day, the next succeeding London business day) and any other day during a month that Funding acquires a further interest in the trust property. On each of these distribution dates, Funding's share and the seller's share of the trust property, and the percentage of the total to which each relates, are recalculated to take into account:

       * principal payments on the loans distributed to Funding and/or the seller since the last distribution date (in general, a principal payment made to a party reduces that party's share of the trust property);

       * any drawings under flexible loans since the last distribution date (these will be funded by the seller and, in general, the seller's share of the trust property will increase accordingly);

       * any increase in Funding's share of the trust property acquired since the last distribution date and any corresponding decrease in the seller's share (which happens when Funding receives additional funds under a new intercompany loan from a new issuer and which, in general, increases Funding's share of the trust property);

       * the assignment of any new loans to the mortgages trustee which increases the total size of the trust property (and the Funding share and/or seller share of the trust property will increase depending on whether Funding has provided consideration for all or a portion of that assignment);

       * any decrease in the interest charging balance of a flexible loan due to a borrower making overpayments (which reduces the outstanding balance of the relevant flexible loan at that time) (see "THE MORTGAGES TRUST -- FLUCTUATION OF THE SELLER'S SHARE/ FUNDING'S SHARE OF THE TRUST PROPERTY"); and

       * any increase in the interest charging balance of a flexible loan due to a borrower taking a payment holiday or making an underpayment (which increases the share of Funding and the seller in the trust property unless the seller has made a payment to Funding to increase its share of the trust property (see "THE MORTGAGES TRUST -- ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY").

    On each distribution date, income (but not principal) from the trust property is distributed to Funding and losses on the loans are allocated to Funding, in each case in proportion to Funding's percentage of the trust property calculated on the previous distribution date. Similarly, income (but not principal) from the trust property is distributed and losses on the loans are allocated to the seller in accordance with the seller's percentage of the trust property calculated on the previous distribution date.

    Whether the mortgages trustee distributes principal received on the loans to Funding depends on a number of factors. In general, Funding receives payment of principal in, inter alia, the following circumstances:

       * when Funding is accumulating principal during a cash accumulation period to (i) set aside the Holmes Financing (No. 9) PLC cash amounts in order to repay the issuer series 1 term AAA advance in full on the interest payment date falling in [December 2006] so that we can redeem in full the series 1 class A issuer notes on that interest payment date, (ii) repay the issuer series 2 term AAA advance in full on the interest payment date falling in [October 2008] so that we can redeem in full the series 2 class A issuer notes on that interest payment date and (iii) repay the issuer series 4 term AAA advance to us in full on the interest payment falling in [July 2010] so that we can redeem the series 4 class A issuer notes in full on that interest payment date;

       * when Funding is scheduled to make repayments on an issuer term advance (other than the issuer series 1 term AAA advance, the issuer series 2 term AAA advance and the issuer series 4 term AAA advance) or to accumulate funds in order to amortise the issuer series 3 term AAA advances, (in which case principal receipts on the loans in general will be paid to Funding during the scheduled amortisation period based on the amounts required by Funding to pay the amounts that will fall due and payable in respect of the issuer series 3 term AAA advances, on the next following interest payment date) (see "THE MORTGAGES TRUST -- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT");

       * when Funding is required to pay any amounts which will fall due and payable in respect of any other issuer term advances;

       * when, in relation to previous term advances and any new term advances, Funding is either accumulating principal during a cash accumulation period or a scheduled amortisation period or is scheduled to make principal repayments (in which case principal receipts will be paid to Funding based on the nature of those previous term advances and/or new term advances and the terms of the mortgages trust deed);

       * when a non-asset trigger event has occurred and an asset trigger event has not occurred (in which case principal receipts on the loans will be allocated and paid to Funding first); or

       * when an asset trigger event has occurred or the security granted by Funding to the security trustee has been enforced (in which case principal receipts on the loans will be paid to Funding in proportion to its share of the trust property).

    For more information on the mortgages trust, the cash accumulation period, the scheduled amortisation period and the distribution of principal receipts on the loans, including a description of when a non-asset trigger event or an asset trigger event will occur, see "THE MORTGAGES TRUST".


THE ISSUER INTERCOMPANY LOAN

    On the closing date, we will lend an amount in sterling equal to the proceeds of the issue of the issuer notes to Funding. Funding will pay the proceeds of this issuer intercompany loan to the seller as consideration for an increase in Funding's existing share of the trust property (resulting in a corresponding decrease in the seller's existing share of the trust property).

    As described in "-- THE ISSUER NOTES -- RELATIONSHIP BETWEEN THE ISSUER NOTES AND THE ISSUER INTERCOMPANY LOAN", the issuer intercompany loan will be split into separate term advances to match the underlying series of issuer notes and each issuer term AAA advance will match the corresponding issue of class A issuer notes of each series. Together these advances are referred to in this prospectus as the issuer term advances.

    The issuer term AAA advances reflect the rating expected to be assigned to the class A issuer notes by the rating agencies (being, in the case of the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch). The issuer series 1 term AAA advance will have the same rating as the issuer series 2 term AAA advance, the issuer series 3 term AAA advances and the issuer series 4 term AAA advance despite the series 1 class A issuer notes having a short term rating.

    Funding will repay the issuer intercompany loan from payments received from Funding's share of the trust property. We will make payments of interest and principal on the issuer notes primarily from payments of interest and principal made by Funding under the issuer intercompany loan. As further described in "THE MORTGAGES TRUST", under the terms of the issuer intercompany loan agreement, prior to the occurrence of a trigger event or enforcement of the security granted by Funding, Funding is required to:

       * repay the issuer series 1 term AAA advance in full on the interest payment date falling in [December 2006];

       * repay the issuer series 2 term AAA advance in full on the interest payment date falling in [October 2008] but to the extent there are insufficient funds to repay the issuer series 2 term AAA advance on that interest payment date, the shortfall shall be repaid on the subsequent interest payment dates to the extent of principal receipts available to Funding for that purpose, until the issuer series 2 term AAA advance has been fully repaid;

       * repay the issuer series 3 term AAA advances in an amount equal to the scheduled amortisation amount due on each of the interest payment dates falling in, [January 2010] and [April 2010], but to the extent that there are insufficient funds to repay a scheduled amortisation amount according to the repayment schedule on the relevant interest payment date, the shortfall shall be repaid on subsequent interest payment dates to the extent of principal receipts available to Funding for that purpose, until the issuer series 3 term AAA advances have been fully repaid; and

       * repay the issuer series 4 term AAA advance in full on the interest payment date falling in [July 2010] but to the extent there are insufficient funds to repay the issuer series 4 term AAA advance on that interest payment date, the shortfall shall be repaid on the subsequent interest payment dates to the extent of principal receipts available to Funding for that purpose, until the issuer series 4 term AAA advance has been fully repaid.

    The repayment schedule for the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advances and the issuer series 4 term AAA advance is as follows:

                                            SCHEDULED
ISSUER TERM ADVANCE                   REPAYMENT DATES     AMOUNT
----------------------------------  -----------------  ---------

issuer series 1 term AAA advance..   [December 2006]   [GBP][__]
issuer series 2 term AAA advance..     [October 2008]  [GBP][__]
issuer series 3A1 term AAA advance  [January 2010 and  [GBP][__]
                                          April 2010]
issuer series 3A2 term AAA advance  [January 2010 and  [GBP][__]
                                          April 2010]
Issuer series 4 term AAA advance..        [July 2010]  [GBP][__]

    If, during the cash accumulation period for each of the Holmes Financing (No. 9) PLC cash amounts to be set aside in respect of (i) the issuer series 1 term AAA advance, (ii) the issuer series 2 term AAA advance and (iii) the issuer series 4 term AAA advance, Funding is in a cash accumulation period for a previous bullet term advance under a previous intercompany loan agreement or for a new bullet term advance under a new intercompany loan agreement, then Funding will continue to set aside Holmes Financing (No. 9) PLC cash amounts in respect of the issuer series 1 term AAA advance and accumulate amounts for the issuer series 2 term AAA advance and make principal repayments in respect of the issuer series 3 term AAA advances and the issuer series 4 term AAA advance due and payable under the issuer intercompany loan based on the amount of principal receipts paid by the mortgages trustee to Funding on each distribution date and the share of those which is allocable to the issuer intercompany loan (see "CASHFLOWS -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS"). This means that payments on the issuer term AAA advances under the issuer intercompany loan should not be affected by the cash accumulation period under the previous intercompany loans or under a new intercompany loan.

    During the cash accumulation period for each of the Holmes Financing (No. 9) PLC cash amounts to be set aside in respect of (i) the issuer series 1 term AAA advance, (ii) the issuer series 2 term AAA advance and (iii) the issuer series
4 term AAA advance, Funding will continue to make principal repayments on the term advances made under the previous intercompany loans and/or any new intercompany loans if those term advances are then due and payable.

    When principal amounts are due and payable on the issuer series 1 term AAA advance, the issuer series 2 term AAA advance and the issuer series 4 term AAA advance and principal amounts are also due and payable on any of the previous term AA advances, the previous term A advances or the previous term BBB advances, then Funding will continue to make principal repayments on those previous term AA advances, previous term A advances or previous term BBB advances, based on the amount of principal receipts paid by the mortgages trustee to Funding on each distribution date and the portion thereof which is allocable to the previous intercompany loans. The same rule will apply analogously in respect of any new term AAA advance which is not a new bullet term advance (see "CASHFLOWS -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS").

    Whether Funding will have sufficient funds to repay the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advances and the issuer series 4 term AAA advance on the dates described in this section will depend on a number of factors (see "RISK FACTORS -- THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" and "OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES, THE SERIES 2 CLASS A ISSUER NOTES, THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS").

    The circumstances under which we can take action against Funding if it does not make a repayment under the issuer intercompany loan are limited. In particular, it will not be an event of default in respect of the issuer intercompany loan if Funding does not repay amounts due in respect of the issuer intercompany loan where Funding does not have the money to make the relevant repayment. For more information on the issuer intercompany loan, see "THE ISSUER INTERCOMPANY LOAN AGREEMENT".


THE SECURITY TRUSTEE

    JPMorgan Chase Bank, N.A., London Branch, is the security trustee. Its address is Trinity Tower, 9 Thomas More Street, London E1W 1YT.


THE ISSUER SECURITY TRUSTEE

    The Bank of New York, London Branch, is the issuer security trustee. Its address is One Canada Square, London E14 5AL.


SECURITY GRANTED BY FUNDING AND THE ISSUER

    To secure its obligations to us under the issuer intercompany loan and to its other secured creditors, Funding entered into a deed of charge on 26th July, 2000. On 29th November, 2000, Funding entered into a first deed of accession to the Funding deed of charge with Holmes Financing (No. 2) PLC and the other parties who entered into the original deed of charge on 26th July, 2000. On 23rd May, 2001, Funding entered into a second deed of accession with Holmes Financing (No. 3) PLC and the other parties who entered into the first deed of accession on 29th November, 2000. On 5th July, 2001, Funding entered into a third deed of accession with Holmes Financing (No. 4) PLC and the other parties who entered into the second deed of accession on 23rd May, 2001. On 8th November, 2001, Funding entered into a fourth deed of accession with Holmes Financing (No. 5) PLC and the other parties who entered into the third deed of accession on 5th July, 2001. On 7th November, 2002, Funding entered into an amended and restated Funding deed of charge with Holmes Financing (No. 6) PLC and the other parties who entered into the previous deeds of accession. On 26th March, 2003, Funding entered into a first deed of accession to the amended and restated Funding deed of charge with Holmes Financing (No. 7) PLC and the other parties who entered into the amended and restated Funding deed of charge. On 1st April, 2004, Funding entered into a second deed of accession to the amended and restated Funding deed of charge with Holmes Financing (No. 8) PLC and the other parties who entered into the first deed of accession to the amended and restated Funding deed of charge on 26th March, 2003. On the closing date, Funding will enter into a third deed of accession with us and the parties who entered into the second deed of accession to the amended and restated Funding deed of charge. Together, the amended and restated Funding deed of charge and the first, second and third deeds of accession to the amended and restated Funding deed of charge are referred to as the Funding deed of charge. Pursuant to the Funding deed of charge, Funding grants security over all of its assets in favour of the security trustee. Besides ourselves, Funding's secured creditors on the closing date are the previous issuers (in relation to the previous intercompany loans), the Funding swap provider, the cash manager, the account bank, the corporate services provider, the security trustee, the start- up loan provider and the seller. On the closing date, the security trustee will hold that security for the benefit of the secured creditors of Funding, including us. This means that Funding's obligations to us under the issuer intercompany loan and to the other secured creditors will be secured over the same assets. Except in very limited circumstances, only the security trustee is entitled to enforce the security granted by Funding. For more information on the security granted by Funding, see "SECURITY FOR FUNDING'S OBLIGATIONS". For details of post-enforcement priority of payments, see "CASHFLOWS".

    To secure our obligations to the noteholders and to our other secured creditors, we will grant security over all of our assets in favour of the issuer security trustee. Our secured creditors are the issuer security trustee, the note trustee, the noteholders, the agent bank, the issuer cash manager, the issuer account banks, the paying agents, the issuer dollar currency swap providers, the issuer euro currency swap provider and the corporate services provider. The issuer security trustee will hold that security for the benefit of our secured creditors, including the noteholders. This means that our obligations to our other secured creditors will be secured over the same assets that secure our obligations under the issuer notes. Except in very limited circumstances, only the issuer security trustee will be entitled to enforce the security granted by us. For more information on the security granted by us, see "SECURITY FOR THE ISSUER'S OBLIGATIONS". For details of post- enforcement priority of payments, see "CASHFLOWS".


SWAP PROVIDERS

    The Funding swap provider is Abbey Financial Markets. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The issuer dollar currency swap provider for the series 1 issuer notes is [__] and its office is at [__] and for the series 2 issuer notes is [__] and its office is at [__]. The issuer euro currency swap provider for the series 3 Class A1 issuer notes is [__] and its office is at [__].

    The Funding swap provider has entered into the Funding swap agreement with Funding, which is a master agreement (including a schedule and a confirmation) under which the Funding swap has been documented. The issuer dollar currency swap providers will enter into the issuer dollar currency swap agreements, which are master agreements (each including a schedule and a confirmation) with us. The issuer euro currency swap provider will enter into the issuer euro currency swap agreement, which is a master agreement (including a schedule and a confirmation) with us.


SWAP AGREEMENTS

    Borrowers make payments under the loans in pounds sterling. Some of the loans carry variable rates of interest, some of the loans pay interest at a fixed or capped rate or rates of interest and some of the loans pay interest which tracks an interest rate other than the variable rate set by Abbey or the mortgages trustee (for example the interest rate may be set at a margin above sterling LIBOR or above rates set by the Bank of England). These interest rates do not necessarily match the floating rate of interest payable on the issuer intercompany loan and, accordingly, Funding has entered into the Funding swap agreement with the Funding swap provider.

    Under the Funding swap agreement, Funding makes quarterly payments to the Funding swap provider based on the weighted average of the average variable rate from several UK mortgage lenders and the different rates of interest payable on the tracker rate loans and fixed rate loans (including capped rate loans that are subject to the specified capped rate of interest) and the Funding swap provider makes quarterly payments to Funding based on the floating rates of interest payable on the relevant term advances under the intercompany loans outstanding at that time.

    In relation to the issuer term advances the issuer intercompany loans will pay quarterly interest at a floating rate of interest in sterling calculated by reference to the London inter-bank offer rate for three-month sterling deposits (also called sterling LIBOR) on the relevant interest determination date, plus a margin for each issuer term advance.

Payments made by the mortgages trustee to Funding under the mortgages trust deed, payments made by Funding to us under the issuer intercompany loan and any drawings under the Funding liquidity reserve fund will be made in pounds sterling. To enable us to make payments on the interest payment dates in respect of each of the series 1 issuer notes and the series 2 issuer notes (the "DOLLAR ISSUER NOTES") in US dollars, we will enter into the issuer dollar currency swap agreements with the issuer dollar currency swap providers. Under the issuer dollar currency swaps, we will pay to the issuer dollar currency swap providers the sterling amounts received on the issuer series 1 term AAA advance and the issuer series 2 term AAA advance, and the issuer dollar currency swap providers will pay to us amounts in US dollars that are equal to the amounts to be paid on the series 1 issuer notes and the series 2 issuer notes.

    To enable us to make payments on the series 3 class A1 issuer notes (the "EURO ISSUER NOTES") in euro, we will enter into the issuer euro currency swap agreement with the issuer euro currency swap provider. Under the issuer euro currency swap, we will pay to the issuer euro currency swap provider the sterling amounts received on the issuer series 3A1 term AAA advance and the issuer euro currency swap provider will pay to us amounts in euro that are equal to the amounts to be paid on the euro issuer notes.

    The terms of the swaps are described in greater detail below in "THE SWAP AGREEMENTS".


RATING OF THE ISSUER NOTES

    The series 1 class A issuer notes are expected to be assigned an A-1+ rating by Standard & Poor's, a P-1 rating by Moody's and a F1+ rating by Fitch. The series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes are expected to be assigned an AAA rating by Standard & Poor's, an Aaa rating by Moody's and an AAA rating by Fitch.

    A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgment, circumstances in the future so warrant.

    Together Standard & Poor's, Moody's and Fitch comprise the rating agencies, which is to be understood to include any further or replacement rating agency appointed by us with the approval of the note trustee to give a credit rating to the issuer notes or any class of the issuer notes.


LISTING

    Application has been made to the UK Listing Authority for each class of the issuer notes to be admitted to the official list of the UK Listing Authority. Application will also be made to the London Stock Exchange for each class of the issuer notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market.


THE PREVIOUS ISSUERS, NEW ISSUERS AND FUNDING 2

    The previous issuers, each of which is a wholly owned subsidiary of Holdings, issued the previous notes and from those issue proceeds made the previous intercompany loans to Funding as follows:

       *     Holmes Financing (No. 1) PLC, on 26th July, 2000;

       *     Holmes Financing (No. 2) PLC, on 29th November, 2000;

       *     Holmes Financing (No. 3) PLC, on 23rd May, 2001;

       *     Holmes Financing (No. 4) PLC, on 5th July, 2001;

       *     Holmes Financing (No. 5) PLC, on 8th November, 2001;

       *     Holmes Financing (No. 6) PLC, on 7th November, 2002;

       *     Holmes Financing (No. 7) PLC, on 26th March, 2003; and

       *     Holmes Financing (No. 8) PLC, on 1st April, 2004.


    Funding's obligations under these previous intercompany loans are secured by the same security that secures the issuer intercompany loan. In addition, it is expected that in the future, subject to satisfaction of certain conditions, Holdings may establish additional wholly owned subsidiary companies to issue new notes to investors. One of these conditions is that the ratings of your issuer notes will not be adversely affected at the time a new issuer issues new notes. Any new issuers will loan the proceeds of any issue of new notes to Funding pursuant to the terms of a new intercompany loan agreement. Funding will use the proceeds of a new intercompany loan to do one or more of the following:

       * pay the seller for new loans and their related security to be assigned to the mortgages trustee, which will result in an increase in Funding's share of the trust property;

       * pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property);

       * refinance an intercompany loan or intercompany loans outstanding at that time, which will not result in a change in the size of Funding's share of the trust property. In these circumstances, Funding will use the proceeds of the new intercompany loan to repay an intercompany loan outstanding at that time, which the relevant issuer will, provided that the terms of the relevant notes then permit such optional redemption, use to repay the relevant noteholders. If our issuer intercompany loan to Funding is refinanced in these circumstances, you could be repaid early; and/ or

       *     make a deposit in one or more of the reserve funds.

    Regardless of which of these uses of proceeds is selected, the previous notes, your issuer notes and any new notes will all be secured ultimately over Funding's share of the trust property and will be subject to the ranking described in the following paragraphs.

    Funding will apply amounts it receives from the trust property to pay amounts it owes under the previous term advances, the issuer term advances and new term advances without distinguishing when the share in the trust property was acquired or when the relevant term advance was made. Funding's obligations to pay interest and principal to us on the issuer term advances and to the previous issuers or new issuers on their respective previous term advances or new term advances will rank either equal with, ahead of or after each other, primarily depending on the relative designated rating of each previous term advance, issuer term advance and new term advance. The rating of a previous term advance, issuer term advance or new term advance will be the rating assigned by the rating agencies to the previous notes, the issuer notes or the new notes, which are used to fund the relevant term advance, on their date of issue. Funding will pay interest and (subject to their respective scheduled repayment dates and the rules for application of principal receipts described in "CASHFLOWS -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS") principal first on the previous term advances, the issuer term advances and the new term advances with the highest rating, and thereafter on the previous term advances, the issuer term advances and the new term advances with the next highest rating, and so on down to the previous term advances, the issuer term advances and the new term advances with the lowest rating. Accordingly, any term advance in relation to previous notes or new notes that have an AAA rating will rank equally with Funding's payments of interest and (subject to their respective scheduled repayment dates and the rules referred to in this paragraph) principal on the issuer term AAA advances.

    It should be noted, however, that although a previous term advance, issuer term advance and any new term advance may rank equally, principal payments may be made earlier on the previous term advances, new term advances or the issuer term advances, as the case may be, depending on their scheduled repayment and final repayment dates. Further, as described in "CASHFLOWS -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS", in some circumstances, Funding will continue to make payments on term advances due and payable under each of the issuer intercompany loan and the previous intercompany loans, irrespective of term advance rating. More specifically, if amounts are due and payable on any of the pass-through term advances made under the previous intercompany loans which have a term advance rating of AA, A or BBB, and at the same time amounts are due and payable on the pass-through term advance made under the issuer intercompany loan which has a term advance rating of AAA, then Funding will allocate principal receipts available to it to each of the previous issuers and the issuer based on the outstanding principal balance of each of their respective intercompany loans.

    You should also note that during a cash accumulation period to set aside any Holmes Financing (No. 9) PLC cash amounts in respect of the issuer series 1 term AAA advance and for any bullet term advance under an intercompany loan
(for example, the issuer intercompany loan), Funding will continue to make principal repayments in respect of amounts due and payable in respect of pass-through term advances and scheduled amortisation term advances under other intercompany loans (for example, one of the previous intercompany loans), based on the outstanding principal balance of each of those intercompany loans.

    If Funding enters into a new intercompany loan agreement, the terms of the Funding swap agreement provide that the notional amount of the Funding swap will be increased in order to address the potential mismatch between variable, tracker and fixed rates of interest paid by borrowers on the loans and the floating rate of interest paid by Funding on the intercompany loans outstanding at that time (including the new intercompany loan), as described further in "THE SWAP AGREEMENTS". The various margins on the fixed, floating and tracker elements of the Funding swap will vary depending on the nature of the loans constituting the trust property from time to time.

    As Funding enters into new intercompany loan agreements, it may, if required, simultaneously enter into new start-up loan agreements with a new start-up loan provider which will provide for the costs and expenses of the issue of the new notes and, if required by the rating agencies, for extra amounts to be credited to one or more of the reserve funds. However no start-up loan is required in relation to the issuer notes as the costs and expenses associated with the issue of the issuer notes will be met from amounts in the Funding reserve fund.

    Pursuant to its obligations under the Listing Rules of the UK Listing Authority, if a new issuer is established to issue new notes, then the issuer will notify or procure that notice is given of that new issue.

    Holdings may establish a new entity, Funding 2, which may, in the future, issue new notes from time to time and (subject to the agreement of the seller and Funding) use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding. Funding 2 would be a wholly owned subsidiary of Holdings and would be organised as a special purpose company in compliance with Standard & Poor's bankruptcy remoteness criteria and further to notification to Standard & Poor's. In that event, Funding 2 would become a beneficiary of the mortgages trust subject to the satisfaction of certain conditions (see "RISK FACTORS -- HOLDINGS MAY ESTABLISH ANOTHER COMPANY, FUNDING 2, WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST").


UNITED KINGDOM TAX STATUS

    Subject to important qualifications and conditions set out under "UNITED KINGDOM TAXATION", including as to final documentation and assumptions, Slaughter and May, our UK tax advisers, are of the opinion that:

       * no UK withholding tax will be required on interest payments to any holder of the issuer notes provided that the issuer notes are, and remain at all times, listed on a recognised stock exchange, which includes the London Stock Exchange;

       * US persons who are not and have never been either resident or ordinarily resident in the UK for UK tax purposes and who are not carrying on a trade, profession or vocation in the UK through a branch or agency in the UK in connection with which the payments are received or to which the issuer notes are attributable (or, in the case of a US person who is a company, provided that company does not carry on a trade in the UK through a permanent establishment in connection with which the payments on the issuer notes are received or to which the issuer notes are attributable) will not be subject to UK taxation by direct assessment in respect of payment of principal and interest on the issuer notes;

       * no UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the global issuer notes or on the issue or transfer of an issuer note in definitive form;

       * Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. Examples of non-deductible expenses and losses include general provisions for bad debts. In respect of Funding, the seller has confirmed to Slaughter and May that the profit in the profit and loss account will not exceed 0.01 per cent. of the Funding available revenue receipts. In respect of the issuer, the seller has confirmed to Slaughter and May that the profit in the profit and loss account will not exceed
             0.02 per cent. of the interest on the issuer term advances under the issuer intercompany loan. We refer you to the risk factor "TAX PAYABLE BY FUNDING OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES"; and

       * the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements apart from a liability to UK corporation tax on amounts, such as trustee fees and expenses, which are paid to the mortgages trustee for its own benefit. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.


UNITED STATES TAX STATUS

    In the opinion of Cleary Gottlieb Steen & Hamilton LLP, our US tax advisers, the series 1 issuer notes and the series 2 issuer notes will be treated as debt for US federal income tax purposes. We intend to treat these classes of issuer notes as debt of the issuer. The US Internal Revenue Service could seek to recharacterise these classes of issuer notes as an ownership interest in the related debt of Funding. In that case, a US holder of a class of issuer notes generally would be treated as holding Funding debt and a currency swap, which may be integrated as a synthetic debt instrument having the characteristics of the applicable class of issuer notes and substantially the same tax treatment as if the class of issuer notes were characterised as debt of the issuer. See "UNITED STATES TAXATION -- US ISSUER NOTES AS DEBT OF FUNDING".

    Our US tax advisers have also provided their opinion that, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding and the issuer will not be subject to US federal income tax.


ELIGIBILITY OF NOTES FOR PURCHASE BY MONEY MARKET FUNDS

    The series 1 class A issuer notes will be "Eligible Securities" within the meaning of Rule 2a-7 under the Investment Company Act.


ERISA CONSIDERATIONS FOR INVESTORS

    The series 1 issuer notes and the series 2 issuer notes are eligible for purchase by employee benefit and other plans subject to section 406 of the US Employee Retirement Income Security Act of 1974, as amended ("ERISA") or section 4975 of the US Internal Revenue Code of 1986, as amended (the "CODE") and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to section 406 of ERISA or section 4975 of the Code, subject to consideration of the issues described herein under "ERISA CONSIDERATIONS". Each purchaser of any such issuer notes (and all subsequent transferees thereof) will be deemed to have represented and warranted that its purchase, holding and disposition of such issuer notes will not result in a non-exempt prohibited transaction under ERISA or the Code (or in the case of any governmental plan, any substantially similar state, local or other federal law of the United States). In addition, any fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or similar provisions of state, local or other federal laws of the United States should consult with their counsel to determine whether an investment in the issuer notes satisfies the prudence, investment diversification and other applicable requirements of those provisions.

FEES

    The following table sets out the on-going fees to be paid by the issuer, the previous issuers, Funding and the mortgages trustee to transaction parties.

                                                                 PRIORITY IN
TYPE OF FEE                            AMOUNT OF FEE             CASHFLOW                   FREQUENCY
-------------------------------------  -----------------------   ------------------------   -------------------
Servicing fee                          0.12 per cent. per        Ahead of all revenue       Each distribution
                                       year of Funding's         amounts payable to         date
                                       share of trust            Funding by the
                                       property                  mortgages trustee

Funding cash management fee            [GBP]117,500 each year    Ahead of all senior        Each interest
                                                                 issuer term                payment date
                                                                 advances

Holmes Financing (No. 1) PLC cash      Estimated [GBP]170,000    Ahead of all senior        Each interest
management fee and corporate expenses  each year                 outstanding previous       payment date
                                                                 notes of Holmes
                                                                 Financing (No. 1)
                                                                 PLC

Holmes Financing (No. 2) PLC cash      Estimated [GBP]170,000    Ahead of all senior        Each interest
management fee and corporate expenses  each year                 outstanding previous       payment date
                                                                 notes of Holmes
                                                                 Financing (No. 2)
                                                                 PLC

Holmes Financing (No. 3) PLC cash      Estimated [GBP]170,000    Ahead of all senior        Each interest
management fee and corporate expenses  each year                 outstanding previous       payment date
                                                                 notes of Holmes
                                                                 Financing (No. 3)
                                                                 PLC

Holmes Financing (No. 4) PLC cash      Estimated [GBP]170,000    Ahead of all senior        Each interest
management fee and corporate expenses  each year                 outstanding previous       payment date
                                                                 Financing (No. 4)
                                                                 PLC

Holmes Financing (No. 5) PLC cash      Estimated [GBP]170,000    Ahead of all senior        Each interest
management fee and corporate expenses  each year                 outstanding previous       payment date
                                                                 notes of Holmes
                                                                 Financing (No. 5)
                                                                 PLC

Holmes Financing (No. 6) PLC cash      Estimated [GBP]170,000    Ahead of all senior        Each interest
management fee and corporate expenses  each year                 outstanding previous       payment date
                                                                 notes of Holmes
                                                                 Financing (No. 6)
                                                                 PLC

Holmes Financing (No. 7) PLC cash      Estimated [GBP]170,000    Ahead of all senior        Each interest
management fee and corporate expenses  each year                 outstanding previous       payment date
                                                                 notes of Holmes
                                                                 Financing (No. 7)
                                                                 PLC

Holmes Financing (No. 8) PLC cash      Estimated [GBP]170,000    Ahead of all senior        Each interest
management fee and corporate expenses  each year                 outstanding previous       payment date
                                                                 notes of Holmes
                                                                 Financing (No. 8)
                                                                 PLC

Issuer cash management fee             Estimated [GBP]117,500    Ahead of all senior        Each interest
                                       each year                 outstanding issuer notes   payment date



Corporate expenses of the mortgages    Estimated [GBP]20,000     Ahead of all revenue       Each distribution
trustee                                each year                 amounts payable to         date
                                                                 Funding by the mortgages
                                                                 trustee

                                                                 PRIORITY IN
TYPE OF FEE                            AMOUNT OF FEE             CASHFLOW                   FREQUENCY
-------------------------------------  -----------------------   ------------------------   -------------------
Corporate expenses of Funding          Estimated [GBP]52,500     Ahead of all senior        Each interest
                                       each year                 outstanding issuer notes   payment date

Corporate expenses of the issuer       Estimated [GBP]52,500     Ahead of all senior        Each interest
                                       each year                 issuer term advances       payment date

Fee payable by Funding to the          $5,000 per annum          Ahead of all senior        Each interest
security trustee                                                 outstanding issuer notes   payment date

Fee payable by the issuer to the       $6,000 per annum          Ahead of all senior        Each interest
issuer security trustee and the                                  outstanding issuer notes   payment date
note trustee


    Each of the fees set out in the preceding table is, where applicable, inclusive of VAT, which is currently assessed at 17.5 per cent. The fees will be subject to adjustment if the applicable rate of VAT changes.

                                  RISK FACTORS

    This section describes the principal risk factors associated with an investment in the issuer notes. If you are considering purchasing our issuer notes, you should carefully read and think about all the information contained in this document, including the risk factors set out here, prior to making any investment decision.


THE STRUCTURE OF THE TRANSACTION IN WHICH YOU ARE INVESTING IS SUBJECT TO CHANGE WITHOUT YOUR CONSENT

    The issuer notes represent an indirect investment in a portfolio of mortgages held under a master mortgages trust.

    The underlying structure of the mortgages trust and the characteristics of the trust property are subject to change. However, your consent may not be required in relation to such changes. In particular (but without limitation), we would draw your attention to the risk factors described in the following sections set out below:-

       * "HOLDINGS MAY ESTABLISH ANOTHER COMPANY, FUNDING 2, WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST";

       * "IF FUNDING ENTERS INTO NEW INTERCOMPANY LOAN AGREEMENTS, THEN THE NEW TERM ADVANCES MAY RANK AHEAD OF ISSUER TERM ADVANCES AS TO PAYMENT, AND ACCORDINGLY NEW NOTES MAY RANK AHEAD OF ISSUER NOTES AS TO PAYMENT";

       * "AS NEW LOANS ARE ASSIGNED TO THE MORTGAGES TRUSTEE, THE CHARACTERISTICS OF THE TRUST PROPERTY MAY CHANGE FROM THOSE EXISTING AT THE CLOSING DATE, AND THOSE CHANGES MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES"; AND

       * "THE SELLER MAY CHANGE THE LENDING CRITERIA RELATING TO LOANS THAT ARE SUBSEQUENTLY ASSIGNED TO THE MORTGAGES TRUSTEE, WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES."

    In addition, you should also be aware that the terms of the Funding transaction documents may be amended upon a new issue and that your consent will not be required to such amendments, notwithstanding that these changes may affect the cashflow from the mortgages trust and/or Funding that is available to pay amounts due on the issuer notes.

    This risk factor is without prejudice to those additional risk factors outside the control of Funding, Holdings, the mortgages trustee, the issuer and/or the seller, including but not limited to those listed below on pages [33] to [35], [36], [43] to [51].

IF CERTAIN PARTIES TO THE TRANSACTION DOCUMENTS CEASE TO SATISFY VARIOUS CRITERIA THEN THE RIGHTS AND OBLIGATIONS OF SUCH PARTY PURSUANT TO THE RELEVANT TRANSACTION DOCUMENT MAY HAVE TO BE TRANSFERRED TO A REPLACEMENT ENTITY UNDER TERMS THAT MAY NOT BE AS FAVOURABLE AS THOSE CURRENTLY OFFERED UNDER THE RELEVANT TRANSACTION DOCUMENT.

    Those parties to the transaction documents who receive and hold monies pursuant to the terms of such documents are required to satisfy certain criteria in order that they can continue to receive and hold monies.

    These criteria include FSA requirements and/or provisions as well as requirements in relation to the short-term, unguaranteed and unsecured ratings ascribed to each such party by Standard & Poor's, Fitch and Moody's. The table below sets out more particularly such rating requirements.

                                                                                 REMEDY FOR BREACH OF RATING REQUIREMENT
                            TRANSACTION DOCUMENTS      REQUISITE
PARTY                                                  RATING

--------------------------  -------------------------  ------------------------  ---------------------------------------

Abbey (in its capacity as   Bank account               The short-term,           Within 30 days of the
account bank)               agreement                  unsubordinated,           date on which the
                                                       unguaranteed and          downgrade in the
                                                       unsecured ratings of      rating is announced
                                                       the account bank are      publicly, the account
                                                       at least F1 by Fitch,     bank:
                                                       P-1 by Moody's or
                                                       A-1+ by S&P, provided     (i) transfers all of its
                                                       always that where the     rights and obligations
                                                       relevant deposit          to another entity
                                                       amount is less than       whose short-term,
                                                       30 per cent. of the       unsecured,
                                                       amount of the Funding     unsubordinated and
                                                       share, then the short-    unguaranteed debt
                                                       term, unsubordinated,     obligations have a
                                                       unguaranteed and          rating of at least the
                                                       unsecured rating of the   required rating;
                                                       account bank required
                                                       by S&P shall be at        (ii) procures that an
                                                       least A-1                 entity with the required
                                                                                 rating becomes a co-
                                                                                 obligor in respect of
                                                                                 the obligations of the
                                                                                 account bank;

                                                                                 (iii) procures that an
                                                                                 entity with the required
                                                                                 rating provides a
                                                                                 guarantee of the
                                                                                 obligations of the
                                                                                 account bank; or

                                                                                 (iv) takes such other
                                                                                 action to ensure that
                                                                                 the rating assigned to
                                                                                 the notes is not
                                                                                 adversely affected by
                                                                                 the ratings downgrade

                                                                                 and in each case
                                                                                 provided that the then
                                                                                 current ratings of the
                                                                                 notes shall not be
                                                                                 adversely affected by
                                                                                 each or any of the
                                                                                 above actions

Abbey (in its capacity as   Funding guaranteed         As detailed in the        As detailed in the
Funding GIC provider)       investment contract        provisions set out in     provisions set out in
                                                       the row above             the row above
Abbey (in its capacity as   Mortgages trustee          As detailed in the        As detailed in the
mortgages trustee GIC       guaranteed                 provisions set out in     provisions set out in
provider)                   investment contract        the row above             the row above

                                       29


                                                                                 REMEDY FOR BREACH OF RATING REQUIREMENT
                            TRANSACTION DOCUMENTS      REQUISITE
PARTY                                                  RATING
--------------------------  -------------------------  ------------------------  ---------------------------------------


Abbey (in its capacity as   Issuer bank account        As detailed in the        As detailed in the
sterling account bank)      agreement                  provisions set out in     provisions set out in
                                                       the row above             the row above
Citibank, N.A., London
Branch (in its capacity as
the non-sterling account
bank)
Series 1 class A issuer     Series 1 class A issuer    [__]                      See section headed
dollar currency swap        dollar currency swap                                 RATINGS DOWNGRADE
provider                                                                         OF SWAP PROVIDERS ON
                                                                                 [p199]
Series 2 class A issuer     Series 2 class A issuer    [__]                      See section headed
dollar currency swap        dollar currency swap                                 RATINGS DOWNGRADE
provider                                                                         OF SWAP PROVIDERS ON
                                                                                 [p199]

Series 3 class A1 issuer    Series 3 class A1          [__]                      See section headed
euro currency swap          issuer euro currency                                 RATINGS DOWNGRADE
provider                    swap                                                 OF SWAP PROVIDERS ON
                                                                                 [p199]
Abbey (in its capacity as   Funding swap               The short-term            See section headed
guarantor of the                                       unsecured and             RATINGS DOWNGRADE
obligations of Abbey                                   unsubordinated debt       OF SWAP PROVIDERS ON
Financial Markets as                                   obligations of Abbey      [p199]
Funding swap provider)                                 are to be rated at least
                                                       A-1 by S&P and the
                                                       long-term unsecured
                                                       and unsubordinated
                                                       debt obligations of
                                                       Abbey are to be rated
                                                       at least Aa3 by
                                                       Moody's and AA- by
                                                       Fitch.


    If the party concerned ceases to satisfy the applicable criteria, including the rating criteria detailed above, then the rights and obligations of that party (including the right and/or obligation to receive monies) may need to be transferred to another entity which does satisfy the applicable criteria. In these circumstances, the terms agreed with the replacement entity may not be as favourable as those provided by the original party pursuant to the relevant transaction document.

    In addition, you should also be aware that should the applicable criteria cease to be satisfied as detailed above, then the parties to the relevant transaction document may agree to amend or waive certain of the terms of such documents and the applicable criteria in order to avoid the need for a replacement entity to be appointed. Your consent may not be required in relation to such amendments and/or waivers.


YOU CANNOT RELY ON ANY PERSON OTHER THAN US TO MAKE PAYMENTS ON THE ISSUER
NOTES

    The issuer notes will not represent an obligation or be the responsibility of any of Abbey National plc or any of its affiliates, Deutsche Bank Securities Inc., Lehman Brothers Inc., or Morgan

Stanley & Co. International Limited, or any of their respective affiliates, the other underwriters, the previous issuers, any new issuer, the mortgages trustee, the security trustee, the issuer security trustee, the note trustee or any other party to the transaction other than us.


WE HAVE A LIMITED SET OF RESOURCES AVAILABLE TO US TO MAKE PAYMENTS ON THE ISSUER NOTES

    Our ability to make payments of principal and interest on the issuer notes and to pay our operating and administrative expenses will depend primarily on the funds being received under the issuer intercompany loan. In addition, we will rely on the issuer dollar currency swaps and the issuer euro currency swap to hedge the currency exposure with respect to the issuer notes denominated in US dollars and euro, respectively.

    If Funding is unable to pay in full on any interest payment date (a) the interest on any term advance, (b) the operating and administrative expenses and/or (c) the principal payments in respect of the Funding liquidity reserve fund term advances, and in the event that the seller suffers a certain ratings downgrade, Funding may draw money from the Funding liquidity reserve fund (see "CREDIT STRUCTURE"). We will not have any other significant sources of funds available to meet our obligations under the issuer notes and/or any other payments ranking in priority to the issuer notes.


FUNDING IS NOT OBLIGED TO MAKE PAYMENTS ON THE ISSUER TERM ADVANCES IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    Funding's ability to pay amounts due on the issuer term advances will depend upon:

       * Funding receiving enough funds from the Funding share percentage of the revenue and principal receipts on the loans included in the mortgages trust on or before each interest payment date;

       * Funding receiving the required funds from the Funding swap provider;

       * the amount of funds credited to the reserve funds (as described in "CREDIT STRUCTURE -- FIRST RESERVE FUND", "CREDIT STRUCTURE -- SECOND RESERVE FUND" and "CREDIT STRUCTURE -- FUNDING LIQUIDITY RESERVE FUND"); and

       * the allocation of funds between the previous term advances, the issuer term advances and any new term advances (as described in "CASHFLOWS").

    According to the terms of the mortgages trust deed, the mortgages trustee is obliged to pay to Funding the Funding share percentage of revenue receipts on the loans by crediting those amounts to the Funding GIC account on each distribution date. The mortgages trustee is obliged to pay to Funding principal receipts on the loans by crediting those amounts to the Funding GIC account as and when required pursuant to the terms of the mortgages trust deed.

    Funding will be obliged to pay revenue receipts due to us under the issuer intercompany loan only to the extent that it has revenue receipts left over after making payments ranking in priority to us, such as payments of certain fees and expenses of Funding and payments on certain higher ranking previous term advances under the previous intercompany loans.

    Funding will be obliged to pay principal receipts due to us under the issuer intercompany loan only to the extent that it has principal receipts available for that purpose after repaying amounts ranking in priority to us (including repaying certain higher ranking previous term advances), as described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY -- RULES FOR APPLICATION OF FUNDING
AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS" and "DESCRIPTION
OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY
LOANS".

    If there is a shortfall between the amounts payable by Funding to us under the issuer intercompany loan agreement and the amounts payable by us on the issuer notes, you may, depending on what other sources of funds are available to us and to Funding, not receive the full amount of interest and/or principal which would otherwise be due and payable on the issuer notes.

FAILURE BY FUNDING TO MEET ITS OBLIGATIONS UNDER THE ISSUER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    If Funding does not make payments due and payable on the issuer intercompany loan, then we may not have enough money to make payments on the issuer notes, and in addition we will have only limited recourse to the assets of Funding. If Funding does not pay amounts under the issuer intercompany loan because it does not have enough money available, those amounts will be deemed not to be due and payable, so there will not be an event of default under the issuer intercompany loan, and we will not have recourse to the assets of Funding in that instance.

ALTHOUGH ENFORCEMENT OF THE ISSUER SECURITY WILL BE POSSIBLE FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT IN THE ISSUER'S OBLIGATIONS, THE PROCEEDS OF THAT ENFORCEMENT MAY NOT BE ENOUGH TO MAKE ALL PAYMENTS DUE ON THE ISSUER NOTES

    We have no recourse to the assets of Funding unless Funding has also defaulted on its obligations under the issuer intercompany loan and the Funding security has been enforced.

    If the security created as required by the issuer deed of charge is enforced, the proceeds of enforcement may be insufficient to pay all principal and interest due on the issuer notes. The noteholders may still have an unsecured claim against us for the shortfall, but there is no guarantee that we will have sufficient (or any) funds to pay that shortfall.

THE TRANSACTION HAS BEEN STRUCTURED IN THE EXPECTATION THAT THE SERIES 1 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 2 ISSUER NOTES, THE SERIES 2 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 3 ISSUER NOTES AND THE SERIES 3 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 4 ISSUER NOTES

    The transaction has been structured in the expectation that:

       * the series 1 issuer notes will be redeemed in full prior to the redemption of the series 2 issuer notes, the series 3 issuer notes and the series 4 issuer notes;

       * the series 2 issuer notes will be redeemed in full prior to the redemption of the series 3 issuer notes and the series 4 issuer notes; and

       * the series 3 issuer notes will be redeemed in full prior to the redemption of the series 4 issuer notes.

    However, there is no assurance that the series 1 issuer notes will be redeemed in full before the series 2 issuer notes, the series 3 issuer notes and the series 4 issuer notes or that the series 2 issuer notes will be redeemed in full before the series 3 issuer notes and the series 4 issuer notes or that the series 3 issuer notes will be redeemed in full before the series 4 issuer notes. In particular, following the occurrence of a non-asset trigger event (but prior to enforcement), or if the issuer does not exercise its option to redeem the issuer notes (other than the series 1 class A issuer notes) on the interest payment date falling in [July 2010], the issuer notes will be redeemed by reference to their final maturity date. Additionally, both following the occurrence of an asset trigger event (but prior to enforcement) and following enforcement of the issuer security, the issuer notes of each series will be repaid pro-rata according to the class of notes.

    In each case, redemption of the issuer notes is ultimately dependent on, among other things, repayment and redemptions on the loans and on the term advance rating of the issuer term advances. See "THE ISSUER NOTES DO NOT BENEFIT FROM THE SUBORDINATION OF OTHER NOTE CLASSES".

THERE MAY BE CONFLICTS BETWEEN YOUR INTERESTS AND THE INTERESTS OF ANY OF OUR OTHER SECURED CREDITORS, AND THE INTERESTS OF THOSE SECURED CREDITORS MAY PREVAIL OVER YOUR INTERESTS

    The issuer deed of charge requires the issuer security trustee to consider the interests of each of the issuer secured creditors in the exercise of all of its powers, trusts, authorities, duties and discretions, but requires the issuer security trustee, in the event of a conflict between your interests and the interests of any of the other issuer secured creditors, to consider only your interests, except in the event of a proposed waiver of any breach of the provisions of the issuer transaction documents or a proposed modification to any of the issuer transaction documents. In these circumstances, the issuer security trustee is required to consider whether the proposed waiver or modification would be materially prejudicial to the interests of an issuer swap provider and, if so, it is required to get its or their written consent to the proposed waiver or modification.

    The issuer security trustee may agree to matters it considers necessary which would not be materially prejudicial to you, as long as the interests of the issuer swap providers would not be materially prejudiced by these matters and they have given their consent in writing to these matters.

THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF EACH SERIES OF THE ISSUER NOTES AND THE INTERESTS OF OTHER SERIES OF NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

    There may also be circumstances where the interests of the noteholders of one series of the issuer notes conflict with the interests of the noteholders of another series of the issuer notes.

    The issuer trust deed and the terms of the issuer notes will provide that where, in the opinion of the note trustee or the issuer security trustee, there is such a conflict, then a resolution directing the note trustee or, as applicable, the issuer security trustee to take any action must be passed at separate meetings of the holders of each relevant series of the issuer notes. A resolution may only be passed at a single meeting of the noteholders of each series of the relevant class if the note trustee or, as applicable, the issuer security trustee is satisfied that there is no conflict between them.

    You should note that as a result of repayments of principal first to the series 1 issuer notes, then to the series 2 issuer notes, then to the series 3 issuer notes and then to the series 4 issuer notes the principal amount outstanding of each series of the issuer notes will change after the closing date.

HOLDINGS MAY ESTABLISH ANOTHER COMPANY, FUNDING 2, WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST

    Holdings may establish a new entity, Funding 2, which may issue new notes from time to time and use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding, subject to the agreement of the seller and Funding, as existing beneficiaries of the mortgages trust. If Funding 2 becomes a beneficiary of the mortgages trust then the percentage shares of Funding and the seller in the trust property may decrease. The introduction of Funding 2 will not cause a reduction in the principal amount of assets backing the issuer notes. The security trustee will only be entitled to consent to any modifications to the transaction documents caused by the introduction of Funding 2, if it is satisfied that such modifications would not adversely affect the then current ratings of the notes.

    If Funding 2 becomes a beneficiary of the mortgages trust then the seller, Funding and Funding 2 would each have a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property would be in proportion to their respective shares of the trust property. On each distribution date the mortgages trustee would distribute interest and principal receipts to one, two or all three beneficiaries, depending on the terms of the mortgages trust.

    It is anticipated that Funding 2 would issue notes directly to investors from time to time backed by its share of the trust property. You would not have a direct or indirect interest in Funding 2's share of the trust property.

    Amendments would be made to a number of the issuer transaction documents as a result of the inclusion of Funding 2 as a beneficiary of the mortgages trust. In particular (but without limitation), amendments would be made to:

       * the mortgage sale agreement to enable the purchase by Funding 2 of interests in the trust property;

       * the mortgages trust deed (i) to establish Funding 2 as a beneficiary of the trust, (ii) to enable changes in Funding 2's share of the trust property from time to time and (iii) to regulate the distribution of interest and principal receipts in the trust property to Funding 2 and the other beneficiaries; and

       * the cash management agreement to regulate the application of monies to Funding 2.

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

    There may be conflicts of interest between Funding and Funding 2, in which case it is expected that the mortgages trustee would follow the directions given by the relevant beneficiary that has the largest share of the trust property at that time. The interests of Funding may not prevail, which may adversely affect your interests.

IF FUNDING ENTERS INTO NEW INTERCOMPANY LOAN AGREEMENTS, THEN THE NEW TERM ADVANCES MAY RANK AHEAD OF ISSUER TERM ADVANCES AS TO PAYMENT, AND ACCORDINGLY NEW NOTES MAY RANK AHEAD OF ISSUER NOTES AS TO PAYMENT

    It is likely that Holdings will establish new issuers to issue new notes to investors. The proceeds of each new issue will be used by the new issuer to make a new intercompany loan to Funding. Funding will use the proceeds of the new intercompany loan to:

       * pay the seller for new loans and their related security to be assigned to the mortgages trustee;

       * pay the seller for a part of the seller's share of the trust property to be assigned to Funding;

       * refinance an intercompany loan or intercompany loans outstanding at that time (and if our issuer intercompany loan to Funding is refinanced, you could be repaid early); and/or

       *     deposit some of those proceeds in one or more of the reserve funds.

    The order in which Funding pays principal and interest to us on the issuer term advances and to any new issuer on the new term advances will depend primarily on the designated ratings of those term advances. In general, term advances with the highest term advance rating will be paid ahead of lower rated term advances, subject to their relative scheduled repayment dates. For example, Funding will pay interest due on the issuer term AAA advances proportionally and equally with the interest due on any new term AAA advances and ahead of payments of interest due on any term advance with a lower term advance rating than AAA. Similarly, Funding will, in general, repay principal amounts due on the issuer term advances and any new term advances in accordance with their respective term advance ratings, subject to their relative scheduled repayment dates. For example, principal repayments due on an issuer term AAA advance generally will be made before principal repayments due on a new term AA advance. This principle is subject to a number of exceptions, however, which are designed primarily to provide some protection that scheduled repayments of principal on the issuer term advances will not materially affect payments of principal on the previous term advances and in turn would not be materially affected by payments of principal on any new term advances. These exceptions are described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS".

    The term advance ratings designated to the issuer term advances on the closing date will not change even if the ratings assigned to the corresponding classes of issuer notes change.

    The current payment and security priorities of the issuer notes relative to each other as set out in the issuer deed of charge and the issuer cash management agreement will not be affected as a result of an issue of new notes by a new issuer, because the new issue will be separately documented. However, Funding may be required to repay to a new issuer amounts owing under a new term advance ahead of or in the same order of priority as amounts owing to us on the issuer term advances, depending on the term advance rating, the scheduled repayment date of that new term advance and other rules regarding the repayment of principal by Funding, as described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS". If this is the case, then the relevant new noteholders will be paid before you.

    If Holdings establishes new issuers to make new intercompany loans to Funding, you will not have any right of prior review or consent with respect to those new intercompany loans or the corresponding issuance by new issuers of new notes. Similarly, the terms of the Funding transaction documents (including the mortgage sale agreement, the mortgages trust deed, the Funding deed of charge, the definitions of the trigger events and the criteria for the assignment of new loans to the mortgages trustee) may be amended to reflect the new issue. Your consent to these changes will not be required. There can be no assurance that these changes will not affect cashflow available to pay amounts due on your issuer notes.

    Before issuing new notes, however, a new issuer will be required to satisfy a number of conditions, including:

       * obtaining a written confirmation from each of the rating agencies that the then current ratings of the notes outstanding at that time, and the implicit ratings of the term advances outstanding at that time, will not be adversely affected because of the new issue;

       * that no event of default under any of the intercompany loan agreements outstanding at that time has occurred which has not been remedied or waived and no event of default will occur as a result of the issue of the new notes; and

       * that no principal deficiency is recorded on the principal deficiency ledger in relation to the term advances outstanding at that time.

FUNDING HAS ENTERED INTO THE PREVIOUS INTERCOMPANY LOAN AGREEMENTS WITH THE PREVIOUS ISSUERS, AND SOME OF THE PREVIOUS TERM ADVANCES IN THOSE PREVIOUS INTERCOMPANY LOANS RANK AHEAD OF SOME OF THE ISSUER TERM ADVANCES IN THE ISSUER INTERCOMPANY LOAN AS TO PAYMENT, AND ACCORDINGLY SOME OF THE NOTES ISSUED BY THE PREVIOUS ISSUERS RANK AHEAD OF SOME OF THE ISSUER NOTES AS TO PAYMENT

    The previous issuers issued previous notes to investors, the proceeds of which were used by the previous issuers to make the previous intercompany loans to Funding. Funding used the proceeds of the previous intercompany loan from Holmes Financing (No. 1) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which comprised its original share of the trust property. Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 2) PLC, Holmes Financing (No. 4) PLC and Holmes Financing (No. 7) PLC to pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 3) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC and Holmes Financing (No. 8) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which constituted an increase in Funding's existing share of the trust property.

    The order in which Funding pays principal and interest to us on the issuer term advances and to the previous issuers on the previous term advances depends primarily on the designated ratings of those term advances. See "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS". In general, term advances with the highest term advance rating will be paid ahead of lower rated term advances subject to their relative scheduled repayment dates. For example, Funding will pay interest due on the issuer term AAA advances proportionally and equally with the interest due on any previous term AAA advances and ahead of payments of interest due on any term advance with a lower term advance rating than AAA (including, for the avoidance of doubt, any term AA advance, term A advance, term BBB advance or term BB advance). Similarly, Funding will, in general, repay principal amounts due on the issuer term advances and the previous term advances in accordance with their respective term advance ratings. For example, principal repayments due on an issuer term AAA advance generally will be made before principal repayments due on a previous term AA advance. This principle is subject to a number of exceptions, however, which are designed primarily to provide some protection that scheduled repayments of principal on the issuer term advances will not materially affect payments of principal on the previous term advances and on new term advances and in turn would not be materially affected by payments of principal on the previous term advances and any new term advances. These exceptions are described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A
                                       35

TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS".

    The term advance ratings designated to the previous term advances on the previous closing dates will not change even if the ratings assigned to the corresponding classes of previous notes change.

    The current payment and security priorities of the issuer notes relative to each other as set out in the issuer deed of charge and the issuer cash management agreement are not affected as a result of the issues of previous notes by the previous issuers, because the previous issues were separately documented. However, Funding may be required to repay to the previous issuers amounts which are owing under one or more previous term advances ahead of or in the same order of priority as amounts owing to us on the issuer term advances, depending on the term advance rating, the scheduled repayment date of that previous term advance and other rules regarding the repayment of principal by Funding, as described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS". If this is the case, then the relevant previous noteholders will be paid before you.

NEW ISSUERS AND NEW START-UP LOAN PROVIDERS WILL SHARE IN THE SAME SECURITY GRANTED BY FUNDING TO THE ISSUER, AND THIS MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    If Funding enters into any new intercompany loan agreements, then if required it will also enter into new start-up loan agreements with new start-up loan providers and the security trustee. If Funding is required by the rating agencies to further fund one or more of the existing reserve funds, Funding may use part of the proceeds of the new start-up loans.

    Any new issuers and any new start-up loan providers will become parties to the Funding deed of charge and will be entitled to share in the security granted by Funding for our benefit (and the benefit of the other Funding secured creditors) under the Funding deed of charge. In addition, the liabilities owed to the Funding swap provider which are secured by the Funding deed of charge may increase each time that Funding enters into a new intercompany loan agreement. These factors could ultimately cause a reduction in the payments you receive on your issuer notes.

THE PREVIOUS ISSUERS, THE FUNDING SWAP PROVIDER AND THE START-UP LOAN PROVIDER ALREADY SHARE IN THE SECURITY BEING GRANTED BY FUNDING TO THE ISSUER, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    Funding has entered into the previous intercompany loan agreements and it has also entered into eight start-up loan agreements with the start-up loan provider and the security trustee. Funding used part of the proceeds of these start-up loans to fund the first reserve fund.

    The previous issuers and the start-up loan provider are parties to the Funding deed of charge and are entitled to share in the security granted by Funding for the benefit of the Funding secured creditors (including, as from the closing date, us) under the Funding deed of charge. In addition, the liabilities owed to the Funding swap provider which are secured by the Funding deed of charge may increase each time that Funding enters into a new intercompany loan agreement. These factors could ultimately cause a reduction in the payments you receive on your issuer notes.

THERE MAY BE CONFLICTS BETWEEN US, THE PREVIOUS ISSUERS AND ANY NEW ISSUERS, AND OUR INTERESTS MAY NOT PREVAIL, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    The security trustee will exercise its rights under the Funding deed of charge only in accordance with directions given by the issuers (which could be one or more of us, the previous issuers and, if Funding enters into new intercompany loans, any new issuer) that have the highest-ranking outstanding term advances at that time, provided that the security trustee is indemnified to its satisfaction.

    If the security trustee receives conflicting directions, it will follow the directions given by the relevant issuers representing the largest principal amount outstanding of relevant term advances. If we are not in the group representing that largest principal amount, then our interests may not prevail. This could ultimately cause a reduction in the payments you receive on your issuer notes.

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

AS NEW LOANS ARE ASSIGNED TO THE MORTGAGES TRUSTEE, THE CHARACTERISTICS OF THE TRUST PROPERTY MAY CHANGE FROM THOSE EXISTING AT THE CLOSING DATE, AND THOSE CHANGES MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    There is no guarantee that any new loans assigned to the mortgages trustee will have the same characteristics as the loans in the portfolio as at the closing date. In particular, new loans may have different payment characteristics from the loans in the portfolio as at the closing date. The ultimate effect of this could be to delay or reduce the payments you receive on the issuer notes. However, the new loans will be required to meet the criteria described in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY". These criteria may be modified after the closing date and your consent to such modifications will not be obtained provided that the security trustee is satisfied that the then current ratings of the issuer notes will not be adversely affected by the proposed modifications.


THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS

    The yield to maturity of the issuer notes of each class will depend mostly on (a) the amount and timing of payment of principal on the loans and (b) the price paid by the noteholders of each class of issuer notes.

    The yield to maturity of the issuer notes of each class may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The factors affecting the rate of prepayment on the loans are described in "-- OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES, THE SERIES 2 CLASS A ISSUER NOTES, THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS" and "THE OCCURRENCE OF TRIGGER EVENTS AND ENFORCEMENT OF THE ISSUER SECURITY MAY ADVERSELY AFFECT THE SCHEDULED REDEMPTION DATES OF THE SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES".

    No assurance can be given that Funding will accumulate sufficient funds during the scheduled amortisation period relating to the issuer series 3 term AAA advances to enable it to repay those issuer term advances to us so that the series 3 class A issuer notes are amortised and redeemed in full on their scheduled redemption dates. However the transaction has been structured in the expectation that the series 3 class A issuer notes will be redeemed by their final maturity dates on the interest payment date falling in [January 2021].

    No assurance can be given that Funding will accumulate sufficient funds during the cash accumulation periods relating to the issuer series 1 term AAA advance and/or the issuer series 2 term AAA advance and/or the series 4 term AAA advance to enable it to repay those issuer term advances to us so that the corresponding classes of the issuer notes will be redeemed in their entirety on their scheduled redemption dates.

     The extent to which sufficient funds are saved by Funding during a cash accumulation period or a scheduled amortisation period or received by it from its share in the mortgages trust on a scheduled repayment date will depend on whether the actual principal prepayment rate of the loans is the same as the assumed principal prepayment rate. If Funding is not able to save enough money during a cash accumulation period or a scheduled amortisation period or does not receive enough money from its share in the mortgages trust on a scheduled repayment date to repay the relevant issuer term AAA advance (and if it is unable to make utilise amounts standing to the credit of the first reserve fund to make good the shortfall) so that we can redeem the class A issuer notes of the corresponding series on their respective scheduled redemption date(s), then Funding will be required to pay to us on those scheduled redemption dates only the amount that it has actually saved or received. Any shortfall will be deferred and paid on subsequent interest payment dates when Funding has money available to make the payment (other than in the case of the amount payable on the scheduled repayment date for the series 1 class A issuer notes, in respect of which there will be no deferring of any shortfall to a subsequent interest payment date). In these circumstances, there may be a variation in the yield to maturity of the relevant class of issuer notes.

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

OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES, THE SERIES 2 CLASS A ISSUER NOTES, THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS

    The rate of prepayment of loans is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing programs, local and regional economic conditions and homeowner mobility. For instance, prepayments on the loans may be due to borrowers refinancing their loans and sales of properties by borrowers (either voluntarily or as a result of enforcement action taken). In addition, if the seller is required to repurchase a loan or loans under a mortgage account and their related security because, for example, one of the loans does not comply with the loan warranties in the mortgage sale agreement, then the payment received by the mortgages trustee will have the same effect as a prepayment of all of the loans under the mortgage account. Because these factors are not within our control or the control of Funding or the mortgages trustee, we cannot give any assurances as to the level of prepayments that the portfolio may experience.

    Variation in the rate of prepayments of principal on the loans may affect each class of issuer notes differently depending upon amounts already repaid by Funding to us under the issuer intercompany loan and whether a trigger event has occurred, or a loan is subject to a product switch or a further advance or the security granted by us under the issuer deed of charge has been enforced. If prepayments on the loans occur less frequently than anticipated, then there may not be sufficient funds available to redeem the series 1 class A issuer notes and/or the series 2 class A issuer notes and/or the series 3 class A issuer notes and/or the series 4 class A issuer notes in full on their respective scheduled redemption dates.

THE SELLER MAY CHANGE THE LENDING CRITERIA RELATING TO LOANS THAT ARE SUBSEQUENTLY ASSIGNED TO THE MORTGAGES TRUSTEE, WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    Each of the loans was originated in accordance with the seller's lending criteria at the time of origination. The current lending criteria are set out in the section "THE LOANS -- CHARACTERISTICS OF THE LOANS -- LENDING CRITERIA". These lending criteria consider a variety of factors such as a potential borrower's credit history, employment history and status and repayment ability, as well as the value of the property to be mortgaged. In the event of the assignment of any new loans and new related security to the mortgages trustee, the seller will warrant that those new loans and new related security were originated in accordance with the seller's lending criteria at the time of their origination. However, the seller retains the right to revise its lending criteria as determined from time to time, and so the lending criteria applicable to any loan at the time of its origination may not be or have been the same as those set out in the section "THE LOANS -- CHARACTERISTICS OF THE LOANS -- LENDING CRITERIA".

    If new loans that have been originated under revised lending criteria are assigned to the mortgages trustee, the characteristics of the trust property could change. This could lead to a delay or a reduction in the payments received on the issuer notes.

THE SELLER HAS INTRODUCED PROCEDURES RELATING TO INVESTIGATIONS AND SEARCHES FOR REMORTGAGES WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    The seller no longer requires a solicitor or licensed or qualified conveyancer to conduct a full investigation of the title to a property in all cases. Where the borrower is remortgaging there will be a more limited form of investigation of title for properties located in England, Wales and Scotland, in particular in the case of registered land in England and Wales (e.g. confirming that the borrower is the registered proprietor of the property and the description of the property corresponds with the entries on the Land Registry's register) and confirming such other matters as are required by a reasonable, prudent mortgage lender. Properties which have undergone such a limited investigation may be subject to matters which would have been revealed by a full investigation of title and which may have been remedied or, if incapable of remedy, may have resulted in the properties not being accepted as security for a loan had such matters been revealed. The introduction of loans secured
                                       38
by such properties into the trust property could result in a change of the characteristics of the trust property. This could lead to a delay or a reduction in the payments received on the issuer notes.

THE TIMING AND AMOUNT OF PAYMENTS ON THE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    The loans are affected by credit, liquidity and interest rate risks. Various factors influence mortgage delinquency rates, prepayment rates, repossession frequency and the ultimate payment of interest and principal, such as changes in the national or international economic climate, regional economic or housing conditions, changes in tax laws, interest rates, inflation, the availability of financing, yields on alternative investments, political developments and government policies. Other factors in borrowers' individual, personal or financial circumstances may affect the ability of borrowers to repay loans.
Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay loans.

    In addition, the ability of a borrower to sell a property given as security for a loan at a price sufficient to repay the amounts outstanding under the loan will depend upon a number of factors, including the availability of buyers for that property, the value of that property and property values in general at the time.

    The principal source of income for repayment of the issuer notes by us is the issuer intercompany loan. The principal source of income for repayment by Funding of the issuer intercompany loan is its interest in the loans held on trust by the mortgages trustee for Funding and the seller. If the timing and payment of the loans is adversely affected by any of the risks described in this section, then the payments on the issuer notes could be reduced or delayed.

THE OCCURRENCE OF TRIGGER EVENTS AND ENFORCEMENT OF THE ISSUER SECURITY MAY ADVERSELY AFFECT THE TIMING OF THE SCHEDULED REDEMPTION OF THE SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/ OR THE SERIES 4 CLASS A ISSUER NOTES

    If no trigger event has occurred and the issuer security has not been enforced, then payments of principal will not occur on the series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/ or series 4 class A issuer notes before their respective scheduled redemption dates.

    If a trigger event occurs or the issuer security is enforced prior to the scheduled redemption dates for the series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes then the relevant classes of issuer notes outstanding will not be repaid on their scheduled redemption dates but will be repaid on each interest payment date from monies received from Funding on the issuer term AAA advances of the corresponding series as described in the following three risk factors.

IF AN ASSET TRIGGER EVENT OCCURS, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES
2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES, AND/OR SERIES 4 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES.

    When an asset trigger event has occurred, the mortgages trustee will distribute principal receipts on the loans to Funding and the seller proportionally and equally based on their percentage shares of the trust property (that is, the Funding share percentage and the seller share percentage). When an asset trigger event has occurred, Funding will repay:

       first, the issuer term AAA advances and the previous term AAA advances of each series proportionally and equally, until all of those term AAA advances are fully repaid;

       then, the previous term AA advances of each series proportionally and equally, until all of those term AA advances are fully repaid;

       then, the previous term A advances of each series proportionally and equally, until all of those term A advances are fully repaid; and

       then, the previous term BBB advances of each series proportionally and equally, until all of those term BBB advances are fully repaid.

    If an asset trigger event were to occur prior to the final maturity date of the issuer series 1 term AAA advance, as the final interest payment date for the issuer series 1 term AAA advance falls in [December 2006] prior to the interest payment date for the other term AAA advances, the issuer series 1 term AAA advance may be repaid prior to the other term AAA advances whose repayments will be made pari passu on the next following interest payment date in January 2007.

    This order of priority of payments may change if Funding enters into new intercompany loan agreements. If an asset trigger event occurs, any series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates, and there is also a risk that they will not be repaid by their final maturity dates.

IF A NON-ASSET TRIGGER EVENT OCCURS, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

    If a non-asset trigger event has occurred, the mortgages trustee will distribute all principal receipts to Funding until the Funding share percentage of the trust property is zero. When a non-asset trigger event has occurred, Funding will repay:

       first, the issuer series 1 term AAA advance until that issuer series 1 term AAA advance is fully repaid;

       then, the previous series 2 term AAA advance made by Holmes Financing (No. 7) PLC until that previous series 2 term AAA advance is fully repaid;

       then, the previous series 2 term AAA advance made by Holmes Financing (No. 4) PLC until that previous series 2 term AAA advance is fully repaid;

       then, the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC until that previous series 3A1 term AAA advance is fully repaid;

       then, in no order of priority between them but in proportion to the respective amounts due, the previous series 3 term AAA advance and the previous series 4 term AAA advances made by Holmes Financing (No. 6) PLC and the previous series 4 term AAA advance made by Holmes Financing (No.
       4) PLC, until all of those term AAA advances are fully repaid;

       then, the previous series 3 term AAA advances made by Holmes Financing (No. 1) PLC until those previous series 3 term AAA advances are fully repaid;

       then, the previous series 2 term AAA advance made by Holmes Financing (No. 8) PLC until that previous series 2 term AAA advance is fully repaid;

       [then, the issuer series 2 term AAA advance until that issuer series 2 term AAA advance is fully repaid;]

       then, the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC until that previous series 4 term AAA advance is fully repaid;

       then, the previous series 3 term AAA advance made by Holmes Financing (No. 8) PLC until that previous series 3 term AAA advance is fully repaid;

       then, the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC until that previous series 3 term AAA advance is fully repaid;

       then, the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC until that previous series 3 term AAA advance is fully repaid;


       then, the issuer series 3 term AAA advances until those issuer series 3 term AAA advances are fully repaid;

       then, the issuer series 4 term AAA advance until that issuer series 4 term AAA advances is fully repaid;


       then, in no order of priority between them but in proportion to the respective amounts due, the previous series 4 term AAA advance made by Holmes Financing (No. 2) PLC, the previous series 3 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 3 term AAA advances made by Holmes Financing (No. 4) PLC, the previous series

       3A2 term AAA advance made by Holmes Financing (No. 5) PLC, the previous series 5 term AAA advance made by Holmes Financing (No. 6) PLC, the previous series 4 term AAA advances made by Holmes Financing (No. 7) PLC and the previous series 4 term AAA advances made by Holmes Financing (No.
       8) PLC until all of those term AAA advances are fully repaid;

       then, the previous term AA advances, in no order of priority between them but in proportion to the respective amounts due, until all of those term AA advances are fully repaid;

       then, the previous term A advances in no order of priority between them but in proportion to the respective amounts due, until all of those term A advances are fully repaid; and

       finally, the previous term BBB advances, in no order of priority between them but in proportion to the respective amounts due, until all of those term BBB advances are fully repaid.

    This order of priority of payments will change if Funding enters into new intercompany loan agreements. If a non-asset trigger event occurs, any series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates.

IF THE ISSUER SECURITY IS ENFORCED, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

    If the issuer security is enforced, then the mortgages trustee will distribute funds in the manner described in "CASHFLOWS". In these circumstances, any series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates and there is also a risk that those class A issuer notes may not be repaid by their final maturity dates.

LOANS SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES

    If a loan is subject to a product switch or a further advance, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to the outstanding principal balance of those loans together with any arrears of interest and accrued and unpaid interest and expenses to the date of purchase.

    A loan will be subject to a product switch if the borrower and the seller agree on or the servicer issues an offer for, and the borrower accepts, a variation in the financial terms and conditions applicable to the relevant borrower's loan, other than:

       * any variation agreed with a borrower to control or manage arrears on the loan;

       * any variation in the maturity date of the loan unless , while the previous intercompany loan made by Holmes Financing (No.1) PLC is outstanding, it is extended beyond July 2038;

       *     any variation imposed by statute;

       * any variation of the principal available and/or the rate of interest payable in respect of that loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans comprised in the trust property in any interest period; or

       * any variation in the frequency with which the interest payable in respect of the loan is charged.

    A loan will be subject to a further advance if an existing borrower requests a further amount to be lent to him or her under the mortgage in circumstances where the seller has a discretion to, and does, grant that request. A drawing under a flexible loan will not constitute a further advance.

    The yield to maturity of the issuer notes may be affected by the repurchase of loans subject to product switches and further advances.

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

RATINGS ASSIGNED TO THE ISSUER NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE ISSUER NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE ISSUER NOTES

    The ratings assigned to each class of issuer notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of issuer notes. The ratings also address the likelihood of (in the case of Standard & Poor's and Fitch) "timely", or (in the case of Moody's) "ultimate", payment of principal on the final maturity date of each class of issuer notes. The expected ratings of each class of issuer notes on the closing date are set out in "RATINGS OF THE ISSUER NOTES". Any rating agency may lower its rating or withdraw its rating if, in the sole judgment of the rating agency, the credit quality of the issuer notes has declined or is in question. If any rating assigned to the issuer notes is lowered or withdrawn, the market value of the issuer notes may be reduced and, in the case of the series 1 class A issuer notes, such issuer notes may no longer be eligible for investment by money market funds. See "-- CERTAIN EVENTS MAY AFFECT THE ELIGIBILITY OF THE SERIES 1 CLASS A ISSUER NOTES FOR INVESTMENT BY MONEY MARKET FUNDS".

    A change to the ratings assigned to each class of issuer notes will not affect the term advance ratings assigned to each issuer term advance under the issuer intercompany loan.

THE ISSUER NOTES DO NOT BENEFIT FROM THE SUBORDINATION OF OTHER NOTE CLASSES

    The issuer has not issued any notes which will be subordinated to the issuer notes issued by the issuer.

SERIES 2 ISSUER NOTES, SERIES 3 ISSUER NOTES AND SERIES 4 ISSUER NOTES MAY BE SUBJECT TO RISK IF THE TRUST PROPERTY DETERIORATES AFTER REPAYMENT OF THE SERIES 1 ISSUER NOTES

    If the loans comprising the trust property do not perform as expected at any time after the repayment in full of the series 1 issuer notes, then the series
2 issuer notes, the series 3 issuer notes and/or the series 4 issuer notes may not be repaid in full. Similarly, if the loans comprising the trust property do not perform as expected at any time after the repayment in full of the series 2 issuer notes, then the series 3 issuer notes and/or the series 4 issuer notes may not be repaid in full. Similarly, if the loans comprising the trust property do not perform as expected at any time after the repayment in full of the series 3 issuer notes, then the series 4 issuer notes may not be repaid in full. Provided that, following the occurrence of a non-asset trigger event (but prior to enforcement), the issuer notes will be redeemed by reference to their final maturity date; and provided further that both following the occurrence of an asset trigger event (but prior to enforcement) and following enforcement of the issuer security, the issuer notes of each series will be repaid pro-rata according to the class of notes.

    This risk will not affect the series 1 noteholders.

YOU MAY NOT BE ABLE TO SELL THE ISSUER NOTES

    There currently is no secondary market for the issuer notes. The underwriters expect, but are not obliged, to make a market in the issuer notes. If no secondary market develops, you may not be able to sell the issuer notes prior to maturity. We cannot offer any assurance that a secondary market will develop or, if one does develop, that it will continue.

YOU MAY BE SUBJECT TO RISKS RELATING TO EXCHANGE RATES ON THE ISSUER NOTES

    Investors will pay for the series 1 issuer notes and the series 2 issuer notes in US dollars, but the issuer term advances to be made by us to Funding and repayments of principal and payments of interest by Funding to us under the issuer intercompany loan will be in sterling.

    To hedge our currency exchange rate exposure, including the interest rate exposure connected with that currency exposure, and to address the difference in periodicity between the interest payment dates in relation to the series 1 class A issuer notes which occur monthly (except for the first interest period in relation to the series 1 class A issuer notes which will be the period from (and including) the closing date to (but excluding) the interest payment date falling in [January 2006]) until the occurrence of a trigger event or the enforcement of the issuer security and the interest payment dates in relation to the issuer series 1 term AAA advance which occur quarterly, on the closing date we will enter into the issuer dollar currency swaps for the series 1 issuer notes and the series 2 issuer notes with the issuer dollar currency swap providers (see "THE SWAP AGREEMENTS -- THE ISSUER DOLLAR CURRENCY SWAPS").

    If we fail to make timely payments of amounts due under an issuer dollar currency swap, then we will have defaulted under that issuer dollar currency swap. The issuer dollar currency swap providers are obliged only to make payments under the issuer dollar currency swaps as long as we make payments under them. If the issuer dollar currency swap providers are not obliged to make payments, or if an issuer dollar currency swap provider defaults in its obligations to make payments of amounts in US dollars equal to the full amount to be paid by it on the payment dates under the relevant issuer dollar currency swap (which are the same dates as the interest payment dates in respect of the issuer notes), we will be exposed to changes in US dollar/sterling currency exchange rates and in the associated interest rates on these currencies. Unless a replacement issuer dollar currency swap is entered into, we may have insufficient funds to make payments due on the issuer notes of any class and any series that are then outstanding.

THERE MAY BE A DELAY IN PAYMENT OF INTEREST ON SERIES 1 CLASS A ISSUER NOTES ON THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY

    After the occurrence of a trigger event or enforcement of the issuer security, the interest payments on the series 1 class A issuer notes will no longer be payable monthly, but will be payable quarterly. In these circumstances a noteholder will not receive interest under the series 1 class A issuer notes on the expected payment dates.

TERMINATION PAYMENTS ON THE ISSUER SWAPS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE ISSUER NOTES

    If any of the issuer swaps terminates, we may as a result be obliged to pay a termination payment to the relevant issuer swap provider. The amount of the termination payment will be based on the cost of entering into a replacement issuer swap. Under the issuer intercompany loan agreement, Funding will be required to pay us an amount equal to any termination payment due from us to the relevant issuer swap provider. Funding will also be obliged to pay us any extra amounts which we may be required to pay to enter into a replacement swap.

    We cannot give you any assurance that Funding will have the funds available to make that payment or that we will have sufficient funds available to make any termination payment under any of our issuer swaps or to make subsequent payments to you in respect of the relevant series and class of issuer notes. Nor can we give you any assurance that we will be able to enter into a replacement swap or, if one is entered into, that the credit rating of the replacement issuer swap provider will be sufficiently high to prevent a downgrading of the then current ratings of the issuer notes by the rating agencies.

    Except where the relevant issuer swap provider has caused the relevant issuer swap to terminate by its own default or following a downgrade termination event, any termination payment due from us will rank equally not only with payments due to the holders of the series and class of issuer notes to which the relevant swap relates but also with payments due to the holders of any other series and class of issuer notes which rank equally with the series and class of issuer notes to which the relevant swap relates. Any additional amounts required to be paid by us following termination of the relevant issuer swap (including any extra costs incurred (for example, from entering into "spot" currency swaps) if we cannot immediately enter into a replacement swap) will also rank equally not only with payments due to the holders of the series and class of issuer notes to which the relevant issuer swap relates but also with payments due to the holder of any other series and class of issuer notes which rank equally with the series and class of issuer notes to which the relevant issuer swap relates. Furthermore, any termination payment or additional payment or additional amounts required to be paid by us following termination of an issuer swap will rank ahead of payments due to the holders of any series and class of issuer notes which ranks below the series and class of issuer notes to which the relevant issuer swap relates. Therefore, if we are obliged to make a termination payment to the relevant issuer swap provider or to pay any other additional amount as a result of the termination of the relevant issuer swap, this may affect the funds which we have available to make payments on the issuer notes of any class and any series.


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

PAYMENTS BY FUNDING TO THIRD PARTIES IN RELATION TO THE PREVIOUS ISSUERS MAY AFFECT PAYMENTS DUE TO US AND ACCORDINGLY OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES

    Under the previous intercompany loan agreements, Funding is required to make payments to the previous issuers in respect of the previous issuers' obligations to make payments to their respective own security trustee, note trustee, agent bank, paying agents, cash manager, corporate services provider and account bank and to other third parties to whom the previous issuers owe money. These payments rank in priority to amounts due by Funding to us on the issuer term advances. For further information regarding Funding's payment obligations to the previous issuers, see "CASHFLOWS".

    Funding's obligations to make the payments described in the preceding paragraph to the previous issuers may affect Funding's ability to make payments to us under the issuer intercompany loan agreement. This in turn may affect our ability to make payments on the issuer notes.

    We rely on third parties to perform services in relation to the issuer notes, and you may be adversely affected if they fail to perform their obligations.

    We are a party to contracts with a number of other third parties that have agreed to perform services in relation to the issuer notes. For example, the issuer swap providers have agreed to provide their respective issuer swaps, the corporate services provider has agreed to provide corporate services and the paying agents and the agent bank have agreed to provide payment and calculation services in connection with the issuer notes. In the event that any of these parties were to fail to perform their obligations under the respective agreements to which they are a party, you may be adversely affected.

WE MAY BE UNABLE TO PAY, IN FULL OR AT ALL, INTEREST DUE ON THE ISSUER NOTES IF THERE IS AN INCOME OR PRINCIPAL DEFICIENCY

    If, on any interest payment date, revenue receipts available to Funding (including the reserve funds) are insufficient to enable Funding to pay interest on previous term advances, issuer term advances and any new term advances and other expenses of Funding ranking higher in seniority to interest due on these term advances, then Funding may use principal receipts on the loans received by it in the mortgages trust to make up the shortfall.

    Funding will use principal receipts that would have been applied to repay the term advances with the lowest term advance rating to pay interest on those other term advances and senior expenses described in the preceding paragraph where there is a shortfall of monies to pay those amounts. Funding will be obliged to keep a ledger that records any principal applied to pay interest and senior expenses. During the term of the transaction, however, it is expected that any principal deficiencies of this sort will be recouped from subsequent excess revenue receipts and amounts standing to the credit of the first reserve fund.

    The revenue receipts and the first reserve fund monies will be applied first to cover any principal deficiency in respect of the term advances with the highest term advance rating (at the closing date, these include the issuer term AAA advances), and then the term advances with the next highest-ranking term advance rating, and so on down to the term advances with the lowest term advance rating.

    If there are insufficient funds available because of income or principal deficiencies, then we may be unable to pay, in full or at all, interest or principal due on your issuer notes.

    For more information on principal deficiencies, see "CREDIT STRUCTURE -- PRINCIPAL DEFICIENCY LEDGER".

THE SELLER SHARE OF THE TRUST PROPERTY DOES NOT PROVIDE CREDIT ENHANCEMENT FOR THE ISSUER NOTES

    Any losses from loans included in the trust property will be allocated proportionately between Funding and the seller on each distribution date depending on their respective shares of the trust property. The seller's share of the trust property therefore does not provide credit enhancement for the Funding share of the trust property or the issuer notes.

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

WE WILL ONLY HAVE RECOURSE TO THE SELLER IF THERE IS A BREACH OF WARRANTY OR OTHER OBLIGATION BY THE SELLER, BUT OTHERWISE THE SELLER'S ASSETS WILL NOT BE AVAILABLE TO US AS A SOURCE OF FUNDS TO MAKE PAYMENTS ON THE ISSUER NOTES

    After an issuer intercompany loan enforcement notice under the issuer intercompany loan is given (as described in "SECURITY FOR FUNDING'S OBLIGATIONS"), the security trustee may sell the Funding share of the trust property. There is no assurance that a buyer would be found or that such a sale would realise enough money to repay amounts due and payable under the issuer intercompany loan agreement.

    We will not, and Funding and the mortgages trustee will not, have any recourse to the seller of the loans, other than in respect of a breach of warranty or other obligation under the mortgage sale agreement.

    We will not, and the mortgages trustee, Funding and the security trustee will not, undertake any investigations, searches or other actions on any loan or its related security and we and each of them will rely instead on the warranties given in the mortgage sale agreement by the seller.

    If any of the warranties made by the seller (a) in the case of each loan in the portfolio, was materially untrue on the date that loan was assigned to the mortgages trustee or (b) in the case of each new loan, is materially untrue on the date that new loan is assigned to the mortgages trustee, then the seller may be required by the mortgages trustee to remedy the breach within twenty days of the seller becoming aware of the same or of receipt by it of a notice from the mortgages trustee.

    If the seller fails to remedy the breach within twenty days, the mortgages trustee may require the seller to repurchase the loan or loans under the relevant mortgage account and their related security together with any arrears of interest and accrued and unpaid interest and expenses. There can be no assurance that the seller will have the financial resources to repurchase the loan or loans under the relevant mortgage account and their related security. However, if the seller does not repurchase those loans and their related security when required, then the seller's share of the trust property will be deemed to be reduced by an amount equal to the principal amount outstanding of those loans together with any arrears of interest and accrued and unpaid interest and expenses.

    Other than as described here, neither you nor we will have any recourse to the assets of the seller.

THERE CAN BE NO ASSURANCE THAT A BORROWER WILL REPAY PRINCIPAL AT THE END OF THE TERM ON AN INTEREST ONLY LOAN, WHICH MAY ADVERSELY AFFECT REPAYMENTS ON THE ISSUER NOTES

    Each loan in the current portfolio is repayable either on a principal repayment basis or an interest only basis. Of the loans in the available portfolio as at [25th August 2005], approximately 33 per cent. are interest only loans. For interest only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism such as an investment plan in place to help ensure that funds will be available to repay the principal at the end of the term. However, the seller does not take security over these repayment mechanisms. The borrower is also recommended to take out a life insurance policy in relation to the loan but, as with repayment mechanisms, the seller does not take security over these life insurance policies.


    The ability of a borrower to repay the principal on an interest only loan at maturity depends on the borrower's responsibility to ensure that sufficient funds are available from an investment plan or another source, such as ISAs, pension policies, personal equity plans or endowment policies, as well as the financial condition of the borrower, tax laws and general economic conditions at the time. There can be no assurance that the borrower will have the funds required to repay the principal at the end of the term. If a borrower cannot repay the loan and a loss occurs on the loan, then this may affect repayments of principal on the issuer notes if that loss cannot be cured by amounts standing to the credit of the first reserve fund or the application of excess Funding available revenue receipts.

THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    The sale by the seller to the mortgages trustee of the English mortgages has taken effect (and any sale of English mortgages in the future will take effect) in equity only. The sale by the seller to the mortgages trustee of the Scottish mortgages has taken effect by declarations of trust by the seller (and any sale of Scottish mortgages in the future will be given effect by further declarations of trust) by which the beneficial interest in the Scottish mortgages is transferred to the mortgages trustee. In each case this means that legal title to the loans in the trust property remains with the seller, but the mortgages trustee has all the other rights and benefits relating to ownership of each loan and its related security (which rights and benefits are subject to the trust in favour of the beneficiaries). The mortgages trustee has the right to demand that the seller give it legal title to the loans and the related security in the circumstances described in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE". Until then the mortgages trustee will not apply to the Land Registry or the Central Land Charges Registry to register or record its equitable interest in the English mortgages, and cannot in any event apply to the Registers of Scotland to register or record its beneficial interest in the Scottish mortgages. For more information on the Scottish mortgages see "THE LOANS -- SCOTTISH LOANS" and "MATERIAL LEGAL ASPECTS OF THE LOANS -- SCOTTISH LOANS".

    Because the mortgages trustee has not obtained legal title to the loans or their related security, there are risks, as follows:

       * firstly, if the seller wrongly sold a loan to another person which has already been assigned to the mortgages trustee, and that person acted in good faith and did not have notice of the interests of the mortgages trustee or the beneficiaries in the loan, then she or he might obtain good title to the loan, free from the interests of the mortgages trustee and the beneficiaries. If this occurred then the mortgages trustee would not have good title to the affected loan and its related security and it would not be entitled to payments by a borrower in respect of that loan. This may affect the ability of the issuer to repay the issuer notes; and

       * secondly, the rights of the mortgages trustee and the beneficiaries may be subject to the rights of the borrowers against the seller, such as the rights of set-off (see in particular "-- SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS, DELAYED CASHBACKS AND REWARD CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES") which occur in relation to transactions or deposits made between some borrowers and the seller and the rights of borrowers to redeem their mortgages by repaying the loan directly to the seller. If these rights were exercised, the mortgages trustee may receive less money than anticipated from the loans, which may affect the ability of the issuer to repay the issuer notes.

    However, if a borrower exercises any set-off rights, then an amount equal to the amount set off will reduce the total amount of the seller share of the trust property only, and the minimum seller share has been sized in an amount expected to cover this risk (although there is no assurance that it will).

    Once notice has been given to borrowers of the transfer of the loans and their related security to the mortgages trustee, independent set-off rights which a borrower has against the seller will crystallise and further rights of independent set-off would cease to accrue from that date and no new rights of independent set-off could be asserted following that notice. Set-off rights arising under transaction set-off (which are set-off claims arising out of a transaction connected with the loan (for example, a savings account maintained by a borrower pursuant to the terms of a flexible plus loan)) will not be affected by that notice.

SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS, DELAYED CASHBACKS AND REWARD CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES

    As described in "-- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES", the seller has made, and in the future may make, an equitable assignment of the mortgages, or in the case of Scottish mortgages a transfer of the beneficial interest in the Scottish mortgages, to the mortgages trustee, with legal title being retained by the seller. Therefore, the rights of the mortgages trustee may be subject to the direct rights of the borrowers against the seller, including rights of set-off existing prior to notification to the borrowers of the assignment of the mortgages. These set-off rights may occur if the seller fails to advance to a borrower a drawing under a flexible loan when the borrower is entitled to draw additional amounts under a flexible loan or if the seller fails to pay to a borrower any delayed cashback or reward cashback which the seller had agreed to pay to that borrower after completion of the relevant loan.

    If the seller fails to advance the drawing or pay the delayed cashback or reward cashback, then the relevant borrower may set off any damages claim (or analogous rights in Scotland) arising from the seller's breach of contract against the seller's (and, as assignee of the mortgages, the mortgages trustee's) claim for payment of principal and/or interest under the loan as and when it becomes due. These set- off claims will constitute transaction set-off as described in the immediately preceding risk factor.

    The amount of the claim in respect of a drawing will, in many cases, be the cost to the borrower of finding an alternative source of finance (although, in the case of flexible loan drawing, a delayed cashback or reward cashback in respect of a Scottish loan, it is possible, though regarded as unlikely, that the borrower's right of set-off could extend to the whole amount of the additional drawing). The borrower may obtain a loan elsewhere in which case the damages would be equal to any difference in the borrowing costs together with any consequential losses, namely the associated costs of obtaining alternative funds (for example, legal fees and survey fees). If the borrower is unable to obtain an alternative loan, he or she may have a claim in respect of other losses arising from the seller's breach of contract where there are special circumstances communicated by the borrower to the seller at the time the mortgage was taken out.

    In respect of a delayed cashback or reward cashback, the claim is likely to be in an amount equal to the amount due under the delayed cashback or reward cashback together with interest, expenses and consequential losses (if any).

    A borrower may also attempt to set-off against his or her mortgage payments an amount greater than the amount of his or her damages claim (or analogous rights in Scotland). In that case, the servicer will be entitled to take enforcement proceedings against the borrower although the period of non-payment by the borrower is likely to continue until a judgment is obtained.

    The exercise of set-off rights by borrowers would reduce the incoming cashflow to the mortgages trustee during the exercise. However, the amounts set-off will be applied to reduce the seller share of the trust property only.

    The minimum seller share has been sized in an amount expected to cover this risk, although there is no assurance that it will. If the minimum seller share is not sufficient in this respect then there is a risk that you may not receive all amounts due on the issuer notes.

IF THE SERVICER IS REMOVED, THERE IS NO GUARANTEE THAT A SUBSTITUTE SERVICER WOULD BE FOUND, WHICH COULD DELAY COLLECTION OF PAYMENTS ON THE LOANS AND ULTIMATELY COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    The seller has been appointed by the mortgages trustee and the beneficiaries as servicer to service the loans. If the servicer breaches the terms of the servicing agreement, then the mortgages trustee and the beneficiaries will be entitled to terminate the appointment of the servicer and appoint a new servicer in its place.

    There can be no assurance that a substitute servicer would be found who would be willing and able to service the loans on the terms of the servicing agreement. The ability of a substitute servicer fully to perform the required services would depend, among other things, on the information, software and records available at the time of the appointment. Any delay or inability to appoint a substitute servicer may affect payments on the loans and hence our ability to make payments when due on the issuer notes.

    You should note that the servicer has no obligation itself to advance payments that borrowers fail to make in a timely fashion.

    Neither the security trustee nor the note trustee is obliged in any circumstances to act as a servicer or to monitor the performance by the servicer of its obligations.

FUNDING MAY NOT RECEIVE THE BENEFIT OF ANY CLAIMS MADE ON THE BUILDINGS INSURANCE WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    The practice of the seller in relation to buildings insurance is described under "THE LOANS -- INSURANCE POLICIES". As described in that section, no assurance can be given that Funding will always receive the benefit of any claims made under any applicable insurance contracts. This could reduce the principal receipts received by Funding according to the Funding share percentage and could adversely affect our ability to redeem the issuer notes. You should note that buildings insurance is renewed annually.

POSSIBLE REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL SERVICES AUTHORITY AND ANY OTHER REGULATORY AUTHORITY MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER, THE SERVICER AND/OR THE LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE ISSUER NOTES

Mortgage Regulation

     In the United Kingdom, regulation of residential mortgage business by the FSA under the Financial Services and Markets Act 2000 (the "FSMA") came into force on 31st October, 2004, the date known as "N(M)". Entering into, arranging or advising in respect of, and administering regulated mortgage contracts, and agreeing to do any of these things, are (subject to certain exemptions) regulated activities under the FSMA.

    A credit agreement is a regulated mortgage contract under the FSMA if, at the time it is entered into on or after N(M): (i) the borrower is an individual or trustee; (ii) the contract provides for the obligation of the borrower to repay to be secured by a first legal mortgage or, in Scotland, a first-ranking standard security on land (other than timeshare accommodation) in the UK; and
(iii) at least 40 per cent. of that land is used, or is intended to be used, as or in connection with a dwelling by the borrower or (in the case of credit provided to trustees) by an individual who is a beneficiary of the trust, or by a related person.

    The FSA is broadly empowered to obtain information from and give directions to authorised persons and also sets out standards that serve as guidelines for authorised persons under its supervision. These authorised persons are subject to various reporting obligations (including submitting regular reports to the FSA) to enable the FSA to perform its supervisory role. The approach adopted by the FSA in supervising banks is risk-based with the objectives of:
(i) systematic assessment of whether a bank meets the FSMA authorisation criteria; (ii) understanding the quality of the management and the risks banks face; (iii) using appropriate supervisory tools such as skilled persons' reports on internal controls to identify risks and (iv) allocating resources proportionate to risk by focusing on banks with a high risk profile.

    If mortgage lenders and brokers are not authorised as required by the FSMA, a regulated mortgage contract is unenforceable against the borrower except with the approval of a court. Generally, each qualifying credit promotion (in broad terms an advertisement or marketing activity) relating to a regulated mortgage contract (or any other credit agreement secured by a mortgage on land, where the lender carries on a regulated mortgage contract lending business) has to be issued or approved by a person holding authorisation and permission from the FSA. If such requirements as to qualifying credit promotions are not complied with, the regulated mortgage contract (or other credit agreement) is unenforceable against the borrower except with the approval of a court.

    Any credit agreement intended to be a regulated mortgage contract under the FSMA might instead be wholly or partly regulated by the Consumer Credit Act 1974 (the "CCA") or treated as such or unregulated, and any credit agreement intended to be regulated by the CCA or unregulated might instead be a regulated mortgage contract under the FSMA, because of technical rules on: (a) determining whether the credit agreement or any part of it falls within the definition of "regulated mortgage contract"; and (b) changes to credit agreements.

    Under the terms of the regulatory regime under FSMA, Funding, the mortgages trustee and ourselves will not carry on any regulated activity in relation to regulated mortgage contracts that

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are administered pursuant to an administration agreement by an entity (in this case the seller) having the required authorisation and permission. If such administration agreement terminates, however, we, Funding and the mortgages trustee will have a period of not more than one month in which to arrange for mortgage administration to be carried out by a replacement administrator having the required authorisation and permission. In addition, from N(M) no variations have been or will be made to the loans and no further advances or product switches have been or will be made under the loans where it would result in Funding and/or the mortgages trustee arranging or advising in respect of administering or entering into a regulated mortgage contract (or agreeing to do any of those things) if the issuer, Funding and/or the mortgages trustee would be required to be authorised under FSMA to do so.

    All authorised persons (within the meaning of the FSMA) who are regulated by the FSA are subject to the FSA's Handbook of rules and guidance which regulate a range of matters including senior management arrangements, systems and controls, conduct of business and training and competence.

    A borrower who is a private person is entitled to claim damages for loss suffered as a result of any contravention by an authorised person of an FSA rule, and may set off the amount of the claim against the amount owing by the borrower under the loan or any other loan that the borrower has taken (or exercise analogous rights in Scotland). Any such set-off may adversely affect our ability to make payments in full on the issuer notes when due.

    So as to avoid dual regulation, it is intended that regulated mortgage contracts are not regulated by the CCA. This exemption only affects credit agreements made on or after N(M), and credit agreements made before N(M) but subsequently changed such that a new contract is entered into on or after N(M) and constitutes a regulated mortgage contract. A court order under Section 126 of the CCA is, however, necessary to enforce a land mortgage securing a regulated mortgage contract to the extent that it would, apart from this exemption, be regulated by the CCA or be treated as such.

Consumer Credit Regulation and Proposed UK Consumer Credit Reform

    In the United Kingdom, the Office of Fair Trading (the "OFT") is responsible for the issue of licences under, and the superintendence of the working and the enforcement of, the CCA, related consumer credit regulations and other consumer protection legislation. The OFT may review businesses and operations, provide guidelines to follow and take actions when necessary with regard to the consumer credit and mortgage markets in the United Kingdom.

    Currently, a credit agreement is regulated by the CCA where: (a) the borrower is or includes an individual; (b) the amount of "credit" as defined in the CCA does not exceed the financial limit, which is [GBP]25,000 for credit agreements made on or after 1 May 1998, or lower amounts for credit agreements made before that date; and (c) the credit agreement is not an exempt agreement as defined in the CCA (for example, it is intended that a regulated mortgage contract under the FSMA is an exempt agreement under the CCA).

    Any credit agreement that is wholly or partly regulated by the CCA or treated as such has to comply with the requirements under the CCA as to licensing of lenders and brokers, documentation and procedures of credit agreements, and (in so far as applicable) pre-contract disclosure. If it does not comply with those requirements, then to the extent that the credit agreement is regulated by the CCA or treated as such, it is unenforceable against the borrower: (a) without an order of the OFT, if the lender or any broker does not hold the required licence at the relevant time; (b) totally, if the form to be signed by the borrower is not signed by the borrower personally or omits or mis-states a "prescribed term"; or (c) without a court order in other cases and, in exercising its discretion whether to make the order, the court would take into account any prejudice suffered by the borrower and any culpability by the originator.

    Any credit agreement intended to be a regulated mortgage contract under the FSMA or unregulated might instead be wholly or partly regulated by the CCA or treated as such because of technical rules on: (a) determining whether any credit under the CCA arises, or whether the financial limit of the CCA is exceeded; (b) determining whether the credit agreement is an exempt agreement under the CCA; and (c) changes to credit agreements.


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    A court order under Section 126 of the CCA is necessary to enforce a land mortgage securing a credit agreement to the extent that the credit agreement is regulated by the CCA or treated as such. In dealing with such application, the court has the power, if it appears just to do so, to amend a credit agreement or to impose conditions upon its performance or to make a time order (for example, giving extra time for arrears to be cleared).

    Under Section 75 of the CCA in certain circumstances: (a) the lender is liable to the borrower in relation to misrepresentation and breach of contract by a supplier in a transaction financed by the lender, where the related credit agreement is or is treated as entered into under pre-existing arrangements, or in contemplation of future arrangements, between the lender and the supplier; and (b) the lender has a statutory indemnity from the supplier against such liability, subject to any agreement between the lender and the supplier. The borrower may set off the amount of the claim against the lender against the amount owing by the borrower under the loan or under any other loan that the borrower has taken. Any such set-off may adversely affect our ability to make payments in full on the issuer notes when due.

    The UK consumer credit legislation is currently the subject of substantial change. In December 2003, the UK Department of Trade and Industry (the "DTI") published a White Paper proposing amendments to the CCA and to secondary legislation made under it. In June 2004, secondary legislation was made on: (a) amending requirements as to documentation of credit agreements, coming into force on 31 May 2005; (b) pre-contract disclosure, coming into force on 31 May 2005; and (c) replacing the formula for calculating the maximum amount payable on early settlement with a formula more favourable to the borrower, coming into force on 31 May 2005 for new agreements, or 31 May 2007 or 31 May 2010 (depending on the term of the agreement) for agreements existing before 31 May 2005.

    In December 2004, the UK Parliament published a Consumer Credit Bill (the "BILL") proposing to amend the CCA by, among other things: (a) removing the financial limit for consumer lending, while retaining the limit at [GBP]25,000 for lending for business purposes; (b) strengthening the licensing regime; (c) reforming the law on extortionate credit, with retrospective effect on existing agreements; and (d) extending the jurisdiction of the Ombudsman (as described below) to licence holders under the CCA.

    Following the UK General Election, the Bill was re-introduced into Parliament in May 2005. The Bill could be enacted as soon as late in 2005, although the resulting amendments to the CCA would come into force on such days as the Secretary of State for Trade and Industry may appoint. Further proposals to amend the CCA and secondary legislation made under it are expected at an unspecified time.

    The seller has interpreted certain technical rules under the CCA in a way common with many other lenders in the mortgage market. If such interpretation were held to be incorrect by a court or the Ombudsman, then a credit agreement, to the extent that it is regulated by the CCA or treated as such, would be unenforceable as described above. If such interpretation were challenged by a significant number of borrowers, then this could lead to significant disruption and shortfall in the income of the mortgages trustee. Court decisions have been made on technical rules under the CCA against certain mortgage lenders, but such decisions are very few and are generally county court decisions which are not binding on other courts.

    The seller has given or, as applicable, will give warranties to the mortgages trustee in the mortgage sale agreement that, among other things, each loan and its related security is enforceable (subject to certain exceptions). If a loan or its related security does not comply with these warranties, and if the default cannot be or is not cured within 20 days, then the seller will be required to repurchase the loans under the relevant mortgage account and their related security from the mortgages trustee.

Distance Marketing

    In the United Kingdom, the Financial Services (Distance Marketing) Regulations 2004 apply to, inter alia, credit agreements entered into on or after 31 October 2004 by means of distance communication (i.e. without any substantive simultaneous physical presence of the originator and the borrower). A regulated mortgage contract under the FSMA, if originated by a UK lender from

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an establishment in the UK, will not be cancellable under these regulations.
Any other credit agreement will be cancellable under these regulations, if the borrower does not receive prescribed information at the prescribed time, or in any event for certain unsecured lending. The borrower may send notice of cancellation under these regulations at any time before the end of the fourteenth day after the day on which the cancellable agreement is made or, if later, the borrower receives the last of prescribed information.

    If the borrower cancels the credit agreement under these regulations, then:
(a) the borrower is liable to repay the principal and any other sums paid by the originator to the borrower under or in relation to the cancelled agreement, within 30 days beginning with the day of the borrower sending notice of cancellation or, if later, the originator receiving notice of cancellation; (b) the borrower is liable to pay interest, or any early repayment charge or other charge for credit under the cancelled agreement, only if the borrower received certain prescribed information at the prescribed time and if other conditions are met; and (c) any security is to be treated as never having had effect for the cancelled agreement.

Proposed EU Consumer Credit Directive

    In September 2002, the European Commission published a proposal for a directive of the European Parliament and of the Council on consumer credit. Under the original proposed draft, the directive required specific requirements to be met in respect of certain mortgage loan products (including new credit agreements for further drawings under certain flexible mortgages and for further advances and amortisation tables for repayment mortgages). Mortgage loans not complying with these requirements would be potentially unenforceable. Significantly, in its original form, the proposal provided that it would not apply retrospectively (subject to certain exceptions including in respect of new drawings made in respect of existing agreements) and would not apply to residential mortgage loans except those which include an equity release component.

    There has been significant opposition from the European Parliament to the original form of the proposed directive. On 13 February 2004, the Committee of Legal Affairs and the Internal Market published the European Parliament's amendments to the proposed draft. These amendments included excluding any credit agreement secured by a mortgage on land. The European Commission published on 28 October 2004 a revised proposal, which comprised a list of intended revisions to the draft directive based on the amendments that the European Commission felt either able or unable to accept rather than a full redraft. In this amended form, the proposed directive will apply (subject to certain exceptions) to any loan secured by a mortgage over land if the loan includes an equity release element and is not over [e]100,000, but it is unclear whether it will apply to further drawings and further advances made in relation to agreements existing before national implementing legislation comes into effect.

    The DTI published in February 2005 a consultation paper on the European Commission's amended form of the proposed Directive, and in June 2005 a summary of responses to this consultation. In July 2005, the European Commission published a Green Paper on mortgage credit, in which it announced its intention that loans secured by a land mortgage will be excluded from the proposed Directive but will be covered by any initiatives resulting from the Green Paper process. In October 2005, the European Commission published a further amended form of the proposed Directive, which provides that (subject to certain exceptions) loans not exceeding [e]50,000 will be regulated, but that loans secured by a land mortgage will be excluded from the proposed Directive. The proposed Directive, which may be further substantially amended before it is brought into effect, is unlikely to come into force before mid-2006, and member states will then have a further two years in which to bring national implementing legislation into force.

    Until the final text of the Directive and of any initiatives resulting from the Green Paper process are decided and the details of the United Kingdom implementing legislation are published, it is not certain what effect the adoption and implementation of the Directive or initiatives would have on our ability to make payments in full on the issuer notes when due. No assurance can be given that additional regulations from the OFT, the FSA or any other regulatory authority will not arise with regard to the mortgage market in the United Kingdom generally, the seller's particular sector in that market or specifically in relation to the seller. Any such action or developments or compliance costs may have a material adverse effect on the loans, the seller, the issuer and/or the

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servicer and their respective businesses and operations. This may adversely affect our ability to make payments in full on the issuer notes when due.

REGULATIONS IN THE UNITED KINGDOM COULD LEAD TO SOME TERMS OF THE LOANS BEING UNENFORCEABLE, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    In the United Kingdom, the Unfair Terms in Consumer Contracts Regulations 1999 (the "1999 REGULATIONS") and (in so far as applicable) the Unfair Terms in Consumer Contracts Regulations 1994 (together with the 1999 Regulations, the "UTCCR") apply to agreements entered into on or after 1st July, 1995 and affect all of the loans. The Regulations provide that:

       * a consumer may challenge a standard term in an agreement on the basis that it is an "unfair" term within the UTCCR and therefore not binding on the consumer; and

       * the OFT, the FSA and any other "qualifying body" (as defined in the 1999 Regulations) may seek to enjoin (or in Scotland, interdict) a business from using or recommending the use of unfair terms.

    The UTCCR will not generally affect "core terms" which set out the main subject-matter of the contract, such as the borrower's obligation to repay the principal. However, they may affect terms that are not considered to be core terms, such as the right of the lender to vary the interest rate.

    For example, if a term permitting a lender to vary the interest rate (as the seller is permitted to do) is found to be unfair, the borrower will not be liable to pay the increased rate or, to the extent that she or he has paid it, will be able, as against the lender, or any assignee such as the mortgages trustee, to claim repayment of the extra interest amounts paid or to set-off the amount of the claim against the amount owing by the borrower under the loan or under any other loan that the borrower has taken. Any such non-recovery, claim or set-off may adversely affect our ability to make payments on the issuer notes.

    The FSA has agreed with the OFT to take responsibility for the enforcement of the UTCCR in mortgage agreements. In May 2005, the FSA issued a statement of good practice on fairness of terms in consumer contracts, which is relevant to firms authorised and regulated by the FSA in relation to products and services within the FSA's regulatory scope. This statement considers, among other things, borrowers who are locked in, for example by an early repayment charge that is considered to be a penalty. This statement provides that, for locked-in borrowers, a firm may consider drafting the contract to permit a change in the contract to be made only where any lock-in clause is not exercised.

    In August 2002, the Law Commission for England and Wales and the Scottish Law Commission issued a joint consultation LCCP No. 166/SLCDP 119 on proposals to rationalise the Unfair Contract Terms Act 1977 and the 1999 Regulations into a single piece of legislation and a final report, together with a draft bill on unfair terms, was published in February 2005. The Law Commissions have a duty under section 3 of the Law Commissions Act 1965 to keep the law under review for a number of purposes, including its simplification. The proposals are primarily to simplify the legislation on unfair terms. It is not proposed that there should be any significant increase in the extent of controls over terms in consumer contracts. Some changes are proposed, however, such as that (a) a consumer may also challenge a negotiated term in an agreement on the basis that it is "unfair" and "unreasonable" within the legislation and therefore not binding on the consumer; and (b) in any challenge by a consumer (but not by the OFT or a qualifying body) of a standard term or a negotiated term, the burden of proof lies on the business to show that the term is fair and reasonable. However, it is not obligatory for any of the Law Commissions' reports to be considered for enactment as legislation by the UK government. It is therefore too early to tell how the proposals, if enacted, would affect the loans.


DECISIONS OF THE OMBUDSMAN MAY ADVERSELY AFFECT THE LOANS

    Under FSMA, the Financial Ombudsman Service (the "OMBUDSMAN") is required to make decisions on, among other things, complaints relating to activities and transactions under its jurisdiction, including the loans, on the basis of what, in the Ombudsman's opinion, would be fair and reasonable in all circumstances of the case, taking into account, among other things, law and
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guidance. By transitional provisions, the Ombudsman is also required to deal with certain complaints relating to breach of the Mortgage Code, which was a voluntary code issued by the Council of Mortgage Lenders and in force until N(M). Complaints brought before the Ombudsman for consideration must be decided on a case-by-case basis, with reference to the particular facts of any individual case. Each case is first adjudicated by an adjudicator. Either party to the case may appeal against the adjudication. In the event of an appeal, the case proceeds to a final decision by the Ombudsman.

    No Ombudsman decision against the seller has had a material adverse effect on our ability to make payments on the issuer notes. As, however, the Ombudsman is required to make decisions on the basis of, among other things, the principles of fairness, and may make a money award to the borrower, it is not possible to predict how any future decision of the Ombudsman would affect our ability to make payments in full on the issuer notes when due.


EUROPEAN DIRECTIVE 2005/29/EC ON UNFAIR COMMERCIAL PRACTICES MAY ADVERSELY AFFECT THE LOANS

    On 11 May, 2005 the European Parliament and the Council adopted a Directive (2005/29/EC) regarding unfair business-to-consumer commercial practices (the "UNFAIR PRACTICES DIRECTIVE"). Generally, this Directive applies full harmonisation, which means that member states may not impose more stringent provisions in the fields to which full harmonisation applies. By way of exception, this Directive permits member states to impose more stringent provisions in the fields of financial services and immovable property, such as mortgage loans.

    The Unfair Practices Directive provides that enforcement bodies may take administrative action or legal proceedings in relation to a commercial practice on the basis that it is "unfair" within the Directive. This Directive is intended to protect only collective interests of consumers, and so is not intended to give any claim, defence or right of set-off to an individual consumer.

    The DTI is expected to publish a consultation paper on implementing the Unfair Practices Directive into United Kingdom law. Member states have until 12th December, 2007 in which to bring national implementing legislation into force, subject to a transitional period until 12th June, 2013 for applying full harmonisation in the fields to which it applies. It is too early to predict what effect the implementation of the Unfair Practices Directive would have on the loans.


TAX PAYABLE BY FUNDING OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES

    As explained in "UNITED KINGDOM TAXATION," Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amount of any non-deductible expenses or losses. If the tax payable by Funding or the issuer is greater than expected because, for example, non-deductible expenses or losses are greater than expected, the funds available to make payments on the issuer notes will be reduced and this may adversely affect the issuer's ability to make payments on the issuer notes.

    The UK corporation tax position of the issuer and Funding, however, also depends to a significant extent on the accounting treatment applicable to it. From 1st January, 2005, the accounts of the issuer are required to comply with International Financial Reporting Standards ("IFRS") or with new UK Financial Reporting Standards reflecting IFRS ("NEW UK GAAP"). Funding may also choose to comply with IFRS. There is a concern that companies such as the issuer and Funding might, under either IFRS or new UK GAAP, suffer timing differences that could result in profits or losses for accounting purposes, and accordingly for tax purposes (unless tax legislation provides otherwise), which bear little or no relationship to the company's cash position. However, the Finance Act 2005 (which received royal assent on 7th April, 2005) requires "securitisation companies" to prepare tax computations for accounting periods beginning on or after 1st January, 2005 and ending before 1st January, 2007 on the basis of UK GAAP as applicable up to 31st December, 2004, notwithstanding the requirement to prepare statutory accounts under IFRS or new UK GAAP. The issuer and Funding will each be a "securitisation company" for these purposes.

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    The stated policy of H.M. Revenue & Customs is that the tax neutrality of securitisation special purpose companies in general should not be disrupted as a result of the transition to IFRS or new UK GAAP and that they are working with participants in the securitisation industry to identify appropriate means of preventing any such disruption through a permanent regime. The Finance Act 2005 enables regulations to be made to establish such a regime. It is not clear what the provisions of such a regime will entail, although current indications from H.M. Revenue & Customs are that a securitisation company will have to satisfy various conditions in order to be able to benefit from the regime. If, however (for whatever reason), measures are not introduced to deal with the corporate tax position of such companies in respect of accounting periods ending on or after 1st January, 2007, then profits or losses could arise in the issuer and/or Funding as a result of the application of IFRS or new UK GAAP which could have tax effects not contemplated in the cashflows for the transaction and as such adversely affect the issuer and/or Funding and consequently payments on the Notes.



EUROPEAN DIRECTIVE 2003/48/EC ON THE TAXATION OF SAVINGS INCOME MAY ADVERSELY AFFECT YOUR INTERESTS

    On 1st July, 2005 a European Union Directive (2003/48/EC) regarding the taxation of savings income came into force. Under the Directive, member states are required to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person within a member state's jurisdiction to an individual in another member state, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period, unless during such period they elect otherwise (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

    Payments of interest on the issuer notes which are made or collected through a member state or any other relevant country may be subject to withholding tax which would prevent holders of the issuer notes from receiving interest on their issuer notes in full.


YOUR INTERESTS MAY BE ADVERSELY AFFECTED IF THE UNITED KINGDOM JOINS THE EUROPEAN MONETARY UNION

    It is possible that prior to the maturity of the Notes, the United Kingdom may become a participating member state in the European economic and monetary union and the euro may become the lawful currency of the United Kingdom. In that event (a) all amounts payable in respect of the issuer notes denominated in pounds sterling may become payable in euro, (b) applicable provisions of law may require or allow us to redenominate such issuer notes into euro and take additional measures in respect of such issuer notes and (c) the introduction of the euro as the lawful currency of the United Kingdom may result in the disappearance of published or displayed rates for deposits in sterling used to determine the rates of interest on such issuer notes or changes in the way those rates are calculated, quoted and published or displayed. The introduction of the euro could also be accompanied by a volatile interest rate environment which could adversely affect investors. It cannot be said with certainty what effect, if any, adoption of the euro by the United Kingdom will have on investors on the issuer notes.


CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS

    The structure of the issue of the issuer notes and the ratings which are to be assigned to them are based on English law and Scots law in relation to the Scottish loans in effect as at the date of this prospectus. No assurance can be given as to the impact of any possible change to English law, or Scots law or administrative practice in the United Kingdom after the date of this prospectus.

INSOLVENCY ACT 2000

    Significant changes to the insolvency regime in England and Wales and Scotland have recently been enacted, including the Insolvency Act 2000. The Insolvency Act 2000 allows certain "small" companies to seek protection from their creditors for a period of 28 days, for the purposes of putting together a company voluntary arrangement, with the option for creditors to extend the

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moratorium for a further two months. A "small" company is defined as one which satisfies, in any financial year, two or more of the following criteria: (i) its turnover is not more than [GBP]5.6 million, (ii) its balance sheet total is not more than [GBP]2.8 million and (iii) the number of employees is not more than 50. Whether or not a company is a "small" company may change from period to period and consequently no assurance can be given that the issuer, the mortgages trustee or Funding will not, at any given time, be determined to be a "small" company. The Secretary of State for Trade and Industry may by regulation modify the eligibility requirements for "small" companies and has the power to make different provisions for different cases. No assurance can be given that any such modification or different provisions will not be detrimental to the interests of noteholders.

    Secondary legislation has now been enacted which excludes certain special purpose companies in relation to capital markets transactions from the optional moratorium provisions. Such exceptions include (amongst other matters): (i) a company which is a party to an agreement which is or forms part of a capital market arrangement (as defined in the secondary legislation) under which (a) a party has incurred or when the agreement was entered into was expected to incur a debt of at least [GBP]10 million under the arrangement and (b) the arrangement involves the issue of a capital market investment (also defined, but generally, a rated, listed or traded bond) and (ii) a company which has incurred a liability (including a present, future or contingent liability) of at least [GBP]10 million. While the issuer, the mortgages trustee and Funding should fall within the exceptions, there is no guidance as to how the legislation will be interpreted by a court and the Secretary of State for Trade and Industry may by regulation modify the exception. No assurance may be given that any modification of the eligibility requirements for "small" companies and/or the exceptions will not be detrimental to the interests of noteholders.

    If the issuer and/or the mortgages trustee and/or Funding is determined to be a "small" company and determined not to fall within one of the exceptions (by reason of modification of the exceptions or otherwise), then the enforcement of the issuer security by the security trustee may, for a period, be prohibited by the imposition of a moratorium.

ENTERPRISE ACT 2002

    On 15th September, 2003, the corporate insolvency provisions of the Enterprise Act 2002 (the "ENTERPRISE ACT") came into force, amending certain provisions of the Insolvency Act 1986 as amended (the "INSOLVENCY ACT"). These provisions introduced significant reforms to corporate insolvency law. In particular the reforms restrict the right of the holder of a floating charge created after 15th September, 2003 to appoint an administrative receiver (unless an exception applies) and instead gives primacy to collective insolvency procedures (in particular, administration).

    The holder of a floating charge created before 15th September, 2003 over the whole or substantially the whole of the assets of a company (such as the security trustee under the Funding deed of charge) retains the ability to block the appointment of an administrator by appointing an administrative receiver, who has a duty to act primarily in the interests of the floating charge holder.

    The Insolvency Act contains provisions which continue to allow for the appointment of an administrative receiver in relation to certain transactions in the capital markets. The right to appoint an administrative receiver is retained for certain types of security (such as the issuer security) that form part of a capital markets arrangement (as defined in the Insolvency Act) that involves (i) indebtedness of at least [GBP]50,000,000 (or, when the relevant security document was entered into (being in respect of the transactions described in this prospectus, the issuer deed of charge), a party to the relevant transaction (such as the issuer) was expected to incur a debt of at least [GBP]50,000,000) and (ii) the issue of a capital markets investment (also defined but generally a rated, listed or traded bond). The Secretary of State for Trade and Industry may, by secondary legislation, modify this exception and/or provide that the exception shall cease to have effect. No assurance can be given that any such modification or provision in respect of the capital market exception, or its ceasing to be applicable to the transactions described in this document, will not adversely affect payments on the issuer notes. While the issuer security should fall within the relevant exception, as the provisions of the Enterprise Act have never been considered judicially, no assurance can be given as to whether the Enterprise Act could have a detrimental effect on the transaction described in this prospectus or on the interests of noteholders.

    The Insolvency Act also contains a new out-of-court route into administration for a qualifying floating charge holder, the directors or the company itself. The relevant provisions provide for a notice period during which the holder of the floating charge can either agree to the administrator proposed by the directors of the company or appoint an alternative administrator, although the moratorium will take effect immediately after notice is given. If the qualifying floating charge holder does not respond to the directors' notice of intention to appoint, the directors', or as the case may be, the company's appointee will automatically take office after the notice period has elapsed. Where the holder of a qualifying floating charge within the context of a capital market transaction retains the power to appoint an administrative receiver, such holder may prevent the appointment of an administrator (either by the new out-of-court route or by the court based procedure), by appointing an administrative receiver prior to the appointment of the administrator being completed.

    The new provisions of the Insolvency Act give primary emphasis to the rescue of the company as a going concern. The purpose of realising property to make a distribution to one or more secured creditors is subordinated to the primary purposes of rescuing the company as a going concern or achieving a better result for the creditors as a whole than would be likely if the company were wound up. No assurance can be given that the primary purposes of the new provisions will not conflict with the interests of noteholders were the issuer ever subject to administration.

    In addition to the introduction of a prohibition on the appointment of an administrative receiver as set out above, section 176A of the Insolvency Act provides that in relation to floating charges created after 15th September, 2003 any receiver (including an administrative receiver), liquidator or administrator of a company is required to make a "prescribed part" of the company's "net property" available for the satisfaction of unsecured debts in priority to the claims of the floating charge holder. The company's "net property" is defined as the amount of the chargor's property which would be available for satisfaction of debts due to the holder(s) of any debentures secured by a floating charge and so refers to any floating charge realisations less any amounts payable to the preferential creditors or in respect of the fees or expenses of administration. The "prescribed part" is defined in the Insolvency Act 1986 (Prescribed Part) Order 2003 (SI 2003/2097) to be an amount equal to 50 per cent. of the first [GBP]10,000 of floating charge realisations plus 20 per cent. of the floating charge realisations thereafter, provided that such amount may not exceed [GBP]600,000.

    This obligation does not apply if the net property is less than a prescribed minimum and the relevant officeholder is of the view that the cost of making a distribution to unsecured creditors would be disproportionate to the benefits. The relevant officeholder may also apply to court for an order that the provisions of section 176A of the Insolvency Act should not apply on the basis that the cost of making a distribution would be disproportionate to the benefits.

    Floating charge realisations upon the enforcement of the issuer security may be reduced by the operation of the "ring fencing" provisions described above.


YOU WILL NOT RECEIVE ISSUER NOTES IN PHYSICAL FORM, WHICH MAY CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL THE ISSUER NOTES

    Unless the global issuer notes are exchanged for definitive issuer notes, which will only occur under a limited set of circumstances, your beneficial ownership of the issuer notes will only be recorded in book-entry form with DTC, Euroclear or Clearstream, Luxembourg. The lack of issuer notes in physical form could, among other things:

       * result in payment delays on the issuer notes because the issuer will be sending distributions on the issuer notes to DTC, Euroclear or Clearstream, Luxembourg instead of directly to you;

       * make it difficult for you to pledge the issuer notes if issuer notes in physical form are required by the party demanding the pledge; and

       * hinder your ability to resell the issuer notes because some investors may be unwilling to buy issuer notes that are not in physical form.

IF YOU HAVE A CLAIM AGAINST US IT MAY BE NECESSARY FOR YOU TO BRING SUIT AGAINST US IN ENGLAND AND WALES TO ENFORCE YOUR RIGHTS

    We have agreed to submit to the non-exclusive jurisdiction of the courts of England and Wales, and it may be necessary for you to bring a suit in England and Wales to enforce your rights against us.


IMPLEMENTATION OF THE BASEL II RISK-WEIGHTED ASSET FRAMEWORK MAY RESULT IN CHANGES TO THE RISK-WEIGHTING OF THE ISSUER NOTES

    The Basel Committee on Banking Supervision announced on 11 May 2004 that it had achieved consensus on the remaining issues concerning the framework of the New Basel Capital Accord and published the text of the new framework on 26 June 2004. The framework is designed to place enhanced emphasis on market discipline and sensitivity to risk. The text of the framework will serve as the basis for national rule-making and approval processes to continue and for banking organisations to complete their preparations for implementation of the New Basel Capital Accord. The Committee confirmed that it is currently intended that the various approaches under the New Basel Capital Accord will be implemented in stages, some from year-end 2006, the most advanced at year-end 2007.

    The new capital framework proposed consists of three "pillars": (i) minimum regulatory capital requirements, (ii) supervisory review of an institution's internal assessment process and capital adequacy and (iii) effective use of disclosure to strengthen market discipline.

    Consequently, you should consult your own advisers as to the consequences to, and effect on, you of the proposed implementation of the New Basel Capital Accord.




CERTAIN EVENTS MAY AFFECT THE ELIGIBILITY OF THE SERIES 1 CLASS A ISSUER NOTES FOR INVESTMENT BY MONEY MARKET FUNDS

    The series 1 class A issuer notes are "Eligible Securities" within the meaning of Rule 2a-7 under the Investment Company Act. However, under Rule 2a-7, a money market fund may be required to dispose of the series 1 class A issuer notes upon the occurrence of any of the following events:

       * the rating currently assigned to the series 1 class A issuer notes is lowered or withdrawn;

       * a material default occurs with respect to the series 1 class A issuer notes;

       * the money market fund determines that the series 1 class A issuer notes no longer present minimal credit risk;

       *     upon certain events of insolvency with respect to the issuer; or

       * the series 1 class A issuer notes otherwise cease to meet the eligibility criteria under Rule 2a-7.

                             US DOLLAR PRESENTATION

    Unless otherwise stated in this prospectus, any translations of pounds sterling into US dollars have been made at the rate of [GBP]1.00 = US$[__], which was the noon buying rate in the City of New York for cable transfers in US dollars per [GBP]1.00 as certified for customs purposes by the Federal Reserve Bank of New York on [__] 2005. Use of this rate does not mean that pound sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.

    References in this prospectus to "[GBP]", "POUNDS" or "STERLING" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

    References in this prospectus to "USD", "US$", "$", "US DOLLARS" or "DOLLARS" are to the lawful currency of the United States of America.

    References to "[E]", "EURO" or "EURO" are to the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time.


STERLING/US DOLLAR EXCHANGE RATE HISTORY(1)

            YEAR TO
               [__]          YEARS ENDED 31ST DECEMBER
               2005      2004    2003    2002    2001    2000
            -------  --------  ------  ------  ------  ------


Last(2)...     [__]  [1.9181]  1.7842  1.6095  1.4543  1.4955
Average(3)     [__]  [1.8334]  1.6347  1.5025  1.4396  1.5156
High......     [__]  [1.9467]  1.7842  1.6095  1.5045  1.6538
Low.......     [__]  [1.7554]  1.5500  1.4074  1.3730  1.3997




Notes:

(1) Source: Bloomberg page USCFBPS Crncy.

(2) Last is the closing exchange rate on the last operating business day of each of the periods indicated, years commencing from 1st January or the next operating business day.

(3) Average is the average daily exchange rate during the period.

                                   THE ISSUER

INTRODUCTION

    The issuer was incorporated in England and Wales on 29th April, 2004 (registered number 5115696) and is a public limited company under the Companies Act 1985. The authorised share capital of the issuer comprises 100,000 ordinary shares of [GBP]1 each. The issued share capital of the issuer comprises 50,000 ordinary shares of [GBP]1 each, 49,998 of which are partly paid to [GBP]0.25 each and two of which are fully paid and all of which are beneficially owned by Holdings (see "HOLDINGS"). The registered office of the issuer is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN with telephone number 0870 607 6000.

    The issuer is organised as a special purpose company. The issuer has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the issuer.

    The principal objects of the issuer are set out in its memorandum of association and include among other things:

       *     lending money and giving credit, secured or unsecured;

       *     borrowing or raising money and securing the payment of money; and

       * granting security over its property for the performance of its obligations or the payment of money.

    The issuer was established to issue the issuer notes and to make the issuer term AAA advances to Funding.

    The issuer has not engaged, since its incorporation, in any material activities other than those incidental to its registration as a public company under the Companies Act 1985, to the proposed issue of the issuer notes and making of the issuer term AAA advances to Funding and to the authorisation of entering into the other issuer transaction documents referred to in this prospectus.

    There is no intention to accumulate surplus cash in the issuer except in the circumstances set out in "SECURITY FOR THE ISSUER'S OBLIGATIONS".

    The accounting reference date of the issuer is the last day of December.


DIRECTORS AND SECRETARY

    The following table sets out the directors of the issuer and their respective business addresses and occupations.

NAME                    BUSINESS ADDRESS                BUSINESS OCCUPATION
----------------------  ------------------------------  ----------------------------------


Martin McDermott        Tower 42                        Executive Director of SPV
                        International Financial Centre  Management Limited
                        25 Old Broad Street
                        London EC2N 1HQ

SPV Management Limited  Tower 42                        Management of Special Purpose
                        International Financial Centre  Companies
                        25 Old Broad Street
                        London EC2N 1HQ
David Green             Abbey National House            Finance Director, Banking Entities
                        2 Triton Square
                        Regent's Place
                        London NW1 3AN


    David Green is an employee of the seller.

    The directors of SPV Management Limited are set out under the section "HOLDINGS" in this prospectus.

The company secretary of the issuer is:
Abbey National Secretariat Services Limited
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN

    The activities of the issuer will be restricted by the terms and conditions of the issuer notes and will be limited to the issue of the issuer notes, making the issuer term advances to Funding, the exercise of related rights and powers, and other activities referred to in this prospectus or incidental to those activities.


CAPITALISATION STATEMENT

    The following table shows the capitalisation of the issuer as at 31st October 2005:

                                              AS AT 31ST
                                                 OCTOBER
                                                    2005
                                                   [GBP]
                                              ----------


AUTHORISED SHARE CAPITAL
Ordinary shares of [GBP]1 each..............     100,000
ISSUED SHARE CAPITAL
2 ordinary shares of [GBP]1 each fully paid.        2.00
49,998 ordinary shares each one quarter paid   12,499.50
                                              ----------

                                               12,501.50
                                              ==========


    The issuer has no loan capital, term loans, other borrowings or indebtedness or contingent liabilities or guarantees as at 31st October 2005.

    It is not intended that there be any further payment of the issued share capital.

    There has been no material change in the capitalisation, indebtedness, guarantees or contingent liabilities of the issuer since 31st October 2005.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE ISSUER

SOURCES OF CAPITAL AND LIQUIDITY

    The issuer's source of capital will be the net proceeds of the offering of the issuer notes.

    The issuer's primary source of liquidity will be payments of interest and principal on the issuer intercompany loan.

RESULTS OF OPERATIONS

    As of the date of this prospectus, the issuer does not have an operating history. Therefore, this prospectus does not include any historical or pro forma ratio of earnings to fixed charges. The earnings on the issuer intercompany loan, the interest costs of the issuer notes and the related operating expenses will determine the issuer's results of operations in the future. Fees and expenses of the issuer in connection with the issuance of the issuer notes will be borne by Funding. The income generated on the issuer intercompany loan will be used to pay principal and interest on the issuer notes.

                                 USE OF PROCEEDS

    The gross proceeds of the issuance of the issuer notes will equal approximately [USD][__] and will be applied (after exchanging the gross US dollar proceeds of the offered issuer notes for sterling proceeds calculated by reference to the relevant issuer dollar currency swap rates and the gross euro proceeds of the series 3 class A issuer notes for sterling proceeds calculated by reference to the issuer euro currency swap rate), in accordance with the issuer intercompany loan, to make the issuer term advances to Funding. The net proceeds of the issuance of the offered issuer notes will equal the gross proceeds of the offered issuer notes as (1) the management and underwriting fees and selling commissions otherwise payable by the issuer will be paid to the underwriters by Funding from the Funding reserve fund, and (2) the additional offering expenses otherwise payable by the issuer in connection with the issuance of the offered issuer notes will be partly paid by the underwriters and partly paid by Funding on the issuer's behalf, see "UNDERWRITING".

                         THE SELLER AND THE ABBEY GROUP


THE SELLER

BACKGROUND

    The seller was incorporated in England and Wales on 12th September, 1988 with registered number 2294747. The registered office of Abbey is at Abbey National House, 2 Triton Square, Regent's Place, London, NW1 3AN. The telephone number of the issuer's registered office is 0870 607 6000. The seller and its subsidiaries (the "ABBEY GROUP") provides over 18 million customers in the United Kingdom with a comprehensive range of personal financial services, including savings and investments, mortgages, unsecured lending, banking, pensions, life and general insurance products. The Abbey group also has offshore operations in Jersey and the Isle of Man and in the USA and Hong Kong. The group is regulated by the Financial Services Authority.

    On 12 November 2004, Banco Santander Central Hispano, S.A. ("BANCO SANTANDER") completed the acquisition of the entire issued share capital of the seller, implemented by means of a scheme of arrangement under Section 425 of the Companies Act 1985, making the seller a wholly-owned subsidiary of Banco Santander. Grupo Santander is the largest bank in the euro zone and the ninth largest worldwide by market capitalization. Banco Santander can (subject to any regulatory constraints or considerations) control the seller by exercising its votes in a general meeting.

CORPORATE PURPOSE AND STRATEGY

    The seller's purpose and goal is to maximise value for its shareholder, Banco Santander, by focusing on the provision of personal financial services in the UK. The Abbey group is already a leading player in its core mortgage and savings market and management continues to target consolidation of these positions and growth in personal banking, insurance and long-term savings. Over the last two years, the Abbey group has made good progress in restructuring the business, disposing of and exiting the large majority of [GBP]60 billion of assets and businesses that were deemed non-core and investing in the ongoing Personal Financial Services operations. As part of the Banco Santander group of companies, it is currently intended that this programme will be accelerated.

ORGANISATIONAL STRUCTURE

    The Abbey group's operations were re-organised following the acquisition of Abbey by Banco Santander in November 2004.

    Six main components (as described below) comprise the new structure. The first three components are customer-facing operations, while the next three provide business support functions.

       (1) Retail Banking, which is responsible for all channel delivery (branches, telephone, internet banking) and marketing strategies for both direct and intermediary customers.

       (2) Insurance and Asset Management has been created to signal the importance of these markets to the Abbey group.

       (3) Manufacturing, which is responsible for all operations activity (including service centres) and for meeting all of the Abbey group's information technology needs as well as IT procurement and security.

       (4) Finance and Markets, which comprises Abbey Financial Markets, Finance and the Portfolio Business Unit, which consists of those businesses selected for exit.

       (5) Human Resources, which is responsible for the Abbey group human resources strategy and personnel support.

       (6) Risk Management, which focuses on the Abbey group's risk policy and control framework.

    A further four units sit outside these main divisions. These are Communications, Compliance, Strategy & Planning and Legal, Secretariat, Tax & Regulatory Affairs.

MORTGAGE BUSINESS

    The total value of the Abbey group's mortgage stock as at 31st December, 2004 was [GBP][90.9] billion (2003: [GBP][87.8] billion). The group achieved net mortgage lending of [GBP][3.1] billion in 2004, equating to a net mortgage lending market share of [3.1] per cent. The Abbey group is the UK's second largest residential mortgage lender.


ABBEY NATIONAL TREASURY SERVICES PLC TRADING AS ABBEY FINANCIAL MARKETS OR AFM ("AFM")

    AFM is a wholly-owned subsidiary of the seller and is an authorised person with permission to accept deposits under FSMA. AFM was incorporated in England and Wales on 24th January, 1989 with registered number 2338548.

    AFM comprises:

       (i) Short Term Markets (previously known as Short-term Funding, Liquidity and Trading);

       (ii) Asset and Liability Management (previously known as Group Treasury and International); and

       (iii) Derivatives and Structured Products (previously known as Abbey National Financial Products).

    AFM manages the Abbey group's funding, liquidity and balance sheet requirements. In addition, AFM provides structured products, underpinned by its derivatives trading activities, to the Abbey group and other UK financial services companies. It is also active in securities financing and in the International Money Markets and Capital Markets. AFM has ceased its international treasury operations other than those in Stamford, Connecticut, USA. The obligations of AFM are guaranteed by a deed poll made by the seller and dated 26th January, 2004.


BAKER STREET RISK AND INSURANCE (GUERNSEY) LIMITED ("BAKER STREET RISK")

    Baker Street Risk was incorporated in Guernsey on 12th March, 1993. Baker Street Risk is a wholly owned subsidiary of the seller and its registered office is at PO Box 384, The Albany, South Esplanade, St Peter Port, Guernsey GY1 4NF. The principal business activity of Baker Street Risk is that of an insurer.

                                     FUNDING

INTRODUCTION

    Funding was incorporated in England and Wales on 28th April, 2000 (registered number 3982428) as a private limited company under the Companies Act 1985. The authorised share capital of Funding comprises 100 ordinary shares of [GBP]1 each. The issued share capital of Funding comprises two ordinary shares of [GBP]1 each, both of which are beneficially owned by Holdings (see "HOLDINGS"). The registered office of Funding is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN with telephone number 0870 607 6000.

    Funding is organised as a special purpose company. Funding has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or Funding.

    The principal objects of Funding are set out in its memorandum of association and are, among other things, to:

       * carry on the business of a property investment company and an investment holding company;

       *     acquire trust property and enter into loan arrangements;

       * invest, buy, sell and otherwise acquire and dispose of mortgage loans, advances and other investments and all forms of security;

       *     carry on business as a money lender, financier and investor; and

       * undertake and carry on all kinds of loan, financial and other operations.

    Since its incorporation, Funding has not engaged in any material activities, other than those relating to the previous issues by the previous issuers and those incidental to the authorisation of the issuer transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental to those activities. Funding has no employees.

    The accounting reference date of Funding is the last day of December.


DIRECTORS AND SECRETARY

    The following table sets out the directors of Funding and their respective business addresses and occupations.

NAME                    BUSINESS ADDRESS                BUSINESS OCCUPATION
----------------------  ------------------------------  ----------------------------------


Martin McDermott        Tower 42                        Executive Director of SPV
                        International Financial Centre  Management Limited
                        25 Old Broad Street
                        London EC2N 1HQ

SPV Management Limited  Tower 42                        Management of Special Purpose
                        International Financial Centre  Companies
                        25 Old Broad Street
                        London EC2N 1HQ
David Green             Abbey National House            Finance Director, Banking Entities
                        2 Triton Square
                        Regent's Place
                        London NW1 3AN


    David Green is an employee of the seller.

    The directors of SPV Management Limited are set out under the section "HOLDINGS" in this prospectus.

The company secretary of Funding is:

Abbey National Secretariat Services Limited
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN


CAPITALISATION STATEMENT

    The following table shows the capitalisation of Funding as at 31st October 2005:

                                AS AT 31ST
                                   OCTOBER
                                      2005
                                     [GBP]
                                ----------
AUTHORISED SHARE CAPITAL
Ordinary shares of [GBP]1 each         100
ISSUED SHARE CAPITAL
Allotted and fully paid.......           2
                                ----------

TOTAL ISSUED SHARE CAPITAL....           2
                                ==========

    The following table shows the indebtedness of Funding as at 31st October 2005, all of which is secured and unguaranteed and relates to the previous issues:

series 3 term AAA advance due July 2010 made by Holmes Financing (No. 1) PLC  [GBP]     575,000,000
series 3 term AA advance due July 2040 made by Holmes Financing (No. 1) PLC.  [GBP]      24,000,000
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 1) PLC  [GBP]      30,000,000
series 4 term AAA advance due July 2013 made by Holmes Financing (No. 1) PLC  [GBP]     250,000,000
series 4 term AA advance due July 2040 made by Holmes Financing (No. 1) PLC.  [GBP]      11,000,000
series 4 term BBB advance due July 2040 made by Holmes Financing (No. 1) PLC  [GBP]      14,000,000
series 3 term AAA advance due July 2023 made by Holmes Financing (No. 2) PLC  [GBP]     375,000,000
series 3 term AA advance due July 2040 made by Holmes Financing (No. 2) PLC.  [GBP]      19,000,000
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 2) PLC  [GBP]      25,000,000
series 4 term AAA advance due July 2040 made by Holmes Financing (No. 2) PLC  [GBP]     300,000,000
series 4 term AA advance due July 2040 made by Holmes Financing (No. 2) PLC.  [GBP]      12,600,000
series 4 term BBB advance due July 2040 made by Holmes Financing (No. 2) PLC  [GBP]      21,000,000
series 3 term AAA advance due July 2040 made by Holmes Financing (No. 3) PLC  [GBP]     500,000,000
series 3 term AA advance due July 2040 made by Holmes Financing (No. 3) PLC.  [GBP]      15,000,000
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 3) PLC  [GBP]      31,000,000
series 2 term AAA advance due July 2008 made by Holmes Financing (No. 4) PLC  [GBP]     490,000,000
series 2 term AA advance due July 2040 made by Holmes Financing (No. 4) PLC.  [GBP]      22,000,000
series 2 term BBB advance due July 2040 made by Holmes Financing (No. 4) PLC  [GBP]      33,000,000
series 3 term AAA advance due July 2040 made by Holmes Financing (No. 4) PLC  [GBP]     850,000,000
series 3 term AA advance due July 2040 made by Holmes Financing (No. 4) PLC.  [GBP]      25,000,000
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 4) PLC  [GBP]      36,000,000
series 4 term AAA advance due October 2009 made by Holmes Financing (No. 4)   [GBP]     350,000,000
PLC.........................................................................
series 4 term AA advance due July 2040 made by Holmes Financing (No. 4) PLC.  [GBP]      11,000,000
series 4 term BBB advance due July 2040 made by Holmes Financing (No. 4) PLC  [GBP]      19,000,000
series 3 term AAA advance due October 2008/July 2040 made by Holmes           [GBP]     875,000,000
Financing (No. 5) PLC.......................................................
series 3 term AA advance due July 2040 made by Holmes Financing (No. 5) PLC.  [GBP]      33,000,000
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 5) PLC  [GBP]      47,500,000
series 3 term AAA advance due October 2009 made by Holmes Financing (No. 6)
PLC.........................................................................  [GBP]     633,500,000

                                       65


series 3 term AA advance due July 2040 made by Holmes Financing (No. 6) PLC...[GBP]      21,539,000
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 6) PLC  [GBP]      36,110,000
series 4A1 term AAA advance due October 2009 made by Holmes Financing (No.    [GBP]     641,026,000
6) PLC......................................................................
series 4A2 term AAA advance due October 2009 made by Holmes Financing (No.
6) PLC......................................................................  [GBP]     129,230,000
series 4 term AA advance due July 2040 made by Holmes Financing (No. 6) PLC.  [GBP]      25,642,000
series 4 term BBB advance due July 2040 made by Holmes Financing (No. 6) PLC  [GBP]      44,231,000
series 5 term AAA advance due July 2040 made by Holmes Financing (No. 6) PLC  [GBP]     500,000,000
series 5 term AA advance due July 2040 made by Holmes Financing (No. 6) PLC.  [GBP]      17,000,000
series 5 term BBB advance due July 2040 made by Holmes Financing (No. 6) PLC  [GBP]      29,000,000
series 2 term AAA advance due January 2008 made by Holmes Financing (No. 7)   [GBP]     803,340,000
PLC.........................................................................
series 2 term AA advance due July 2040 made by Holmes Financing (No. 7) PLC.  [GBP]      24,100,000
series 2 term A advance due July 2040 made by Holmes Financing (No. 7) PLC..  [GBP]      40,970,000
series 3 term AAA advance due July 2020 made by Holmes Financing (No. 7) PLC  [GBP]     321,000,000
series 3 term AA advance due July 2040 made by Holmes Financing (No. 7) PLC.  [GBP]      15,000,000
series 3 term A advance due July 2040 made by Holmes Financing (No. 7) PLC..  [GBP]      20,000,000
series 4A1 term AAA advance due 2040 made by Holmes Financing (No. 7) PLC...  [GBP]     341,500,000
series 4A2 term AAA advance due 2040 made by Holmes Financing (No. 7) PLC...  [GBP]     250,000,000
series 4 term AA advance due July 2040 made by Holmes Financing (No. 7) PLC.  [GBP]      28,000,000
series 4 term A advance due July 2040 made by Holmes Financing (No. 7) PLC..  [GBP]      38,250,000
series 2 term AAA advance due April 2011 made by Holmes Financing (No. 8)     [GBP]     811,995,886
PLC.........................................................................
series 2 term AA advance due July 2040 made by Holmes Financing (No. 8) PLC.  [GBP]      27,607,860
series 2 term BBB advance due July 2040 made by Holmes Financing (No. 8) PLC  [GBP]      47,095,761
series 3 term AAA advance due April 2020 made by Holmes Financing (No. 8)     [GBP]     663,597,000
PLC.........................................................................
series 3 term AA advance due July 2040 made by Holmes Financing (No. 8) PLC.  [GBP]      22,790,200
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 8) PLC  [GBP]      38,542,250
series 4A1 term AAA advance due July 2040 made by Holmes Financing (No. 8)    [GBP]     900,000,000
PLC.........................................................................
series 4A2 term AAA advance due July 2040 made by Holmes Financing (No. 8)    [GBP]     270,665,295
PLC.........................................................................
series 4 term AA advance due July 2040 made by Holmes Financing (No. 8) PLC.  [GBP]      39,900,000
series 4 term BBB advance due July 2040 made by Holmes Financing (No. 8) PLC  [GBP]      68,000,000
                                                                              ---------------------
TOTAL.......................................................................  [GBP]  11,843,732,252
                                                                              =====================

    Other than as set out in the preceding table, Funding has no loan capital, term loans, other borrowings or indebtedness or contingent liabilities or guarantees as at 31st October 2005.

    There has been no material change in the capitalisation, indebtedness or contingent liabilities or guarantees of Funding since 31st October 2005.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF FUNDING

SOURCES OF CAPITAL AND LIQUIDITY

    Funding's source of capital is the previous term advances made to it by the previous issuers pursuant to the previous intercompany loan agreements and this will be increased by the issuer term advances made to it by the issuer pursuant to the issuer intercompany loan agreement.

    Funding's principal source of liquidity is earnings on its interest in the trust property, the first reserve fund, the second reserve fund and the Funding liquidity reserve fund.


RESULTS OF OPERATIONS

    This prospectus does not include any historical or pro forma ratio of Funding's earnings to fixed charges. The earnings on its interest in the trust property, the interest costs of the issuer term advances it pays to the issuer pursuant to the issuer intercompany loan agreement, the interest costs of the previous term advances it pays to the previous issuers pursuant to the previous intercompany loan agreements and the related operating expenses are the principal components of Funding's results of operations. The income generated on its interest in the trust property will be used to pay principal and interest on the issuer intercompany loan to the issuer and on the previous intercompany loans to the previous issuers.

    Audited financial statements for Holmes Funding Limited are included in this prospectus -- see APPENDIX C.

                              THE MORTGAGES TRUSTEE

INTRODUCTION

    The mortgages trustee was incorporated in England and Wales on 28th April, 2000 (registered number 3982431) as a private limited company under the Companies Act 1985. The authorised share capital of the mortgages trustee comprises 100 ordinary shares of [GBP]1 each. The issued share capital of the mortgages trustee comprises two ordinary shares of [GBP]1 each, both of which are beneficially owned by Holdings (see "HOLDINGS"). The registered office of the mortgages trustee is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

    The mortgages trustee is organised as a special purpose company. The mortgages trustee has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the mortgages trustee.

    The principal objects of the mortgages trustee are set out in its memorandum of association and are, among other things, to:

       * invest and deal in mortgage loans secured on residential or other properties within England, Wales and Scotland;

       * invest in, buy, sell and otherwise acquire and dispose of mortgage loans, advances, other similar investments and all forms of security;

       *     carry on business as a money lender, financier and investor;

       * undertake and carry on all kinds of loan, financial and other operations; and

       *     act as trustee in respect of carrying on any of these objects.

    The mortgages trustee has not engaged, since its incorporation, in any material activities other than those incidental to the settlement of the trust property on the mortgages trustee or relating to the issue of previous notes by the previous issuers, changing its name from Trushelfco (No. 2655) Ltd. on 6th June, 2000, the authorisation of the issuer transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental or ancillary to the foregoing. The mortgages trustee has no employees.

    The accounting reference date of the mortgages trustee is the last day of December.


DIRECTORS AND SECRETARY

    The following table sets out the directors of the mortgages trustee and their respective business addresses and occupations.

NAME                    BUSINESS ADDRESS                BUSINESS OCCUPATION
----------------------  ------------------------------  ----------------------------------


Martin McDermott        Tower 42                        Executive Director of SPV
                        International Financial Centre  Management Limited
                        25 Old Broad Street
                        London EC2N 1HQ

SPV Management Limited  Tower 42                        Management of Special Purpose
                        International Financial Centre  Companies
                        25 Old Broad Street
                        London EC2N 1HQ
David Green             Abbey National House            Finance Director, Banking Entities
                        2 Triton Square
                        Regent's Place
                        London NW1 3AN


    David Green is an employee of the seller.

    The directors of SPV Management Limited are set out under the section "HOLDINGS" in this prospectus.

The company secretary of the mortgages trustee is:

Abbey National Secretariat Services Limited
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN

                                    HOLDINGS

INTRODUCTION

    Holdings was incorporated in England and Wales on 29th December, 1998 (registered number 3689577) as a private limited company under the Companies Act 1985. The registered office of Holdings is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

    Holdings has an authorised share capital of [GBP]100 divided into 100 ordinary shares of [GBP]1 each, of which two shares of [GBP]1 each have been issued. Limited recourse loans were made by SPV Management Limited to Holdings in order for Holdings to acquire all of the issued share capital of the previous issuers, Funding, the mortgages trustee and PECOH Limited. A further limited loan has been made by SPV Management Limited to Holdings in order for Holdings to acquire all of the issued share capital of the issuer. SPV Management Limited holds all of the beneficial interest in the issued shares in Holdings on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

    Holdings is organised as a special purpose company.

    The principal objects of Holdings are set out in its memorandum of association and are, among other things, to:

       *     acquire and hold, by way of investments or otherwise; and

       * deal in or exploit in such manner as may from time to time be considered expedient,

    all or any of the shares, stocks, debenture stocks, debentures or other interests of or in any company (including the previous issuers, the issuer, the mortgages trustee, Funding, and the post-enforcement call option holder).

    Holdings has not engaged in any other activities since its incorporation. Holdings has no employees.

    The accounting reference date of Holdings is the last day of December.


DIRECTORS AND SECRETARY

    The following table sets out the directors of Holdings and their respective business addresses and occupations.

NAME                    BUSINESS ADDRESS                BUSINESS OCCUPATION
----------------------  ------------------------------  ----------------------------------


Martin McDermott        Tower 42                        Executive Director of SPV
                        International Financial Centre  Management Limited
                        25 Old Broad Street
                        London EC2N 1HQ

SPV Management Limited  Tower 42                        Management of Special Purpose
                        International Financial Centre  Companies
                        25 Old Broad Street
                        London EC2N 1HQ
David Green             Abbey National House            Finance Director, Banking Entities
                        2 Triton Square
                        Regent's Place
                        London NW1 3AN


    David Green is an employee of the seller.

    The directors of SPV Management Limited and their principal activities are as follows:

NAME                  FUNCTION                     PRINCIPAL ACTIVITIES
--------------------  ---------------------------  --------------------

                      Managing Director/Chief
Martin McDermott....  Executive Officer            Company Director
                      Managing Director/Sales and
James Fairrie.......  Marketing                    Company Director
Nicolas Patch.......  Executive Director           Company Director
Mark Filer..........  Executive Director           Company Director
Anthony Raikes......  Non-Executive Director       Company Director
William J Farrell II  Non-Executive Director       Banker
David Dupert........  Non-Executive Director       Banker
David Roulston......  Non-Executive Director       Banker

    The business address of the directors of SPV Management Limited is Tower 42, International Financial Centre, 25 Old Broad Street, London EC2N 1HQ.

    The company secretary of Holdings is:

Abbey National Secretariat Services Limited
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN

                            THE ISSUER SWAP PROVIDERS

[__]

    DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                               INTERCOMPANY LOANS

    Each of the previous issuers, Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC, Holmes Financing (No. 7) PLC and Holmes Financing (No. 8) PLC, is a public limited company incorporated in England and Wales. The registered office of each previous issuer is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone numbers for the previous issuers are (44) 20 7756 6302/4/5. Each of the previous issuers is a special purpose company whose purpose is to have issued the previous notes that represent their respective asset-backed obligations and to have lent an amount equal to the proceeds of the previous notes to Funding under their respective previous intercompany loans. None of the previous issuers tengages in any activities that are unrelated to its purpose.

    The seller has been appointed as the cash manager for each of the previous issuers to manage its bank accounts, to determine the amounts of and arrange payments of monies to be made by it and keep certain records on its behalf. The seller has also been appointed as an account bank for each of the previous issuers to provide banking services to it.

    The following tables summarise the principal features of the previous notes. In each table, references to "PREVIOUS NOTES" are references to the previous notes issued by the relevant previous issuer, the notes of which previous issuer are described in that table.

                                                     CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 1) PLC
                                         --------------------------------------------------------------------------------------
                                         SERIES 1              SERIES 1              SERIES 1              SERIES 2
                                         CLASS A               CLASS B               CLASS C               CLASS A
                                         --------------------  --------------------  --------------------  --------------------
Principal amount:                        $900,000,000          $31,500,000           $42,000,000           $975,000,000
Credit enhancement:                      Subordination of the  Subordination of the  The reserve funds     Subordination of the
                                         class B previous      class C previous                            class B previous
                                         notes and the         notes and the                               notes and the
                                         class C previous      reserve funds                               class C previous
                                         notes and the                                                     notes and the
                                         reserve funds                                                     reserve funds

Interest rate:                           Three-month USD-      Three-month USD-      Three-month USD-      Three-month USD-
                                         LIBOR + margin        LIBOR + margin        LIBOR + margin        LIBOR + margin
Margin:                                  0.14% p.a.            0.38% p.a.            1.03% p.a.            0.19% p.a.
Until interest payment date falling in:  July 2010             July 2010             July 2010             July 2010
And thereafter:                          N/A                   1.38% p.a.            2.03% p.a.            N/A

Scheduled redemption date:               July 2003             N/A                   N/A                   July 2005
Outstanding balance at last payment      Nil                   Nil                   Nil                   Nil
date:
Interest accrual method:                 Actual/360            Actual/360            Actual/360            Actual/360
Interest payment dates:                  Quarterly in arrear on the interest  payment dates falling in January, April, July and
                                         October of each year

First interest payment date:             October 2000          October 2000          October 2000          October 2000
Final maturity date:                     July 2005             July 2040             July 2040             July 2007
Listing:                                 UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing Authority
                                         and London Stock      and London Stock      and London Stock      and London Stock
                                         Exchange              Exchange              Exchange              Exchange
Ratings as at date of issue              AAA/Aaa /AAA          AA/Aa3/AA             BBB/Baa2/BBB          AAA/Aaa/AAA
(S&P/Moody's/ Fitch):

Current ratings (where relevant)         N/A                   N/A                   N/A                   N/A
(S&P/Moody's/ Fitch):

                                          CLASS OF PREVIOUS NOTES ISSUED BY HOLMES
                                                    FINANCING (NO. 1) PLC
                                         ------------------------------------------
                                         SERIES 2              SERIES 2
                                         CLASS B               CLASS C
                                         --------------------  --------------------
Principal amount:                        $34,500,000           $45,000,000
Credit enhancement:                      Subordination of the  The reserve funds
                                         class C previous
                                         notes and the
                                         reserve funds
Interest rate:                           Three-month USD-      Three-month USD-
                                         LIBOR + margin        LIBOR + margin

Margin:                                  0.41% p.a.            1.15% p.a.
Until interest payment date falling in:  July 2010             July 2010
And thereafter:                          1.41% p.a.            2.15% p.a.
Scheduled redemption date:               N/A                   N/A

Outstanding balance at last payment      Nil                   Nil
date:
Interest accrual method:                 Actual/360            Actual/360
Interest payment dates:                  Quarterly  in   arrear  on   the  interest
                                         payment dates  falling in  January, April,
                                         July and October of each year
First interest payment date:             October 2000          October 2000

Final maturity date:                     July 2040             July 2040
Listing:                                 UK Listing Authority  UK Listing Authority
                                         and London Stock      and London Stock
                                         Exchange              Exchange
Ratings as at date of issue              AA/Aa3/AA             BBB/Baa2/BBB
(S&P/Moody's/ Fitch):
Current ratings (where relevant)         N/A                   N/A
(S&P/Moody's/ Fitch):


                                                       CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 1) PLC
                                         -----------------------------------------------------------------------------------------
                                         SERIES 3          SERIES 3          SERIES 3          SERIES 3          SERIES 4
                                         CLASS A1          CLASS A2          CLASS B           CLASS C           CLASS A
                                         ----------------  ----------------  ----------------  ----------------  -----------------
Principal amount:                        [GBP]375,000,000  [e]320,000,000    [GBP]24,000,000   [GBP]30,000,000   [GBP]250,000,000
Credit enhancement:                      Subordination of  Subordination of  Subordination of  The reserve       Subordination of
                                         the class B       the class B       the class C       funds             the class B
                                         previous notes    previous notes    previous notes                      previous notes
                                         and the class C   and the class C   and the reserve                     and the class C
                                         previous notes    previous notes    funds                               previous notes
                                         and the reserve   and the reserve                                       and the reserve
                                         funds             funds                                                 funds

Interest rate:                           Three-month       Three-month       Three-month       Three-month       6.62% p.a. until
                                         sterling LIBOR +  EURIBOR +         sterling LIBOR +  sterling LIBOR +  the interest
                                         margin            margin            margin            margin            payment date in
                                                                                                                 July 2010 and
                                                                                                                 then three- month
                                                                                                                 sterling LIBOR +
                                                                                                                 margin
Margin:                                  0.26% p.a.        0.26% p.a.        0.45% p.a.        1.60% p.a.        N/A
Until interest payment date falling in:  July 2010         July 2010         July 2010         July 2010         July 2010
And thereafter:                          N/A               N/A               1.45% p.a.        2.60% p.a.        1.25% p.a.

Scheduled redemption date:               July 2007         July 2007         N/A               N/A               July 2010
Outstanding balance at last              [GBP]375,000,000  [e]320,000,000    [GBP]24,000,000   [GBP]30,000,000   [GBP]250,000,000
payment date:
Interest accrual method:                 Actual/365        Actual/360        Actual/365        Actual/365        Actual/365

Interest payment dates:                  For the series 3 previous notes, the series 4 class B previous notes and the series 4 class C previous notes, quarterly in arrear on the interest payment dates falling in
                                         January, April, July and October of each year. For the series 4 class A previous notes, until (and including) the interest payment in July 2010, interest will be paid semi-annually in arrear on the 15th day in January and July of each year (subject to payment being made on business days). If a trigger event occurs or the issuer security is enforced prior to the interest payment date in July, 2010, principal amounts due and payable on the series 4 class A previous notes will be paid quarterly on the interest payment dates falling in January, April, July and October of each year. After the interest payment date in July, 2010 interest and principal on the series 4 class A previous notes will be paid quarterly in arrear on the interest payment dates falling in January, April,
                                         July and October of each year.

First interest payment date:             October 2000      October 2000      October 2000      October 2000      January 2001
Final maturity date:                     July 2010         July 2010         July 2040         July 2040         July 2013
Listing:                                 UK Listing        UK Listing        UK Listing        UK Listing        UK Listing
                                         Authority and     Authority and     Authority and     Authority and     Authority and
                                         London Stock      London Stock      London Stock      London Stock      London Stock
                                         Exchange          Exchange          Exchange          Exchange          Exchange
Ratings as at date of issue              AAA/Aaa/AAA       AAA/Aaa/AAA       AA/Aa3/AA         BBB/Baa2/BBB      AAA/Aaa/AAA
(S&P/ Moody's/Fitch):

Current ratings (where                   AAA/Aaa/AAA       AAA/Aaa/AAA       AA/Aa3/AA         BBB/Baa2/BBB      AAA/Aaa/AAA
relevant) (S&P/Moody's/
Fitch):

                                          CLASS OF PREVIOUS NOTES ISSUED BY
                                            HOLMES FINANCING (NO. 1) PLC
                                         ----------------------------------
                                         SERIES 4          SERIES 4
                                         CLASS B           CLASS C
                                         ----------------  ----------------
Principal amount:                        [GBP]11,000,000   [GBP]14,000,000
Credit enhancement:                      Subordination of  The reserve
                                         the class C       funds
                                         previous notes
                                         and the reserve
                                         funds
Interest rate:                           Three-month       Three-month
                                         sterling LIBOR +  sterling LIBOR +
                                         margin            margin

Margin:                                  0.62% p.a.        1.75% p.a.
Until interest payment date falling in:  July 2010         July 2010
And thereafter:                          1.62% p.a.        2.75% p.a.
Scheduled redemption date:               N/A               N/A

Outstanding balance at last              [GBP]11,000,000   [GBP]14,000,000
payment date:
Interest accrual method:                 Actual/365        Actual/365
Interest payment dates:                  For the  series 3  previous notes,
                                         the  series  4  class  B  previous
                                         notes  and the  series  4 class  C
                                         previous   notes,   quarterly   in
                                         arrear on the interest
                                         payment dates  falling in January,
                                         April,  July and  October of  each
                                         year.  For the  series  4 class  A
                                         previous    notes,   until    (and
                                         including) the interest
                                         payment  in  July  2010,  interest
                                         will  be   paid  semi-annually  in
                                         arrear on the  15th day in January
                                         and July of  each year (subject to
                                         payment being
                                         made  on  business   days).  If  a
                                         trigger event occurs or the issuer
                                         security is enforced  prior to the
                                         interest  payment  date  in  July,
                                         2010, principal
                                         amounts  due  and payable  on  the
                                         series  4 class  A previous  notes
                                         will  be  paid  quarterly  on  the
                                         interest payment  dates falling in
                                         January, April,
                                         July  and  October of  each  year.
                                         After the interest payment date in
                                         July, 2010  interest and principal
                                         on the  series 4 class  A previous
                                         notes will be
                                         paid  quarterly in  arrear on  the
                                         interest payment  dates falling in
                                         January,  April, July  and October
                                         of each year.
First interest payment date:             October 2000      October 2000

Final maturity date:                     July 2040         July 2040
Listing:                                 UK Listing        UK Listing
                                         Authority and     Authority and
                                         London Stock      London Stock
                                         Exchange          Exchange
Ratings as at date of issue              AA/Aa3/AA         BBB/Baa2/BBB
(S&P/ Moody's/Fitch):
Current ratings (where                   AA/Aa3/AA         BBB/Baa2/BBB
relevant) (S&P/Moody's/
Fitch):


                                          CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 2) PLC
                                         ----------------------------------------------------------------
                                         SERIES 1              SERIES 1              SERIES 1
                                         CLASS A               CLASS B               CLASS C
                                         --------------------  --------------------  --------------------
Principal amount:                        $1,000,000,000        $37,000,000           $49,000,000
Credit enhancement:                      Subordination of the  Subordination of the  The reserve funds
                                         class B previous      class C previous
                                         notes and the         notes and the
                                         class C previous      reserve funds
                                         notes and the
                                         reserve funds

Interest rate:                           Three-month USD-      Three-month USD-      Three-month USD-
                                         LIBOR + margin        LIBOR + margin        LIBOR + margin
Margin:                                  0.09% p.a.            0.35% p.a.            1.20% p.a.
Until interest payment date falling in:  October 2007          October 2007          October 2007
And thereafter:                          N/A                   1.35% p.a.            2.20% p.a.

Scheduled redemption date:               July 2002             N/A                   N/A
Outstanding balance at last payment      Nil                   Nil                   Nil
date:
Interest accrual method:                 Actual/360            Actual/360            Actual/360
Interest payment dates:                  Quarterly  in arrear on  the interest  payment dates  falling in
                                         January, April, July and October of each year

First interest payment date:             16th January, 2001    16th January, 2001    16th January, 2001
Final maturity date:                     July 2004             July 2040             July 2040
Listing:                                 UK Listing Authority  UK Listing Authority  UK Listing Authority
                                         and London Stock      and London Stock      and London Stock
                                         Exchange              Exchange              Exchange
Ratings as at date of issue              AAA/Aaa/AAA           AA/Aa3/AA             BBB/Baa2/BBB
(S&P/Moody's/Fitch):

Current ratings (where relevant)         N/A                   N/A                   N/A
(S&P/Moody's/ Fitch):

                                               CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 2) PLC
                                         --------------------------------------------------------------------------
                                         SERIES 2                                              SERIES 2
                                         CLASS A                                               CLASS B
                                         ----------------------------------------------------  --------------------
Principal amount:                        $1,000,000,000                                        $37,000,000
Credit enhancement:                      Subordination of the                                  Subordination of the
                                         class B previous                                      class C previous
                                         notes and the                                         notes and the
                                         class C previous                                      reserve funds
                                         notes and the
                                         reserve funds
Interest rate:                           Three-month USD-                                      Three-month USD-
                                         LIBOR + margin                                        LIBOR + margin

Margin:                                  0.18% p.a.                                            0.44% p.a.
Until interest payment date falling in:  October 2007                                          October 2007
And thereafter:                          0.36% p.a.                                            1.44% p.a.
Scheduled redemption date:               October 2003, January 2004, April 2004 and July 2004  N/A

Outstanding balance at last payment      Nil                                                   Nil
date:
Interest accrual method:                 Actual/360                                            Actual/360
Interest payment dates:                  Quarterly  in arrear  on the  interest payment  dates falling  in January,
                                         April, July and October of each year
First interest payment date:             16th January, 2001                                    16th January, 2001

Final maturity date:                     July 2017                                             July 2040
Listing:                                 UK Listing Authority                                  UK Listing Authority
                                         and London Stock                                      and London Stock
                                         Exchange                                              Exchange
Ratings as at date of issue              AAA/Aaa/AAA                                           AA/Aa3/AA
(S&P/Moody's/Fitch):
Current ratings (where relevant)         N/A                                                   N/A
(S&P/Moody's/ Fitch):


                                           CLASS OF PREVIOUS
                                            NOTES ISSUED BY
                                           HOLMES FINANCING
                                              (NO. 2) PLC
                                         --------------------
                                         SERIES 2
                                         CLASS C
                                         --------------------
Principal amount:                        $49,000,000
Credit enhancement:                      The reserve funds
Interest rate:                           Three-month USD-
                                         LIBOR + margin
Margin:                                  1.35% p.a.

Until interest payment date falling in:  October 2007
And thereafter:                          2.35% p.a.
Scheduled redemption date:               N/A
Outstanding balance at last payment      Nil
date:

Interest accrual method:                 Actual/360
Interest payment dates:                  Quarterly  in arrear
                                         on    the   interest
                                         payment        dates
                                         falling  in January,
                                         April,    July   and
                                         October of each year
First interest payment date:             16th January, 2001
Final maturity date:                     July 2040

Listing:                                 UK Listing Authority
                                         and London Stock
                                         Exchange
Ratings as at date of issue              BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant)         N/A
(S&P/Moody's/ Fitch):



                                                     CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 2) PLC
                                         --------------------------------------------------------------------------------------
                                         SERIES 3              SERIES 3              SERIES 3              SERIES 4
                                         CLASS A               CLASS B               CLASS C               CLASS A
                                         --------------------  --------------------  --------------------  --------------------
Principal amount:                        [GBP]500,000,000      [GBP]19,000,000       [GBP]25,000,000       [e]500,000,000

Credit enhancement:                      Subordination of the  Subordination of the  The reserve funds     Subordination of the
                                         class B previous      class C previous                            class B previous
                                         notes and the         notes and the                               notes and the
                                         class C previous      reserve funds                               class C previous
                                         notes and the                                                     notes and the
                                         reserve funds                                                     reserve funds
Interest rate:                           Three-month           Three-month           Three-month           Three-month
                                         sterling LIBOR +      sterling LIBOR +      sterling LIBOR +      EURIBOR + margin
                                         margin                margin                margin
Margin:                                  0.24% p.a.            0.45% p.a.            1.50% p.a.            0.27% p.a.
Until interest payment date falling in:  October 2007          October 2007          October 2007          October 2007

And thereafter:                          0.48% p.a.            1.45% p.a.            2.50% p.a.            0.54% p.a.
Scheduled redemption date:               October 2005,         N/A                   N/A                   N/A
                                         January 2006, April
                                         2006 and July 2006
Outstanding balance at last payment      [GBP]375,000,000      [GBP]19,000,000       [GBP]25,000,000       [e]500,000,000
date:
Interest accrual method:                 Actual/365            Actual/365            Actual/365            Actual/360

Interest payment dates:                  Quarterly in arrear on the interest  payment dates falling in January, April, July and
                                         October of each year
First interest payment date:             16th January, 2001    16th January, 2001    16th January, 2001    16th January, 2001
Final maturity date:                     July 2023             July 2040             July 2040             July 2040
Listing:                                 UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing Authority
                                         and London Stock      and London Stock      and London Stock      and London Stock
                                         Exchange              Exchange              Exchange              Exchange

Ratings as at date of issue              AAA/Aaa/AAA           AA/AAS/AA             BBB/Aaa/AAA           AAA/Aaa/AA
(S&P/Moody's/Fitch)
Current ratings (where relevant)         AAA/Aaa/AAA           AA/AAS/AA             BBB/Aaa/AAA           AAA/Aaa/AA
(S&P/Moody's/ Fitch):

                                          CLASS OF PREVIOUS NOTES ISSUED BY HOLMES
                                                    FINANCING (NO. 2) PLC
                                         ------------------------------------------
                                         SERIES 4              SERIES 4
                                         CLASS B               CLASS C
                                         --------------------  --------------------
Principal amount:                        [e]21,000,000         [e]35,000,000
Credit enhancement:                      Subordination of the  The reserve funds
                                         class C previous
                                         notes and the
                                         reserve funds

Interest rate:                           Three-month           Three-month
                                         EURIBOR + margin      EURIBOR + margin
Margin:                                  0.50% p.a.            1.60% p.a.
Until interest payment date falling in:  October 2007          October 2007
And thereafter:                          1.50% p.a.            2.60% p.a.

Scheduled redemption date:               N/A                   N/A
Outstanding balance at last payment      [e]21,000,000         [e]35,000,000
date:
Interest accrual method:                 Actual/360            Actual/360
Interest payment dates:                  Quarterly  in   arrear  on   the  interest
                                         payment dates  falling in  January, April,
                                         July and October of each year

First interest payment date:             16th January, 2001    16th January, 2001
Final maturity date:                     July 2040             July 2040
Listing:                                 UK Listing Authority  UK Listing Authority
                                         and London Stock      and London Stock
                                         Exchange              Exchange
Ratings as at date of issue              AA/AO3/AA             BBB/Baa2/BBB
(S&P/Moody's/Fitch)

Current ratings (where relevant)         AA/AO3/AA             BBB/Baa2/BBB
(S&P/Moody's/ Fitch):


                                            CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 3) PLC
                              -----------------------------------------------------------------------------------------
                              SERIES 1               SERIES 1               SERIES 1              SERIES 2
                              CLASS A                CLASS B                CLASS C               CLASS A
                              ---------------------  ---------------------  --------------------  ---------------------
Principal amount:             $1,060,000,000         $32,500,000            $53,000,000           $1,060,000,000
Credit enhancement:           Subordination of the   Subordination of the   The reserve funds     Subordination of the
                              class B previous       class C previous                             class B previous
                              notes and the class C  notes and the reserve                        notes and the class C
                              previous notes and     funds                                        previous notes and
                              the reserve funds                                                   the reserve funds

Interest rate:                Three-month USD-       Three-month USD-       Three-month USD-      Three-month USD-
                              LIBOR + margin         LIBOR + margin         LIBOR + margin        LIBOR + margin
Margin:                       0.12% p.a.             0.35% p.a.             1.20% p.a.            0.16% p.a.
Until interest payment date   July 2006              July 2006              July 2006             July 2006
falling in:
And thereafter:               N/A                    0.70% p.a.             2.20% p.a.            0.16% p.a.

Scheduled redemption date:    January 2003           N/A                    N/A                   January 2005
Outstanding balance at last   Nil                    Nil                    Nil                   Nil
payment date:
Interest accrual method:      Actual/360             Actual/360             Actual/360            Actual/360
Interest payment dates:       Quarterly in  arrear on the  interest payment dates  falling in January, April,  July and
                              October of each year

First interest payment date:  16th July, 2001        16th July, 2001        16th July, 2001       16th July, 2001
Final maturity date:          January 2005           July 2040              July 2040             January 2007
Listing:                      UK Listing Authority   UK Listing Authority   UK Listing Authority  UK Listing Authority
                              and London Stock       and London Stock       and London Stock      and London Stock
                              Exchange               Exchange               Exchange              Exchange
Ratings as at date of issue   AAA/Aaa/AAA            AA/Aa3/AA              BBB/Baa2/BBB          AAA/Aaa/AAA
(S&P/ Moody's/Fitch):

Current ratings               N/A                    N/A                    N/A                   N/A
(where relevant)
(S&P/Moody's/ Fitch):

                                CLASS OF PREVIOUS NOTES ISSUED BY HOLMES
                                         FINANCING (NO. 3) PLC
                              -------------------------------------------
                              SERIES 2               SERIES 2
                              CLASS B                CLASS C
                              ---------------------  --------------------
Principal amount:             $32,500,000            $53,000,000
Credit enhancement:           Subordination of the   The reserve funds
                              class C previous
                              notes and the reserve
                              funds
Interest rate:                Three-month USD-       Three-month USD-
                              LIBOR + margin         LIBOR + margin

Margin:                       0.40% p.a.             1.27% p.a.
Until interest payment date   July 2006              July 2006
falling in:
And thereafter:               0.80% p.a.             2.27% p.a.
Scheduled redemption date:    N/A                    N/A

Outstanding balance at last   Nil                    Nil
payment date:
Interest accrual method:      Actual/360             Actual/360
Interest payment dates:       Quarterly in arrear on the interest payment
                              dates falling  in January, April,  July and
                              October of each year
First interest payment date:  16th July, 2001        16th July, 2001

Final maturity date:          July 2040              July 2040
Listing:                      UK Listing Authority   UK Listing Authority
                              and London Stock       and London Stock
                              Exchange               Exchange
Ratings as at date of issue   AA/Aa3/AA              BBB/Baa2/BBB
(S&P/ Moody's/Fitch):
Current ratings               N/A                    N/A
(where relevant)
(S&P/Moody's/ Fitch):


                                                        CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 3) PLC
                                           ----------------------------------------------------------------------------------------
                                           SERIES 3                        SERIES 3                        SERIES 3
                                           CLASS A                         CLASS B                         CLASS C
                                           ------------------------------  ------------------------------  ------------------------
Principal amount:                          [e]805,000,000                  [e]24,000,000                   [e]50,000,000
Credit enhancement:                        Subordination of the class B    Subordination of the class C    The reserve funds
                                           previous notes and the class C  previous notes and the reserve previous notes and the reserve  funds
                                           funds

Interest rate:                             Three-month EURIBOR +           Three-month EURIBOR +           Three-month EURIBOR +
                                           margin                          margin                          margin
Margin:                                    0.24% p.a.                      0.40% p.a.                      1.50% p.a.
Until interest payment date falling in:    July 2006                       July 2006                       July 2006
And thereafter:                            0.48% p.a.                      0.80% p.a.                      2.50% p.a.

Scheduled redemption date:                 N/A                             N/A                             N/A
Outstanding balance at last payment date:  [e]805,000,000                  [e]24,000,000                   [e]50,000,000
Interest accrual method:                   Actual/360                      Actual/360                      Actual/360
Interest payment dates:                      Quarterly in arrear on the interest payment dates falling in January, April, July and
                                                                             October of each year

First interest payment date:               16th July, 2001                 16th July, 2001                 16th July, 2001
Final maturity date:                       July 2040                       July 2040                       July 2040
Listing:                                   UK Listing Authority and        UK Listing Authority and        UK Listing Authority and
                                           London Stock Exchange           London Stock Exchange           London Stock Exchange
Ratings as at date of issue                AAA/Aaa/AAA                     AA/Aa3/AA                       BBB/Baa2/BBB
(S&P/Moody's/Fitch):

Current ratings                            AAA/Aaa/AAA                     AA/Aa3/AA                       BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):


                                             CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 4) PLC
                               ------------------------------------------------------------------------------------------
                               SERIES 1               SERIES 1               SERIES 1               SERIES 2
                               CLASS A                CLASS B                CLASS C                CLASS A
                               ---------------------  ---------------------  ---------------------  ---------------------
Principal amount:              $1,050,000,000         $36,500,000            $54,500,000            [e]800,000,000
Credit enhancement:            Subordination of the   Subordination of the   Subordination of the   Subordination of the
                               class B previous       class C previous       class D previous       class B previous
                               notes, the class C     notes and the class D  notes and the reserve  notes, the class C
                               previous notes and     previous notes and     funds                  previous notes and
                               the class D previous   the reserve funds                             the class D previous
                               notes and the reserve                                                notes and the reserve
                               funds                                                                funds

Interest rate:                 Three-month USD-       Three-month USD-       Three-month USD-       5.05% until the
                               LIBOR + margin         LIBOR + margin         LIBOR + margin         interest payment date
                                                                                                    in July 2006 and then
                                                                                                    three-month
                                                                                                    EURIBOR + margin
Margin:                        0.19% p.a.             0.39% p.a.             1.20% p.a.             N/A
Until interest payment date    July 2006              July 2006              July 2006              July 2006
falling in:
And thereafter:                0.38% p.a.             0.78% p.a.             2.20% p.a.             0.48% p.a.

Scheduled redemption date(s):  October 2003,          N/A                    N/A                    July 2006
                               January 2004, April
                               2004, July 2004
Outstanding balance at last    Nil                    Nil                    Nil                    [e]800,000,000
payment date:
Interest accrual method:       Actual/360             Actual/360             Actual/360             Actual/Actual (ISMA)
                                                                                                    until the interest
                                                                                                    payment date in July
                                                                                                    2006 and then
                                                                                                    Actual/360

Interest payment dates:        For all of these previous notes (other than the series 2 class A previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and
                               October of each year. For the series 2 class A previous notes, until (and including) the interest payment date falling in July 2006, interest will be payable annually in arrear on the 15th day in July of each year (subject to payment being made on business days). If a trigger event occurs or the previous issuer security is enforced prior to the interest payment date falling in July 2006, principal and interest amounts due and payable on the series 2 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in July 2006, interest and principal on the series 2 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in
                               January, April, July and October of each year.

First interest payment date:   15th October, 2001     15th October, 2001     15th October, 2001     15th July, 2002
Final maturity date:           July 2015              July 2040              July 2040              July 2008
Listing:                       UK Listing Authority   UK Listing Authority   UK Listing Authority   UK Listing Authority
                               and London Stock       and London Stock       and London Stock       and London Stock
                               Exchange               Exchange               Exchange               Exchange
Ratings as at date of issue    AAA/Aaa/AAA            AA/Aa3/AA              BBB/Baa2/BBB           AAA/Aaa/AAA
(S&P/Moody's/Fitch):

Current ratings                N/A                    N/A                    N/A                    AAA/Aaa/AAA
(where relevant)
(S&P/Moody's/ Fitch):

                                CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 4)
                                                            PLC
                               ------------------------------------------------------------
                               SERIES 2                               SERIES 2
                               CLASS B                                CLASS C
                               -------------------------------------  ---------------------
Principal amount:              [e]35,800,000                          [e]53,800,000
Credit enhancement:            Subordination of the class C previous  Subordination of the
                               notes and the class D                  class D previous
                               previous notes and                     notes and the reserve
                               the reserve funds                      funds
Interest rate:                 Three-month                            Three-month
                               EURIBOR + margin                       EURIBOR + margin

Margin:                        0.40% p.a.                             1.45% p.a.
Until interest payment date    July 2006                              July 2006
falling in:
And thereafter:                0.80% p.a.                             2.45% p.a.
Scheduled redemption date(s):  N/A                                    N/A

Outstanding balance at last    [e]35,800,000                          [e]53,800,000
payment date:
Interest accrual method:       Actual/360                             Actual/360
Interest payment dates:        For all  of these  previous notes (other  than the  series 2 class A previous notes), quarterly in arrear on the interest payment dates falling in
                               January,  April, July  and  October of  each  year. For  the series 2  class A previous notes, until  (and including) the interest payment date falling in
                               July 2006,  interest will be  payable annually in  arrear on the 15th day in July  of each year (subject to payment being made on business days). If
                               a trigger  event occurs or  the previous issuer  security is enforced prior to the  interest payment date falling in July
                               2006, principal and interest
                               amounts due  and payable  on the series  2 class  A previous notes will  be payable quarterly  in arrear on  the interest payment dates falling in
                               January,  April, July and  October of  each year.  After the interest  payment date  falling in  July 2006,  interest and principal on the series 2 class A
                               previous notes  will be payable  quarterly in arrear  on the interest payment  dates falling in January,  April, July and
                               October of each year.
First interest payment date:   15th October, 2001                     15th October, 2001

Final maturity date:           July 2040                              July 2040
Listing:                       UK Listing Authority                   UK Listing Authority
                               and London Stock                       and London Stock
                               Exchange                               Exchange
Ratings as at date of issue    AA/Aa3/AA                              BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings                AA/Aa3/AA                              BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):


                                           CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 4) PLC
                              ----------------------------------------------------------------------------------------
                              SERIES 3          SERIES 3          SERIES 3          SERIES 3          SERIES 3
                              CLASS A1          CLASS A2          CLASS B           CLASS C           CLASS D1
                              ----------------  ----------------  ----------------  ----------------  ----------------
Principal amount:             [GBP]550,000,000  $410,000,000      $34,500,000       $49,500,000       [GBP]30,000,000
Credit enhancement:           Subordination of  Subordination of  Subordination of  Subordination of
                              the class B       the class B       the class C       the class D
                              previous notes,   previous notes,   previous notes    previous notes
                              the class C       the class C       and the class D   and the reserve
                              previous notes    previous notes    previous notes    funds
                              and the class D   and the class D   and the reserve
                              previous notes    previous notes    funds
                              and the reserve   and the reserve
                              funds             funds

Interest rate:                Three-month       Three-month       Three-month       Three-month       Three-month
                              sterling LIBOR +  USD-LIBOR +       USD-LIBOR +       USD-LIBOR +       sterling LIBOR +
                              margin            margin            margin            margin            margin
Margin:                       0.23% p.a.        0.23% p.a.        0.44% p.a.        1.30% p.a.        4.75% p.a.
Until interest payment date   July 2006         July 2006         July 2006         July 2006         July 2006
falling in:
And thereafter:               0.46% p.a.        0.46% p.a.        0.88% p.a.        2.30% p.a.        5.75% p.a.

Scheduled redemption date:    N/A               N/A               N/A               N/A               N/A
Outstanding balance at last   [GBP]550,000,000  $410,000,000      $34,500,000       $49,500,000       Nil
payment date:
Interest accrual method:      Actual/365        Actual/360        Actual/360        Actual/360        Actual/365
Interest payment dates:       For  all of these  previous notes,  quarterly in  arrear on  the interest  payment dates falling in January, April, July and October of each year

First interest payment date:  15th October,     15th October,     15th October,     15th October,     15th October,
                              2001              2001              2001              2001              2001
Final maturity date:          July 2040         July 2040         July 2040         July 2040         July 2040
Listing:                      UK Listing        UK Listing        UK Listing        UK Listing        UK Listing
                              Authority and     Authority and     Authority and     Authority and     Authority and
                              London Stock      London Stock      London Stock      London Stock      London Stock
                              Exchange          Exchange          Exchange          Exchange          Exchange
Ratings as at date of issue   AAA/Aaa/AAA       AAA/Aaa/AAA       AA/Aa3/AA         BBB/Baa2/ BBB     BB/Ba2/BB
(S&P/Moody's/Fitch):

Current ratings               AAA/Aaa/AAA       AAA/Aaa/AAA       AA/Aa3/AA         BBB/Baa2/ BBB     N/A
(where relevant)
(S&P/Moody's/ Fitch):

                                 CLASS OF PREVIOUS NOTES
                               ISSUED BY HOLMES FINANCING
                                       (NO. 4) PLC
                              ----------------------------
                              SERIES 3       SERIES 3
                              CLASS D2       CLASS D3
                              -------------  -------------
Principal amount:             [e]27,000,000  $5,000,000
Credit enhancement:
Interest rate:                Three-month    Three-month
                              EURIBOR +      USD-LIBOR +
                              margin         margin

Margin:                       4.50% p.a.     4.50% p.a.
Until interest payment date   July 2006      July 2006
falling in:
And thereafter:               5.50% p.a.     5.50% p.a.
Scheduled redemption date:    N/A            N/A

Outstanding balance at last   Nil            Nil
payment date:
Interest accrual method:      Actual/360     Actual/360
Interest payment dates:       For  all  of these  previous
                              notes,  quarterly in  arrear
                              on   the  interest   payment
                              dates  falling  in  January,
                              April,  July and  October of
                              each year
First interest payment date:  15th October,  15th October,
                              2001           2001

Final maturity date:          July 2040      July 2040
Listing:                      UK Listing     UK Listing
                              Authority and  Authority and
                              London Stock   London Stock
                              Exchange       Exchange
Ratings as at date of issue   BB/Ba2/BB      BB/Ba2/BB
(S&P/Moody's/Fitch):
Current ratings               N/A            N/A
(where relevant)
(S&P/Moody's/ Fitch):


                                             CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 4) PLC
                                           ------------------------------------------------------------------
                                           SERIES 4                           SERIES 4
                                           CLASS A                            CLASS B
                                           ---------------------------------  -------------------------------
Principal amount:                          CHF850,000,000                     [GBP]11,000,000
Credit enhancement:                        Subordination of the class B       Subordination of the class C
                                           previous notes, the class C        previous notes and the class D
                                           previous notes and the class D     previous notes and the reserve
                                           previous notes and the reserve     funds
                                           funds

Interest rate:                             3.50% until the interest payment   Three-month sterling LIBOR +
                                           date in October 2006 and then      margin
                                           three-month CHF- LIBOR +
                                           margin
Margin:                                    N/A                                0.43% p.a.
Until interest payment date falling in:    October 2006                       October 2006
And thereafter:                            0.36% p.a.                         0.86% p.a.

Scheduled redemption date:                 October 2006                       N/A
Outstanding balance at last payment date:  CHF850,000,000                     [GBP]11,000,000
Interest accrual method:                   30/360 until the interest payment  Actual/365
                                           date in October 2006 and then
                                           Actual/360

Interest payment dates:                     For all of these previous notes (other than the series 4 class A previous notes), quarterly in arrear on the interest payment dates falling in January,
                                            April, July and October of each year. For the series 4 class A previous notes, until (and including) the interest payment date falling in October
                                            2006, interest will be payable annually in arrear on the 15th day in October of each year (subject to payment being made on business days). If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in October 2006, principal and interest amounts due and payable on the series 4 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in October 2006, interest and principal on the series 4 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April,
                                            July and October of each year.

First interest payment date:               15th October, 2001                 15th October, 2001
Final maturity date:                       October 2009                       July 2040
Listing:                                   SWX Swiss Exchange                 UK Listing Authority and London
                                                                              Stock Exchange
Ratings as at date of issue                AAA/Aaa/AAA                        AA/Aa3/AA
(S&P/Moody's/Fitch):

Current ratings                            AAA/Aaa/AAA                        AA/Aa3/AA
(where relevant)
(S&P/Moody's/ Fitch):

                                            CLASS OF PREVIOUS NOTES ISSUED
                                           BY HOLMES FINANCING (NO. 4) PLC
                                           -------------------------------
                                           SERIES 4
                                           CLASS C
                                           -------------------------------
Principal amount:                          [GBP]19,000,000
Credit enhancement:                        Subordination of the class D
                                           previous notes and the reserve
                                           funds
Interest rate:                             Three-month sterling LIBOR +
                                           margin

Margin:                                    1.50% p.a.
Until interest payment date falling in:    October 2006
And thereafter:                            2.50% p.a.
Scheduled redemption date:                 N/A

Outstanding balance at last payment date:  [GBP]19,000,000
Interest accrual method:                   Actual/365
Interest payment dates:                    For all of these previous notes
                                           (other than the  series 4 class
                                           A previous notes), quarterly in
                                           arrear on
                                           the   interest  payment   dates
                                           falling in January, April, July
                                           and October  of each  year. For
                                           the series 4
                                           class  A previous  notes, until
                                           (and  including)  the  interest
                                           payment date falling in October
                                           2006, interest
                                           will  be  payable  annually  in
                                           arrear  on  the   15th  day  in
                                           October  of each  year (subject
                                           to payment being
                                           made  on business  days). If  a
                                           trigger  event  occurs  or  the
                                           issuer  security   is  enforced
                                           prior to the interest
                                           payment date falling in October
                                           2006,  principal  and  interest
                                           amounts due and  payable on the
                                           series 4
                                           class A previous  notes will be
                                           payable quarterly  in arrear on
                                           the   interest  payment   dates
                                           falling in
                                           January,   April,    July   and
                                           October of each year. After the
                                           interest  payment date  falling
                                           in October 2006,
                                           interest  and principal  on the
                                           series 4 class A previous notes
                                           will  be  payable quarterly  in
                                           arrear on the
                                           interest payment  dates falling
                                           in  January,  April,  July  and
                                           October of each year.
First interest payment date:               15th October, 2001

Final maturity date:                       July 2040
Listing:                                   UK Listing Authority and London
                                           Stock Exchange
Ratings as at date of issue                BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings                            BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):


                                                       CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 5) PLC
                                           --------------------------------------------------------------------------------------
                                           SERIES 1              SERIES 1              SERIES 1              SERIES 2
                                           CLASS A               CLASS B               CLASS C               CLASS A1
                                           --------------------  --------------------  --------------------  --------------------
Principal amount:                          $1,000,000,000        $35,000,000           $52,000,000           $750,000,000
Credit enhancement:                        Subordination of the  Subordination of the  The reserve funds     Subordination of the
                                           class B previous      class C previous                            class B previous
                                           notes and the class   notes and the                               notes and the class
                                           C previous notes      reserve funds                               C previous notes
                                           and the reserve                                                   and the reserve
                                           funds                                                             funds

Interest rate:                             One-month USD-        Three-month USD-      Three-month USD-      Three-month USD-
                                           LIBOR + margin        LIBOR + margin        LIBOR + margin        LIBOR + margin
Margin:                                    0.01% p.a.            0.35% p.a.            1.35% p.a.            0.20% p.a.
Until interest payment date falling in:    October 2002          October 2006          October 2006          October 2006
And thereafter:                            N/A                   0.70% p.a.            2.35% p.a.            N/A

Scheduled redemption date(s):              July 2002 and         N/A                   N/A                   October 2004
                                           October 2002
Outstanding balance at last payment date:  Nil                   Nil                   Nil                   Nil
Interest accrual method:                   Actual/360            Actual/360            Actual/360            Actual/360

Interest payment dates:                    For the series 1 class A previous notes, monthly in arrear on the interest payment date falling in each consecutive month. For the other series 1 previous notes and for all of the series 2 previous notes (other than the series 2 class A2 previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and
                                           October of each year. For the series 2 class A2 previous notes, until (and including)
                                           the interest payment date falling in October 2004, interest will be payable annually in arrear on the 15th day in October of each year (subject to payment being made on business days). If a trigger event occurs or the previous issuer security is enforced prior to the interest payment date falling in October 2002, interest and principal due and payable on the series 1 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October in 2002, as applicable. If a trigger event occurs or the previous issuer security is enforced prior to the interest payment date falling in October 2004, interest and principal due and payable on the series 2 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in October 2004, interest and principal on the series 2 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:               17th December,        15th January, 2002    15th January, 2002    15th January, 2002
                                           2001
Final maturity date:                       October 2002          July 2040             July 2040             October 2006
Listing:                                   UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing Authority
                                           and London Stock      and London Stock      and London Stock      and London Stock
                                           Exchange              Exchange              Exchange              Exchange
Ratings as at date of issue                A-1+/P-1/F1+          AA/Aa3/AA             BBB/Baa2/BBB          AAA/Aaa/AAA
(S&P/Moody's/Fitch):

Current ratings (where relevant)           N/A                   N/A                   N/A                   N/A
(S&P/Moody's/ Fitch):

                                             CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING
                                                                 (NO. 5) PLC
                                           ------------------------------------------------------
                                           SERIES 2                          SERIES 2
                                           CLASS A2                          CLASS B
                                           --------------------------------  --------------------
Principal amount:                          CHF400,000,000                    $35,000,000
Credit enhancement:                        Subordination of the              Subordination of the
                                           class B previous                  class C previous
                                           notes and the class               notes and the
                                           C previous notes and the reserve  reserve funds
                                           funds
Interest rate:                             2.5% p.a. until the               Three-month USD-
                                           interest payment                  LIBOR + margin
                                           date in October
                                           2004 and then
                                           three-month CHF
                                           LIBOR + margin

Margin:                                    N/A                               0.43% p.a.
Until interest payment date falling in:    October 2004                      October 2006
And thereafter:                            0.22% p.a.                        0.86% p.a.
Scheduled redemption date(s):              October 2004                      N/A

Outstanding balance at last payment date:  Nil                               Nil
Interest accrual method:                   30/360 until the                  Actual/360
                                           interest payment
                                           date in October
                                           2004 and then
                                           Actual/360
Interest payment dates:                    For the  series 1 class  A previous notes,  monthly in
                                           arrear on  the interest  payment date falling  in each
                                           consecutive month. For the
                                           other  series 1  previous  notes and  for  all of  the
                                           series 2 previous notes (other than the series 2 class
                                           A2 previous notes), quarterly in
                                           arrear  on  the  interest  payment  dates  falling  in
                                           January, April, July and October of each year. For the
                                           series  2   class  A2   previous  notes,   until  (and
                                           including)  the  interest   payment  date  falling  in
                                           October  2004, interest  will be  payable  annually in
                                           arrear on the 15th day in
                                           October of each year (subject to payment being made on
                                           business  days).  If a  trigger  event  occurs or  the
                                           previous issuer security is
                                           enforced prior to the interest payment date falling in
                                           October 2002,  interest and principal  due and payable
                                           on the series 1 class A
                                           previous notes will be  payable quarterly in arrear on
                                           the interest payment dates  falling in January, April,
                                           July and October in 2002, as
                                           applicable. If a trigger  event occurs or the previous
                                           issuer  security is  enforced  prior  to the  interest
                                           payment date falling in October
                                           2004, interest  and principal  due and payable  on the
                                           series  2  class A2  previous  notes  will be  payable
                                           quarterly in arrear on the interest
                                           payment  dates falling  in  January,  April, July  and
                                           October of each year.  After the interest payment date
                                           falling in October 2004, interest
                                           and principal on the  series 2 class A2 previous notes
                                           will be  payable quarterly  in arrear on  the interest
                                           payment dates falling in
                                           January, April, July and October of each year.
First interest payment date:               15th October, 2002                15th January, 2002

Final maturity date:                       October 2006                      July 2040
Listing:                                   SWX Swiss                         UK Listing Authority
                                           Exchange                          and London Stock
                                                                             Exchange
Ratings as at date of issue                AAA/Aaa/AAA                       AA/Aa3/AA
(S&P/Moody's/Fitch):
Current ratings (where relevant)           N/A                               N/A
(S&P/Moody's/ Fitch):


                                                    CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 5) PLC
                                  -------------------------------------------------------------------------------------------------
                                  SERIES 2                         SERIES 3              SERIES 3              SERIES 3
                                  CLASS C                          CLASS A1              CLASS A2              CLASS B
                                  -------------------------------  --------------------  --------------------  --------------------
Principal amount:                 $52,000,000                      [e]600,000,000        [GBP]500,000,000      [e]53,000,000
Credit enhancement:               The reserve funds                Subordination of the  Subordination of the  Subordination of the
                                                                   class B previous      class B previous      class C previous
                                                                   notes and the class   notes and the class   notes and the
                                                                   C previous notes      C previous notes      reserve funds
                                                                   and the reserve       and the reserve
                                                                   funds                 funds

Interest rate:                    Three-month USD- LIBOR + margin  4.25% p.a. until the  Three-month sterling  Three-month
                                                                   interest payment      LIBOR + margin        EURIBOR + margin
                                                                   date in October 2006
                                                                   and then three-
                                                                   month EURIBOR +
                                                                   margin
Margin:                           1.45% p.a.                       N/A                   0.23% p.a.            0.40% p.a.
Until interest payment date       October 2006                     October 2006          October 2006          October 2006
falling in:
And thereafter:                   2.45% p.a.                       0.42% p.a.            0.46% p.a.            0.80% p.a.

Scheduled redemption date(s):     N/A                              October 2006          N/A                   N/A
Outstanding balance at last       Nil                              [e]600,000,000        [GBP]500,000,000      [e]53,000,000
payment date:
Interest accrual method:          Actual/360                       Actual/Actual (ISMA)  Actual/365            Actual/360
                                                                   until the interest
                                                                   payment date in
                                                                   October 2006 and
                                                                   then Actual/360

Interest payment dates:           For all of the series 3 previous notes (other than the series 3 class A1 previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. For the series 3 class A1 previous notes, until (and including) the interest payment date in October 2006, interest will be payable annually in arrear on the 15th day in
                                  October of each year (subject to payment being made on business days). If a trigger event occurs or the previous issuer security is enforced prior to the interest payment date in
                                  October 2006, interest and principal due and payable on the series 3 class A1 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April,
                                  July and October of each year. After the interest payment date falling in October 2006, interest and principal on the series 3 class A1 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:      15th January, 2002               15th October, 2002    15th January, 2002    15th January, 2002
Final maturity date:              July 2040                        October 2008          July 2040             July 2040
Listing:                          UK Listing Authority             UK Listing Authority  UK Listing Authority  UK Listing Authority
                                  and London Stock                 and London Stock      and London Stock      and London Stock
                                  Exchange                         Exchange              Exchange              Exchange
Ratings as at date of issue       BBB/Baa2/BBB                     AAA/Aaa/AAA           AAA/Aaa/AAA           AA/Aa3/AA
(S&P/Moody's/Fitch):

Current ratings (where relevant)  N/A                              AAA/Aaa/AAA           AAA/Aaa/AAA           AA/Aa3/AA
(S&P/Moody's/ Fitch):

                                    CLASS OF PREVIOUS
                                     NOTES ISSUED BY
                                    HOLMES FINANCING
                                       (NO. 5) PLC
                                  --------------------
                                  SERIES 3
                                  CLASS C
                                  --------------------
Principal amount:                 [e]76,000,000
Credit enhancement:               The reserve funds
Interest rate:                    Three-month
                                  EURIBOR + margin

Margin:                           1.47% p.a.
Until interest payment date       October 2006
falling in:
And thereafter:                   2.47% p.a.
Scheduled redemption date(s):     N/A

Outstanding balance at last       [e]76,000,000
payment date:
Interest accrual method:          Actual/360
Interest payment dates:           For   all   of   the
                                  series   3  previous
                                  notes   (other  than
                                  the  series 3  class
                                  A1  previous notes),
                                  quarterly  in arrear
                                  on the
                                  interest     payment
                                  dates   falling   in
                                  January, April, July
                                  and October  of each
                                  year. For the series
                                  3 class A1 previous
                                  notes,   until  (and
                                  including)       the
                                  interest     payment
                                  date    in   October
                                  2006,  interest will
                                  be  payable annually
                                  in arrear on
                                  the   15th  day   in
                                  October of each year
                                  (subject  to payment
                                  being     made    on
                                  business days). If a
                                  trigger event occurs
                                  or    the   previous
                                  issuer  security  is
                                  enforced   prior  to
                                  the interest payment
                                  date    in   October
                                  2006,  interest  and
                                  principal
                                  due  and payable  on
                                  the  series 3  class
                                  A1   previous  notes
                                  will    be   payable
                                  quarterly  in arrear
                                  on    the   interest
                                  payment
                                  dates   falling   in
                                  January, April, July
                                  and October  of each
                                  year.    After   the
                                  interest     payment
                                  date    falling   in
                                  October
                                  2006,  interest  and
                                  principal   on   the
                                  series  3  class  A1
                                  previous  notes will
                                  be payable quarterly
                                  in arrear on the
                                  interest     payment
                                  dates   falling   in
                                  January, April, July
                                  and October  of each
                                  year.
First interest payment date:      15th January, 2002

Final maturity date:              July 2040
Listing:                          UK Listing Authority
                                  and London Stock
                                  Exchange
Ratings as at date of issue       BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant)  BBB/Baa2/BBB
(S&P/Moody's/ Fitch):


                                                       CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 6) PLC
                                           --------------------------------------------------------------------------------------
                                           SERIES 1              SERIES 1              SERIES 1              SERIES 2
                                           CLASS A               CLASS B               CLASS C               CLASS A
                                           --------------------  --------------------  --------------------  --------------------
Principal amount:                          $1,500,000,000        $50,000,000           $86,000,000           $1,250,000,000
Credit enhancement:                        Subordination of the  Subordination of the  The reserve funds     Subordination of the
                                           class B previous      class C previous                            class B previous
                                           notes and the class   notes and the                               notes and the class
                                           C previous notes      reserve funds                               C previous notes
                                           and the reserve                                                   and the reserve
                                           funds                                                             funds

Interest rate:                             One-month USD-        Three-month USD-      Three-month USD-      Three-month USD-
                                           LIBOR + margin        LIBOR + margin        LIBOR + margin        LIBOR + margin
Margin:                                    0.00% p.a.            0.375% p.a.           1.35% p.a.            0.17% p.a.
Until interest payment date falling in:    October 2003          April 2008            April 2008            April 2008
And thereafter:                            N/A                   0.75% p.a.            2.35% p.a.            N/A

Scheduled redemption date(s):              July 2003 and         N/A                   N/A                   April 2005
                                           October 2003
Outstanding balance at last payment date:  Nil                   Nil                   Nil                   Nil
Interest accrual method:                   Actual/360            Actual/360            Actual/360            Actual/360

Interest payment dates:                    For the series 1 class A previous notes, monthly in arrear on the interest payment date falling in each consecutive month. For the other series 1 issuer notes and for all of the series 2 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in October
                                           2003, interest and principal due and payable on the series 1 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January,
                                           April, July and October, as applicable.

First interest payment date:               15th December,        15th January, 2003    15th January, 2003    15th January, 2003
                                           2002
Final maturity date:                       October 2003          July 2040             July 2040             April 2008
Listing:                                   UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing Authority
                                           and London Stock      and London Stock      and London Stock      and London Stock
                                           Exchange              Exchange              Exchange              Exchange
Ratings as at date of issue                A-1+/P-1/F1+          AA/Aa3/AA             BBB/Baa2/BBB          AAA/Aaa/AAA
(S&P/Moody's/Fitch):

Current ratings (where relevant)           N/A                   N/A                   N/A                   N/A
(S&P/Moody's/ Fitch):

                                            CLASS OF PREVIOUS NOTES ISSUED BY HOLMES
                                                      FINANCING (NO. 6) PLC
                                           ------------------------------------------
                                           SERIES 2              SERIES 2
                                           CLASS B               CLASS C
                                           --------------------  --------------------
Principal amount:                          $42,000,000           $71,000,000
Credit enhancement:                        Subordination of the  The reserve funds
                                           class C previous
                                           notes and the
                                           reserve funds
Interest rate:                             Three-month USD-      Three-month USD-
                                           LIBOR + margin        LIBOR + margin

Margin:                                    0.41% p.a.            1.45% p.a.
Until interest payment date falling in:    April 2008            April 2008
And thereafter:                            0.82% p.a.            2.45% p.a.
Scheduled redemption date(s):              N/A                   N/A

Outstanding balance at last payment date:  Nil                   Nil
Interest accrual method:                   Actual/360            Actual/360
Interest payment dates:                    For the  series 1 class A  previous notes,
                                           monthly in arrear  on the interest payment
                                           date  falling in  each consecutive  month.
                                           For the
                                           other series 1 issuer notes and for all of
                                           the series 2  previous notes, quarterly in
                                           arrear  on  the   interest  payment  dates
                                           falling in
                                           January, April,  July and October  of each
                                           year.  If a  trigger event  occurs  or the
                                           issuer security  is enforced prior  to the
                                           interest payment
                                           date falling in October 2003, interest and
                                           principal due and payable  on the series 1
                                           class  A previous  notes  will be  payable
                                           quarterly in
                                           arrear  on  the   interest  payment  dates
                                           falling  in   January,  April,   July  and
                                           October, as applicable.
First interest payment date:               15th January, 2003    15th January, 2003

Final maturity date:                       July 2040             July 2040
Listing:                                   UK Listing Authority  UK Listing Authority
                                           and London Stock      and London Stock
                                           Exchange              Exchange
Ratings as at date of issue                AA/Aa3/AA             BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant)           N/A                   N/A
(S&P/Moody's/ Fitch):


                                                  CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 6) PLC
                                         --------------------------------------------------------------------------------
                                         SERIES 3                    SERIES 3                    SERIES 3
                                         CLASS A                     CLASS B                     CLASS C
                                         --------------------------  --------------------------  ------------------------
Principal amount:                        [e]1,000,000,000            [e]34,000,000               [e]57,000,000
Credit enhancement:                      Subordination of the class  Subordination of the class  The reserve funds
                                         B previous notes and the    C previous notes and the
                                         class C previous notes and  reserve funds
                                         the reserve funds

Interest rate:                           Three-month EURIBOR +       Three-month EURIBOR +       Three-month EURIBOR +
                                         margin                      margin                      margin
Margin:                                  0.24% p.a.                  0.50% p.a.                  1.50% p.a.
Until interest payment date falling in:  April 2008                  April 2008                  April 2008
And thereafter:                          0.48% p.a.                  1.00% p.a.                  2.50% p.a.

Scheduled redemption date(s):            April 2007                  N/A                         N/A
Outstanding balance at last payment      [e]1,000,000,000            [e]34,000,000               [e]57,000,000
date:
Interest accrual method:                 Actual/360                  Actual/360                  Actual/360
Interest payment dates:                  For all  of the  series 3 previous  notes, quarterly  in arrear on  the interest payment dates
                                         falling in January, April, July and October of each year.

First interest payment date:             15th January 2003           15th January, 2003          15th January, 2003
Final maturity date:                     October 2009                July 2040                   July 2040
Listing:                                 UK Listing Authority and    UK Listing Authority and    UK Listing Authority and
                                         London Stock Exchange       London Stock Exchange       London Stock Exchange
Ratings as at date of issue              AAA/Aaa/AAA                 AA/Aa3/AA                   BBB/Baa2/BBB
(S&P/Moody's/Fitch):

Current ratings (where relevant)         AAA/Aaa/AAA                 AA/Aa3/AA                   BBB/Baa2/BBB
(S&P/Moody's/ Fitch):


                                                CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 6) PLC
                                  -----------------------------------------------------------------------------------------
                                  SERIES 4               SERIES 4               SERIES 4               SERIES 4
                                  CLASS A1               CLASS A2               CLASS B                CLASS C
                                  ---------------------  ---------------------  ---------------------  --------------------
Principal amount:                 $1,000,000,000         CHF300,000,000         $40,000,000            $69,000,000
Credit enhancement:               Subordination of the   Subordination of the   Subordination of the   The reserve funds
                                  class B previous       class B previous       class C previous
                                  notes and the class C  notes and the class C  notes and the reserve
                                  previous notes and     previous notes and     funds
                                  the reserve funds      the reserve funds

Interest rate:                    Three-month USD-       2.50% p.a. until the   Three-month USD-       Three-month USD-
                                  LIBOR + margin         interest payment date  LIBOR + margin         LIBOR + margin
                                                         in October 2007 and
                                                         then three-month
                                                         CHF-LIBOR + margin
Margin:                           0.24% p.a.             N/A                    0.52% p.a.             1.55% p.a.
Until interest payment date       April 2008             October 2007           April 2008             April 2008
falling in:
And thereafter:                   0.48% p.a.             0.35% p.a.             1.04% p.a.             2.55% p.a.

Scheduled redemption date(s):     October 2007           October 2007           N/A                    N/A
Outstanding balance at last       $1,000,000,000         CHF300,000,000         $40,000,000            $69,000,000
payment date:
Interest accrual method:          Actual/360             30/360 until the       Actual/360             Actual/360
                                                         interest payment date
                                                         in October 2007 and
                                                         then Actual/360

Interest payment dates:           For the series 4 previous notes (other than the series 4 class A2 previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and
                                  October of each year. For the series 4 class A2 previous notes, until (and including) the interest payment date falling in October 2007 interest will be payable annually in arrear on the 15th day in October of each year (subject to payment being made on business days).
                                  If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in October 2007, interest and principal due and payable on the s eries 4 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in October 2007 interest and principal on the series 4 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January,
                                  April, July and October of each year.

First interest payment date:      15th January, 2003     15th October, 2003     15th January, 2003     15th January, 2003
Final maturity date:              October 2009           October 2009           July 2040              July 2040
Listing:                          UK Listing Authority   SWX Swiss              UK Listing Authority   UK Listing Authority
                                  and London Stock       Exchange               and London Stock       and London Stock
                                  Exchange                                      Exchange               Exchange
Ratings as at date of issue       AAA/Aaa/AAA            AAA/Aaa/AAA            AA/Aa3/AA              BBB/Baa2/BBB
(S&P/Moody's/ Fitch):

Current ratings (where relevant)  AAA/Aaa/AAA            AAA/Aaa/AAA            AA/Aa3/AA              BBB/Baa2/BBB
(S&P/Moody's/ Fitch):


                                                  CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 6) PLC
                                           ----------------------------------------------------------------------------
                                           SERIES 5                  SERIES 5                  SERIES 5
                                           CLASS A                   CLASS B                   CLASS C
                                           ------------------------  ------------------------  ------------------------
Principal amount:                          [GBP]500,000,000          [GBP]17,000,000           [GBP]29,000,000
Credit enhancement:                        Subordination of the      Subordination of the      The reserve funds
                                           class B previous notes    class C previous notes
                                           and the class C previous  and the and the reserve
                                           notes and the reserve     funds
                                           funds
Interest rate:                             Three-month sterling-     Three-month sterling-     Three-month sterling-
                                           LIBOR + margin            LIBOR + margin            LIBOR + margin

Margin:                                    0.24% p.a.                0.52% p.a.                1.55% p.a.
Until interest payment date falling in:    April 2008                April 2008                April 2008
And thereafter:                            0.48% p.a.                1.04% p.a.                2.55% p.a.
Scheduled redemption date(s):              N/A                       N/A                       N/A

Outstanding balance at last payment date:  [GBP]500,000,000          [GBP]17,000,000           [GBP]29,000,000
Interest accrual method:                   Actual/365                Actual/365                Actual/365
Interest payment dates:                    For all of the series 5  previous notes, quarterly in arrear on the interest payment
                                           dates falling in January, April, July and October of each year.
First interest payment date:               15th January, 2003        15th January, 2003        15th January, 2003

Final maturity date:                       July 2040                 July 2040                 July 2040
Listing:                                   UK Listing Authority and  UK Listing Authority and  UK Listing Authority and
                                           London Stock Exchange     London Stock Exchange     London Stock Exchange
Ratings as at date of issue                AAA/Aaa/AAA               AA/Aa3/AA                 BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings                            AAA/Aaa/AAA               AA/Aa3/AA                 BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):



                                                  CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 7) PLC
                                           ----------------------------------------------------------------------------
                                           SERIES 1            SERIES 1           SERIES 1           SERIES 2
                                           CLASS A             CLASS B            CLASS M            CLASS A
                                           ------------------  -----------------  -----------------  ------------------
Principal amount:                          $750,000,000        $22,500,000        $38,250,000        $1,250,000,000
Credit enhancement:                        Subordination of    Subordination of   The reserve funds  Subordination of
                                           the class B notes,  the class M notes                     the class B notes,
                                           the class M notes   and the reserve                       the class M notes
                                           and the reserve     funds                                 and the reserve
                                           funds                                                     funds
Interest rate:                             One-month USD-      Three-month USD-   Three-month USD-   Three-month USD-
                                           LIBOR + margin      LIBOR + margin     LIBOR + margin     LIBOR + margin

Margin:                                    -0.04% p.a.         0.23% p.a.         0.75% p.a.         0.15% p.a.
Until interest payment date falling in:    April 2004          April 2008         April 2008         January 2008
And thereafter:                            N/A                 0.46% p.a.         1.50% p.a.         N/A
Scheduled redemption date(s):              January 2004 and    N/A                N/A                January 2006
                                           April 2004

Outstanding balance at last payment date:  Nil                 Nil                Nil                $1,250,000,000
Interest accrual method:                   Actual/360          Actual/360         Actual/360         Actual/360

Interest payment dates:                    For the series 1 class A notes, monthly in arrear on the interest payment date falling in each consecutive month. For the other series 1 notes and for all of the series 2 notes, quarterly in arrear on the interest payment dates falling in
                                           January, April, July and October of each year. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in April
                                           2004, interest and principal due and payable on the series 1 class A notes will be payable quarterly in arrear on the interest payment dates falling in January,
                                           April, July and October, as applicable. First interest payment date: 15th April,
                                           2003 15th July, 2003 15th July, 2003 15th July, 2003

Final maturity date:                       April 2004          July 2040          July 2040          January 2008
Listing:                                   UK Listing          UK Listing         UK Listing         UK Listing
                                           Authority and       Authority and      Authority and      Authority and
                                           London Stock        London Stock       London Stock       London Stock
                                           Exchange            Exchange           Exchange           Exchange
Ratings as at date of issue                A-1+/P-1/F1+        AA/Aa3/AA          A/A2/A             AAA/Aaa/AAA
(S&P/Moody's/Fitch):
Current ratings                            N/A                 N/A                N/A                AAA/Aaa/AAA
(where relevant)
(S&P/Moody's/ Fitch):


                                             CLASS OF PREVIOUS NOTES ISSUED BY
                                               HOLMES FINANCING (NO. 7) PLC
                                           ------------------------------------
                                           SERIES 2           SERIES 2
                                           CLASS B            CLASS M
                                           -----------------  -----------------
Principal amount:                          $37,500,000        $63,750,000

Credit enhancement:                        Subordination of   The reserve funds
                                           the class M notes
                                           and the reserve
                                           funds
Interest rate:                             Three-month USD-   Three-month USD-
                                           LIBOR + margin     LIBOR + margin
Margin:                                    0.35% p.a.         0.80% p.a.
Until interest payment date falling in:    April 2008         April 2008

And thereafter:                            0.70% p.a.         1.60% p.a.
Scheduled redemption date(s):              N/A                N/A
Outstanding balance at last payment date:  $37,500,000        $63,750,000
Interest accrual method:                   Actual/360         Actual/360

Interest payment dates:                    For  the  series  1 class  A  notes,
                                           monthly  in arrear  on the  interest
                                           payment   date   falling   in   each
                                           consecutive month. For the other
                                           series 1  notes and  for all  of the
                                           series 2 notes,  quarterly in arrear
                                           on   the   interest  payment   dates
                                           falling in January, April, July and
                                           October of  each year. If  a trigger
                                           event occurs or  the issuer security
                                           is  enforced prior  to the  interest
                                           payment date falling in April
                                           2004, interest and principal due and
                                           payable  on  the  series 1  class  A
                                           notes will  be payable  quarterly in
                                           arrear on the interest
                                           payment  dates  falling in  January,
                                           April,   July    and   October,   as
                                           applicable.
First interest payment date:               15th July, 2003    15th July, 2003
Final maturity date:                       July 2040          July 2040
Listing:                                   UK Listing         UK Listing
                                           Authority and      Authority and
                                           London Stock       London Stock
                                           Exchange           Exchange

Ratings as at date of issue                AA/Aa3/AA          A/A2/A
(S&P/Moody's/Fitch):
Current ratings                            AA/Aa3/AA          A/A2/A
(where relevant)
(S&P/Moody's/ Fitch):


                                                   CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 7) PLC
                                           ------------------------------------------------------------------------------
                                           SERIES 3                    SERIES 3                  SERIES 3
                                           CLASS A                     CLASS B                   CLASS M
                                           --------------------------  ------------------------  ------------------------
Principal amount:                          $500,000,000                [GBP]15,000,000           [GBP]20,000,000
Credit enhancement:                        Subordination of the        Subordination of the      The reserve funds
                                           class B notes, the class M  class M notes and the
                                           notes and the reserve       reserve funds
                                           funds
Interest rate:                             Three-month USD-            Three-month sterling-     Three-month sterling-
                                           LIBOR + margin              LIBOR + margin            LIBOR + margin

Margin:                                    0.23% p.a.                  0.50% p.a.                0.80% p.a.
Until interest payment date falling in:    April 2008                  April 2008                April 2008
And thereafter:                            0.46% p.a.                  1.00% p.a.                1.60% p.a.
Scheduled redemption date(s):              January 2007 and April      N/A                       N/A
                                           2007

Outstanding balance at last payment date:  $500,000,000                [GBP]15,000,000           [GBP]20,000,000
Interest accrual method:                   Actual/360                  Actual/365                Actual/365
Interest payment dates:                    For all  of the series  3 notes, quarterly  in arrear on the  interest payment dates falling
                                           in January, April, July and October of each year.
First interest payment date:               15th July, 2003             15th July, 2003           15th July, 2003

Final maturity date:                       July 2020                   July 2040                 July 2040
Listing:                                   UK Listing Authority and    UK Listing Authority and  UK Listing Authority and
                                           London Stock Exchange       London Stock Exchange     London Stock Exchange
Ratings as at date of issue                AAA/Aaa/AAA                 AA/Aa3/AA                 A/A2/A
(S&P/Moody's/Fitch):
Current ratings                            AAA/Aaa/AAA                 AA/Aa3/AA                 A/A2/A
(where relevant)
(S&P/Moody's/ Fitch):



                                                     CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 7) PLC
                                         --------------------------------------------------------------------------------------
                                         SERIES 4              SERIES 4              SERIES 4              SERIES 4
                                         CLASS A1              CLASS A2              CLASS B               CLASS M
                                         --------------------  --------------------  --------------------  --------------------
Principal amount:                        [e]500,000,000        [GBP]250,000,000      [e]41,000,000         [e]56,000,000
Credit enhancement:                      Subordination of      Subordination of the  Subordination of the  The reserve funds
                                         the class B notes,    class B notes, the    class M notes and
                                         the class M notes     class M notes and     the reserve funds
                                         and the reserve       the reserve funds
                                         funds

Interest rate:                           Three-month           Three-month           Three-month           Three-month
                                         EURIBOR + margin      sterling-             EURIBOR + margin      EURIBOR + margin
                                                               LIBOR + margin
Margin:                                  0.26% p.a.            0.26% p.a.            0.53% p.a.            0.80% p.a.
Until interest payment date falling in:  April 2008            April 2008            April 2008            April 2008
And thereafter:                          0.52% p.a.            0.52% p.a.            1.06% p.a.            1.60% p.a.

Scheduled redemption date(s):            N/A                   N/A                   N/A                   N/A
Outstanding balance at last payment      [e]500,000,000        [GBP]250,000,000      [e]41,000,000         [e]56,000,000
date:
Interest accrual method:                 Actual/360            Actual/365            Actual/360            Actual/360
Interest payment dates:                  For all  of the  series 4  notes, quarterly  in arrear on  the interest  payment dates falling in
                                         January, April, July and October of each year.

First interest payment date:             15th July, 2003       15th July, 2003       15th July, 2003       15th July, 2003
Final maturity date:                     July 2040             July 2040             July 2040             July 2040
Listing:                                 UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing Authority
                                         and London Stock      and London Stock      and London Stock      and London Stock
                                         Exchange              Exchange              Exchange              Exchange
Ratings as at date of issue              AAA/Aaa/AAA           AAA/Aaa/AAA           AA/Aa3/AA             A/A2/A
(S&P/Moody's/ Fitch):

Current ratings                          AAA/Aaa/AAA           AAA/Aaa/AAA           AA/Aa3/AA             A/A2/A
(where relevant)
(S&P/Moody's/ Fitch):


                                                  CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 8) PLC
                                           ----------------------------------------------------------------------------
                                           SERIES 1            SERIES 1           SERIES 1           SERIES 2
                                           CLASS A             CLASS B            CLASS C            CLASS A
                                           ------------------  -----------------  -----------------  ------------------
Principal amount:                          $1,850,000,000      $62,900,000        $107,300,000       $1,500,000,000
Credit enhancement:                        Subordination of    Subordination of   The reserve funds  Subordination of
                                           the class B notes,  the class C notes                     the class B notes,
                                           the class C notes   and the reserve                       the class C notes
                                           and the reserve     funds                                 and the reserve
                                           funds                                                     funds
Interest rate:                             One-month USD-      Three-month USD-   Three-month USD-   Three-month USD-
                                           LIBOR + margin      LIBOR + margin     LIBOR + margin     LIBOR + margin

Margin:                                    -0.05% p.a.         0.13% p.a.         0.62% p.a.         0.08% p.a.
Until interest payment date falling in:    April 2005          January 2009       January 2009       January 2009
And thereafter:                            N/A                 0.26% p.a.         1.62% p.a.         0.16% p.a.
Scheduled redemption date(s):              April 2005          N/A                N/A                January 2007

Outstanding balance at last payment date:  Nil                 Nil                Nil                $1,500,000,000
Interest accrual method:                   Actual/360          Actual/360         Actual/360         Actual/360

Interest payment dates:                    For the series 1 class A notes, monthly in arrear starting with the interest payment date falling in May 2004 and then on the interest payment date falling in each consecutive month. For the other series 1 notes and for all of the series 2 notes, quarterly in arrear on the interest payment dates falling in January,
                                           April, July and October of each year. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in April 2005, interest and principal due and payable on the series 1 class A notes will be payable quarterly in arrear on the interest payment dates falling in January,
                                           April, July and October, as applicable. First interest payment date: 17th May,
                                           2004 15th July, 2004 15th July, 2004 15th July, 2004

Final maturity date:                       April 2005          July 2040          July 2040          April 2011
Listing:                                   UK Listing          UK Listing         UK Listing         UK Listing
                                           Authority and       Authority and      Authority and      Authority and
                                           London Stock        London Stock       London Stock       London Stock
                                           Exchange            Exchange           Exchange           Exchange
Ratings as at date of issue                A-1+/P-1/F1+        AA/Aa3/AA          BBB/Baa2/BBB       AAA/Aaa/AAA
(S&P/ Moody's/Fitch):
Current ratings                            N/A                 N/A                N/A                AAA/Aaa/AAA
(where relevant)
(S&P/Moody's/ Fitch):


                                             CLASS OF PREVIOUS NOTES ISSUED BY
                                               HOLMES FINANCING (NO. 8) PLC
                                           ------------------------------------
                                           SERIES 2           SERIES 2
                                           CLASS B            CLASS C
                                           -----------------  -----------------
Principal amount:                          $51,000,000        $87,000,000

Credit enhancement:                        Subordination of   The reserve funds
                                           the class C notes
                                           and the reserve
                                           funds
Interest rate:                             Three-month USD-   Three-month USD-
                                           LIBOR + margin     LIBOR + margin
Margin:                                    0.17% p.a.         0.72% p.a.
Until interest payment date falling in:    January 2009       January 2009

And thereafter:                            0.34% p.a.         1.72% p.a.
Scheduled redemption date(s):              N/A                N/A
Outstanding balance at last payment date:  $51,000,000        $87,000,000
Interest accrual method:                   Actual/360         Actual/360

Interest payment dates:                    For  the  series  1 class  A  notes,
                                           monthly in arrear  starting with the
                                           interest payment date falling in May
                                           2004 and then on the
                                           interest  payment  date  falling  in
                                           each  consecutive   month.  For  the
                                           other series 1 notes  and for all of
                                           the series 2 notes, quarterly in
                                           arrear on the interest payment dates
                                           falling in January,  April, July and
                                           October of  each year. If  a trigger
                                           event occurs or the issuer
                                           security  is enforced  prior to  the
                                           interest  payment  date  falling  in
                                           April  2005, interest  and principal
                                           due and payable on the series 1
                                           class  A   notes  will   be  payable
                                           quarterly in arrear  on the interest
                                           payment  dates  falling in  January,
                                           April, July and October, as
                                           applicable.
First interest payment date:               15th July, 2004    15th July, 2004
Final maturity date:                       July 2040          July 2040
Listing:                                   UK Listing         UK Listing
                                           Authority and      Authority and
                                           London Stock       London Stock
                                           Exchange           Exchange

Ratings as at date of issue                AA/Aa3/AA          BBB/Baa2/BBB
(S&P/ Moody's/Fitch):
Current ratings                            AA/Aa3/AA          BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):


                                                   CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 8) PLC
                                           ------------------------------------------------------------------------------
                                           SERIES 3                    SERIES 3                  SERIES 3
                                           CLASS A                     CLASS B                   CLASS C
                                           --------------------------  ------------------------  ------------------------
Principal amount:                          [e]990,000,000              [e]34,000,000             [e]57,500,000

Credit enhancement:                        Subordination of the        Subordination of the      The reserve funds
                                           class B notes, the class C  class C notes and the
                                           notes and the reserve       reserve funds
                                           funds
Interest rate:                             Three-month EURIBOR         Three-month EURIBOR       Three-month EURIBOR
                                           + margin                    + margin                  + margin
Margin:                                    0.15% p.a.                  0.27% p.a.                0.85% p.a.
Until interest payment date falling in:    January 2009                January 2009              January 2009

And thereafter:                            0.30% p.a.                  0.54% p.a.                1.85% p.a.
Scheduled redemption date(s):              April 2008, July 2008 and   N/A                       N/A
                                           October 2008
Outstanding balance at last payment date:  [e]990,000,000              [e]34,000,000             [e]57,500,000
Interest accrual method:                   Actual/360                  Actual/360                Actual/360

Interest payment dates:                    For all  of the series  3 notes, quarterly  in arrear on the  interest payment dates falling
                                           in January, April, July and October of each year.
First interest payment date:               15th July, 2004             15th July, 2004           15th July, 2004
Final maturity date:                       April 2020                  July 2040                 July 2040
Listing:                                   UK Listing Authority and    UK Listing Authority and  UK Listing Authority and
                                           London Stock Exchange       London Stock Exchange     London Stock Exchange

Ratings as at date of issue                AAA/Aaa/AAA                 AA/Aa3/AA                 BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings                            AAA/Aaa/AAA                 AA/Aa3/AA                 BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):


                                                       CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 8) PLC
                                           --------------------------------------------------------------------------------------
CLASS OF ISSUER NOTES                      SERIES 4              SERIES 4              SERIES 4              SERIES 4
                                           CLASS A1              CLASS A2              CLASS B               CLASS C
                                           --------------------  --------------------  --------------------  --------------------
Principal amount:                          [GBP]900,000,000      $500,000,0000         [GBP]39,900,000       [GBP]68,000,000
Credit enhancement:                        Subordination of the  Subordination of the  Subordination of the  The reserve funds
                                           class B notes, the    class B notes, the    class C notes and
                                           class C notes and     class C notes and     the reserve funds
                                           the reserve funds     the reserve funds

Interest rate:                             Three-month           Three-month USD-      Three-month           Three-month
                                           sterling- LIBOR +     LIBOR + margin        sterling - LIBOR +    sterling  LIBOR +
                                           margin                                      margin                margin
Margin:                                    0.15% p.a.            0.14% p.a.            0.30% p.a.            0.90% p.a.
Until interest payment date falling in:    January 2009          January 2009          January 2009          January 2009
And thereafter:                            0.30% p.a.            0.28% p.a.            0.60% p.a.            1.90% p.a.

Scheduled redemption date(s):              N/A                   N/A                   N/A                   N/A
Outstanding balance at last payment date:  [GBP]900,000,000      $500,000,000          [GBP]39,900,000       [GBP]68,000,000
Interest accrual method:                   Actual/365            Actual/360            Actual/365            Actual/365
Interest payment dates:                    For all  of the  series 4  notes, quarterly  in arrear on  the interest  payment dates falling in
                                           January, April, July and October of each year.

First interest payment date:               15th July, 2004       15th July, 2004       15th July, 2004       15th July, 2004
Final maturity date:                       July 2040             July 2040             July 2040             July 2040
Listing:                                   UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing Authority
                                           and London Stock      and London Stock      and London Stock      and London Stock
                                           Exchange              Exchange              Exchange              Exchange
Ratings as at date of issue                AAA/Aaa/AAA           AAA/Aaa/AAA           AA/Aa3/AA             BBB/Baa2/BBB
(S&P/ Moody's/Fitch):

Current ratings                            AAA/Aaa/AAA           AAA/Aaa/AAA           AA/Aa3/AA             BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):



    Each of the previous issuers' obligations to pay principal and interest on its previous notes are funded primarily from the payments of principal and interest received by it from Funding under the relevant previous intercompany loan. Each of the previous issuers' primary asset is the relevant previous intercompany loan. None of the previous issuers nor the previous noteholders have any direct interest in the trust property, although the previous issuers share the security interest under the Funding deed of charge in Funding's share of the trust property.

    Each of the previous intercompany loans is split into separate previous term advances to match the underlying series and classes of previous notes (for this purpose, the series 2 class A1 previous notes and the series 2 class A2 previous notes issued by Holmes Financing (No. 5) PLC are treated as one class of series 2 previous notes, the series 3 class A1 previous notes and the series 3 class A2 previous notes issued by each of Holmes Financing (No. 1) PLC, Holmes Financing (No. 4) PLC and Holmes Financing (No. 5) PLC are treated as one class of series 3 previous notes; and the series 4 class A1 previous notes and the series 4 class A2 previous notes issued by Holmes Financing (No. 6)
PLC, Holmes Financing (No.7) PLC and Holmes Financing (No. 8) PLC are treated as one class of series 4 previous notes of Holmes Financing (No. 6) PLC, Holmes Financing (No. 7) PLC and Holmes Financing (No. 8) PLC respectively); the previous term AAA advances, matching the issue of the class A previous notes of each series; the previous term AA advances, matching the issue of the class B previous notes of each series; the previous term A advances, matching the issue of the class M previous notes of each series; the previous term BBB advances, matching the issue of the class C previous notes of each series. Together these advances are referred to in this prospectus as the previous term advances. The principal amounts of the previous term advances outstanding as at 31st July, 2004 are listed under "FUNDING".

    The previous term AAA advances reflect the rating assigned to the class A previous notes by the rating agencies (being, in the case of the series 1 class A previous notes issued by Holmes Financing (No. 8) PLC, A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch and, in the case of all other class A previous notes, AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch). The previous term AA advances reflect the rating assigned to the class B previous notes by the rating agencies (being AA by Standard & Poor's, Aa3 by Moody's and AA by Fitch), the previous term A advances reflect the rating assigned to the class M previous notes by the rating agencies (being A by Standard & Poor's, A2 by Moody's and A by Fitch), the previous term BBB advances reflect the rating assigned to the class C previous notes by the rating agencies (being BBB by Standard & Poor's, Baa2 by Moody's and BBB by Fitch) and the previous term BB advance reflected the rating assigned to the Class D previous notes by the rating agencies (being BB by Standard's and Poor's, Ba2 by Moody's and BB by Fitch).

    Funding used the proceeds of the previous intercompany loan from Holmes Financing (No. 1) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which comprised its original share of the trust property. Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 2) PLC, Holmes Financing (No. 4) PLC and Holmes Financing (No. 7) PLC to pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 3) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC and Holmes Financing (No. 8) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which constituted an addition to Funding's existing share of the trust property.

                                    THE LOANS

INTRODUCTION

    The UK housing market is primarily one of owner-occupied housing. Owner-occupation has been over 60 per cent. since 1984 and reached 70.4 per cent. in 2004. The mortgage market, whereby loans are provided for financing or re-financing the purchase of a property and secured on that property, is the major source of household borrowings in the UK. At the end of 2004, mortgage loans outstanding amounted to [GBP]876.9 billion. Outstanding mortgage debt grew at an annual average rate of 8.8 per cent. between 1994 and 2004. At the end of 2004, 61.9 per cent. of outstanding mortgage debt was held with banks and 18.2 per cent. with building societies. The statistics in this paragraph have been sourced from the Office of the Deputy Prime Minister, The Council of Mortgage Lenders and the Bank of England.

    The following is a description of some of the characteristics of the loans currently or previously offered by the seller including details of loan types, the underwriting process, lending criteria and selected statistical information.

    The portfolio of loans currently making up the trust property, together with their related security, accrued interest and other amounts derived from the loans as they make up the trust property on the closing date, are called the current portfolio. These items as they make up the trust property at other times are referred to simply as the portfolio.

    The statistics presented later in this section describe as at 25th August 2005, the ensemble of (i) the portfolio of loans making up the trust property as at that date and (ii) the portfolio of new loans, again as at that date, from which loans may be assigned by the seller to the mortgages trustee on or before the closing date, in each case together with their related security, accrued interest and other amounts derived from such loans. This ensemble described by the statistical information set out later in this section is called the available portfolio.

    Each loan in the current portfolio may incorporate one or more of the features referred to in this section but each loan will have only one method of repayment. Each borrower may have more than one loan incorporating different features (including different repayment methods), but all loans secured on the same property will be incorporated in a single account with the seller which is called the mortgage account. A mortgage account may therefore be part interest only and part repayment if it consists of two or more loans with different methods of repayment. Each loan is secured by a first legal charge over a residential property in England or Wales or a first-ranking standard security over a residential property in Scotland. Some flexible loans are secured by both a first and a second legal charge or standard security in favour of the seller. As at 25th August 2005, approximately 80 per cent. of the mortgages securing the loans in the available portfolio were on freehold properties or the Scottish equivalent, approximately 15 per cent. were on leasehold properties and 5 per cent. were unknown.

    Unless otherwise indicated, the description that follows relates to types of loans that have been or could be assigned to the mortgages trustee, either as part of the current portfolio or as a new loan assigned to the mortgages trustee at a later date.

    The available portfolio as at 25th August 2005 comprised 566,032 mortgage accounts having an aggregate outstanding principal balance of [GBP]45,759,610,113 as at that date. The loans in the available portfolio at that date were originated by the seller between [19th June 1995] and [3rd December 2004]. No loan in the available portfolio as at 25th August 2005 was delinquent or non-performing at the time it was assigned to the mortgages trustee.

    After the closing date, the seller may assign new loans and their related security to the mortgages trustee. The seller reserves the right to amend its lending criteria and to assign to the mortgages trustee new loans which are based upon mortgage terms (as defined in the glossary) different from those upon which loans forming the available portfolio as at 25th August 2005 are based. Those new loans may include loans which are currently being offered to borrowers which may or may not have some of the characteristics described here, but may also include loans with other characteristics that are not currently being offered to borrowers or that have not yet been developed. All new loans will be required to comply with the warranties set out in the mortgage sale agreement and all the material warranties in the mortgage sale agreement are described in this prospectus. See "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".


CHARACTERISTICS OF THE LOANS

REPAYMENT TERMS

    Loans are typically repayable on one of the following bases:

       * "repayment": the borrower makes monthly payments of both interest and principal so that, when the loan matures, the full amount of the principal of the loan will have been repaid; and

       * "interest-only": the borrower makes monthly payments of interest but not of principal; when the loan matures, the entire principal amount of the loan is still outstanding and is payable in one lump sum.

    In the case of either repayment loans or interest-only loans, the required monthly payment may alter from month to month for various reasons, including changes in interest rates.

    As at 25th August 2005, approximately 97 per cent. of the loans in the available portfolio had an active direct debit instruction, the servicer, as agent of the mortgages trustee, having specifically having agreed to another form of payment for the balance of the loans.

    As at 25th August 2005, approximately 67 per cent. of the loans in the available portfolio were repayment loans and approximately 33 per cent. were interest- only loans.

    For interest-only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism (such as an investment plan) in place to help ensure that funds will be available to repay the principal at the end of the term. However, the seller does not take security over these repayment mechanisms.

    Principal prepayments may be made in whole or in part at any time during the term of a loan. A prepayment of the entire outstanding balance of all loans under a mortgage account discharges the mortgage. Any prepayment in full must be made together with all accrued interest, arrears of interest, any unpaid expenses and any early repayment fee(s).

    Each of the English loans is governed by English law and each of the Scottish loans is governed by Scots law.

EARLY REPAYMENT FEES

    Borrowers who have received the benefit of some of the interest rates and/or features referred to in this section may in certain circumstances be required to pay an early repayment fee if they repay all or part of their loans, or if they make a product switch, before a date specified in the offer conditions.
The right to receive such early repayment fees is retained by the seller. The seller also retains discretion to waive or enforce early repayment fees in accordance with the seller's policy from time to time (unless it is necessary to waive such fees in order to effect a change in the interest rate and the seller has not complied with its obligations to buy back the affected loan, in which case the mortgages trustee is authorised to waive early repayment fees on behalf of the seller). For example, the seller's current policy is to waive early repayment fees in circumstances where the amount of the principal repayment in any calendar year (other than scheduled repayments of principal on a repayment loan) is less than ten per cent. of the sum of the principal balance of the loan at the beginning of that calendar year and the principal balance on any further advance completed during that year. The mortgages trustee has not agreed to purchase any early repayment fees from the seller and so any sums received will be for the seller's account and not for the account of the mortgages trustee.

CASHBACKS

    Certain loans offered by the seller include a cashback feature under which a borrower is offered a sum of money that is paid (i) on completion of the loan, known as a "completion cashback", or (ii) after the loan has been advanced for a specific period, called a "delayed cashback", or (iii) at periodic intervals whilst the loan is outstanding, known as a "reward cashback". Where any loan is subject to a completion cashback or a delayed cashback, if there is

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an unscheduled principal repayment or a product switch (as described in
"PRODUCT SWITCHES"), in either case before a date specified in the offer conditions, then all or some of the cashback must be repaid to the seller. This repayment request may, however, be waived at the discretion of the seller.

    For relevant loans originated before N(M), the seller offered a reward cashback, equal to one per cent. of the then outstanding principal balance of the relevant loan, paid for every two completed years of its life, and which is not subject to the repayment requirement described above. For loans originated on and after N(M), the seller has not offered any reward cashback. For any future new reward mortgage product, the amount and payment frequency of any reward cashback, and whether it is subject to any repayment requirement, may differ from the reward cashback for relevant loans originated before N(M).

    Borrowers may request that a reward cashback is paid in cash and/or is applied by the seller in partial repayment of the related reward loan, in each case after deduction of any amounts that are overdue on their mortgage account.

    The obligation to pay any delayed cashback or reward cashback remains an obligation of the seller and will not pass to the mortgages trustee. See "RISK FACTORS -- SET OFF RISKS IN RELATION TO FLEXIBLE LOANS, DELAYED CASHBACKS AND REWARD CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES".

INTEREST PAYMENTS AND INTEREST RATE SETTING

    Interest on each loan is payable monthly in arrear. Interest on loans is computed daily on balances which are recalculated on a daily, monthly or annual basis.

    The basic rate of interest set by the seller for loans beneficially owned by the seller outside the mortgages trust is either the Abbey SVR or a rate directly linked to a rate set from time to time by the Bank of England. The Abbey SVR is as a result of the 2002 mortgage conditions and the 2004 mortgage conditions subject to a cap which is currently set at a margin of 2.5 per cent. above the Bank of England's base rate. This cap may be varied as set out below. As at 1st November, 2005, the Abbey SVR was 6.50 per cent. per annum.

    Loans may combine one or more of the features listed in this section. In respect of the interest rates which last for a period of time specified in the offer conditions, after the expiration of that period a loan associated with that interest rate may (a) move to some other interest rate type or (b) become a tracker loan (as described in the following bulleted list) with a variable rate of interest linked to a rate set from time to time by the Bank of England or (c) revert to, or remain at, the SVR. The features that apply to a particular loan are specified in the offer conditions (as varied from time to time). The features are as follows:

       * "large loan discounts" allows some borrowers to pay interest at a discretionary discount to the SVR, based on the aggregate size of the loans under the mortgage account (i) at origination or (ii) when a further advance is made;

       * "discounted variable rate loans" allow the borrower to pay interest at a specified discount to the SVR;

       * "capped rate loans" are subject to a maximum rate of interest and charge interest at the lesser of the SVR (or, as the case may be, the tracker rate) or the specified capped rate;

       * "tracker loans" are subject to a variable rate of interest that is linked to an interest rate other than the SVR -- for example the rate may be set at a fixed or variable margin above or below sterling LIBOR or above or below rates set from time to time by the Bank of England;

       * "minimum rate loans" are subject to an interest rate that is the greater of the SVR (or, as the case may be, the tracker rate) or a specified minimum rate;

       * "higher variable rate loans" are subject to an interest rate that is set at a margin above the SVR; and

       *     "fixed rate loans" are subject to a fixed rate of interest.

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    As at 25th August 2005, approximately 21 per cent. of the loans in the available portfolio were fixed rate loans and approximately 38 per cent. were tracker loans. The remaining (approximately) 41 per cent. of the loans in the available portfolio were SVR loans, higher variable rate loans, large loan discounts, minimum rate loans or discounted variable rate loans. None of the loans were capped rate loans.

    Except in limited circumstances as set out in "THE SERVICING AGREEMENT -- UNDERTAKINGS BY THE SERVICER", the servicer is responsible for setting the mortgages trustee SVR on the loans in the current portfolio as well as on any new loans that are assigned to the mortgages trustee. The 1995 mortgage conditions applicable to SVR loans provide that the SVR may only be varied for certain reasons, which are specified in those mortgage conditions. These reasons include:

       * to maintain the competitiveness of the seller's business as a whole, taking into account actual or expected changes in market conditions;

       * to reflect actual or expected changes in the cost of funds used by the seller in its mortgage lending business;

       *     to ensure that the seller's business is run prudently;

       *     to reflect a change in the general practice of mortgage lenders;

       * to reflect any regulatory requirements or guidance or any change in the law or decision or recommendation by a court or an ombudsman; or

       * to reflect a change which the seller reasonably believes has occurred or is likely to occur in the risk it runs in connection with its security or the recovery of the sums due from the borrower.

    The term "seller" in these six bullet points means Abbey and its successors and assigns.

    In respect of the loans with these 1995 mortgage conditions, the servicer may also change the mortgages trustee SVR for any other reason which is valid.

    The 2002 mortgage conditions and the 2004 mortgage conditions applicable to SVR loans provide that the SVR may be varied for one or more of the following reasons, which are specified in those mortgage conditions:

       * to maintain the competitiveness of the seller's personal banking business, taking account of actual or anticipated changes in the interest rates which other financial institutions charge to personal mortgage borrowers;

       * to reflect actual or expected changes in the cost of funds used by the seller in making loans to its personal mortgage borrowers;

       * to ensure that the seller's business is run in a way which complies with the requirements of its regulator or of any central bank or other monetary authority; or

       * to enable the seller to ensure that the SVR does not exceed the cap.

    The term "seller" in these four bullet points means Abbey and its successors and assigns.

    In respect of the loans with these 2002 mortgage conditions or the 2004 mortgage conditions, the servicer may also:

       *     change the mortgages trustee SVR for any reason which is valid; or

       *     increase or reduce the margin creating the cap on the SVR,

       provided that in each case not less than 30 days' notice of an increase is given and not less than seven days' notice of a reduction is given. If, in the case of loans under the 2002 mortgage conditions or the 2004 mortgage conditions, the mortgages trustee SVR is increased for a valid reason or if the margin creating the cap on the SVR is increased, then an affected borrower will be entitled to repay all the sums due from that borrower under the mortgage terms within three months from the date on which the increase takes effect without paying any early repayment fee that would otherwise apply.

    In maintaining, determining or setting the mortgages trustee SVR, the servicer will apply the factors set out here and, except in limited circumstances as set out in "THE SERVICING AGREEMENT

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-- UNDERTAKINGS BY THE SERVICER", has undertaken to maintain, determine or set the mortgages trustee SVR at a rate which is not higher than the Abbey SVR from time to time.

    The servicer is also responsible for setting any variable margins in respect of tracker loans in the current portfolio as well as on any new tracker loans that are assigned to the mortgages trustee. However, in maintaining, determining or setting these variable margins, except in the limited circumstances as set out in "THE SERVICING AGREEMENT -- UNDERTAKINGS BY THE SERVICER", the servicer has undertaken to maintain, determine or set the variable margins at a level which is not higher than the variable margins set in accordance with the seller's policy from time to time.

FURTHER ADVANCES

    If a borrower wishes to take out a further loan secured by the same mortgage (but excluding a drawdown under a flexible loan as described under "-- FLEXIBLE LOANS"), the borrower will need to make a further application and the seller will use the lending criteria applicable to further advances at that time in determining whether to approve the application. All further advances will be funded solely by the seller. The seller will also reassess the value of the property by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT -- UNDERTAKINGS BY THE SERVICER") and which has been approved by the Director of Group Property and Survey of the seller. A new loan-to-value ratio will be calculated by dividing the aggregate of the outstanding amount and the further advance by the reassessed valuation. The aggregate of the outstanding amount of the loan and the further advance may be greater than the original amount of the loan. However, no loans will be assigned to the mortgages trust where the LTV ratio at the time of origination or further advance is in excess of 95 per cent.

    As at 25th August 2005, none of the loans in the available portfolio obliged the seller to make further advances (other than drawdowns under flexible loans as described under "-- FLEXIBLE LOANS"). However, some loans in the available portfolio at that time may have had further advances made on them prior to their assignment to the mortgages trustee, and new loans added to the portfolio may have had further advances made on them in the past. If a loan becomes subject to a further advance after that loan has been assigned to the mortgages trustee, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. See "RISK FACTORS -- LOANS SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES" and "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

FLEXIBLE LOANS

General

    A flexible loan typically incorporates features that give the borrower options to make further drawings on the loan account and/or to overpay or to underpay principal and interest in a given month. The seller offers flexible loans to its borrowers, and it has the right to assign to the mortgages trustee new loans that may be flexible loans. In addition to the flexible loans offered to date, the seller may offer flexible loans in the future (that may be assigned to the mortgages trustee) that have different features from those described here. See "THE MORTGAGES TRUST -- ADDITIONS TO TRUST PROPERTY". The seller has also offered loans to its borrowers which may, after the expiry of a period of time specified in the offer conditions, acquire features of flexible loans other than the ability to make further drawings.

    Currently the total amount outstanding at any time on a flexible loan as described below cannot exceed an LTV ratio of 95 per cent., or exceed an LTV ratio of 90 per cent. if an available funds facility exists. The loan and, where applicable, the available funds facility are secured by a first legal charge over a property in England and Wales or a first ranking standard security over a property in Scotland. Some of the flexible loans are secured by both a first and second charge or standard security in favour of the seller.

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Flexible loans -- offer dated on or before 2nd July, 2002

    In respect of flexible loans where the seller's offer to lend is dated on or before 2nd July 2002, there are three basic elements: the initial loan, the available funds facility and the overpaid funds account. The amount of the initial loan is agreed at origination. Borrowers may, during the life of these flexible loans, draw additional amounts from the available funds facility on request to the seller, up to the amount available and subject to the mortgage conditions.

    The agreement for the available funds facility is regulated by the CCA, which prescribes the form and procedure and (insofar as applicable) pre-contract disclosure for making an agreement regulated by the Act.

    Subject to the provisions for underpayments and payment holidays, borrowers are required to make a monthly payment on the initial loan and (if a drawdown has been made) on the available funds facility. A borrower may make an overpayment at any time. If a borrower makes an overpayment, it is used for the following purposes and in the following order:

       *     to reduce any part of the initial loan which is then overdue;

       * to reduce any part of the drawdown debt in the available funds facility which is then overdue;

       * to reduce the remainder of the drawdown debt in the available funds facility, if specifically requested by the borrower, or if the overpaid funds account has been closed; and

       * to create or to increase a credit balance in the overpaid funds account.

       The credit balance in the overpaid funds account can be used by the borrower to fund an underpayment or a payment holiday or it can be used to reduce the balance owing on the initial loan. If the overpaid funds account has been closed, which will occur when the initial loan is repaid, the balance of any overpayment which would otherwise have been credited to the overpaid funds account will be repaid to the borrower.

    Borrowers may make an underpayment or miss a monthly payment entirely if there is a credit balance on the overpaid funds account that is equal to or greater than the amount to be underpaid or the missed monthly payment. Alternatively, a borrower may make an underpayment or miss a monthly payment if there is an amount available for drawdown in the available funds facility that is at least as much as the amount to be underpaid or the missed monthly payment.

    The "repayment" basis (as set out in "-- REPAYMENT TERMS") applies to the whole of the drawdown debt under the available funds facility.

    The seller may increase or reduce the credit limit for the available funds facility for one of the reasons specified in the credit agreement for the available funds facility.

Flexible loans -- offer dated on or after 3rd July, 2002

    In respect of flexible loans where the seller's offer to lend is dated on or after 3rd July, 2002, there is a flexible loan facility with a credit limit.
The amount of the credit limit and the "amount available" (that is, the credit limit less the monies owing to the seller) are agreed at origination. Borrowers may, during the life of these flexible loans, draw additional amounts from the flexible loan facility on request to the seller, up to the amount available and subject to the mortgage conditions.

    The agreement for the flexible loan facility has been designed by the seller with the intention that it is not regulated by the CCA.

    Subject to the provisions for underpayments and payment holidays, borrowers are required to make monthly payments on the flexible loan facility. A borrower may make an overpayment at any time. Any such overpayment will immediately reduce the balance owing on the flexible loan facility.

    The "amount available" can be used by the borrower to fund an underpayment or a payment holiday or a further drawdown, subject to the mortgage conditions.

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    In respect of further drawdowns, unless the borrower gives the seller instructions to the contrary (as set out below):

       * if the offer conditions specify that the "repayment" basis (as set out in "-- REPAYMENT TERMS") applies to the whole of the first drawdown, then the "repayment" basis will also apply to the whole of each further drawdown made under that flexible loan facility;

       * if the offer conditions specify that the "interest-only" basis (as set out in "-- REPAYMENT TERMS") applies to the whole of the first drawdown, then the "interest- only" basis will also apply to the whole of each further drawdown made under that flexible loan facility; and

       * if the offer conditions specify that the "interest-only" basis (as set out in "-- REPAYMENT TERMS") applies to part only of the first drawdown, then the "repayment" basis will apply to the whole of each further drawdown made under that flexible loan facility.

    A borrower's request to the seller for a further drawdown may include instructions to the seller that, as from the date when the borrower makes the further drawdown:

       * the "repayment" basis is to apply to the whole or a specified part of the balance owing in place of the "interest-only" basis; or

       * the "interest-only" basis is to apply to the whole or a specified part of the balance owing in place of the "repayment" basis.

    The seller may increase the credit limit if:

       * the borrower writes to the seller asking the seller to exercise its power to increase the credit limit;

       *     the borrower pays any credit limit review charge; and

       * if requested to do so, the borrower pays for a new valuation report on the property and provides the seller with further information in relation to the borrower's financial position.

    The seller may reduce the credit limit:

       * to ensure that the monies owing to the seller under the flexible loan facility and the amount available do not together exceed 90 per cent. of the current market value of the property;

       * to ensure that the amount available at any time does not exceed the amount available as at the date of completion of the flexible loan facility;

       *     if the borrower is in breach of the mortgage terms;

       * if the seller is reasonably of the opinion that, because of a change in the borrower's financial position, the borrower could not afford to repay present or future drawdowns up to the existing credit limit; or

       * to ensure that the seller's business is run in a way that complies with the requirements of the seller's regulator or of any central bank or other monetary authority.

    If a reduction in the credit limit means that the monies owing to the seller exceed the reduced credit limit for the flexible loan facility, then the borrower must pay off the excess within three months after the date on which the seller gives the borrower notice of the reduction.

Flexible loans -- flexible plus loans

    Flexible loans include flexible plus loans, which are documented under the flexible plus loan conditions 2003. These conditions mirror those for other flexible loans where the seller's offer to lend is dated on or after 3rd July, 2002, save for the following material differences in relation to the borrower's savings account, overpayments, payment holidays and underpayments, the interest rate tracking differential and further drawdowns:

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       *     Flexible plus loans contain a savings account element. No interest is paid by the seller on the savings. Instead, interest is charged each day on the amount which, at the end of the day, represents the capital owing on the mortgage account, less any savings in the savings account. As a result, when the borrower has savings in the savings account, the amount of interest charged on the mortgage account will be reduced.

       * Any savings held in the savings account do not affect the amount of the borrower's monthly payment. As a result, when there are savings, the monthly payment the borrower makes will exceed the amount actually charged to the mortgage account and the seller will treat this excess as an overpayment.

       * The seller will use these overpayments to reduce or pay off any part of the mortgage balance which is overdue at that date. The remainder will be credited to the savings account. The borrower may also opt to make a series of regular overpayments with the borrower's monthly payment, and these overpayments will be used by the seller in the same way.

       * The borrower may also make one-off overpayments in the form of a deposit. The seller will, on instructions from the borrower, credit this deposit to the mortgage account in order to reduce the mortgage balance. In the absence of such instructions, the deposit will be used to reduce or pay off any part of the mortgage balance which is overdue at that date and the remainder will be credited to the savings account.

       * The borrower may withdraw money from the savings account or instruct the seller to use some or all of the money in the savings account to reduce the mortgage balance. The borrower may also instruct the seller to use the savings to fund a payment holiday or make up a shortfall on an underpayment.

       * The savings in the savings account must not exceed the mortgage balance.

       * The borrower must not overdraw on the savings account. If the savings account becomes overdrawn, the seller will add the amount overdrawn to the mortgage balance.

       * The seller may use the savings at any time to pay off any of the following items which the borrower has failed to pay when they have become due: a monthly payment, an administration charge, a credit limit review charge, other items of costs and the mortgage balance if it becomes immediately payable.

       * The borrower may continue to make drawdowns until the end of the mortgage repayment period, even if the mortgage balance has been repaid. The mortgage will remain in force during the repayment period as security for money which may become owing under the borrower's facility to make drawdowns up to the credit limit.

PRODUCT SWITCHES

    From time to time borrowers may request or the seller may offer, and the borrowers accept, a variation in the financial terms and conditions applicable to the borrower's loan. If a loan is subject to a product switch, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. See "RISK FACTORS -- LOANS SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES" and "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".


ORIGINATION OF THE LOANS

    The seller currently derives its mortgage-lending business from the following sources: through a branch network throughout the United Kingdom, through intermediaries incorporating electronic commerce channels, and from telephone sales. In terms of value of mortgage-lending business generated, the current principal intermediaries are Bankhall (Premier Mortgage Service), Countrywide Assured Group (CAG), Legal and General, Openwork, SESAME, and The Mortgage Alliance. Of the loans in the available portfolio as at 25th August 2005, approximately 26 per cent.

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were originated through the branch network, approximately 51 per cent. through intermediaries and approximately 23 per cent. through telephone sales.

    The seller is subject to the Financial Ombudsman Service and follows the Code of Banking Practice and followed the Council of Mortgage Lenders' Mortgage Code which was in force until N(M).

UNDERWRITING

    The decision to offer a loan to a potential borrower is made either pursuant to an automated process or by underwriters located in branches, head office sites, telephone operations centres or business development units, who liaise with the intermediaries.

    Each underwriter must pass a formal training programme conducted by the seller to gain the authority to approve loans. The seller has established various levels of authority for its underwriters who approve loan applications. The levels are differentiated by, among other things, degree of risk and the ratio of the loan amount to the value of the property in the relevant application. An underwriter wishing to move to the next level of authority must first take and pass a further training course. The seller also monitors the quality of underwriting decisions on a regular basis.

    The seller introduced the automated process in May 2005. The automated process reduces the manual assessment of loans by underwriters in relation to those segments of the seller's mortgages business that have historically performed well and that meet the relevant lending criteria. The introduction of the automated process has not affected the substance of the decisioning process.

    The seller is continually reviewing the way in which it conducts its mortgage origination business, in order to ensure that it remains up-to-date and cost effective in a competitive market.

    Furthermore, notwithstanding any of the changes described in this section, the seller will continue to retain exclusive control over the underwriting policies and lending criteria to be applied to the origination of each loan.

LENDING CRITERIA

    Each loan in the available portfolio as at 25th August 2005 was originated according to the seller's lending criteria applicable at the time the loan was offered, which included some or all of the criteria set out in this section. New loans may only be included in the portfolio if they are originated in accordance with the lending criteria applicable at the time the loan is offered and if the conditions contained in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- ASSIGNMENT OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" have been satisfied. However, the seller retains the right to revise its lending criteria from time to time and so the criteria applicable to new loans may not be the same as those currently used. Some of the factors currently used in making a lending decision are as follows:

(1) Type of property

    Properties may be either freehold or leasehold or the Scottish equivalents. In the case of leasehold properties, the unexpired portion of the lease must in most cases not expire earlier than 30 years after the term of the loan.

    All properties have been valued by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT -- UNDERTAKINGS BY THE SERVICER"). Such methodology may involve a form of valuation which is less comprehensive than the traditional full valuation and may involve an external viewing only by the valuer or a desktop valuation. All valuations are carried out in a manner which has been approved by the Chief Surveyor of the seller.

(2) Term of loan

    There is a minimum term of 5 years on the loans and the maximum term is normally 35 years. For interest-only loans where the borrower is using a pension plan as the relevant repayment mechanism to repay the loan at maturity, the maximum term is extended to 57 years to

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reflect the long-term nature of pension plans. For these "pension-linked loans", if the property is a leasehold and the lease has 55 or fewer years unexpired as at the date of completion of the mortgage, the maximum term is 25 years. Otherwise, the maximum term on a leasehold property may not exceed the unexpired residue of the term of the relevant lease.

(3) Age of applicant

    All borrowers must be aged 18 or over. There is no maximum age limit unless the loan is a pension-linked loan, in which case the loan must mature no later than the time when the borrower reaches 75 years of age.

(4) Loan-to-value (or "LTV") ratio

    The maximum original LTV ratio of loans in the current portfolio is 95 per cent., excluding any capitalised (as defined in the glossary) high loan-to-value fee and/or booking fee and/or valuation fee (these fees are also defined in the glossary).

Value is determined, in the case of a remortgage, on the basis of the valuer's valuation only and, in the case of a property which is being purchased, on the lower of the valuer's valuation and the purchase price and, in the case of a further advance, on the basis of the valuer's valuation or, where appropriate, according to a methodology which would meet the standards of a reasonable prudent mortgage lender and which has been approved by the Director of Group Property and Survey of the seller (or his successors or predecessors).

(5) Status of applicant(s)

    The maximum amount of the aggregate loan(s) under a mortgage account is determined by a number of factors, including the applicant's income. In determining income, the seller includes basic salary as primary income and also the following which it considers to be regular: overtime, bonus, performance/ profit related pay, allowances, mortgage subsidies, pensions, annuities and commission (for self-employed applicants income is derived from the net profit of the business). If these payments are not considered regular, they are treated as secondary income.

    In the case of low credit risk loans with an LTV ratio of equal to or less than 75 per cent. borrowers (whether employed or self-employed) may certify as to their own income. For loans with an LTV of more than 75 per cent., self-employed applicants must provide one of the following to certify as to their own income: an accountant's letter; minimum 2 years' signed accounts; or minimum 2 years' self-assessment returns and tax calculation forms and employed borrowers must submit documentation (such as pay slips or bank statements) to certify as to their own income.

    The amount available to a borrower is initially calculated as follows:

TOTAL GROSS                    75% [less than]     LTV
PRIMARY INCOME      LTV [less   LTV [greater   [greater than]
[GBP]000'S         than]=75%     than] 90%         =90%
--------------  -------------  -------------  -------------
                SINGLE  JOINT  SINGLE  JOINT  SINGLE  JOINT
                ------  -----  ------  -----  ------  -----


<=20..........     3.6    3.0     3.3    2.8     3.0    2.5
>20,<=25......     4.2    3.4     3.8    3.0     3.4    2.8
>25,<=35......     4.2    3.7     4.1    3.4     3.6    3.0
>35,<=60......     4.2    4.2     4.2    4.2     3.6    3.6
>60...........     4.5    4.5     4.5    4.5     3.6    3.6

    The seller may exercise discretion within its lending criteria in applying those factors which are used to determine the maximum amount of the loan(s). Accordingly, these parameters may vary for some loans.

(6) Credit history

    (a)Credit search

             With the exception, in some circumstances, of then existing Abbey mortgage loan borrowers, a credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgment (or the Scottish equivalent), default or bankruptcy notice) is revealed.

    (b)Existing lender's reference

             The seller may also seek a reference from any existing and/or previous lender. Any reference must satisfy the seller that the account has been properly conducted and that no history of material arrears exists.

    (c)First time buyers/applicants in rented accommodation

             Where applicants currently reside in rented accommodation, a landlord's reference may be sought by the seller. In addition, if considered appropriate, a further reference may be taken in connection with any other property rented by the applicant(s) within the three preceding years.

    (d)Bank reference

             A bank reference may be sought or the applicant may be required to provide bank statements in support of his or her application.

(7) Scorecard

    With the exception of some additional loans made to existing borrowers, the seller uses some of the criteria described here and various other criteria to produce an overall score for the application which reflects a statistical analysis of the risk of advancing the loan.


CHANGES TO THE UNDERWRITING POLICIES AND THE LENDING CRITERIA

    The seller's underwriting policies and lending criteria are subject to change within the seller's sole discretion. New loans and further advances that are originated under lending criteria that are different from the criteria set out here may be assigned to the mortgages trustee.


INSURANCE POLICIES

INSURANCE ON THE PROPERTY

    A borrower is required to provide for insurance on the mortgaged property for an amount equal to the estimated rebuilding cost of the property. The borrower may either purchase the insurance through the seller or the borrower or landlord (for a leasehold property) may arrange for the insurance independently. Where borrower or landlord-arranged insurance fails without the knowledge of the seller, a properties in possession policy issued in favour of the seller by Baker Street Risk and Insurance (Guernsey) Limited, a wholly owned insurance subsidiary of the seller, provides cover for the seller (but not the borrower) for any losses or costs which the insured is unable to recover, and the seller can claim under the properties in possession policy once the relevant property has been repossessed by the seller.

ABBEY POLICIES

    If a borrower asks the seller to arrange insurance on its behalf, a policy will be issued by an insurance underwriter in favour of that borrower. The policy will provide the borrower with rebuilding insurance up to an amount equal to the actual rebuilding cost subject to the valuation. Standard policy conditions apply, which are renegotiated periodically by the seller with the insurance underwriter(s) selected from time to time by the seller to provide the insurance. Generally the seller is named as an insured in a schedule to the policy, but successors in title and assigns, including the mortgages trustee, are not covered. However, the insurer has confirmed or will confirm to the seller, the mortgages trustee, Funding and the security trustee that, notwithstanding the fact that the seller has agreed to assign the seller's interest in a number of properties which are covered by Abbey policies to the mortgages trustee, the insurer will continue to process and pay claims in respect of those properties in the same way and in the same amount as it would have done had
                                       104
the mortgage sale agreement not been entered into. Amounts paid under the insurance policy are generally utilised to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the loan(s).

    In the mortgage sale agreement, the seller has agreed to transfer the proceeds of all relevant claims made under the Abbey policies (but not the right to make and enforce claims) to the mortgages trustee. The seller has also agreed to make and enforce claims and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct. In the servicing agreement, the seller, acting in its capacity as servicer, has also agreed to deal with claims under the Abbey policies in accordance with its normal procedures. If the seller, acting in its capacity as servicer, receives any claim proceeds relating to a loan which has been assigned to the mortgages trustee, these will be required to be paid into the mortgages trustee's, rather than the seller's, accounts.

SELLER-INTRODUCED INSURANCE

    If the Abbey insurer is unwilling to provide insurance to a borrower, the seller has ad hoc arrangements with other insurers who may provide the borrower with insurance. If it transpires that the property thought to be covered by seller-introduced insurance is not so covered, and the property is damaged while uninsured, the seller is entitled (once the property has gone into possession) to make a claim under the properties in possession policy (described later in this section).

BORROWER OR LANDLORD-ARRANGED INSURANCE

    If a borrower elects not to take up an Abbey policy, or if a borrower who originally had an Abbey policy confirms that the borrower no longer requires that insurance, that borrower is either sent an "ALTERNATIVE INSURANCE REQUIREMENTS -- NEW BUSINESS" form or an "ALTERNATIVE INSURANCE REQUIREMENTS" form, whichever is appropriate. This varies the insurance provisions of the mortgage conditions, the most significant variation being the fact that they do not stipulate a level of insurance cover. Once an alternative insurance requirements form has been dispatched, it is assumed that the borrower is making arrangements in accordance with those requirements.

THE PROPERTIES IN POSSESSION POLICIES

    If it transpires that a borrower has not complied with the borrower or landlord-arranged insurance requirements set out in the alternative insurance requirements and if the property is damaged while uninsured, the seller is entitled (once the property has gone into possession) to make a claim under the properties in possession policy. The properties in possession policy is an insurance policy provided to the seller by Baker Street Risk and Insurance (Guernsey) Limited that insures the seller against loss relating to properties after those properties have been repossessed by the seller. It is not possible for the properties in possession policy from Baker Street Risk and Insurance (Guernsey) Limited to provide cover for any company outside the Abbey group, including for the mortgages trustee. However, the insurer has confirmed to the seller, the mortgages trustee, Funding and the security trustee that, notwithstanding the fact that the seller has agreed to assign the seller's interest in a number of properties which are covered by the properties in possession policy to the mortgages trustee, the insurer will continue to process and pay claims in respect of those properties in the same way and in the same amount as it would have done had the mortgage sale agreement not been entered into. The servicer will make claims in accordance with the seller's policy and pay proceeds relating to the loans into the mortgages trustee's accounts.

    In the case of leasehold properties where the lease requires the landlord to insure the property, provision is made to deal with the insurance in the mortgage conditions or the "GENERAL INSTRUCTIONS TO SOLICITORS" or the "CML'S LENDERS' HANDBOOK FOR ENGLAND & WALES" or other comparable or successor instructions or guidelines. Again, if it transpires that the property is not insured and is damaged, the seller can claim under the properties in possession policy once the property has been repossessed by the seller.

    If a borrower who originally had Abbey-arranged insurance fails to pay a premium, but does not notify the seller that it wishes to make alternative arrangements, it is assumed that the
                                       105
borrower requires Abbey-arranged insurance to continue and no alternative insurance requirements form is sent to that borrower. The unpaid premium is added to the balance of the relevant loan.

    As with its interest in the Abbey policies, the seller has agreed to assign the proceeds of any claims under any borrower or landlord-arranged insurance to the mortgages trustee and, to the extent that any proceeds are received by the servicer, it has agreed to pay these into the mortgages trustee's accounts.

    In the mortgage sale agreement, the seller has agreed to make and enforce claims under the relevant policies and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

MIG POLICIES

    A MIG policy is an agreement between a lender and an insurance company to underwrite the amount of each relevant mortgage account which exceeds a certain LTV ratio. Until and including 31st December, 2001, Abbey required MIG policies for all mortgaged properties with an LTV ratio of more than 75 per cent. (with the exception of some flexible loans). These MIG policies were underwritten by Carfax Insurance Limited, or Carfax, a wholly owned subsidiary of the seller.

    However, on 14th October, 2005, Abbey exercised its right to cancel all relevant MIG policies and, as at the date of this prospectus, none of the mortgage loans in the available portfolio is covered by a MIG policy. The seller may choose at some point in the future to reintroduce MIG cover (underwritten by Carfax or otherwise) for some or all of its mortgage loans but has no obligation to do so.

    If MIG cover were reintroduced, the seller would retain the right to cancel the MIG policies at any time. If the seller exercised its right to cancel any such reintroduced MIG policies, the trust property would not then have the benefit of such MIG policies.

SCOTTISH LOANS

    A proportion of the loans in the current portfolio are secured over properties in Scotland. Under Scots law, the only means of creating a fixed charge or security over heritable or long leasehold property is the statutorily prescribed standard security. In relation to Scottish loans, references in this prospectus to a "MORTGAGE" are to be read as references to such a standard security and references to a "MORTGAGEE" are to be read as references to the security holder (termed in Scots law the "HERITABLE CREDITOR").

    In practice, the seller has advanced and intends to advance loans on a similar basis both in England and Wales and in Scotland. While there are certain differences in law and procedure in connection with the enforcement and realisation of Scottish mortgages, the seller does not consider that these differences make Scottish mortgages significantly different or less effective than those secured over properties in England and Wales. For more information on the Scottish loans, see "MATERIAL LEGAL ASPECTS OF THE LOANS -- SCOTTISH LOANS".


STATISTICAL INFORMATION ON THE PORTFOLIO

    The statistical and other information contained in this prospectus has been compiled by reference to the loans and mortgage accounts in the available portfolio as at 25th August 2005, Columns stating percentage amounts may not add up to 100 per cent. due to rounding. A loan will be removed from the available portfolio if in the period from 25th August 2005 up to (and including) the closing date the loan is repaid in full. For further statistical information on the portfolio between 9th September 2005 and 10th October 2005, see ANNEX A.

OUTSTANDING PRINCIPAL BALANCES

    The following table shows the range of outstanding principal balances (including capitalised high loan-to-value fees and/or booking fees and/or valuation fees)

RANGE OF OUTSTANDING PRINCIPAL
BALANCES (INCLUDING CAPITALISED HIGH                                 NUMBER OF
LOAN-TO-VALUE FEES AND/OR BOOKING     CURRENT PRINCIPAL  % OF TOTAL   MORTGAGE
FEES AND/OR VALUATION FEES)             BALANCE ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
------------------------------------  -----------------  ----------  ---------  ----------
Less than or equal to [GBP]24,999...     303,234,275.67        0.66     16,636        2.94
[GBP]25,000 -- [GBP]49,999..........   6,144,854,304.84       13.43    164,466       29.06
[GBP]50,000 -- [GBP]74,999..........   8,405,458,382.78       18.37    135,876       24.01
[GBP]75,000 -- [GBP]99,999..........   8,174,229,646.80       17.86     94,501        16.7
[GBP]100,000 -- [GBP]124,999........   6,873,029,019.60       15.02     61,643       10.89
[GBP]125,000 -- [GBP]149,999........   5,197,657,025.14       11.36     38,143        6.74
[GBP]150,000 -- [GBP]174,999........   3,597,272,357.49        7.86     22,359        3.95
[GBP]175,000 -- [GBP]199,999........   2,457,855,671.85        5.37     13,204        2.33
[GBP]200,000 -- [GBP]224,999........   1,764,916,603.44        3.86      8,364        1.48
[GBP]225,000 -- [GBP]249,999........   1,212,230,414.15        2.65      5,124        0.91
[GBP]250,000 -- [GBP]350,000........   1,628,872,411.39        3.56      5,716        1.01
                                      -----------------  ----------  ---------  ----------
TOTAL...............................  45,759,610,113.15      100.00    566,032      100.00
                                      =================  ==========  =========  ==========

    The largest mortgage account has an outstanding principal balance of [GBP][350,000] and the smallest mortgage account has an outstanding principal balance of [GBP][0.01]. The average outstanding principal balance is approximately [GBP][80,842.80].



LOAN-TO-VALUE RATIOS AT ORIGINATION

    The following table shows the range of loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage loan origination divided by the value of the property securing that mortgage loan at the same date.


RANGE OF LOAN-TO-VALUE RATIOS AT
ORIGINATION (EXCLUDING CAPITALISED                                  NUMBER OF
HIGH LOAN-TO-VALUE FEES AND/OR       CURRENT PRINCIPAL  % OF TOTAL   MORTGAGE
BOOKING FEES AND/OR VALUATION FEES)    BALANCE ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
-----------------------------------  -----------------  ----------  ---------  ----------
00.00% -- 24.99%...................   1,254,662,240.91        2.74     28,380        5.01
25.00% -- 49.99%...................   8,147,566,621.34       17.81    125,428       22.16
50.00% -- 74.99%...................  18,426,988,543.78       40.27    211,010       37.28
75.00% -- 79.99%...................   4,004,889,634.58        8.75     41,945        7.41
80.00% -- 84.99%...................   3,252,528,475.99        7.11     33,271        5.88
85.00% -- 89.99%...................   5,711,107,334.19       12.48     56,459        9.97
90.00% -- 95.00%...................   4,961,867,262.36       10.84     69,539       12.29
                                     -----------------  ----------  ---------  ----------
TOTAL..............................  45,759,610,113.15      100.00    566,032      100.00
                                     =================  ==========  =========  ==========


    The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and/or capitalised booking fees and/or capitalised valuation fees) at origination was [67.04] per cent. The highest loan- to-value ratio of any mortgage account (excluding any capitalised high loan-to-value fees and/or any capitalised booking fees and/or capitalised valuation fees) at origination was [95] per cent. and the lowest was [0.00] per cent. The average value of capitalised high loan-to-value fees and/or capitalised booking fees and/or capitalised valuation fees at origination was approximately [GBP][500,000].

    There has been no revaluation of any of the properties for the purposes of the issue of the issuer notes.

LTV RATIOS AT ORIGINATION INDEXED ACCORDING TO THE NATIONWIDE HOUSE PRICE INDEX

    The following table shows the range of LTV ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage origination divided by the indexed valuation of the property securing that mortgage loan as at 25th August 2005, based on the Nationwide House Price Index.

RANGE OF LOAN-TO-VALUE RATIOS AT
ORIGINATION (EXCLUDING CAPITALISED                                  NUMBER OF
HIGH LOAN-TO-VALUE FEES AND/OR       CURRENT PRINCIPAL  % OF TOTAL   MORTGAGE
BOOKING FEES AND/OR VALUATION FEES)    BALANCE ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
-----------------------------------  -----------------  ----------  ---------  ----------
00.00% -- 24.99%...................   3,067,066,085.41         6.7     64,749       11.44
25.00% -- 49.99%...................  18,554,887,668.69       40.55    261,925       46.27
50.00% -- 74.99%...................  19,415,257,963.07       42.43    199,102       35.18
75.00% -- 79.99%...................   2,002,596,886.52        4.38     17,674        3.12
80.00% -- 84.99%...................   1,311,462,860.32        2.87     11,148        1.97
85.00% -- 89.99%...................   1,000,396,633.57        2.19      7,747        1.37
90.00% -- 95.00%...................     405,418,452.05        0.89      3,651        0.65
95.01% -- 96.99%...................       2,523,563.52        0.01         36        0.01
                                     -----------------  ----------  ---------  ----------
TOTAL..............................  45,759,610,113.15      100.00    566,032      100.00
                                     =================  ==========  =========  ==========



    The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and/or capitalised booking fees and/or capitalised valuation fees) at origination was [51.58] per cent.

LTV RATIOS AT ORIGINATION INDEXED ACCORDING TO THE HALIFAX HOUSE PRICE INDEX

    The following table shows the range of LTV ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage origination divided by the indexed valuation of the property securing that mortgage loan as at 25th August 2005, based on the Halifax House Price Index.


RANGE OF LOAN-TO-VALUE RATIOS AT
ORIGINATION (EXCLUDING CAPITALISED             CURRENT              NUMBER OF
HIGH LOAN-TO-VALUE FEES AND/OR       PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
BOOKING FEES AND/OR VALUATION FEES)            ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
-----------------------------------  -----------------  ----------  ---------  ----------
00.00% -- 24.99%...................   2,931,888,440.94        6.41     62,017       10.96
25.00% -- 49.99%...................  18,311,696,987.93       40.02    259,021       45.76
50.00% -- 74.99%...................  19,801,601,449.38       43.27    204,828       36.19
75.00% -- 79.99%...................   1,988,952,730.70        4.35     17,514        3.09
80.00% -- 84.99%...................   1,311,944,216.37        2.87     11,169        1.97
85.00% -- 89.99%...................   1,006,581,883.21         2.2      7,794        1.38
90.00% -- 95.00%...................     406,944,404.62        0.89      3,689        0.65
                                     -----------------  ----------  ---------  ----------
TOTAL..............................  45,759,610,113.15      100.00    566,032      100.00
                                     =================  ==========  =========  ==========



    The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and/or capitalised booking fees and/or capitalised valuation fees) at origination was [51.88] per cent.

GEOGRAPHICAL SPREAD

    The following table shows the spread of properties throughout England, Wales and Scotland. No properties are situated outside England, Wales and Scotland. The geographical location of a property has no impact upon the seller's lending criteria and credit scoring tests.


                         CURRENT              NUMBER OF
               PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
REGION                    ([GBP])    BALANCE   ACCOUNTS  % OF TOTAL
-------------  -----------------  ----------  ---------  ----------
East Anglia..   1,779,176,936.98        3.89     23,663        4.18
East Midlands   2,207,405,634.22        4.82     31,327        5.53
London.......   9,785,549,653.39       21.38     94,110       16.63
North........   1,486,048,632.29        3.25     24,958        4.41
Northwest....   4,203,042,541.37        9.19     64,411       11.38
Scotland.....   2,233,152,044.48        4.88     36,684        6.48
Southeast....  13,969,494,257.85       30.53    146,322       25.85
Southwest....   3,635,425,076.77        7.94     45,090        7.97
Unknown......      20,748,185.57        0.05        345        0.06
Wales........   1,655,843,534.64        3.62     26,529        4.69
West Midlands   2,600,272,579.11        5.68     37,438        6.61
Yorkshire....   2,183,451,036.48        4.77     35,155        6.21
               -----------------  ----------  ---------  ----------
TOTAL........  45,759,610,113.15      100.00    566,032      100.00
               =================  ==========  =========  ==========


SEASONING OF LOANS

    The following table shows the time elapsed since the date of origination of the loans:


                                  CURRENT              NUMBER OF
                        PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
AGE OF LOANS IN MONTHS            ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
----------------------  -----------------  ----------  ---------  ----------
6  to 11.............    4,377,114,563.42        9.57     44,131        7.80
12 to  17............    9,111,144,587.81       19.91     99,449       17.57
18 to  23............   10,187,283,295.20       22.26    111,786       19.75
24 to  29............    4,126,267,464.13        9.02     49,477        8.74
30 to  35............    5,698,224,151.18       12.45     73,919       13.06
36 to  41............    2,599,331,681.96        5.68     34,946        6.17
42 to  47............    2,687,860,654.22        5.87     35,841        6.33
48 to  53............    1,732,917,914.63        3.79     24,289        4.29
54 to  59............      869,441,530.79        1.90     13,467        2.38
60 to  65............      764,986,272.32        1.67     12,416        2.19
66 to  71............      673,175,860.71        1.47     11,489        2.03
72 to  77............      566,706,175.43        1.24      9,763        1.72
78 to  83............      701,989,534.36        1.53     12,160        2.15
84 to  89............      475,270,088.95        1.04      8,340        1.47
90 to  95............      275,597,393.30        0.60      5,390        0.95
96 to  101...........      250,065,660.02        0.55      5,045        0.89
102 >=................     662,233,284.72        1.45     14,124        2.50
                        -----------------  ----------  ---------  ----------
TOTAL.................  45,759,610,113.15      100.00    566,032      100.00
                        =================  ==========  =========  ==========



    The weighted average seasoning of loans was [30.87] months and the maximum seasoning of loans was [122.30] months. The minimum seasoning of loans was [8.71] months.

YEARS TO MATURITY OF LOANS

    The following table shows the number of years of the mortgage term which remain unexpired:

                             CURRENT              NUMBER OF
                   PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
YEARS TO MATURITY            ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
-----------------  -----------------  ----------  ---------  ----------
0 to 4..........      591,905,258.27        1.29     13,824        2.44
5 to 9..........    3,553,732,560.80        7.77     63,380        11.2
10 to 14........    6,507,873,672.62       14.22     97,023       17.14
15 to 19........   11,735,001,990.64       25.64    155,914       27.55
20 to 24........   21,587,847,809.63       47.18    219,481       38.78
25 to 29........    1,655,995,744.76        3.62     15,177        2.68
30 to 37........      127,253,076.43        0.28      1,233        0.22
                   -----------------  ----------  ---------  ----------

TOTAL............  45,759,610,113.15      100.00    566,032      100.00
                   =================  ==========  =========  ==========



    The weighted average remaining term of loans was [18.82] years and the maximum remaining term was [32.91] years. The minimum remaining term was [0.00] years.

PURPOSE OF LOAN

    The following table shows the purpose of the loans on origination:

                           CURRENT              NUMBER OF
                 PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
USE OF PROCEEDS            ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
---------------  -----------------  ----------  ---------  ----------
Purchase.......  31,743,085,713.12       69.37    395,685       69.91
Remortgage.....  14,016,524,400.03       30.63    170,347       30.09
                 -----------------  ----------  ---------  ----------
TOTAL..........  45,759,610,113.15      100.00    566,032      100.00
                 =================  ==========  =========  ==========


PROPERTY TYPE

    Descriptions of the terms used in these property types are contained in the glossary.


                                             CURRENT              NUMBER OF
                                   PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
PROPERTY TYPE                                ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
---------------------------------  -----------------  ----------  ---------  ----------
Converted Flat/Maisonette........     386,868,030.35        0.85      4,665        0.82
Detached House...................  10,482,308,735.39       22.91    101,444       17.92
Detached or Chalet Bungalow......     581,980,401.92        1.27      8,306        1.47
Purpose-built Flat/Maisonette....   5,335,053,755.06       11.66     63,419       11.20
Semi-detached Bungalow...........   1,819,405,534.48        3.98     22,241        3.93
Semi-detached/Link-detached House  13,039,845,329.03       28.50    171,544       30.31
Terraced House/Bungalow..........  11,670,419,687.13       25.50    161,108       28.46
Other/Unknown....................   2,443,728,639.79        5.34     33,305        5.88
                                   -----------------  ----------  ---------  ----------
TOTAL............................  45,759,610,113.15      100.00    566,032      100.00
                                   =================  ==========  =========  ==========

DISTRIBUTION OF FIXED RATE LOANS

    Fixed rate loans remain at the relevant fixed rate for a period of time as specified in the offer conditions, after which they move to the SVR or some other rate as specified in the offer conditions.

                        CURRENT              NUMBER OF  % OF TOTAL
              PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE  FIXED RATE
FIXED RATE %            ([GBP])     BALANCE   ACCOUNTS       LOANS
------------  -----------------  ----------  ---------  ----------
2.00 -- 2.99         540,817.68        0.01          3        0.00
3.00 -- 3.99     639,678,402.70        6.78      5,969        5.77
4.00 -- 4.99   3,136,543,004.12       33.27     30,128       29.11
5.00 -- 5.99   4,505,368,321.58       47.79     49,136       47.48
6.00 -- 6.99     758,303,973.61        8.04     11,696        11.3
7.00 -- 7.99     382,435,491.17        4.06      6,441        6.22
8.00 -- 8.99       5,539,015.02        0.06        115        0.11
              -----------------  ----------  ---------  ----------
TOTAL.......   9,428,409,025.88      100.00    103,488      100.00
              =================  ==========  =========  ==========



                                                CURRENT              NUMBER OF  % OF TOTAL
                                      PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE  FIXED RATE
YEAR IN WHICH FIXED RATE PERIOD ENDS            ([GBP])     BALANCE   ACCOUNTS       LOANS
------------------------------------  -----------------  ----------  ---------  ----------
2005................................   1,014,948,242.53       10.76     12,351       11.93
2006................................   2,899,551,570.57       30.75     33,057       31.94
2007................................   2,247,813,731.43       23.84     23,022       22.25
2008................................   1,658,215,467.25       17.59     17,262       16.68
2009................................   1,316,744,253.16       13.97     14,197       13.72
2010................................     140,308,300.94        1.49      1,523        1.47
2011................................       3,308,656.69        0.04         58        0.06
2012................................       4,617,616.24        0.05         70        0.07
2013................................      38,456,105.72        0.41        540        0.52
2014................................       5,543,829.20        0.06         80        0.08
2015................................      10,692,064.84        0.11        149        0.14
2019................................      73,518,363.48        0.78        979        0.95
2020................................      14,690,823.83        0.16        200        0.19
                                      -----------------  ----------  ---------  ----------
TOTAL...............................   9,428,409,025.88      100.00    103,488      100.00
                                      =================  ==========  =========  ==========


CHARACTERISTICS OF UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET

    The housing market in the UK is primarily one of owner-occupied housing. At the end of 2004, owner- occupation and privately rented accommodation accounted for 70.4 per cent. and 10.4 per cent. of the housing stock respectively, according to the Office of the Deputy Prime Minister. The remainder were in some form of public/social ownership.

    According to the Council of Mortgage Lenders, at the end of 2004, mortgage loans outstanding amounted to [GBP]876.9 billion, with banks and building societies holding 61.9 per cent. and 18.2 per cent. of the total respectively, and in 2004 outstanding mortgage debt grew by 13.2 per cent., well above the long-term average of 8.8 per cent. during 1994-2004.

    Set out in the following tables are a number of characteristics of the United Kingdom mortgage market.

CPR RATES

    This quarterly constant prepayment rate, or CPR, data was calculated by dividing the amount of mortgages repaid in a quarter by the quarterly balance of mortgages outstanding for building societies in the UK. These quarterly repayment rates were then annualised using standard methodology.


               AGGREGATE            AGGREGATE            AGGREGATE            AGGREGATE
           QUARTERS OVER   CPR  QUARTERS OVER   CPR  QUARTERS OVER   CPR  QUARTERS OVER
CPR (%)         42 YEARS   (%)       42 YEARS   (%)       42 YEARS   (%)       42 YEARS
---------  -------------  ----  -------------  ----  -------------  ----  -------------
7.0                    0  11.0             18  15.0              3  19.0              2
7.5                    0  11.5             16  15.5              2  19.5              2
8.0                    4  12.0             20  16.0              4  20.0              3
8.5                    1  12.5             13  16.5              2  20.5              2
9.0                    6  13.0             11  17.0              1  21.0              0
9.5                    9  13.5              5  17.5              1  21.5              2
10.0                  10  14.0              6  18.0              3  22.0              2
10.5                  18  14.5              2  18.5              1  22.5              2



Source: Council of Mortgage Lenders

    Over the past 42 years, the highest single quarter CPR experienced in respect of residential mortgage loans made by building societies was recorded in September 2002 at a level of 22.41 per cent. The lowest level was 7.94 per cent. in March and June of 1974.

    The highest 12-month rolling average CPR over the same 42-year period was
21.13 per cent. The lowest was 8.75 per cent.

                      CPR RATE  12-MONTH                      CPR RATE  12-MONTH
                       FOR THE   ROLLING                       FOR THE   ROLLING
                       QUARTER   AVERAGE                       QUARTER   AVERAGE
QUARTER                    (%)       (%)  QUARTER                  (%)       (%)
--------------  --------------  --------  -------------  -------------  --------
March 1964....           11.29     12.27  June 1964....          12.30     12.41
September 1964           12.68     12.41  December 1964          12.82     12.27
March 1965....           11.12     12.23  June 1965....          10.80     11.86
September 1965           10.66     11.35  December 1965          11.51     11.02
March 1966....           10.45     10.85  June 1966....          11.39     11.00
September 1966           11.71     11.27  December 1966          10.60     11.04
March 1967....            9.49     10.80  June 1967....          10.95     10.69
September 1967           11.65     10.67  December 1967          11.51     10.90
March 1968....           10.18     11.07  June 1968....          10.57     10.98
September 1968           10.91     10.79  December 1968          10.24     10.48
March 1969....            9.15     10.22  June 1969....          10.23     10.13
September 1969           10.65     10.07  December 1969          10.01     10.01
March 1970....            8.92      9.95  June 1970....          10.68     10.06
September 1970           11.60     10.30  December 1970          11.46     10.66
March 1971....            9.33     10.76  June 1971....          11.44     10.96
September 1971           12.17     11.10  December 1971          12.30     11.31
March 1972....           10.72     11.66  June 1972....          11.81     11.75
September 1972           12.24     11.77  December 1972          11.74     11.63
March 1973....           10.11     11.48  June 1973....          10.54     11.16
September 1973           11.06     10.86  December 1973          10.55     10.56
March 1974....            7.94     10.02  June 1974....           7.94      9.37
September 1974            9.58      9.01  December 1974          10.83      9.07
March 1975....            9.96      9.58  June 1975....          12.23     10.65
September 1975           12.76     11.44  December 1975          12.21     11.79
March 1976....           10.10     11.82  June 1976....          11.48     11.64
September 1976           11.86     11.41  December 1976          11.70     11.28

                                       112


                      CPR RATE  12-MONTH                      CPR RATE  12-MONTH
                       FOR THE   ROLLING                       FOR THE   ROLLING
                       QUARTER   AVERAGE                       QUARTER   AVERAGE
QUARTER                    (%)       (%)  QUARTER                  (%)       (%)
--------------  --------------  --------  -------------  -------------  --------
September 1977           12.13     10.42  December 1977          12.66     10.66
March 1978....           11.30     11.48  June 1978....          12.19     12.07
September 1978           11.71     11.97  December 1978          11.19     11.60
March 1979....            9.33     11.11  June 1979....          10.12     10.59
September 1979           11.36     10.50  December 1979          11.07     10.47
March 1980....            8.03     10.15  June 1980....           8.66      9.78
September 1980            9.87      9.41  December 1980          10.48      9.26
March 1981....            9.97      9.74  June 1981....          11.78     10.52
September 1981           12.53     11.19  December 1981          11.82     11.53
March 1982....            9.63     11.44  June 1982....          12.91     11.72
September 1982           13.96     12.08  December 1982          14.20     12.68
March 1983....           12.55     13.41  June 1983....          12.76     13.37
September 1983           12.48     13.00  December 1983          11.86     12.41
March 1984....           10.40     11.88  June 1984....          12.13     11.72
September 1984           12.40     11.70  December 1984          11.87     11.70
March 1985....           10.02     11.61  June 1985....          11.67     11.49
September 1985           13.46     11.76  December 1985          13.68     12.21
March 1986....           11.06     12.47  June 1986....          15.53     13.43
September 1986           17.52     14.45  December 1986          15.60     14.92
March 1987....           10.57     14.80  June 1987....          14.89     14.64
September 1987           16.79     14.46  December 1987          16.18     14.61
March 1988....           13.55     15.35  June 1988....          16.03     15.64
September 1988           18.23     16.00  December 1988          12.60     15.10
March 1989....            8.85     13.93  June 1989....          13.04     13.18
September 1989           11.53     11.51  December 1989          10.38     10.95
March 1990....            8.91     10.96  June 1990....           9.37     10.05
September 1990            9.66      9.58  December 1990          10.58      9.63
March 1991....            9.07      9.67  June 1991....          10.69     10.00
September 1991           11.57     10.48  December 1991          10.24     10.39
March 1992....            9.14     10.41  June 1992....           9.12     10.02
September 1992            9.75      9.56  December 1992           7.96      8.99
March 1993....            8.53      8.84  June 1993....           9.97      9.05
September 1993           10.65      9.28  December 1993          10.01      9.79
March 1994....            8.97      9.90  June 1994....          10.48     10.03
September 1994           11.05     10.13  December 1994          10.68     10.29
March 1995....            9.15     10.34  June 1995....          10.51     10.35
September 1995           11.76     10.53  December 1995          11.61     10.76
March 1996....           10.14     11.00  June 1996....          11.32     11.21
September 1996           13.20     11.57  December 1996          12.58     11.81
March 1997....            9.75     11.71  June 1997....          15.05     12.65
September 1997           12.18     12.39  December 1997          11.17     12.04
March 1998....           10.16     12.14  June 1998....          12.05     11.39
September 1998           13.79     11.79  December 1998          13.43     12.36
March 1999....           11.14     12.60  June 1999....          14.27     13.16
September 1999           15.60     13.61  December 1999          14.94     13.99
March 2000....           13.82     14.66  June 2000....          13.87     14.56
September 2000           14.89     14.38  December 2000          15.57     14.54
March 2001....           15.48     14.95  June 2001....          17.39     15.83
September 2001           19.17     16.90  December 2001          19.03     17.77
March 2002....           18.70     18.57  June 2002....          19.91     19.21
September 2002           22.41     20.01  December 2002          22.16     20.80

                                       113


                      CPR RATE  12-MONTH                 CPR RATE       12-MONTH
                       FOR THE  ROLLING                  FOR THE         ROLLING
                       QUARTER  AVERAGE                  QUARTER         AVERAGE
QUARTER                    (%)  (%)             QUARTER  (%)                 (%)
--------------  --------------  --------  -------------  -------------  --------
March 2003....           19.52  21.00     June 2003....  20.19             21.07
September 2003           21.66  20.88     December 2003  21.34             20.67
March 2004....           20.00  20.80     June 2004....  21.50             21.13
September 2004           21.49  21.08     December 2004  18.78             20.45
March 2005....           17.80  19.90     June 2005....  17.79             18.97
September 2005           20.28  18.66



Source of repayment and outstanding mortgage information: Council of Mortgage Lenders


REPOSSESSION RATE

    Following thirteen years of almost continuous decline in the number of mortgage possessions, possessions rose in the first half of 2005.


           REPOSSESSIONS        REPOSSESSIONS        REPOSSESSIONS
YEAR                 (%)  YEAR            (%)  YEAR            (%)
---------  -------------  ----  -------------  ----  -------------
1982                0.11  1989           0.17  1996           0.40
1983                0.12  1990           0.47  1997           0.31
1984                0.17  1991           0.77  1998           0.31
1985                0.25  1992           0.69  1999           0.27
1986                0.30  1993           0.58  2000           0.21
1987                0.32  1994           0.47  2001           0.15
1988                0.22  1995           0.47  2002           0.11
                                               2003           0.07
                                               2004           0.05

Source: Council of Mortgage Lenders


HOUSE PRICE TO EARNINGS RATIO

    The following table shows the ratio for any one year of the average annual value of houses (sourced prior to and including 1993 from the "Department of the Environment, Transport and the Regions/Building Societies Association Five per cent. Sample Survey of Building Society Mortgage Completions" and sourced from and including 1994 from the "Department of the Environment, Transport and the Regions/Council of Mortgage Lenders Survey of Mortgage Lenders") compared to the average annual salary in the UK as calculated from the weekly earnings in April of the same year of male employees whose earnings were not affected by their absence from work (as recorded by the Department for Education and Employment). While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan.


           HOUSE PRICE TO        HOUSE PRICE TO
YEAR       EARNINGS RATIO  YEAR  EARNINGS RATIO
---------  --------------  ----  --------------
1989                 5.05  1997            3.62
1990                 4.54  1998            3.86
1991                 4.17  1999            4.09
1992                 3.79  2000            4.44
1993                 3.58  2001            4.52
1994                 3.43  2002            5.10
1995                 3.37  2003            5.64
1996                 3.41  2004            6.00


Source: Council of Mortgage Lenders

HOUSE PRICE INDEX

    UK residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively the "HOUSING INDICES"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

    The housing market has been through three economic cycles since 1976. The greatest year to year increases in the Housing Indices occurred in the late 1970s and late 1980s with the greatest decrease in the early 1990s.

    The Housing Indices have generally increased since 1996.

                                            NATIONWIDE     HALIFAX HOUSE
                                              HOUSE            PRICE
                   RETAIL PRICE INDEX      PRICE INDEX         INDEX
                -----------------------  ---------------  ---------------
                               % ANNUAL         % ANNUAL         % ANNUAL
QUARTER                 INDEX   CHANGE1  INDEX   CHANGE1  INDEX   CHANGE1
--------------  -------------  --------  -----  --------  -----  --------
March 1981....           72.0      11.9   47.3       4.5     NA        NA
June 1981.....           75.0      10.7   48.1       3.2     NA        NA
September 1981           76.3      10.8   48.3       2.5     NA        NA
December 1981.           78.3      11.4   47.5       1.3     NA        NA
March 1982....           79.4       9.8   48.2       1.9     NA        NA
June 1982.....           81.9       8.8   49.2       2.3     NA        NA
September 1982           81.9       7.0   49.8       3.1     NA        NA
December 1982.           82.5       5.3   51.0       7.1     NA        NA
March 1983....           83.1       4.5   52.5       8.5   97.1        NA
June 1983.....           84.8       3.6   54.6      10.4   99.4        NA
September 1983           86.1       5.0   56.2      12.1  101.5        NA
December 1983.           86.9       5.2   57.1      11.3  102.3        NA
March 1984....           87.5       5.1   59.2      12.0  104.1       7.0
June 1984.....           89.2       5.0   61.5      11.9  106.0       6.4
September 1984           90.1       4.6   62.3      10.3  108.4       6.6
December 1984.           90.9       4.5   64.9      12.8  111.0       8.2
March 1985....           92.8       5.9   66.2      11.2  113.5       8.6
June 1985.....           95.4       6.7   68.2      10.3  115.4       8.5
September 1985           95.4       5.7   69.2      10.5  116.8       7.5
December 1985.           96.1       5.5   70.7       8.6  120.6       8.3
March 1986....           96.7       4.1   71.1       7.1  124.0       8.8
June 1986.....           97.8       2.5   73.8       7.9  128.1      10.4
September 1986           98.3       2.9   76.3       9.8  132.2      12.4
December 1986.           99.6       3.6   79.0      11.1  136.8      12.6
March 1987....          100.6       3.9   81.6      13.8  142.3      13.8
June 1987.....          101.9       4.1   85.8      15.1  146.7      13.6
September 1987          102.4       4.1   88.6      15.0  151.5      13.6
December 1987.          103.3       3.6   88.5      11.4  158.0      14.4
March 1988....          104.1       3.4   90.0       9.8  167.0      16.0
June 1988.....          106.6       4.5   97.6      12.9  179.4      20.1
September 1988          108.4       5.7  108.4      20.2  197.4      26.5
December 1988.          110.3       6.6  114.2      25.5  211.8      29.3
March 1989....          112.3       7.6  118.8      27.8  220.7      27.9
June 1989.....          115.4       7.9  124.2      24.1  226.1      23.1
September 1989          116.6       7.3  125.2      14.4  225.5      13.3
December 1989.          118.8       7.4  122.7       7.2  222.5       4.9
March 1990....          121.4       7.8  118.9       0.1  223.7       1.3
June 1990.....          126.7       9.3  117.7      (5.4) 223.3      (1.2)
September 1990          129.3      10.3  114.2      (9.2) 222.7      (1.2)

                                       115


                                            NATIONWIDE     HALIFAX HOUSE
                                              HOUSE            PRICE
                   RETAIL PRICE INDEX      PRICE INDEX         INDEX
                -----------------------  ---------------  ---------------
                               % ANNUAL         % ANNUAL         % ANNUAL
QUARTER                 INDEX   CHANGE1  INDEX   CHANGE1  INDEX   CHANGE1
--------------  -------------  --------  -----  --------  -----  --------
December 1990           129.9       8.9  109.6     (11.3) 223.0        0.2
March 1991....          131.4       7.9  108.8      (8.9) 223.1      (0.3)
June 1991.....          134.1       5.7  110.6      (6.2) 221.9      (0.6)
September 1991          134.6       4.0  109.5      (4.2) 219.5      (1.4)
December 1991.          135.7       4.4  107.0      (2.4) 217.7      (2.4)
March 1992....          136.7       3.9  104.1      (4.4) 213.2      (4.5)
June 1992.....          139.3       3.8  105.1      (5.1) 208.8      (6.1)
September 1992          139.4       3.5  104.2      (5.0) 206.9      (5.9)
December 1992.          139.2       2.5  100.1      (6.7) 199.5      (8.7)
March 1993....          139.3       1.9  100.0      (4.0) 199.6      (6.6)
June 1993.....          141.0       1.2  103.6      (1.4) 201.7      (3.5)
September 1993          141.9       1.8  103.2      (1.0) 202.6      (2.1)
December 1993.          141.9       1.9  101.8       1.7  203.5       2.0
March 1994....          142.5       2.3  102.4       2.4  204.6       2.5
June 1994.....          144.7       2.6  102.5      (1.1) 202.9       0.6
September 1994          145.0       2.2  103.2       0.0  202.7       0.0
December 1994.          146.0       2.8  104.0       2.1  201.9      (0.8)
March 1995....          147.5       3.4  101.9      (0.5) 201.8      (1.4)
June 1995.....          149.8       3.5  103.0       0.5  199.3      (1.8)
September 1995          150.6       3.8  102.4      (0.8) 197.8      (2.4)
December 1995.          150.7       3.2  101.6      (2.3) 199.2      (1.3)
March 1996....          151.5       2.7  102.5       0.6  202.1       0.1
June 1996.....          153.0       2.1  105.8       2.7  206.7       3.6
September 1996          153.8       2.1  107.7       5.0  208.8       5.4
December 1996.          154.4       2.4  110.1       8.0  213.9       7.1
March 1997....          155.4       2.5  111.3       8.3  216.7       7.0
June 1997.....          157.5       2.9  116.5       9.6  220.2       6.3
September 1997          159.3       3.5  121.2      11.8  222.6       6.4
December 1997.          160.0       3.6  123.3      11.4  225.4       5.2
March 1998....          160.8       3.4  125.5      12.0  228.4       5.3
September 1998          164.4       3.2  132.4       8.8  234.8       5.3
June 1998.....          163.4       3.7  130.1      11.0  232.1       5.3
December 1998.          164.4       2.7  132.3       7.0  237.2       5.1
March 1999....          164.1       2.0  134.6       7.0  238.6       4.4
June 1999.....          165.6       1.3  139.7       7.1  245.5       5.6
September 1999          166.2       1.1  144.4       8.6  255.5       8.4
December 1999.          167.3       1.7  148.9      11.8  264.1      10.7
March 2000....          168.4       2.6  155.0      14.1  273.1      13.5
June 2000.....          171.1       3.3  162.0      14.8  272.8      10.5
September 2000          171.7       3.3  161.5      11.2  275.9       7.7
December 2000.          172.2       2.9  162.8       8.9  278.6       5.3
March 2001....          172.2       2.2  167.5       7.8  281.7       3.1
June 2001.....          174.4       1.9  174.8       7.6  293.2       7.2
September 2001          174.6       1.7  181.6      11.7  302.4       9.2
December 2001.          173.4       0.7  184.6      12.6  312.1      11.4
March 2002....          174.5       1.3  190.2      12.7  329.1      15.6
June 2002.....          176.2       1.0  206.5      16.7  343.8      15.9
September 2002          177.6       1.7  221.1      19.7  365.8      19.0
December 2002.          178.5       2.9  231.3      22.6  394.0      23.4
March 2003....          179.2       3.0  239.3      25.8  405.6      23.9

                                       116


                                            NATIONWIDE     HALIFAX HOUSE
                                              HOUSE            PRICE
                   RETAIL PRICE INDEX      PRICE INDEX         INDEX
                -----------------------  ---------------  ---------------
                               % ANNUAL         % ANNUAL         % ANNUAL
QUARTER                 INDEX   CHANGE1  INDEX   CHANGE1  INDEX   CHANGE1
--------------  -------------  --------  -----  --------  -----  --------
June 2003....           181.3       3.0  250.1      21.1  419.8      22.1
September 2003          181.8       2.9  258.9      17.1  435.3      18.9
December 2003.          182.9       2.6  267.1      15.5  452.2      15.3
March 2004....          183.8       2.6  279.7      16.9  478.3      17.9
June 2004.....          186.3       2.8  298.7      19.4  508.4      21.3
September 2004          187.4       3.1  308.8      19.3  522.0      20.1
December 2004.          189.2       3.4  306.8      14.8  524.4      15.2
March 2005....          189.7       3.2  307.4       9.9  527.1       9.7
June 2005.....          191.9       3.0  316.9       6.1  528.0       3.9
September 2005          192.6       2.8  317.2       2.7  537.5       3.0



Source: Datastream, Nationwide Building Society and Halifax Plc, respectively. "NA" indicates that the relevant figure is not available.

1 The percentage annual change is calculated in accordance with the following formula:

  In (x/y) where "x" is equal to the current quarter's index value and "y" is equal to the index value of the previous year's corresponding quarter.

    All information contained in this prospectus in respect of the Nationwide House Price Index has been reproduced from information published by Nationwide Building Society. All information contained in this prospectus in respect of the Halifax House Price Index has been reproduced from information published by HBOS plc.

    The issuer has not participated in the preparation of that information nor made any enquiry with respect to that information. Neither the issuer nor Nationwide Building Society nor HBOS plc makes any representation as to the accuracy of the information or has any liability whatsoever to you in connection with that information. Anyone relying on the information does so at their own risk.

                                  THE SERVICER

THE SERVICER

    Under the servicing agreement, Abbey has been appointed as the initial servicer of the loans. The day-to-day servicing of the loans is performed by the servicer through the servicer's retail branches, telephone and electronic banking centres and operations centres which are subject to the arrangements described in "THE SERVICING AGREEMENT -- ACTUAL DELEGATION BY THE SERVICER TO EDS CREDIT SERVICES LIMITED". The servicer's registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

    This section describes the servicer's procedures in relation to mortgage loans generally. A description of the servicer's obligations under the servicing agreement follows in the next section.

    Abbey is continually reviewing the way in which it conducts its mortgage loan servicing business in order to ensure that it remains up-to-date and cost effective in a competitive market, and the servicer may therefore change any of its servicing processes and arrangements from time to time. However, Abbey will retain exclusive control over the underwriting policies and lending criteria and will agree the servicing standards to be applied in the course of servicing mortgage loans. It will also seek to ensure that any changes to its servicing arrangements are made with the minimum level of business interruption.


SERVICING OF LOANS

    Servicing procedures include responding to customer enquiries, monitoring compliance with and servicing the loan features and facilities applicable to the loans and management of loans in arrears. See "THE SERVICING AGREEMENT".

    Pursuant to the terms and conditions of the loans, borrowers must pay the monthly amount required under the terms and conditions of the loans on or before each monthly instalment due date. Interest accrues in accordance with the terms and conditions of each loan and is collected from borrowers monthly.

    In the case of variable rate loans, the servicer sets the mortgages trustee SVR and any variable margin applicable to any tracker loan on behalf of the mortgages trustee and the beneficiaries, except in the limited circumstances set out in the servicing agreement. In the case of some loans that are not payable at the mortgages trustee SVR, for example loans at a fixed rate, the borrower will continue to pay interest at the relevant fixed rate until the relevant period ends in accordance with the borrower's offer conditions. After that period ends, and unless the servicer issues an offer, and the borrower accepts, another option with an incentive, interest will be payable at the mortgages trustee SVR. In addition, some other types of loans are payable or may change so as to become payable by reference to other rates not under the control of the servicer such as LIBOR or rates set by the Bank of England, which rates may also include a fixed or variable rate margin set by the servicer.

    The servicer will take all steps necessary under the mortgage terms to notify borrowers of any change in the interest rates applicable to the loans, whether due to a change in the mortgages trustee SVR or any variable margin or as a consequence of any provisions of those terms.


    Payments of interest and, in the case of repayment loans, principal, are payable in arrear monthly. The servicer is responsible for collecting all payments made by the relevant borrower, either directly to the mortgages trustee GIC account held in the name of the mortgages trustee or to the relevant alternative account or cleared through the relevant Abbey account and credited to the mortgages trustee GIC account, as appropriate. All payments from borrowers are made by direct debits unless the servicer, as agent of the mortgages trustee, has specifically agreed to another form of payment with that borrower. The servicer initially credits the mortgages trustee GIC account and the alternative accounts with the full amount of the direct debit requests. However, a few days after the due date for payment the unpaid direct debits begin to be returned, at which time the servicer is permitted to reclaim from the mortgages trustee GIC account or the relevant alternative account, as appropriate, the corresponding amounts previously credited. In these circumstances the usual arrears procedures described in " -- ARREARS AND DEFAULT PROCEDURES" will be taken.

    All amounts which are credited and paid to an alternative account are transferred into the mortgages trustee GIC account on a regular basis and in any event no later than the next business day after they are deposited in the relevant alternative account. Any amounts which are due to be paid to the mortgages trustee GIC account but which are credited in error to an account of the seller will initially be held on trust by the seller for the mortgages trustee. The seller will then transfer those amounts to the mortgages trustee GIC account as soon as reasonably practicable.

    A borrower of a reward loan may request that a reward cashback is paid in cash and/or is applied by the seller in partial repayment of the related reward loan. If a borrower of a reward loan that forms part of the trust property requests that a reward cashback (or a proportion of it) should be so applied against the relevant reward loan, the seller will transfer an amount equal to the relevant reward cashback (or the relevant proportion thereof) to the mortgages trustee GIC account as soon as reasonably practicable after it falls due for payment and, pending such transfer, will hold such amount on trust for the mortgages trustee. Any such reward cashback shall be applied first against any overdue amounts on the relevant mortgage account and then against the principal amount of the relevant reward loan.


ARREARS AND DEFAULT PROCEDURES

    The servicer regularly gives to the mortgages trustee and the beneficiaries written details of loans that are in arrears. A loan is identified as being "IN ARREARS" when the aggregate of all amounts overdue is at least equal to the monthly payment then due. In general, the servicer attempts to collect all payments due under or in connection with the loans, having regard to the circumstances of the borrower in each case.

    The arrears are reported between 1 and 14 days after the amount has been identified unless the arrears have been reduced in the meantime to an amount less than the monthly payment then due. After the arrears are first reported the borrower is contacted and asked for payment of the arrears. The servicer then continues to contact the borrower asking for payment of the arrears.

    Where considered appropriate, the servicer may enter into arrangements with the borrower regarding the arrears, including:

       * arrangements to make each monthly payment as it falls due plus an additional amount to pay the arrears over a period of time;

       * arrangements to pay only a portion of each monthly payment as it falls due; and

       * a deferment for a period of time of all payments, including interest and principal or parts of any of them.

    Any arrangements may be varied from time to time at the discretion of the servicer, the primary aim being to rehabilitate the borrower and recover the situation.

    Legal proceedings do not usually commence until the arrears become equivalent to at least three times the monthly payment then due. However, in many cases legal proceedings may commence later than this. Once legal proceedings have commenced, the servicer may send further letters to the borrower encouraging the borrower to enter into discussions to pay the arrears. The servicer may still enter into an arrangement with a borrower at any time prior to a court hearing, or it may apply to the court to adjourn a court hearing. If a court order is made for payment and the borrower subsequently defaults in making the payment, then the servicer may take action as it considers appropriate, including entering into an arrangement with the borrower. If the servicer applies to the court for an order for possession, the court has discretion as to whether it will grant the order.

    The servicer has discretion to deviate from these procedures. In particular, the servicer may deviate from these procedures where a borrower suffers from a mental or physical infirmity, is deceased or where the borrower is otherwise prevented from making payment due to causes beyond the borrower's control. This is the case for both sole and joint borrowers.

    After possession, the servicer may take action as it considers appropriate, including to:

       * secure, maintain or protect the property and put it into a suitable condition for sale;

       * create (other than in Scotland) any estate or interest on the property, including a leasehold;

       * dispose of the property (in whole or in parts) or of any interest in the property, by auction, private sale or otherwise, for a price it considers appropriate; and

       *     let the property for any period of time.

    The servicer has discretion as to the timing of any of these actions, including whether to postpone the action for any period of time. The servicer may also carry out works on the property as it considers appropriate, including the demolition of the whole or any part of it.

    It should also be noted that the seller's ability to exercise its power of sale in respect of the property is dependent upon mandatory legal restrictions as to notice requirements. In addition, there may be factors outside the control of the seller, such as whether the borrower contests the sale and the market conditions at the time of sale, that may affect the length of time between the decision of the seller to exercise its power of sale and final completion of the sale.

    The net proceeds of sale of the property are applied against the sums owed by the borrower to the extent necessary to discharge the mortgage including any accumulated fees and interest. At this point the account is closed. However, the borrower is still liable for any deficit left over after the property is sold. The servicer attempts to recover as much of this deficit as possible from the borrower.

    These arrears and security enforcement procedures may change over time as a result of a change in the servicer's business practices or legislative and regulatory changes.


ARREARS EXPERIENCE

    The following table summarises loans in arrears and repossession experience for loans serviced by Abbey, including the loans that are contained in the trust property. The table includes mortgage assets which were not originated by Abbey, but which were acquired by Abbey after their origination. These mortgages are administered in accordance with Abbey's policies, but do not form any part of the assets sold, or to be sold, to the mortgages trustee. For arrears and repossession experience specific to the portfolio during the period 9th September, 2005 to 10th October, 2005, see ANNEX A.


                                                                   AS AT 31ST DECEMBER                         AS AT
                                               ----------------------------------------------------------  30TH JUNE
                                                   1999      2000      2001      2002      2003      2004       2005
                                               --------  --------  --------  --------  --------  --------  ---------

OUTSTANDING BALANCE ([GBP] BILLIONS).........     58.55     61.24     66.40     75.59     84.70     87.44      84.93
NUMBER OF LOANS OUTSTANDING (THOUSANDS)......  1,435.55  1,414.67  1,401.59  1,392.60  1,381.12  1,305.44   1,218.64
OUTSTANDING BALANCE OF LOANS IN ARREARS
  ([GBP] MILLIONS)
30-59 days...................................  1,099.60  1,100.76    902.54    816.65    794.63  1,182.26   1,139.81
60-89 days...................................    453.49    504.00    412.75    366.70    297.60    420.30     455.54
90-119 days..................................    269.86    265.32    247.09    210.10    148.57    199.38     207.30
120 or more days.............................    973.51    746.90    650.72    438.30    276.56    294.18     367.60
TOTAL OUTSTANDING BALANCE OF LOANS IN ARREARS
  ([GBP] MILLIONS)...........................  2,796.46  2,616.98  2,213.10  1,831.75  1,517.35  2,096.12   2,170.24
TOTAL NUMBER OF LOANS IN ARREARS (THOUSANDS)
30-59 days...................................     26.45     25.01     19.64     17.04     14.56     17.93      16.57
60-89 days...................................     10.68     11.26      9.15      7.75      5.68      6.67       6.76
90-119 days..................................      6.27      5.91      5.28      4.39      2.90      3.24       3.00
120 or more days.............................     22.00     16.50     13.90      9.13      5.32      4.73       5.42
TOTAL NUMBER OF LOANS IN ARREARS (THOUSANDS).     65.40     58.68     47.97     38.32     28.46     32.56      31.75


                                                                      AS AT 31ST DECEMBER                AS AT
                                                           ----------------------------------------  30TH JUNE
                                                            1999   2000   2001   2002   2003   2004       2005
                                                           -----  -----  -----  -----  -----  -----  ---------


PERCENTAGE OF PROPERTIES REPOSSESSED*....................  0.41%  0.36%  0.28%  0.19%  0.12%  0.08%      0.09%
AMOUNT OF LOAN LOSSES ([GBP] MILLIONS)...................  41.78  35.66  21.50  11.02   5.70   2.10       2.40
LOAN LOSSES AS % OF TOTAL OUTSTANDING BALANCE AT YEAR END  0.07%  0.06%  0.03%  0.02%  0.01%  0.01%      0.01%




* Number of properties taken into possession during the period as a percentage of number of accounts outstanding at the end of the period.

    Repossessions expresses the number of properties taken into possession during the applicable period, as a percentage of the number of loans outstanding at the end of the period. As at 30th June 2005 over 98 per cent. of the loans reflected in the table were originated by Abbey and there is no material difference in the arrears experience of loans originated by Abbey and loans reflected in the table. Although a due diligence review was carried out by, or on behalf of, Abbey in relation to the loans that were not originated by Abbey, Abbey did not re-underwrite those loans.

    There can be no assurance that the arrears and repossession experience with respect to the loans comprising the trust property will correspond to the experience of Abbey's overall loan portfolio as set forth in the foregoing table. The statistics in the preceding table represent only the arrears and repossession experience for the periods presented, whereas the arrears and repossession experience on the loans in the trust property depends on results obtained over the life of the loans in the trust property. The foregoing statistics include loans with a variety of payment and other characteristics that may not correspond to those of the loans in the trust property. Moreover, if the property market experiences an overall decline in property values so that the value of the properties in the trust property falls below the principal balances of the loans comprising the overall pool, the actual rates of arrears and repossessions could be significantly higher than those previously experienced by Abbey. In addition, other adverse economic conditions, whether or not they affect property values, may nonetheless affect the timely payment by borrowers of principal and interest and, accordingly, the rates of arrears, repossessions and losses with respect to the loans in the trust property. Noteholders should observe that the United Kingdom experienced relatively low and stable interest rates during the periods covered in the preceding table. If interest rates were to rise, it is likely that the rate of arrears and repossessions likewise would rise.

    Abbey's level of mortgage arrears has been on a downward trend since the recession in the UK in the early nineties. Between June 1996 and June 1998, interest rate increases, with the reduction of benefits offered by the mortgage interest relief at source, levelled off this trend. However, the centralisation of operational responsibility for arrears, a healthy economic climate and interest rate reductions saw the number of cases three or more months in arrears fall by 23 per cent. in 1999, by 21 per cent. during 2000, by 14 per cent. during 2001, by 30 per cent. during 2002, by 39 per cent. during 2003, by 3 per cent. during 2004. However, during the first half of 2005, Abbey's level mortgage arrears increased by 6 per cent.

    In the late 1980s house prices in the UK rose substantially faster than inflation as housing turnover increased to record levels. This was a time when the economy grew rapidly, which led to falling unemployment and relatively high rates of real income growth. These fed into higher demand for housing and house prices rose rapidly, with annual house price inflation reaching 33 per cent. in the fourth quarter of 1988. Demand was further increased by changes in taxation legislation with regard to tax relief on mortgage payments in 1988. When monetary policy was tightened subsequently (in terms of both "locking in" sterling to the European Exchange Rate Mechanism and higher interest rates to combat rising inflation), the pace of economic activity first slowed and then turned into recession. Rising unemployment in the UK (from 1.6 million in mid 1990 to just under 3 million in early 1993) combined with base rates that rose to 15 per cent. led to a fall in housing demand and increased default rates and repossessions. The ability of borrowers to refinance was limited as house prices began to fall and many were in a position of negative equity (borrowings greater than the resale value of the property).

    Rising house prices since the mid 1990s have indirectly contributed to the improved arrears situation by enabling borrowers to sell at a profit if they encounter financial hardship. In the past few years, annual house price inflation has been strong but has moderated during 2005. In the current economic environment, it is expected that arrears following recent increases levels are likely to remain relatively subdued in the short term.

    Abbey regularly reviews its lending policies in the light of prevailing market conditions and reviews its actions so as to mitigate possible problems. The performance of Abbey's new mortgage business and the arrears profiles are monitored monthly against various triggers. Whenever a trigger is exceeded, the reason is reviewed and acted upon. Over the last few years arrears management has been centralised and the main collection platform has helped achieve the favourable arrears trend. Collections scoring has been introduced to further increase the targeting of customers in arrears, in order to optimise collections performance.

                             THE SERVICING AGREEMENT

    The following section contains a summary of the material terms of the servicing agreement. The summary does not purport to be complete and is subject to the provisions of the servicing agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


INTRODUCTION

      On 26th July, 2000, Abbey was appointed by the mortgages trustee, Funding and the seller under the servicing agreement to be their agent to service the loans and their related security and the security trustee consented to the appointment. Abbey has undertaken that in its role as servicer it will comply with any proper directions and instructions that the mortgages trustee, Funding, the seller or the security trustee may from time to time give to Abbey in accordance with the provisions of the servicing agreement. The servicer is required to administer the loans in the following manner:

       *     in accordance with the servicing agreement; and

       * as if the loans and mortgages had not been assigned to the mortgages trustee but remained with the seller, and in accordance with the seller's procedures and administration and enforcement policies as they apply to those loans from time to time.

    The servicer's actions in servicing the loans in accordance with its procedures are binding on the mortgages trustee. The servicer may, in some circumstances, delegate or sub-contract some or all of its responsibilities and obligations under the servicing agreement. However, the servicer remains liable at all times for servicing the loans and for the acts or omissions of any delegate or sub-contractor. The servicer has delegated some of its responsibilities and obligations under the servicing agreement as described in "-- ACTUAL DELEGATION BY THE SERVICER TO EDS CREDIT SERVICES LIMITED".


POWERS

    Subject to the guidelines for servicing set forth in the preceding section, the servicer has the power, among other things:

       * to exercise the rights, powers and discretions of the mortgages trustee, the seller and Funding in relation to the loans and their related security and to perform their duties in relation to the loans and their related security; and

       * to do or cause to be done any and all other things which it reasonably considers necessary or convenient or incidental to the administration of the loans and their related security or the exercise of such rights, powers and discretions.


UNDERTAKINGS BY THE SERVICER

    The servicer has undertaken, among other things, the following:

       (A) To maintain approvals, authorisations, consents, and licences required for itself in order to properly service the loans and their related security and to perform or comply with its obligations under the servicing agreement.

       (B) To determine and set the mortgages trustee SVR and any variable margin applicable to any tracker loan in relation to the loans (including the relevant tracker loans) comprising the trust property except in the limited circumstances described in this paragraph (B) when the mortgages trustee will be entitled to do so. It will not at any time, without the prior consent of the mortgages trustee, Funding and the security trustee, set or maintain:

             (i) the mortgages trustee SVR at a rate which is higher than
                 (although it may be lower than) the then prevailing Abbey SVR which applies to loans beneficially owned by the seller outside the mortgages trust;

             (ii)a margin in respect of any tracker loan which, where the offer conditions for that loan provide that the margin shall be the same as the margin applicable to all other loans having the same offer conditions in relation to interest rate setting, is higher than the margin then applying to those loans beneficially owned by the seller outside the mortgages trust; and

             (iii) a margin in respect of any other tracker loan which is higher than the margin which would then be set in accordance with the seller's policy from time to time in relation to that loan.

             In particular, the servicer will determine on each interest payment date, having regard to:

             (a) the income which Funding would expect to receive during the next succeeding interest period;

             (b) the mortgages trustee SVR, any variable margins applicable in relation to any tracker loans and the variable mortgage rates in respect of the loans which the servicer proposes to set under the servicing agreement; and

             (c) the other resources available to Funding including the Funding swap agreement and the reserve funds,

             whether Funding would receive an amount of income during that loan interest period which is less than the amount which is the aggregate of (1) the amount of interest which will be payable in respect of all term AAA advances on the interest payment date falling at the end of that loan interest period and (2) the other senior expenses of Funding ranking in priority to interest due on all those term AAA advances. If the servicer determines that there will be a shortfall in the foregoing amounts, it will give written notice to the mortgages trustee, Funding and the security trustee, within one London business day, of the amount of the shortfall and the SVR and any variable margins applicable in relation to any tracker loans which would, in the servicer's opinion, need to be set in order for no shortfall to arise, having regard to the date(s) on which the change to the SVR and any variable margins would take effect and at all times acting in accordance with the standards of a reasonable, prudent mortgage lender as regards the competing interests of borrowers with SVR loans and borrowers with tracker loans. If the mortgages trustee, Funding and the security trustee notify the servicer that, having regard to the obligations of Funding, the SVR and/or any variable margins should be increased, the servicer will take all steps which are necessary to increase the SVR and/or any variable margins including publishing any notice which is required in accordance with the mortgage terms.

             The mortgages trustee and/or Funding and the security trustee may terminate the authority of the servicer to determine and set the mortgages trustee SVR and any variable margins on the occurrence of a "SERVICER TERMINATION EVENT" as defined under "-- REMOVAL OR RESIGNATION OF THE SERVICER", in which case the mortgages trustee will set the mortgages trustee SVR and any variable margins itself in accordance with this paragraph (B) and Abbey will have the right to make representations to the mortgages trustee with respect to changes to the variable margin.

       (C) To the extent so required by the relevant mortgage terms and applicable law, to notify borrowers of any change in interest rates, whether due to a change in the mortgages trustee SVR, the margin applicable to any tracker loan or as a consequence of any provisions of the mortgage conditions or the offer conditions. It will also notify the mortgages trustee, the security trustee and the beneficiaries of any change in the mortgages trustee SVR.

       (D) To execute all documents on behalf of the mortgages trustee, the seller and Funding which are necessary or desirable for the efficient provision of services under the servicing agreement.

       (E) To keep records and accounts on behalf of the mortgages trustee in relation to the loans.

       (F) To keep the customer files and (if applicable) title deeds in safe custody and maintain records necessary to enforce each mortgage. It will ensure that (if applicable) each title deed is capable of identification and retrieval and that each title deed is distinguishable from information held by the servicer for other persons. If the servicer's short-term, unsecured, unsubordinated and unguaranteed debt is rated less than A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch, it will use reasonable endeavours to ensure the customer files and (if applicable) title deeds are located separately from customer files and any title deeds which relate to loans held outside the trust property.

       (G) To provide the mortgages trustee, Funding and the security trustee with access to records relating to the administration of the loans and mortgages and (if applicable) the title deeds.

       (H) To make available to beneficial owners of the issuer notes, who have provided the beneficial ownership certification as described in the servicing agreement, on a monthly basis a report containing information about the loans in the mortgages trust.

       (I) To assist the cash manager in the preparation of a quarterly report substantially in the form set out in the cash management agreement on, among other things, arrears.

       (J) To take all reasonable steps, in accordance with the usual procedures undertaken by a reasonable, prudent mortgage lender, to recover all sums due to the mortgages trustee, including instituting proceedings and enforcing any relevant loan or mortgage.

       (K) To enforce any loan which is in default in accordance with its enforcement procedures or, to the extent that the enforcement procedures are not applicable having regard to the nature of the default in question, with the usual procedures undertaken by a reasonable, prudent mortgage lender on behalf of the mortgages trustee.

       (L) To not knowingly fail to comply with any legal requirements in the performance of its obligations under the servicing agreement.

       (M) To ensure that at all times the loans (including the flexible loans) comply with the terms of the CCA (to the extent that such loans are regulated by that Act or treated as such).

       (N) To the extent required by the SEC, deliver yearly to Funding an officers' certificate regarding its compliance with its obligations under the servicing agreement and the applicable minimum servicing standards throughout such year.

    The requirement for any action to be taken according to the standards of a "REASONABLE, PRUDENT MORTGAGE LENDER" is as defined in the glossary and shall be satisfied by the servicer taking the relevant action in accordance with the seller's policy from time to time.


COMPENSATION OF THE SERVICER

    The servicer receives a fee for servicing the loans. The mortgages trustee pays to the servicer a servicing fee of 0.12 per cent. per annum on the aggregate outstanding amount of the Funding share of the trust property as of the preceding interest payment date. The fee is payable in arrear on each distribution date only to the extent that the mortgages trustee has sufficient funds to pay it. Any unpaid balance will be carried forward until the next distribution date and, if not paid earlier, will be payable on the final repayment date of the previous intercompany loans, the issuer intercompany loan and all new intercompany loans or on their earlier repayment in full by Funding.


REMOVAL OR RESIGNATION OF THE SERVICER

    The mortgages trustee and/or Funding and the security trustee may, upon written notice to the servicer, terminate the servicer's rights and obligations immediately if any of the following events (each a "SERVICER TERMINATION EVENT") occurs:

       * the servicer defaults in the payment of any amount due and fails to remedy that default for a period of three London business days after becoming aware of the default;

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       *     the servicer fails to comply with any of its other material obligations under the servicing agreement which in the opinion of the security trustee is materially prejudicial to noteholders of the previous issuers, the issuer or any new issuers, respectively and does not remedy that failure within 20 days after becoming aware of the failure;

       * an insolvency event (as defined in the glossary) occurs in relation to the servicer; or

       * neither the servicer nor a wholly owned subsidiary of the servicer is servicing the loans pursuant to the servicing agreement.

    Subject to the fulfilment of a number of conditions, the servicer may voluntarily resign by giving not less than 12 months' notice to the mortgages trustee and the beneficiaries, provided that a substitute servicer has been appointed. The substitute servicer is required to have a management team which has experience of administering mortgages in the United Kingdom and to enter into a servicing agreement with the mortgages trustee, Funding and the security trustee substantially on the same terms as the relevant provisions of the servicing agreement. It is a further condition precedent to the resignation of the servicer that the current ratings of the issuer notes are not adversely affected as a result of the resignation, unless the relevant classes of noteholders otherwise agree by an extraordinary resolution.

    If the appointment of the servicer is terminated, the servicer must deliver the customer files relating to the loans and (if applicable) title deeds to, or at the direction of, the mortgages trustee. The servicing agreement will terminate when Funding no longer has an interest in the trust property.


RIGHT OF DELEGATION BY THE SERVICER

    The servicer may sub-contract or delegate the performance of its duties under the servicing agreement, provided that it meets particular conditions, including that:

       * Funding and the security trustee consent to the proposed sub-contracting or delegation; and

       * Funding and the security trustee have no liability for any costs, charges or expenses in relation to the proposed sub-contracting or delegation.

    The consent of Funding and the security trustee referred to here will not be required in respect of any delegation to a wholly owned subsidiary of Abbey from time to time or to persons such as receivers, lawyers or other relevant professionals.

    If the servicer sub-contracts or delegates the performance of its duties, it will nevertheless remain responsible for the performance of those duties to Funding, the mortgages trustee and the security trustee and, in particular, will remain liable at all times for servicing the loans and for the acts or omissions of any delegate or sub-contractor.


ACTUAL DELEGATION BY THE SERVICER TO EDS CREDIT SERVICES LIMITED

    On 2nd May 2001 a joint venture arrangement involving two companies, Abbey National Credit and Payment Services Limited ("ANCAPS") and EDS Credit Services Limited ("ECSL"), was set up as part of a structure whereby mortgage administration and processing services were provided to the servicer through the joint venture arrangement where these services had previously been undertaken by the servicer itself. The consent of the mortgages trustee and Funding was obtained to the delegation to the joint venture of such services.

    Following Abbey's acquisition by Banco Santander in November 2004, the joint venture arrangement with ECSL required realignment to take into account Banco Santander's strategy, leading to a renegotiation of the arrangement with ECSL. On 3rd August 2005, the joint venture structure was dismantled and ANCAPS became a wholly owned subsidiary of the servicer. The original arrangement was formally terminated and the servicer entered into a business processing outsourcing agreement whereby the arrangement was redefined along the model of a more traditional outsourcing arrangement.

    Neither the original joint venture arrangement nor the restructured arrangement affect the underwriting procedure described in "THE LOANS -- CHARACTERISTICS OF THE LOANS -- UNDERWRITING"

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nor do the delegated services include managing of arrears or enforcement and handling of relevant insurance claims, both of which remain with the servicer.

    The servicer will at all times remain primarily liable for the performance of the servicing obligations under the servicing agreement and it is not expected that the delegation of administration and processing services to ECSL will materially and adversely impact on the provision of the loan administration services under the servicing agreement.

    The consent of the security trustee was obtained to the entering into of the new arrangement and Electronic Data Systems Corporation has given Abbey an unconditional and irrevocable guarantee of ECSL's performance of its obligations under the business processing outsourcing agreement.


LIABILITY OF THE SERVICER

    The servicer will indemnify the mortgages trustee and the beneficiaries against all losses, liabilities, claims, expenses or damages incurred as a result of negligence or wilful default by the servicer in carrying out its functions or as a result of a breach of the terms of the servicing agreement. If the servicer does breach the terms of the servicing agreement and thereby causes loss to the beneficiaries, then the seller share of the trust property will be reduced by an amount equal to the loss.


GOVERNING LAW

    The servicing agreement is governed by English law.

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               ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY

    The following section contains a summary of the material terms of the mortgage sale agreement. The summary does not purport to be complete and is subject to the provisions of the mortgage sale agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


INTRODUCTION

    Loans and their related security have been, and will continue to be, assigned to the mortgages trustee pursuant to the terms of a mortgage sale agreement which was originally entered into on 26th July, 2000 between the seller, the mortgages trustee, the security trustee and Funding, amended on 29th November, 2000 and amended and restated on 23rd May, 2001, 5th July, 2001, 8th November, 2001, 7th November, 2002, 26th March, 2003 and 1st April, 2004. The mortgage sale agreement has six primary functions:

       *     it provides for the sale of loans;

       * it sets out the circumstances under which new loans can be added to the mortgages trust;

       * it provides for the equitable and (in certain circumstances) legal assignment of the loans to the mortgages trustee;

       *     it sets out the representations and warranties given by the seller;

       * it provides for the repurchase of mortgage accounts and related security which have loans (1) which are subject to a product switch or (2) in respect of which a further advance is made or (3) which cause the seller to be in breach of any of its warranties in respect of the loans; and

       * it provides for drawings in respect of flexible loans contained in the trust property.


ASSIGNMENT OF THE CURRENT PORTFOLIO OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE

    Under the mortgage sale agreement, on 26th July, 2000 the seller transferred by way of equitable assignment to the mortgages trustee its interest in a portfolio of loans, together with all of the related security to those loans. Further assignments of loans took place on subsequent distribution dates. Full legal assignment of the loans will be deferred until a later date, as described under "-- ". On the closing date, the consideration paid to the seller will have consisted of:

       * the sum of [GBP]2,256,000,000 paid by Funding on 26th July, 2000 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 1) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP]2,404,516,000 paid by Funding on 29th November, 2000 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 2) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP]2,167,000,000 paid by Funding on 23rd May, 2001 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 3) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP]2,667,000,000 paid by Funding on 5th July, 2001 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 4) PLC and a covenant by Funding to pay, at a later date, the deferred consideration;

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       *     the sum of [GBP]2,479,000,000 paid by Funding on 8th November, 2001 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 5) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP]3,999,221,000 paid by Funding on 7th November, 2002 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 6) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP]2,403,500,000 paid by Funding on 26th March, 2003 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 7) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP]3,983,790,310 paid by Funding on 1st April, 2004 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 8) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP][*] paid by Funding on the closing date pursuant to the terms of the mortgages trust deed (from the proceeds of the issuer intercompany loan) and a covenant by Funding to pay, at a later date, the deferred consideration; and

       * the promise by the mortgages trustee to hold the trust property on trust for the seller (as to the seller share) and Funding (as to the Funding share) in accordance with the terms of the mortgages trust deed.

    The deferred consideration is paid in accordance with the priority of payments set out in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS" and "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY". Funding and the seller (as beneficiaries of the mortgages trust) are not entitled to retain any early repayment fees received by the mortgages trustee, which, upon receipt and identification by the servicer, the mortgages trustee returns to the seller.


ASSIGNMENT OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE

    The mortgage sale agreement provides that the seller may assign new loans and their related security to the mortgages trustee, which may have the effect of increasing or maintaining the overall size of the trust property. New loans and their related security can only be assigned if certain conditions, as described in this section, are met. The mortgages trustee will hold the new loans and their related security on trust for the seller and Funding pursuant to the terms of the mortgages trust deed.

    The consideration for the assignment of the new loans and their new related security (in all cases at their face value) to the mortgages trustee will consist of:

       * a payment by Funding to the seller of the proceeds of any new term advance borrowed from a new issuer pursuant to a new intercompany loan agreement and deferred consideration; and/or

       * the promise of the mortgages trustee to hold the trust property (including the new loans and teir related security) on trust for the seller (as to the seller share) and Funding (as to the Funding share) in accordance with the terms of the mortgages trust deed.

    The assignment of new loans and their related security to the mortgages trustee will in all cases be subject to the following conditions being satisfied on the relevant date of assignment ("ASSIGNMENT DATE"):

       (A) each new loan complies with the loan warranties set out in the mortgage sale agreement at the assignment date of that new loan to the mortgages trustee;

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       (B)   the seller's lending criteria applicable at the time of origination of the relevant new loan have been applied to the new loan and to the circumstances of the borrower at the time the new loan was made;

       (C) the total amount of arrears in respect of all the loans in the mortgages trust, as a percentage of the total amount of gross interest due to the mortgages trustee during the previous 12 months on all loans outstanding during all or part of that period, does not exceed 2 per cent. "ARREARS" for this purpose in respect of a loan on any date means the aggregate amount overdue on the loan on that date but only where the aggregate amount overdue equals or exceeds an amount equal to twice the monthly payments then due on the loan;

       (D) as at the relevant assignment date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 4 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust;

       (E) no new loan has on the relevant assignment date an aggregate amount in arrears which is more than the amount of the monthly payment then due, and each new loan was made at least three calendar months prior to the relevant assignment date;

       (F) each new loan is secured by a mortgage constituting a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property (except in the case of some flexible loans in respect of which the mortgage constitutes valid and subsisting first and second charges by way of legal mortgage or (in Scotland) standard security over the relevant property), subject only (in appropriate cases) to registration at the Land Registry or the Registers of Scotland;

       (G) no outstanding principal balance on any new loan is, at the relevant assignment date, greater than [GBP]350,000;

       (H)   for so long as amounts are owed by Funding to Holmes Financing (No.
             1) PLC under the previous intercompany loan agreement made by Holmes Financing (No. 1) PLC, no new loan has a final maturity date beyond July 2038;

       (I) each borrower has made at least one full monthly payment in respect of the relevant new loan;

       (J) no event of default under the transaction documents shall have occurred which is continuing as at the relevant assignment date;

       (K) the principal deficiency ledger does not have a debit balance at the relevant assignment date (for a description of the principal deficiency ledger, see "CREDIT STRUCTURE -- PRINCIPAL DEFICIENCY LEDGER");

       (L) the mortgages trustee is not aware that the purchase of the portfolio of new loans on the assignment date would adversely affect the then current ratings by Moody's, Standard & Poor's or Fitch of the current notes or any of them;

       (M) unless otherwise agreed by Moody's, Standard and Poor's or Fitch, as the case may be, the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the assignment of new loans to the mortgages trustee;

       (N) except where Funding is paying amounts to the seller with respect to any new loans to be assigned to the mortgages trustee, at least 85 per cent. of the number of loans and their related security that are in the portfolio at the expiry of any one interest period must have been in the portfolio at the beginning of that interest period;

       (O) the assignment of new loans on the relevant assignment date does not result in the product of the weighted average repossession frequency ("WAFF") and the weighted average loss severity ("WALS") for the loans constituting the mortgages trust after such purchase calculated on such assignment date in the same way as for the loans

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             constituting the mortgages trust as at the initial closing date (or as agreed by the servicer and the rating agencies from time to time) exceeding the product of the WAFF and WALS for the loans constituting the mortgages trust calculated on the most recent previous closing date, plus 0.25 per cent.;

       (P) the yield on the loans in the mortgages trust together with the new loans to be assigned to the mortgages trustee on the relevant assignment date is not less than LIBOR for three-month sterling deposits plus 0.50 per cent., taking into account the average yield on the loans which are variable rate loans, tracker loans and fixed rate loans and the margins on the Funding swap and amounts standing to the credit of the second reserve fund (calculated as a percentage of the outstanding balance of the portfolio in the mortgages trust), in each case as at the relevant assignment date;

       (Q) the assignment of new loans on the relevant assignment date does not result in the loan-to-value ratio of the loans and the new loans, after application of the LTV test on the relevant assignment date, exceeding the loan-to-value ratio (based on the LTV test), as determined in relation to the loans constituting the trust property on the most recent previous closing date, plus 0.25 per cent.;

       (R) the assignment of new loans on the relevant assignment date does not result in the loans (other than fixed-rate loans) with a discount of more than 0.8 per cent. to the stabilised rate as at the relevant assignment date that have more than two years remaining on their incentive period in aggregate accounting for more than 20 per cent. of the aggregate outstanding principal balance of loans constituting the trust property;

       (S) no assignment of new loans may occur after any interest payment date on which the issuer, any new issuer or any previous issuer does not exercise its option to redeem the notes (other than pursuant to condition 5(E) of the notes (Optional Redemption for tax and other reasons)), any new notes or any previous notes issued by the issuer, such new issuer or such previous issuer (as the case may be) on the relevant date pursuant to the terms and conditions of the notes, those new notes or those previous notes; and

       (T) the first reserve fund has not been debited on or prior to the relevant assignment date for the purposes of curing a principal deficiency in respect of the current term BBB advances and/or current term A advances and/or the current term AA advances and where the first reserve fund has not been replenished by a corresponding amount by the relevant assignment date.


    In the mortgage sale agreement, the seller promises to use all reasonable efforts to offer to assign to the mortgages trustee, and the mortgages trustee promises to use all reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the interest payment date falling in July 2010 (or a later date as may be notified by Funding) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of loans in the mortgages trust is not less than [GBP]25 billion (or another amount notified by Funding to the seller), as well as to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the interest payment date falling in [__] (or a later date as may be notified by Funding) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of the loans in the mortgages trust is not less than [__] billion (or another amount notified by Funding to the seller). However, the seller is not obliged on any distribution date to assign to the mortgages trustee, and the mortgages trustee is not obliged to acquire, new loans and their related security if, in the opinion of the seller, that assignment would adversely affect the business of the seller. If Funding enters into a new intercompany loan, then the period during which the seller covenants to use reasonable efforts to maintain the aggregate outstanding principal balance of loans in the mortgages trust at a specified level prior to a trigger event may be extended.


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LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE

    The English loans in the current portfolio were assigned, and any new English loans will be assigned, to the mortgages trustee by way of equitable assignment. The transfer of the beneficial interest in the Scottish loans in the current portfolio to the mortgages trustee has been given effect by declarations of trust by the seller, and the transfer of the beneficial interest in any new Scottish loans will be given effect by further declarations of trust (and in relation to Scottish loans, references in this prospectus to the "ASSIGNMENT" of loans are in the context of an equitable assignment to read as references to the making of such declarations of trust). In each case this means that legal title to the loans and their related security remains with the seller until notice of the assignment or, in Scotland, until assignations are executed and delivered and notice of such assignation is given by the seller to the borrowers. Legal assignment or assignation of the loans and their related security (including, where appropriate, their registration) to the mortgages trustee will remain deferred, save in the limited circumstances described in this section. See "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES" and "RISK FACTORS -- SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS, DELAYED CASHBACKS AND REWARD CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES".

    Legal assignment or assignation of the loans and their related security to the mortgages trustee will be completed on the fifth London business day after the earliest of the following:

       (A) the service of an intercompany loan enforcement notice in relation to any intercompany loan or a note enforcement notice in relation to any notes of the previous issuers, the issuer or any new issuer;

       (B) the seller being required, by an order of a court of competent jurisdiction, or by a regulatory authority of which the seller is a member or any organisation whose members comprise, but are not necessarily limited to, mortgage lenders with whose instructions it is customary for the seller to comply, to perfect legal title to the mortgages;

       (C)   it being rendered necessary by law to take any of those actions;

       (D) the security under the Funding deed of charge or any material part of that security being in jeopardy and the security trustee deciding to take that action to reduce materially that jeopardy;

       (E) unless otherwise agreed by the rating agencies and the security trustee, the termination of the seller's role as servicer under the servicing agreement;

       (F) the seller requesting that transfer by notice to the mortgages trustee, Funding and the security trustee;

       (G) the date on which the seller ceases to be assigned a long-term unsecured, unsubordinated debt obligation rating by Moody's of at least Baa3 or by Standard & Poor's of at least BBB- or by Fitch of at least BBB-; and

       (H) the latest of the last repayment dates of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans.

    Pending completion of the transfer, the right of the mortgages trustee to exercise the powers of the legal owner of the mortgages has been secured by an irrevocable power of attorney granted by the seller in favour of the mortgages trustee, Funding and the security trustee.

    The customer files relating to the loans and (if applicable) the title deeds are currently held by or to the order of the seller or by solicitors acting for the seller in connection with the creation of the loans and their related security. The seller has undertaken that all the title deeds and customer files relating to the loans which are at any time in its possession or under its control or held to its order be held to the order of the mortgages trustee.


REPRESENTATIONS AND WARRANTIES

    None of the mortgages trustee, Funding, the security trustee or the issuer has made or has caused to be made on its behalf any enquiries, searches or investigations in respect of the loans and their related security. Instead, each is relying entirely on the representations and warranties by

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the seller contained in the mortgage sale agreement. The parties to the mortgage sale agreement may, with the prior consent of the security trustee (which consent shall be given if the rating agencies confirm to it and to the issuer that the ratings of the notes as at that time will not be adversely affected as a result), amend the representations and warranties in the mortgage sale agreement. The material representations and warranties are as follows:

       * each loan was originated by the seller in pounds sterling and is denominated in pounds sterling (or was originated [in pounds sterling or euro, as applicable,] and is denominated in euro if the euro has been adopted as the lawful currency of the UK);

       * each loan in the current portfolio was made not earlier than 1st August, 1995 and not later than 31st December, 1999 (as regards those loans assigned to the mortgages trustee on 26th July, 2000) or three calendar months before the relevant assignment date (as regards those loans assigned to the mortgages trustee after 26th July, 2000);

       * no loan has an outstanding principal balance of more than [GBP]350,000;

       * prior to the making of each advance under a loan, the lending criteria and all preconditions to the making of any loan were satisfied in all material respects subject only to exceptions as would be acceptable to a reasonable, prudent mortgage lender;

       * other than with respect to monthly payments, no borrower is or has, since the date of the relevant mortgage, been in material breach of any obligation owed in respect of the relevant loan or under the related security and accordingly no steps have been taken by the seller to enforce any related security;

       * the total amount of arrears of interest or principal, together with any fees, commissions and premiums payable at the same time as that interest payment or principal repayment, on any loan is not on the assignment date more than the monthly payment payable in respect of that loan in respect of the month in which that assignment date falls and has at no date in the past been more than two times the then monthly payment payable in respect of that loan;

       *     all of the borrowers are individuals;

       *     each borrower has made at least one monthly payment;

       * the whole of the outstanding principal balance on each loan and any arrears of interest and all accrued interest is secured by a mortgage;

       * each mortgage constitutes a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property, except in the case of some flexible loans in respect of which a mortgage may constitute a valid and subsisting first and second charge by way of legal mortgage or (in Scotland) standard security over the relevant property, and subject only in certain appropriate cases to applications for registrations at the Land Registry or the Registers of Scotland;

       *     all of the properties are in England, Wales or Scotland;

       * not more than six months (or a longer period as may be acceptable to a reasonable, prudent mortgage lender) prior to the grant of each mortgage (excluding mortgages granted in relation to flexible loans as a result of that loan being the subject matter of a product switch to that flexible loan), the seller received a valuation report on the relevant property (or another form of valuation concerning the relevant property as would be acceptable to a reasonable, prudent mortgage lender), the contents of which were such as would be acceptable to a reasonable, prudent mortgage lender;

       * the benefit of all valuation reports, any other valuation report referred to in this section (if any) and certificates of title can be validly assigned to the mortgages trustee without obtaining the consent of the relevant valuer, solicitor or licensed or qualified conveyancer;

       * prior to the taking of each mortgage (excluding mortgages granted in relation to flexible loans as a result of that loan being the subject matter of a product switch to that flexible loan), the seller instructed its solicitor or licensed or qualified conveyancer (A) to carry

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             out an investigation of title to the relevant property and to undertake other searches, investigations, enquiries and other actions on behalf of the seller as are set out in the General Instructions to Solicitors or the CML's Lenders' Handbook for England & Wales or Scotland contained in the standard documentation (or other comparable or successor instructions and/or guidelines as may for the time being be in place), subject only to those variations as would be acceptable to a reasonable, prudent mortgage lender or (B) in the case of a remortgage to carry out a more limited form of investigation of title for properties located in England, Wales and Scotland, in particular in the case of registered land in England and Wales (e.g. confirming that the borrower is the registered proprietor of the property and the description of the property corresponds with the entries on the Land Registry's register) and confirming such other matters as are required by a reasonable prudent mortgage lender;

       * insurance cover for each property is or will at all relevant times be available under either a policy arranged by the borrower or an Abbey policy or a seller-introduced insurance policy or a policy arranged by the relevant landlord or the properties in possession policy;

       * the seller has good title to, and is the absolute unencumbered legal and beneficial owner of, all property, interests, rights and benefits agreed to be sold by the seller to the mortgages trustee under the mortgage sale agreement;

       * the seller has, since the making of each loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such loan;

       * there are no authorisations, approvals, licences or consents required as appropriate for the seller to enter into or to perform the obligations under the mortgage sale agreement or to make the mortgage sale agreement legal, valid, binding and enforceable; and

       * the seller is under no obligation to make further advances or to release retentions or to pay fees or other sums relating to any loan or its related security to any borrower (other than flexible loan drawings, delayed cashbacks and/or reward cashbacks).


REPURCHASE OF LOANS UNDER A MORTGAGE ACCOUNT

    Under the mortgage sale agreement, if a loan does not materially comply on the assignment date with the representations and warranties made under the mortgage sale agreement:

       (A) the seller is required to remedy the breach within 20 days of the seller being given written notice of such breach by the mortgages trustee; or

       (B) if the breach is not remedied within the 20-day period then, at the direction of Funding and the security trustee, the mortgages trustee will require the seller to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to their outstanding principal balances, together with any arrears of interest and accrued interest and expenses to the date of purchase.

    The seller is also required to repurchase the loan or loans under any mortgage account and their related security if a court, tribunal or any ombudsman makes any determination in respect of any loan and its related security that:

       (A) any material term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair; or

       (B) the treatment of any borrower in relation to the interest payable by that borrower under any loan is unfair; or

       (C) the interest payable under any loan is to be set by reference to the Abbey SVR (and not that of its successors or assigns or those deriving title from them) and at any time on or after the determination the Abbey SVR shall be below or shall fall below the SVR set by those successors or assigns or those deriving title from them; or

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       (D)   the variable margin under any tracker loan must be set by the seller (rather than by its successors or assigns or those deriving title from them); or

       (E) the interest payable under any loan is to be set by reference to an interest rate other than that set or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate; or

       (F) a borrower should be or should have been offered the opportunity to switch to an interest rate other than that required by the servicer or the mortgages trustee for that borrower as a result of the seller having more than one variable rate; or

       (G) there has been a breach of or non-observance or non-compliance with any obligation, undertaking, covenant or condition on the part of the seller relating to the interest payable by or available to a borrower under any loan.

    If the seller fails to pay the consideration due for the repurchase (or otherwise fails to complete the repurchase), then the seller share of the trust property shall be deemed to be reduced by an amount equal to that consideration.


DRAWINGS UNDER FLEXIBLE LOANS

    The seller is solely responsible for funding all future drawings in respect of flexible loans contained in the trust property. The amount of the seller's share of the trust property will increase by the amount of the drawing.


PRODUCT SWITCHES AND FURTHER ADVANCES

    If a loan is subject to a product switch or an offer of a further advance, then the seller is required to repurchase the loan or loans under the relevant mortgage account and the related security from the mortgages trustee at a price equal to their aggregate outstanding principal balances together with any arrears of interest and accrued interest and expenses to the date of purchase.

    A loan will be subject to a "PRODUCT SWITCH" if the borrower and the seller agree or the servicer issues an offer for, and the borrower accepts, a variation in the financial terms and conditions applicable to the relevant borrower's loan other than:

       * any variation agreed with a borrower to control or manage arrears on that loan;

       * any variation in the maturity date of the loan unless, while the previous intercompany loan made by Holmes Financing (No. 1) PLC is outstanding, it is extended beyond July 2038;

       *     any variation imposed by statute;

       * any variation of the principal available and/or the rate of interest payable in respect of that loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of the loans comprising the trust property in any interest period; or

       * any variation in the frequency with which the interest payable in respect of the loan is charged.

    For these purposes only, a loan is subject to a "FURTHER ADVANCE" if an existing borrower requests a further amount to be lent to him or her under the mortgage in circumstances where the seller has a discretion to make that further amount available to the relevant borrower and it grants that request. However, any drawings pursuant to a flexible loan shall not be a further advance for these purposes.


REASONABLE, PRUDENT MORTGAGE LENDER

    Reference in the documents to the seller and/or the servicer acting to the standard of a reasonable, prudent mortgage lender mean the seller and/or the servicer, as applicable, acting in accordance with the seller's policy from time to time.

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GOVERNING LAW

    The mortgage sale agreement is governed by English law (other than certain aspects relating to the Scottish loans and their related security which are governed by Scots law).

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                               THE MORTGAGES TRUST

    The following section contains a summary of the material terms of the mortgages trust deed. The summary does not purport to be complete and is subject to the provisions of the mortgages trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


GENERAL LEGAL STRUCTURE

    The mortgages trust is a trust formed under English law with the mortgages trustee as trustee for the benefit of the seller and Funding as beneficiaries. The mortgages trust was formed for the financings of the previous issuers, for the financings described in this prospectus and for the financings of new issuers and Funding 2. This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding and the seller.

    If new issuers are established or Funding 2 becomes a beneficiary of the mortgages trust (subject to the agreement of the seller and Funding) or new types of loans are added to the mortgages trust, then the terms of the mortgages trust will be amended. Such amendments may affect the timing of payments on the notes. The prior consent of noteholders will not be sought in relation to any of the proposed amendments to the mortgages trust deed, provided (amongst other things) that the rating agencies confirm that the ratings of the existing notes will not be adversely affected by such amendments. There can be no assurance that the effect of any such amendments will not ultimately adversely affect your interests.

    Under the terms of the mortgages trust deed, the mortgages trustee holds all the trust property on trust absolutely for Funding (as to Funding's share) and for the seller (as to the seller's share). The "TRUST PROPERTY" is:

       * the sum of [GBP]100 settled by SPV Management Limited on trust on the date of the mortgages trust deed;

       * the current portfolio of loans and their related security assigned to the mortgages trustee by the seller;

       * any new loans and their related security assigned to the mortgages trustee by the seller after the closing date;

       *     any drawings under flexible loans;

       *     any interest and principal paid by borrowers on their loans;

       * any other amounts received under the loans and related security excluding third party amounts; and

       * amounts on deposit (and interest earned on those amounts) in the mortgages trustee GIC account and in the alternative accounts;

    less

       * any actual losses in relation to the loans and any actual reductions occurring in respect of the loans as described in paragraph (1) in "-- FUNDING SHARE OF TRUST PROPERTY" below; and

       * distributions of principal made from time to time to the beneficiaries of the mortgages trust.

    Funding is not entitled to particular loans and their related security separately from the seller; rather each of them has an undivided interest in all of the loans and their related security constituting the trust property.


    The aggregate outstanding principal balance of the loans in the trust property will be approximately [GBP][30 billion] on the closing date. The actual Funding share, seller share, Funding share percentage and seller share percentage will not be determined until the day prior to the closing date.


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FLUCTUATION OF THE SELLER'S SHARE/FUNDING'S SHARE OF THE TRUST PROPERTY

    Funding's share and the seller's share of the trust property fluctuates depending on a number of factors including:

       * the allocation of principal receipts on the loans to Funding and/or the seller;

       *     losses arising on the loans;

       * if new loans and their related security are assigned to the mortgages trustee;

       * if Funding acquires part of the seller's share of the trust property from the seller (as described under "-- ACQUISITION BY FUNDING OF A FURTHER INTEREST IN THE TRUST PROPERTY");

       *     if a borrower makes a drawing under a flexible loan;

       * if a borrower makes underpayments or takes payment holidays under a flexible loan;

       * if the seller's share must be adjusted as a result of a borrower exercising a right of set-off in relation to a loan, the seller failing or being unable to repurchase a loan in circumstances when it is required to do so under the mortgage sale agreement, or the seller materially breaching any other obligation or warranty in the mortgage sale agreement or (whilst it is the servicer) the servicing agreement (as described under -- "FUNDING SHARE OF THE TRUST PROPERTY"); and

       * if the seller acquires part of Funding's share of the trust property, as described in " -- ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY" below.

    The Funding share and the seller share are recalculated by the cash manager on each distribution date. A distribution date is the eighth day (or, if not a London business day, the next succeeding London business day) of each month or the date on which Funding acquires a further interest in the trust property. The recalculation is based on the total outstanding principal balance of the loans in the trust property as at the close of business on the second London business day immediately preceding the relevant distribution date. The period from (and including) one distribution date, to (but excluding) the next distribution date, is known as a "DISTRIBUTION PERIOD". The first distribution period in respect of this issue will be the period from (and including) the closing date to (but excluding) [__].

    The reason for the recalculation is to determine the new percentage shares of Funding and the seller in the trust property. The percentage share that each of Funding and the seller has in the trust property determines their entitlement to interest and principal receipts from the loans in the trust property and also the allocation of losses arising on the loans. The method for determining those new percentage shares is set out in the next two sections.


FUNDING SHARE OF THE TRUST PROPERTY

    On each distribution date and the date when the mortgages trust terminates (each case also referred to in this section as the "RELEVANT DISTRIBUTION DATE"), the interest of Funding in the trust property is recalculated in accordance with the following formula:

       * The current share of Funding in the trust property is an amount equal to:

                                 A -- B -- C + D + E + F

       * The current percentage share of Funding in the trust property is an amount equal to:

                                 (A -- B -- C + D + E + F) x 100



                                   G

    in the latter case expressed as a percentage and rounded upwards to five decimal places,

    where:

       A = the amount of the share of Funding in the trust property on the immediately preceding distribution date;

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       B =   the amount of any principal receipts on the loans to be distributed to Funding on the relevant distribution date (as described under "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT" and "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS AFTER THE OCCURRENCE OF A TRIGGER EVENT");

       C = the amount of losses sustained on the loans in the period from the last distribution date to the relevant distribution date and allocated to Funding in the distribution period ending on the relevant distribution date according to Funding's percentage share at the previous distribution date;

       D = the amount of any consideration (excluding deferred consideration) to be paid by Funding to the seller with respect to any new loans assigned to the mortgages trustee on the relevant distribution date;

       E = the amount of any consideration (excluding deferred consideration) paid by Funding to the seller in relation to the acquisition by Funding from the seller on the relevant distribution date of an interest in the trust property;

       F = the amount equal to Funding's share of any capitalised interest accruing on a flexible loan due to borrowers taking payment holidays or making underpayments since the last distribution date less the amount to be paid by the seller to Funding on the relevant distribution date in an amount up to but not exceeding Funding's share of that capitalised interest as described in "ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY" below; and

       G = the amount of the retained principal receipts (as defined below) (if any) plus the aggregate outstanding principal balance of all the loans in the trust property as at the relevant distribution date including after making the distributions, allocations and additions referred to in "B", "C", "D", "E" and "F", taking account of (i) any distribution of principal receipts to Funding and the seller, (ii) the amount of any losses allocated to Funding and the seller, (iii) any increase in the loan balances due to borrowers taking payment holidays and/or making underpayments under flexible loans, (iv) the adjustments referred to in paragraphs (1) to (5) in this section and (v) the amount of any other additions or subtractions to the trust property.

    If any of the following events occurs during a distribution period, then the aggregate total outstanding principal balance of the loans in the trust property is reduced or deemed to be reduced for the purposes of the calculation of "G:

       (1) any borrower exercises a right of set-off so that the amount of principal and interest owing under a loan is reduced but no corresponding payment is received by the mortgages trustee. In this event, the aggregate outstanding principal balance of the loans in the trust property is reduced by an amount equal to the amount of that set-off; and/or

       (2) a loan or its related security is (i) in breach of the loan warranties contained in the mortgage sale agreement or (ii) the subject of a product switch or further advance or other obligation of the seller to repurchase, and in each case the seller fails to repurchase the loan or loans under the relevant mortgage account and their related security to the extent required by the terms of the mortgage sale agreement. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

       (3) the seller would be required to repurchase a loan and its related security as required by the terms of the mortgage sale agreement, but the loan is not capable of being repurchased. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced for the purposes of the calculation in "G" by
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             an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

       (4) the seller materially breaches any other obligation or warranty under the mortgage sale agreement and/or (for so long as the seller is the servicer) the servicing agreement, which is also grounds for terminating the appointment of the servicer. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced by an amount equal to the resulting loss incurred by the beneficiaries; and/or

       (5) the seller share of the mortgages trustee revenue receipts is less than the loss amount payable to the mortgage trustee and/or Funding. In this event, the trust property is deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the shortfall in the loss amount. The "loss amount" means any costs, losses or other claims suffered by the mortgages trustee and/or Funding as a result of any of the matters listed at (C) to
             (I) (inclusive) in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- REPURCHASE OF THE LOANS UNDER A MORTGAGE ACCOUNT" and where such costs, losses or other claims are in connection with any recovery of interest on the loans to which the seller, the mortgages trustee or Funding was not entitled or could not enforce.

    The reductions set out in paragraphs (1) to (5) are made to the seller's share of the trust property only.

    Any subsequent recoveries in respect of loans which have been subject to a set-off (as set out in paragraph (1)) belong to the seller (and to the extent received by the mortgages trustee will be returned to the seller).


SELLER SHARE OF THE TRUST PROPERTY

    The current share of the seller in the trust property is an amount equal to:

                     the total amount of trust property -- current Funding share.

    The current percentage share of the seller in the trust property is an amount equal to:

                     100 per cent. -- current Funding percentage share.

    Neither the Funding share nor the seller share of the trust property may be reduced below zero.


MINIMUM SELLER SHARE

    The seller's share of the trust property includes an amount known as the "MINIMUM SELLER SHARE". As at the closing date, the minimum seller share will be approximately [GBP][1,548,667,681], but the amount of the minimum seller share fluctuates depending on changes to the characteristics of the loans in the trust property. The seller is not entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until the Funding share of the trust property is zero or an asset trigger event occurs. The minimum seller share is the amount determined on each distribution date in accordance with the following formula:

                                 W + X + Y + Z + AA

    where:

       W = 100 per cent. of the aggregate cleared credit balances of all savings accounts opened in respect of flexible plus loans in the trust property;

       X = 4.0 per cent. of the aggregate outstanding principal balance of loans in the trust property;

       Y =   the product of: p, q and r where:

       p =   8.0 per cent.;

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       q =   the "FLEXIBLE DRAW CAPACITY", being an amount equal to the excess of (1) the maximum amount that borrowers may draw under flexible loans included in the trust property (whether or not drawn) over
             (2) the aggregate principal balance of actual flexible loan advances in the trust property on the relevant distribution date; and

       r =   3;

       Z = the aggregate sum of reductions deemed made (if any) in accordance with paragraphs (2), (3) and (4) as described in "-- FUNDING SHARE OF TRUST PROPERTY" above; and

       AA = the aggregate entitlement of borrowers to receive reward cashbacks and delayed cashbacks in respect of the remaining life of the reward loans in the trust property.

    The purpose of "X" is to mitigate the risks relating to the loans (see "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT
PAYMENTS ON THE ISSUER NOTES"). The purpose of "Y" is to mitigate the risk of the seller failing to fund a drawing under a flexible loan. The purpose of "Z" is to mitigate the risk of the seller not repurchasing loans where the interest rate is set lower than the Abbey SVR. The purpose of "AA" is to mitigate the risk of the seller failing to pay a reward cashback.


CASH MANAGEMENT OF TRUST PROPERTY -- INTEREST RECEIPTS


    Under the cash management agreement, the cash manager is responsible for distributing revenue receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the following section. For further information on the role of the cash manager, see "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING".



MORTGAGES TRUST APPLICATION OF REVENUE RECEIPTS

    "MORTGAGES TRUST AVAILABLE REVENUE RECEIPTS" is calculated by the cash manager two London business days prior to each distribution date and is an amount equal to the sum of:

       *     revenue receipts on the loans (but excluding principal receipts);
             and

       * interest payable to the mortgages trustee on the mortgages trustee GIC account and on the alternative accounts;

    less

       * amounts due to third parties (also known as "THIRD PARTY AMOUNTS") including:

             (1) payments of high loan-to-value fees due to the seller;

             (2) amounts under a direct debit which are repaid to the bank making the payment if that bank is unable to recoup that amount itself from its customer's account;

             (3) payments by borrowers of early repayment fees and other charges which are due to the seller; or

             (4) recoveries in respect of loans which have been subject to a set-off as described in paragraph (1) of "FUNDING SHARE OF TRUST PROPERTY" above,

       which amounts may be paid daily from monies on deposit in the mortgages trustee GIC account or, as applicable, the alternative accounts.

    On each distribution date, the cash manager applies mortgages trust available revenue receipts in the following order of priority (the "MORTGAGES TRUST APPLICATION OF REVENUE RECEIPTS"):

       (A) in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

             * the mortgages trustee under the provisions of the mortgages trust deed; and

             * third parties from the mortgages trustee in respect of the mortgages trust but only if:

             (1) payment is not due as a result of a breach by the mortgages trustee of the documents to which it is a party; and/or

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             (2) payment has not already been provided for elsewhere;

       (B) in payment of amounts due to the servicer or to become due to the servicer during the following distribution period under the provisions of the servicing agreement; and

       (C) in no order of priority between them but in proportion to the respective amounts due, to allocate and pay the remaining mortgages trust available revenue receipts to:-

       * Funding in an amount determined by multiplying the total amount of the remaining mortgages trust available revenue receipts by Funding's percentage share of the trust property (as determined on the prior distribution date); and

       * the seller in an amount equal to the mortgages trust available revenue receipts remaining after determining Funding's share of the mortgages trust available revenue receipts.

    Amounts due to the mortgages trustee and the servicer are inclusive of VAT payable under English tax law. At the date of this prospectus, VAT is calculated at the rate of 17.5 per cent. of the amount to be paid.


CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY -- PRINCIPAL RECEIPTS

    Under the cash management agreement, the cash manager is also responsible for allocating and distributing principal receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the next two following sections. The cash accumulation period will be calculated separately for each bullet term advance and for each series 1 term AAA cash amount. To understand how the cash manager distributes principal receipts on the loans on each distribution date you need to understand the following definitions:

    "CASH ACCUMULATION PERIOD" means the period beginning on the earlier of:

       *     the commencement of the anticipated cash accumulation period; and

       * four months prior to the scheduled repayment date of the relevant bullet amount and/or four months prior to the interest payment date on which each and/or any series 1 term AAA cash amount is to be set aside by Funding but, in the case of each and/or any series 1 term AAA cash amount, if the portfolio CPR falls below 15 per cent., such period shall be extended to eight months or such shorter period prior to the interest payment date on which such series 1 term AAA cash amount is to be set aside by Funding.

    and ending when Funding has accumulated an amount equal to the relevant bullet amount for payment to the issuer (as shown on the cash accumulation ledger) and/or an amount equal to the relevant series 1 term AAA cash amount as recorded on the cash accumulation sub-ledger for the relevant issuer.

    "ANTICIPATED CASH ACCUMULATION PERIOD" means (i) the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant bullet amount or (ii) the anticipated number of months required to accumulate sufficient principal receipts to set aside a series 1 term AAA cash amount which, in each case, is equal to:

                                      J + K -- L



                            MN (O -- P)

    calculated in months and rounded up to the nearest whole number, where:

       J = (i) the relevant bullet amount (as defined later in this section) or (ii) the relevant series 1 term AAA cash amount (as defined later in this section);

       K = (i) the aggregate outstanding principal balance of any bullet amount and/ or scheduled amortisation amount that was not fully repaid on its scheduled repayment date, plus any other bullet amount and/or scheduled amortisation amount the scheduled repayment date of which falls on or before the scheduled repayment date of the relevant bullet amount; or (ii) the aggregate amount outstanding of any series 1 term AAA cash amount that was not set aside in full on an interest payment date on which it was due to be set

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             aside plus any other series 1 term AAA cash amount the relevant interest payment date of which falls on or before the relevant interest payment date of the series 1 term AAA cash amount;

       L = the amount of any available cash already standing to the credit of the cash accumulation ledger;

       M =   the principal payment rate (as defined later in this section);

       N =   0.90;

       O = the aggregate outstanding principal balance of the loans comprising the trust property; and

       P = the principal amount outstanding of any pass-through current term advance (and, as the case may be, any new term advance which is a pass-through term advance) which is then due and payable.

    "SERIES 1 TERM AAA CASH AMOUNT" means the cash amount to be accumulated and set aside by Funding in relation to the issuer series 1 term AAA advance which is recorded in the cash accumulation sub-ledger of the issuer and which as at the date of this prospectus comprises the Holmes Financing (No. 9) PLC cash amount.

     "RELEVANT BULLET AMOUNT" means:

       * in respect of the issuer series 1 term AAA advance, the sum of [GBP][__];

       * in respect of the issuer series 2 term AAA advance, the sum of [GBP][__];

       * in respect of the issuer series 4 term AAA advance, the sum of [GBP][__];

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 8) PLC, the sum of [GBP]811,995,886;

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 7) PLC, the sum of [GBP]803,340,000;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 6) PLC, the sum of [GBP]633,500,000;

       * in respect of the previous series 4A1 term AAA advance made by Holmes Financing (No. 6) PLC, the sum of [GBP]641,026,000;

       * in respect of the previous series 4A2 term AAA advance made by Holmes Financing (No. 6) PLC, the sum of [GBP]129,230,000;

       * in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC, the sum of [GBP]375,000,000;

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 4) PLC, the sum of [GBP]490,000,000;

       * in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the sum of [GBP]350,000,000;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of [GBP]575,000,000;

       * in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of [GBP]250,000,000; or

       * in respect of any new term advance scheduled for repayment in full on one scheduled interest payment date, the principal amount of that new term advance.

    A "PRINCIPAL PAYMENT RATE" means the average monthly rolling principal payment rate on the loans for the 12 months immediately preceding the relevant distribution date, calculated on each payment rate date. The principal payment rate is calculated by:

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       *     dividing (1) the aggregate principal receipts received in relation to the loans in the portfolio during the payment rate period ending on the payment rate date which is the same as or, if not the same, immediately preceding, the relevant distribution date by (2) the aggregate outstanding principal balance of the loans on the previous payment rate date;

       * aggregating the result of the foregoing calculation with the results of the equivalent calculation made on each of the eleven most recent prior distribution dates during the relevant twelve month period; and

       *     dividing the aggregated result by 12.

    A "PAYMENT RATE DATE" is the eighth day (or, if not a London business day, the next succeeding London business day) of each month.

    A "PAYMENT RATE PERIOD" is the period from and including a payment rate date to but excluding the next payment rate date.

    "SCHEDULED AMORTISATION AMOUNT" means:

       * in respect of the issuer series 3A1 term AAA advance, the sum of [GBP][__] due on each of the two scheduled repayment dates of the issuer series 3A1 term AAA advance;

       * in respect of the issuer series 3A2 term AAA advance, the sum of [GBP][__] due on each of the two scheduled repayment dates of the issuer series 3A2 term AAA advance;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 8) PLC, the sum of [GBP]221,199,000 due on each of the three scheduled repayment dates of that previous series 3 term AAA advance;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC, the sum of [GBP]160,500,000 due on each of the two scheduled repayment dates of that previous series 3 term AAA advance; and

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC, the sum of [GBP]125,000,000 due on each of the three remaining scheduled repayment dates of that previous series 3 term AAA advance.

    "SCHEDULED AMORTISATION PERIOD" means the period commencing on the distribution date falling 3 months prior to the scheduled repayment date of a scheduled amortisation amount, and which ends on the date that an amount equal to the relevant scheduled amortisation amount has been accumulated by Funding.

    "SCHEDULED REPAYMENT DATE" means:

       * in respect of the issuer series 1 term AAA advance the interest payment date in [December 2006];

       * in respect of the issuer series 2 term AAA advance, the interest payment date in [October 2008];

       *     in respect of the issuer series 3A1 term AAA advance:

             (a) the interest payment date in [January 2010]; and

             (b) the interest payment date in [April 2010];

       *     in respect of the issuer series 3A2 term AAA advance:

             (a) the interest payment date in [January 2010]; and

             (b) the interest payment date in [April 2010];

       * in respect of the issuer series 4 term AAA advance, the interest payment date in [July 2010]:

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 8) PLC, the interest payment date in January 2007;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 8) PLC:

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             (a) the interest payment date in April 2008;

             (b) the interest payment date in July 2008; and

             (c) the interest payment date in October 2008;

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 7) PLC, the interest payment date in January 2006;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC:

             (a) the interest payment date in January 2007; and

             (b) the interest payment date in April 2007;

       * in respect of the previous series 4 term AAA advances made by Holmes Financing (No. 7) PLC, the interest payment on or after the interest payment date on which the previous series 3 term A advance made by Holmes Financing (No. 7) PLC has been repaid in full;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 6) PLC, the interest payment date in April 2007;

       * in respect of the previous series 4A1 term AAA advance and the previous series 4A2 term AAA advance made by Holmes Financing (No.
             6) PLC, the interest payment date in October 2007;

       * in respect of the previous series 5 term AAA advance made by Holmes Financing (No. 6) PLC, the interest payment date in April 2008;

       * in respect of the previous series 3 term AAA advances made by Holmes Financing (No. 5) PLC, the interest payment date in October 2006;

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 4) PLC, the interest payment date in July 2006;

       * in respect of the previous series 3 term AAA advances made by Holmes Financing (No. 4) PLC, the interest payment date in July 2006;

       * in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the interest payment date in October 2006;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 3) PLC, the interest payment date in July 2006;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC:

             (a) the interest payment date in January 2006;

             (b) the interest payment date in April 2006; and

             (c) the interest payment date in July 2006,

             subject to repayment in full of the previous series 2 term AAA term advance made by Holmes Financing (No. 1) PLC. If that previous series 2 term AAA term advance has not been repaid in full by the first scheduled repayment date set out in (a) above, then the scheduled amortisation amounts in respect of this previous series 3 term AAA advance will be paid on the four successive interest payment dates following the interest payment date that that previous series 2 term AAA advance is fully repaid;

       * in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 2) PLC, the interest payment date in October 2007;

       * in respect of the previous series 3 term AAA advances made by Holmes Financing (No. 1) PLC, the interest payment date in July 2007;

       * in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2010; and

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       *     in respect of any new term advance that is intended to be a bullet amount or a scheduled amortisation amount, its own scheduled repayment date.

       The "CASH ACCUMULATION LEDGER" is a ledger maintained by the cash manager for Funding, which records the amount accumulated by Funding to be set aside as a series 1 term AAA cash amount on the relevant interest payment date in the cash accumulation sub-ledger for the relevant issuer and/or to pay the amounts due on the relevant bullet term advances and/or, as applicable, the scheduled amortisation advances.

    The "CASH ACCUMULATION SUB-LEDGER" is a sub-ledger of such name on the cash accumulation ledger (i) in the name of the relevant issuer, which records any series 1 term AAA cash amount in relation to such issuer on the relevant interest payment dates.

    A "TRIGGER EVENT" means an asset trigger event and/or a non-asset trigger event.

    An "ASSET TRIGGER EVENT" will occur when losses occur on the loans to the extent that an amount is debited to the principal deficiency sub-ledger established for any term AAA advances. For more information on the principal deficiency ledger, see "CREDIT STRUCTURE".

    A "NON-ASSET TRIGGER EVENT" will occur if:

       *     an insolvency event occurs in relation to the seller;

       * the seller's role as servicer is terminated and a new servicer is not appointed within 60 days;

       * on the distribution date immediately succeeding a seller share event distribution date, the current seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of the principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT"); or

       * on the distribution date immediately succeeding a seller share event distribution date, the aggregate outstanding principal balance of loans comprising the trust property on such distribution date during the period from and including the closing date to but excluding the interest payment date in [July 2010] is less than [[GBP]25] billion or, at any time during the period from and including the interest payment date in [__] to but excluding the interest payment date in [__,] is less than [__] billion.

    The terms of the asset trigger event and the non-asset trigger event may be amended without your prior consent following entry by Funding into a new intercompany loan agreement. A change in these terms may affect the timing of payments on your notes.

    A "SELLER SHARE EVENT" will occur if, on a distribution date, (i) either (A) the result of the calculation of the current seller share on that distribution date would be equal to or less than the minimum seller share for such distribution date (determined using the amounts of the current seller share and the minimum seller share that would exist after making the distributions of principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT") or (B) the aggregate outstanding principal balance of loans comprising the trust property on such distribution date during the period from and including the closing date to but excluding the interest payment date falling in [July 2010] is less than [[GBP]25 billion] or, during the period from and including the interest payment date falling in [__] to but excluding the interest payment date falling in [__,] is less than [__,] and (ii) neither of the events described in (i) above has occurred on the immediately preceding distribution date.

    A "SELLER SHARE EVENT DISTRIBUTION DATE" is a distribution date on which a seller share event occurs.

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MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE
OCCURRENCE OF A TRIGGER EVENT

    Prior to the occurrence of a trigger event, the mortgages trustee will allocate and distribute or (as the case may be) retain and reinvest principal receipts on each distribution date as follows:

       (a)   after making the distributions referred to in paragraphs (b), (c),
             (d), (e) and (f) below, all principal receipts will be allocated and paid to the seller in an amount up to but not exceeding the seller share of the trust property at that time less the minimum seller share;

       (b) to distribute to Funding an amount equal to the aggregate of (i) the amounts required to replenish the first reserve fund to the extent that amounts have been drawn from the first reserve fund to make scheduled repayments of principal and (ii) to the extent that there is a shortfall in the Funding liquidity reserve fund required amount, an amount equal to the shortfall;

       (c) after making the distributions in (b) above, from and including the start of a cash accumulation period, all principal receipts will be allocated and paid to Funding, provided that amounts shall only be distributed to the extent that the Funding share of the trust property does not as a result of such distribution fall below zero, until an amount equal to the relevant bullet amount or the relevant series 1 term AAA cash amount has been or will have been accumulated by Funding, as shown on the cash accumulation ledger and on the relevant cash accumulation sub-ledger, as applicable;

       (d) after making the distributions in (b) and (c) above, the cash manager on behalf of the mortgages trustee shall allocate and distribute principal receipts to Funding in an amount equal to the scheduled amortisation amount due on the relevant scheduled amortisation term advance on the immediately succeeding interest payment date, provided that amounts shall only be distributed to the extent that the Funding share of the trust property does not as a result of such distribution fall below zero;

       (e) after making the distributions in (b), (c) and (d) above, from and including the date when amounts are or will become outstanding on the next following interest payment date in respect of one or more pass-through term advances that are due and payable (the "PAYABLE PASS-THROUGH TERM ADVANCES") under an intercompany loan, ignoring for these purposes the deferral of repayment of any term BBB advance, any term A advance and any term AA advance, then the aggregate amount of the following amounts in respect of each intercompany loan under which such payable pass-through term advances arise shall be allocated and distributed to Funding until all of such payable pass-through term advances are fully repaid or will on the next following interest payment date be fully repaid. The amounts referred to above shall be determined in respect of each intercompany loan agreement advanced by any issuer, previous issuer or any new issuer to Funding which then comprises a payable pass-through term advance ("INTERCOMPANY LOAN AGREEMENT X") and shall be:

             (i) prior to the occurrence of any option to redeem the notes
                 (other than pursuant to condition 5(E) of the notes (optional redemption for tax and other reasons)), any new notes or any previous notes issued by the issuer, any new issuer or any previous issuer which is the lender of such intercompany loan agreement X, the outstanding principal balance of each payable pass-through term advance forming part of such intercompany loan agreement X; and

             (ii)after the occurrence of any option to redeem the notes (other than pursuant to condition 5(E) of the notes (optional redemption for tax and other reasons)), any new notes or any previous notes issued by the issuer, any new issuer or any previous issuer which is the lender of such intercompany loan agreement X, an amount calculated as follows:

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                                        outstanding principal balance of
                                        intercompany loan agreement
    Funding share percentage  x  principal receipts x ------------------
                                        aggregate outstanding principal
                                        balance of all intercompany loans

       (but in each case, taking into account any amounts available to Funding in the Funding principal ledger to make such payments), and provided always that amounts shall only be distributed to the extent that the Funding share of the trust property does not as a result of such distribution fall below zero; and

       (f) after making the distributions in (b), (c), (d) and (e), if such distribution date is a seller share event distribution date then the cash manager shall, on behalf of the mortgages trustee, retain and reinvest the remaining balance of the principal receipts (the "RETAINED PRINCIPAL RECEIPTS") by deposit in the mortgages trustee GIC account and make a corresponding credit to the principal ledger and, where such distribution date is not a seller share event distribution date, any retained principal receipts shall be paid to the seller.

    If Funding enters into new intercompany loans, then the terms of the mortgages trust, including the provisions regarding the way in which the mortgages trustee distributes principal receipts, may change.


MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS AND RETAINED PRINCIPAL RECEIPTS AFTER THE OCCURRENCE OF A TRIGGER EVENT

    On each distribution date after the occurrence of an asset trigger event, all principal receipts plus an amount equal to the current retained principal receipts (if any) will be allocated and distributed by the cash manager, on behalf of the mortgages trustee, as follows:

       (a) if the immediately preceding distribution date was a seller share event distribution date, an amount equal to the retained principal receipts to Funding until the Funding share of the trust property is zero; and then

       (b) with no order of priority between them but in proportion to the respective amounts due, to Funding and the seller according to the Funding percentage share of the trust property and the seller percentage share of the trust property respectively, until the Funding share of the trust property is zero. When the Funding share of the trust property is zero, the remaining principal receipts (if any) will be allocated to the seller.

    On each distribution date after the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, all principal receipts will be allocated and paid to Funding until the Funding share of the trust property is zero.

    Following the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, the issuer notes will be subject to prepayment risk (that is, they may be repaid earlier than expected). Following the occurrence of an asset trigger event, the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A1 issuer notes, the series 3 class A2 issuer notes and the series 4 class A issuer notes may not be repaid in full by their respective final maturity dates. See "RISK FACTORS -- THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS".


LOSSES

    All losses arising on the loans are applied in reducing proportionately the Funding share and the seller share of the trust property. Funding's share and the seller's share of the losses are determined by multiplying the amount of losses during a distribution period by the Funding share percentage, which are allocated to Funding (until the Funding share of the trust property is zero), and the remainder, which are allocated to the seller, on each distribution date.

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DISPOSAL OF TRUST PROPERTY

    The trust property is held on trust for the benefit of Funding and the seller. Subject to the terms of the mortgages trust deed, the mortgages trustee is not entitled to dispose of the trust property or create any security interest over the trust property.

    If an event of default occurs under any intercompany loan agreement (an "INTERCOMPANY LOAN EVENT OF DEFAULT") and the security trustee enforces the security granted by Funding over its assets, including its share of the trust property, then the security trustee is entitled, among other things, to sell Funding's share of the trust property. For further information on the security granted by Funding over its assets, see "SECURITY FOR FUNDING'S OBLIGATIONS".


ADDITIONS TO THE TRUST PROPERTY

    The trust property may be increased from time to time by the assignment of new loans and their related security to the mortgages trustee. The mortgages trustee will hold the new loans and their related security on trust for Funding and the seller according to the terms of the mortgages trust deed. For further information on the assignment of new loans and their related security to the mortgages trustee, see "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".


ACQUISITION BY FUNDING OF A FURTHER INTEREST IN THE TRUST PROPERTY

    On not more than 60 nor less than 30 days' written notice, Funding may offer to make a payment to the seller in consideration for an increase in Funding's share of the trust property on a distribution date specified in that notice, with the effect that Funding's share of the trust property shall increase and the seller's share of the trust property shall correspondingly decrease.
Funding is permitted to do this only if it meets a number of conditions, including:

       * that no intercompany loan event of default has occurred under any intercompany loan agreement that has not been remedied or waived;

       * as at the most recent interest payment date, no deficiency is recorded on Funding's principal deficiency ledger (which remains outstanding);

       * the security trustee is not aware that the increase in the Funding share of the trust property (or the corresponding decrease in the seller share of the trust property) would adversely affect the then current ratings by the rating agencies of the current notes;

       * as at the relevant distribution date, the aggregate outstanding principal balance of loans constituting the trust property, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 5 per cent. of the aggregate outstanding principal balance of all loans constituting the trust property;

       * unless otherwise agreed by Moody's, Standard and Poor's or Fitch, as the case may be, the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the payment made by Funding on the relevant distribution date; and

       * the product of the weighted average repossession frequency ("WAFF") and the weighted average loss severity ("WALS") for the loans constituting the trust property calculated on the relevant distribution date in the same way as for the initial portfolio (or as agreed by the servicer and the rating agencies from time to time) does not exceed the product of the WAFF and WALS for the loans constituting the trust property calculated on the most recent previous closing date, plus 0.25 per cent.


ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY

    If a borrower takes a payment holiday or makes an underpayment in respect of interest pursuant to the terms of a flexible loan, then the outstanding principal balance of the flexible loan will increase by, in the case of a payment holiday, the amount of interest that would have been paid on the relevant loan if not for such payment holiday and, in the case of an underpayment, the excess of the amount of interest that would have been paid on the relevant loan if not for such
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underpayment over the reduced amount of interest paid by the borrower (in each case, the "CAPITALISED INTEREST").

    The increase in the loan balance as a result of the capitalised interest will be allocated to the Funding share of the trust property and to the seller share of the trust property, based on their respective percentage shares in the trust property as calculated on the previous distribution date.

    Prior to an insolvency event occurring in respect of the seller, on each distribution date, the seller will make a cash payment to Funding in an amount equal to Funding's share of the capitalised interest in respect of those loans that are subject to payment holidays or underpayments. Following such payment:

       * the seller share of the trust property will increase by an amount equal to the amount paid to Funding for Funding's share of the capitalised interest, and Funding's share of the trust property will decrease by a corresponding amount; and

       * Funding will apply the proceeds of the amount paid by the seller in accordance with the Funding pre-enforcement revenue priority of payments and, after enforcement of the Funding security, in accordance with the Funding post enforcement priority of payments.

    If an insolvency event occurs in respect of the seller, then the seller may acquire from Funding its share of the capitalised interest in the same manner and for the same purpose described above, but it is not obliged to do so.


PAYMENT BY THE SELLER TO FUNDING OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN

    If the seller offers to make a payment to Funding of the amount outstanding under a series of an intercompany loan, then Funding may accept that offer but only if:

       *     either:

             (i) the aggregate outstanding principal balance of the relevant series of the intercompany loan is less than 10 per cent. of the principal balance of that series immediately after the intercompany loan in relation to that series was drawn by Funding; or

             (ii)(A) the issuer or a previous issuer would be required to deduct or withhold from any payment of principal or interest or any other amount under any of the issuer notes or the previous notes (as the case may be) any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature or (B) Funding would be required to deduct or withhold from amounts due under an intercompany loan any amount on account of any present or future taxes, duties, assessments or governmental charges of whatever nature and the issuer or that previous issuer (as the case may be) is not able to arrange the substitution of a company incorporated in another jurisdiction approved by the relevant note trustee or previous note trustee (as the case may be) as principal debtor under the relevant issuer notes or previous notes (as the case may be) or as lender under the relevant intercompany loan agreement, as the case may be; or

             (iii) the issuer, or a previous issuer, has delivered a certificate to Funding, the issuer security trustee or the relevant previous issuer security trustee and the rating agencies to the effect that it would be unlawful for that issuer or previous issuer (as the case may be) to make, fund or allow to remain outstanding a term advance or previous term advance (as the case may be) made by it under the relevant intercompany loan agreement and stating that that issuer requires Funding to prepay the term advance; or

             (iv)(in relation to the previous intercompany loans made by Holmes
                 Financing (No. 7) PLC and Holmes Financing (No. 8) PLC and the issuer intercompany loan only) the new Basel Capital Accord (as described in the consultative document "The New Basel Capital Accord" published in April 2003 by the Basel Committee on Banking Supervision and in their further consultative documents) has been implemented in the United Kingdom, whether by the rule of law, recommendation of

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                 best practice or by any other regulation, no issuer note
                 enforcement notice has been served and the seller has given not less than 30 and not more than 60 days notice of the offer by the seller to be made on or after the interest payment date falling in April 2007;

       * the security trustee has received written confirmation from each of the rating agencies that there would not be any adverse effect on the then current ratings of the issuer notes if Funding accepted the offer;

       *     Funding would receive the payment on a distribution date; and

       * the relevant issuer has confirmed to Funding that the proceeds of the corresponding payment made by Funding to the relevant issuer would be applied to repay the relevant intercompany loan and the issuer has exercised its right to prepay the corresponding series of notes in these circumstances.

    The Funding share of the trust property would decrease by an amount equal to the payment made by the seller and the seller share would increase by a corresponding amount.


TERMINATION OF MORTGAGES TRUST

    The mortgages trust will terminate on the later to occur of:

       * the date on which all amounts due from Funding under all the intercompany loan agreements have been repaid in full; and

       *     any other date agreed in writing by Funding and the seller.


RETIREMENT OF MORTGAGES TRUSTEE

    The mortgages trustee is not entitled to retire or otherwise terminate its appointment. The seller and Funding covenant not to replace the mortgages trustee.


GOVERNING LAW

    The mortgage trust deed is governed by English law.

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                     THE ISSUER INTERCOMPANY LOAN AGREEMENT

    The following section contains a summary of the material terms of the issuer intercompany loan agreement. The summary does not purport to be complete and is subject to the provisions of the issuer intercompany loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

    On the closing date, the issuer will lend to Funding an amount in sterling equal to the proceeds of the issue of the issuer notes, after converting the US dollar proceeds of the series 1 issuer notes and the series 2 issuer notes into sterling at the relevant issuer dollar currency swap rates and after converting the euro proceeds of the series 3 class A1 issuer notes into sterling at the issuer euro currency swap rate. Funding will then pay the proceeds of the issuer intercompany loan to the seller in return for an addition to Funding's already existing share of the trust property. The issuer intercompany loan will be split into 5 separate sub-loans, or "ADVANCES", to correspond to the related series and classes of issuer notes:

       * the issuer series 1 term AAA advance, which corresponds to the series 1 class A issuer notes;

       * the issuer series 2 term AAA advance, which corresponds to the series 2 class A issuer notes;

       * the issuer series 3A1 term AAA advance, which corresponds to the series 3 class A1 issuer notes;

       * the issuer series 3A2 term AAA advance, which corresponds to the series 3 class A2 issuer notes; and

       * the issuer series 4 term AAA advance, which corresponds to the series 4 class A issuer notes.

    Unless the context otherwise requires, the issuer series 3A1 term AAA advance and the issuer series 3A2 term AAA advance are collectively referred to as the "ISSUER SERIES 3 TERM ADVANCES", and the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advances and the issuer series 4 term AAA advances are collectively referred to as the "ISSUER TERM AAA ADVANCES".

    The issuer term AAA advances reflect the ratings expected to be assigned to the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes by the rating agencies on the closing date. The issuer series 1 term AAA advance will have the same rating as the issuer series 2 term AAA advance, the issuer series 3 term AAA advances and the issuer series 4 term AAA advance despite the series 1 class A issuer notes having a short term rating. If, after the closing date, the rating agencies subsequently change the ratings assigned to each class of the issuer notes, then this will not affect the designated ratings of the issuer term advances under the issuer intercompany loan.

    The final repayment date of each issuer term advance will be the final maturity date of the relevant underlying class of issuer notes.

    The issuer intercompany loan agreement will provide that, subject to satisfying the conditions in "-- CONDITIONS TO DRAWDOWN", the following advances will be made available by the issuer to Funding by way of the issuer intercompany loan made on the closing date:

       * the issuer term AAA advances in an aggregate principal amount of [GBP][__], which shall be funded by the issue of the class A issuer notes on the closing date, and which shall consist of the issuer series 1 term AAA advance in the amount of [GBP][__], the issuer series 2 term AAA advance in the amount of [GBP][__], the issuer series 3A1 term AAA advance in the amount of [GBP][__], the issuer series 3A2 term AAA advance in the amount of [GBP][__], and the issuer series 4 term AAA advance in the amount of [GBP][__].

    The money received by Funding under the advances will be used by Funding on the closing date to pay the seller the consideration due to the seller in relation to the assignment by the seller to Funding of a part of its share of the trust property. Funding's interest in the current portfolio will constitute the Funding share of the trust property.

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    The issuer will make payments of interest and principal on the issuer notes from, among other things, respective payments of interest and principal made by Funding to the issuer under the issuer term AAA advances of the issuer intercompany loan and from amounts paid by the issuer dollar currency swap providers and the issuer euro currency swap provider to the issuer under the issuer dollar currency swaps and the issuer euro currency swap, respectively.

    The issuer has no obligation to make any further advances to Funding under the terms of the issuer intercompany loan agreement.


CONDITIONS TO DRAWDOWN

    The issuer will not be obliged to make the advances available to Funding unless the issuer security trustee is satisfied on the closing date that a number of conditions have been met, including:

       * that the issuer notes have been issued and the proceeds received by or on behalf of the issuer;

       * that Funding has delivered a certificate certifying that it is solvent; and

       * that each of the issuer transaction documents has been duly executed by the relevant parties to them.


REPRESENTATIONS AND AGREEMENTS

    Funding will make several representations to the issuer in the issuer intercompany loan agreement including representations that Funding has been duly incorporated and that it has the requisite corporate power and authority to enter into the transaction documents to which it is a party.

    In addition, Funding will agree that:

       * it will not create or permit to subsist any encumbrance, unless arising by operation of law, or other security interest over any of its assets other than pursuant to the transaction documents;

       * it will not carry on any business or engage in any activity whatsoever which is not incidental to or necessary in connection with any of the activities in which the transaction documents provide or envisage that Funding will engage;

       * it will not have any subsidiaries, any subsidiary undertakings, both as defined in the Companies Act 1985 as amended, or any employees or premises;

       * it will not transfer, sell, lend, part with or otherwise dispose of all or any of its assets, properties or undertakings or any interest, estate, right, title or benefit therein other than as contemplated in the transaction documents;

       * it will not pay any dividend or make any other distribution to its shareholders, other than in accordance with the Funding deed of charge, and it will not issue any new shares;

       * it will not incur any indebtedness in respect of any borrowed money or give any guarantee in respect of any indebtedness or of any obligation of any person whatsoever other than indebtedness contemplated by the transaction documents; and

       * it will not enter into any amalgamation, demerger, merger or reconstruction, nor acquire any assets or business nor make any investments other than as contemplated in the transaction documents.


PAYMENTS OF INTEREST

       The interest rates applicable to the issuer term advances from time to time will be determined by reference to LIBOR for three-month sterling deposits (other than, in each case, in respect of the first interest period), plus in each case, a margin which will differ for each separate advance. For the first interest period, LIBOR will be determined on the basis of a linear interpolation between LIBOR for four and five-month sterling deposits. LIBOR for an interest period will be determined on the relevant interest determination date. The "INTEREST

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       DETERMINATION DATE" for the issuer term advances shall be the interest payment date (or two London business days before the first day of the interest period in relation to the series 1 class A notes and series 2 class A notes) (as later described in this section) on which the relevant interest period (as described in this section) commences or, in the case of the first interest period, the closing date, or, in each case, if such day is not a business day, the next succeeding business day;

    The margins applicable to each issuer term advance and the loan interest periods for which those margins apply, are as follows:

       * in respect of the issuer series 1 term AAA advance, [__] per cent. per annum;

       * in respect of the issuer series 2 term AAA advance, [__] per cent. per annum;

       * in respect of the issuer series 3A1 term AAA advance, [__] per cent. per annum;

       * in respect of the issuer series 3A2 term AAA advance, [__] per cent. per annum; and

       * in respect of the issuer series 4 term AAA advance, [__] per cent. per annum.

    In addition, Funding will agree to pay an additional fee to the issuer on each interest payment date or otherwise when required. The fee on each interest payment date will be equal to the amount needed by the issuer to pay or provide for other amounts falling due, if any, to be paid to its creditors (other than amounts of interest and principal due on the issuer notes and tax that can be met out of the issuer's profits) and a sum (in amount up to [0.02] per cent. of the interest paid to the issuer on the term advances on each interest payment date) to be retained by the issuer as profit. The fee will be paid by Funding out of the Funding available revenue receipts.


REPAYMENT OF PRINCIPAL ON THE ISSUER TERM ADVANCES

    The issuer term advances will be repaid on the dates and in the priorities described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY".


LIMITED RECOURSE

    Funding will only be obliged to pay amounts to the issuer under the issuer intercompany loan to the extent that it has funds to do so after making payments ranking in priority to amounts due on the issuer term advances.

    If, on the final repayment date of an issuer term advance, there is a shortfall between the amount of interest and/or principal due on that issuer term advance and the amount available to Funding to make that payment, then that shortfall shall not be due and payable to the issuer until the time (if ever) when Funding has enough money available to pay the shortfall on that issuer term advance (after making any other payments due that rank higher in priority to that advance).


ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT

    The issuer intercompany loan agreement will contain events of default (each an "ISSUER INTERCOMPANY LOAN EVENT OF DEFAULT"), which will include, among others, the following events:

       * a default by Funding for a period of three London business days in the payment of any amount payable under any intercompany loan agreement (whether any previous intercompany loan agreement, the issuer intercompany loan agreement or any new intercompany loan agreement) (but subject to the limited recourse provisions described later in this section and in "-- LIMITED RECOURSE");

       * Funding does not comply in any material respect with its obligations under the transaction documents (other than non-payment as set out in the preceding paragraph) and that non-compliance, if capable of remedy, is not remedied promptly and in any event within twenty London business days of Funding becoming aware of its non-compliance or of receipt of notice from the security trustee requiring Funding's non- compliance to be remedied; and

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       *     insolvency related events occur in relation to Funding or it is, or becomes, unlawful for Funding to perform its obligations under any of the transaction documents.

    Investors should note that, as described in "-- LIMITED RECOURSE", it will not be an event of default under an intercompany loan agreement (whether any previous intercompany loan agreement, the issuer intercompany loan agreement or any new intercompany loan agreement) if default is made by Funding in paying amounts due under the intercompany loan agreement where Funding does not have the money available to make the relevant payment. The ability of the issuer to repay the issuer notes will depend upon payments to the issuer from Funding under the issuer intercompany loan agreement. See "RISK FACTORS -- FAILURE BY FUNDING TO MEET ITS OBLIGATIONS UNDER THE ISSUER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES".

    Investors should also note that an event of default by Funding in respect of any previous intercompany loan or any new intercompany loan or any agreement entered into by Funding in connection with that previous intercompany loan or new intercompany loan, will constitute an event of default under the issuer intercompany loan.

    If an issuer intercompany loan event of default occurs, then the security trustee will be entitled to deliver a notice to Funding stating that the issuer intercompany loan event of default has occurred (an "ISSUER INTERCOMPANY LOAN ENFORCEMENT NOTICE"). Upon the service of an issuer intercompany loan enforcement notice, the security trustee may direct that the issuer term advances become immediately due and payable and/ or that the issuer term advances become due and payable on the demand of the security trustee.


NEW INTERCOMPANY LOAN AGREEMENTS

    Holdings is expected to establish new issuers for the purpose of issuing new notes to investors. The issuer intercompany loan agreement will provide that Funding may at any time, by written notice to the security trustee and the rating agencies, enter into a new intercompany loan agreement with a new issuer and draw new term advances thereunder. Each new term advance will be financed by the issue of new notes, and will only be permitted if certain conditions precedent are satisfied, including:

       * the proceeds of the new intercompany loan are used by Funding (1) to pay the seller for new loans to be assigned to the mortgages trustee under the mortgage sale agreement and/or (2) to acquire part of the current seller share of the trust property from the seller and/or (3) to refinance the existing debts of Funding (which could include a current intercompany loan) and/or (4) to apply a part thereof to further fund one or more of the reserve funds;

       * each of the rating agencies confirms in writing to the security trustee that there will not, as a result of the new issuer issuing any new notes, be any adverse effect on the ratings at that time by the rating agencies of the current notes or the implicit ratings at that time of the current term advances;

       * no current intercompany loan event of default under any current intercompany loan agreement is continuing unwaived on the date when the advance is drawn; and

       * no principal deficiency is recorded on the principal deficiency ledger.

    Each new intercompany loan agreement will be on substantially the same terms as the issuer intercompany loan agreement, except as to the amount advanced, the rating of the new notes to which the new term advances correspond (the designated "NEW TERM ADVANCE RATINGS"), the interest rates applicable to the new term advances, the date that the new term advances are drawn and the terms for repayment.

    Subject to the rules regarding the application of principal receipts by Funding (see "CASHFLOWS -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS"), Funding shall pay interest and repay principal which is due and payable on the term advances (which includes the previous term advances and any new term advances) to the issuer, the previous issuers and each new issuer in an order of priority which will depend on

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the relative term advance ratings of each term advance. Each term AAA advance due and payable will rank equally and proportionately as to payment (to the current issuers and any new issuer) of interest and principal, ahead of payments of interest and principal due and payable to the current issuers and any new issuer on the term AA advances, the term A advances and the term BBB advances. Similarly, each term AA advance due and payable will rank equally and proportionately as to payment of interest and principal due and payable, ahead of payments of interest and principal due and payable on the term A advances and the term BBB advances. Similarly, each term A advance due and payable will rank equally and proportionately as to payment of interest and principal due and payable, ahead of payments of interest and principal due and payable on the term BBB advances. Payments of interest on the term AAA advances, the term AA advances, the term A advances and the term BBB advances rank ahead of payments of interest and principal on any term BB advance. References in this paragraph to subordination of any term BB advance are subject to the fact that principal payments on any term BB advance are made out of excess Funding available revenue receipts and/or amounts standing to the credit of the reserve funds (subject in each case to meeting certain conditions precedent). Accordingly, principal may be paid on any term BB advance, provided those conditions are met, before principal is paid on higher ranking term advances.


FUNDING'S BANK ACCOUNTS

    Funding maintains two bank accounts in its name with Abbey. These are:

       (1) the Funding GIC account: the reserve funds (including the Funding liquidity reserve fund and the Funding reserve fund) are credited to this account and on each distribution date Funding's share of the mortgages trust available revenue receipts and any distribution of principal receipts to Funding under the mortgages trust are initially deposited in this account. On each interest payment date, amounts required to meet Funding's obligations to its various creditors are, with the consent of the security trustee, transferred to the Funding transaction account; and

       (2) the Funding transaction account: on each interest payment date, monies standing to the credit of the Funding GIC account are, with the consent of the security trustee, transferred to the Funding transaction account and applied by the cash manager in accordance with the relevant order of priority of payments. Amounts representing Funding's profits are retained in the Funding transaction account.

    If collateral is posted by the Funding swap provider under the Funding swap agreement, Funding shall open a new account in its name, subject to the terms of the Funding swap agreement, called the "FUNDING COLLATERAL ACCOUNT" into which the collateral will be deposited. See "THE SWAP AGREEMENTS -- RATINGS DOWNGRADE OF SWAP PROVIDERS".

    The accounts referred to above are currently maintained or to be maintained with the account bank but may be required to be transferred to an alternative bank in certain circumstances, including if the short-term, unguaranteed and unsecured ratings ascribed to the account bank fall below A-1+ (or in the circumstances described below, A-1) by Standard & Poor's, F1 by Fitch and P-1 by Moody's. So long as the relevant deposit amount is less than 30 per cent. of the amount of the Funding share in the trust property, then the short-term, unguaranteed and unsecured rating required to be ascribed to the account bank by Standard & Poor's shall be at least A-1. Such a transfer is not required despite such a downgrade if the account bank (i) procures that an entity with the required rating becomes a co-obligor in respect of the obligations of the account bank; (ii) procures that an entity with the required rating provides a guarantee of the obligations of the account bank; or (iii) takes such other actions to ensure that the rating assigned to the notes is not adversely affected by the ratings downgrade, in each case provided that the then current ratings of the notes shall not be adversely affected by each or any of the above actions.


GOVERNING LAW

    The issuer intercompany loan agreement is governed by English law.

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                       SECURITY FOR FUNDING'S OBLIGATIONS

    Funding has granted security for its obligations under the current intercompany loan agreements (and the other transaction documents to which it is a party) by entering into the Funding deed of charge with the security trustee, the cash manager, the account bank, the seller, the corporate services provider, the previous issuers, the Funding swap provider and the start-up loan provider. The issuer will enter into a deed of accession to the Funding deed of charge which means that it will share in the security granted by Funding under the Funding deed of charge. In addition, if Funding enters into new intercompany loan agreements with new issuers, then the new issuers (together with any new start-up loan providers), will enter into deeds of accession in relation to the Funding deed of charge. This means that they will also share in the security granted by Funding under the Funding deed of charge with the existing Funding secured creditors.

    The Funding deed of charge has seven primary functions:

       *     it sets out the covenants of Funding;

       * it creates security for the security trustee which the security trustee then administers on trust for each of the Funding secured creditors;

       * it sets out the order in which the cash manager applies money received by Funding prior to enforcement of the security;

       * it sets out the enforcement procedures relating to a default by Funding on its covenants under the transaction documents (including provisions relating to the appointment of a receiver);

       * it sets out the order in which the security trustee applies money received by Funding following the enforcement of the security;

       * it sets out the appointment of the security trustee, its powers and responsibilities and the limitations on those responsibilities; and

       * it sets out how new creditors of Funding can accede to the terms of the Funding deed of charge.

    The following section contains a summary of the material terms of the Funding deed of charge. The summary does not purport to be complete and is subject to the provisions of the Funding deed of charge, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


COVENANTS OF FUNDING

    The Funding deed of charge contains covenants made by Funding in favour of the security trustee on trust for the benefit of itself, any receiver of Funding and the other Funding secured creditors. The main covenants are that Funding will pay all amounts due to each of the Funding secured creditors as they become due (subject to the limited recourse provisions of the current intercompany loans) and that it will comply with its other obligations under the transaction documents.


FUNDING SECURITY

    Under the Funding deed of charge, Funding creates the following security (also known as the "FUNDING SECURITY") in respect of all the intercompany loans outstanding at any one time:

       * a first ranking fixed charge (which may take effect as a floating charge) over the Funding share of the trust property;

       * an assignment by way of first ranking fixed security of all of its rights and interest in the transaction documents to which Funding is a party from time to time;

       * a charge by way of first fixed charge (which may take effect as a floating charge) of the rights and benefits of Funding in the Funding GIC account, the Funding transaction account, all amounts standing to the credit of those accounts and all authorised investments purchased from those accounts;

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       *     with regard to all of Funding's assets located in England and Wales or governed by English law, a first ranking floating charge over all the assets and the undertaking of Funding not otherwise secured by any fixed charge detailed here; and

       * with regard to all of Funding's assets located in Scotland or governed by Scots law, a first ranking floating charge.

NATURE OF SECURITY -- FIXED CHARGE

    Funding may not deal with those of its assets which are subject to a fixed charge without the consent of the security trustee. Accordingly, Funding is not permitted to deal with the assets which are expressed to be subject to a fixed charge in its ordinary course of business. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge (being the charges described in the first three bullet points in this section).

NATURE OF SECURITY -- FLOATING CHARGE

    Unlike the fixed charges, the floating charge does not attach to specific assets but instead "FLOATS" over a class of assets which may change from time to time, allowing Funding to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of Funding's business. Any of Funding's assets, whether currently held or acquired after the closing date (including assets acquired as a result of the disposition of any other asset of Funding), which are not subject to the fixed charges mentioned in this section and all of its Scottish assets are subject to the floating charge.

    The Funding deed of charge was created prior to 15th September, 2003. Accordingly, the prohibition in section 72A of the Insolvency Act on the appointment of an administrative receiver under floating charges created after that date will not apply to any appointment made pursuant to the Funding deed of charge.

    The existence of the floating charge allows the security trustee to appoint an administrative receiver of Funding and thereby prevent the appointment of an administrator or receiver of Funding by one of Funding's other creditors. Therefore, in the event that enforcement proceedings are commenced in respect of amounts due and owing by Funding, the security trustee will always be able to control those proceedings in the best interests of the Funding secured creditors. However, see "RISK FACTORS -- CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to potential prohibition on appointment of administrative receivers.

    The interest of the Funding secured creditors in property and assets over which there is a floating charge only will rank behind the expenses of any liquidation or any administration and the claims of certain other preferential creditors on enforcement of the Funding security. Section 250 of the Enterprise Act abolishes crown preference in relation to all insolvencies and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge but a new Section 176A of the Insolvency Act (as inserted by Section 251 of the Enterprise Act) requires a "prescribed part" (up to a maximum amount of [GBP]600,000) of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the fees and expenses of any administration and preferential creditors will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to the issuer under the issuer intercompany loan agreement. Again, see "RISK FACTORS -- CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to the introduction of enhanced rights for unsecured creditors in respect of floating charge recoveries.

    The floating charge created by the Funding deed of charge may "CRYSTALLISE" and become a fixed charge over the relevant class of assets owned by Funding at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the Funding deed of charge, including, among other events, notice to Funding from the security trustee following an intercompany loan event of default except in relation to Funding's Scottish assets, where crystallisation will occur on the appointment of an administrative receiver or upon the commencement of the winding up of Funding. A crystallised floating charge will rank ahead of the

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claims of unsecured creditors but will continue to rank behind the claims of preferential creditors (as referred to in this section) on enforcement of the Funding security.


FUNDING PRE-ENFORCEMENT PRIORITY OF PAYMENTS

    The Funding deed of charge sets out the order of priority of distribution by the cash manager, as at the closing date and prior to the enforcement of the Funding security, of amounts standing to the credit of the Funding transaction account on each interest payment date. This order of priority is described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS" and
"CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY".


FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

    As new issuers are established to issue new notes and accordingly to make new term advances to Funding, those new issuers (together with any new start-up loan providers) will likewise enter into deeds of accession in relation to the Funding deed of charge which will amend the Funding pre-enforcement revenue priority of payments, the Funding pre-enforcement principal priority of payments and the Funding post-enforcement priority of payments to reflect the amounts due to the new issuer and any new start-up loan provider. The ranking of those new amounts due will be as follows:

       * subject to the rules regarding the application of principal receipts by Funding (see "CASHFLOWS -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS"), all amounts due and payable to the previous issuers, the issuer and any new issuer will be paid, subject to their relevant repayment dates, in descending order of the respective ratings of their term advances so the term advance with the highest term advance rating will be paid first and the term advance with the lowest term advance rating will be paid last; and

       * all start-up loan providers will rank in no order of priority between them but in proportion to the respective amounts due to them.


ENFORCEMENT

    The Funding deed of charge sets out the general procedures by which the security trustee may take steps to enforce the security created by Funding so that the security trustee can protect the interests of each of the Funding secured creditors.

    The Funding deed of charge requires the security trustee to consider the interests of each of the Funding secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the security trustee in the event of a conflict between the interests of the previous issuers, the issuer and any new issuers and the interests of any other Funding secured creditors, to consider only, unless stated otherwise, the interests of the previous issuers, the issuer and any new issuers. As among the previous issuers, the issuer and any new issuers, the security trustee will exercise its rights under the Funding deed of charge only in accordance with the directions of the previous issuers, the issuer and/or the new issuer(s) with the highest-ranking term advance ratings. If the previous issuers, the issuer and/or any new issuers with term advances of equal ratings give conflicting directions, then the security trustee will act in accordance with the directions of the previous issuers, the issuer or new issuer (or two or more of them if in agreement) whose aggregate principal amount outstanding of its/their highest-ranking term advances is the greatest. In all cases, the security trustee will only act if it is indemnified to its satisfaction.

    The Funding security will become enforceable upon the service of an intercompany loan enforcement notice under any intercompany loan, provided that, if the Funding security has become enforceable otherwise than by reason of a default in payment of any amount due on any of the term advances, the security trustee will not be entitled to dispose of all or part of the assets comprised in the Funding security unless either:

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       *     a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the term AAA advances -- including the term AAA advances made under the previous intercompany loans, the issuer intercompany loan and any new intercompany loans (or, once these term AAA advances have been repaid, the term advances with the next highest term advance rating, and so on); or

       * the security trustee is of the opinion that the cashflow expected to be received by Funding will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of Funding, to discharge in full over time all amounts owing in respect of the term AAA advances -- including the term AAA advances made under the previous intercompany loans, the issuer intercompany loan and any new intercompany loans (or, once these term AAA advances have been repaid, the term advances with the next highest term advance rating, and so on).

    Each of the Funding secured creditors will agree under the Funding deed of charge that they will not take steps directly against Funding for any amounts owing to them, unless the security trustee has become bound to enforce the Funding security but has failed to do so within 30 days of becoming so bound.


FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENTS

    The Funding deed of charge sets out the order of priority of distribution as at the closing date by the security trustee, following service of an intercompany loan enforcement notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. This order of priority is described in "CASHFLOWS -- DISTRIBUTION OF FUNDING PRINCIPAL RECEIPTS AND FUNDING REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY".


FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

    Any deeds of accession will amend the Funding post-enforcement priority of payments to reflect the amounts due to the new issuer and any new start-up loan provider or any other relevant creditor that has acceded to the terms of the Funding deed of charge.


APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE SECURITY TRUSTEE

    The security trustee is appointed to act as trustee on behalf of the Funding secured creditors on the terms and conditions of the Funding deed of charge. It holds the benefit of the security created by the Funding deed of charge on trust for each of the Funding secured creditors in accordance with the terms and conditions of the Funding deed of charge.

    The Funding Deed of Charge provides that the security trustee may agree amendments or modifications to any of the transaction documents:

       * which in the opinion of the security trustee it may be expedient to make, provided that the security trustee is of the opinion acting reasonably, that such modifications will not be materially prejudicial to the interests of the Funding secured creditors or, if it is not of that opinion in relation to any Funding secured creditors, such Funding secured creditor has given its written consent to such modifications;

       * which in the opinion of the security trustee are made to correct a manifest or demonstrable error or are of a formal, minor or technical nature; or

       * provided that the rating agencies confirm that as a result of such modification there will not be any adverse effect on the then current ratings by the rating agencies of the existing issuer notes.

    If Funding 2 is established, then the security trustee may agree changes to the transaction documents to enable the inclusion of Funding 2 as a beneficiary of the mortgages trust, and the prior consent of noteholders will not be obtained in relation to those modifications, provided that the rating agencies confirm that the inclusion of Funding 2 as a beneficiary of the mortgages trust would not adversely affect the existing ratings of any issuer notes.

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THE SECURITY TRUSTEE'S FEES AND EXPENSES

    Funding shall reimburse the security trustee for all its costs and expenses properly incurred in acting as security trustee. The security trustee is entitled to a fee payable quarterly in the amount agreed from time to time by the security trustee and Funding. Funding has agreed to indemnify the security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

       *     the transaction documents; or

       *     the security trustee's engagement as security trustee,

which it or any of its officers, employees or advisers may suffer.

    Funding is not responsible under the Funding deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, negligence, wilful misconduct or breach of the terms of the Funding deed of charge by the security trustee or any of its officers or employees.


RETIREMENT AND REMOVAL

    Subject to the appointment of a successor security trustee, the security trustee may retire after giving three months' notice in writing to Funding.

    Funding may remove the security trustee at any time provided that it has the consent, which must not be unreasonably withheld or delayed, of each of the other Funding secured creditors to the removal.

    In addition, the security trustee may, subject to conditions specified in the Funding deed of charge, appoint a co-trustee to act jointly with it.


ADDITIONAL PROVISIONS OF THE FUNDING DEED OF CHARGE

    The Funding deed of charge contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

       * the security trustee will, if reasonably practicable, give prior notification to the seller of the security trustee's intention to enforce the Funding security (although any failure to so notify will not prejudice the ability of the security trustee to enforce the Funding security);

       * the security trustee is not responsible for the adequacy or enforceability of the Funding deed of charge or any other transaction document;

       * the security trustee is not required to exercise its powers under the Funding deed of charge without being directed to do so by the issuer, the previous issuers or the other Funding secured creditors;

       * the security trustee may rely on documents provided by the mortgages trustee, Funding and the cash manager and the advice of consultants and advisors;

       * the security trustee is not required to monitor whether an intercompany loan event of default under any intercompany loan has occurred or compliance by Funding with the transaction documents;

       * the security trustee will be taken not to have knowledge of the occurrence of an intercompany loan event of default under any intercompany loan unless the security trustee has received notice from a Funding secured creditor stating that an intercompany loan event of default has occurred and describing that intercompany loan event of default;

       * the security trustee has no duties or responsibilities except those expressly set out in the Funding deed of charge or the transaction documents;

       * any action taken by the security trustee under the Funding deed of charge or any transaction document binds all of the Funding secured creditors;

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       *     each Funding secured creditor must make its own independent investigations, without reliance on the security trustee, as to the affairs of Funding and whether or not to request that the security trustee take any particular course of action under any transaction document;

       * the security trustee and its affiliates may engage in any kind of business with Funding or any of the Funding secured creditors as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Funding secured creditors;

       * the security trustee has no liability under or in connection with the Funding deed of charge or any other transaction document, whether to a Funding secured creditor or otherwise, other than to the extent to which (1) the liability is able to be satisfied in accordance with the Funding deed of charge out of the property held by it on trust under the Funding deed of charge and (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the security trustee to the extent that it is not satisfied because there is a reduction in the extent of the security trustee's indemnification as a result of its fraud, negligence or wilful misconduct or breach of the terms of the Funding deed of charge; and

       * the security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

    The security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the security trustee. The security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The security trustee does not guarantee the performance of the issuer notes or the payment of principal or interest on the issuer notes.


GOVERNING LAW

    The Funding deed of charge is governed by English law.

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                      SECURITY FOR THE ISSUER'S OBLIGATIONS

    The issuer will provide security for its obligations by entering into the issuer deed of charge with the issuer secured creditors, who are the issuer security trustee, the note trustee, the paying agents, the registrar, the transfer agent, the agent bank, the issuer dollar currency swap providers, the issuer euro currency swap provider, the corporate services provider, the issuer cash manager and the issuer account banks.

    The issuer deed of charge has five primary functions:

       *     it sets out covenants of the issuer;

       * it creates security for the issuer security trustee which the issuer security trustee then administers on trust for each of the issuer secured creditors;

       * it sets out the enforcement procedures relating to a default by the issuer of its covenants under the transaction documents (including the appointment of a receiver);

       * it sets out the order in which the issuer security trustee applies monies standing to the credit of the issuer transaction accounts following the enforcement of the issuer security; and

       * it sets out the appointment of the issuer security trustee, its powers and responsibilities and the limitations on those responsibilities.

    The following section contains a summary of the material terms of the issuer deed of charge. The summary does not purport to be complete and is subject to the provisions of the issuer deed of charge, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


COVENANTS OF THE ISSUER

    The issuer deed of charge contains covenants made by the issuer in favour of the issuer security trustee on trust for the benefit of itself, any receiver of the issuer and the other issuer secured creditors. The main covenants are that the issuer will pay all amounts due to each of the issuer secured creditors as they become due and that it will comply with its other obligations under the issuer transaction documents.


ISSUER SECURITY

    Under the issuer deed of charge, the issuer creates the following security in respect of its obligations:

       * an assignment and charge by way of first fixed security of the issuer's rights under the issuer transaction documents to which it is a party, including the issuer intercompany loan agreement, the Funding deed of charge, the issuer dollar currency swap agreements, the issuer euro currency swap agreement, the issuer paying agent and agent bank agreements, the issuer underwriting agreement, the issuer subscription agreement, the issuer corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the issuer trust deed;

       * a charge by way of first fixed charge (which may take effect as a floating charge) of the issuer's right, title and interest and benefit in the issuer transaction accounts and any amounts deposited in them;

       * a charge by way of first fixed charge (which may take effect as a floating charge) of the issuer's right, title, interest and benefit in all authorised investments made by or on behalf of the issuer, including all monies and income payable under them;

       * with regard to all of the issuer's assets located in England or Wales or governed by English law a first ranking floating charge over the issuer's business and assets not already charged under the fixed charges described here; and

       * with regard to all of the issuer's assets located in Scotland or governed by Scots law a first ranking floating charge (all of the assets subject to fixed charges as listed above being wholly governed by English law).

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NATURE OF SECURITY -- FIXED CHARGE

    The issuer may not deal with those of its assets which are subject to a fixed charge without the consent of the issuer security trustee. Accordingly, the issuer will not be permitted to deal in its ordinary course of business with the assets which are expressed to be subject to a fixed charge. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge (being the charges described in the first three bullet points in this section).

NATURE OF SECURITY -- FLOATING CHARGE

    Unlike the fixed charges, the floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time, allowing the issuer to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of the issuer's business. Any assets acquired by the issuer after the closing date (including assets acquired as a result of the disposition of any other assets of the issuer) which are not subject to fixed charges described in the preceding section and all of its Scottish assets will also be subject to the floating charge.

    The existence of the floating charge allows the issuer security trustee to appoint an administrative receiver of the issuer and thereby prevent the appointment of an administrator or receiver of the issuer by one of the issuer's other creditors. Therefore, in the event that enforcement proceedings are commenced in respect of amounts due and owing by the issuer, the issuer security trustee should be able to control those proceedings in the best interest of the issuer secured creditors. However, see "RISK FACTORS -- CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to the appointment of administrative receivers.

    The interests of the issuer secured creditors in property and assets over which there is a floating charge will rank behind the expenses of any liquidation or any administration and the claims of certain preferential creditors on enforcement of the issuer security. Section 250 of the Enterprise Act abolishes crown preference in relation to all insolvencies (and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge) but a new Section 176A of the Insolvency Act (as inserted by Section 251 of the Enterprise Act) requires a "prescribed part" (up to a maximum amount of [GBP]600,000) of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the fees and expenses of any administration, the claims of preferential creditors and the beneficiaries of the prescribed part will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to noteholders. The prescribed part will not be relevant to property subject to a valid fixed security interest or to a situation in which there are no unsecured creditors.

    The floating charge created by the issuer deed of charge may "crystallise" and become a fixed charge over the relevant class of assets owned by the issuer at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the issuer deed of charge, including, among other events, notice to the issuer from the issuer security trustee following an event of default under the issuer notes (except in relation to the issuer's Scottish assets, where crystallisation will occur on the appointment of an administrative receiver or upon commencement of a winding up of the issuer). A crystallised floating charge will rank ahead of the claims of unsecured creditors which are in excess of the prescribed part but will rank behind the fees and expenses of any administration, the claims of preferential creditors and the beneficiaries of the prescribed part on enforcement of the issuer security.


ENFORCEMENT

    The issuer deed of charge sets out the general procedures by which the issuer security trustee may take steps to enforce the security created by the issuer so that the issuer security trustee can protect the interests of each of the issuer secured creditors.

    The issuer deed of charge requires the issuer security trustee to consider the interests of each of the issuer secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the issuer security trustee in the event of a conflict between the interests

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of the noteholders and the interests of any other issuer secured creditor, to consider only, unless stated otherwise, the interests of the noteholders. As among noteholders, the issuer security trustee will exercise its rights under the issuer deed of charge only in accordance with the directions of the class of noteholders with the highest-ranking issuer notes. If there is a conflict between the interests of the class A noteholders of one series and the class A noteholders of another series, then a resolution directing the issuer security trustee to take any action must be passed at separate meetings of the holders of each series of the class A issuer notes.

    The issuer security will become enforceable upon either (1) the enforcement of the Funding security or (2) the occurrence of an issuer note event of default which is not being waived by the issuer security trustee, provided that, if the issuer security has become enforceable otherwise than by reason of a default in payment of any amount due on the issuer notes, the issuer security trustee will not be entitled to dispose of all or part of the assets comprised in the issuer security unless either:

       * a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the class A issuer notes; or

       * the issuer security trustee is of the opinion that the cashflow expected to be received by the issuer will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer, to discharge in full over time all amounts owing in respect of the class A issuer notes.

    Each of the issuer secured creditors (other than the noteholders, the note trustee acting on behalf of the noteholders and the issuer security trustee) will agree under the issuer deed of charge that they will not take steps directly against the issuer for any amounts owing to them, unless the issuer security trustee has become bound to enforce the issuer security but has failed to do so within 30 days of becoming so bound.


ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS

    The issuer deed of charge sets out the order of priority of distribution by the issuer security trustee, following service of an issuer note enforcement notice, of amounts received or recovered by the issuer security trustee (or a receiver appointed on its behalf). There are two separate payment orders of priority depending on whether the Funding security has also been enforced. These orders of priority are described in "CASHFLOWS".


APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE ISSUER SECURITY TRUSTEE

    The issuer security trustee is appointed to act as trustee on behalf of the issuer secured creditors on the terms and conditions of the issuer deed of charge. It holds the benefit of the security created by the issuer deed of charge on trust for each of the issuer secured creditors in accordance with the terms and conditions of the issuer deed of charge.

    The issuer deed of charge provides that the issuer security trustee may agree to amendments or modifications to any of the transaction documents:

       * which in the opinion of the issuer security trustee it may be expedient to make, provided that the issuer security trustee is of the opinion, acting reasonably, that such modifications will not be materially prejudicial to the interests of the noteholders;

       * which in the opinion of the issuer security trustee will not materially prejudice the interests of any of the dollar currency swap providers or the euro currency swap provider; or

       * which in the opinion of the issuer security trustee are made to correct a manifest or demonstrable error or are of a formal, minor or technical nature.

    The issuer security trustee is entitled to assume in the exercise of its discretions and powers, that the proposed exercise would not be materially prejudicial to the interests of the holders of the issuer notes, if the existing ratings of the issuer notes are not adversely affected by that proposed exercise. The prior consent of noteholders will not be obtained in relation to the inclusion of Funding 2 as a beneficiary of the mortgages trust, provided that the rating agencies confirm that

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the inclusion of Funding 2 as a beneficiary of the mortgages trust would not adversely affect the existing ratings of any issuer notes.


ISSUER SECURITY TRUSTEE'S FEES AND EXPENSES

The issuer will reimburse the issuer security trustee for all its costs and expenses properly incurred in acting as issuer security trustee. The issuer security trustee shall be entitled to a fee payable quarterly in the amount agreed from time to time by the issuer security trustee and the issuer. The issuer has agreed to indemnify the issuer security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

       *     the issuer transaction documents; or

       * the issuer security trustee's engagement as issuer security trustee,

which it or any of its officers, employees or advisers may suffer.

    The issuer will not be responsible under the issuer deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, wilful default or negligence on the part of the issuer security trustee or any of its officers, employees and advisers or breach by them of the terms of the issuer deed of charge.


RETIREMENT AND REMOVAL

    Subject to the appointment of a successor issuer security trustee, the issuer security trustee may retire after giving three months' notice in writing to the issuer.

    The issuer may remove the issuer security trustee at any time providing that it has the consent, which must not be unreasonably withheld or delayed, of each of the other issuer secured creditors to the removal.

    In addition, the issuer security trustee may, subject to the conditions specified in the issuer deed of charge, appoint a co-trustee to act jointly with it.


ADDITIONAL PROVISIONS OF THE ISSUER DEED OF CHARGE

    The issuer deed of charge contains a range of provisions regulating the scope of the issuer security trustee's duties and liability. These include the following:

       * the issuer security trustee will, if reasonably practicable, give prior notification to the seller of the issuer security trustee's intention to enforce the issuer security (although any failure to so notify will not prejudice the ability of the issuer security trustee to enforce the issuer security);

       * the issuer security trustee is not responsible for the adequacy or enforceability of the issuer deed of charge or any other issuer transaction document;

       * the issuer security trustee is not required to exercise its powers under the issuer deed of charge without being directed or requested to do so by an extraordinary resolution of the noteholders or in writing by the holders of at least 25 per cent. of the aggregate principal amount outstanding of the issuer notes then outstanding or by any other issuer secured creditor provided that the issuer security trustee will not act at the direction or request of any issuer secured creditor unless so to do would not, in its opinion, be materially prejudicial to the interests of the noteholders or the action is sanctioned by extraordinary resolutions of the noteholders and each of the relevant secured creditors that ranks ahead of that issuer secured creditor (in the issuer post-enforcement priority of payments) also consents to that action and in particular;

       * the issuer security trustee is entitled to assume that, in the exercise of its rights, powers, duties and discretions, the exercise will not be materially prejudicial to the noteholders if each of the rating agencies has confirmed that the then current ratings of the notes will not be adversely affected by the exercise;

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       *     the issuer security trustee may rely on documents provided by the issuer, the issuer cash manager, the issuer dollar currency swap providers, the issuer euro currency swap provider, the agent bank, the paying agents, the registrar, the transfer agent, the issuer account banks and the corporate services provider and the advice of consultants and advisers;

       * the issuer security trustee is not required to monitor whether an issuer note event of default has occurred or compliance by the issuer with the issuer transaction documents;

       * the issuer security trustee will be taken not to have knowledge of the occurrence of an issuer note event of default unless the issuer security trustee has received notice from an issuer secured creditor stating that an issuer note event of default has occurred and describing that issuer note event of default;

       * the issuer security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the relevant class of noteholders without inquiry about compliance with the issuer trust deed;

       * the issuer security trustee has no duties or responsibilities except those expressly set out in the issuer deed of charge or the issuer transaction documents;

       * any action taken by the issuer security trustee under the issuer deed of charge or any of the issuer transaction documents binds all of the issuer secured creditors;

       * each issuer secured creditor must make its own independent investigations, without reliance on the issuer security trustee, as to the affairs of the issuer and whether or not to request that the issuer security trustee take any particular course of action under any issuer transaction document;

       * the issuer security trustee in a capacity other than as issuer security trustee can exercise its rights and powers as such as if it were not acting as the issuer security trustee;

       * the issuer security trustee and its affiliates may engage in any kind of business with the issuer or any of the issuer secured creditors as if it were not the issuer security trustee and may receive consideration for services in connection with any issuer transaction document or otherwise without having to account to the issuer secured creditors;

       * the issuer security trustee has no liability under or in connection with the issuer deed of charge or any other issuer transaction document, whether to an issuer secured creditor or otherwise, other than to the extent to which (1) the liability is able to be satisfied in accordance with the issuer deed of charge out of the property held by it on trust under the issuer deed of charge and
             (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the issuer security trustee to the extent that it is not satisfied because there is a reduction in the extent of the issuer security trustee's indemnification as a result of its fraud, negligence, wilful misconduct or breach of the terms of the issuer deed of charge; and

       * the issuer security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

    The issuer security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the issuer security trustee. The issuer security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The issuer security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The issuer security trustee does not guarantee the success of the issuer notes or the payment of principal or interest on the issuer notes.


TRUST INDENTURE ACT PREVAILS

    The issuer deed of charge contains a provision that, if any other provision of the issuer deed of charge limits, qualifies or conflicts with another provision which is required to be included in the issuer deed of charge by, and is not subject to contractual waiver under, the US Trust Indenture

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Act of 1939, as amended (the "TRUST INDENTURE ACT"), then the required provision of that Act will prevail.


GOVERNING LAW

    The issuer deed of charge will be governed by English law.

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                                    CASHFLOWS

DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS

DEFINITION OF FUNDING AVAILABLE REVENUE RECEIPTS

    "FUNDING AVAILABLE REVENUE RECEIPTS" will be calculated by the cash manager on the day falling four business days prior to each interest payment date and will be an amount equal to the sum of:

       * all mortgages trust available revenue receipts distributed to Funding during the interest period ending on the immediately following interest payment date (or in the case of the issuer series 1 term AAA advance maturity date), all mortgages trust available revenue receipts distributed to Funding during the final issuer series 1 term AAA advance interest period);

       * other net income of Funding including all amounts of interest received on the Funding GIC account, the Funding transaction account and/or authorised investments (as defined in the glossary), amounts received by Funding under the Funding swap agreement (other than any early termination amount received by Funding under the Funding swap agreement and any amount to be credited to the Funding collateral account, including interest thereon, subject to the circumstances described in "-- COLLATERAL IN THE FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENTS"), in each case to be received on or prior to the immediately following interest payment date or when applicable, the issuer series 1 term AAA advance interest period; and

       * the amounts standing to the credit of the first reserve ledger, the second reserve ledger, the Funding reserve ledger and (if established) the Funding liquidity reserve ledger,

provided that the Funding available revenue receipts applied on the issuer series 1 term AAA advance maturity date shall be deducted from the Funding available revenue receipts for the January 2007 interest period.

For the purposes of this section:

    "ISSUER SERIES 1 TERM AAA ADVANCE MATURITY DATE" means the 15th day of December 2006 on which the series 1 class A issuer notes fall due for redemption;

    "FINAL ISSUER SERIES 1 TERM AAA ADVANCE INTEREST PERIOD" means the period from, and including, the interest payment date falling in October 2006 to, but excluding, the issuer series 1 term AAA advance maturity date;

    "JANUARY 2007 INTEREST PAYMENT DATE" means the interest payment date falling in January 2007; and

    "JANUARY 2007 INTEREST PERIOD" means the period from, and including, the interest payment date falling in October 2006 to, but excluding, the January 2007 interest payment date.

    Four business days prior to each interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding available revenue receipts (including the first reserve fund and the second reserve fund) to pay items (A) to (E), (G), (I) and (K) of the Funding pre-enforcement revenue priority of payments.

    If there is a deficit on an interest payment date, then Funding shall pay or provide for that deficit by applying amounts then standing to the credit of the Funding principal ledger, if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency ledger, as described in "CREDIT STRUCTURE".

    Funding principal receipts may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance.

    Funding shall apply any excess revenue to extinguish any balance on the principal deficiency ledger, as described in "CREDIT STRUCTURE".

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DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE
FUNDING SECURITY

    This section sets out the order of priority of payments of Funding available revenue receipts as at the closing date. If Funding enters into new intercompany loan agreements, then this order of priority will change -- see "SECURITY FOR FUNDING'S OBLIGATIONS".

    Except for amounts due to third parties by the issuer, the previous issuers and/or Funding under paragraph (A) or amounts due to the account bank, the issuer account bank and/or the previous issuer account banks, which shall be paid when due, on each interest payment date (but in the case of the issuer series 1 term AAA advance maturity date, only to make the payments set out in items (A) through (E)) in each case, prior to enforcement of the Funding security, the cash manager will apply the Funding available revenue receipts in the following order of priority (the "FUNDING PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):

       (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

             * the security trustee (together with interest and any amount in respect of VAT on those amounts) and to provide for any amounts due or to become due in the immediately following interest period to the security trustee under the Funding deed of charge;

             * in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to (1) the issuer in respect of the issuer's obligations specified in items (A) to
                 (C) inclusive of the issuer pre-enforcement revenue priority of payments or, as the case may be, items (A) to (B) inclusive of the issuer post- enforcement priority of payments, as described in "-- DISTRIBUTION OF ISSUER REVENUE RECEIPTS" and "-- DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY AND ENFORCEMENT OF THE FUNDING SECURITY" and (2) the previous issuers in respect of the previous issuers' similar obligations under their respective priorities of payments; and

             * any third party creditors of Funding (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by Funding of the transaction documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any of these amounts expected to become due and payable in the immediately following interest period by Funding and to pay or discharge any liability of Funding for corporation tax on any chargeable income or gain of Funding;

       (B) then, towards payment of amounts due and payable to the cash manager under the cash management agreement (together with any amount in respect of VAT on those amounts);

       (C) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts, if any, due and payable to the account bank under the terms of the bank account agreement and to the corporate services provider under the corporate services agreement;

       (D) then, towards payment of amounts (if any) due and payable to the Funding swap provider under the Funding swap agreement (except for any termination payments due and payable by Funding as a result of a Funding swap provider default or a downgrade termination event in respect of the Funding swap provider (each as defined later in this section));

       (E) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term AAA advances in relation to the current intercompany loans;

       (F) then, towards a credit to the AAA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

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       (G)   then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term AA advances in relation to the current intercompany loans;

       (H) then, towards a credit to the AA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

       (I) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term A advances in relation to the current intercompany loans;

       (J) then, towards a credit to the A principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

       (K) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term BBB advances in relation to the current intercompany loans;

       (L) then, towards a credit to the BBB principal deficiency sub-ledger in an amount sufficient to eliminate a debit on that ledger;

       (M) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of any amounts due to the issuer and the previous issuers in respect of their respective obligations (if any) to make a termination payment to a current swap provider (but excluding any payment due to a current swap provider as a result of a current swap provider default or a current swap provider downgrade termination event);

       (N) then, towards a credit to the first reserve ledger in an amount up to the first reserve fund required amount (see "CREDIT STRUCTURE -- FIRST RESERVE FUND") (except that amounts standing to the credit of the second reserve ledger shall not be available for this purpose);

       (O) then, if an arrears trigger event has occurred, towards a credit to the first reserve ledger to ensure that the balance thereof is equal to the first reserve fund additional required amount (except that amounts standing to the credit of the second reserve ledger shall not be available for this purpose);

       (P) then, towards a credit to the Funding liquidity reserve ledger in an amount up to the Funding liquidity reserve fund required amount;

       (Q) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

             * the issuer and/or the previous issuers, as the case may be, in respect of their respective obligations to pay any termination payment to a current swap provider following a current swap provider default or due to a current swap provider downgrade termination event;

             * any other amounts due to the issuer under the issuer intercompany loan agreement and/or to the previous issuers under the previous intercompany loan agreements, and not otherwise provided for in this order of priorities; and

             * as a result of the occurrence of a Funding swap provider default or a downgrade termination event in respect of the Funding swap provider, towards payment of any termination payment due and payable by Funding under the Funding swap agreement;

       (R) then, towards a credit to the second reserve ledger in an amount up to the second reserve fund required amount (see "CREDIT STRUCTURE");

       (S) then, towards a credit to the Funding reserve ledger in an amount up to the Funding reserve fund required amount (see "CREDIT STRUCTURE");

       (T) then, towards payment of amounts due to all start-up loan providers under the start-up loan agreements;

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       (U)   then, an amount equal to 0.01 per cent. of the Funding available revenue receipts which shall be retained by Funding or distributed by it by way of dividends to its shareholders;

       (V) then, towards payment of any additional consideration due to the seller pursuant to the terms of the mortgage sale agreement (this together with the postponed deferred consideration, known as "DEFERRED CONSIDERATION") other than postponed deferred consideration; and

       (W) then, towards payment of any additional consideration due to the seller which has been postponed pursuant to the terms of the mortgage sale agreement (known as "POSTPONED DEFERRED CONSIDERATION").

    As used in this prospectus, "FUNDING SWAP PROVIDER DEFAULT" means the occurrence of an event of default (as defined in the Funding swap agreement) where the Funding swap provider is the defaulting party (as defined in the Funding swap agreement).

    In making any such application of Funding available revenue receipts on the issuer series 1 term AAA advance maturity date, amounts shall only be drawn from the relevant accounts (in the discretion of the cash manager) only to the extent such amounts are required on such date.

    As used in this prospectus, "CURRENT SWAP PROVIDER DEFAULT" means the occurrence of an event of default (as defined in the relevant current swap agreement) where a current swap provider is the defaulting party (as defined in the relevant current swap agreement) and "CURRENT SWAP PROVIDER DOWNGRADE TERMINATION EVENT" means the occurrence of an additional termination event (as defined in the relevant current swap agreement) following the failure by the relevant current swap provider to comply with the ratings downgrade provisions set out in the relevant current swap agreement. "CURRENT SWAP PROVIDERS" means the issuer swap providers and the previous swap providers to the previous issuers. "CURRENT SWAP AGREEMENTS" means the issuer swap agreements and the previous swap agreements entered into by the previous issuers.


DISTRIBUTION OF ISSUER REVENUE RECEIPTS

Definition of issuer revenue receipts

    "ISSUER REVENUE RECEIPTS" will be calculated by the issuer cash manager four business days prior to each interest payment date and will be an amount equal to the sum of:

       * interest to be paid by Funding on the relevant interest payment date in respect of the issuer term advances under the issuer intercompany loan;

       * fees to be paid to the issuer by Funding on the relevant date under the terms of the issuer intercompany loan;

       * interest payable on the issuer's bank accounts (but excluding any interest in respect of collateral provided by an issuer swap provider to the issuer as described below) and any authorised investments (as defined in the glossary) and which will be received on or before the relevant interest payment date in respect of the issuer notes; and

       * other net income of the issuer including amounts received or to be received under the issuer swap agreements on or before the relevant date (without double counting) (other than any early termination amount received by the issuer under the issuer swap agreements and any amount to be credited to the relevant issuer collateral account, including interest thereon, subject to the circumstances described in "-- COLLATERAL IN THE ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENT").

DISTRIBUTION OF ISSUER REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY

    The issuer cash management agreement sets out the order of priority of distribution by the issuer cash manager, prior to the enforcement of the issuer security, of amounts received by the issuer on each interest payment date. As at the closing date, the order of priority will be as described in this section.

    As used in this prospectus, "ISSUER SWAP PROVIDER DEFAULT" means the occurrence of an event of default (as defined in the relevant issuer dollar currency swap agreement and/or the issuer euro currency swap agreement) where the relevant issuer swap provider is the defaulting

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party (as defined in the relevant issuer swap agreement). "ISSUER SWAP
AGREEMENT" means any swap agreement between an issuer swap provider and the issuer. "DOWNGRADE TERMINATION EVENT" means the occurrence of an additional termination event (as defined in the funding swap agreement or the relevant issuer swap agreement) following the failure by the relevant issuer swap provider to comply with the ratings downgrade provisions set out in the relevant issuer swap agreement and "DOWNGRADE TERMINATION PAYMENT" means a termination payment due and payable to the relevant issuer swap provider following the occurrence of a downgrade termination event, save to the extent that such termination payment may be satisfied by any swap replacement payment made to the issuer following a downgrade termination event in respect of the relevant swap. For the avoidance of doubt, swap replacement payments made to the issuer following a downgrade termination event will not constitute issuer revenue receipts.

    On each interest payment date (but, in the case of the issuer series 1 term AAA advance maturity date in respect of items (A) through (D) only) or when due in respect of amounts due to third parties under paragraph (B) below or amounts due to the issuer account banks under the issuer bank account agreement under paragraph (C) below, the issuer security trustee will apply issuer revenue receipts in the following order of priority (the "ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):

       (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

             * the issuer security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the issuer security trustee under the issuer deed of charge;

             * the note trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the note trustee under the issuer trust deed; and

             * the agent bank, the paying agents, the registrar and the transfer agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges, liabilities and expenses then due or to become due during the following interest period to the agent bank, the paying agents, the registrar and the transfer agent under the issuer paying agent and agent bank agreement;

       (B) then, to pay amounts due to any third party creditors of the issuer (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by the issuer of the issuer transaction documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following interest period by the issuer and to pay or discharge any liability of the issuer for corporation tax on any chargeable income or gain of the issuer;

       (C) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the issuer cash manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the issuer cash manager in the immediately succeeding interest period, under the issuer cash management agreement and to the corporate services provider under the issuer corporate services agreement and to the issuer account banks under the issuer bank account agreement;

       (D) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

             * amounts due to the series 1 class A issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 1 class A issuer dollar currency swap provider to pay interest due and payable on the series 1 class A issuer notes;

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             *   amounts due to the series 2 class A issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 2 class A issuer dollar currency swap provider to pay interest due and payable on the series 2 class A issuer notes;

             * amounts due to the series 3 class A1 issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or a downgrade termination event) and from amounts received from the series 3 class A1 issuer euro currency swap provider to pay interest due and payable on the series 3 class A1 issuer notes;

             *   interest due and payable on the series 3 class A2 issuer notes;
                 and

             *   interest due and payable on the series 4 class A issuer notes;

       (E) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

             * any termination payment due to the series 1 class A issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 1 class A issuer dollar currency swap provider or any downgrade termination payment;

             * any termination payment due to the series 2 class A issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 2 class A issuer dollar currency swap provider or any downgrade termination payment; and

             * any termination payment due to the series 3 class A1 issuer euro currency swap provider following an issuer euro currency swap provider default by the series 3 class A1 issuer euro currency swap provider or any downgrade termination payment; and

       (F)   then, any surplus to the issuer.


DISTRIBUTION OF ISSUER REVENUE RECEIPTS AFTER ENFORCEMENT OF THE ISSUER SECURITY BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

    Following enforcement of the issuer security under the issuer deed of charge, but prior to enforcement of the Funding security under the Fundi`ng deed of charge, the issuer security trustee will apply issuer revenue receipts in the same order of priority as set out in "DISTRIBUTION OF ISSUER REVENUE RECEIPTS" except that:

       * in addition to the amounts due to the issuer security trustee under paragraph (A) of "DISTRIBUTION OF ISSUER REVENUE RECEIPTS -- DISTRIBUTION OF ISSUER REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY", issuer revenue receipts will be applied to pay amounts due to any receiver appointed by the issuer security trustee together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the receiver during the following interest period; and

       * the issuer security trustee will not be required to pay amounts due to any entity which is not an issuer secured creditor.


DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY

DEFINITION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS


    "FUNDING AVAILABLE PRINCIPAL RECEIPTS" will be calculated by the cash manager on the day falling four business days prior to each interest payment date and will be an amount equal to the sum of:

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       *     all Funding principal receipts received by Funding during the interest period ending on the relevant interest payment date (or in the case of any distribution made on the issuer series 1 term AAA advance maturity date all Funding principal receipts received by Funding during the final issuer series 1 term AAA advance interest period) and any other amounts standing to the credit of the Funding principal ledger;

       * all Funding principal receipts standing to the credit of the cash accumulation ledger which are to be applied on the next interest payment date to repay a bullet term advance and/or, as applicable, a scheduled amortisation term advance, and, for the avoidance of doubt, all series 1 term AAA cash amounts standing to the credit of the cash accumulation sub-ledger of the relevant issuer which are to be applied on the series 1 class A interest payment date falling in December 2006 or as applicable, the next interest payment date to repay the bullet term advance in respect of the issuer series 1 term AAA advance and/or any previous term AAA advance, as applicable;

       * the amount, if any, to be credited to the principal deficiency ledger pursuant to items (F), (H), (J) and (L) in "DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY" on the relevant interest payment date or, as applicable, series 1 class A interest payment date falling in December 2006;

       * prior to enforcement of the Funding security and to be applied only in respect of the first reserve fund term advances, the amount then standing to the credit of the first reserve ledger (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (M) (inclusive) of the Funding pre-enforcement revenue priority of payments); and

       * prior to enforcement of the Funding security or the occurrence of an asset trigger event, and to be applied only in respect of Funding liquidity reserve fund term advances, the amount then standing to the credit of the Funding liquidity reserve ledger (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items
             (A) to (M) (inclusive) of the Funding pre-enforcement revenue priority of payments),

    less

       * the amount of Funding principal receipts to be applied on the relevant interest payment date or, as applicable, series 1 class A interest payment date falling in December 2006 to pay items (A) to
             (E) (inclusive), (G), (I) and (K) of the Funding pre-enforcement revenue priority of payments.

    For the avoidance of doubt, the amount standing to the credit of the first reserve ledger and the Funding liquidity reserve ledger may be applied after the payments described in items (i) (ii) and (iii) under rule (1) below have been made.

RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS

    The Funding deed of charge sets out certain rules for the application by Funding, or the cash manager on its behalf, of the Funding available principal receipts on each interest payment date and, in the case of the principle described in rule (4) below on each distribution date. For the purposes of the principles described in rules (1) to (5) below: (i) an amount will become due and payable in respect of a bullet term advance in an amount equal to the relevant bullet amount on the scheduled repayment date for that bullet term advance which falls on that interest payment date (ignoring for the purposes of this definition any provisions deferring payment if Funding has insufficient funds to pay such amount on such interest payment date); (ii) an amount will become due and payable in respect of a scheduled amortisation term advance in an amount equal to the applicable scheduled amortisation amount due on the scheduled repayment date for that scheduled amortisation term advance which falls on that interest payment date (ignoring for the purposes of this definition any provisions deferring payment if Funding has insufficient funds to pay such amount on such interest payment date); and (iii) an amount will become due and payable on an interest payment date in respect of any pass-through term advance in an amount equal to the

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principal balance of such pass-through term advance if on or immediately preceding an interest payment date any term advances advanced by the same issuer and which are repayable prior to such pass-through term advance have been repaid in full except that:

       * in the case of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, amounts will become due and payable on the interest payment date falling on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the series 3 term AAA advance made under the previous intercompany loan made by Holmes Financing (No. 8) PLC is paid in full up to the applicable series 3 term AA advance repayment amount and, in the case of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, amounts will become due and payable on the interest payment date falling on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the series 3 term AAA advance made under the previous intercompany loan made by Holmes Financing (No. 8) PLC is paid in full up to the applicable series 3 term BBB advance repayment amount, provided that the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC has been paid up to the applicable series 3 term AA advance repayment amount;

       * in the case of the series 4 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 8) PLC, amounts will become due and payable on the interest payment date falling in January 2009;

       * in the case of the series 4 term AAA advance and the series 5 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, amounts will become due and payable on the interest payment dates falling in October 2007 and April 2008 respectively;

       * in the case of the series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, amounts will become due and payable on the interest payment date falling in October 2006 and in the case of the series 3A2 term AAA advance under the previous intercompany loan made by Holmes Financing (No.
             5) PLC, amounts will become due and payable on the interest payment date falling on or after the interest payment date on which the series 3A1 term AAA advance is repaid in full;

       * in the case of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, amounts will become due and payable on the interest payment date falling in October 2006;

       * in the case of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC, amounts will become due and payable on the interest payment date falling in July 2006;

       * in the case of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, amounts will become due and payable on the interest payment date falling in October 2007; and

       * in the case of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, amounts will become due and payable on the interest payment date falling in July 2010, in each case ignoring for the purposes of this definition any provisions deferring payment if Funding has insufficient funds to pay such amount on such interest payment date.

    It is expected that the earliest dates on which the current term advances will fall due and payable are those set out below:

       * in respect of the series 3 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2007;

       * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in October 2007;

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       *     in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in October 2007;

       * in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2010;

       * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2010;

       * in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2010;

       * in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment dates falling in January 2006, April 2006 and July 2006;

       * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2006;

       * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2006;

       * in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2007;

       * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2007;

       * in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2007;

       * in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC, the interest payment date falling in July 2006;

       * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC, the interest payment date falling in July 2006;

       * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC, the interest payment date falling in July 2006;

       * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in July 2006;

       * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in July 2006;

       * in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in July 2006;

       * in respect of the series 3 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in July 2006;

       * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in July 2006;

       * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in July 2006;

       * in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in October 2006;

       * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in October 2006;

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       *     in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in October 2006;

       * in respect of the series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2006;

       * in respect of the series 3A2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2006;

       * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2006;

       * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2006;

       * in respect of the series 3 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2007;

       * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in July 2007;

       * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in July 2007;

       * in respect of the series 4 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in October 2007;

       * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in January 2008;

       * in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in January 2008;

       * in respect of the series 5 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2008;

       * in respect of the series 5 term AA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2008;

       * in respect of the series 5 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2008;

       * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in January 2006;

       * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2006;

       * in respect of the series 2 term A advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2006;

       * in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment dates falling in January 2007 and April 2007;

       * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in July 2007;

       * in respect of the series 3 term A advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in July 2007;

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       *     in respect of the series 4 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2008;

       * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2008;

       * in respect of the series 4 term A advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2008;

       * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2007;

       * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2007;

       * in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2007;

       * in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment dates falling in April 2008, July 2008 and October 2008;

       * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment dates falling in April 2008, July 2008 and October 2008;

       * in respect of the series 3 term BBB advances under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment dates falling in April 2008, July 2008 and October 2008;

       * in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2009;

       * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2009;

       * in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2009;

       * in respect of the issuer series 1 term AAA advance, the series 1 class A interest payment date falling in [December 2006];

       * in respect of the issuer series 2 term AAA advance, the interest payment date falling in October 2008;

       * in respect of the issuer series 3A1 term AAA advance, the interest payment dates falling in [January 2010 and April 2010];

       * in respect of the issuer series 3A2 term AAA advance, the interest payment dates falling in [January 2010 and April 2010]; and

       * in respect of the issuer series 4 term AAA advance, the interest payment date falling in [July 2010].

    The five rules are as follows:

    (1) General rules

             On each interest payment date, Funding or the cash manager on its behalf will apply Funding available principal receipts:

             (i) first, to replenish the first reserve fund to the extent only that monies have been drawn from the first reserve fund to make scheduled principal repayments on the first reserve fund term advances;

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

             (ii)then, if the Funding liquidity reserve fund has been
                 established, after the application of Funding available revenue receipts for such purposes to replenish the Funding liquidity reserve fund up to the amount of the Funding liquidity reserve required amount;

            (iii)then, (subject to rule (2) below) to repay any term AAA advances which are bullet term advances and/or scheduled amortisation term advances that are then due and payable;

             (iv)then, to pay into the cash accumulation ledger an amount equal to:

                                 A -- B

                 where:

                 A = the amount standing to the credit of the cash accumulation ledger immediately prior to such interest payment date, and

                 B = the amounts applied to repay the bullet term advances and scheduled amortisation term advances under item (iii) above; and

             (v) then, to repay all other outstanding term advances which are then due and payable in accordance with the terms and provisions of, as applicable, the issuer intercompany loan, the previous intercompany loans and any new intercompany loans and the relative term advance ratings of those term advances. The repayment terms of the issuer intercompany loan are described in the remaining sub-sections under this section. Subject to the principles described in rules (2) to (5) below, term advances will be repaid according to their respective term advance ratings (first on the term advances with the highest term advance rating, and thereafter on the term advances with the next highest term advance rating, and so on, down to the term advances with the lowest term advance rating) with any remainder remaining in the Funding principal ledger, provided that, in respect of the issuer series 1 term AAA advance maturity date, Funding or the cash manager on its behalf shall only apply Funding available principal receipts in or towards payment of items (i) through (iii) only.

    In making any such application of Funding available principal receipts on the issuer series 1 term AAA advance maturity date, amounts shall only be drawn from the relevant accounts (in the discretion of the cash manager) only to the extent such amounts are required on such date.

(2) Prior to the occurrence of a trigger event and the enforcement of the Funding security, repayment of the term AAA advances is determined by final maturity date if more than one term AAA advance is due and payable on the same interest payment date

    If on any interest payment date, amounts are due and payable under more than one term AAA advance (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan), then Funding will apply Funding available principal receipts to repay the term AAA advance with the earliest final maturity date and then the next earliest, and so on.

    If, in this instance, any term AAA advances have the same final maturity date, then Funding will apply Funding available principal receipts to repay those term AAA advances in no order of priority between them but in proportion to the respective amounts due.

(3) In certain circumstances, payment on all the term BBB advances, all the term A advances and all the term AA advances is deferred

    If:

    * a principal loss has been recorded on the principal deficiency ledger in respect of any of the term BBB advances, the term A advances or the term AA advances under any intercompany loan; or

    * monies standing to the credit of the first reserve fund have been used, on or prior to the relevant interest payment date, to cure a principal deficiency in respect of any of the term BBB advances and/or the term A advances and/or the term AA advances under any current intercompany loan, and the first reserve fund has not been replenished by a corresponding amount on the relevant interest payment date; or

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

    * as at the relevant interest payment date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust, then, any term BBB advances, any term A advances or term AA advances which are due and payable (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan) will not be entitled to receive principal repayments: (i) until the relevant circumstances described in the preceding bulleted list have been cured or otherwise cease to exist; or
(ii) during such times that there are any term AAA advances outstanding.

(4) Effect of cash accumulation period on term advances

    From the time that a cash accumulation period has started in respect of a bullet term advance or a series 1 term AAA cash amount, on each distribution date and, if the principle described in rule (5) below is applicable, on each interest payment date, Funding available principal receipts will be deposited in the Funding GIC account and the amount of those deposits will be recorded on the cash accumulation ledger until Funding has saved enough to repay the relevant bullet term advance or the relevant series 1 term AAA cash amount. Amounts accumulated by Funding during a scheduled amortisation period will also be deposited on each distribution date in the Funding GIC account and the amount so deposited recorded in the cash accumulation ledger, until Funding has received sufficient principal receipts to repay the relevant scheduled amortisation term advance.

    During the cash accumulation period for a bullet term advance and/ or for a series 1 term AAA cash amount in relation to the issuer series 1 term AAA advance or the relevant previous term AAA advance, in each case made under an intercompany loan agreement ("INTERCOMPANY LOAN AGREEMENT X"), no principal repayments will be made on the pass-through term advances or any scheduled amortisation term advances made under that intercompany loan agreement X (unless that scheduled amortisation term advance has a deemed "AAA" rating (in which case rule (2) above shall apply)). Subject to the terms set out in rules (1) and (5), however, during a cash accumulation period under intercompany loan agreement X payments may continue to be made in relation to term advances due and payable under other intercompany loan agreements.

(5) Repayment of pass-through term advances

    Subject to rule (3) above, Funding may make payments on pass- through term advances whether or not a cash accumulation period has commenced under a different intercompany loan.

    Funding or the cash manager on its behalf will apply any amounts available to pay any pass-through term advances to repay each outstanding payable pass-through term advance in the proportion which the outstanding principal balance of the intercompany loan under which such pass-through term advance arises bears to the aggregate outstanding principal balance of all intercompany loans. Any remaining amounts shall continue to be reapplied in accordance with such proportion until the outstanding payable pass through term advances have been repaid in full.

    If any amounts remain after the application of the above rules, such remainder shall be paid into the cash accumulation ledger of any bullet term advances and/or any series 1 term AAA cash amount, as applicable, in respect of which a cash accumulation period has commenced, or, if there is none (or if the relevant bullet term advance and/or the series 1 term AAA cash amount has been fully accumulated for), then such remainder shall be credited to the Funding principal ledger.

REPAYMENT OF ISSUER TERM AAA ADVANCES PRIOR TO A TRIGGER EVENT, ENFORCEMENT OF THE ISSUER SECURITY OR ENFORCEMENT OF THE FUNDING SECURITY

    Prior to:

       (1) the occurrence of a trigger event (as described further in "THE MORTGAGES TRUST"); or


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

       (2) enforcement of the issuer security by the issuer security trustee under the issuer deed of charge; or

       (3) enforcement of the Funding security by the security trustee under the Funding deed of charge,

the issuer term AAA advances will be repaid in accordance with the issuer intercompany loan agreement as follows, replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

       * on the scheduled repayment date falling in [December 2006], Funding is required to repay all the Holmes Financing (No. 9) PLC cash amounts in respect of the issuer series 1 term AAA advance to the issuer;

       * on the interest payment date falling in [October 2008], Funding is required to repay the issuer series 2 term AAA advance in full to the issuer and, if there are insufficient funds available to repay the issuer series 2 term AAA advance on that interest payment date, then the shortfall will be repaid on each subsequent interest payment dates from Funding available principal receipts until the issuer series 2 term AAA advance is fully repaid;

       * beginning on the interest payment date falling in [January 2010], Funding is required to repay the issuer series 3A1 term AAA advance to the issuer in accordance with the repayment schedule following this bulleted list. If there are insufficient funds available to repay the scheduled repayment amount on the relevant interest payment date, then the shortfall will be repaid on each subsequent interest payment dates (together with any other amounts scheduled to be repaid on the issuer series 3A1 term AAA advance on those interest payment dates) from Funding available principal receipts;

       * beginning on the interest payment date falling in [January 2010], Funding is required to repay the issuer series 3A2 term AAA advance to the issuer in accordance with the repayment schedule following this bulleted list. If there are insufficient funds available to repay the scheduled repayment amount on such interest payment date, then the shortfall will be repaid on each subsequent interest payment date (together with any other amounts scheduled to be repaid on the issuer series 3A2 term AAA advance on those interest payment dates) from Funding available principal receipts; and

       * on the interest payment date falling in [July 2010], Funding is required to repay the issuer series 4 term AAA advance in full to the issuer and, if there are insufficient funds available to repay the issuer series 4 term AAA advance on that interest payment date, then the shortfall will be repaid on each subsequent interest payment date from Funding available principal receipts until the issuer series 4 term AAA advance is fully repaid.


       REPAYMENT SCHEDULE IN RELATION TO THE ISSUER SERIES 3A1 TERM AAA
ADVANCE:

INTEREST PAYMENT DATE FALLING IN  AMOUNT DUE
------                            ----------

January 2010....................      [e][*]
April 2010......................      [e][*]

       REPAYMENT SCHEDULE IN RELATION TO THE ISSUER SERIES 3A2 TERM AAA
ADVANCE:

INTEREST PAYMENT DATE FALLING IN  AMOUNT DUE
------                            ----------

January 2010....................    [GBP][*]
April 2010......................    [GBP][*]

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

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY OR THE FUNDING SECURITY.

    Following the occurrence of a non-asset trigger event under the mortgages trust deed but prior to enforcement of the Funding security by the security trustee under the Funding deed of charge or the issuer security under the issuer deed of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each interest payment date Funding will be required to apply Funding available principal receipts in the following order of priority (replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

       * first, to repay the term AAA advance with the earliest final maturity date, then to repay the term AAA advance with the next earliest final maturity, and so on until the term AAA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans are fully repaid;

       * then, in no order of priority between them but in proportion to the amounts due, to repay the term AA advances in respect of the previous intercompany loans and any new intercompany loans, until those term AA advances are fully repaid;

       * then, in no order of priority between them but in proportion to the amounts due, to repay the term A advances in respect of the previous intercompany loans and any new intercompany loans, until those term A advances are fully repaid; and

       * then, in no order of priority between them but in proportion to the amounts due, to repay the term BBB advances in respect of the previous intercompany loans and any new intercompany loans, until those term BBB advances are fully repaid, provided that, on the issuer series 1 term AAA advance maturity date, no repayments will be made of any term advance other than the issuer series 1 term AAA advance.

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY OR THE FUNDING SECURITY.

    Following the occurrence of an asset trigger event but prior to enforcement by the security trustee of the Funding security under the Funding deed of charge or the issuer security under the issuer deed of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each interest payment date Funding will be required to apply Funding available principal receipts in the following order of priority (replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

       * first, in no order of priority between them, but in proportion to the amounts due, to repay the term AAA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term AAA advances is fully repaid;

       * then, in no order of priority between them, but in proportion to the amounts due, to repay the term AA advances in respect of the previous intercompany loans and any new intercompany loans, until each of those term AA advances is fully repaid;

       * then, in no order of priority between them but in proportion to the amounts due, to repay the term A advances in respect of the previous intercompany loans and any new intercompany loans, until those term A advances are fully repaid; and

       * then, in no order of priority between them, but in proportion to the amounts due, to repay the term BBB advances in respect of the previous intercompany loans and any new intercompany loans, until each of those term BBB advances is fully repaid, provided that, on the issuer series 1 term AAA advance maturity date, no repayments will be made of any term advance other than the issuer series 1 term AAA advance.


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

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY

    If the issuer security is enforced by the issuer security trustee under the issuer deed of charge, then that will not result in automatic enforcement of the Funding security under the Funding deed of charge. In those circumstances, however, the bullet term advances and the scheduled amortisation advances under the issuer intercompany loan (only) will be deemed to be pass-through term advances and Funding will be required to apply Funding available principal receipts on each interest payment date (replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount) in no order of priority between them, but in proportion to the amounts due, to repay the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advances and the issuer series 4 term AAA advance until each of those advances is fully repaid, provided that, on the issuer series 1 term AAA advance maturity date, no repayments will be made of any term advance other than the issuer series 1 term AAA advance.


DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS

DEFINITION OF ISSUER PRINCIPAL RECEIPTS

    Prior to enforcement of the issuer security, "ISSUER PRINCIPAL RECEIPTS" will be calculated by the issuer cash manager four business days prior to each interest payment date and will be an amount equal to the sum of all principal amounts to be repaid by Funding to the issuer under the issuer intercompany loan during the relevant interest period.

    Following enforcement of the issuer security, but prior to enforcement of the Funding security, "ISSUER PRINCIPAL RECEIPTS" means the sum calculated by the issuer security trustee four business days prior to each interest payment date as the amount to be repaid by Funding to the issuer under the issuer intercompany loan during the relevant interest period and/or the sum otherwise recovered by the issuer security trustee (or the receiver appointed on its behalf) representing the principal balance of the issuer notes.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY

    Prior to enforcement of the issuer security, the issuer, or the issuer cash manager on its behalf, will apply any issuer principal receipts, on each interest payment date, in the following manner:

CLASS A ISSUER NOTES

       * the series 1 class A issuer notes will be redeemed on the series 1 class A interest payment date falling in [December 2006] in an amount corresponding to the amount (if any) repaid under the issuer series 1 term AAA advance after converting the same into dollars at the relevant issuer dollar currency swap rate;

       * the series 2 class A issuer notes will be redeemed on the interest payment date falling in [October 2008] in an amount corresponding to the amount (if any) repaid under the issuer series 2 term AAA advance after converting the same into dollars at the relevant issuer dollar currency swap rate;

       * the series 3 class A1 issuer notes will be redeemed on each interest payment date in amounts corresponding to the relevant amounts (if any) repaid under the issuer series 3A1 term AAA advance after converting the same into euros at the issuer euro currency swap rate;

       * the series 3 class A2 issuer notes will be redeemed on each interest payment date in amounts corresponding to the relevant amounts (if any) repaid under the issuer series 3A2 term AAA advance; and

       * the series 4 class 4A issuer notes will be redeemed on the interest payment date falling in [July 2010] in an amount corresponding to the amount (if any) repaid under the issuer series 4 term AAA advance.


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

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

    The issuer deed of charge sets out the order of priority of distribution of issuer principal receipts received or recovered by the issuer security trustee (or a receiver appointed on its behalf) following enforcement of the issuer security but prior to enforcement of the Funding security. In these circumstances, the issuer security trustee will apply issuer principal receipts on each interest payment date to repay the issuer notes in no order of priority between them, but in proportion to the amounts due, to repay the series 1 class A issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 2 class A issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 3 class A1 issuer notes (after converting the relevant amount of issuer principal receipts into euros at the relevant issuer euro currency swap rate), the series 3 class A2 issuer notes, (after converting the relevant amount of issuer principal receipts into euros at the relevant issuer euro currency swap rate) and the series 4 class A issuer notes.

DISTRIBUTION OF FUNDING PRINCIPAL RECEIPTS AND FUNDING REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY

    The Funding deed of charge sets out the order of priority of distribution as at the closing date by the security trustee, following service of a current intercompany loan enforcement notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. If Funding enters into new intercompany loan agreements, then this order of priority will change -- see "SECURITY FOR FUNDING'S OBLIGATIONS".

    The security trustee will apply amounts received or recovered following enforcement of the Funding security on each interest payment date (but on the issuer series 1 term AAA advance maturity date, only in respect of items (A) through (D) and to make payments in respect of the series 1 class A notes only) in accordance with the following order of priority (except for amounts due to the account bank under the bank account agreement, which will be paid when due):

       (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

             * the security trustee and any receiver appointed by the security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the security trustee and the receiver in the following interest period under the Funding deed of charge; and

             * the issuer in respect of the issuer's obligations specified in items (A) to (B) of the issuer post-enforcement priority of payments and the previous issuers in respect of their own similar obligations;

       (B) then, towards payment of amounts due and payable to the cash manager and any costs, charges, liabilities and expenses then due or to become due and payable to the cash manager under the cash management agreement, together with any amount in respect of VAT on those amounts;

       (C) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (if any) due to the account bank under the terms of the bank account agreement and to the corporate services provider under the corporate services agreement;

       (D) then, towards payment of amounts (if any) due to the Funding swap provider under the Funding swap agreement (except for any termination payments due and payable by Funding under the Funding swap agreement as a result of a Funding swap provider default or a downgrade termination event in respect of the Funding swap provider);

       (E) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the current term AAA advances outstanding under the current intercompany loans;

       (F) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the previous term AA advances outstanding under the current intercompany loans;

       (G) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the previous term A advances outstanding under the previous intercompany loans;

       (H) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the previous term BBB advances outstanding under the current intercompany loans;

       (I) then, towards payment of any amounts due to the issuer and the previous issuers in respect of their respective obligations (if any) to make a termination payment to a current swap provider (but excluding any payment due to a relevant current swap provider following a current swap provider default or a current swap provider downgrade termination event);

       (J) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

             * amounts due to the issuer and the previous issuers in respect of their respective obligations to pay any termination payment to a current swap provider following a current swap provider default or a current swap provider downgrade termination event;

             * any other amounts due to the issuer and/or the previous issuers under the issuer intercompany loan agreement and/or the previous intercompany loan agreements and not otherwise provided for earlier in this order of priorities; and

             * after the occurrence of a Funding swap provider default, towards payment of any termination payment due and payable by Funding under the Funding swap;

       (K) then, towards payment of amounts due to all start-up loan providers under the start-up loan agreements;

       (L) then, towards payment of any postponed deferred consideration due to the seller pursuant to the terms of the mortgage sale agreement; and

       (M) last, towards payment of any deferred consideration (other than postponed deferred consideration) due to the seller pursuant to the terms of the mortgage sale agreement.

COLLATERAL IN THE FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENTS

    Any amount of collateral provided to Funding by the Funding swap provider shall not be applied in accordance with the above priority of payments, except to the extent that, following the early termination of the Funding swap:

       * the value of the collateral is applied against an amount equal to the termination amount that would have been payable by the Funding swap provider had the collateral not been provided; and

       * such amounts (which, for the avoidance of doubt, shall not exceed the amount equal to the termination amount that would have been payable by the Funding Swap provider had the collateral not been provided) are not applied by Funding towards the costs of entering into a replacement swap.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY AND ENFORCEMENT OF THE FUNDING SECURITY

    If the Funding security is enforced under the Funding deed of charge, then there will be an automatic enforcement of the issuer security under the issuer deed of charge. The issuer deed of charge sets out the order of priority of distribution by the issuer security trustee, following enforcement of the issuer security and enforcement of the Funding security (known as the "ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS"), of amounts received or recovered by the issuer security trustee (or a receiver appointed on its behalf) (i) on each interest payment date or (ii) when due in respect of amounts due to the issuer account banks under the issuer bank account agreement under paragraph (B) below, the issuer security trustee will apply amounts received or recovered following enforcement of the issuer security as follows:

       (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

             * the issuer security trustee and any receiver appointed by the issuer security trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due to the issuer security trustee and the receiver under the provisions of the issuer deed of charge;

             * the note trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due and payable to the note trustee under the provisions of the issuer trust deed; and

             * the agent bank, the paying agents, the registrar and the transfer agent together with interest and any amount in respect of VAT on those amounts and any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the issuer paying agent and agent bank agreement;

       (B) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (together with any amount in respect of VAT on those amounts) due and payable to the issuer cash manager under the issuer cash management agreement and to the corporate services provider under the issuer corporate services agreement and to the issuer account banks;

       (C) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

             * amounts due to the series 1 class A issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class A issuer dollar currency swap provider to pay interest and principal due and payable on the series 1 class A issuer notes;

             * amounts due to the series 2 class A issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class A issuer dollar currency swap provider to pay interest and principal due and payable on the series 2 class A issuer notes;

             * amounts due to the series 3 class A issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 class A issuer euro currency swap provider to pay interest and principal due and payable on the series 3 class A1 issuer notes;

             * interest and principal due and payable on the series 3 class A2 issuer notes; and

             * interest and principal due and payable on the series 4 class A issuer notes; and

       (D) last, in no order of priority between them but in proportion to the respective amounts due, to pay:

             * any termination payment due to the series 1 class A issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 1 class A issuer dollar currency swap provider or any downgrade termination payment;


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             *   any termination payment due to the series 2 class A issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 2 class A issuer dollar currency swap provider or any downgrade termination payment; and

             * any termination payment due to the series 3 class A issuer euro currency swap provider, following an issuer euro currency swap provider default by the series 3 class A issuer euro currency swap provider or any downgrade termination payment.


COLLATERAL IN THE ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS

    Any amount of collateral provided to the issuer by any issuer swap provider shall not be applied in accordance with the above priority of payments, except to the extent that, following the early termination of the swap:

       * the value of the collateral is applied against an amount equal to the termination amount that would have been payable by the relevant issuer swap provider had the collateral not been provided; and

       * such amounts (which, for the avoidance of doubt, shall not exceed the amount equal to the termination amount that would have been payable by the relevant issuer swap provider had the collateral not been provided) are not applied by the issuer towards the costs of entering into a replacement swap.

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                                CREDIT STRUCTURE

    The issuer notes will be an obligation of the issuer only and will not be obligations of, or the responsibility of, or guaranteed by, any other party. However, there are a number of main features of the transaction which enhance the likelihood of timely receipt of payments to noteholders, as follows:

       * Funding available revenue receipts are expected to exceed interest and fees payable to the issuer;

       * a shortfall in Funding available revenue receipts may be met from Funding's principal receipts;

       * the first reserve fund, which was established on 26th July, 2000 and, which was further funded on 29th November, 2000, 23rd May, 2001, 5th July, 2001 and 1st April, 2004, is available to meet shortfalls in interest due on the term advances and principal due on the first reserve fund term advances;

       * the second reserve fund, which was established on 29th November, 2000, which was further funded on 5th July, 2001 from the proceeds of the previous term BB advance made by Holmes Financing (No. 4) PLC and which will be further funded by the Funding's excess revenue to meet shortfalls in interest due on the term advances if amounts standing to the credit of the first reserve fund are insufficient for that purpose;

       * the mortgages trustee GIC account and the Funding GIC account each earn interest at a specified rate (LIBOR for three-month sterling deposits);

       * Funding will be obliged to establish a Funding liquidity reserve fund if the seller ceases to have a long-term unsecured, unsubordinated and unguaranteed credit rating by Moody's of at least A3 or at least A- by Fitch (unless the relevant rating agency confirms that the current rating of the notes will not be adversely affected by the rating downgrade of the seller); and

       * the Funding reserve fund, which was established on 1st April, 2004 and will be funded from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (S) of the Funding pre-enforcement revenue priority of payments on each interest payment date.

    Each of these factors is considered more fully in the remainder of this section.


CREDIT SUPPORT FOR THE ISSUER NOTES PROVIDED BY FUNDING AVAILABLE REVENUE
RECEIPTS

    It is anticipated that, during the life of the issuer notes, the Funding share of the interest received from borrowers on the loans will, assuming that all of the loans are fully performing, be greater than the sum of the interest which the current issuers have to pay on all of the current issuer notes and the other costs and expenses of the structure. In other words, the Funding available revenue receipts would be sufficient to pay the amounts payable under items (A) to (E), (G), (I) and (K) of the Funding pre-enforcement revenue priority of payments.

    The actual amount of any excess will vary during the life of the issuer notes. Two of the key factors determining the variation are as follows:

       *     the interest rate on the portfolio; and

       *     the level of arrears experienced.

INTEREST RATE ON THE PORTFOLIO

    Funding has entered into a swap in relation to the previous intercompany loans, the issuer intercompany loan and any new intercompany loan to enable it to swap amounts of interest received from borrowers which vary on a variable, tracker or fixed rate basis for amounts it receives from the Funding swap counterparty which vary in accordance with sterling LIBOR based rates payable on the intercompany loans, plus a margin expected to cover Funding's obligations to, among others, the issuer. The swap hedges against the possible variance between sterling LIBOR based rates payable on the intercompany loans and a weighted average of the SVR payable on

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the variable rate loans (including those capped rate loans that are not subject to the specified capped rate of interest), the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans (including those capped rate loans that are subject to the specified capped rate of interest).

    The terms of the swaps are described in greater detail below in "THE SWAP AGREEMENTS".

LEVEL OF ARREARS EXPERIENCED

    If the level of arrears of interest payments made by the borrowers results in Funding experiencing an income deficit, Funding will be able to use the following amounts to cure that income deficit:

       first, amounts standing to the credit of the first reserve fund, as described in "FIRST RESERVE FUND";

       second, (if established) amounts standing to the credit of the Funding liquidity reserve fund, as described in "FUNDING LIQUIDITY RESERVE FUND";

       third, amounts standing to the credit of the second reserve fund, as described in "SECOND RESERVE FUND"; and

       fourth, principal receipts, if any, as described in "USE OF FUNDING PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY".

    Any excess of Funding revenue receipts will be applied on each interest payment date to the extent described in the Funding pre-enforcement revenue priority of payments, including to extinguish amounts standing to the credit of any principal deficiency ledger and to replenish the reserve funds.


USE OF FUNDING PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY

    Four business days prior to each interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding available revenue receipts (including the reserve funds) to pay items (A) to
(E), (G), (I) and (K) of the Funding pre- enforcement revenue priority of payments.

    If there is a deficit, then Funding shall pay or provide for that deficit by the application of Funding available principal receipts, if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency sub-ledger, as described in "PRINCIPAL DEFICIENCY LEDGER".

    Funding principal receipts may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance.

    Funding shall apply any excess Funding available revenue receipts to extinguish any balance on the principal deficiency ledger, as described in "PRINCIPAL DEFICIENCY LEDGER".


FIRST RESERVE FUND

    A first reserve fund has been established:

       *     to help meet any deficit in Funding available revenue receipts;

       * to help meet any deficit recorded on the principal deficiency ledger; and

       * prior to enforcement of the Funding security, to help repay principal due on the first reserve fund term advances.

    The first reserve fund was funded initially on 26th July, 2000 by the first start-up loan in the sum of [GBP]6,000,000. It was further funded on 29th November, 2000 by the second start-up loan in the sum of [GBP]7,500,000, on 23rd May, 2001 by the third start-up loan in the sum of [GBP]12,000,000 and on 1st April, 2004 by the eighth start-up loan in the sum of [GBP]36,000,000. In addition, part of the proceeds of the previous issuer term BB advance made by Holmes Financing (No. 4) PLC (in an amount equal to [GBP]31,000,000) was credited by Funding to the first reserve fund on 5th July, 2001. On the closing date Funding will repay to the seller the amount, if any, by which the first reserve fund exceeds the first reserve fund required amount on that date by way of additional

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consideration due to the seller pursuant to the terms of the mortgage sale agreement. The first reserve ledger is maintained by the cash manager to record the balance from time to time of the first reserve fund.

    On each interest payment date, the amount of the first reserve fund is added to certain other income of Funding in calculating Funding available revenue receipts.

    Prior to enforcement of the Funding security, after meeting any income deficit and satisfying any deficit on the principal deficiency ledger, amounts standing to the credit of the first reserve fund may be used to repay principal due and payable in relation to the several current term AAA advances from and including their respective scheduled repayment dates.

    The first reserve fund will be replenished from:

       firstly, Funding available principal receipts in an amount up to the amount used to repay the first reserve fund term advances (but only if the first reserve fund has been used for this purpose);

       secondly, any excess Funding available revenue receipts up to and including an amount equal to the first reserve fund required amount, initially being [GBP][264 million]; and

       thirdly, following the occurrence of an arrears trigger event, any Funding available revenue receipts to be paid in accordance with item (O) of the Funding pre-enforcement revenue priority of payments receipts up to and including an amount equal to the first reserve fund additional required amount.

    Funding available revenue receipts will only be applied to replenish the first reserve fund after paying interest due on the term advances and reducing any deficiency on the BBB principal deficiency sub-ledger (see "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY").

      The seller, Funding and the security trustee may agree to increase the first reserve fund required amount and the first reserve fund additional required amount from time to time. They may also agree to decrease the first reserve fund required amount and the first reserve fund additional required amount (subject to rating agency approval) if Funding has repaid any amounts owing to the previous issuers, the issuer and any new issuers, from time to time. If, on the interest payment date falling in July 2006, the previous notes issued by Holmes Financing (No. 3) PLC are redeemed in full, then the first reserve fund additional required amount will each decrease (subject to rating agency approval as to that amount) by an amount of approximately [GBP]9,000,000. If, on the interest payment date falling in July 2006, the previous notes issued by Holmes Financing (No. 4) PLC (other than in respect of the series 4 previous notes) are redeemed in full, then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval as to that amount) [by an amount of approximately [GBP]33,000,000]. If, on the interest payment date falling in October 2006, Holmes Financing (No. 5) PLC exercises its option to redeem the previous notes issued by it (other than its series 1 class A previous notes and its series 2 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval as to that amount) [by an additional amount of approximately [GBP]17,000,000]. If, on the interest payment date falling in April 2008, Holmes Financing (No. 6) PLC exercises its option to redeem the previous notes issued by it (other than its series 1 class A previous notes and its series 2 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) [by an additional amount of approximately [GBP]37,000,000]. If, on the interest payment date falling in April 2008, Holmes Financing (No.7) PLC exercises its option to redeem the previous notes issued by it (other than its series 1 class A previous notes and its series 2 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately [GBP]19,000,000. If, on the interest payment date falling in January 2009, Holmes Financing (No. 8) PLC exercises its option to redeem the previous notes issued by it (other than its series 1 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) [by an additional amount of approximately [GBP]52,000,000]. If, on the interest payment date falling in [October 2010], the issuer exercises its option to redeem the notes issued by it (other than its series 1 class A issuer notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) [by an additional amount of approximately [GBP]67,000,000].

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SECOND RESERVE FUND

    A second reserve fund was established on 29th November, 2000 to help meet deficits in Funding available revenue receipts.

    The second reserve fund is funded from:

       (a) part of the proceeds of the previous term BB advance made by Holmes Financing (No. 4) PLC (in an amount equal to [GBP]19,000,000) which was credited by Funding to the second reserve fund on 5th July, 2001; and

       (b) excess Funding available revenue receipts, after Funding has paid all of its obligations in respect of items ranking higher than (R) (which item is a credit to the second reserve ledger up to the second reserve fund required amount) pursuant to the Funding pre-enforcement revenue priority of payments on each interest payment date (see "CASHFLOWS -- FUNDING PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS").

    A second reserve ledger is maintained by the cash manager to record the balance from time to time of the second reserve fund.

    On each interest payment date the amount of the second reserve fund is added to certain other income of Funding in calculating Funding available revenue receipts.

    The second reserve fund is replenished from any excess Funding available revenue receipts up to and including an amount equal to the second reserve fund required amount. The "SECOND RESERVE FUND REQUIRED AMOUNT" is an amount equal to X where X is calculated on each interest payment date as follows:

    ((LIBOR for three-month sterling deposits + 0.65 per cent.) -- (the weighted average yield on the loans in the mortgages trust) + (the net margin on the Funding swap)) x (the aggregate outstanding principal balance of all the term advances) x (the weighted average life of all the term advances)

    The weighted average life of the current term advances is calculated as being the greater of 2.5 years or the weighted average life calculated on the following assumptions:

       (1)   the lower of a 15 per cent. CPR and the 12 month rolling CPR; and

       (2) the issuer not exercising its option to redeem the issuer notes (other than the series 1 class A issuer notes and the series 2 class A issuer notes) on the interest payment date falling in [July 2010], Holmes Financing (No. 8) PLC not exercising its option to redeem its previous notes (other than its series 1 class A previous notes and its series 2 class A previous notes) on the interest payment date falling in January 2009, Holmes Financing (No. 7) PLC not exercising its option to redeem its previous notes (other than its series 1 class A previous notes and its series 2 class A previous notes) on the interest payment date falling in April 2008, Holmes Financing (No. 6) PLC not exercising its option to redeem its previous notes (other than its series 1 class A previous notes and its series 2 class A previous notes) on the interest payment date falling in April 2008, Holmes Financing (No. 5) PLC not exercising its option to redeem its previous notes (other than its series 2 class A previous notes) on the interest payment date falling in October 2006, Holmes Financing (No. 4) PLC not exercising its option to redeem its previous notes (other than its series 4 previous notes) on the interest payment date falling in July 2006, Holmes Financing (No. 4) PLC not exercising its option to redeem its series 4 previous notes on the interest payment date falling in October 2006, Holmes Financing (No. 3) PLC not exercising its option to redeem its outstanding previous notes on the interest payment date falling in July 2006, Holmes Financing (No. 2) PLC not exercising its option to redeem its outstanding previous notes on the interest payment date falling in October 2007 and Holmes Financing (No. 1) PLC not exercising its option to redeem its outstanding previous notes on the interest payment date falling in July 2010.

    If, on an interest payment date falling in or after [July 2010], the issuer exercises its option to redeem the issuer notes (other than the series 1 class A issuer notes), then the second reserve fund required amount will decrease in accordance with the formula set forth in this section.

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    The seller, Funding and the security trustee may agree to increase, decrease or amend the second reserve fund required amount from time to time.


FUNDING RESERVE FUND

    A Funding reserve fund was established on 1st April, 2004 to fund further the reserve funds in connection with the issuance of notes by any new issuers after such date (including for the avoidance of doubt the issuance of the issuer notes) and, among other things, to fund certain costs and expenses incurred by Funding in connection with subsequent assignments of part of the seller's share of the trust property to it, fees to be paid under new intercompany loans which relate to the costs of issue of new notes, all necessary filing and other fees incurred in ensuring compliance with regulatory requirements and all legal and audit fees and other professional advisory fees.

    The Funding reserve fund will be funded from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (S) of the Funding pre-enforcement revenue priority of payments on each interest payment date. The Funding reserve ledger will be maintained by the cash manager to record the balance of the Funding reserve fund from time to time.

    On each interest payment date, the amount of the Funding reserve fund is added to certain other income of Funding in calculating Funding available receipts.

    The Funding reserve fund is replenished from any excess Funding available revenue receipts up to the Funding reserve fund required amount being currently [GBP][0], or such other amount as the seller may determine from time to time.

    The seller may increase, decrease or amend the Funding reserve fund required amount from time to time, without the consent of the security trustee, Funding or noteholders.


PRINCIPAL DEFICIENCY LEDGER

AS AT THE CLOSING DATE

    A principal deficiency ledger has been established to record:

       *     any principal losses on the loans allocated to Funding; and/or

       * the application of Funding available principal receipts to meet any deficiency in Funding's available revenue receipts (as described in "USE OF PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY"); and/ or

       * the application of Funding available principal receipts which are allocated to fund the Funding liquidity reserve fund up to the Funding liquidity reserve required amount.

    The principal deficiency ledger is split into four sub-ledgers which will each correspond to all current term advances, as follows:

       * the AAA principal deficiency sub-ledger corresponding to all current term AAA advances;

       * the AA principal deficiency sub-ledger corresponding to all current term AA advances;

       * the A principal deficiency sub-ledger corresponding to all previous term A advances; and

       * the BBB principal deficiency sub-ledger corresponding to all current term BBB advances.

    Losses on the loans and/or the application of Funding available principal receipts to pay interest on current term advances are recorded as follows:

       * first, on the BBB principal deficiency sub-ledger until the balance of the BBB principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all current term BBB advances;

       * second, on the A principal deficiency sub-ledger until the balance of the A principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all previous term A advances;

       * third, on the AA principal deficiency sub-ledger until the balance of the AA principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all current term AA advances; and

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       *     fourth, on the AAA principal deficiency sub-ledger, at which point there will be an asset trigger event.

    Any excess revenue of Funding as described in "USE OF PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY" is, on each interest payment date, applied to the extent described in the Funding pre-enforcement revenue priority of payments as follows:

       * first, in an amount necessary to reduce to zero the balance on the AAA principal deficiency sub-ledger;

       * second, provided that interest due on the current term AA advances has been paid, in an amount necessary to reduce to zero the balance on the AA principal deficiency sub-ledger;

       * third, provided that interest due on the current term A advances has been paid, in an amount necessary to reduce to zero the balance on the A principal deficiency sub-ledger; and

       * fourth, provided that interest due on the current term BBB advances has been paid, in an amount necessary to reduce to zero the balance on the BBB principal deficiency sub-ledger.

FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

    In general, if Funding borrows a new term advance under a new intercompany loan, and that new term advance does not have a term advance rating of either AAA, AA, A or BBB, then Funding will establish a new principal deficiency sub-ledger. That new principal deficiency sub-ledger will correspond to and be known by the term advance rating of the relevant new term advance.

    Losses on the loans and/or the application of Funding available principal receipts to pay interest on the current term advances will first be recorded on the lowest ranking principal deficiency sub-ledger, and then in ascending order of rating priority up to the highest-ranking principal deficiency sub-ledger. Any excess revenue of Funding will be applied to the highest-ranking principal deficiency sub-ledger, in descending order of rating priority down to the lowest ranking principal deficiency sub-ledger.


ISSUER AVAILABLE FUNDS

    On each interest payment date in respect of the issuer intercompany loan, the issuer will receive from Funding an amount equal to or less than the amount which it needs to pay out on the corresponding interest payment date in respect of the issuer notes in accordance with the issuer pre-enforcement priority of payments. It is not intended that any surplus cash will be accumulated in the issuer.

    On the closing date, the issuer will enter into the issuer dollar currency swaps with the issuer dollar currency swap providers and the issuer security trustee under the issuer dollar currency swap agreements, to hedge against the possible variance between:

       * with respect to the series 1 class A issuer notes, until and including the interest payment date in [December 2006], the interest received by the issuer in respect of the issuer series 1 term AAA advance under the issuer intercompany loan, which will be calculated by reference to LIBOR for three-month sterling deposits, and the interest which the issuer is obliged to pay in respect of the series 1 class A issuer notes, which will be related to USD-LIBOR for one-month dollar deposits (and for the first interest period with respect to the series 1 class A issuer notes, the linear interpolation of the arithmetic mean of USD-LIBOR for one-month and two-month dollar deposits) and is payable, during this period, (i) monthly on the 15th day of each month (or if such day is not a business day, the next following business day) starting from the interest payment date falling in [January 2006] until the occurrence of a trigger event or enforcement of the issuer security and (ii) quarterly on and after the interest payment date occurring after the occurrence of a trigger event or enforcement of the issuer security;

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       *     with respect to the series 2 class A issuer notes the interest received by the issuer in respect of the respective term advance under the issuer intercompany loan, which will be calculated by reference to LIBOR for three-month sterling deposits, and the interest which the issuer is obliged to pay in respect of the series 2 class A issuer notes, which will be related to USD-LIBOR for three month dollar deposits (and for the first interest period, [the linear interpolation of the arithmetic mean of the USD-LIBOR based rate, for four-month and five-month dollar deposits]); and

       * fluctuations in the exchange rate in respect of principal received on the issuer intercompany loan, which will be received in sterling and principal which the issuer is obliged to repay in respect of the series 1 issuer notes and the series 2 issuer notes which must be repaid in dollars.

    On the closing date, the issuer will enter into the issuer euro currency swap with the issuer euro currency swap provider and the issuer security trustee under the issuer euro currency swap agreement, to hedge against the possible variance between:

       * with respect to the series 3 class A1 issuer notes, the interest received by the issuer in respect of the respective term advance under the issuer intercompany loan, which will be calculated by reference to LIBOR for three-month sterling deposits, and the interest which the issuer is obliged to pay in respect of the series 3 class A1 issuer notes, which will be related to EURIBOR for three-month euro deposits (and for the first interest period, the linear interpolation of the arithmetic mean of the EURIBOR based rate for four-month and five-month euro deposits); and

       * fluctuations in the exchange rate in respect of principal received on the issuer intercompany loan, which will be received in sterling and principal which the issuer is obliged to repay in respect of the series 3 class A1 issuer notes which must be repaid in euro.


MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING GIC ACCOUNT

    All amounts held by the mortgages trustee are deposited in the mortgages trustee GIC account with the mortgages trustee GIC provider. This account is subject to a guaranteed investment contract such that the mortgages trustee GIC provider agrees to pay a variable rate of interest on funds in the mortgages trustee GIC account of LIBOR for three-month sterling deposits.

    Amounts held in alternative accounts do not have the benefit of a guaranteed investment contract but following their receipt are transferred into the mortgages trustee GIC account on a regular basis and in any event no later than the next business day after they are deposited in the relevant alternative account.

    All amounts held by Funding are deposited in the Funding GIC account in the first instance. The Funding GIC account is maintained with the Funding GIC provider. This account is subject to a guaranteed investment contract such that the Funding GIC provider agrees to pay a variable rate of interest on funds in the Funding GIC account of LIBOR for three-month sterling deposits.


FUNDING LIQUIDITY RESERVE FUND

    Funding will be required to establish a liquidity reserve fund if the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the issuer notes will not be adversely affected by the ratings downgrade).

    Prior to enforcement of the Funding security, the Funding liquidity reserve fund may be used to help meet any deficit in Funding available revenue receipts which are allocated to the issuer or any previous issuer to pay amounts due on the intercompany loan advanced by the issuer or any previous issuer, but only to the extent that such amounts are necessary to fund:

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       *     the payment by any issuer of operating and administrative expenses due and interest due on the relevant interest payment date in respect of any class A notes, class B notes, class M notes, class C notes and/or class D notes issued by such issuer and to help meet any deficit recorded on the principal deficiency ledger in respect of any class A notes issued by such issuer; and

       * prior to the occurrence of an asset trigger event, the payment of principal in respect of the Funding liquidity reserve fund term advances.

    The Funding liquidity reserve fund, if any, will be funded initially from Funding available revenue receipts in accordance with the Funding pre-enforcement revenue priority of payments. The Funding liquidity reserve fund will be funded up to the "FUNDING LIQUIDITY RESERVE REQUIRED AMOUNT", being an amount as of any interest payment date (or, if applicable, the series 1 class A interest payment date falling in December 2006) equal to the excess, if any, of 3 per cent. of the aggregate outstanding balance of the notes on that payment date over amounts standing to the credit of the first reserve fund on that payment date.

    The Funding liquidity reserve fund will be deposited in Funding's name in the Funding GIC account into which the first reserve fund and second reserve fund are also deposited. All interest or income accrued on the amount of the Funding liquidity reserve fund while on deposit in the Funding GIC account will belong to Funding. The cash manager will maintain a separate Funding liquidity reserve ledger to record the balance from time to time of the Funding liquidity reserve fund.

    On each interest payment date prior to enforcement of the Funding security, funds standing to the credit of the Funding liquidity reserve fund will be added to certain other income of Funding in calculating Funding available revenue receipts to make payments due under the intercompany loan.

    Once it has been initially funded, the Funding liquidity reserve fund will be replenished from any Funding available revenue receipts or Funding available principal receipts, as applicable. Funding available revenue receipts will only be applied to replenish the Funding liquidity reserve fund after: (i) the payment of interest due on the class A notes, the class B notes, the class M notes, the class C notes and the class D notes and the reduction of any deficiency on the principal deficiency sub ledger for the class A notes, the class B notes, the class M notes and the class C notes as described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY") and (ii) the payment of principal in respect of the Funding liquidity reserve fund term advances.

    Following enforcement of the Funding security, amounts standing to the credit of the Funding liquidity reserve ledger may be applied in making payments of principal due under the term advances.

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                               THE SWAP AGREEMENTS

GENERAL

    Funding has entered into the Funding swap with Abbey Financial Markets as the Funding swap provider. The issuer will enter into issuer swaps with the issuer swap providers. In general, the swaps are designed to do the following:

       * Funding swap: to hedge against the possible variance between the mortgages trustee SVR payable on the variable rate loans, the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans (which, for this purpose, includes those capped rate loans then no longer subject to their variable rates of interest but instead subject to interest at their specified capped rates) and the sterling LIBOR based rates payable in respect of the intercompany loans;

       * issuer dollar currency swaps: to protect the issuer against changes in the sterling to dollar exchange rate following the closing date and the possible variance between a rate calculated by reference to sterling LIBOR for three-month sterling deposits and either (i) a USD-LIBOR based rate for one-month dollar deposits applicable to the series 1 class A issuer notes (and for the first interest period with respect to the series 1 class A issuer notes, the linear interpolation of the arithmetic mean of the USD-LIBOR based rate for one-month and two-month dollar deposits) or (ii) a USD-LIBOR based rate for three-month dollar deposits, applicable to the series 2 class A issuer notes (and for the first interest period, the linear interpolation of the arithmetic mean of the USD-LIBOR based rate for four-month and five-month dollar deposits), and to address the difference in periodicity between the interest payment dates in respect of the issuer intercompany loan, which occur quarterly, and the interest payment dates in respect of the series 1 class A issuer notes, which occur (i) monthly (except for the first interest period in respect of the series 1 class A issuer notes which will be the period from (and including) the closing date to (but excluding) the interest payment date falling in [January 2006]) until the occurrence of a trigger event or enforcement of the issuer security and (ii) quarterly on and following the interest payment date occurring immediately thereafter; and

       * issuer euro currency swap: to protect the issuer against changes in the sterling to euro exchange rate following the closing date and the possible variance between a rate calculated by reference to LIBOR for three-month sterling deposits and a EURIBOR based rate for three-month euro deposits (and for the first interest period, the linear interpolation of the arithmetic mean of the EURIBOR based rate for three-month and four-month euro deposits), applicable to the series 3 class A1 issuer notes.


THE FUNDING SWAP

    Some of the loans in the portfolio pay a variable rate of interest for a period of time which may either be linked to the mortgages trustee SVR or linked to an interest rate other than the mortgages trustee SVR, such as sterling LIBOR or a rate set by the Bank of England. Other loans pay a fixed rate of interest for a period of time. However, the interest rate payable by Funding with respect to the issuer term advances is calculated as a margin over sterling LIBOR for three-month sterling deposits. To provide a hedge against the possible variance between:

       (1) the mortgages trustee SVR payable on the variable rate loans, the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans; and

       (2)   a LIBOR based rate for three-month sterling deposits,

in relation to the previous issue by Holmes Financing (No. 1) PLC, Funding entered into a separate variable rate swap, tracker rate swap and fixed rate swap, all under the Funding swap agreement. At the time of the previous issue by Holmes Financing (No. 2) PLC, Funding entered into the Funding swap which:

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       *     replaced the variable rate swap, tracker rate swap and fixed rate swap relating to the previous issue by Holmes Financing (No. 1)
             PLC;

       * had a notional amount that is sized to hedge against these potential interest rate mismatches in relation to both the previous issues by both Holmes Financing (No. 1) PLC and Holmes Financing (No. 2) PLC; and

       * provided for the notional amount to be increased to hedge against similar potential interest rate mismatches in relation to new issues, including the previous issue by Holmes Financing (No. 3) PLC, the previous issue by Holmes Financing (No. 4) PLC, the previous issue by Holmes Financing (No. 5) PLC, the previous issue by Holmes Financing (No. 6) PLC, the previous issue by Holmes Financing (No. 7) PLC, the previous issue by Holmes Financing (No.
             8) PLC and this issue.

    When Funding entered into the Funding swap, all of the rights and obligations of Funding and the Funding swap provider under the variable rate swap, the tracker rate swap and the fixed rate swap ceased to exist and were replaced by the rights and obligations arising under the Funding swap.

    Under the Funding swap, on each distribution date, as defined in the glossary, the following amounts will be calculated in respect of the relevant distribution period:

       * as determined in respect of the corresponding interest period under the intercompany loans) plus a spread for the relevant distribution period, to the notional amount of the Funding swap as described later in this section (known as the "DISTRIBUTION PERIOD SWAP PROVIDER AMOUNT"); and

       * the amount produced by applying a rate equal to the weighted average of:

             (i) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Alliance & Leicester plc, Halifax plc, Lloyds TSB plc, HSBC Bank plc, National Westminster Bank Plc and Barclays Bank plc (and where those banks have more than one standard variable rate, the highest of those rates);

             (ii)the rates of interest payable on the tracker loans; and

             (iii) the rates of interest payable on the fixed rate loans (including those capped rate loans that are subject to the specified capped rate of interest),

             to the notional amount of the Funding swap (known as the "DISTRIBUTION PERIOD FUNDING AMOUNT").

    On each interest payment date the following amounts will be calculated:

       * the sum of each of the distribution period swap provider amounts calculated during the preceding interest period; and

       * the sum of each of the distribution period Funding amounts calculated during the preceding interest period.

    After these two amounts are calculated in relation to an interest payment date, the following payments will be made on that interest payment date:

       * if the first amount is greater than the second amount, then the Funding swap provider will pay the difference to Funding;

       * if the second amount is greater than the first amount, then Funding will pay the difference to the Funding swap provider; and

       * if the two amounts are equal, neither party will make a payment to the other.

    If a payment is to be made by the Funding swap provider, that payment will be included in the Funding available revenue receipts and will be applied on the relevant interest payment date according to the relevant order of priority of payments of Funding. If a payment is to be made by Funding, it will be made according to the relevant order of priority of payments of Funding.

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    The notional amount of the Funding swap in respect of a distribution period will be an amount in sterling equal to:

       * the aggregate principal amount outstanding of all intercompany loans during the relevant distribution period, less

       * the balance of the principal deficiency ledger attributable to all intercompany loans during the relevant distribution period, less

       * the amount of the principal receipts in the Funding GIC account attributable to all intercompany loans during the relevant distribution period.

    In the event that the Funding swap is terminated prior to the earlier to occur of the service of any issuer intercompany loan enforcement notice and final repayment of any intercompany loan, Funding shall enter into a new Funding swap on terms acceptable to the rating agencies, Funding and the security trustee and with a swap provider whom the rating agencies have previously confirmed in writing to Funding, the issuer and the security trustee will not cause the then current ratings of the previous notes or the issuer notes to be downgraded, withdrawn or qualified. If Funding is unable to enter into a new Funding swap on terms acceptable to the rating agencies, Funding and the security trustee, this may adversely affect amounts available to pay interest on the intercompany loans.


THE ISSUER DOLLAR CURRENCY SWAPS

    The series 1 issuer notes and the series 2 issuer notes will be denominated in dollars and investors will receive payments of interest and principal on those issuer notes in dollars. However, the issuer term advances to be made by the issuer to Funding and repayments of principal and payments of interest by Funding to the issuer under the issuer intercompany loan will be made in sterling. To hedge its currency exchange rate and interest rate exposure in respect of the dollar issuer notes, the issuer will enter into [one] issuer dollar currency swap relating to the series 1 issuer notes and [one] issuer dollar currency swap relating to the series 2 issuer notes with the issuer dollar currency swap providers.

    Under each issuer dollar currency swap the issuer will pay to the relevant issuer dollar currency swap provider:

       * on the closing date, an amount in dollars equal to the net proceeds of the issue of the series 1 issuer notes and the series 2 issuer notes, as applicable;

       * on each quarterly interest payment date and the series 1 class A interest payment date falling in December 2006, an amount in sterling equal to the dollar amount of principal payments to be made on the series 1 issuer notes and the series 2 issuer notes, as applicable, on that interest payment date, such dollar amount to be converted into sterling at the relevant issuer dollar currency swap rate; and

       * on each quarterly interest payment date and the series 1 class A interest payment date falling in December 2006, an amount in sterling based on (i) a rate calculated by reference to LIBOR for three-month sterling deposits applicable to interest payments under the issuer series 1 term AAA advance and the issuer series 2 term AAA advance and (ii) the principal amounts outstanding in dollars but converted into sterling at the relevant issuer dollar currency swap rate under the series 1 issuer notes and the series 2 issuer notes on the previous interest payment date.

    Under each issuer dollar currency swap, the relevant issuer dollar currency swap provider will pay to the issuer:

       * on the closing date, an amount in sterling equal to the net dollar proceeds of the issue of the series 1 issuer notes and the series 2 issuer notes, as applicable, such dollar proceeds to be converted into sterling at the relevant issuer dollar currency swap rate;

       * on each quarterly interest payment date and each series 1 class A interest payment date falling in december 2006, an amount in dollars equal to the amount of principal payments to be made on the series 1 issuer notes and the series 2 issuer notes, as applicable, on that date; and

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       *     on each quarterly interest payment date and each series 1 class A interest payment date, an amount in dollars equal to the interest to be paid in dollars on the series 1 issuer notes and the series 2 issuer notes, as applicable, on that date.

    As used herein, "ISSUER DOLLAR CURRENCY SWAP RATE" means the rate at which dollars are converted to sterling or, as the case may be, sterling is converted to dollars under the relevant issuer dollar currency swap.

      In the event that any issuer dollar currency swap is terminated prior to the earlier to occur of the service of an issuer note enforcement notice and the final redemption of the relevant class of the series 1 issuer notes or the series 2 issuer notes, as applicable, the issuer shall enter into a replacement issuer dollar currency swap in respect of that class and series of issuer notes to hedge against fluctuations in the exchange rate between dollars and sterling and/or the possible variance between a rate calculated by reference to sterling LIBOR for three-month sterling deposits and (i) USD-LIBOR for one-month dollar deposits in relation to the series 1 class A issuer notes (and for the first interest period with respect to the series 1 class A issuer notes, the linear interpolation of the arithuetic means of the USD-LIBOR based rate for one-month and two-month dollar deposits) or (ii) USD-LIBOR for three-month dollar deposits in relation to the series 2 issuer notes (and for the first interest period, the linear interpolation of the arithmetic mean of the USD-LIBOR based rate for four-month and five-month dollar deposits). Any replacement dollar currency swap must be entered into on terms acceptable to the rating agencies, the issuer and the issuer security trustee and with a replacement dollar currency swap provider whom the rating agencies have previously confirmed in writing to the issuer and the issuer security trustee will not cause the then current ratings of the issuer notes to be downgraded, withdrawn or qualified. If the issuer is unable to enter into any replacement dollar currency swap on terms acceptable to the rating agencies, the issuer and the security trustee this may adversely affect amounts available to pay amounts due under the issuer notes.


THE ISSUER EURO CURRENCY SWAP

    The series 3 class A1 issuer notes will be denominated in euro and investors will receive payments of interest and principal on those issuer notes in euro. However, the advances to be made by the issuer to Funding and repayments of principal and payments of interest by Funding to the issuer under the issuer intercompany loan will be made in sterling. To hedge its currency exchange rate and interest rate exposure in respect of these notes, the issuer will enter into an issuer euro currency swap relating to the series 3 class A1 issuer notes with the issuer euro currency swap provider.

    Under the issuer euro currency swap, the issuer will pay to the issuer euro currency swap provider:

       * on the closing date, an amount in euro equal to the net proceeds of the issue of the series 3 class A1 issuer notes;

       * on each interest payment date, an amount in sterling equal to the euro amount of principal payments to be made on the series 3 class A1 issuer notes on that interest payment date, such euro amount converted into sterling at the issuer euro currency swap rate; and

       * on each interest payment date, an amount in sterling based on a rate calculated by reference to LIBOR for three-month sterling deposits applicable to interest payments under the issuer series 3A1 term AAA advances.

    Under the issuer euro currency swap, the issuer euro currency swap provider will pay to the issuer:

       * on the closing date, an amount in sterling equal to the net euro proceeds of the issue of the series 3 class A1 issuer notes, such euro proceeds to be converted into sterling at the issuer euro currency swap rate;

       * on each interest payment date, an amount in euro equal to the amount of principal payments to be made on the series 3 class A1 issuer notes on that interest payment date; and

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       *     on each interest payment date, an amount in euro equal to the interest to be paid in euro on the series 3 class A1 issuer notes on that interest payment date.

    As defined herein, "ISSUER EURO CURRENCY SWAP RATE" means the rate at which euro are converted to sterling or, as the case may be, sterling is converted to euro under the issuer euro currency swap.

    In the event that the issuer euro currency swap is terminated prior to the earlier to occur of the service of an issuer note enforcement notice and the final redemption of the series 3 class A1 issuer notes, the issuer shall enter into a replacement issuer euro currency swap in respect of the series 3 class A1 issuer notes to hedge against fluctuations in the exchange rate between euro and sterling and/or the possible variance between a rate calculated by reference to sterling LIBOR for three-month sterling deposits and EURIBOR for three-month euro deposits in relation to the series 3 class A1 issuer notes (and for the first interest period, the linear interpolation of the arithmetic mean of the EURIBOR based rate for four-month and five-month euro deposits). Any replacement euro currency swap must be entered into on terms acceptable to the rating agencies, the issuer and the issuer security trustee and with a replacement euro currency swap provider whom the rating agencies have previously confirmed in writing to the issuer and the issuer security trustee will not cause the then current ratings of the issuer notes to be downgraded, withdrawn or qualified. If the issuer is unable to enter into a replacement euro currency swap on terms acceptable to the rating agencies, the issuer and the security trustee, this may adversely affect amounts available to pay amounts due under the issuer notes.


RATINGS DOWNGRADE OF SWAP PROVIDERS

    Under each of the swap agreements, in the event that the relevant rating(s) of a swap provider, or its respective guarantor, as applicable, is or are, as applicable, downgraded by a rating agency below the ratings specified in the relevant swap agreement (in accordance with the requirements of the rating agencies) for such swap provider, and, where applicable, as a result of the downgrade, the then current ratings of the previous notes or the issuer notes, in respect of the Funding swap, or the issuer notes corresponding to the relevant issuer swap, in respect of the relevant issuer swap, would or may, as applicable, be adversely affected, the relevant swap provider will, in accordance with the Funding swap or the relevant issuer swap, as applicable, be required to take certain remedial measures which may include providing collateral for its obligations under the relevant swap, arranging for its obligations under the relevant swap to be transferred to an entity with the rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency), procuring another entity with the rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency) to become co-obligor or guarantor in respect of its obligations under the relevant swap, or taking such other action as it may agree with the relevant rating agency.

    A failure by the relevant swap provider to take such steps will, in certain circumstances, allow Funding or the issuer, as applicable, to terminate the relevant swap.


SWAP COLLATERAL

    Any collateral posted by or on behalf of a swap provider (as set out above) will be placed by Funding or the issuer, as appropriate, in a collateral account in respect of such swap provider and such collateral, and any interest thereon, shall be maintained and applied in accordance with the terms of the relevant swap agreement.


TERMINATION OF THE SWAPS

       * The Funding swap will terminate on the date on which the aggregate principal amount outstanding under all intercompany loans is reduced to zero.

       * The series 1 class A issuer dollar currency swap will terminate on the earlier of the series 1 class A interest payment date falling in [December 2006] and the date on which all of the series 1 class A issuer notes are redeemed in full. The series 2 class A issuer

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             dollar currency swap will terminate on the earlier of the interest payment date falling in [July 2013] and the date on which all of the series 2 class A issuer notes are redeemed in full.

       * The series 3 class A1 issuer euro currency swap will terminate on the earlier of the interest payment date falling in [January 2021] and the date on which all of the series 3 class A1 issuer notes are redeemed in full.

    Any swap may also be terminated in, inter alia, any of the following circumstances, each referred to as a "SWAP EARLY TERMINATION EVENT":

       * at the option of one party to the swap, if there is a failure by the other party to pay any amounts due under that swap;

       * in respect of the issuer swaps, if an event of default under the issuer notes occurs and the issuer security trustee serves an issuer note enforcement notice;

       * in respect of the Funding swap, if an event of default under any intercompany loan occurs and the security trustee serves an intercompany loan enforcement notice;

       * upon the occurrence of certain insolvency events in respect of the relevant swap provider or its guarantor or the issuer or Funding, as appropriate and as set out in the relevant swap agreement, or the merger of the relevant swap provider without an assumption of the obligations under the relevant swap agreement, or if a change in law results in the obligations of one of the parties under a swap agreement becoming illegal, a breach of a provision of the swap agreement by the relevant swap provider is not remedied within the relevant grace period, a failure by the guarantor (if any) of the relevant swap provider under the swap agreement to comply with its obligations under such guarantee occurs, or a material misrepresentation is made by the relevant swap provider under the swap agreement;

       * if the issuer exercises its option to redeem all the issuer notes for tax and/or other reasons; and

       * if the relevant swap provider or its guarantor, as applicable, is downgraded and fails to comply with the requirements of the ratings downgrade provision contained in the relevant swap agreement as described above under "RATINGS DOWNGRADE OF SWAP PROVIDERS".

    Upon the occurrence of a swap early termination event, the issuer or the relevant issuer swap provider may be liable to make a termination payment to the other and/or Funding or the Funding swap provider may be liable to make a termination payment to the other. This termination payment will be calculated and made in sterling. The amount of any termination payment will be based on the market value of the terminated swap based on market quotations of the cost of entering into a swap with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties (or based upon loss in the event that no market quotation can be obtained). Any such termination payment could be substantial.

    If any issuer swap is terminated early and a termination payment is due by the issuer to the relevant issuer swap provider then, pursuant to its obligations under the issuer intercompany loan, Funding shall pay the issuer an amount equal to the termination payment due to the relevant issuer swap provider. Such payment will be made by Funding only after paying interest amounts due on the issuer term advances and after providing for any debit balance on the principal deficiency ledger and after paying or providing for items having a higher ranking in the relevant order of priority of payments. The issuer shall apply amounts received from Funding under the issuer intercompany loan in accordance with the issuer pre-enforcement revenue priority of payments or, as the case may be, the issuer post-enforcement priority of payments. The application by the issuer of termination payments due to an issuer swap provider may affect the funds available to pay amounts due to the noteholders (see further "RISK FACTORS -- YOU MAY BE SUBJECT TO RISKS RELATING TO EXCHANGE RATE ON THE ISSUER NOTES" and "RISK FACTORS -- YOU MAY BE SUBJECT TO RISKS RELATING TO INTEREST RATES ON THE ISSUER NOTES").

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    If the issuer and/or Funding receive a termination payment following the termination of the relevant swap, the issuer and/or Funding will apply such payment towards meeting the costs of entering into a replacement swap agreement on terms acceptable to the rating agencies, the issuer or Funding as appropriate and the issuer security trustee or the security trustee as appropriate, as described above.

    If the issuer receives a termination payment from an issuer dollar currency swap provider and/or issuer euro currency swap provider, then the issuer shall apply those funds towards meeting its costs in effecting currency exchanges at the spot rate of exchange until a replacement issuer dollar currency swap and/ or a replacement issuer euro currency swap is entered into and/or to acquire a replacement issuer dollar currency swap and/or a replacement issuer euro currency swap, as the case may be. Noteholders will not receive extra amounts (over and above interest and principal payable on the issuer notes) as a result of the issuer receiving a termination payment.


TRANSFER OF THE SWAPS

    Each of the issuer swap providers may, at its option, transfer its obligations under any of the issuer swaps to any other entity. Any such transfer is subject to certain conditions, including among other things (i) that the transferee has the ratings as required by the relevant rating agencies as specified in the relevant swap agreement, or the transferee's performance under the relevant issuer swap will be guaranteed by an entity with equivalent ratings, (ii) that the transfer must not cause an event of default or a swap early termination event under the relevant issuer swap agreement and (iii) if the transferee entity is located in a different country to both the issuer and the relevant issuer swap provider, that the rating agencies have confirmed that the transfer will not result in the then current rating of the relevant series and class of issuer notes being downgraded.


TAXATION

    Neither Funding nor the issuer is obliged under any of the swap agreements to gross up payments made by them if withholding taxes are imposed on payments made under the swap agreements.

    The Funding swap provider and each of the issuer swap providers are always obliged to gross up payments made by them to Funding or the issuer, as appropriate, if withholding taxes are imposed on payments made under the relevant swap agreements.


GOVERNING LAW

    The issuer swap agreements are governed by English law.

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              CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING

    The following section contains a summary of the material terms of the cash management agreement. The summary does not purport to be complete and is subject to the provisions of the cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

    Abbey was appointed on 26th July, 2000 by the mortgages trustee, Funding and the security trustee to provide cash management services in relation to:

       *     the mortgages trust; and

       *     Funding.


CASH MANAGEMENT SERVICES PROVIDED IN RELATION TO THE MORTGAGES TRUST

    The cash manager's duties in relation to the mortgages trust include but are not limited to:

       (A) determining the current shares of Funding and the seller in the trust property in accordance with the terms of the mortgages trust deed;

       (B) maintaining the following ledgers on behalf of the mortgages trustee:

             * the Funding share/seller share ledger, which records the current shares of the seller and Funding in the trust property;

             *   the losses ledger, which records losses on the loans;

             * the principal ledger, which records principal receipts on the loans received by the mortgages trustee and payments of principal from the mortgages trustee GIC account to Funding and the seller and any retained principal receipts; and

             * the revenue ledger, which records revenue receipts on the loans received by the mortgages trustee and payments of revenue receipts from the mortgages trustee GIC account to Funding and the seller;

       (C) distributing the mortgages trust available revenue receipts and the mortgages trustee principal receipts to Funding and the seller in accordance with the terms of the mortgages trust deed; and

       (D) providing the mortgages trustee, Funding, the security trustee and the rating agencies with a quarterly report in relation to the trust property.


CASH MANAGEMENT SERVICES TO BE PROVIDED TO FUNDING

    The cash manager's duties in relation to Funding include but are not limited to:

       (A) four business days before each interest payment date including the series 1 class A interest payment date falling in December 2006, determining:

             * the amount of Funding available revenue receipts to be applied to pay interest and fees in relation to the term advances on the following interest payment date; and

             * the amount of Funding available principal receipts to be applied to repay the term advances on the following interest payment date;

       (B)   maintaining the following ledgers on behalf of Funding:

             * the Funding principal ledger, which records the amount of principal receipts received by Funding on each distribution date;

             * the Funding revenue ledger, which records all other amounts received by Funding on each distribution date;

             * the first reserve ledger, which records the amount credited to the first reserve fund from parts of the proceeds of (i) the first start-up loan on 26th July, 2000, (ii) the second start-up loan on 29th November, 2000, (iii) the third start-up loan on 23rd May, 2001, (iv) the previous term BB advance on 5th July, 2001 under the

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                 intercompany loan made by Holmes Financing (No. 4) PLC, (v) the eighth start-up loan on 1st April, 2004, [(vi) the Funding reserve fund on or about the closing date] and (vii) withdrawals and deposits in respect of the first reserve fund;

             * the second reserve ledger, which records the amount credited to the second reserve fund from part of the proceeds of (i) the previous term BB advance on 5th July 2001 under the intercompany loan made by Holmes Financing (No. 4) PLC and (ii) withdrawals and deposits in respect of the second reserve fund;

             * the Funding reserve ledger, which records the amount credited to the Funding reserve fund from the excess Funding available revenue receipts up to the Funding reserve required amount after Funding has paid all of its obligations in respect of items ranking higher than item (S) of the Funding pre-enforcement revenue priority of payments on each interest payment date, and any subsequent withdrawals in respect of the Funding reserve fund;

             * the principal deficiency ledger, which records principal deficiencies arising from losses on the loans which have been allocated to Funding's share or the use of Funding's principal receipts to cover certain senior expenses (including interest on the term advances);

             * the intercompany loan ledger, which records payments of interest and repayments of principal made on each of the term advances under the intercompany loans;

             * the cash accumulation ledger, which records the amount accumulated by Funding to be set aside as series 1 term AAA cash amounts in the cash accumulation sub-ledger of the relevant issuer and/or to pay the amounts due on the several bullet term advances and/or, as applicable, the scheduled amortisation term advances; and

             * the Funding liquidity reserve ledger which records the amounts credited to the Funding liquidity reserve fund from Funding available revenue receipts and from Funding available principal receipts up to the Funding liquidity reserve required amount and drawings made under the Funding liquidity reserve fund;

       (C) investing sums standing to the credit of the Funding GIC account and any collateral account maintained by Funding in respect of the Funding swap provider in short-term authorised investments (as defined in the glossary) as determined by Funding, the cash manager and the security trustee;

       (D) making withdrawals from the first reserve fund, the second reserve fund and the Funding liquidity reserve fund as and when required;

       (E) applying the Funding available revenue receipts and Funding available principal receipts in accordance with the relevant order of priority of payments for Funding contained in the cash management agreement or, as applicable, the Funding deed of charge;

       (F) providing Funding, the issuer, the security trustee and the rating agencies with a quarterly report in relation to Funding; and

       (G) making all returns and filings in relation to Funding and the mortgages trustee and providing or procuring the provision of company secretarial and administration services to them.

    For the definitions of Funding available revenue receipts, Funding available principal receipts and the Funding priorities of payments, see "CASHFLOWS".


COMPENSATION OF CASH MANAGER

    The cash manager is paid a fee of [GBP]117,500 per annum for its services which is paid in four equal instalments quarterly in arrear on each interest payment date. The fee is inclusive of VAT. The fee is subject to adjustment if the applicable rate of VAT changes.

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    In addition, the cash manager is entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The cash manager is paid by Funding, prior to amounts due to the current issuers on the current term advances.


RESIGNATION OF CASH MANAGER

    The cash manager may resign only on giving 12 months' written notice to the security trustee, Funding and the mortgages trustee and if:

       * a substitute cash manager has been appointed and a new cash management agreement is entered into on terms satisfactory to the security trustee, the mortgages trustee and Funding; and

       * the ratings of the notes at that time would not be adversely affected as a result of that replacement (unless otherwise agreed by an extraordinary resolution of the noteholders of each class).


TERMINATION OF APPOINTMENT OF CASH MANAGER

    The security trustee may, upon written notice to the cash manager, terminate the cash manager's rights and obligations immediately if any of the following events occurs:

       * the cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

       * the cash manager fails to comply with any of its other obligations under the cash management agreement which in the opinion of the security trustee is materially prejudicial to the Funding secured creditors and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the security trustee; or

       * Abbey, while acting as the cash manager, suffers an insolvency event.

    If the appointment of the cash manager is terminated or it resigns, the cash manager must deliver its books of account relating to the loans to or at the direction of the mortgages trustee, Funding or the security trustee, as the case may be. The cash management agreement will terminate automatically when Funding has no further interest in the trust property and the current intercompany loans and all new intercompany loans (if any) have been repaid or otherwise discharged.


GOVERNING LAW

    The cash management agreement is governed by English law.

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                         CASH MANAGEMENT FOR THE ISSUER

    The following section contains a summary of the material terms of the issuer cash management agreement. The summary does not purport to be complete and is subject to the provisions of the issuer cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

    Abbey will be appointed on the closing date by the issuer and the issuer security trustee to provide cash management services to the issuer.


CASH MANAGEMENT SERVICES TO BE PROVIDED TO THE ISSUER

    The issuer cash manager's duties will include but are not limited to:

       (A) four business days before each interest payment date including the series 1 Class A interest payment date falling in December 2006, determining:

             * the amount of issuer revenue receipts to be applied to pay interest on the issuer notes on the following interest payment date and to pay amounts due to other creditors of the issuer; and

             * the amount of issuer principal receipts to be applied to repay the issuer notes on the following interest payment date;

       (B) applying issuer revenue receipts and issuer principal receipts in accordance with the relevant order of priority of payments for the issuer set out in the issuer cash management agreement or, as applicable, the issuer deed of charge;

       (C) providing the issuer, Funding, the issuer security trustee and the rating agencies with quarterly reports in relation to the issuer;

       (D) making all returns and filings required to be made by the issuer and providing or procuring the provision of company secretarial and administration services to the issuer;

       (E) arranging payment of all fees to the London Stock Exchange or, as applicable, the UK Listing Authority or, as applicable, the FSA;

       (F) if necessary, performing all currency and interest rate conversions (whether it be a conversion from sterling to dollars or vice versa, sterling to euro or vice versa, or floating rates of interest to fixed rates of interest or vice versa) free of charge, cost or expense at the relevant exchange rate; and

       (G) investing sums standing to the credit of any collateral account maintained by the issuer in respect of an issuer swap provider in short-term authorised investments.


ISSUER'S BANK ACCOUNTS

    On the closing date, the issuer will maintain a sterling bank account in its name with Abbey at 21 Prescot Street, London E1 8AD and a euro account and a dollar account in its name with Citibank, N.A., London Branch at Citigroup Centre, Canada Square, London, E14 5LB (together the "ISSUER TRANSACTION ACCOUNTS"). The issuer may, with the prior written consent of the issuer security trustee, open additional or replacement bank accounts.

    The account referred to above (and any collateral account maintained by the issuer as described in "CREDIT STRUCTURE -- RATINGS DOWNGRADE OF SWAP PROVIDERS") may be required to be transferred to an alternative bank in certain circumstances including if the short-term, unguaranteed and unsecured ratings ascribed to the issuer account bank fall below A-1+ (or in the circumstances described below, A-1) by Standard & Poor's, F1 by Fitch and P-1 by Moody's. So long as the relevant deposit amount is less than 30 per cent. of the amount of the Funding share in the trust property, then the short-term, unguaranteed and unsecured rating required to be ascribed to the issuer account bank by Standard & Poor's shall be at least A-1. Such a transfer is not required despite such a downgrade if the account bank (i) procures that an entity with the required rating becomes a co-obligor in respect of the obligations of the account bank;
(ii) procures that an entity with the required rating provides a guarantee of the obligations of the account bank; or (iii) takes such other actions to ensure that the rating assigned to the notes is not adversely affected by the

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ratings downgrade, in each case provided that the then current ratings of the notes shall not be adversely affected by each or any of the above actions.


COMPENSATION OF ISSUER CASH MANAGER

    The issuer cash manager will be paid a fee of [GBP]117,500 per annum for its services which will be paid in four equal instalments quarterly in arrear on each interest payment date. The fee is inclusive of VAT. The fees will be subject to adjustment if the applicable rate of VAT changes.

    In addition, the issuer cash manager will be entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The issuer cash manager will be paid by the issuer prior to amounts due on the issuer notes.


RESIGNATION OF ISSUER CASH MANAGER

    The issuer cash manager may resign only on giving 12 months' written notice to the issuer security trustee and the issuer and if:

       * a substitute issuer cash manager has been appointed and a new issuer cash management agreement is entered into on terms satisfactory to the issuer security trustee and the issuer; and

       * the ratings of the issuer notes at that time would not be adversely affected as a result of that replacement.


TERMINATION OF APPOINTMENT OF ISSUER CASH MANAGER

    The issuer security trustee may, upon written notice to the issuer cash manager, terminate the issuer cash manager's rights and obligations immediately if any of the following events occurs:

       * the issuer cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

       * the issuer cash manager fails to comply with any of its other obligations under the issuer cash management agreement which in the opinion of the issuer security trustee is materially prejudicial to the noteholders and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the issuer security trustee; or

       *     the issuer cash manager suffers an insolvency event.

    If the appointment of the issuer cash manager is terminated or it resigns, the issuer cash manager must deliver its books of account relating to the issuer notes to or at the direction of the issuer security trustee. The issuer cash management agreement will terminate automatically when the issuer notes have been fully redeemed.


GOVERNING LAW

    The issuer cash management agreement will be governed by English law.

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                      DESCRIPTION OF THE ISSUER TRUST DEED

GENERAL

    The principal agreement governing the issuer notes will be the trust deed dated on or about the closing date and made between the issuer and the note trustee (the "ISSUER TRUST DEED"). The issuer trust deed has five primary functions. It:

       *     constitutes the issuer notes;

       * sets out the covenants of the issuer in relation to the issuer notes;

       * sets out the enforcement and post-enforcement procedures relating to the issuer notes;

       * contains provisions necessary to comply with the US Trust Indenture Act of 1939, as amended; and

       * sets out the appointment, powers and responsibilities of the note trustee.

    The following section contains a summary of the material terms of the issuer trust deed. The summary does not purport to be complete and is subject to the provisions of the issuer trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

    The issuer trust deed sets out the form of the global issuer notes and the definitive issuer notes. It also sets out the terms and conditions, and the conditions for the issue of definitive issuer notes and/or the cancellation of any issuer notes. It stipulates, among other things, that the paying agents, the registrar, the transfer agent and the agent bank will be appointed. The detailed provisions regulating these appointments are contained in the issuer paying agent and agent bank agreement.

    The issuer trust deed also contains covenants made by the issuer in favour of the note trustee and the noteholders. The main covenants are that the issuer will pay interest and repay principal on each of the issuer notes when due. Covenants are included to ensure that the issuer remains insolvency-remote, and to give the note trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the noteholders. Some of the covenants also appear in the terms and conditions of the issuer notes (see "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES"). The issuer also covenants that it will do all things necessary to maintain the listing of the issuer notes on the official list of the UK Listing Authority and to maintain the trading of those issuer notes on the London Stock Exchange and to keep in place a common depositary, paying agents and an agent bank.

    The issuer trust deed also sets out the terms on which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the issuer trust deed. The issuer trust deed also sets out the circumstances in which the note trustee may resign or retire.

    The issuer trust deed includes certain provisions mandated by the US Trust Indenture Act of 1939, as amended. Generally, these provisions outline the duties, rights and responsibilities of the note trustee and the issuer and the rights of the noteholders. Specifically these include, but are not limited to:

       (a)   maintenance of a noteholder list by the note trustee;

       (b) provision of financial statements and other information by the issuer to the note trustee;

       (c) ability of noteholders to waive certain past defaults of the issuer;

       (d) duty of the note trustee to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;

       (e) duty of the note trustee to notify all noteholders of any events of default of which it has actual knowledge; and

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       (f)   right of the note trustee to resign at any time by notifying the issuer in writing, and the ability of the issuer to remove the note trustee under certain circumstances.


TRUST INDENTURE ACT PREVAILS

    The issuer trust deed contains a provision that, if any other provision of the issuer trust deed limits, qualifies or conflicts with another provision which is required to be included in the issuer trust deed by, and is not subject to contractual waiver under, the US Trust Indenture Act of 1939, as amended, then the required provision of that Act will prevail.


GOVERNING LAW

    The issuer trust deed will be governed by English law.

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                  THE ISSUER NOTES AND THE GLOBAL ISSUER NOTES

    The issue of the issuer notes will be authorised by a resolution of the board of directors of the issuer passed prior to the closing date. The issuer notes will be constituted by an issuer trust deed to be dated the closing date, between the issuer and the note trustee, as trustee for, among others, the holders for the time being of the issuer notes. While the material terms of the issuer notes and the global notes are described in this prospectus, the statements set out in this section with regard to the issuer notes and the global issuer notes are subject to the detailed provisions of the issuer trust deed. The issuer trust deed will include the form of the global issuer notes and the form of definitive issuer notes. The issuer trust deed includes provisions which enable it to be modified or supplemented and any reference to the issuer trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

    An issuer paying agent and agent bank agreement between the issuer, the note trustee, JPMorgan Chase Bank, N.A., London Branch, as principal paying agent, the US paying agent, the registrar, the transfer agent and the agent bank regulates how payments will be made on the issuer notes and how determinations and notifications will be made. They will be dated as of the closing date and the parties will include, on an ongoing basis, any successor party appointed in accordance with its terms.

    Each class of each series of issuer notes will be represented initially by a global issuer note in registered form without interest coupons attached. The series 1 issuer notes and the series 2 issuer notes will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the United States Securities and Exchange Commission. The series 3 issuer notes and the series 4 issuer notes will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S under the Securities Act. The global issuer notes representing the issuer notes offered by this prospectus (the "OFFERED GLOBAL ISSUER NOTES") will be deposited on behalf of the beneficial owners of the issuer notes with JPMorgan Chase Bank, N.A., New York Branch, as the custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company -- called "DTC". On confirmation from the custodian that it holds the global issuer notes, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the issuer notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant global issuer notes.

    The global issuer notes representing the issuer notes other than those represented by the offered global issuer notes (the "REG S GLOBAL ISSUER NOTES") will be deposited on behalf of the beneficial owners of those issuer notes with, and registered in the name of a nominee of, JPMorgan Chase Bank, N.A., London Branch, as common depositary for Clearstream, Luxembourg and Euroclear. On confirmation from the common depositary that it holds the Reg S global issuer notes, Clearstream, Luxembourg or Euroclear, as the case may be, will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the issuer notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant global issuer notes.

    The amount of issuer notes represented by each global issuer note is evidenced by the register maintained for that purpose by the registrar. Together, the issuer notes represented by the global issuer notes and any outstanding definitive issuer notes will equal the aggregate principal amount of the issuer notes outstanding at any time. However, except as described under " -- DEFINITIVE ISSUER NOTES", definitive certificates representing individual issuer notes shall not be issued.

    Beneficial owners may hold their interests in the global issuer notes only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or indirectly through organisations that are participants in any of those systems. Ownership of these beneficial interests in a global issuer note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their participants) and the records of their participants (with respect to interests of persons other than their participants). By contrast, ownership of direct interests in a global issuer note will be shown

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on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of issuer notes, beneficial owners of issuer notes may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those issuer notes. The issuer expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of issuer notes only at the direction of one or more participants to whose account the interests in a global issuer note is credited and only in respect of that portion of the aggregate principal amount of issuer notes as to which that participant or those participants has or have given that direction.

    Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the issuer trust deed and the issuer paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, One Canada Square, London E14 5AL and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the Listing Rules made by the UK Listing Authority, the issuer will maintain a paying agent in the United Kingdom until the date on which the issuer notes are finally redeemed.


PAYMENT

    Principal and interest payments on the offered global issuer notes will be made via the paying agents to DTC or its nominee, as the registered holder of the offered global issuer notes. DTC's practice is to credit its participants' accounts on the applicable interest payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that interest payment date.

    Payments by DTC, Clearstream, Luxembourg and Euroclear participants to the beneficial owners of issuer notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in "STREET NAME". These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant and not of DTC, Clearstream, Luxembourg, Euroclear, any paying agent, the note trustee or the issuer. Neither the issuer, the note trustee nor any paying agent will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global issuer notes or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.


CLEARANCE AND SETTLEMENT

THE CLEARING SYSTEMS

    DTC

    DTC has advised us and the underwriters that it intends to follow the following procedures:

    DTC will act as securities depository for the offered global issuer notes. The offered global issuer notes will be issued as securities registered in the name of Cede & Co. (DTC's nominee).

    DTC has advised us that it is a:

       *     limited-purpose trust company organised under the New York Banking
             Law;

       *     "BANKING ORGANISATION" within the meaning of the New York Banking
             Law;

       *     member of the Federal Reserve System;

       * "CLEARING CORPORATION" within the meaning of the New York Uniform Commercial Code; and

       * "CLEARING AGENCY" registered under the provisions of Section 17A of the Exchange Act.

    DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for

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physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organisations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

    Transfers between participants on the DTC system will occur under DTC rules.

    Purchases of issuer notes under the DTC system must be made by or through DTC participants, which will receive a credit for the issuer notes on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the offered global issuer notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in issuer notes unless use of the book-entry system for the issuer notes described in this section is discontinued.

    To facilitate subsequent transfers, all the offered global issuer notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these offered global issuer notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the ultimate beneficial owners of the issuer notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the issuer notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

    Redemption notices for the offered global issuer notes will be sent to DTC. If less than all of those offered global issuer notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those offered global issuer notes to be redeemed.

    Neither DTC nor Cede & Co. will consent or vote on behalf of the offered global issuer notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuer as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co. to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

    The issuer understands that under existing industry practices, when the issuer requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the issuer trust deed, DTC generally will give or take that action, or authorise the relevant participants to give or take that action, and those participants would authorise beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the issuer believes to be reliable, but the issuer takes no responsibility for the accuracy thereof.

CLEARSTREAM, LUXEMBOURG AND EUROCLEAR

    Clearstream, Luxembourg and Euroclear each hold securities for their participating organisations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg and

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Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars.

    Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

    The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. The Euroclear system is operated by Euroclear Bank S.A./N.V., a Belgian banking institution (the "EUROCLEAR OPERATOR"), under licence from Euroclear plc, an English public limited company. All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The board of the Euroclear operator establishes policy for the Euroclear system in accordance with the terms of its licence from Euroclear plc.

    Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system, both as may be amended by the Euroclear operator, from time to time. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    As the holders of book-entry interests, beneficial owners will not have the right under the issuer trust deed to act on solicitations by the issuer for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the issuer trust deed.

    No beneficial owner of an interest in a global issuer note will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the issuer trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. Transfers between participants in Clearstream, Luxembourg and participants in the Euroclear system will occur under their rules and operating procedures.

    The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in the Reg S global issuer notes.


GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

INITIAL SETTLEMENT

    The offered global issuer notes will be delivered at initial settlement to JPMorgan Chase Bank, N.A., New York Branch, as custodian for DTC, and the Reg S global issuer notes will be

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delivered to JPMorgan Chase Bank, N.A., London Branch, as common depositary for
Clearstream, Luxembourg and Euroclear. Customary settlement procedures will be followed for participants of each system at initial settlement. Issuer notes will be credited to investors' securities accounts on the settlement date against payment in same-day funds.

SECONDARY TRADING

    Secondary market sales of book-entry interests in issuer notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time. None of the issuer, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described herein.

DEFINITIVE ISSUER NOTES

    Beneficial owners of issuer notes will only be entitled to receive definitive issuer notes under the following limited circumstances:

       * as a result of a change in UK law, the issuer or any paying agent is or will be required to make any deduction or withholding on account of tax from any payment on the issuer notes that would not be required if the issuer notes were in definitive form;

       * in the case of the offered global issuer notes, DTC notifies the issuer that it is unwilling or unable to hold the offered global issuer notes or is unwilling or unable to continue as, or has ceased to be, a clearing agency under the Exchange Act, and, in each case, the issuer cannot appoint a successor within 90 days; or

       * in the case of the Reg S global issuer notes, Clearstream, Luxembourg and Euroclear are closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announce an intention to cease business permanently or do in fact do so and no alternative clearing system satisfactory to the issuer note trustee is available.

    In no event will definitive issuer notes in bearer form be issued. Any definitive issuer notes will be issued in registered form in denominations of $100,000 principal amount and increments of $1,000 thereafter, in the case of definitive issuer notes representing the series 1 issuer notes and the series 2 issuer notes, [e]100,000 and increments of [e]1,000 thereafter, in the case of definitive issuer notes representing the series 3 class A1 issuer notes, and [GBP]100,000 and increments of [GBP]1,000 thereafter, in the case of definitive issuer notes representing the series 3 class A2 and series 4 class A issuer notes and, in each case, integral multiples thereof. Any definitive issuer notes will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuer, the note trustee and any paying agent shall be entitled to treat the person in whose names any definitive issuer notes is registered as the absolute owner thereof. The issuer paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the issuer notes and other provisions customary for a registered debt security.

    Any person receiving definitive issuer notes will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the issuer. No service charge will be made for any registration of transfer or exchange of any definitive issuer notes.

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                TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES

    The following is a summary of the material terms and conditions of the series 1 issuer notes and the series 2 issuer notes (the "OFFERED ISSUER NOTES"), numbered 1 to 15. This summary does not need to be read with the actual terms and conditions of the issuer notes in order to learn all the material terms and conditions of the offered issuer notes. The complete terms and conditions of the issuer notes are set out in the issuer trust deed, a form of which has been filed as an exhibit to the registration statement.

    The issuer notes are the subject of the following documents:

       * an issuer trust deed dated the closing date between the issuer and the note trustee;

       * an issuer paying agent and agent bank agreement dated the closing date between the issuer, the principal paying agent and the agent bank, the US paying agent, the registrar, the transfer agent and the note trustee;

       * an issuer deed of charge dated the closing date between the issuer, the note trustee, the issuer security trustee, the issuer swap providers and certain other parties;

       * the issuer dollar currency swap agreements dated the closing date between the issuer, the issuer dollar currency swap providers and the issuer security trustee; and

       * the issuer euro currency swap agreement dated the closing date between the issuer, the issuer euro currency swap provider and the issuer security trustee.

    When we refer to the parties to these documents, the reference includes any successor to that party validly appointed.

    Initially the parties will be as follows:

       *     Holmes Financing (No. 9) PLC as issuer;

       *     JPMorgan Chase Bank, N.A., London Branch as security trustee;

       * The Bank of New York, London Branch as issuer security trustee and note trustee;

       * JPMorgan Chase Bank, N.A., London Branch as principal paying agent and agent bank;

       *     J.P. Morgan Bank Luxembourg S.A. as registrar and transfer agent;

       *     JP Morgan Chase Bank, N.A., New York Branch as US Paying Agent;

       * [__] as issuer dollar currency swap provider in respect of the series 1 issuer notes;

       * [__] as issuer dollar currency swap provider in respect of the series 2 issuer notes; and

       * [__] as issuer euro currency swap provider in respect of the series 3 class A1 issuer notes.

    The noteholders are bound by and deemed to have notice of all of the provisions of the issuer trust deed, the issuer deed of charge, the issuer intercompany loan agreement, the Funding deed of charge, the issuer cash management agreement, the issuer paying agent, the agent bank agreement and the issuer dollar currency swap agreements, the issuer euro currency swap agreement and the issuer interest rate swap agreement, which are applicable to them. Noteholders can view copies of those documents at the specified office of any of the paying agents after the closing date.

    There is no English law which prohibits US residents from holding issuer notes due solely to their residence outside the UK.

    There are no UK governmental laws or regulations other than in relation to withholding tax, as described in "UNITED KINGDOM TAXATION -- WITHHOLDING TAX", that restrict payments made to non-UK resident noteholders.


1.  FORM, DENOMINATION AND TITLE

    The offered issuer notes are being offered and sold to the public in the United States and to institutional investors outside the United States.

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    The offered issuer notes are initially in global registered form, without coupons attached. Transfers and exchanges of beneficial interests in global offered issuer notes are made in accordance with the rules and procedures of DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.

    A global note will be exchanged for offered issuer notes in definitive registered form only under limited circumstances. The denominations of any offered issuer notes in definitive form will be $100,000 each and increments of $1,000 thereafter. If the offered issuer notes in definitive form are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global offered issuer notes and in registered form only.

    Title to the global offered issuer notes or to any definitive issuer notes will pass on registration in the register maintained by the registrar. The registered holder of any global offered issuer note is the absolute owner of that note. Definitive offered issuer notes may be transferred in whole upon surrender of the note and completion of the relevant form of transfer. The offered issuer notes are not issuable in bearer form.


2.  STATUS, SECURITY AND PRIORITY

    The class A issuer notes are direct, secured and unconditional obligations of the issuer and are all secured by the same security.

    Without prejudice to the repayment provisions described in number 5 (and except if a non-asset trigger event occurs or if, prior to enforcement of the issuer security, amounts are due and payable in respect of more than one series of the class A issuer notes), the class A issuer notes rank, irrespective of series, without preference or priority among themselves.

    The note trustee and the issuer security trustee are required to have regard to the interests of all classes of noteholders equally.

    The issuer security trustee and the note trustee are entitled to assume that any exercise by it or them of any power, discretion or duty under the issuer transaction documents will not be materially prejudicial to the interests of the noteholders if the rating agencies have confirmed that the current ratings of the issuer notes will not be adversely affected by that exercise.

    The security for the payment of amounts due under the issuer notes is created by the issuer deed of charge. The security is created in favour of the issuer security trustee who will hold it on behalf of the noteholders and on behalf of other secured creditors of the issuer. The security consists of the following:

       (1) an assignment and charge by way of first fixed security of the issuer's rights under the issuer transaction documents to which it is a party, including the issuer intercompany loan agreement, the Funding deed of charge, the issuer dollar currency swap agreements, the issuer euro currency swap agreement, the issuer interest rate swap agreement, the issuer paying agent and agent bank agreement, the issuer subscription agreement, the issuer underwriting agreement, the issuer corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the issuer trust deed;

       (2) a charge by way of first fixed charge (which may take effect as a floating charge) over the issuer's right, title and interest and benefit in the issuer transaction accounts and any amounts deposited in it;

       (3) a charge by way of first fixed charge (which may take effect as a floating charge) over the issuer's right, title, interest and benefit in all issuer authorised investments made by or on behalf of the issuer, including all monies and income payable under them; and

       (4) a first ranking floating charge over the issuer's business and assets not already charged under (1), (2) or (3) (but extending over any of its assets located in Scotland or governed by Scots law).

    The security is described in detail in the issuer deed of charge which is described under the heading "SECURITY FOR THE ISSUER'S OBLIGATIONS" in this prospectus. The issuer deed of charge

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also sets out how money is to be distributed between the secured parties if the security is enforced. The security becomes enforceable when an issuer note event of default occurs, as described in number 9. If an issuer note event of default occurs, the redemption of the issuer notes will be accelerated, as described in number 10.


3.  COVENANTS

    If any issuer note is outstanding, the issuer will not, unless it is permitted by the terms of the issuer transaction documents or with the written consent of the issuer security trustee:

       * create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest on the whole or any part of its present or future assets or undertakings;

       * sell, dispose of or grant any option or right to acquire any of its assets or undertakings or any interest or benefit in its assets or undertakings;

       * permit any other person, except for the issuer security trustee, to have any equitable or beneficial interest in any of its assets or undertakings;

       * have an interest in any bank account other than the bank accounts maintained pursuant to the issuer transaction documents;

       * carry on any business other than as described in this prospectus relating to the issue of the issuer notes, the making of the issuer intercompany loan and the related activities, as described in this prospectus;

       * incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness;

       * consolidate with or merge with any person or transfer substantially all of its properties or assets to any person;

       * waive or consent to the modification or waiver of any of the obligations relating to the issuer security;

       *     have any employees, premises or subsidiaries;

       * pay any dividend or make any other distributions to its shareholders or issue any further shares;

       *     purchase or otherwise acquire any issuer notes; or

       * engage in any activities in the US (directly or through agents), or derive any income from US sources as determined under US income tax principles, or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business in the US as determined under US income tax principles.


4.  INTEREST

    Each offered issuer note bears interest on its principal amount outstanding from, and including, the closing date. Interest will stop accruing on any part of the principal amount outstanding of an offered issuer note from the date it is due for redemption unless, when it is presented, payment of principal is improperly withheld or refused. If this happens it will continue to bear interest in accordance with this condition, both before and after any judgment is given, until whichever is the earlier of the following:

       * the day on which all sums due in respect of that offered issuer note, up to that day, are paid; and

       * the day which is seven days after the principal paying agent or the US paying agent has notified the relevant class of noteholders, either in accordance with number 14 or individually, that the payment will be made, provided that subsequently payment is in fact made.

    Interest on the series 1 class A issuer notes will be paid monthly in arrear on each applicable interest payment date starting from the interest payment date falling in [January 2006]. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in

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[15th December 2006], interest on the series 1 class A issuer notes will be payable in arrear on the relevant interest payment dates falling in April, July, October 2006 and on 15th December, as applicable.

    Interest on the offered issuer notes, other than the series 1 class A issuer notes, will be paid quarterly in arrear on each quarterly interest payment date.

    Each period beginning on, and including, the closing date or any interest payment date and ending on, but excluding, the next interest payment date is called an interest period, except that for the series 1 class A issuer notes, prior to the interest payment date falling in [December 2006] and provided that there has been no trigger event or enforcement of the issuer security up to that interest payment date, an interest period is the period from (and including) the 15th day of a month (or if such a day is not a business day, the next succeeding business day) to (but excluding) the 15th day of the next following month (or if such a day is not a business day the next succeeding business day) up to 15th November 2006 and from (and including) 15th November 2006 (or if such a day is not a business day the next succeeding business day) to (but excluding) 15th December 2006 (or if such a day is not a business day the next succeeding business day). The first interest payment date for the series 1 class A issuer notes will be 17th January 2006 for the interest period from and including the closing date to but excluding [17th January 2006]. The first interest payment date for the offered issuer notes (other than the series 1 class A issuer notes) will be [18th April 2006], for the interest period from and including the closing date to but excluding [18th April 2006].

    Payments of interest due on an interest payment date in respect of the class A issuer notes will not be deferred.

    The rate of interest for each interest period for the:

       * series 1 class A issuer notes will be the sum of one-month USD-LIBOR less a margin of [__] per cent. per annum; and

       * series 2 class A issuer notes will be the sum of three-month USD-LIBOR plus a margin of [__] per cent. per annum.

    "USD-LIBOR" means the London Interbank Offer Rate for dollar deposits, as determined by the agent bank on the following basis:

       (1) on the interest determination date for each class of the offered issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for US dollar deposits for the relevant interest period.

             This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Moneyline Telerate Screen No. 3750 stops providing these quotations, the replacement service, if any, for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

             In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date. This is called the "SCREEN RATE" for the respective classes of the offered issuer notes.

             The "INTEREST DETERMINATION DATE" means the second London business day before the first day of an interest period;

       (2) if, on any interest determination date, the screen rate is unavailable, the agent bank will:

             * request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for US dollar deposits of the equivalent amount and for the relevant interest period, in the London inter-bank market as at or about 11.00 a.m. (London time); and

             * calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

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       (3)   if, on any interest determination date, the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

       (4) if, on any interest determination date, fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide those quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable.

    The agent bank will, as soon as practicable after 11.00 a.m. (London time) on each interest determination date, calculate the amount of interest payable on each offered note for that interest period. The amount of interest will be calculated by applying the rate of interest for that interest period to the principal amount outstanding of that note as at the interest determination date and multiplying the product by the actual number of days in that interest period divided by 360, in each case rounding to the nearest U.S. dollars 0.01, half a cent being rounded upwards. For these purposes, in the case of the series 1 class A issuer notes, following the occurrence of a trigger event or enforcement of the issuer security, the principal amount outstanding will include any amount of interest which would otherwise be payable on a monthly interest payment date, which will not then fall due but will instead be deferred until the next monthly interest payment date and will itself accrue interest at the rate of interest applicable to subsequent interest periods in respect of the series 1 class A issuer notes until the next quarterly interest payment date.

    The rates and amounts determined by the agent bank will be notified to the issuer, the issuer cash manager, the note trustee and the paying agents. The agent bank will also notify those rates and amounts to each stock exchange and listing authority on which the issuer notes are admitted to trading or listed and to the relevant class of noteholders in accordance with number 14 as soon as possible.

    If the agent bank fails to make a required determination or calculation as described, the note trustee will make the determination or calculation as it shall deem fair and reasonable or as described in this number 4. If this happens, the determination or calculation will be deemed to have been made by the agent bank.

    The issuer, the issuer cash manager, the note trustee, the reference banks, the agent bank and the noteholders will be bound by the determinations properly made.

    The agent bank will ensure that there will be four reference banks and an agent bank while there are issuer notes outstanding.


5.  REDEMPTION, PURCHASE AND CANCELLATION

(A) FINAL REDEMPTION

    If the offered issuer notes have not previously been redeemed in full as described in this number 5, the issuer will redeem the issuer notes at their then principal amount outstanding together with all accrued interest on the final maturity date in respect of each class of issuer notes.

(B) MANDATORY REDEMPTION

    Subject as provided in the next paragraphs, the series 1 class A issuer notes will be redeemed on the interest payment date falling in [December 2006] in an amount corresponding to the amount (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 1 term AAA advance of the issuer intercompany loan and the series 2 class A issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 2 term AAA advance of the issuer intercompany loan. The series 1 class A issuer notes may also be redeemed from the amounts available standing to the credit of the first reserve fund on the relevant interest payment date.

    If on an interest payment date, prior to enforcement of the issuer security or the occurrence of an asset trigger event, amounts are outstanding under more than one series of the class A

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issuer notes, then the issuer will apply issuer principal receipts to repay, as the case may be, in no order of priority between them, but in proportion to the amounts due on the series 1 class A issuer notes prior to making payments of principal on the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes.

(C) NOTE PRINCIPAL PAYMENTS, PRINCIPAL AMOUNT OUTSTANDING AND POOL FACTOR

    Four business days prior to each interest payment date (the "NOTE DETERMINATION DATE"), the issuer or the agent bank will determine the following:

       * the amount of each principal payment payable on each offered note, called the "NOTE PRINCIPAL PAYMENT";

       * the principal amount outstanding of each offered note on the note determination date, which is the principal amount outstanding of that offered note as at the closing date less the aggregate of all note principal payments that have been paid in respect of that note; and

       * the fraction, or pool factor, obtained by dividing the principal amount outstanding of each offered note by the original principal amount outstanding of each note.

    The issuer will notify the amounts and dates determined to the agent bank, paying agents, note trustee, registrar and each stock exchange on which the issuer notes are listed and shall publish those amounts and dates in accordance with number 14 as soon as possible after these parties have been notified.

    If the issuer or agent bank fails to make a determination as described, the note trustee will calculate the note principal payment, principal amount outstanding and pool factor as described in this sub-section (C), and each of these determinations or calculations will be deemed to have been made by the issuer. If this happens, the issuer, the agent bank and the noteholders will be bound by the determinations made.

(D) OPTIONAL REDEMPTION IN FULL

    The issuer may by giving not less than 30 and not more than 60 days' prior notice to the note trustee, the noteholders and the relevant issuer swap provider redeem all (but not some only) of the issuer notes specified in the following bulleted list at the principal amount outstanding together with any accrued interest on the following dates:

       * all of the issuer notes (other than the series 1 issuer notes) on any interest payment date falling in or after [October 2010];

       * the series 1 issuer notes on any interest payment date on which the aggregate principal amount of the series 1 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 1 issuer notes as at the closing date; or

       * the series 2 issuer notes on any interest payment date on which the aggregate principal amount of the series 2 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 2 issuer notes as at the closing date.

    The issuer may only redeem the offered issuer notes as described in this sub-section if the issuer has provided to the note trustee a certificate to the effect that it will have funds available to it to make the required payment on the interest payment date.

(E) OPTIONAL REDEMPTION FOR TAX AND OTHER REASONS

    If the issuer satisfies the note trustee that on the next interest payment date either:

       * the issuer would be required to withhold or deduct from amounts due on the issuer notes any amount on account of any present or future taxes or duties or governmental charges; or

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       *     Funding would be required to withhold or deduct from amounts due on the issuer intercompany loan any amount on account of any present or future taxes or duties or governmental charges,

then the issuer will use reasonable endeavours to arrange the substitution of a company incorporated in another jurisdiction and approved by the note trustee in order to avoid such a situation, provided that the issuer will not be required to do so if that would require registration of any new security under US securities laws or materially increase the disclosure requirements under US law or the costs of issuance.

    If the issuer is unable to arrange a substitution as described in this sub-section, then the issuer may by giving not less than 30 and not more than 60 days' prior notice to the note trustee, the noteholders and the relevant issuer swap provider redeem all (but not some only) of the issuer notes at the principal amount outstanding together with any accrued interest on the next following interest payment date. The issuer may only redeem the issuer notes as described in the preceding sentence if the note trustee is satisfied that the issuer will have funds available to it to make the required payment on the interest payment date.

    If, at any time, the issuer has delivered a certificate to Funding, the security trustee and the rating agencies to the effect that it would be unlawful to make, fund or allow to remain outstanding an issuer term advance made or to be made by it under the issuer intercompany loan agreement and stating that the issuer requires Funding to prepay the term advance, the issuer may, by giving not less than 30 (or such shorter period as may be required by any relevant law) and not more than 60 days' prior notice to the note trustee, the noteholders and the relevant issuer swap provider, redeem all (but not some only) of the issuer notes at the principal amount outstanding together with any accrued interest on the next following interest payment date. The issuer may only redeem the issuer notes as described in the preceding sentence if the note trustee is satisfied that the issuer will have funds available to it to make the required payment on the interest payment date.


6.  PAYMENTS

    Payments of principal and interest in respect of the global issuer notes will be made only against the presentation of those global issuer notes to or to the order of the registrar (or another agent that may be appointed in its place). In the case of final redemption, and provided that payment is made in full, payment will only be made against surrender of those global issuer notes to the registrar or replacement agent.

    All payments on the offered issuer notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

    If the due date for payment of any amount on the offered issuer notes is not a business day in the place it is presented, noteholders will not be entitled to payment of the amount due in that place until the next business day in that place and noteholders shall not be entitled to any further interest or other payment as a result of that delay.

    If a paying agent makes a partial payment on an offered issuer note, the registrar will annotate the register of noteholders, indicating the amount and date of that payment.

    If a noteholder holds definitive offered issuer notes, payments of principal and interest on an offered issuer note (except in the case of a final payment that pays off the entire principal on the offered issuer note) will be made by cheque and mailed to the noteholder at the address shown in the register. In the case of final redemption, payment will be made only when the offered issuer note is surrendered. If the noteholder makes an application to the registrar, payments can instead be made by transfer to a bank account.

    If payment of principal on an offered note is improperly withheld or refused, the interest which continues to accrue will still be payable in accordance with the usual procedures.

    The issuer can, at any time, vary or terminate the appointment of any paying agent, registrar or transfer agent and can appoint a successor or additional agent. If the issuer does this it must ensure that it maintains a paying agent in London, a paying agent in New York and a registrar.

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The issuer will ensure that at least 30 days' notice of any change in the paying agents, registrar or transfer agent or their specified offices is given to noteholders in accordance with number 14.

    If payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.


7.  PRESCRIPTION

    Claims against the issuer for payment in respect of the offered issuer notes will become void if they are not presented within the time limit for payment. That time limit is ten years from their due date. If there is a delay in the paying agents or, as applicable, the note trustee, receiving the funds, then the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with number 14, that it has received the relevant payment.


8.  TAXATION

    Payments of interest and principal will be made without making any withholding or deduction for any tax unless a withholding or deduction is required by any applicable law. If a withholding or deduction for tax is made, the issuer or the relevant paying agent will account to the relevant authority for the amount so withheld or deducted. Neither the issuer nor any paying agent is required to make any additional payments to noteholders for this withholding or deduction.


9.  EVENTS OF DEFAULT

    The note trustee may give notice of a class A issuer note event of default (as defined in the following paragraph) in respect of the class A issuer notes (a "CLASS A ISSUER NOTE ENFORCEMENT NOTICE"), and shall give such notice if it is indemnified to its satisfaction and it is:

       * required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class A issuer notes; or

       * directed to by an extraordinary resolution (as defined in the issuer trust deed) of the class A noteholders.

    If any of the following events occurs and is continuing it is called a "CLASS A ISSUER NOTE EVENT OF DEFAULT":

       * the issuer fails to pay for a period of three business days any amount of interest or principal on the class A issuer notes when that payment is due and payable in accordance with these conditions; or

       * the issuer fails to perform or observe any of its other obligations under the class A issuer notes, the issuer trust deed, the issuer deed of charge or any other issuer transaction document, and (except where that failure is incapable of remedy, in which case no notice will be required) it remains unremedied for 20 days after the note trustee has given notice of it to the issuer requiring the same to be remedied; and the note trustee or, as applicable, the issuer security trustee, has certified that the failure to perform or observe is materially prejudicial to the interests of the class A noteholders; or

       * except for the purposes of an amalgamation or restructuring as described in the point immediately following, the issuer stops or threatens to stop carrying on all or a substantial part of its business or is unable to pay its debts within the meaning of
             Section 123(1)(a), (b), (c) or (d) of the UK Insolvency Act 1986 or is unable to pay its debts as they fall due or the value of its assets falls to less than the amount of its liabilities (taking into account contingent and prospective liabilities) or otherwise becomes insolvent; or

       * an order is made or an effective resolution is passed for the winding-up of the issuer except for the purposes of or pursuant to an amalgamation or restructuring previously approved by the note trustee or by an extraordinary resolution of the class A noteholders; or

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

       * proceedings are otherwise initiated against the issuer under any applicable liquidation, insolvency, reorganisation or other similar laws and those proceedings are not being disputed in good faith with a reasonable prospect of success; or steps are taken with a view to obtaining a moratorium in respect of third party action; or, in relation to the whole or any substantial part of the business or assets of the issuer, an administration order is granted or an administrator is appointed out of court or an administrative receiver or other receiver, liquidator or similar official is appointed or any encumbrancer takes possession of that business or those assets or a distress, execution, diligence or other process is levied or enforced upon or sued out against that business or those assets and is not discharged within 30 days; or the issuer initiates or consents to the foregoing proceedings or makes a conveyance or assignment for the benefit of its creditors generally; or

       * an issuer intercompany loan enforcement notice is served in respect of the issuer intercompany loan agreement while any of the class A issuer notes is outstanding.


10. ENFORCEMENT OF ISSUER NOTES

    At any time the note trustee and/or the issuer security trustee may take steps against the issuer to enforce the provisions of the issuer trust deed and the issuer notes or the issuer deed of charge or any of the other issuer transaction documents. At any time after the security under the issuer deed of charge has become enforceable, the issuer security trustee may, at its discretion and without notice, institute those proceedings as it thinks fit to enforce the issuer security. Neither of them shall be bound to take these steps unless it is indemnified to its satisfaction and:

       * it is so requested in writing by holders of at least one quarter of the aggregate principal amount outstanding of the relevant class of issuer notes (subject to those restrictions in the issuer trust deed and/or the issuer deed of charge to protect the interests of any higher ranking class of noteholders); or

       * in the case of the issuer security trustee, it is so requested by any other issuer secured creditor (subject to those restrictions in the issuer deed of charge to protect the noteholders); or

       * it has been so directed by an extraordinary resolution of noteholders of the relevant class (subject to those restrictions in the issuer trust deed and/or the issuer deed of charge to protect the interests of any higher ranking class of noteholders).

    No noteholder may institute any proceedings against the issuer to enforce its rights under or in respect of the issuer notes or the issuer trust deed unless (1) the note trustee or the issuer security trustee, as the case may be, has become bound to institute proceedings and has failed to do so within a reasonable time and (2) the failure is continuing. Notwithstanding the previous sentence and notwithstanding any other provision of the issuer trust deed, the right of any noteholder to receive payment of principal of and interest on its issuer notes on or after the due date for the principal or interest, or to institute suit for the enforcement of payment of that interest or principal, may not be impaired or affected without the consent of that noteholder.


11. MEETINGS OF NOTEHOLDERS, MODIFICATIONS AND WAIVER

(A) MEETINGS OF NOTEHOLDERS

    The issuer trust deed contains provisions for convening meetings of each series and/or class of noteholders to consider any matter affecting their interests, including the modification of any provision of the terms and conditions of the issuer notes or any of the issuer transaction documents.

    In respect of the issuer notes, the issuer trust deed provides that:

       * a resolution which, in the opinion of the note trustee, affects the interests of the holders of one series only of the issuer notes shall be deemed to have been duly passed if passed at a meeting of the holders of the issuer notes of that series;

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

       * a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the issuer notes; and

       * a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the issuer notes.

    In the case of a single meeting of the holders of two or more series of the issuer notes which are not all denominated in the same currency, the principal amount outstanding of any issuer note denominated in dollars or euro shall be converted into sterling at the relevant issuer dollar currency swap rate or the issuer euro currency swap rate, as the case may be.

    Subject as provided in the following paragraph, the quorum for any meeting convened to consider an extraordinary resolution will be two or more persons holding or representing not less than half of the aggregate principal amount outstanding of the relevant series, class or classes of issuer notes or, at any adjourned meeting, one or more persons representing noteholders of the relevant series, class or classes of issuer notes, whatever the total principal amount outstanding of issuer notes so represented.

    Certain terms including the alteration of the amount, rate or timing of payments on the issuer notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms, require a quorum for passing an extraordinary resolution of one or more persons holding or representing in total not less than three quarters of the total principal amount outstanding of the classes of issuer notes of each series for the time being outstanding or, at any adjourned meeting, at least one quarter of the total principal amount outstanding of those classes of issuer notes. These modifications are called "BASIC TERMS MODIFICATIONS".

(B) MODIFICATIONS AND WAIVER

    The note trustee and the issuer security trustee may agree, without the consent of the noteholders, (1) to any modification of, or to the waiver or authorisation of any breach or proposed breach of, the terms and conditions of the issuer notes or any of the issuer transaction documents which is not, in the opinion of the note trustee or the issuer security trustee, materially prejudicial to the interests of the noteholders or (2) to any modification of any of the terms and conditions of the issuer notes or any of the issuer transaction documents which, in the opinion of the note trustee or the issuer security trustee, is of a formal, minor or technical nature or is to correct a manifest or demonstrable error.

    The note trustee may also, without the consent of the noteholders, determine that any issuer note event of default shall not be treated as such. Any of these modifications, authorisations or waivers will be binding on the noteholders and, unless the note trustee or the issuer security trustee agrees otherwise, shall be promptly notified to the noteholders and the rating agencies in accordance with number 14 as soon as practicable thereafter.

    Where the note trustee or the issuer security trustee is required in connection with the exercise of its powers to have regard to the interests of the noteholders of any series or class, it shall have regard to the interests of those noteholders as a class. In particular, neither the note trustee nor the issuer security trustee shall have regard to, or be liable for, the consequences of that exercise for individual noteholders resulting from their being domiciled or resident in or connected with any particular territory. In connection with any such exercise, neither the note trustee nor the issuer security trustee shall be entitled to require, and no noteholder shall be entitled to claim, from the issuer or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual noteholders.

12. INDEMNIFICATION OF THE NOTE TRUSTEE AND THE ISSUER SECURITY TRUSTEE

    The note trustee and the issuer security trustee are entitled to be indemnified and relieved from responsibility in certain circumstances, including provisions relieving them from taking enforcement proceedings unless indemnified to their satisfaction.

    The note trustee, the issuer security trustee and their related companies are entitled to enter into business transactions with the issuer, Abbey or related companies of either of them and to act as note trustee and issuer security trustee, respectively, for the holders of any new notes and for any person who is a party to any transaction document or whose obligations are comprised in the issuer security or any of their subsidiary or associated companies, without accounting for any profit resulting from those transactions.

    Neither the note trustee nor the issuer security trustee will be responsible for any loss or liability suffered as a result of any assets in the issuer security being uninsured or inadequately insured or being held by clearing operations or their operators or by intermediaries on behalf of the note trustee and/or the issuer security trustee.


13. REPLACEMENT OF ISSUER NOTES

    If definitive issuer notes are lost, stolen, mutilated, defaced or destroyed, the noteholder can replace them at the specified office of any paying agent. The noteholder will be required both to pay the expenses of producing a replacement and to comply with the issuer's reasonable requests for evidence and indemnity. The noteholder must surrender any defaced or mutilated issuer notes before replacements will be issued.

    If a global issuer note is lost, stolen, mutilated, defaced or destroyed, the issuer will deliver a replacement global issuer note to the registered holder upon satisfactory evidence and surrender of any defaced or mutilated global issuer note. Replacement will only be made upon payment of the expenses for a replacement and compliance with the issuer's, registrar's and paying agents' reasonable requests as to evidence and indemnity.


14. NOTICE TO NOTEHOLDERS

    Notices to noteholders will be deemed to have been validly given if published in the Financial Times and, so long as any of the series 1 issuer notes or the series 2 issuer notes are outstanding, The New York Times. However, a notice will also be treated as having been duly given if the information contained in that notice appears on the relevant page of the Reuters screen or other similar service approved by the note trustee and notified to noteholders. The notice will be deemed given on the date of first publication or when it first appears on the screen.

    While the issuer notes are represented by global issuer notes, notices to noteholders will be valid if published as described in the previous paragraph or if delivered to DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.

    The note trustee may approve some other method of giving notice to noteholders if that method conforms to market practice and the rules of the UK Listing Authority and if notice of that other method is given to noteholders.


15. GOVERNING LAW

    The issuer transaction documents (other than the issuer underwriting agreement) and the issuer notes are governed by English law. The courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the issuer transaction documents (other than the issuer underwriting agreement) and the issuer notes. The issuer and the other parties to the issuer transaction documents (other than the issuer underwriting agreement) irrevocably submit to the non-exclusive jurisdiction of the courts of England. The issuer underwriting agreement is governed by the laws of the State of New York and the issuer and the other parties to the issuer underwriting agreement irrevocably agree that any state or federal court in the State of New York will have exclusive jurisdiction to hear any dispute arising out of the issuer underwriting agreement.

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

                           RATINGS OF THE ISSUER NOTES

    The issuer notes are expected, on issue, to be assigned the following ratings by Moody's, Standard & Poor's and Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgment, circumstances (including, without limitation, a reduction in the credit rating of the Funding swap provider and/or the issuer dollar currency swap providers and/or the issuer euro currency swap provider (or, where relevant, the credit support provider of the Funding swap provider or any of the issuer swap providers) and/or the mortgages trustee GIC provider and/or the Funding GIC provider) in the future so warrant.

                                  RATING
                                STANDARD
CLASS OF ISSUER NOTES  MOODY'S  & POOR'S  FITCH
---------------------  -------  --------  -----

series 1 class A.....      P-1     A-1(+)   F1+
series 2 class A.....      Aaa       AAA    AAA
series 3 class A1....      Aaa       AAA    AAA
series 3 class A2....      Aaa       AAA    AAA
series 4 class A.....      Aaa       AAA    AAA


      In the case of Standard & Poor's and Fitch, the ratings assigned to each class of issuer notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of issuer notes. The ratings also address the likelihood of (in the case of Standard & Poor's and Fitch) "timely" and "ultimate" payment of principal on the final maturity date of each class of issuer notes.

    In the case of Moody's, the ratings assigned to each class of issuer notes address the expected loss posed to investors by the legal final maturity of these classes of issuer notes. In Moody's opinion, the structure allows for timely payment of interest and ultimate payment of principal at par on or before the rated final legal maturity date.

    Assignment of the expected ratings to the issuer notes of each class will be a condition to issue of the issuer notes.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

    The average lives of the series 1 issuer notes and the series 2 issuer notes cannot be stated, as the actual rate of repayment of the loans and redemption of the mortgages and a number of other relevant factors are unknown. However, calculations of the possible average lives of the series 1 issuer notes and the series 2 issuer notes can be made based on certain assumptions. For example, based on the assumptions that:

       (1)   the issuer security has not been enforced;

       (2) the seller is not in breach of the terms of the mortgage sale agreement;

       (3) the seller assigns no new loans to the mortgages trustee after the closing date and the loans are assumed to amortise in accordance with the assumed constant CPR indicated in the table below (subject to assumption (4) below);

       (4) the seller assigns to the mortgages trustee sufficient new loans and their related security in the period up to and including the interest payment date in July 2010 such that the aggregate principal amount outstanding of loans in the portfolio at any time is not less than [[GBP]25] billion, or such higher amount as may be required to be maintained as a result of new issuers providing new term advances to Funding which Funding uses as consideration for the assignment of new loans to the trust property;

       (5) neither an asset trigger event nor a non-asset trigger event occurs; and

       (6) the issuer exercises its option to redeem the issuer notes on the interest payment date falling in [July 2010] in the normal course and no issuer note enforcement notice has been served in accordance with condition 9 of the "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES",

    the approximate average life of the series 1 issuer notes and the series 2 issuer notes, at various assumed rates of prepayment for the loans, would be as follows:

               POSSIBLE      POSSIBLE
           AVERAGE LIFE  AVERAGE LIFE
            OF SERIES 1   OF SERIES 2
                CLASS A       CLASS A
           ISSUER NOTES  ISSUER NOTES
                (YEARS)       (YEARS)
           ------------  ------------


5% CPR...        [1.00]        [3.48]
10% CPR..        [1.00]        [2.83]
15% CPR..        [1.00]        [2.83]
20% CPR..        [1.00]        [2.83]
25% CPR..        [1.00]        [2.83]


    Assumptions (1) to (5) relate to circumstances which are not predictable. No assurance can be given that the issuer will be in a position to redeem the issuer notes on the interest payment date falling in July 2010. If the issuer does not so exercise its option to redeem, then the average lives of the then outstanding issuer notes would be extended.

    The average lives of the issuer notes are subject to factors largely outside the control of the issuer and consequently no assurance can be given that these assumptions and estimates will prove in any way to be realistic and they must therefore be viewed with considerable caution. For more information in relation to the risks involved in the use of these estimated average lives, see "RISK FACTORS -- THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS".

                       MATERIAL LEGAL ASPECTS OF THE LOANS

    The following discussion is a summary of the material legal aspects of English and Scottish residential property loans and mortgages. It is not an exhaustive analysis of the relevant law.


ENGLISH LOANS

GENERAL

    There are two parties to a mortgage. The first party is the mortgagor, who is the borrower and homeowner. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each loan will be secured by a mortgage which has a first ranking priority over all other mortgages secured on the property and over all unsecured creditors of the borrower, except in respect of certain statutory rights, such as the rights of the Inland Revenue, which are granted statutory priority. Some flexible loans are secured by both a first and a second legal charge in favour of the seller. Each borrower is prohibited under the English mortgage conditions from creating another mortgage or other secured interest over the relevant property without the consent of the seller.

NATURE OF PROPERTY AS SECURITY

    There are two forms of title to land in England and Wales: registered and unregistered. Both systems of title can include both freehold and leasehold land.

REGISTERED TITLE

    Title to registered land is registered at the Land Registry. Each parcel of land is given a unique title number. Title to the land is evidenced by a title information document containing official copies of the entries on the register relating to that land.

    There are four classes of registered title. The most common is title absolute. A person registered with title absolute owns the land free from all interests other than those entered on the register, those classified as overriding interests and (in the case of leasehold land) all implied and express covenants, obligations and liabilities incident to the land.

    The official copy of the registered title will reveal the present owner of the land, together with any legal charges and other interests affecting the land. However, the Land Registration Acts 1925 and 2002 provide that some interests in the land will bind the land even though they are not capable of registration at the Land Registry. The official copy of the registered title will also contain a plan indicating the location of the land. However, this plan is not conclusive as to matters such as the location of boundaries.

UNREGISTERED TITLE

    All land in England and Wales is now subject to compulsory registration on the happening of any of a number of trigger events, which includes the granting of a first legal mortgage. However, a small proportion of land in England and Wales (typically where the land has been in the same ownership for a number of years) is still unregistered. Title to unregistered land is proved by establishing a chain of documentary evidence to title going back at least 15 years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights would have to be registered at the Central Land Charges Registry in order to be effective against a subsequent purchaser of the land.


TAKING SECURITY OVER LAND

    Where land is registered, a mortgagee must register its mortgage at the Land Registry in order to secure priority over any subsequent mortgagee. Priority of mortgages over registered land is governed by the date of registration of the mortgage rather than date of creation. However, a prospective mortgagee is able to obtain a priority period within which to register his mortgage. If the mortgagee submits a proper application for registration during this period, its interest will take priority over any application for registration of any interest which is received by the Land Registry during this priority period.

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

    In the system of unregistered land, the mortgagee protects its interest by retaining possession of the title deeds to the property. Without the title deeds to the property, the borrower is unable to establish the necessary chain of ownership, and is therefore effectively prevented from dealing with its land without the consent of the mortgagee. Priority of mortgages over unregistered land is governed first by the possession of title deeds, and in relation to subsequent mortgages by the registration of a land charge.

THE SELLER AS MORTGAGEE

    The sale of the English mortgages by the seller to the mortgages trustee will take effect in equity only. The mortgages trustee will not apply to the Land Registry or the Central Land Charges Registry to register or record its equitable interest in the mortgages. The consequences of this are explained in the section "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT THE PAYMENTS ON THE ISSUER NOTES".

ENFORCEMENT OF MORTGAGES

    If a borrower defaults under a loan, the English mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assigns would then be entitled to recover all outstanding principal, interest and fees under the covenant of the borrower contained in the English mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assigns may enforce its mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

       * The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

       *     The mortgagee may lease the property to third parties.

       * The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagor's title to the property is extinguished so that the mortgagee becomes the owner of the property. The remedy is, because of procedural constraints, rarely used.

       * The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of the property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, the receiver will require indemnities from the mortgagee that appoints it.

       * The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale arises under the Law of Property Act 1925. The purchaser of a property sold pursuant to a mortgagee's power of sale becomes the owner of the property.

    There is a requirement for a court order to enforce a land mortgage securing a loan to the extent that the credit agreement is regulated by the CCA or treated as such or, on and from N(M), is a regulated mortgage contract that would otherwise be regulated by the CCA or treated as such. See further "RISK FACTORS -- REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL SERVICES AUTHORITY AND ANY OTHER REGULATORY AUTHORITY MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER, THE SERVICER, AND/OR THE LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE ISSUER NOTES".


SCOTTISH LOANS

GENERAL

    A standard security is the only means of creating a fixed charge over heritable or long leasehold property in Scotland. Its form must comply with the requirements of the Conveyancing and Feudal Reform (Scotland) Act 1970 (the "1970 ACT"). There are two parties to a standard security. The first party is the grantor, who is the borrower and homeowner. The grantor grants the standard security over its property (and is generally the only party to execute the standard
                                       230
security). The second party is the grantee of the standard security, who is the lender, and is termed the heritable creditor. Each Scottish loan will be secured by a standard security which has a first ranking priority over all other standard securities secured on the property and over all unsecured creditors of the borrower. Some flexible loans are secured by both a first and a second ranking standard security in favour of the seller. If a borrower creates a subsequent standard security over the relevant property in favour of a third party, upon intimation of that subsequent standard security to the seller (in its capacity as trustee for the mortgages trustee pursuant to the relevant Scottish declaration of trust granted by the seller in favour of the mortgages trustee), the prior ranking of the seller's standard security shall be restricted to security for advances made prior to such intimation, plus advances made subsequent to such intimation which the seller is obliged to advance, plus interest and expenses in respect thereof.

    The 1970 Act automatically imports a statutory set of "Standard Conditions" into all standard securities, although the majority of these may be varied by agreement between the parties. The seller, along with most major lenders in the residential mortgage market in Scotland, has elected to vary the Standard Conditions by means of its own set of Scottish mortgage conditions, the terms of which are in turn imported into each standard security. The main provisions of the Standard Conditions which cannot be varied by agreement relate to enforcement, and in particular the notice and other procedures that require to be carried out as a preliminary to the exercise of the heritable creditor's rights on a default by the borrower.

NATURE OF PROPERTY AS SECURITY

    While title to all land in Scotland is registered there are currently two possible forms of registration, namely the Land Register and Sasine Register. Both systems of registration can include both heritable (the Scottish equivalent to freehold) and long leasehold land.

LAND REGISTER

    This system of registration was established by the Land Registration (Scotland) Act 1979 and now applies to the whole of Scotland. Any sale of land (including a long leasehold interest in land) the title to which has not been registered in the Land Register or the occurrence of certain other events in relation thereto (but not the granting of a standard security alone) triggers its registration in the Land Register, when it is given a unique title number. Title to the land is established by a land certificate containing official copies of the entries on the Land Register relating to that land. Similarly, the holder of any standard security over the land in question receives a charge certificate containing official copies of the entries relating to that security. A person registered in the Land Register owns the land free from all interests other than those entered on the Register, those classified as overriding interests and any other interests implied by law.

    The land certificate will reveal the present owners of the land, together with any standard securities and other interests (other than certain overriding interests) affecting the land. The land certificate will also contain a plan indicating the location of the land. While this plan is not in all circumstances conclusive as to the location of the boundaries of the land, it cannot be amended if this would be to the prejudice of a proprietor in possession of the land, unless this indemnity has been expressly excluded in the land certificate itself.

SASINE REGISTER

    Title to all land in Scotland where no event has yet occurred to trigger registration in the Land Register is recorded in the General Register of Sasines. Title to such land is proved by establishing a chain of documentary evidence of title going back at least ten years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights (including standard securities) would have to be recorded in the Sasine Register in order to be effective against a subsequent purchaser of the land.

TAKING SECURITY OVER LAND

    A heritable creditor must register its standard security in the Land Register or the Sasine Register (as applicable) in order to perfect its security and secure priority over any subsequent standard security. Until such registration occurs, a standard security will not be effective against a subsequent purchaser or the heritable creditor under another standard security over the property. Priority of standard securities is (subject to express agreement to the contrary between the security holders) governed by the date of registration rather than the date of execution. There is no equivalent in Scotland to the priority period system which operates in relation to registered land in England and Wales.

THE SELLER AS HERITABLE CREDITOR

    The sale of the Scottish mortgages by the seller to the mortgages trustee has been given effect by declarations of trust by the seller (and any sale of Scottish mortgages in the future will be given effect by further declarations of trust), by which the beneficial interest in the Scottish mortgages is transferred to the mortgages trustee. Such beneficial interest (as opposed to the legal title) cannot be registered in the Land or Sasine Registers. The consequences of this are explained in the section "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT THE PAYMENTS ON THE ISSUER NOTES".

ENFORCEMENT OF MORTGAGES

    If a borrower defaults under a loan, the Scottish mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assignees would then be entitled to recover all outstanding principal, interest and fees under the obligation of the borrower contained in the Scottish mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assignees may enforce its standard security in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following (all of which arise under the 1970 Act):

       * The heritable creditor may enter into possession of the property. If it does so, it does so in its own right and not as agent of the borrower, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

       * The heritable creditor may grant a lease over the property of up to 7 years (or longer with the courts' permission) to third parties.

       * The heritable creditor may sell the property, subject to various duties to ensure that the sale price is the best that can reasonably be obtained. The purchaser of a property sold pursuant to a heritable creditor's power of sale becomes the owner of the property.

       * The heritable creditor may, in the event that a sale cannot be achieved, foreclose on the property. Under foreclosure procedures the borrower's title to the property is extinguished so that the heritable creditor becomes the owner of the property. The remedy is however rarely used.

    In contrast to the position in England and Wales, the heritable creditor has no power to appoint a receiver under the standard security.

    There is a requirement for a court order to enforce a land mortgage securing a loan to the extent that the credit agreement is regulated by the CCA or treated as such or, on and from N(M), is a regulated mortgage contract that would otherwise be regulated by the CCA or treated as such. See further "RISK FACTORS REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL
SERVICES AUTHORITY AND ANY OTHER REGULATORY AUTHORITY MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER, THE SERVICER, AND/OR THE LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE ISSUER NOTES".

BORROWER'S RIGHT OF REDEMPTION

    Under Section 11 of the Land Tenure Reform (Scotland) Act 1974 the grantor of any standard security has an absolute right, on giving appropriate notice, to redeem that standard security once it has subsisted for a period of 20 years, subject only to the payment of certain sums specified in Section 11 of that Act. These specified sums consist essentially of the principal monies advanced by the lender, interest thereon and expenses incurred by the lender in relation to that standard security.

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                             UNITED KINGDOM TAXATION

    The following section summarises the material UK tax consequences of the purchase, ownership and disposition of the issuer notes based on current law and practice in the UK. Slaughter and May, UK tax advisers to the issuer ("UK TAX COUNSEL"), has prepared and reviewed this summary and the opinions of UK tax counsel are contained in this summary. The summary assumes that the final documentation conforms with the description in the prospectus. The summary also assumes that the representations made by the seller to UK tax counsel that the profit in Funding's profit and loss account will not exceed 0.01 per cent. of the Funding available revenue receipts and that the profit in the issuer's profit and loss account will not exceed 0.02 per cent. of the interest on the issuer term advances under the issuer intercompany loan are correct. It further assumes that all payments made pursuant to the final documentation are calculated on arm's length terms. The summary does not purport to be a complete analysis of all tax considerations of the purchase, ownership and disposition of the issuer notes. It relates to the position of persons who are the absolute beneficial owners of issuer notes and may not apply to certain classes of persons such as dealers or persons connected with the issuer. Prospective noteholders who are unsure as to their tax position should seek their own professional advice.


TAXATION OF US RESIDENTS

    As discussed in more detail under "WITHHOLDING TAX" below, UK tax counsel is of the opinion that no UK withholding tax will be required in relation to interest payments on the issuer notes provided that the issuer notes are and remain at all times listed on a recognised stock exchange, which includes the London Stock Exchange.

    UK tax counsel is of the opinion that, as discussed in more detail under "DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF ISSUER NOTES TO UK TAX ON INTEREST" below, a noteholder who is resident in the US for US tax purposes and who is not resident in the UK for UK tax purposes will not be subject to UK tax by direct assessment unless such noteholder carries on a trade, profession or vocation through a branch or agency in the UK in connection with which payments on the issuer notes are received or to which the issuer notes are attributable and where that noteholder is a company, unless that noteholder carries on a trade in the UK through a permanent establishment in connection with which the payments on the issuer notes are received or to which the issuer notes are attributable.

    Subject as set out in the rest of this paragraph, residents of the US who are not subject to UK tax by direct assessment are generally not subject to tax in the UK on payments on the issuer notes under the terms of the double tax treaty between the US and the UK (the "TREATY") provided that the amounts paid on the issuer notes do not exceed the return on comparable debt instruments. To the extent that the amounts paid do exceed such a return, the UK may tax the excess in accordance with UK domestic law. In order for such US residents to avoid being subject to tax in the UK on such payments, they must satisfy the requirements of the Limitation on Benefits article of the Treaty and the necessary administrative formalities must be completed. Treaty relief will not be available where a payment on the issuer notes is attributable to a permanent establishment of the noteholder situated in the UK or if certain other exceptions apply.


TAXATION OF FUNDING, THE ISSUER AND THE MORTGAGES TRUSTEE

    It is the opinion of UK tax counsel that, as discussed in more detail below under "UK TAXATION OF FUNDING AND THE ISSUER", Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses.

    It is the opinion of UK tax counsel that, as discussed in more detail below under "UK TAXATION OF THE MORTGAGES TRUSTEE", the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.

    Except as described in the preceding paragraphs (and as further developed in the corresponding opinions below), UK tax counsel will render no opinions relating to the issuer notes, the parties to the transaction, or any aspects of the transaction.

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WITHHOLDING TAX

    There will be no UK withholding tax in relation to interest payments on the issuer notes provided that, so far as concerns deduction by the issuer or its paying agents, the issuer notes are listed (and remain so listed) on a "RECOGNISED STOCK EXCHANGE", as defined in Section 841 of the Income and Corporation Taxes Act 1988 ("ICTA"). On the basis of H.M. Revenue & Customs' published interpretation of the relevant legislation, securities which are to be listed on a stock exchange in the UK will satisfy this requirement if they are listed by a competent authority in the UK and are admitted to trading on a recognised stock exchange in the UK. The London Stock Exchange is currently a recognised stock exchange for this purpose. Noteholders should be aware that H.M. Revenue & Customs is able to obtain information about individual holders of the issuer notes to whom or, in certain circumstances, for whose benefit interest is paid. Information so obtained may, in certain circumstances, be exchanged by H.M. Revenue & Customs with the tax authorities of the jurisdiction in which the relevant noteholder is resident for tax purposes.

    If the issuer notes cease to be listed on a recognised stock exchange, an amount must be withheld on account of UK income tax at the lower rate (currently 20 per cent.) from interest paid on them, subject to any direction to the contrary from H.M. Revenue & Customs in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty or to the interest being paid to the persons (including companies within the charge to UK corporation tax) and in the circumstances specified in sections 349A to 349D of ICTA.

    On 1st July 2005, a European Union Directive (2003/48/EC) regarding the taxation of savings income came into force. Under the Directive, member states are required to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person within a member state's jurisdiction to an individual resident in another member state, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period, unless during such period they elect otherwise (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories including Switzerland have agreed to adopt similar measures (a withholding system in the case of Switzerland) with effect from the same date.


DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF ISSUER NOTES TO UK TAX ON
INTEREST

    The interest on the issuer notes has a UK source. Accordingly, payments on the issuer notes will in principle be within the charge to UK tax even if paid without withholding or deduction. However, it is the opinion of UK tax counsel that such payments will not be chargeable to UK tax in the hands of a noteholder who is not resident for tax purposes in the UK unless such holder carries on a trade, profession or vocation in the UK through a UK branch or agency in connection with which the payments are received or to which the issuer notes are attributable (and where that noteholder is a company, unless that noteholder carries on a trade in the UK through a permanent establishment in connection with which the payments are received or to which the issuer notes are attributable), in which case (subject to exemptions for interest received by certain categories of agent such as some brokers and investment managers) tax may be levied on the UK branch, agency or permanent establishment as the case may be (unless the provisions of an applicable double tax treaty apply to allow relief from such tax).


TAXATION OF RETURNS: COMPANIES WITHIN THE CHARGE TO UK CORPORATION TAX

    Noteholders who are within the charge to UK corporation tax (other than authorised unit trusts) will normally be subject to tax on all profits and gains (whether attributable to currency fluctuations or otherwise), including interest arising on or in connection with the issuer notes under the loan relationship rules contained in the Finance Act 1996. Any such profits and gains will generally fall to be calculated in accordance with the statutory accounting treatment of the issuer notes in the hands of the relevant noteholder, and will generally be charged to tax as income in respect of each accounting period to which they are allocated, in accordance with that accounting treatment. Relief may be available in respect of losses (including any foreign exchange losses) or for related expenses on a similar basis.

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

TAXATION OF RETURNS: OTHER NOTEHOLDERS

    Noteholders who are not within the charge to UK corporation tax and who are resident or ordinarily resident in the UK for UK tax purposes or who carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest on the issuer notes is received or to which the issuer notes are attributable will generally be liable to UK tax on the amount of any interest received in respect of the issuer notes. The issuer notes (other than the series 3 class A2 issuer notes and the series 4 class A notes) will not be qualifying corporate bonds within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992, and therefore a disposal of such an issuer note by such a noteholder may give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax. The series 3 class A2 issuer notes and the series 4 class A notes will constitute such qualifying corporate bonds, and therefore a disposal by such a noteholder of such an issuer note will not give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax.

    A disposal of issuer notes by a noteholder who is resident or ordinarily resident in the UK for UK tax purposes or who carries on a trade in the UK through a branch or agency to which the issuer notes are attributable may also give rise to a charge to tax on income in respect of an amount representing interest accrued on the issuer notes since the preceding payment date.
For issuer notes which constitute variable rate securities, taxation in respect of such a disposal will be computed on the basis that such amount as H.M. Revenue & Customs considers to be just and reasonable will be treated as accrued income. However, the transferee of a variable rate security will not be entitled to any relief on such amount. All of the issuer notes (except the series 1 class A issuer notes) will constitute variable rate issuer notes for this purpose.


STAMP DUTY AND STAMP DUTY RESERVE TAX

    No UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the offered global issuer notes or on the issue or transfer of a note in definitive form.


UK TAXATION OF FUNDING AND THE ISSUER

    It is the opinion of UK tax counsel that Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. Examples of non-deductible expenses and losses include general provisions for bad debts. In respect of Funding, the seller has confirmed to Slaughter and May that the profit in the profit and loss account will not exceed 0.01 per cent. of the Funding available revenue receipts. In respect of the issuer, the seller has confirmed to Slaughter and May that the profit in the profit and loss account will not exceed 0.02 per cent. of the interest on the issuer term advances under the issuer intercompany loan.

       You are referred to the risk factor "TAX PAYABLE BY FUNDING OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES", in particular the section dealing with the new regime that H.M. Revenue & Customs are proposing to establish for securitisation companies as a consequence of their compliance with International Financial Reporting Standards ("IFRS")
(or new UK Financial Reporting Standards which reflect IFRS).


UK TAXATION OF THE MORTGAGES TRUSTEE

    It is the opinion of UK tax counsel that the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements, apart from a liability to UK corporation tax on amounts, such as trustee fees and expenses, which are paid to the mortgages trustee for its own benefit. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.

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                             UNITED STATES TAXATION

    The following section summarises the material federal income tax consequences of the purchase, ownership and disposition of the series 1 class A issuer notes and the series 2 class A issuer notes (the "US ISSUER NOTES") that may be relevant to a noteholder that is a "UNITED STATES PERSON" (as defined later in this section) or that otherwise is subject to US federal income taxation on a net income basis in respect of a US issuer note (any such United States person or holder, a "US HOLDER"). In general, the summary assumes that a holder acquires a US issuer note at par at original issuance and holds such note as a capital asset. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the US issuer notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including dealers in stocks, securities or notional principal contracts; traders in securities electing to mark to market; banks, savings and loan associations and similar financial institutions; taxpayers whose functional currency is other than the US dollar; taxpayers that hold a US issuer note as part of a hedge or straddle or a conversion transaction, within the meaning of section 1258 of the US Internal Revenue Code of 1986, as amended (the "CODE"); and subsequent purchasers of US issuer notes. In addition, this summary does not describe any tax consequences arising under the laws of any taxing jurisdiction other than the US federal government.


GENERAL

    This summary is based on the US tax laws, regulations, rulings and decisions in effect or available on the effective date of the registration statement. All of the foregoing are subject to change, and any change may apply retroactively and could affect the continued validity of this summary.

    Cleary Gottlieb Steen & Hamilton LLP, US tax advisers to the issuer ("US TAX COUNSEL"), has prepared and reviewed this summary of material US federal income tax consequences. As described under "-- TAX STATUS OF THE ISSUER, FUNDING, MORTGAGES TRUSTEE AND MORTGAGES TRUST", US tax counsel is of the opinion that the mortgages trustee acting as trustee of the mortgages trust, Funding and the issuer will not be subject to US federal income tax as a result of their contemplated activities. As described further under "-- CHARACTERISATION OF THE US ISSUER NOTES" and "-- US ISSUER NOTES AS DEBT OF FUNDING", US tax counsel is also of the opinion that, although there is no authority on the treatment of instruments substantially similar to the US issuer notes, the US issuer notes will be treated as debt for US federal income tax purposes (either of the issuer, or of Funding as described below). Except as described in the two preceding sentences (and set forth in the corresponding opinions), US tax counsel will render no opinions relating to the issuer notes or the parties to the transaction.

    An opinion of US tax counsel is not binding on the US Internal Revenue Service (the "IRS") or the courts, and no rulings will be sought from the IRS on any of the issues discussed in this section. Accordingly, the issuer suggests that persons considering the purchase of US issuer notes consult their own tax advisors as to the US federal income tax consequences of the purchase, ownership and disposition of the US issuer notes, including the possible application of state, local, non-US or other tax laws, and other US tax issues affecting the transaction.

    As used in this section, the term "UNITED STATES PERSON" means a person who is a citizen or resident of the United States, a US domestic corporation or partnership, any estate the income of which is subject to US federal income tax regardless of the source of its income, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.


TAX STATUS OF THE ISSUER, FUNDING, MORTGAGES TRUSTEE AND MORTGAGES TRUST

    Under the transaction documents, each of the issuer, Funding and the mortgages trustee acting in its capacity as trustee of the mortgages trust covenants not to engage in any activities in the United States (directly or through agents), not to derive any income from sources within the United States as determined under US federal income tax principles, and not to hold any property

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

if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under US federal income tax principles. US tax counsel is of the opinion that, assuming compliance with the foregoing restrictions, none of the issuer, Funding or the mortgages trustee acting in its capacity as trustee of the mortgages trust will be subject to US federal income tax. No elections will be made to treat the issuer, Funding or the mortgages trust or any of their assets as a REMIC (a type of securitisation vehicle having a special tax status under the Code).


CHARACTERISATION OF THE US ISSUER NOTES

    Although there is no authority regarding the treatment of instruments that are substantially similar to the US issuer notes, it is the opinion of US tax counsel that the US issuer notes will be treated as debt for US federal income tax purposes (either of the issuer or of Funding, as described under "US ISSUER NOTES AS DEBT OF FUNDING"). The issuer intends to treat the US issuer notes as indebtedness of the issuer for all purposes, including US tax purposes. The discussion below assumes that the US issuer notes will be treated as debt for US tax purposes.

    The US issuer notes will not be qualifying real property loans in the hands of domestic savings and loan associations, real estate investment trusts, or REMICs under sections 7701(a)(19)(C), 856(c)(5)(A) or 860G(a)(3) of the Code, respectively.


TAXATION OF US HOLDERS OF THE US ISSUER NOTES

    QUALIFIED STATED INTEREST AND ORIGINAL ISSUE DISCOUNT. It is anticipated that a US holder of a US issuer note will treat stated interest on the US issuer notes as ordinary interest income when paid or accrued, in accordance with its tax method of accounting and that the US issuer notes will not be considered to have original issue discount.

    SALES AND RETIREMENT. In general, a US holder of a US issuer note will have a basis in such note equal to the cost of the US issuer note to such holder, and reduced by any payments thereon other than payments of stated interest. Upon a sale, exchange or retirement of the US issuer note, a US holder generally will recognise gain or loss equal to the difference between the amount realised on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the holder's tax basis in the US issuer note. Such gain or loss will be long-term capital gain or loss if the US holder has held the US issuer note for more than one year at the time of disposition. Long-term capital gains recognised by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income.


US ISSUER NOTES AS DEBT OF FUNDING

    The IRS could possibly seek to characterise the US issuer notes as ownership interests in the related term advance between the issuer and Funding (the "RELATED ADVANCE"), rather than as debt of the issuer. If the IRS were successful in such a characterisation, a US holder of a US issuer note would be treated as owning (i) a pro rata share of the related advance, which will be treated as debt for US federal income tax purposes and (ii) an interest in the related issuer dollar currency swap. Treasury regulations permit taxpayers meeting certain requirements to integrate a debt instrument and a related currency hedge and to treat them for most tax purposes as if they were a synthetic debt instrument having the terms of the debt instrument and hedge combined. Integrating the related advance and issuer dollar currency swap would create a synthetic debt instrument having the characteristics of the US issuer notes and hence would produce largely the same result as if the US issuer notes were not recharacterised as debt of Funding.

    The integration regulations apply only if a taxpayer creates a record identifying the debt instrument and hedge on or before the close of the date the hedge is entered into. The issuer will create a record that is intended to provide such identification effective for each US holder as of the date of acquisition of a US issuer note. By its acquisition of a US issuer note, each US holder agrees to appoint the issuer as its agent for this purpose. The IRS could challenge the effectiveness of such an identification made on behalf of a group of taxpayers. The integration rules would not apply to a US holder that is related to the issuer dollar currency swap provider.

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

    If the issuer dollar currency swap terminated before the US issuer notes were retired, and the integration regulations applied, then a US holder may be considered to recognise gain or loss as if the holder had sold for fair market value his interest in the related advance. Moreover, for periods following such termination, the integration rules would no longer apply to the related advance except in the discretion of the IRS.

    If the issuer dollar currency swap were not integrated with the related advance, then a US holder would calculate separately income and deductions from the issuer dollar currency swap and income from the related advance. For most holders, the tax consequences of treating the issuer dollar currency swap and related advances separately would be similar to the treatment if they were combined, but there could be differences. For example, income from the issuer dollar currency swap may be sourced differently from income from the related advance and would always be computed under an accrual method. Individual taxpayers may be allowed deductions for payments made under the issuer dollar currency swap only as a miscellaneous itemised deduction (which is allowed for regular tax purposes only subject to limitations and is not allowed for alternative minimum tax purposes). US holders may wish to consult their own tax advisors regarding the possible treatment of US issuer notes as debt of Funding, application of the integration rules, and the consequences of an inability to integrate the issuer dollar currency swap and the related advance.


INFORMATION REPORTING AND BACKUP WITHHOLDING

    The paying agent will be required to file information returns with the IRS with respect to payments on the US issuer notes made to certain US holders. In addition, certain US holders may be subject to US backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the paying agent, and may also be subject to information reporting and backup withholding requirements with respect to proceeds from a sale of the US issuer notes.

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

                              ERISA CONSIDERATIONS

    The US issuer notes are eligible for purchase by employee benefit plans and other plans subject to the US Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the provisions of section 4975 of the Code and by governmental plans that are subject to state, local or other federal law of the United States that is substantially similar to ERISA or section 4975 of the Code, subject to consideration of the issues described in this section. ERISA imposes certain requirements on "EMPLOYEE BENEFIT PLANS" (as defined in section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA PLANS") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under "RISK FACTORS" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the US issuer notes.

    Section 406 of ERISA and section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the "PLANS")) and certain persons (referred to as "PARTIES IN INTEREST" or "DISQUALIFIED PERSONS") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

    The seller, the issuer, the servicer, the mortgages trustee, Funding or any other party to the transactions contemplated by the transaction documents may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of section 406 of ERISA or section 4975 of the Code may arise if any of the US issuer notes is acquired or held by a Plan with respect to which the issuer, the servicer, the mortgages trustee, Funding or any other party to such transactions is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any such issuer notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving any such issuer notes.

    Each purchaser and subsequent transferee of any US issuer note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, either that (A) it is not a Plan or an entity whose underlying assets include the assets of any Plan or a governmental plan which is subject to any federal, state or local law of the United States that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code or (B) its purchase, holding and disposition of such note will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law of the United States) for which an exemption is not available.

    In addition, the US Department of Labor has promulgated a regulation, 29 C.F.R. section 2510.3-101 (the "PLAN ASSET REGULATION"), describing what constitutes the assets of a Plan with

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

respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in form debt may be considered an "equity interest" if it has "substantial equity features". If the issuer were deemed under the Plan Asset Regulation to hold plan assets by reason of a Plan's investment in any of the US issuer notes, such plan assets would include an undivided interest in the assets held by the issuer and transactions by the issuer would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Code. While no assurance can be given, the issuer anticipates that the US issuer notes offered hereby would be considered "publicly-offered securities" under the Plan Asset Regulation. Furthermore, the issuer believes that the US issuer notes should not be treated as "equity securities" for the purposes of the Plan Asset Regulation.

    Any insurance company proposing to purchase any of the US issuer notes using the assets of its general account should consider the extent to which such investment would be subject to the requirements of ERISA in light of the US Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the US Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (July 12, 1995), the enactment of section 401(c) of ERISA by the Small Business Job Protection Act of 1996 (including, without limitation, the expiration of any relief granted thereunder) and the Insurance Company General Account Regulations, 65 Fed. Reg. No. 3 (January 5, 2000) (to be codified at 29 C.F.R. pt. 2550) that became generally applicable on 5th July, 2001.

    Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the US issuer notes should determine whether, under the documents and instruments governing the Plan, an investment in such issuer notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in such issuer notes (including any governmental plan) should consult with its counsel to confirm that such investment will not result in a non-exempt prohibited transaction and will satisfy the other requirements of ERISA and the Code (or, in the case of a governmental plan, any substantially similar state, local or other federal law).

    The sale of any US issuer notes to a Plan is in no respect a representation by the seller, the issuer, the servicer, the mortgages trustee, Funding or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

              ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES

    The issuer is a UK public limited company incorporated with limited liability in England and Wales. Any final and conclusive judgment of any United States federal or state court having jurisdiction recognised by England or Wales in respect of an obligation of the issuer in respect of the issuer notes which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuer in the courts of England and Wales without a re-examination of the merits of the issues determined by the proceedings in that United States federal or state court, as applicable, unless:

       * the proceedings in that United States federal or state court, as applicable, involved a denial of the principles of natural or substantial justice;

       *     the judgment is contrary to the public policy of England or Wales;

       * the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

       * the judgment is of a public nature (for example, a penal or revenue judgment);

       * there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the United States federal or state court, as applicable;

       * enforcement would breach section 5 of the Protection of Trading Interests Act 1980; or

       * enforcement proceedings are not instituted within six years after the date of the judgment.

    A judgment by a court may be given in some cases only in sterling. The issuer expressly submits to the non-exclusive jurisdiction of the courts of England for the purpose of any suit, action or proceedings arising out of this offering.

    All of the directors and executive officers of the issuer reside outside the United States. Substantially all or a substantial portion of the assets of all or many of those persons are located outside the United States. As a result, it may not be possible for holders of the issuer notes to effect service of process within the United States upon those persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Based on the restrictions referred to in this section, there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                  UNITED STATES LEGAL INVESTMENT CONSIDERATIONS

    The series 1 class A issuer notes will be "ELIGIBLE SECURITIES" within the meaning of Rule 2a-7 under the Investment Company Act.

    None of the issuer notes will constitute "MORTGAGE RELATED SECURITIES" under the United States Secondary Mortgage Market Enhancement Act of 1984, as amended.

    Except as stated above, no representation is made as to the proper characterisation of the issuer notes for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the issuer notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the issuer notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the issuer notes constitute legal investments or are subject to investment, capital or other restrictions.



                                     EXPERTS

    The financial statements of Holmes Funding Limited as of 31st December 2004 and 2003 and for each of the years ended 31st December 2004, 31st December 2003 and 31st December 2002 included in this prospectus at Appendix C(i), have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 2), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The financial statements of Holmes Financing (No. 9) PLC as of 31st December 2004, and for the period April 29, 2004 to December 31, 2004 included in this prospectus at Appendix A(i), have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



                                  LEGAL MATTERS

    Certain matters of English law regarding the issuer notes, including matters relating to the validity of the issuance of the issuer notes will be passed upon for the issuer and the underwriters by Slaughter and May, London, England. Certain matters of United States law regarding the issuer notes, including matters of United States federal income tax law with respect to the series 1 issuer notes and the series 2 issuer notes will be passed upon for the issuer by Cleary Gottlieb Steen & Hamilton LLP New York. Certain matters of English law and United States law will be passed upon for the underwriters by Allen & Overy LLP, London, England.

                                  UNDERWRITING

UNITED STATES

    The issuer has agreed to sell and Deutsche Bank Securities Inc., Lehman Brothers International (Europe), Morgan Stanley & Co. International Limited, [__], [__], [__], [__] and [__] as underwriters (together the "UNDERWRITERS") for the series 1 class A issuer notes and the series 2 class A issuer notes listed in the following tables (the "CLASS A OFFERED ISSUER NOTES") have agreed to purchase the principal amount of the class A offered issuer notes listed in those tables. The terms of these purchases are governed by an issuer underwriting agreement between the issuer, the underwriters and others.

                                                PRINCIPAL     PRINCIPAL
                                                AMOUNT OF     AMOUNT OF
                                             THE SERIES 1  THE SERIES 2
                                                  CLASS A       CLASS A
UNDERWRITERS                                 ISSUER NOTES  ISSUER NOTES
-------------------------------------------  ------------  ------------

Deutsche Bank Securities Inc...............       US$[__]       US$[__]
Lehman Brothers International (Europe).....       US$[__]       US$[__]
Morgan Stanley & Co. International Limited.       US$[__]       US$[__]
[__].......................................       US$[__]       US$[__]
[__].......................................       US$[__]       US$[__]
[__].......................................       US$[__]       US$[__]
[__].......................................       US$[__]       US$[__]
[__].......................................       US$[__]       US$[__]
                                             ------------  ------------

Total......................................       US$[__]       US$[__]
                                             ============  ============



    In addition, [__], [__] and [__] have agreed to pay and subscribe for the series 3 class A1 issuer notes, the series 3 class A2 issuer notes and the series 4 class A issuer notes on the closing date. The series 3 issuer notes and the series 4 issuer notes are not being offered pursuant to this prospectus.

    The issuer has agreed to pay to the underwriters of the series 1 class A issuer notes a selling commission of [__] per cent. of the aggregate principal amount of the series 1 class A issuer notes and a management and underwriting fee of [__] per cent. of the aggregate principal amount of the series 1 class A issuer notes.

    The issuer has agreed to pay to the underwriters of the series 2 class A issuer notes a selling commission of [__] per cent. of the aggregate principal amount of the series 2 class A issuer notes and a management and underwriting fee of [__] per cent. of the aggregate principal amount of the series 2 class A issuer notes.

    In the event of default by an underwriter, the issuer underwriting agreement provides that in certain circumstances the issuer underwriting agreement may be terminated.

    The underwriters have advised the issuer that they propose initially to offer the series 1 class A issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to [__] per cent. for each series 1 class A issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to [__] per cent. of the principal balance of the series 1 class A issuer notes to some brokers and dealers.

    The underwriters have advised the issuer that they propose initially to offer the series 2 class A issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to [__] per cent. for each series 2 class A issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to [__] per cent. of the principal balance of the series 2 class A issuer notes to some brokers and dealers.

    Additional offering expenses are estimated to be US$[__].

    The issuer and Abbey have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

    The underwriters may engage in over-allotment transactions, also known as short sales, short covering transactions, stabilising transactions and penalty bids for the offered issuer notes under Regulation M under the Exchange Act.

       * Short sales involve the sale by the underwriters of more offered issuer notes than they are required to purchase in the offering. This type of short sale is commonly referred to as a "naked" short sale due to the fact that the underwriters do not have an option to purchase these additional offered issuer notes in the offering. The underwriters must close out any naked short position by entering into short covering transactions as described below. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered issuer notes in the open market after pricing that could adversely affect investors who purchase in the offering.

       * Short covering transactions involve purchases of the offered issuer notes in the open market after the distribution has been completed in order to cover naked short positions.

       * Stabilising transactions permit bids to purchase the offered issuer notes so long as the stabilising bids do not exceed a specified maximum.

       * Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered issuer notes originally sold by that syndicate member are purchased in a short covering transaction.

    Similar to other purchase transactions, these transactions may have the effect of raising or maintaining the market price of the offered issuer notes or preventing or retarding a decline in the market price of the offered issuer notes. As a result, these transactions may cause the prices of the offered issuer notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuer nor any of the underwriters represent that any underwriter will engage in any of these transactions or that these transactions, once begun, will not be discontinued without notice at any time.

    The offered issuer notes will be registered under the Securities Act.

    The offered issuer notes will not be offered or sold via the internet, e-mail or through similar electronic channels except that certain underwriters may deliver copies of this prospectus via e-mail to persons who have given, and not withdrawn, their prior consent to receive copies of this prospectus in that format.


UNITED KINGDOM

    Each underwriter will represent and agree that:

       (a) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the issuer note other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the issuer notes would otherwise constitute a contravention of section 19 of the FSMA by the issuer;

       (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of section 21 of FSMA) received by it in connection with the issue of any issuer notes in circumstances in which section 21(1) of FSMA does not apply to the issuer; and

       (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered issuer notes in, from or otherwise involving the United Kingdom.


FRANCE

    Each underwriter will represent and agree that:

       (i) it has only made and will only make an offer of Notes to the public (appel public a l'epargne) in France in the period beginning (i) when a prospectus in relation to those issuer notes has been approved by the Autorite des marches financiers ("AMF"), on the date of such publication or, (ii) when a prospectus has been approved in another Member State of the European Economic Area which has implemented the EU Prospectus Directive 2003/71/EC, on the date of notification of such approval to the AMF, all in accordance with articles L.412-1 and L.621-8 of the French Code monetaire et financier and the Reglement general of the AMF, and ending at the latest on the date which is 12 months after the date of such publication; or

       (ii) it has only made and will only make an offer of issuer notes to the public in France (appel public a l'epargne) and/or it has only required and will only require the admission to trading on Euronext Paris S.A. in circumstances which do not require the publication by the offeror of a prospectus pursuant to articles L.411-2 and L.412-1 of the French Code monetaire et financier; and

       (iii) otherwise, it has not offered or sold and will not offer or sell, directly or indirectly, issuer notes to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the prospectus or any other offering material relating to the issuer notes, and that such offers, sales and distributions have been and shall only be made in France to (i) providers of investment services relating to portfolio management for the account of third parties, and/or (ii) qualified investors (investisseurs qualifies), and/or (iii) a restricted group of investors (cercle restreint d'investisseurs), all as defined in, and in accordance with, articles L.411-1, L.411-2, D.411-1 of the French Code monetaire et financier.


ITALY

    Each underwriter will represent and agree that the offering of the offered issuer notes has not been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly, the offered issuer notes may not be offered, sold or delivered, nor may copies of this offering circular or of any other document relating to the issuer notes be distributed in the Republic of Italy, except:

       (i)   to professional investors (operatori qualificati), as defined in
             Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July 1998, as amended; or

       (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998 (the "FINANCIAL SERVICES ACT") and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14 May 1999, as amended; or

    In addition, each underwriter will represent and agree that any offer, sale or delivery of the offered issuer notes or distribution of copies of this prospectus or any other document relating to the offered issuer notes in the Republic of Italy under (i) or (ii) above must be:

       (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of 1 September 1993 (the "BANKING ACT");

       (b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics; and

       (c)   in compliance with any other applicable laws and regulations.

    Each underwriter acknowledges that the series 1 class A issuer notes may not be placed, offered or distributed to Italian investors at any time.


GENERAL

    The underwriters have represented and agreed that they have complied and will comply with all applicable laws and regulations in force in any jurisdiction in which they purchase, offer, sell or deliver offered issuer notes or possess them or distribute the prospectus and will obtain any consent, approval or permission required by them for the purchase, offer, sale or delivery by them of offered issuer notes under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales or deliveries and the issuer shall have no responsibility for them. Furthermore, they will not directly or indirectly offer, sell or deliver any offered issuer notes or distribute or publish any prospectus, form of application, offering circular/prospectus, advertisement or other offering material except under circumstances that will, to the best of their knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of offered issuer notes by them will be made on the same terms.

    Neither the issuer nor the underwriters represent that offered issuer notes may at any time lawfully be sold in compliance with any application registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

    With regard to the issue of offered issuer notes, the underwriters will be required to comply with such other additional or modified restrictions (if any) as the issuer and the underwriters shall agree.

    The underwriters will, unless prohibited by applicable law, furnish to each person to whom they offer or sell offered issuer notes a copy of the prospectus as then amended or supplemented or, unless delivery of the prospectus is required by applicable law, inform each such person that a copy will be made available upon request. The underwriters are not authorised to give any information or to make any representation not contained in the prospectus in connection with the offer and sale of offered issuer notes to which the prospectus relates.

    This prospectus may be used by the underwriters for offers and sales related to market-making transactions in the offered issuer notes. Any or each of the underwriters may act as principal or agent in these transactions. These sales will be made at prices relating to prevailing market prices at the time of sale. Neither of the underwriters has any obligation to make a market in the offered issuer notes, and any market-making may be discontinued at any time without notice. The underwriters are participating in the initial distribution of the offered issuer notes.


                             REPORTS TO NOTEHOLDERS

    The issuer cash manager will prepare quarterly and annual reports that will contain information about the issuer notes. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles of any jurisdiction. Unless and until definitive issuer notes are issued, the reports will be sent to the holders of the global issuer notes. No reports will be sent to investors by the issuer cash manager.

    Beneficial owners of the issuer notes will be entitled to receive from the servicer on a monthly basis a report containing information about the loans in the mortgages trust and certain other data if they have furnished the servicer with the beneficial ownership certification described in the servicing agreement.

                    WHERE INVESTORS CAN FIND MORE INFORMATION

    The issuer has filed a registration statement for the offered issuer notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

    The cash manager and/or the servicer will file with the SEC all required periodic and special SEC reports and other information about the offered issuer notes.

    Investors may read and copy any reports, statements or other information filed with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549 Investors may request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Investors should call the SEC at 1 800 732 0330 for further information on the operation of the public reference room. SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

                         LISTING AND GENERAL INFORMATION

    Application has been made to the FSA in its capacity as competent authority under FSMA, as amended (the "UK LISTING AUTHORITY"), for the issuer notes to be admitted to the official list (the "OFFICIAL LIST") maintained by the UK Listing Authority and to the London Stock Exchange plc (the "LONDON STOCK EXCHANGE") for the issuer notes to be admitted to trading on the London Stock Exchange. It is expected that listing of the issuer notes on the Official List of the UK Listing Authority and the admission to trading of those issuer notes on the London Stock Exchange will be granted on or about [__], 2005, subject only to the issue of the global issuer notes. Prior to listing, however, dealings will be permitted by the London Stock Exchange in accordance with its rules. Transactions will normally be effected for settlement, in the case of the series 1 issuer notes and the series 2 issuer notes in dollars, in the case of the series 3 class A1 issuer notes in euro and in the case of the series 3 class A2 issuer notes and the series 4 class A issuer notes, in sterling and for delivery on the third working day after the date of the transaction. The estimated costs for the admission of the offered issuer notes to be admitted to the Offical List and to trading on the London Stock Exchange are [GBP][__].

    The issuer accepts responsibility for the information contained in this prospectus. To the best of the knowledge and belief of the issuer (which has taken all reasonable care to ensure that such is the case) the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of this information. The issuer accepts responsibility accordingly.

    None of the issuer, Funding, Holdings or the mortgages trustee is or has been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuer, Funding, Holdings or the mortgages trustee are aware) during a period covering at least the previous 12 months, which may have, or have had in the recent past, a significant effect upon the financial position or profitability of the issuer, Funding, Holdings, or the mortgages trustee (as the case may be).

    No statutory or non-statutory accounts within the meaning of section 240(5) of the Companies Act 1985 in respect of any financial year of the issuer have been prepared. So long as the issuer notes are listed on the official list of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of the issuer from time to time shall be available at the specified office of the principal paying agent in London. The issuer does not publish interim accounts.

    Deloitte & Touche LLP chartered accountants, whose address is [__] has been given and not withdrawn its written consent to the inclusion in this prospectus of its name and the financial information in respect of Funding and the reference thereto in the form and context in which they appear, and has authorised the contents of that part of the prospectus containing its report for the purposes of Regulation 6(1)(e) of the Financial Services and Markets
Act 2000 (Official Listing of Securities Regulations 2001). Deloitte & Touche LLP has no material interest in the issuer or Funding. The financial information provided by them has been accurately reproduced as far as Funding is aware and is able to ascertain from information provided by Deloitte & Touche LLP, no facts have been omitted which would render the financial information inaccurate or misleading.

    The latest statutory accounts of Funding have been prepared and were drawn up to 31st December, 2004. So long as the issuer notes are listed on the Official List of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of Funding from time to time shall be available at the specified office of the principal paying agent in London. Funding does not normally publish interim accounts.

    Since the date of its incorporation, the issuer has not entered into any contracts or arrangements not being in the ordinary course of business other than the issuer underwriting agreement and the issuer subscription agreement.

    Since [31st December 2004 (being the date of the most recent financial statements of the issuer)] and 31st December, 2004 (being the date of the most recent financial reports of Funding), 29th December, 1998 (being the date of incorporation of Holdings), 28th April, 2000 (being the date of incorporation of the mortgages trustee) and 28th April, 2000 (being the date of incorporation of the post-enforcement call option holder), there has been (1) no material adverse change in the financial position or prospects of the issuer, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee and (2) no significant change in the financial or trading position of the issuer, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee.

    The issue of the issuer notes was authorised pursuant to a resolution of the board of directors of the issuer passed on [__], 2005.

    The offered issuer notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear under the following Common Codes, CUSIP numbers and ISINs:

CLASS OF ISSUER NOTES  CUSIP  ISIN  COMMON CODE
---------------------  -----  ----  -----------

series 1 class A.....  [__]   [__]  [__]
series 2 class A.....  [__]   [__]  [__]


    Copies of the following documents may be inspected at the offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY during usual business hours, on any weekday (Saturdays and public holidays excepted) for so long as any series and class of notes issued by the issuer may be admitted to the offical list:

       (A) the Memorandum and Articles of Association of each of the issuer, Funding, Holdings and the mortgages trustee and the post-enforcement call option holder;

       (B) the financial statements of Holmes Financing (No. 9) PLC as of 31st December, 2004 and the independent auditors' report thereof and the unaudited financial statements of Holmes Financing (No. 9) PLC as of 30th June, 2005;

       (C) the financial statements of Holmes Funding Limited as of 31st December, 2004, 31st December, 2003 and 31st December, 2002 and for each of the years ended 31st December, 2004, 31st December, 2003 and 31st December, 2002 and the independent auditors' report thereon;

       (D) prior to the closing date, drafts (subject to minor amendment) or copies, and after the closing date, copies of the following documents:

             *   the issuer underwriting agreement;

             *   the issuer subscription agreement;

             *   the issuer intercompany loan agreement;

             *   the mortgages trust deed (as amended and restated);

             * the mortgage sale agreement (as amended and restated) (including each Scottish declaration of trust entered into pursuant thereto);

             *   the issuer deed of charge;

             *   the Funding deed of charge (as amended and restated);

             *   the issuer dollar currency swap agreements;

             *   the issuer euro currency swap agreement;

             *   the Funding swap agreement (as amended and restated);

             *   the issuer trust deed;

             *   the issuer paying agent and agent bank agreement;

             *   the servicing agreement (as amended and restated);

             *   the cash management agreement (as amended);

             *   the issuer cash management agreement;

             *   the Funding guaranteed investment contract;

             *   the mortgages trustee guaranteed investment contract;

             *   the bank account agreement;

             *   the issuer bank account agreement;

             * the master definitions and construction schedule (including the amended and restated master definitions and construction schedule and the issuer master definitions and construction schedule);

             *   the corporate services agreement; and

             *   the issuer corporate services agreement;

       (E)   the consent of the independent registered public accounting firm;

       (F)   the opinion of Slaughter and May as to validity;

       (G)   the opinion of Slaughter and May as to UK tax matters;

       (H) the opinion of Cleary Gottlieb Steen & Hamilton LLP as to US tax matters; and

       (I)   the opinion of Tods Murray LLP as to Scots law matters.

    The issuer does not intend to provide post-issuance transaction information regarding the notes or the Loans, except as required pursuant to the Documents.

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

                                    GLOSSARY

    Principal terms used in this prospectus are defined as follows:



"USD" $", "US$", "US    the lawful currency for the time being of the United
DOLLARS" and            States of America
"DOLLARS"

"[E]", "EURO" and       the single currency introduced at the third stage of
"EURO"                  European Economic and Monetary Union pursuant to the
                        Treaty establishing the European Communities, as amended from time to time

"[GBP]", "POUNDS" and   the lawful currency for the time being of the United
"STERLING"              Kingdom of Great Britain and Northern Ireland

"CHF", "SFR" and        the lawful currency for the time being of the Swiss
 "SWISS FRANCS"         Confederation

"1999 REGULATIONS"      the Unfair Terms in Consumer Contracts Regulations 1999

"A PRINCIPAL            one of four sub-ledgers on the principal deficiency
 DEFICIENCY             ledger which specifically records any principal
 SUB-LEDGER"            deficiency in respect of any term A advances

"AA PRINCIPAL           one of four sub-ledgers on the principal deficiency
 DEFICIENCY             ledger which specifically records any principal
 SUB-LEDGER"            deficiency in respect of any term AA advances

"AAA PRINCIPAL          one of four sub-ledgers on the principal deficiency
 DEFICIENCY             ledger which specifically records any principal
 SUB-LEDGER"            deficiency in respect of any term AAA advances

"ABBEY"                 Abbey National plc (see "THE ABBEY NATIONAL GROUP")

"ABBEY SVR"             the standard variable rate set by the seller which
                        applies to all variable rate loans (other than tracker loans) beneficially owned by the seller on the seller's residential mortgage book

"ACCOUNT BANK"          Abbey acting through its branch at 21 Prescot Street,
                        London E1 8AD

"ACCRUED INTEREST"      in respect of a given date, the interest which has
                        accrued from the last regular payment date up to that date, but which is not currently payable

"AGENT BANK"            JPMorgan Chase Bank, N.A., London Branch

"ALTERNATIVE            any transaction accounts of the mortgages trustee other
ACCOUNTS"               than the mortgages trustee GIC account

"ALTERNATIVE            requirements which vary the insurance provisions of the
INSURANCE               mortgage conditions
REQUIREMENTS"

"ANTICIPATED CASH       the anticipated number of months required to accumulate
 ACCUMULATION PERIOD"   sufficient principal receipts to set aside the relevant
                        series 1 term AAA cash amount on the relevant interest payment date and/or to pay the relevant bullet amount, as described further in "THE MORTGAGES TRUST -- CASH
                        MANAGEMENT OF TRUST PROPERTY -- PRINCIPAL RECEIPTS"

"AFM" or "ABBEY         Abbey National Treasury Services plc trading as AFM or
 FINANCIAL MARKETS"     Abbey Financial Markets


"ARREARS OF INTEREST"   in respect of a given date, interest, principal (if
                        applicable) and expenses which are due and payable on that date

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

"ARREARS TRIGGER        either (i) the outstanding principal balance of the
EVENT"                  loans in arrears for more than 90 days divided by the
                        outstanding principal balance of all of the loans in the mortgages trust (expressed as a percentage) exceeds
                        2 per cent. or (ii) if the issuer, any new issuer or any previous issuer does not exercise its option to redeem the notes (other than pursuant to condition 5(E) of the notes (optional redemption for tax and other reasons)), any new notes or any previous notes issued by the issuer, any new issuer or any previous issuer
                        (as the case may be) on the relevant date pursuant to the terms and conditions of the notes, any new notes or any previous notes

"ASSET TRIGGER EVENT"   the occurrence of an amount being debited to the AAA
                        principal deficiency sub-ledger

"AUTHORISED ADVISER"    Deutsche Bank AG, London authorised under section 31 of
                        the FSMA, the adviser to the issuer in relation to compliance with UK listing rules

"AUTHORISED             means:
INVESTMENTS"

                        (a) sterling gilt-edged securities;

                        (b) sterling demand or time deposits, certificates of
                            deposit and short-term debt obligations (including commercial paper) provided that in all cases such investments have a maturity date falling no later than the next following interest payment date and the short-term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or the entity with which the demand or time deposits are made (being an authorised person under the FSMA) are rated at least equal to either A-1+ by Standard & Poor's, P-1 by Moody's and F1 by Fitch or their equivalents by three other internationally recognised rating agencies; and

                        (c) in the case of collateral provided by the relevant
                            issuer swap provider and/ or the Funding swap provider, such demand or time deposit in such currency as is approved by the rating agencies in respect of the relevant issuer swap agreement and/or the Funding swap agreement

"AVAILABLE PORTFOLIO"   the ensemble of (i) the portfolio of loans making up the
                        trust property as at 25th August 2005 and (ii) the portfolio of new loans, again as at 25th August 2005, from which loans may be assigned by the seller to the mortgages trustee on or before the closing date, in each case together with their related security, accrued interest and other amounts derived from such loans

"BANK ACCOUNT           the agreement entered into on 26th July, 2000 between
AGREEMENT"              the account bank, the mortgages trustee and Funding
                        which governs the operation of the mortgages trustee
                        GIC account, the Funding GIC account and the Funding transaction account

"BASIC TERMS            the modification of terms, including altering the
MODIFICATION"           amount, rate or timing of payments on the issuer notes,
                        the currency of payment, the priority of payments or the quorum or majority required in relation to these terms

"BBB PRINCIPAL          one of four sub-ledgers on the principal deficiency
 DEFICIENCY SUB-        ledger which specifically records any principal
 LEDGER"                deficiency in respect of any term BBB advances

"BBR"                   the Bank of England repo rate

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

"BENEFICIARIES"         both Funding and the seller together as beneficiaries
                        of the mortgages trust

"BOOKING FEE"           a fee payable by the borrower in respect of
                        applications for certain types of loans

"BORROWER"              in relation to a loan, the individual or individuals
                        specified as such in the relevant mortgage together with the individual or individuals (if any) from time to time assuming an obligation to repay such loan or any part of it

"BULLET AMOUNT"         means:

                        (a) in respect of the previous series 3 term AAA advance
                            made by Holmes Financing (No. 1) PLC, the sum of [GBP]575,000,000;

                        (b) in respect of the previous series 4 term AAA advance
                            made by Holmes Financing (No. 1) PLC, the sum of [GBP]250,000,000;

                        (c) in respect of the previous series 2 term AAA advance
                            made by Holmes Financing (No. 4) PLC, the sum of [GBP]490,000,000;

                        (d) in respect of the previous series 4 term AAA advance
                            made by Holmes Financing (No. 4) PLC, the sum of [GBP]350,000,000;

                        (e) in respect of the previous series 3A1 term AAA
                            advance made by Holmes Financing (No. 5) PLC, the sum of [GBP]375,000,000;

                        (f) in respect of the previous series 3 term AAA advance
                            made by Holmes Financing (No. 6) PLC, the sum of [GBP]633,500,000;

                        (g) in respect of the previous series 4A1 term AAA
                            advance made by Holmes Financing (No. 6) PLC, the sum of [GBP]641,026,000;

                        (h) in respect of the previous series 4A2 term AAA
                            advance made by Holmes Financing (No. 6) PLC, the sum of [GBP]129,230,000;

                        (i) in respect of the previous series 2 term AAA advance
                            made by Holmes Financing (No. 7) PLC, the sum of [GBP]803,340,000;

                        (j) in respect of the previous series 2 term AAA advance
                            made by Holmes Financing (No. 8) PLC, the sum of [GBP]811,995,886;

                        (k) in respect of the issuer series 1 term AAA advance,
                            the sum of [GBP][__];

                        (l) in respect of the issuer series 2 term AAA advance,
                            the sum of [GBP][__];

                        (m) in respect of the issuer series 4 term AAA advance,
                            the sum of [GBP][__]; and

                        (n) in respect of any new term advance, scheduled for
                            repayment in full on a single interest payment date, the principal due in respect of such new term advance (if any)

"BULLET TERM ADVANCE"   any term advance which is scheduled to be repaid in
                        full on one interest payment date. Issuer bullet term advances will be deemed to be pass-through term advances if:

                        (a) an issuer bullet term advance is not repaid in full
                            on its scheduled repayment date;

                        (b) a trigger event occurs;

                        (c) the issuer security is enforced; or

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

                        (d) the Funding security is enforced

"BUNGALOW"              a one storeyed house

"BUSINESS DAY"          a day that is a London business day, a New York
                        business day and a TARGET business day

"CALENDAR YEAR"         a year from the beginning of 1st January to the end of
                        31st December

"CAPITALISED"           means, in respect of a fee or other amount, added to
                        the principal balance of a loan

"CAPPED RATE LOANS"     loans that are subject to a maximum rate of interest
                        and charge interest at the lesser of the SVR (or, as the case may be, the tracker rate) or the specified capped rate

"CASH ACCUMULATION      a ledger maintained by the cash manager for Funding,
LEDGER"                 which records the amounts accumulated by Funding to be
                        set aside as a series 1 term AAA cash amount on the relevant interest payment date in the cash accumulation sub-ledger for the relevant issuer and/or to pay the amounts due on the bullet term advances and/or, as applicable, the scheduled amortisation term advances

"CASH ACCUMULATION      the period of time estimated to be the number of months
PERIOD"                 prior to the relevant interest payment date of a bullet
                        amount and a series 1 term AAA cash amount, in each case necessary for Funding to accumulate sufficient principal receipts so that ultimately the relevant class of notes will be redeemed in full in the amount of the relevant bullet amount or the series 1 term AAA cash amounts set aside, as the case may be, as described further in "THE MORTGAGES TRUST -- CASH
                        MANAGEMENT OF TRUST PROPERTY -- PRINCIPAL RECEIPTS"

"CASH ACCUMULATION      a sub-ledger of such name on the cash accumulation
 SUB-LEDGER"            ledger in the name of the relevant issuer which will
                        record any series 1 term AAA cash amounts in relation to such issuer on the relevant dates.

"CASH MANAGEMENT        the cash management agreement entered into on 26th
AGREEMENT"              July, 2000 (as amended on 29th November, 2000 and to be
                        further amended on the closing date) between the cash manager, the mortgages trustee, Funding and the security trustee, as described further in "CASH
                        MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING"

"CASH MANAGER"          Abbey acting, pursuant to the cash management
                        agreement, as agent for the mortgages trustee, Funding and the security trustee, inter alia, to manage all cash transactions and maintain certain ledgers on behalf of the mortgages trustee, Funding and the security trustee

"CCA"                   the Consumer Credit Act 1974

"CHALET"                a house with overhanging eaves

"CLASS A ISSUER         the series 1 class A issuer notes, the series 2 class A
NOTES"                  issuer notes, the series 3 class A issuer notes and the
                        series 4 class A issuer notes

"CLASS A ISSUER NOTE    an enforcement notice served by the note trustee in
 ENFORCEMENT NOTICE"    relation to the enforcement of the class A issuer notes
                        following a class A issuer note event of default

"CLASS A ISSUER NOTE    an event of default under the provisions of number 9(A)
 EVENT OF DEFAULT"      of the issuer notes where the issuer is the defaulting
                        party

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

"CLASS A OFFERED        the series 1 class A issuer notes and the series 2
ISSUER NOTES"           class A issuer notes

"CLASS A PREVIOUS       the series 1 class A previous notes, the series 2 class
NOTES"                  A previous notes, the series 3 class A previous notes,
                        the series 4 class A previous notes and the series 5 class A previous notes

"CLASS A                Deutsche Bank Securities Inc., Lehman Brothers Inc.,
UNDERWRITERS"           and Morgan Stanley & Co. International Limited, [__],
                        [__], [__], [__] and [__]

"CLASS B PREVIOUS       the series 1 class B previous notes, the series 2 class
NOTES"                  B previous notes, the series 3 class B previous notes,
                        the series 4 class B previous notes and the series 5 class B previous notes

"CLASS C PREVIOUS       the series 1 class C previous notes, the series 2 class
NOTES"                  C previous notes, the series 3 class C previous notes,
                        the series 4 class C previous notes and the series 5 class C previous notes

"CLASS D PREVIOUS       the series 3 class D previous notes
NOTES"

"CLASS M PREVIOUS       the series 1 class M previous notes, the series 2 class
NOTES"                  M previous notes, the series 3 class M previous notes
                        and the series 4 class M previous notes

"CLEARING AGENCY"       an agency registered under the provisions of section
                        17A of the Exchange Act

"CLEARING               a corporation within the meaning of the New York
CORPORATION"            Uniform Commercial Code

"CLEARSTREAM,           Clearstream Banking, societe anonyme
LUXEMBOURG"

"CLOSING DATE"          on or about [__] December, 2005

"CML"                   Council of Mortgage Lenders

"CODE"                  United States Internal Revenue Code of 1986, as amended

"COMMON DEPOSITARY"     JPMorgan Chase Bank, N.A., London Branch

"COMPLETION CASHBACK"   an agreement by the seller to pay an amount to the
                        relevant borrower on the completion of the relevant loan

"CONVERTED"             a property converted into one or more residential
                        dwellings that was either previously used for non-residential purposes or comprised a different number of residential dwellings

"CORE TERMS"            the main subject matter of the contract

"CORPORATE SERVICES     the agreement entered into on 26th July, 2000 between
AGREEMENT"              the corporate services provider, Holdings, Holmes
                        Financing (No. 1) PLC, Funding, the mortgages trustee, the post enforcement call option holder, Abbey, the previous security trustee and the security trustee which governs the provision of corporate services by the corporate services provider to Holmes Financing
                        (No. 1) PLC, Funding, the mortgages trustee, Holdings and the post enforcement call option holder

"CORPORATE SERVICES     SPV Management Limited
PROVIDER"

"CPR" on any calculation date means the annualised principal repayment rate of all the loans comprised in the trust property during the previous calculation period calculated as follows:

                        1 -- ((1 -- R) ^ (12))

                        where "R" equals the result (expressed as a percentage) of the total principal receipts received during the period of one month (or, if shorter, from and including the closing date) ending on that

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
                        calculation date divided by the aggregate outstanding principal balance of the loans comprised in the trust property as at the first day of that period

"CRYSTALLISE"           when a floating charge becomes a fixed charge

"CURRENT FUNDING        the share of Funding in the trust property on the
 SHARE"                 closing date, calculated in accordance with the formula
                        described in "THE MORTGAGES TRUST -- FUNDING SHARE OF
                        THE TRUST PROPERTY"

"CURRENT FUNDING        the percentage share of Funding in the trust property
 SHARE PERCENTAGE"      on the closing date, calculated in accordance with the
                        formula described in "THE MORTGAGES TRUST -- FUNDING
                        SHARE OF THE TRUST PROPERTY"

"CURRENT INTERCOMPANY   the previous intercompany loan agreements and the
 LOAN AGREEMENTS"       issuer intercompany loan agreement

"CURRENT INTERCOMPANY   the previous intercompany loans and the issuer
LOANS"                  intercompany loan

"CURRENT LOANS"         loans contained in the current portfolio

"CURRENT MORTGAGES"     mortgages contained in the current portfolio

"CURRENT NOTES"         the previous notes and the issuer notes

"CURRENT PORTFOLIO"     the current loans, the current mortgages and the
                        current related security, and any accrued interest on the current loans and other amounts derived from the current loans and other amounts, held on trust by the mortgages trustee on the closing date

"CURRENT RELATED        the current mortgages and other security for the
SECURITY"               current loans contained in the current portfolio

"CURRENT SELLER         the share of the seller in the trust property on the
SHARE"                  closing date, calculated in accordance with the formula
                        described in "THE MORTGAGES TRUST -- SELLER SHARE OF
                        THE TRUST PROPERTY"

"CURRENT SELLER SHARE   the percentage share of the seller in the trust
 PERCENTAGE"            property on the closing date, calculated in accordance
                        with the formula described in "THE MORTGAGES TRUST --
                        SELLER SHARE OF THE TRUST PROPERTY"

"CURRENT START-UP       the first start-up loan agreement, the second start-up
 LOAN AGREEMENTS"       loan agreement, the third start-up loan agreement, the
                        fourth start-up loan agreement, the fifth start-up loan agreement, the sixth start-up loan agreement, the seventh start-up loan agreement and the eighth start-up loan agreement

"CURRENT SWAP           the previous swap agreements and the issuer swap
AGREEMENTS"             agreements

"CURRENT SWAP           the occurrence of an Event of Default (as defined in
PROVIDER DEFAULT"       the relevant current swap agreement) where the relevant
                        current swap provider is the Defaulting Party (as defined in the relevant current swap agreement)

"CURRENT SWAP           the occurrence of an additional termination event (as
 PROVIDER DOWNGRADE     defined in the relevant current swap agreement)
 TERMINATION EVENT"     following the failure by the relevant current swap
                        provider to comply with the ratings downgrade provisions set out in the relevant current swap agreement

"CURRENT SWAP           the previous swap providers and the issuer swap
PROVIDERS"              providers

"CURRENT TERM AAA       the previous term AAA advances (to the extent
ADVANCES"               outstanding) and the issuer term AAA advances

"CURRENT TERM AA        the previous term AA advances (to the extent
ADVANCES"               outstanding)

"CURRENT TERM A         the previous term A advances (to the extent
ADVANCES"               outstanding)

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

"CURRENT TERM           the previous term advances (to the extent outstanding)
ADVANCES"               and the issuer term advances

"CURRENT TERM BBB       the previous term BBB advances (to the extent
ADVANCES"               outstanding)

"DTC"                   The Depository Trust Company

"DTI"                   the Department of Trade and Industry

"DEFERRED               the consideration payable to the seller in respect of
CONSIDERATION"          the loans assigned to the mortgages trustee from time
                        to time, which is payable out of Funding available revenue receipts after making payments of a higher order of priority as set out in the Funding pre-enforcement revenue priority of payments and the Funding post-enforcement priority of payments

"DELAYED CASHBACK"      an agreement by the seller to pay an amount to the
                        relevant borrower at a specified date following completion of the relevant loan

"DILIGENCE"             the process (under Scots Law) by which a creditor
                        attaches the property of a debtor to implement or secure a court decree or judgment

"DISTRIBUTION DATE"     the eighth day of each month or, if not a London
                        business day, the next succeeding London business day and any other day on which Funding acquires a further interest in the trust property

"DISTRIBUTION PERIOD"   the period from (and including) one distribution date,
                        to (but excluding) the next distribution date and in respect of the first distribution date, the period from (and including) the closing date to (but excluding) the first distribution date

"DISTRIBUTION PERIOD    the amount produced by applying a rate equal to the
 FUNDING AMOUNT"        weighted average of:

                        (i) the average of the standard variable mortgage rates
                            or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Alliance & Leicester plc, Halifax plc, Lloyds TSB plc, HSBC Bank plc, National Westminster Bank Plc and Woolwich plc (and where those banks have more than one standard variable rate, the highest of those rates);

                        (ii) the rates of interest payable on the tracker loans; and

                        (iii) the rates of interest payable on the fixed rate loans (including those capped rate loans that are subject to the specified capped rate of interest),

                        to the notional amount of the Funding swap

"DISTRIBUTION PERIOD    the amount produced by applying LIBOR for three-month
 SWAP PROVIDER          sterling deposits (as determined in respect of the
 AMOUNT"                corresponding interest period under the intercompany
                        loans) plus a spread for the relevant distribution period to the notional amount of the Funding swap

"DOLLAR ISSUER NOTES"   the series 1 issuer notes and the series 2 issuer notes

"DOWNGRADE              the occurrence of an Additional Termination Event (as
TERMINATION EVENT"      defined in the Funding swap agreement or issuer swap
                        agreement) following the failure by Funding swap provider or the relevant issuer swap provider, as applicable, to comply with the ratings downgrade provisions set out in the Funding swap agreement or the relevant issuer swap agreement

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

"DOWNGRADE              a termination payment due and payable to the Funding
 TERMINATION PAYMENT"   swap provider or the relevant issuer swap provider, as
                        applicable, following the occurrence of a downgrade termination event, save to the extent that such termination payment may be satisfied by any swap replacement payment made to Funding or the issuer following a downgrade termination event in respect of the relevant swap and applied in accordance with the relevant order of priority of payments

"EARLY REPAYMENT FEE"   any fee which a borrower is required to pay in the
                        event that he or she is in default or his or her loan becomes repayable for any other mandatory reason or he or she repays all or any part of the relevant loan before a specified date

"EIGHTH START-UP        the loan made by the start-up loan provider to Funding
LOAN"                   under the eighth start-up loan agreement

"EIGHTH START-UP LOAN   the agreement entered into on 1st April, 2004 between
 AGREEMENT"             the start-up loan provider and Funding under which the
                        eighth start-up loan was made by the start-up loan provider to Funding

"ENGLISH LOAN"          a loan secured by an English mortgage

"ENGLISH MORTGAGE"      a mortgage over a property in England or Wales

"ENGLISH MORTGAGE       the mortgage conditions applicable to English loans
CONDITIONS"

"ERISA" the US Employee Retirement Income Security Act of 1974, as amended. See further "ERISA CONSIDERATIONS"

"EURIBOR"               EURIBOR will be determined by the agent bank on the
                        following basis:

                        (1) on the interest determination date applicable to the
                            series 3 class A issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in euro for the relevant interest period (or, in the case of the first interest period, a linear interpolation of the arithmetic mean of such offered quotations for three-month and four-month euro deposits (rounded upwards, if necessary, to five decimal places).

                            This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 248. If the Moneyline Telerate Screen No. 248 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

                            In each of these cases, the determination will be made as at or about 11.00 a.m., Brussels time, on that date. This is called the screen rate for the series 3 class A issuer notes;

                        (2) if, on any such interest determination date, the
                            screen rate is unavailable, the agent bank will:

                            * request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to prime banks for euro deposits of the equivalent amount, and for the relevant period, in the Eurozone inter-bank market as at or about 11.00 a.m. (Brussels time); and

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

                            * calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                        (3) if, on any such interest determination date, the
                            screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in
                            (2); and

                        (4) if, on any such interest determination date, fewer
                            than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in
                            (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable

"EURO ISSUER NOTES"     the series 3 class A1 issuer notes

"EUROCLEAR"             Euroclear Bank S.A./N.V., as operator of the Euroclear
                        System

"EXCESS SWAP            any amount of collateral provided to the issuer by any
COLLATERAL"             swap provider in respect of any swap which exceeds the
                        termination payment due from such swap provider in respect of such swap

"EXCHANGE ACT"          the United States Securities Exchange Act of 1934, as
                        amended

"FIFTH START-UP LOAN"   the loan made by the start-up loan provider to Funding
                        under the fifth start-up loan agreement

"FIFTH START-UP LOAN    the agreement entered into on 8th November, 2001
AGREEMENT"              between the start-up loan provider and Funding under
                        which the fifth start-up loan was made by the start-up loan provider to Funding

"FINAL MATURITY DATE"   in respect of the series 1 class A issuer notes means
                        the interest payment date falling in [December
                        2006];

                        in respect of the series 2 class A issuer notes means the interest payment date falling in [July 2013];

                        in respect of the series 3 class A1 issuer notes means the interest payment date falling in [January 2021];

                        in respect of the series 3 class A2 issuer notes means the interest payment date falling in [January 2021]; and

                        in respect of the series 4 class A issuer notes means the interest payment date falling in [January 2016]

"FINAL REPAYMENT        in respect of the issuer intercompany loan means the
DATE"                   interest payment date falling in [July 2040]

"FIRST RESERVE FUND"    an amount provided from part of the proceeds of the
                        first start-up loan, the second start-up loan, the third start-up loan, the previous issuer term BB advance by Holmes Financing (No. 4) PLC, the eighth start-up loan and the Funding reserve fund, as withdrawn and credited from time to time, which may be used by Funding to meet any deficit in revenue or to repay amounts of principal, as described further in "CREDIT STRUCTURE -- FIRST RESERVE FUND"

"FIRST RESERVE FUND     means an amount equal to the sum of the first reserve
 ADDITIONAL REQUIRED    fund required amount and (a) if an arrears trigger
 AMOUNT"                event has occurred under item (i) only of the arrears
                        trigger event definition, [GBP][30] million, (b) if an arrears trigger event has occurred under item (ii)

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
                        only of the arrears trigger event definition, [GBP][73] million, or (c) if an arrears trigger event has occurred under both items (i) and (ii) of the arrears trigger event definition, [GBP][103] million

"FIRST RESERVE FUND     [GBP][264] million, but if the previous notes issued by
 REQUIRED AMOUNT"       Holmes Financing (No. 3) PLC are redeemed in full in
                        July 2006, then the first reserve fund required amount shall reduce (subject to rating agency approval of the amount) by an amount of approximately [GBP]9,000,000 and if the previous notes issued by Holmes Financing
                        (No. 4) PLC (other than the series 4 previous notes issued by Holmes Financing (No.4) PLC) are redeemed in full in July 2006, then the first reserve fund required amount shall reduce (subject to rating agency approval of the amount) by an amount of approximately
                        [GBP]33,000,000 and if the previous notes (other than the series 1 class A previous notes and the series 2 class A previous notes) issued by Holmes Financing (No.
                        5) PLC are redeemed in full in October 2006, then the first reserve fund required amount shall reduce
                        (subject to rating agency approval of the amount) by an additional amount of approximately. [GBP]17,000,000.
                        If, on the interest payment date falling in April 2008, Holmes Financing (No. 6) PLC exercises its option to redeem the previous issuer notes issued by it (other than the series 1 class A previous notes and the series
                        2 class A previous notes), then the first reserve fund required amount will decrease (subject to rating agency approval) by an additional amount of approximately
                        [GBP]37,000,000. If, on the interest payment date falling in April 2008, Holmes Financing (No.6) PLC exercises its option to redeem the previous issuer notes by it (other than the series 1 class A previous notes and the series 2 class A previous notes), then the first reserve fund required amount will decrease
                        (subject to rating agency approval) by an additional amount of approximately [GBP]19,000,000. If, on the interest payment date falling in January 2009, Holmes
                        Financing (No. 8) PLC exercises its option to redeem the previous notes issued by it (other than the series
                        1 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will decrease (subject to rating agency approval) [by an additional amount of approximately
                        [GBP]52,000,000]. If, on the interest payment date falling in [October 2010], the issuer exercises its option to redeem the issuer notes issued by it (other than the series 1 class A issuer notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately [GBP][67,000,000]

"FIRST RESERVE FUND     means: (i) on the applicable scheduled repayment date
 TERM ADVANCES"         of each bullet term advance, that bullet term advance,
                        (ii) on the final maturity date of each note, previous note or new note in respect of which a corresponding scheduled amortisation term advance (which is a current term AAA advance) has been made, that scheduled amortisation term advance, and (iii) on the final repayment date of each pass-through term advance which is a AAA term advance, that pass-through term advance

"FIRST RESERVE          a ledger maintained by the cash manager to record the
LEDGER"                 amount credited to the first reserve fund from the
                        current start-up loans, and subsequent withdrawals and deposits in respect of the first reserve fund

"FIRST START-UP LOAN"   the loan made by the start-up loan provider to Funding
                        under the first start-up loan agreement which was used in part to fund the first reserve fund

"FIRST START-UP LOAN    the agreement entered into on 26th July, 2000 between
AGREEMENT"              the start-up loan provider and Funding under which the
                        first start-up loan was made by the start-up loan provider to Funding

"FITCH"                 Fitch Ratings Ltd.

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"FIXED SECURITY"        a form of security which means that the chargor is not
                        allowed to deal with the assets subject to the charge without the consent of the chargee

"FLAT" a set of rooms, usually on one floor, forming a complete residence which is equivalent to an apartment

"FLEXIBLE LOAN"         a type of loan product that typically incorporates
                        features that give the borrower options to, among other things, make further drawings on the loan account and/ or to overpay or underpay interest and principal in a given month and, for the avoidance of doubt, includes flexible plus loans

"FLEXIBLE PLUS LOAN"    a flexible loan documented under the flexible plus
                        mortgage conditions 2003 and described in "THE LOANS --
                        CHARACTERISTICS OF THE LOANS -- FLEXIBLE LOANS"

"FLOATING CHARGE"       a form of charge which is not attached to specific
                        assets but which "floats" over a class of them and which allows the chargor to deal with those assets in the everyday course of its business, up until the point that the floating security is enforced, at which point it crystallises into a fixed security

"FOURTH START-UP        the loan made by the start-up loan provider to Funding
LOAN"                   under the fourth start-up loan agreement

"FOURTH START-UP LOAN   the agreement entered into on 5th July, 2001 between
 AGREEMENT"             the start-up loan provider and Funding under which the
                        fourth start-up loan was made by the start-up loan provider to Funding

"FSA"                   the Financial Services Authority

"FSMA"                  the Financial Services and Markets Act 2000

"FUNDING"               Holmes Funding Limited

"FUNDING 2"             a new entity, being a wholly owned subsidiary of
                        Holdings, which may be established by Holdings, from time to time to issue new notes and (with the agreement of the seller and Funding) to acquire an interest in the trust property

"FUNDING AVAILABLE      an amount equal to the sum of:
 PRINCIPAL RECEIPTS"

                        (a) all Funding principal receipts received by Funding
                            during the interest period ending on the relevant interest payment date (or in the case of any distribution made on the issuer series 1 term AAA advance maturity date all Funding principal receipts received by Funding during the final issuer series 1 term AAA advance interest period) and any other amounts standing to the credit of the Funding principal ledger;

                        (b) all Funding principal receipts standing to the
                            credit of the cash accumulation ledger which are to be applied on the next interest payment date to repay a bullet term advance and/or, as applicable, a scheduled amortisation term advance and for the avoidance of doubt, all series 1 term AAA cash amounts standing to the credit of the cash accumulation sub-ledger of the relevant issuer which are to be applied on the series 1 class A interest payment date falling in December 2006 or as applicable, the next interest payment date to repay the bullet term advance in respect of the issuer series 1 term AAA advance and/or any previous term AAA advance, as applicable;

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                        (c) the amount (if any) credited to the principal
                            deficiency ledger pursuant to items (F), (H), (J) and (L) in the Funding pre-enforcement revenue priority of payments on the relevant interest payment date or, as applicable, series 1 class A interest payment date falling in December 2006;

                        (d) prior to the enforcement of the Funding security,
                            and to be applied only in respect of the first reserve fund term advances, the amount standing to the credit of the first reserve ledger (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (M) (inclusive) of the Funding pre-enforcement revenue priority of payments); and

                        (e) prior to enforcement of the Funding security or the
                            occurrence of an asset trigger event, and to be applied only in respect of Funding liquidity reserve fund term advances, the amount then standing to the credit of the Funding liquidity reserve ledger but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (M) (inclusive) of the Funding pre-enforcement revenue priority of payments), less

                        (f) the amount of Funding principal receipts to be
                            applied on the relevant interest payment date or, as applicable, series 1 class A interest payment date falling in December 2006 to pay items (A) to (E) (inclusive), (G), (I) and (K) of the Funding pre-enforcement revenue priority of payments

"FUNDING AVAILABLE      an amount equal to the sum of:
 REVENUE RECEIPTS"

                        (a) all mortgages trust available revenue receipts
                            distributed to Funding during the interest period ending on the immediately following interest payment date (or in the case of the issuer series 1 term AAA advance maturity date), all mortgages trust available revenue receipts distributed to Funding during the final issuer series 1 term AAA advance interest period);

                        (b) other net income of Funding including all amounts of
                            interest received on amounts standing to the credit of the Funding GIC account and/or the Funding transaction account and/or authorised investments and/or amounts received by Funding under the Funding swap agreement (other than any early termination amount received by Funding under the Funding swap agreement and any amount standing to the credit of the Funding collateral account including interest thereon, subject to the circumstances described in "COLLATERAL IN THE FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENT"), in each case to be received on or prior to the immediately following interest payment date or when applicable, the issuer series 1 term AAA advance interest period; and

                        (c) the amount standing to the credit of the reserve
                            ledgers

"FUNDING COLLATERAL     the designated bank account of Funding into which
ACCOUNT"                collateral posted by the Funding swap provider will be
                        deposited if required pursuant to the Funding swap agreement

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

"FUNDING DEED OF        the deed of charge entered into on 26th July, 2000
CHARGE"                 between Funding, Holmes Financing (No. 1) PLC, the
                        corporate services provider, the account bank, the Funding GIC provider, the security trustee, the seller, the start-up loan providers, the cash manager and the Funding swap provider and acceded to on 29th November, 2000 by Holmes Financing (No. 2) PLC, on 23rd May, 2001 by Holmes Financing (No. 3) PLC, on 5th July, 2001 by
                        Holmes Financing (No. 4) PLC, on 8th November, 2001 by
                        Holmes Financing (No. 5) PLC, amended and restated and acceded to by Holmes Financing (No. 6) PLC on 7th
                        November, 2002, acceded to on 26th March, 2003 by
                        Holmes Financing (No. 7) PLC, on 1st April, 2004 by
                        Holmes Financing (No. 8) PLC and to be acceded to by the issuer on the closing date

"FUNDING GIC ACCOUNT"   the account of Funding held with Abbey at its branch at
                        21 Prescot Street, London E1 8AD. Amounts deposited to the credit of the Funding GIC account will receive a rate of interest determined in accordance with the Funding guaranteed investment contract

"FUNDING GIC            Abbey
PROVIDER"

"FUNDING GUARANTEED     the guaranteed investment contract entered into on 26th
 INVESTMENT CONTRACT"   July, 2000 between Funding and the Funding GIC provider
                        under which the Funding GIC provider agrees to pay
                        Funding a guaranteed rate of interest on the balance of the Funding GIC account, as described further in "CREDIT STRUCTURE -- MORTGAGES TRUSTEE GIC ACCOUNT/
                        FUNDING GIC ACCOUNT"

"FUNDING LIQUIDITY      reserve fund established on downgrade of the long-term
 RESERVE FUND"          rating of the seller assigned by Fitch or Moody's to
                        meet interest and principal (in limited circumstances) on all the outstanding notes

"FUNDING LIQUIDITY      means (i) on the applicable scheduled repayment date of
 RESERVE FUND TERM      each bullet term advance, that bullet term advance,
 ADVANCES"              (ii) on the final scheduled repayment date of each
                        scheduled amortisation term advance which is a current term AAA advance, that scheduled amortisation term advance, and (iii) on the final repayment date of each pass-through term advance which is a current term AAA advance, that pass-through term advance

"FUNDING LIQUIDITY      a ledger maintained by the cash manager to record the
 RESERVE LEDGER"        amounts credited to the Funding liquidity reserve fund
                        from Funding available revenue receipts and from Funding available principal receipts up to the Funding liquidity reserve required amount and drawings made under the Funding liquidity reserve fund

"FUNDING LIQUIDITY      an amount calculated in accordance with the formula set
 RESERVE REQUIRED       out in the "CREDIT STRUCTURE -- FUNDING LIQUIDITY
 AMOUNT"                RESERVE FUND"

"FUNDING POST-          the order in which, following the enforcement of the
 ENFORCEMENT PRIORITY   Funding security, the security trustee will apply the
 OF PAYMENTS"           amounts received following enforcement of the Funding
                        security, as set out in "SECURITY FOR FUNDING'S
                        OBLIGATIONS"

"FUNDING PRE-           the order in which, prior to enforcement of the Funding
 ENFORCEMENT            security, the cash manager will apply the Funding
 PRINCIPAL PRIORITY     available principal receipts on each interest payment
 OF PAYMENTS"           date, as set out in "SECURITY FOR FUNDING'S
                        OBLIGATIONS"

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"FUNDING PRE-           the order in which, prior to enforcement of the Funding
 ENFORCEMENT REVENUE    security, the cash manager will apply the Funding
 PRIORITY OF            available revenue receipts on each interest payment
 PAYMENTS"              date, as set out in "SECURITY FOR FUNDING'S
                        OBLIGATIONS"

"FUNDING PRINCIPAL      a ledger maintained by the cash manager to record the
LEDGER"                 amount of principal receipts received by Funding from
                        the mortgages trustee on each distribution date

"FUNDING PRINCIPAL      the principal receipts paid by the mortgages trustee to
RECEIPTS"               Funding on each distribution date

"FUNDING RESERVE        the amount credited to the Funding reserve fund from
FUND"                   the excess Funding available revenue receipts after
                        Funding has paid all of its obligations in respect of items ranking higher than item (S) of the Funding pre-enforcement revenue priority of payments on each interest payment date as described further in "CREDIT
                        STRUCTURE -- FUNDING RESERVE FUND"

"FUNDING RESERVE        a ledger maintained by the cash manager to record the
LEDGER"                 amount credited to the Funding reserve fund from the
                        excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (S) of the Funding pre-enforcement revenue priority of payments on each interest payment date, and any subsequent withdrawals in respect of the Funding reserve fund

"FUNDING RESERVE FUND   [GBP][0], or such other amount as Abbey may specify from
 REQUIRED AMOUNT"       time to time

"FUNDING REVENUE        a ledger maintained by the cash manager to record all
LEDGER"                 amounts received by Funding from the mortgages trustee
                        on each distribution date other than principal receipts, together with interest received by Funding on its authorised investments or pursuant to the bank account agreement

"FUNDING SECURED        the security trustee, the previous security trustee,
CREDITORS"              the Funding swap provider, the cash manager, the
                        account bank, the previous issuers, the seller, the corporate services provider, the start-up loan provider, the issuer and any other entity that accedes to the terms of the Funding deed of charge from time to time

"FUNDING SECURITY"      security created by Funding pursuant to the Funding
                        deed of charge in favour of the Funding secured creditors

"FUNDING SHARE"         the Funding share of the trust property from time to
                        time, as calculated on each distribution date

"FUNDING SHARE          the Funding share percentage of the trust property from
PERCENTAGE"             time to time as calculated on each distribution date

"FUNDING SHARE/SELLER   the ledger of such name maintained by the cash manager
 SHARE LEDGER"          pursuant to the cash management agreement to record the
                        Funding share, the Funding share percentage, the seller share and seller share percentage of the trust property

"FUNDING SWAP"          the swap documented under the Funding swap agreement
                        which enables Funding to hedge against the possible variance between the mortgages trustee SVR payable on the variable rate loans, the fixed rates of interest payable on the fixed rate loans and the rates of interest payable on the tracker loans and a sterling
                        LIBOR based rate for three-month sterling deposits, as described further in "THE SWAP AGREEMENTS -- THE
                        FUNDING SWAP"

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

"FUNDING SWAP           the 1992 ISDA Master Agreement (Multicurrency-Cross
AGREEMENT"              Border) and schedule thereto entered into on 26th July,
                        2000 (as amended and restated on 29th November, 2000, as further amended by a side letter dated 6th December, 2000 and as further amended by deed on 23rd May, 2001) between Funding, the Funding swap provider and the security trustee and any confirmation documented thereunder from time to time between Funding, the Funding swap provider and the security trustee (as each of the same may be amended, restated, varied or supplemented from time to time)

"FUNDING SWAP           Abbey Financial Markets
PROVIDER"

"FUNDING SWAP           the occurrence of an Event of Default under the Funding
 PROVIDER DEFAULT"      swap agreement where the Funding swap provider is the
                        Defaulting Party (as defined in the Funding swap agreement)

"FUNDING TRANSACTION    the account in the name of Funding maintained with the
ACCOUNT"                account bank pursuant to the bank account agreement or
                        such additional or replacement account as may for the time being be in place

"FURTHER ADVANCE"       an advance made following a request from an existing
                        borrower for a further amount to be lent to him or her under his or her mortgage, where Abbey has a discretion as to whether to accept that request

"GLOBAL ISSUER NOTES"   the issuer notes in global form

"GROUP"                 the seller and its subsidiaries

"HIGH LOAN-TO-VALUE     a fee incurred by a borrower as a result of taking out
FEE"                    a loan with an LTV ratio in excess of a certain
                        percentage specified in the offer

"HIGHER VARIABLE RATE   variable rate loans subject to an interest rate at a
LOANS"                  margin above the Abbey SVR or the mortgages trustee
                        SVR, as applicable

"HOLDINGS"              Holmes Holdings Limited

"HOLMES FINANCING       each and/or any cash amount to be accumulated and set
 (NO. 9) PLC CASH       aside by Funding in relation to the issuer series 1
 AMOUNT"                term AAA advance in the amounts of [GBP][_],
                        [GBP][_], [GBP][_] and [GBP][_] on the interest payment dates falling in [April 2006], [July 2006],
                        [October 2006] and [December 2006] respectively, and which are recorded in the cash accumulation sub-ledger for the issuer

"HOUSE"                 a building for human habitation

"ICTA"                  Income and Corporation Taxes Act 1988

"IN ARREARS"            in respect of a mortgage account, occurs when one or
                        more monthly payments in respect of a mortgage account have become due and unpaid by a borrower

"INSOLVENCY EVENT"      in respect of the seller, the servicer or the cash
                        manager or the issuer cash manager (each, for the purposes of this definition, a "RELEVANT ENTITY") means:

                        (a) an order is made or an effective resolution passed
                            or documents filed contemplating the winding up of or administration of the relevant entity;

                        (b) the relevant entity ceases or threatens to cease to
                            carry on its business or stops payment or threatens to stop payment of its debts or is deemed unable to pay its debts within the meaning of section 123(a),
                            (b), (c) or (d) of the Insolvency Act 1986 (as amended) or becomes unable to pay its debts as they fall due or the value of its assets falls to less than the amounts of its

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

                            liabilities (taking into account, for both these purposes, contingent and prospective liabilities) or otherwise becomes insolvent; and

                        (c) proceedings (including, but not limited to,
                            presentation of an application for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) are initiated against the relevant entity under any applicable liquidation, administration, reorganisation (other than a reorganisation where the relevant entity is solvent) or other similar laws, save where such proceedings are being contested in good faith; or an administrative or other receiver, administrator or other similar official is appointed in relation to the whole or any substantial part of the undertaking or assets of the relevant entity or the appointment of an administrator takes effect; or a distress, execution or diligence or other process is enforced upon the whole or any substantial part of the undertaking or assets of the relevant entity and in any of the foregoing cases it is not discharged within 15 London business days; or if the relevant entity initiates or consents to judicial proceedings relating to itself under any applicable liquidation, administration, insolvency, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any indebtedness

"INTERCOMPANY LOAN      the current intercompany loan agreements and all new
 AGREEMENTS"            intercompany loan agreements

"INTERCOMPANY LOAN      a ledger maintained by the cash manager to record
LEDGER"                 payments of interest and repayments of principal made
                        on each of the current term advances and any new term advances under any intercompany loans

"INTEREST               (a) in respect of the series 1 issuer notes and the
DETERMINATION DATE"         series 2 issuer notes means the date which is two
                            London business days before the first day of the interest period for which the rate will apply; and

                        (b) in respect of the issuer term advances, means, in
                            respect of the first interest period, the closing date and, in respect of subsequent interest periods, the first day of the interest period for which the rate will apply

"INTEREST PAYMENT       (a) in relation to the series 1 class A issuer notes,
DATE" the 15th day of each consecutive month up to December 2006, from [17th January 2006] which shall be the first interest payment date for the series 1 class A issuer notes, or following the occurrence of a trigger event or enforcement of the issuer security (each a "SERIES 1 CLASS A INTEREST EVENT") and thereafter the 15th day of April, July, October and December 2006 (a "SERIES 1 CLASS A INTEREST PAYMENT DATE");

                        (b) in relation to the issuer notes (other than the
                            series 1 class A issuer notes), the 15th day of January, April, July and October in each year; or



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

                        (c) in all other cases (including in respect of the
                            issuer term advances and for the purposes of determining the amount to be applied in accordance with the issuer pre-enforcement revenue priority of payments, issuer post-enforcement priority of payments, Funding pre-enforcement principal priority of payments, the Funding pre-enforcement revenue priority of payments and the Funding post-enforcement priority of payments), the 15th day of January, April, July and October in each year and in respect of the issuer series 1 term AAA advance only, the issuer series 1 term AAA advance maturity date (a "QUARTERLY INTEREST PAYMENT DATE"), or, in each of the preceding cases, if such day is not a business day, the next succeeding business day

"INTEREST PERIOD"       (a) in respect of interest payments made in respect of
                            the issuer notes (other than the series 1 class A issuer notes), the period from (and including) a quarterly interest payment date (or in respect of the first interest period, the closing date) to (but excluding) the next following (or first) quarterly interest payment date;

                        (b) in respect of the series 1 class A issuer notes, the
                            monthly period from (and including) a series 1 class A interest payment date (or in respect of the first interest period, the closing date) to (but excluding) the next following (or in respect of the first interest period, [17th January 2006]) monthly series 1 class A interest payment date, except that following the occurrence of a series 1 class A interest event, the interest period for the series 1 class A issuer notes will be the period from (and including) the 15th day of the then next to occur of April, July, October and December 2006 to (but excluding) the next following series 1 class A interest payment date, and thereafter will be the period from (and including) a series 1 class A interest payment date to (but excluding) the next following series 1 class A interest payment date; and

                        (c) in relation to the issuer term advances (or, in the
                            case of the first interest period, the closing date) the period from (and including) an applicable interest payment date to (but excluding) the next following applicable interest payment date (and, for the avoidance of doubt, the final interest period in respect of the issuer series 1 term AAA advance shall be the period from, and including, the interest payment date falling in October 2006 to, but excluding, the issuer series 1 term AAA advance maturity date)

"INVESTMENT COMPANY     the United States Investment Company Act of 1940, as
ACT"                    amended

"INVESTMENT PLAN"       in respect of an interest only loan, a repayment
                        mechanism selected by the borrower and intended to help provide sufficient funds to redeem the full principal of a mortgage loan at maturity

"ISA" means an individual savings account within the Individual Savings Account Regulations 1998 (as amended) and which shelters investments in the account from income tax and capital gains tax

"ISSUER ACCOUNT         the sterling account bank and the non-sterling account
BANKS"                  bank

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

"ISSUER BANK ACCOUNT    the agreement to be entered into on the closing date
 AGREEMENT"             between the issuer account banks and the issuer which
                        governs the operation of the issuer transaction accounts

"ISSUER BULLET TERM     the issuer series 1 term AAA advance, the issuer series
ADVANCES"               2 term AAA advance and the issuer series 4 term AAA
                        advance

"ISSUER CASH            the issuer cash management agreement to be entered into
 MANAGEMENT             on the closing date between the issuer cash manager,
 AGREEMENT"             the issuer and the issuer security trustee, as
                        described further in "CASH MANAGEMENT FOR THE ISSUER"

"ISSUER CASH MANAGER"   Abbey acting, pursuant to the issuer cash management
                        agreement, as agent for the issuer and the issuer security trustee to manage all cash transactions and maintain certain ledgers on behalf of the issuer

"ISSUER COLLATERAL      the designated bank account of the issuer into which
ACCOUNT"                collateral posted by the relevant issuer swap provider
                        will be deposited if required pursuant to the relevant issuer swap agreement

"ISSUER CORPORATE       an agreement to be entered into on the closing date
 SERVICES AGREEMENT"    between the issuer, the corporate services provider and
                        the issuer security trustee, which governs the provision of corporate services by the corporate services provider to the issuer

"ISSUER DEED OF         the deed of charge to be entered into on the closing
CHARGE"                 date between, among others, the issuer and the issuer
                        security trustee, under which the issuer charges the issuer security in favour of the issuer security trustee for the benefit of the issuer secured creditors, as described further in "SECURITY FOR THE
                        ISSUER'S OBLIGATIONS"

"ISSUER DOLLAR          the 1992 ISDA Master Agreements (Multicurrency-Cross
 CURRENCY SWAP          Border), schedules and confirmations to be entered into
 AGREEMENTS"            on the closing date relating to the issuer dollar
                        currency swaps entered into on or before the closing date between the issuer, the issuer dollar currency swap providers and the issuer security trustee

"ISSUER DOLLAR          the occurrence of an Event of Default under an issuer
 CURRENCY SWAP          dollar currency swap (as defined in the relevant issuer
 PROVIDER DEFAULT"      dollar currency swap agreement) where an issuer dollar
                        currency swap provider is the Defaulting Party (as defined in the relevant issuer dollar currency swap agreement)

"ISSUER DOLLAR          [__] as the series 1 class A issuer dollar currency
 CURRENCY SWAP          swap provider and [__] as the series 2 class A issuer
 PROVIDERS"             dollar currency swap provider

"ISSUER DOLLAR          the rate at which dollars are converted to sterling or,
 CURRENCY SWAP RATE"    as the case may be, sterling is converted to dollars
                        under the relevant issuer dollar currency swap or, if there is no such issuer dollar currency swap rate in effect at such time, the "spot" rate at which dollars are converted into sterling or as the case may be, sterling is converted into dollars on the foreign exchange markets

"ISSUER DOLLAR          the sterling-dollar currency swaps which enable the
CURRENCY SWAPS"         issuer to receive and pay amounts under the issuer
                        intercompany loan in sterling and to receive and pay amounts under the series 1 issuer notes and the series
                        2 issuer notes in dollars as described further in "THE
                        SWAP AGREEMENTS -- THE ISSUER DOLLAR CURRENCY SWAPS"

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

"ISSUER EURO CURRENCY   the ISDA master agreement, schedule and confirmation
 SWAP AGREEMENT"        relating to the issuer euro currency swap entered into
                        on the closing date between the issuer, the issuer euro currency swap provider and the issuer security trustee

"ISSUER EURO CURRENCY   [__] as the series 3 class A1 issuer euro currency swap
 SWAP PROVIDER"         provider

"ISSUER EURO CURRENCY   the occurrence of an Event of Default under the issuer
 SWAP PROVIDER          euro currency swap (as defined in the issuer euro
 DEFAULT"               currency swap agreement) where the issuer euro currency
                        swap provider is the Defaulting Party (as defined in the issuer euro currency swap agreement)

"ISSUER EURO CURRENCY   the rate at which euro is converted to sterling or, as
 SWAP RATE"             the case may be, sterling is converted to euro under
                        the issuer euro currency swap or, if there is no such issuer euro currency swap rate in effect at such time, the "spot" rate at which euros are converted into sterling or, as the case may be, sterling is converted into euros on the foreign exchange markets

"ISSUER EURO CURRENCY   the sterling-euro currency swap which enables the
SWAP"                   issuer to receive and pay amounts under the issuer
                        intercompany loan in sterling and to receive and pay amounts under the series 3 class A1 issuer notes in euro, as described further in "THE SWAP AGREEMENTS --
                        THE ISSUER EURO CURRENCY SWAP"

"ISSUER INTERCOMPANY    the loan of the issuer term advances made by the issuer
LOAN"                   to Funding on the closing date under the issuer
                        intercompany loan agreement

"ISSUER INTERCOMPANY    the issuer intercompany loan agreement to be entered
 LOAN AGREEMENT"        into on the closing date between Funding, the issuer
                        and the security trustee

"ISSUER INTERCOMPANY    an enforcement notice served by the security trustee in
 LOAN ENFORCEMENT       relation to the enforcement of the Funding security
 NOTICE"                following an issuer intercompany loan event of default
                        under the issuer intercompany loan

"ISSUER INTERCOMPANY    an event of default under the issuer intercompany loan
 LOAN EVENT OF          agreement
 DEFAULT"

"ISSUER NOTE            an enforcement notice served by the note trustee or the
 ENFORCEMENT NOTICE"    issuer security trustee in relation to the enforcement
                        of the issuer security following an issuer note event of default under the issuer notes

"ISSUER NOTE EVENT OF   an event of default under condition 9 of the issuer
DEFAULT"                notes where the issuer is the defaulting party

"ISSUER NOTES"          includes all of the class A issuer notes

"ISSUER PAYING AGENT    the agreement to be entered into on the closing date
 AND AGENT BANK         which sets out the appointment of the paying agents,
 AGREEMENT"             the registrar, the transfer agent and the agent bank
                        for the issuer notes

"ISSUER POST-           the order in which, following enforcement of the issuer
 ENFORCEMENT PRIORITY   security, the issuer security trustee will apply the
 OF PAYMENTS"           amounts received following enforcement of the issuer
                        security, as set out in "CASHFLOWS -- DISTRIBUTION OF
                        ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS
                        FOLLOWING ENFORCEMENT OF THE ISSUER SECURITIES AND
                        ENFORCEMENT OF THE FUNDING SECURITY"

"ISSUER PRE-            the order in which, prior to enforcement of the issuer
 ENFORCEMENT REVENUE    security, the issuer cash manager will apply the issuer
 PRIORITY OF            revenue receipts on each interest payment date, as set
 PAYMENTS"              out in "CASHFLOWS -- DISTRIBUTION OF ISSUER REVENUE
                        RECEIPTS"

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"ISSUER PRINCIPAL       an amount equal to the sum of all principal amounts
RECEIPTS"               repaid by Funding to the issuer under the issuer
                        intercompany loan

"ISSUER REVENUE         an amount equal to the sum of:
RECEIPTS"
                        (a) interest paid by Funding on the relevant interest
                            payment date in respect of the issuer term advances under the issuer intercompany loan;

                        (b) fees to be paid by Funding on the relevant date
                            under the terms of the issuer intercompany loan agreement;

                        (c) interest payable on issuer bank accounts (but
                            excluding any interest in respect of collateral provided by an issuer swap provider to the issuer) and any authorised investments which will be received on or before the relevant interest payment date in respect of the issuer notes; and

                        (d) other net income of the issuer including amounts
                            received or to be received under the issuer swap agreements on or before the relevant date (without double counting) (other than any early termination amount received by the issuer under the issuer swap agreement and any amount standing to the credit of the relevant issuer collateral account, including interest thereon, subject to the circumstances described in "CASHFLOWS -- COLLATERAL IN THE ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS")

"ISSUER SECURED         the issuer security trustee, the issuer dollar currency
CREDITOR"               swap providers, the issuer euro currency swap provider,
                        the note trustee, the noteholders, the issuer account banks, the paying agents, the registrar, the transfer agent, the agent bank, the corporate services provider and the issuer cash manager

"ISSUER SECURITY"       security created by the issuer pursuant to the issuer
                        deed of charge in favour of the issuer secured creditors

"ISSUER SECURITY        The Bank of New York, London Branch at One Canada
TRUSTEE"                Square, London, E14 5AL

"ISSUER SERIES 1 TERM   the advance made by the issuer to Funding under the
 AAA ADVANCE"           issuer intercompany loan agreement from the proceeds of
                        issue of the series 1 class A issuer notes

"ISSUER SERIES 2 TERM   the advance made by the issuer to Funding under the
 AAA ADVANCE"           issuer intercompany loan agreement from the proceeds of
                        issue of the series 2 class A issuer notes

"ISSUER SERIES 3 TERM   the issuer series 3A1 term AAA advance and the issuer
 AAA ADVANCES"          series 3A2 term AAA advance

"ISSUER SERIES 3A1      the advance made by the issuer to Funding under the
 TERM AAA ADVANCE"      issuer intercompany loan agreement from the proceeds of
                        issue of the series 3 class A1 issuer notes

"ISSUER SERIES 3A2      the advance made by the issuer to Funding under the
 TERM AAA ADVANCE"      issuer intercompany loan agreement from the proceeds of
                        issue of the series 3 class A2 issuer notes

"ISSUER SERIES 4 TERM   the advance made by the issuer to Funding under the
 AAA ADVANCE"           issuer intercompany loan agreement from the proceeds of
                        issue of the series 4 class A issuer notes

"ISSUER SUBSCRIPTION    the agreements to be entered into on the date of this
 AGREEMENT"             prospectus between the managers and the issuer relating
                        to the sale of the series 3 issuer notes

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

"ISSUER SWAP            the issuer dollar currency swap agreements and the
AGREEMENTS"             issuer euro currency swap agreement

"ISSUER SWAP PROVIDER   an issuer dollar currency swap provider default or an
DEFAULT"                issuer euro currency swap provider default as the
                        context requires

"ISSUER SWAP            the issuer dollar currency swap providers and the
PROVIDERS"              issuer euro currency swap provider or either of them,
                        as the context requires

"ISSUER SWAPS"          the issuer dollar currency swaps and the issuer euro
                        currency swap

"ISSUER TERM AAA        the advances made by the issuer to Funding under the
ADVANCES"               issuer intercompany loan agreement from the proceeds of
                        issue of the series 1 class A issuer notes, the series
                        2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes

"ISSUER TERM            the divisions into which the advance to Funding under
ADVANCES"               the issuer intercompany loan will be split, being the
                        issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advances and the issuer series 4 term AAA advance

"ISSUER TRANSACTION     the documents listed in paragraph (D) in "LISTING AND
DOCUMENTS"              GENERAL INFORMATION"

"ISSUER TRUST DEED"     the principal agreement to be entered into on the
                        closing date governing the issuer notes, as further described in "DESCRIPTION OF THE ISSUER TRUST DEED"

"ISSUER UNDERWRITING    the agreement to be entered into on the date of this
 AGREEMENT"             prospectus between the underwriters and the issuer
                        relating to the sale of the series 1 issuer notes and the series 2 issuer notes

"LENDING CRITERIA"      the criteria applicable to the granting of an offer of
                        a mortgage to a borrower, as may be amended from time to time and as further described in "THE LOANS --
                        LENDING CRITERIA"

"LIBOR" or "STERLING    the London Interbank Offer Rate for sterling deposits,
LIBOR"                  as determined by the agent bank on the following basis:

                        (1) on the interest determination date applicable to the
                            series 3 class A2 issuer notes and the series 4 class A issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in sterling for the relevant interest period (or, in the case of the first interest period, the linear interpolation of the arithmetic mean of such offered quotations for three-month and four-month sterling deposits (rounded upwards, if necessary, to five decimal places));

                        (2) on the interest determination date applicable to the
                            issuer term advances relating to the non-sterling issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for the relevant interest period (or in the case of the first interest period, the linear interpolation of the arithmetic mean of such offered quotations for two-weeks and three-month sterling deposits (rounded upwards, if necessary, to five decimal places));

                        (3) on the interest determination date applicable to the
                            issuer term advances relating to the sterling issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks

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

                            for the relevant interest period (or in the case of the first interest period, the linear interpolation of the arithmetic mean of such offered quotations for three-month and four-month sterling deposits (rounded upwards, if necessary, to five decimal places)).

                            This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Moneyline Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

                            In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date. This is called the screen rate for the series 3 class A2 issuer notes and the series 4 class A issuer notes and/or for the issuer term advances relating to the non-sterling issuer notes and/or for the issuer term advances relating to the sterling issuer notes, as the case may be;

                        (4) if, on any such interest determination date, the
                            screen rate is unavailable, the agent bank will:

                            * request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for sterling deposits of the equivalent amount, and for a time equal to the relevant interest period, in the London inter-bank market as at or about 11.00 a.m. (London time); and

                            * calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                        (5) if on any such interest determination date the
                            screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in
                            (4); and

                        (6) if fewer than two reference banks provide
                            quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (4). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1), (2), (3) or (4) was applicable

                        See also the definitions of EURIBOR and USD-LIBOR

"LINK-DETACHED"         a house joined to another house or houses typically by
                        way of an attached garage

"LOAN" each loan referenced by its loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same

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

"LONDON BUSINESS DAY"   a day (other than a Saturday or Sunday) on which banks
                        are generally open for business in London

"LONDON STOCK           London Stock Exchange plc
EXCHANGE"

"LOSSES" the realised losses experienced on the loans in the portfolio

"LOSSES LEDGER"         the ledger of such name created and maintained by the
                        cash manager pursuant to the cash management agreement to record the losses on the portfolio

"LTV RATIO" or "LOAN-   the ratio of the outstanding balance of a loan to the
 TO-VALUE RATIO"        value of the mortgaged property securing that loan

"LTV TEST"              a test which assigns a credit enhancement value to each
                        loan in the portfolio based on its current loan-to-value ratio and the amount of mortgage indemnity cover on that loan. The weighted average credit enhancement value for the portfolio is then determined

"MAISONETTE"            a flat on more than one floor used as a residence

"MASTER DEFINITIONS     together, the amended and restated master definitions
 AND CONSTRUCTION       and construction schedule and the issuer master
 SCHEDULE"              definitions and construction schedule, which are
                        schedules of definitions used in the issuer transaction documents

"MIG POLICIES"          mortgage indemnity guarantee policies

"MINIMUM RATE LOANS"    loans subject to a minimum rate of interest

"MINIMUM SELLER         an amount included in the current seller share which is
SHARE"                  calculated in accordance with the mortgages trust deed
                        and which, as at the closing date, will be approximately [GBP][1,548,667,681]

"MOODY'S"               Moody's Investors Service Limited

"MORTGAGE"              the legal charge or standard security securing a loan

"MORTGAGE ACCOUNT"      all loans secured on the same property will be
                        incorporated in the same mortgage account

"MORTGAGE CONDITIONS"   the terms and conditions applicable to the loans as
                        contained in the seller's "MORTGAGE CONDITIONS" booklet for England and Wales or Scotland applicable from time to time

"MORTGAGEE"             the party in whose favour a mortgage is granted

"MORTGAGE RELATED       as defined in the US Secondary Mortgage Markets
SECURITIES"             Enhancement Act 1984, as amended

"MORTGAGE SALE          the mortgage sale agreement entered into on 26th July,
AGREEMENT"              2000 as amended on 29th November, 2000 and as amended
                        and restated on 23rd May, 2001, 5th July, 2001, 8th
                        November, 2001, 7th November, 2002, 26th March, 2003,
                        1st April, 2004 and on the closing date and made between the seller, the mortgages trustee, Funding and the security trustee in relation to the assignment of the portfolio to the mortgages trustee, as further described in "ASSIGNMENT OF THE LOANS AND THEIR RELATED
                        SECURITY"

"MORTGAGE TERMS"        all the terms and conditions applicable to a loan,
                        including without limitation the applicable mortgage conditions and offer conditions

"MORTGAGES TRUST"       the bare trust of the trust property held by the
                        mortgages trustee as to both capital and income on trust absolutely for Funding (as to the Funding share) and the seller (as to the seller share), so that each has an undivided beneficial interest in the trust property

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

"MORTGAGES TRUST        an amount equal to the sum of:
 AVAILABLE REVENUE
 RECEIPTS"

                        (a) revenue receipts on the loans (but excluding
                            principal receipts); and

                        (b) interest payable to the mortgages trustee on the
                            mortgages trustee GIC account and the alternative accounts,

                        less

                        (c) third party amounts

"MORTGAGES TRUST        the mortgages trust deed made by the mortgages trustee,
DEED"                   Funding and the seller prior to the closing date of the
                        previous issue by Holmes Financing (No. 1) PLC (as amended on 29th November, 2000 and 23rd May, 2001 and as amended and restated on 5th July, 2001, 8th
                        November, 2001, 7th November, 2002, 26th March, 2003,
                        1st April, 2004 and on the closing date), as further described in "THE MORTGAGES TRUST"

"MORTGAGES TRUSTEE"     Holmes Trustees Limited

"MORTGAGES TRUSTEE      the mortgages trustee GIC account and the alternative
ACCOUNTS"               accounts

"MORTGAGES TRUSTEE      the account in the name of the mortgages trustee
 GIC ACCOUNT"           maintained with the account bank pursuant to the terms
                        of the bank account agreement and the mortgages trustee guaranteed investment contract or such additional or replacement account as may for the time being be in place

"MORTGAGES TRUSTEE      Abbey
 GIC PROVIDER"

"MORTGAGES TRUSTEE      the guaranteed investment contract entered into between
 GUARANTEED             the mortgages trustee and the mortgages trustee GIC
 INVESTMENT CONTRACT"   provider under which the mortgages trustee GIC provider
                        agrees to pay the mortgages trustee a guaranteed rate of interest on the balance of the mortgages trustee GIC account, as described further in "CREDIT STRUCTURE --
                        MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING GIC ACCOUNT"

"MORTGAGES TRUSTEE      the order in which the cash manager applies principal
 PRINCIPAL PRIORITY     receipts on the loans on each distribution date to each
 OF PAYMENTS"           of Funding and the seller, depending on whether a
                        trigger event has occurred, as set out in "THE
                        MORTGAGES TRUST"

"MORTGAGES TRUSTEE      the order in which the cash manager applies the
 REVENUE PRIORITY OF    mortgages trust available revenue receipts on each
 PAYMENTS"              distribution date, as set out in "THE MORTGAGES TRUST"

"MORTGAGES TRUSTEE      the standard variable rate which applies to certain
SVR"                    variable rate loans in the portfolio as set by the
                        servicer, as described further in "THE SERVICING
                        AGREEMENT"

"N(M)" the date on which the FSMA rules relating to the regulation of mortgages came into effect, namely, 31st October, 2004

"NATIONAL MORTGAGE      the lending policy of the seller as varied from time to
 LENDING POLICY"        time

"NEW INTERCOMPANY       a loan of a new issuer term advance made by a new
LOAN" and "NEW          issuer to Funding under a new intercompany loan
INTERCOMPANY LOAN       agreement entered into by Funding with a new issuer
AGREEMENT"

"NEW ISSUE"             the issue of new notes to investors by a new issuer to
                        fund a new intercompany loan

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

"NEW ISSUER"            a new wholly owned subsidiary of Holdings that is not
                        established as at the closing date and which, if established, will make a new intercompany loan to Funding

"NEW LOANS"             loans, other than the current loans, which the seller
                        may assign, from time to time, to the mortgages trustee pursuant to the terms of the mortgage sale agreement

"NEW NOTES"             an issue of notes by a new issuer

"NEW RELATED            the security for the new loans which the seller may
SECURITY"               assign to the mortgages trustee pursuant to the
                        mortgage sale agreement

"NEW START-UP LOAN"     a new start-up loan to be made available to Funding by
 and "NEW START-UP      a new start-up loan provider when Funding enters into a
 LOAN PROVIDER"         new intercompany loan agreement

"NEW START-UP LOAN      a new start-up loan agreement to be entered into by a
AGREEMENT"              new start-up loan provider, Funding and the security
                        trustee

"NEW SWAP AGREEMENT"    a swap agreement to be entered into by a new issuer, a
and "NEW SWAP           new swap provider and the issuer security trustee
PROVIDER"

"NEW TERM A ADVANCES"   term advances to be advanced to Funding by new issuers
                        under new intercompany loan agreements from the proceeds of issues of new notes with a rating of A

"NEW TERM AA            term advances to be advanced to Funding by new issuers
ADVANCES"               under new intercompany loan agreements from the
                        proceeds of issues of new notes with a rating of AA

"NEW TERM AAA           term advances to be advanced to Funding by new issuers
ADVANCES"               under new intercompany loan agreements from the
                        proceeds of issues of new notes with a rating of AAA

"NEW TERM ADVANCES"     term advances to be advanced to Funding by new issuers
                        under a new intercompany loan agreement

"NEW TERM BBB           term advances to be advanced to Funding by new issuers
ADVANCES"               under new intercompany loan agreements from the
                        proceeds of issues of new notes with a rating of BBB

"NEW YORK BUSINESS      means a day (other than a Saturday or a Sunday) on
DAY"                    which banks are generally open in the city of New York

"NON-ASSET TRIGGER      this will occur if:
EVENT"

                        (a) an insolvency event occurs in relation to the
                            seller;

                        (b) the seller is terminated as servicer and a new
                            servicer is not appointed within 60 days;

                        (c) on the distribution date immediately succeeding a
                            seller share event distribution date, the seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of the principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under " -- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT"); or

                        (d) on the distribution date immediately succeeding a
                            seller share event distribution date, the outstanding principal balance of loans comprising the trust property on such distribution date during the period from and including the closing date to but excluding the interest payment date in [July 2010] is less than [[GBP]25 billion] or, during the period from and including the interest payment date in [__] to but excluding the interest payment date in [__] is less than [__]

"NON-STERLING ACCOUNT   Citibank, N.A., London Branch situated at Citigroup
BANK"                   Centre, Canada Square, London E14 5LB

"NON-STERLING ISSUER    the dollar issuer notes and the euro issuer notes
NOTES"

"NOTEHOLDERS"           the holders of issuer notes, or any of them as the
                        context requires

"NOTE PRINCIPAL         the amount of each principal payment payable on each
PAYMENT"                note

"NOTE TRUSTEE"          The Bank of New York, London Branch at One Canada
                        Square, London, E14 5AL

"OFFER CONDITIONS"      the terms and conditions applicable to a specific loan
                        as set out in the relevant offer letter to the borrower

"OFFERED ISSUER         the class A offered issuer notes
NOTES"

"OFT"                   the Office of Fair Trading

"OUTSTANDING AMOUNT"    following enforcement of a loan, the amount outstanding
                        on the payment of that loan after deducting money received under the applicable mortgage indemnity guarantee policy

"PASS-THROUGH TERM      means a term advance which has no scheduled repayment
ADVANCE"                date other than the final repayment date. On the
                        closing date, the pass-through term advances are all previous term AA advances, all previous term A advances, all previous term BBB advances, all previous term BB advances together with the previous series 4 term AAA advances made by Holmes Financing (No. 8) PLC, the previous series 4 term AAA advances made by Holmes
                        Financing (No. 7) PLC, the previous series 5 term AAA advance and the previous term BBB advances made by Holmes Financing (No. 6) PLC, the previous series 3A2 term AAA advance made by Holmes Financing (No. 5) PLC, the previous series 3 term AAA advance made by Holmes
                        Financing (No. 4) PLC, the previous series 3 term AAA advance made by Holmes Financing (No. 3) PLC and the previous series 4 term AAA advance made by Holmes
                        Financing (No. 2) PLC. If a bullet term advance is not repaid in full on its scheduled repayment date or if a scheduled amortisation term advance is not repaid by its final scheduled repayment date, then it will be deemed to be a pass-through term advance. If a trigger event occurs or the Funding security is enforced, then the bullet term advances and the scheduled amortisation term advances will be deemed to be pass-through term advances. If the issuer security is enforced, then the issuer term advances which are bullet term advances or scheduled amortisation term advances will be deemed to be pass-through term advances

"PAYING AGENTS"         the principal paying agent and the US paying agent

"PAYMENT HOLIDAY"       a period during which a borrower may suspend payments
                        under a mortgage loan where the borrower is permitted under the mortgage terms to do so and will therefore not be in breach of the mortgage terms

"PAYMENT RATE DATE"     the eighth day (or, if not a London business day, the
                        next succeeding London business day) of each month

"PAYMENT RATE PERIOD"   the period from and including a payment rate date to
                        but excluding the next payment rate date

"PENSION PLAN"          a financial plan arranged by a borrower to provide for
                        such borrower's expenses during retirement

"PORTFOLIO"             at any time the loans and their related security
                        assigned to the mortgages trustee and held by the mortgages trustee on trust for the beneficiaries

"PREVIOUS CLOSING       in respect of Holmes Financing (No. 1) PLC, 26th July,
DATES"                  2000, in respect of Holmes Financing (No. 2) PLC, 29th
                        November, 2000, in respect of Holmes Financing (No. 3)
                        PLC, 23rd May, 2001, in respect of Holmes Financing
                        (No. 4) PLC, 5th July, 2001, in respect of Holmes
                        Financing (No. 5) PLC, 8th November, 2001, in respect of Holmes Financing (No. 6) PLC, 7th November, 2002, in respect of Holmes Financing (No. 7) PLC, 26th March,
                        2003 and in respect of Holmes Financing (No. 8) PLC,
                        1st April, 2004

"PREVIOUS               the intercompany loan agreements made between the
 INTERCOMPANY LOAN      previous issuers and Funding
 AGREEMENTS"

"PREVIOUS               the loan of the previous term advances made by the
INTERCOMPANY LOANS"     previous issuers to Funding under the previous
                        intercompany loan agreements

"PREVIOUS ISSUER        Abbey acting through its branch at 21 Prescot Street,
 ACCOUNT BANKS"         London E1 8AD and Citibank, N.A., London Branch
                        situated at Citigroup Centre, Canada Square, London E14
                        5LB

"PREVIOUS ISSUES"       the issue of the previous notes by the previous issuers

"PREVIOUS ISSUERS"      Holmes Financing (No. 1) PLC, Holmes Financing (No. 2)
                        PLC, Holmes Financing (No. 3) PLC, Holmes Financing
                        (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes
                        Financing (No. 6) PLC, Holmes Financing (No.7) PLC and
                        Holmes Financing (No. 8) PLC

"PREVIOUS ISSUER        The Bank of New York, London Branch at One Canada
 SECURITY TRUSTEE"      Square, London, E14 5AL and JPMorgan Chase Bank, N.A.,
                        London Branch at Trinity Tower, 9 Thomas More Street,
                        London E1W 1YT

"PREVIOUS               the holders of previous notes, or any of them as the
NOTEHOLDERS"            context requires

"PREVIOUS NOTES"        includes all of the class A previous notes, the class B
                        previous notes, the class C previous notes, the class D previous notes and the class M previous notes

"PREVIOUS NOTE          The Bank of New York, London Branch at One Canada
TRUSTEE"                Square, London, E14 5AL and JPMorgan Chase Bank, N.A.,
                        London Branch at Trinity Tower, 9 Thomas More Street,
                        London E1W 1YT

"PREVIOUS SECURITY      JPMorgan Chase Bank, N.A., London Branch at Trinity
TRUSTEE"                Tower, 9 Thomas More Street, London E1W 1YT

"PREVIOUS SWAP          the swap agreements entered into between the previous
AGREEMENTS"             issuers and the previous swap providers in relation to
                        the previous swaps

"PREVIOUS SWAP          Barclays Bank PLC, UBS AG (acting through its business
PROVIDERS"              group UBS Warburg), General Re Financial Securities
                        Limited, Westdeutsche Landesbank Girozentrale, Credit
                        Suisse First Boston International, Citibank, N.A.,
                        London Branch, Banque AIG, London branch, Swiss Re
                        Financial Products Corporation or any of them as the context requires

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"PREVIOUS SWAPS"        the dollar currency swaps, the euro currency swaps and
                        the fixed-floating interest swap entered into by Holmes Financing (No. 1) PLC, the dollar currency swaps and the euro currency swaps entered into by Holmes Financing (No. 2) PLC, the dollar currency swaps and the euro currency swaps entered into by Holmes Financing (No. 3) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing (No. 4) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing (No. 5) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing (No. 6) PLC, the dollar currency swaps and euro currency swaps entered into by Holmes Financing (No. 7) PLC and the dollar currency swaps and the euro currency swaps entered into by Holmes Financing (No. 8) PLC, each under the previous swap agreements

"PREVIOUS TERM A        the advances made by the previous issuers to Funding
ADVANCES"               under the previous intercompany loan agreements from
                        the proceeds of the issue of the series 1 class M previous notes, the series 2 class M previous notes, the series 3 class M previous notes and the series 4 class M previous notes

"PREVIOUS TERM AA       the advances made by the previous issuers to Funding
ADVANCES"               under the previous intercompany loan agreements from
                        the proceeds of issue of the series 1 class B previous notes, the series 2 class B previous notes, the series
                        3 class B previous notes, the series 4 class B previous notes and the series 5 class B previous notes

"PREVIOUS TERM AAA      the advances made by the previous issuers to Funding
ADVANCES"               under the previous intercompany loan agreements from
                        the proceeds of issue of the series 1 class A previous notes, the series 2 class A previous notes, the series
                        3 class A previous notes, the series 4 class A previous notes and the series 5 class A previous notes

"PREVIOUS TERM          the term advances made under the previous intercompany
ADVANCES"               loans, funded from the proceeds of the previous notes,
                        as described in "DESCRIPTION OF THE PREVIOUS ISSUERS,
                        THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"PREVIOUS TERM BB       the advance made by Holmes Financing (No. 4) PLC to
ADVANCE"                Funding under the previous intercompany loan agreement
                        from the proceeds of issue of its series 3 class D previous notes

"PREVIOUS TERM BBB      the advances made by the previous issuers to Funding
ADVANCES"               under the previous intercompany loan agreements from
                        the proceeds of issue of the series 1 class C previous notes, the series 2 class C previous notes, the series
                        3 class C previous notes, the series 4 class C previous notes and the series 5 class C previous notes

"PRINCIPAL DEFICIENCY   the ledger of such name maintained by the cash manager,
LEDGER"                 comprising on the closing date four sub-ledgers, the
                        AAA principal deficiency sub-ledger, the AA principal deficiency sub-ledger, the A principal deficiency sub-ledger and the BBB principal deficiency sub-ledger and which records any deficiency of principal (following a loss on a loan or the application of principal receipts to meet any deficiency in Funding available revenue receipts) in respect of payments due under the current intercompany loans

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"PRINCIPAL LEDGER"      the ledger of such name maintained by the cash manager
                        on behalf of the mortgages trustee pursuant to the cash management agreement to record any retained principal receipts plus principal receipts on the loans and payments of principal from the mortgages trustee GIC account to Funding and the seller on each distribution date. Together the principal ledger and the revenue ledger reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account

"PRINCIPAL PAYING       JPMorgan Chase Bank, N.A., London Branch acting through
AGENT"                  its specified office at Trinity Tower, 9 Thomas More
                        Street, London E1W 1YT

"PRINCIPAL PAYMENT      the average monthly rolling principal payment rate on
RATE"                   the loans for the 12 months immediately preceding the
                        relevant distribution date, calculated on each payment rate date

"PRINCIPAL RECEIPTS"    all principal amounts received from borrowers in
                        respect of the loans or otherwise paid or recovered in respect of the loans and their related security representing monthly repayments of principal, prepayments of principal, redemption proceeds and amounts recovered on enforcement representing principal
                        (but excluding principal received or treated as received in respect of a loan subsequent to the completion of enforcement procedures and certain early repayment fees)

"PRODUCT SWITCH"        a variation to the financial terms and conditions of a
                        loan other than:

                        (a) any variation agreed with a borrower to control or
                            manage arrears on the loan;

                        (b) any variation in the maturity date of the loan
                            unless, while the previous intercompany loan made by Holmes Financing (No. 1) PLC is outstanding, it is extended beyond July 2038;

                        (c) any variation imposed by statute;

                        (d) any variation of the principal available and/or the
                            rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans comprised in the trust property in any interest period; or

                        (e) any variation in the frequency with which the
                            interest payable in respect of the loan is charged

"PURPOSE-BUILT"         in respect of a residential dwelling, built or made for
                        such a residential purpose (as opposed to converted)

"RATING" rating assigned by the rating agencies to the current notes or new notes

"RATING AGENCIES"       each of Moody's, Standard & Poor's and Fitch

"REASONABLE, PRUDENT    includes a lender acting within the policy applied by
 MORTGAGE LENDER"       the seller from time to time to the originating,
                        underwriting and servicing of loans beneficially owned by the seller outside the mortgages trust

"RECEIVER"              a receiver appointed by the issuer security trustee
                        and/or the security trustee, respectively pursuant to the issuer deed of charge and/or the Funding deed of charge

"REFERENCE BANKS"       at the closing date, the London office of each of the
                        following banks: ABN AMRO Bank N.V., Barclays Bank PLC,
                        Citibank, N.A. and The Royal Bank of Scotland plc

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"REGISTERS OF           the Land Register of Scotland and/or the General
SCOTLAND"               Register of Sasines

"REGISTRAR"             J.P. Morgan Bank Luxembourg S.A. at 5, rue Plaetis, L-
                        2338 Luxembourg, Grand Duchy of Luxembourg

"REG S"                 Regulation S under the Securities Act

"REG S NOTES"           the series 3 issuer notes and the series 4 issuer notes

"REGULATED MORTGAGE     as currently defined under FSMA (with effect from
CONTRACT"               N(M)), a credit agreement is a regulated mortgage
                        contract if, at the time it is entered into: (i) the contract is one under which the lender provides credit to an individual or to a trustee; (ii) the contract provides that the obligation of the individual/ trustee to repay is to be secured by a first legal mortgage on land (other than timeshare accommodation) in the UK;
                        and (iii) at least 40 per cent. of that land is used, or is intended to be used, as or in connection with a dwelling by the individual or (in the case of credit provided to the trustee) by an individual who is a beneficiary of the trust, or by a related person (and, for the avoidance of doubt, where a contract provides for such repayment obligation to be secured by, in Scotland, a first standard security, that contract can amount to a "regulated mortgage contract" if the other elements of the definition are satisfied)


"REGULATIONS"           means the Unfair Terms in Consumer Contract Regulations
                        1994 and 1999

"REINSTATEMENT"         means in relation to a property that has been damaged,
                        repairing or rebuilding that property to the condition that it was in prior to the occurrence of the damage

"RELATED SECURITY"      in relation to a loan, the security for the repayment
                        of that loan including the relevant mortgage and all other matters applicable thereto acquired as part of the portfolio assigned to the mortgages trustee

"RELEVANT BULLET        the meaning given to it under "THE MORTGAGES TRUST --
AMOUNT"                 CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY --
                        PRINCIPAL RECEIPTS"

"RELEVANT ISSUERS"      the previous issuers, the issuer and any new issuers,
                        as applicable

"RELEVANT DEPOSIT       means the sum of the following:
AMOUNT"

                        (a) either:

                           (i) prior to any optional redemption date in respect
                               of the issuer notes, any new notes or any previous notes (pursuant to the terms and conditions thereof) or if an optional redemption date has occurred in respect of the issuer notes, any new notes or any previous notes (pursuant to the terms and conditions thereof) and the option has been exercised by the issuer, any new issuer or, as the case may be, any previous issuer, an amount equal to:

                               [the Funding share of the trust property (as most recently calculated)/ the Funding share of the trust property on the closing date] x the first reserve fund required amount; or

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

                          (ii) if the issuer, any new issuer or any previous
                               issuer does not exercise its option to redeem the issuer notes, any new notes or any previous notes issued by it on any optional redemption date pursuant to the terms and conditions thereof, an amount equal to:

                               the Funding share of the trust property (as most recently calculated)/ the Funding share of the trust property on the closing date x the first reserve fund required amount x 2;

                        (b) any amounts standing to the credit of the Funding
                            GIC account which will be applied on the next following interest payment date to pay term advances which in turn will result in any notes, any new notes or any previous notes having ratings of AAA, AA, A-1+ or A-1 from Standard & Poor's to be redeemed in whole or in part;

                        (c) any amounts standing to the credit of the mortgages
                            trustee GIC account which will be distributed to Funding on the next following distribution date and which will be applied by Funding on the next following interest payment date to pay term advances which in turn will result in any notes, any new notes or any previous notes having ratings of AAA, AA, A-1+ or A-1 from Standard & Poor's to be redeemed in whole or in part; and

                        (d) any other amounts standing to the credit of accounts
                            maintained by the mortgages trustee, Funding or any issuer, new issuer or previous issuer with any issuer account bank and which would otherwise be required by Standard & Poor's to be rated A-1+;

                        less any amounts invested in authorised investments or maintained in accounts at a bank rated at least A-1+ by Standard & Poor's

"RESERVE FUNDS"         the first reserve fund, the second reserve fund, the
                        Funding reserve fund and the Funding liquidity reserve fund

"RESERVE LEDGERS"       the first reserve ledger, the second reserve ledger,
                        the Funding reserve ledger and Funding liquidity reserve ledger

"RETAINED PRINCIPAL     the meaning given to it under "THE MORTGAGE TRUST --
RECEIPTS"               CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY --
                        PRINCIPAL RECEIPTS"

"REVENUE LEDGER"        the ledger(s) of such name created and maintained by
                        the cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record revenue receipts on the loans and interest from alternative accounts and the mortgages trustee GIC account and payments of revenue receipts from the mortgages trustee GIC account to Funding and the seller on each distribution date. The revenue ledger and the principal ledger together reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account and the alternative accounts

"REVENUE RECEIPTS"      amounts received by the mortgages trustee in respect of
                        the loans other than principal receipts and third party amounts and whether received in the mortgages trustee
                        GIC account or any alternative account

"REWARD CASHBACK"       an amount that the seller has agreed to pay to a
                        borrower under a reward loan at periodic intervals whilst such reward loan is outstanding

"REWARD LOAN"           a loan which includes a reward cashback

"SCHEDULED              (a) in respect of the issuer series 3A1 term AAA
 AMORTISATION AMOUNT"       advance, the sum of [e][__] due on each of the two
                            scheduled repayment dates of the issuer series 3 term AAA advance;

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


                        (b) in respect of the issuer series 3A2 term AAA advance
                            the sum of [GBP][__] due on each of the two scheduled repayment dates of the issuer series 3A2 term AAA advance;

                        (c) in respect of the previous series 3 term AAA advance
                            made by Holmes Financing (No. 8) PLC, the sum of [GBP]221,199,000 due on each of the three scheduled repayment dates of the previous series 3 term AAA advance;

                        (d) in respect of the previous series 1 term AAA advance
                            made by Holmes Financing (No. 7) PLC, the sum of [GBP]241,160,000 due on each scheduled repayment date of the previous series 1 term AAA advance;

                        (e) in respect of the previous series 3 term AAA advance
                            made by Holmes Financing (No. 7) PLC, the sum of [GBP]160,500,000 due on each scheduled repayment date of the previous series 3 term AAA advance;

                        (f) in respect of the previous series 1 term AAA advance
                            made by Holmes Financing (No. 4) PLC, the sum of [GBP]191,250,000 due on each scheduled repayment date of the series 1 term AAA advance

                        (g) in respect of the previous series 3 term AAA advance
                            made by Holmes Financing (No. 2) PLC, the sum of [GBP]125,000,000 due on each scheduled repayment date of the previous series 3 term AAA advance; and

                        (h) in respect of the previous series 2 term AAA advance
                            made by Holmes Financing (No. 2) PLC, the sum of [GBP]175,750,000 due on each repayment date of the previous series 2 term AAA advance



"SCHEDULED              the period commencing on the distribution date falling
 AMORTISATION PERIOD"   three months prior to the scheduled repayment date of a
                        scheduled amortisation amount and which ends on the date that an amount equal to the relevant scheduled amortisation amount has been accumulated by Funding

"SCHEDULED              the issuer series 3 term AAA advance, the previous
 AMORTISATION TERM      series 3 term AAA advance made by Holmes Financing (No.
 ADVANCES"              8) PLC, the previous series 1 term AAA advance and the
                        previous series 3 term AAA advance made by Holmes
                        Financing (No. 7) PLC, the previous series 1 term AAA advance made by Holmes Financing (No. 6) PLC, the previous series 1 term AAA advance made by Holmes
                        Financing (No. 4) PLC, the previous series 2 term AAA advance and the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC and any new term advance that is payable in scheduled amounts on more than one scheduled repayment date

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

"SCHEDULED REDEMPTION   (a) in respect of the series 1 class A issuer notes, the
DATES"                      interest payment date in [December 2006];

                        (b) in respect of the series 2 class A issuer notes, the
                            interest payment date in [October 2008];

                        (c) in respect of the series 3 class A1 issuer notes,
                            the interest payment date in [January 2010 and April 2010];

                        (d) in respect of the series 3 class A2 issuer notes,
                            the interest payment date in [January 2010 and April 2010]; and

                        (e) in respect of the series 4 class A issuer notes, the
                            interest payment date in [July 2010]

"SCHEDULED REPAYMENT"   the principal amount due to be paid on the scheduled
                        repayment date of the relevant term advances

"SCHEDULED REPAYMENT    (a) in respect of the issuer series 1 term AAA advance,
DATES" the series 1 class A interest payment date in [December 2006];

                        (b) in respect of the issuer series 2 term AAA advance,
                            the interest payment date in [October 2008];

                        (c) in respect of the issuer series 3A1 term AAA
                            advance, the interest payment dates in [January 2010 and April 2010];

                        (d) in respect of the issuer series 3A2 term AAA
                            advance, the interest payment date in [January 2010 and April 2010];

                        (e) in respect of the issuer series 4 term AAA advance
                            the interest payment date in [July 2010];

                        (f) in respect of the previous series 2 term AAA advance
                            made by Holmes Financing (No. 8) PLC, the interest payment date in January 2007;

                        (g) in respect of the previous series 3 term AAA advance
                            made by Holmes Financing (No. 8) PLC, the interest payment dates in April 2008, July 2008 and October 2008;

                        (h) in respect of the previous series 4 term AAA advance
                            made by Holmes Financing (No. 8) PLC, the interest payment date in January 2009;

                        (i) in respect of the previous series 2 term AAA advance
                            made by Holmes Financing (No. 7) PLC, the interest payment date in January 2006;

                        (j) in respect of the previous series 3 term AAA advance
                            made by Holmes Financing (No. 7) PLC, the interest payment dates in January 2007 and April 2007;

                        (k) in respect of the previous series 4 term AAA advance
                            made by Holmes Financing (No. 7) PLC, the interest payment date on or after the interest payment date on which the previous series 3 term A advance made by Holmes Financing (No. 7) PLC has been fully repaid;

                        (l) in respect of the previous series 3 term AAA advance
                            made by Holmes Financing (No. 6) PLC, the interest payment date in April 2007;

                        (m) in respect of the previous series 4A1 term AAA
                            advance made by Holmes Financing (No. 6) PLC, the interest payment date in October 2007;

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

                        (n) in respect of the previous series 4A2 term AAA
                            advance made by Holmes Financing (No. 6) PLC, the interest payment date in October 2007;

                        (o) in respect of the previous series 5 term AAA advance
                            made by Holmes Financing (No. 6) PLC, the interest payment date in April 2008;

                        (p) in respect of the previous series 3 term AAA
                            advances made by Holmes Financing (No. 5) PLC, the interest payment date in October 2006;

                        (q) in respect of the previous series 2 term AAA advance
                            made by Holmes Financing (No. 4) PLC, the interest payment date in July 2006;

                        (r) in respect of the previous series 3 term AAA
                            advances made by Holmes Financing (No. 4) PLC, the interest payment date in July 2006;

                        (s) in respect of the previous series 4 term AAA advance
                            made by Holmes Financing (No. 4) PLC, the interest payment date in October 2006;

                        (t) in respect of the previous series 3 term AAA advance
                            made by Holmes Financing (No. 3) PLC, the interest payment date in July 2006;

                        (u) in respect of the previous series 3 term AAA advance
                            made by Holmes Financing (No. 2) PLC, the interest payment dates in January 2006, April 2006 and July 2006;

                        (v) in respect of the previous series 4 term AAA advance
                            made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2007;

                        (w) in respect of the previous series 3 term AAA advance
                            made by Holmes Financing (No. 1) PLC, the interest payment date in July 2007;

                        (x) in respect of the previous series 4 term AAA advance
                            made by Holmes Financing (No. 1) PLC, the interest payment date in July 2010;

                        (y) in respect of any new term advance which is intended
                            to be a bullet term advance, the scheduled repayment date of that bullet term advance; and

                        (z) in respect of any new term advance which is intended
                            to be a scheduled amortisation term advance, the scheduled repayment dates for those scheduled amortisation term advances

"SCOTTISH LOAN"         a loan secured by a Scottish mortgage

"SCOTTISH MORTGAGE"     a mortgage over a property in Scotland

"SCOTTISH MORTGAGE      the mortgage conditions applicable to Scottish loans
CONDITIONS"

"SEC"                   The United States Securities and Exchange Commission

"SECOND RESERVE FUND"   reserve fund established on 29th November, 2000 and
                        funded from excess Funding available revenue receipts, as described further in "CREDIT STRUCTURE -- SECOND
                        RESERVE FUND", and further funded on 5th July, 2001 from part of the proceeds of the previous term BB advance

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"SECOND RESERVE FUND    an amount calculated in accordance with the formula set
 REQUIRED AMOUNT"       out in "CREDIT STRUCTURE -- SECOND RESERVE FUND"

"SECOND RESERVE         a ledger maintained by the cash manager to record the
LEDGER"                 amount credited to the second reserve fund, and
                        subsequent withdrawals and deposits in respect of the second reserve fund

"SECOND START-UP        the loan made by the start-up loan provider to Funding
LOAN"                   under the second start-up loan agreement which was used
                        in part to fund the first reserve fund

"SECOND START-UP LOAN   the agreement entered into on 29th November, 2000
 AGREEMENT"             between the start-up loan provider and Funding under
                        which the second start-up loan was made by the start-up loan provider to Funding

"SECURITIES ACT"        the United States Securities Act of 1933, as amended

"SECURITY TRUSTEE"      JPMorgan Chase Bank, N.A., London Branch at Trinity
                        Tower, 9 Thomas More Street, London E1W 1YT

"SELLER"                Abbey

"SELLER'S POLICY"       the originating, underwriting, administration, arrears
                        and enforcement policy applied by the seller from time to time to loans and their related security owned solely by the seller

"SELLER SHARE"          the seller share of the trust property from time to
                        time as calculated on each distribution date

"SELLER SHARE EVENT"    the meaning given to it under "THE MORTGAGES TRUST --
                        CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY --
                        PRINCIPAL RECEIPTS"

"SELLER SHARE EVENT     a distribution date on which a seller share event
 DISTRIBUTION DATE"     occurs

"SELLER SHARE           the seller share percentage of the trust property from
PERCENTAGE"             time to time as calculated on each distribution date

"SEMI-DETACHED"         a house joined to another house on one side only

"SENIOR EXPENSES"       amounts ranking in priority to interest due on the term
                        advances

"SERIES 1 CLASS A       the $[__] series 1 class A floating rate issuer notes
 ISSUER NOTES"          due [December 2006]

"SERIES 2 CLASS A       the $[__] series 2 class A floating rate issuer notes
 ISSUER NOTES"          due [July 2013]

"SERIES 3 CLASS A       the series 3 class A1 issuer notes and the series 3
 ISSUER NOTES"          class A2 issuer notes

"SERIES 3 CLASS A1      the [e][__] series 3 class A1 floating rate issuer
 ISSUER NOTES"          notes due [January 2021]

"SERIES 3 CLASS A2      the [GBP][__] series 3 class A2 floating rate issuer
 ISSUER NOTES"          notes due [January 2021]

"SERIES 4 CLASS A       the [GBP] [__] series 4 class A floating rate issuer
 ISSUER NOTES"          notes due [January 2016]

"SERIES 1 CLASS A       the issuer dollar currency swap entered into in
 ISSUER DOLLAR          relation to the series 1 class A issuer notes
 CURRENCY SWAP"

"SERIES 2 CLASS A       the issuer dollar currency swap entered into in
 ISSUER DOLLAR          relation to the series 2 class A issuer notes
 CURRENCY SWAP"

"SERIES 3 CLASS A1      the issuer euro currency swap entered into in relation
 ISSUER EURO CURRENCY   to the series 3 class A1 issuer notes
 SWAP"
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

"SERIES 1 CLASS A       the series 1 issuer swap provider
 ISSUER DOLLAR
 CURRENCY SWAP
 PROVIDER"

"SERIES 2 CLASS A       the series 2 issuer swap provider
 ISSUER DOLLAR
 CURRENCY SWAP
 PROVIDER"

"SERIES 3 CLASS A1      the series 3 class A1 issuer swap provider
 ISSUER EURO CURRENCY
 SWAP PROVIDER"

"SERIES 1 CLASS A       the series 1 class A previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 1 CLASS B       the series 1 class B previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 1 CLASS C       the series 1 class C previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 1 CLASS M       the series 1 class M previous notes issued by Holmes
 PREVIOUS NOTES"        Financing (No. 7) PLC, as described further in
                        "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS
                        NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 2 CLASS A       the series 2 class A previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 2 CLASS A1      the series 2 class A1 previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 2 CLASS A2      the series 2 class A2 previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 2 CLASS B       the series 2 class B previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 2 CLASS C       the series 2 class C previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 2 CLASS M       the series 2 class M previous notes issued by Holmes
 PREVIOUS NOTES"        Financing (No. 7) PLC, as described further in
                        "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS
                        NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS A       the series 3 class A previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

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

"SERIES 3 CLASS A1      the series 3 class A1 previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS A2      the series 3 class A2 previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS B       the series 3 class B previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS C       the series 3 class C previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS D       the series 3 class D1 previous notes, the series 3
 PREVIOUS NOTES"        class D2 previous notes and the series 3 class D3
                        previous notes

"SERIES 3 CLASS D1      the series 3 class D1 previous notes issued by Holmes
 PREVIOUS NOTES"        Financing (No. 4) PLC, as described further in
                        "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS
                        NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS D2      the series 3 class D2 previous notes issued by Holmes
 PREVIOUS NOTES"        Financing (No. 4) PLC, as described further in
                        "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS
                        NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS D3      the series 3 class D3 previous notes issued by Holmes
 PREVIOUS NOTES"        Financing (No. 4) PLC, as described further in
                        "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS
                        NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS M       the series 3 class M previous notes issued by Holmes
 PREVIOUS NOTES"        Financing (No. 7) PLC, as described further in
                        "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS
                        NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 4 CLASS A       the series 4 class A previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 4 CLASS B       the series 4 class B previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 4 CLASS A1      the series 4 class A1 previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 4 CLASS A2      the series 4 class A2 previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 4 CLASS C       the series 4 class C previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 4 CLASS M       the series 4 class M previous notes issued by the
 PREVIOUS NOTES"        previous issuers, as described further in "DESCRIPTION
                        OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                        PREVIOUS INTERCOMPANY LOANS"

"SERIES 5 CLASS A       the series 5 class A previous notes issued by Holmes
 PREVIOUS NOTES"        Financing (No. 6) PLC, as described further in
                        "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS
                        NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 5 CLASS B       the series 5 class B previous notes issued by Holmes
 PREVIOUS NOTES"        Financing (No. 6) PLC, as described further in
                        "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS
                        NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 5 CLASS C       the series 5 class C previous notes issued by Holmes
 PREVIOUS NOTES"        Financing (No. 6) PLC, as described further in
                        "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS
                        NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 1 ISSUER        the series 1 class A issuer notes
NOTES"

"SERIES 2 ISSUER        the series 2 class A issuer notes
NOTES"

"SERIES 3 ISSUER        the series 3 class A issuer notes
NOTES"

"SERIES 4 ISSUER        the series 4 class A issuer notes
NOTES"

"SERIES 1 ISSUER SWAP   [__], or such other swap provider appointed from time
PROVIDER"               to time in relation to the series 1 issuer notes

"SERIES 1 TERM AAA      the cash amount to be accumulated and set aside by
 CASH AMOUNT"           Funding in relation to the issuer series 1 term AAA
                        advance in relation to the series 1 class A issuer notes or any previous term AAA advance in relation to series 1 class A previous notes, which is recorded in the cash accumulation sub-ledger of the relevant issuer and which as at the date of this prospectus comprises the Holmes Financing (No. 9) PLC cash amount

"SERVICER"              Abbey or such other person as may from time to time be
                        appointed as servicer of the portfolio pursuant to the servicing agreement

"SERVICING AGREEMENT"   the agreement between the mortgages trustee, the
                        security trustee and Funding under which the servicer agrees to administer the loans and their related security comprised in the portfolio, as described further in "THE SERVICING AGREEMENT"

"SEVENTH START-UP       the loan made by the start-up loan provider to Funding
LOAN"                   under the seventh start-up loan agreement

"SEVENTH START-UP       the agreement entered into on 26th March, 2003 between
 LOAN AGREEMENT"        the start-up loan provider and Funding under which the
                        seventh start-up loan was made by the start-up loan provider to Funding

"SHORTFALL"             the deficiency of Funding available income receipts on
                        an interest payment date over the amounts due by Funding under the Funding pre- enforcement revenue priority of payments

"SIXTH START-UP LOAN"   the loan made by the start-up loan provider to Funding
                        under the sixth start-up loan agreement

"SIXTH START-UP LOAN    the agreement entered into on 7th November, 2002
AGREEMENT"              between the start-up loan provider and Funding under
                        which the sixth start-up loan was made by the start-up loan provider to Funding

"SPECIFIED MINIMUM      the rate specified in the offer conditions
RATE"

"STABILISED RATE"       the rate to which any loan reverts after the expiration
                        of any period during which any alternative method(s) of calculating the interest rate specified in the offer conditions are used

"STANDARD & POOR'S"     Standard & Poor's Rating Services, a division of The
                        McGraw-Hill Companies, Inc.

"START-UP LOAN          the current start-up loan agreements and all new start-
AGREEMENTS"             up loan agreements

"START-UP LOAN          Abbey, in its capacity as provider of the first start-
PROVIDER"               up loan, the second start-up loan, the third start-up
                        loan, the fourth start-up loan, the fifth start-up loan, the sixth start-up loan, the seventh start-up loan and the eighth start-up loan

"STERLING ISSUER        the series 3 class A2 issuer notes and the series 4
NOTES"                  class A issuer notes

"SVR" the Abbey SVR or the mortgages trustee SVR, as applicable

"SVR LOAN"              a loan which is subject to the mortgages trustee SVR
                        or, as applicable, the Abbey SVR

"SWAP AGREEMENTS"       the Funding swap agreement and the issuer swap
                        agreements

"SWAP EARLY             a circumstance in which a swap agreement can be
TERMINATION EVENT"      terminated prior to its scheduled termination date

"SWAP PROVIDERS"        the Funding swap provider and/or any of the issuer swap
                        providers

"SWAP REPLACEMENT       any payment received by the issuer from a replacement
PAYMENT"                swap counterparty as consideration for the entry into
                        by the issuer of a replacement swap

"TARGET BUSINESS DAY"   a day on which the Trans-European Automated Real-time
                        Gross settlement Express Transfer (TARGET) System is open

"TERM A ADVANCES"       the previous term A advances and any new term A advance
                        made by a new issuer to Funding that has a term advance rating of "A" or its equivalent

"TERM AA ADVANCES"      the previous term AA advances and any new term AA
                        advance made by a new issuer to Funding that has a term advance rating of "AA" or its equivalent

"TERM AAA ADVANCES"     the previous term AAA advances, the issuer term AAA
                        advances and any new term AAA advance made by a new issuer to Funding that has a term advance rating of "AAA" or its equivalent

"TERM BB ADVANCES"      the previous term BB advance and any new term BB
                        advance made by a new issuer to Funding that has a term advance rating of "BB" or its equivalent

"TERM BBB ADVANCES"     the previous term BBB advances and any new term BBB
                        advance made by a new issuer to Funding that has a term advance rating of "BBB" or its equivalent

"TERM ADVANCES"         the term AAA advances, the term AA advances, the term A
                        advances, the term BBB advances and the term BB advances outstanding from time to time

"TERM ADVANCE RATING"   the designated rating assigned to a term advance which
                        corresponds to the rating of the class of notes when first issued to provide funds for that term advance so that, for example, any term AAA advance has a term advance rating of "AAA" to reflect the ratings of AAA/
                        Aaa/AAA then assigned to the corresponding notes (other than the previous series 1 class A notes of Holmes
                        Financing (No. 6) PLC)

"TERRACED"              a house in a row of houses built in one block in a
                        uniform style

"THIRD PARTY AMOUNTS"   includes:

                        (a) payments of high loan-to-value fees due to the
                            seller;

                        (b) amounts under a direct debit which are repaid to the
                            bank making the payment if such bank is unable to recoup that amount itself from its customer's account; or

                        (c) payments by borrowers of early repayment fees and
                            product charges which are due to the seller

"THIRD START-UP LOAN"   the loan made by the start-up loan provider to Funding
                        under the third start-up loan agreement which was used in part to fund the first reserve fund

"THIRD START-UP LOAN    the agreement entered into on 23rd May, 2001 between
AGREEMENT"              the start-up loan provider and Funding under which the
                        third start- up loan was made by the start-up loan provider to Funding

"TRACKER LOAN"          a loan where interest is linked to a variable interest
                        rate other than the SVR. For example, the rate on a tracker loan may be set at a fixed or variable margin above or below sterling LIBOR or above or below rates set from time to time by the Bank of England

"TRACKER RATE"          the rate of interest applicable to a tracker loan
                        (before applying any cap or minimum rate)

"TRANSACTION            the issuer transaction documents, the other documents
DOCUMENTS"              listed in paragraph (D) in "LISTING AND GENERAL
                        INFORMATION", the previous intercompany loan agreements, the current start-up loan agreements, the previous swap agreements, other documents relating to the issue of previous notes by the previous issuers and any new intercompany loan agreements, new start-up loan agreements, new swap agreements, other documents relating to issues of new notes by new issuers, the mortgages trustee guaranteed investment contract and all other agreements referred to therein

"TRANSFER AGENT"        J.P. Morgan Bank Luxembourg S.A. at 5 rue Plaetis, L-
                        2238, Luxembourg

"TRIGGER EVENT"         an asset trigger event and/or a non-asset trigger event

"TRUST PROPERTY"        includes:

                        (a) the sum of [GBP]100 settled by SPV Management
                            Limited on trust on the date of the mortgage trust deed;

                        (b) the current portfolio of loans and their related
                            security assigned to the mortgages trustee by the seller;

                        (c) any new loans and their related security assigned to
                            the mortgages trustee by the seller after the closing date;

                        (d) any drawings under flexible loans;

                        (e) any interest and principal paid by borrowers on
                            their loans;

                        (f) any other amounts received under the loans and
                            related security (excluding third party amounts);
                            and

                        (g) amounts on deposit and interest earned on such
                            amounts in the mortgages trustee GIC account and in the alternative accounts

"UK LISTING             the FSA in its capacity as competent authority under
AUTHORITY"              FSMA

"UNDERPAYMENT"          a reduced payment by the borrower under a flexible loan
                        and where such reduced payment is in place of the monthly payment set out in the mortgage offer (or any changed monthly payment subsequently notified by the lender to the borrower), where there are sufficient available funds to fund the difference between the monthly payment and this reduced payment and where the borrower is not in breach of the mortgage terms for making such payment

"UNDERWRITERS"          Deutsche Bank Securities Inc., Lehman Brothers Inc. and
                        Morgan Stanley & Co. International Limited in respect of the series 1 issuer notes and the series 2 issuer notes and the series 3 issuer notes.

"UNITED STATES          a beneficial owner of issuer notes who is a "UNITED
HOLDER"                 STATES PERSON"

"UNITED STATES          (a) a citizen or resident of the United States;
PERSON"

                        (b) a domestic partnership;

                        (c) a domestic corporation;

                        (d) any estate (other than a foreign estate); and

                        (e) any trust if: (i) a court within the United States
                            is able to exercise primary supervision over the administration of the trust; and (ii) one or more United States fiduciaries have the authority to control all substantial decisions of the trust

"US PAYING AGENT"       JPMorgan Chase Bank, N.A., New York Branch at 450 West
                        33rd Street, New York, NY 10001-2697

"US TAX COUNSEL"        Cleary Gottlieb Steen & Hamilton LLP

"USD-LIBOR"             the London Interbank Offer Rate for dollar deposits, as
                        determined by the agent bank on the following basis:

                        (1) on the interest determination date applicable to the
                            series 1 class A issuer notes and the series 2 class A issuer notes the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in dollars for the relevant interest period. The USD-LIBOR for the first interest period shall be (in the case of the series 1 class A issuer notes) linear interpolation of the arithmetic mean of such offered quotations for two-weeks and one-month US dollar deposits and in all other cases the linear interpolation of the arithmetic mean of such offered quotations for three-month and four-month US dollar deposits (rounded upwards, if necessary, to five decimal places).

                            This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Moneyline Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

                            In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date. This is called the screen rate for the series 1 class A issuer notes and the series 2 class A issuer notes;

                        (2) if, on any such interest determination date, the
                            screen rate is unavailable, the agent bank will:

                            * request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for dollar deposits of the equivalent amount and for a time equal to the relevant interest period, in the London inter-bank market as at or about
                               11.00 a.m. (London time); and

                            * calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                        (3) if on any such interest determination date the
                            screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in
                            (2); and

                        (4) if fewer than two reference banks provide
                            quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable

"VALUATION"             a methodology for determining the value of a property
                        which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICER AND
                        THE SERVICING AGREEMENT -- THE SERVICING AGREEMENT --
                        UNDERTAKINGS BY THE SERVICER") and which has been approved by the Director of Group Property and Survey of the seller

"VALUATION FEE"         a fee incurred by borrowers as a result of the seller
                        or servicer obtaining a valuation of the property

"VARIABLE MORTGAGE      the rate of interest which determines the amount of
RATE"                   interest payable each month on a variable rate loan

"VARIABLE RATE LOAN"    a loan where the interest rate payable by the borrower
                        varies in accordance with a specified variable rate

"VAT"                   value added tax

"WAFF"                  weighted average repossession frequency

"WALS"                  weighted average loss severity

"WITHHOLDING TAX"       a tax levied under UK law, as further described in
                        "UNITED KINGDOM TAXATION -- WITHHOLDING TAX"

                                     ANNEX A

[Update to be provided prior to the final offering circular]


Holmes Financing No 1 plc, Holmes Financing No 2 plc, Holmes Financing No 3
 plc, Holmes Financing No 4 plc, Holmes Financing No 5 plc, Holmes Financing No
           6 plc, Holmes Financing No 7 plc, Holmes Financing No 8 plc

PERIODIC REPORT RE HOLMES TRUSTEES LIMITED AND HOLMES FUNDING LIMITED
               FOR PERIOD 9TH SEPTEMBER 2005 TO 10TH OCTOBER 2005

    All values are in thousands of pounds sterling unless otherwise stated


MORTGAGE ASSET ANALYSIS

Analysis of Mortgage Trust Movements


                         CURRENT PERIOD
                      -------------------
                       NUMBER  [GBP]000'S
                      -------  ----------


Brought Forward       397,646  29,940,396
Replenishment          19,400   1,758,496
Repurchased            (6,647)   (596,901)
Redemptions           (12,187) (1,082,796)
Losses                    (15)        (63)
Capitalised Interest        0       3,852(*see below)
Other Movements             0           0
                      -------  ----------

Carried Forward       398,197  30,022,984
                      =======  ==========





* Capitalised interest refers to interest due met from amounts standing to the credit of overpayment facilities on flexible loans

                            CUMULATIVE
                      ----------------------
                         NUMBER   [GBP]000'S
                      ---------  -----------


Brought Forward         115,191    6,399,214
Replenishment         1,074,158   83,527,693
Repurchased            (331,361) (24,422,623)
Redemptions            (459,042) (35,601,412)
Losses                     (749)      (1,189)
Capitalised Interest          0      121,301(*see above)
Other Movements               0            0
                      ---------  -----------

Carried Forward         398,197   30,022,984
                      =========  ===========


                       ANNUALISED
                TRUST       TRUST
              PAYMENT     PAYMENT
           RATE (CPR)  RATE (CPR)
           ----------  ----------

1 Month         5.61%      49.98%        (including
3 Month        16.19%      50.66%   redemptions and
12 Month       44.74%      44.74%      repurchases)



Asset Profiles
Weighted Average Seasoning                35.34  months
Weighted Average Loan size       [GBP]75,397.31
Weighted Average LTV                      67.73% *** (see below)
Weighted Average Indexed LTV              51.85% using Halifax House Price Index
Weighted Average Indexed LTV              50.97% using Nationwide House Price Index
Weighted Average Remaining Term           18.07  Years



Product Type Analysis  [GBP]000'S        %
---------------------  ----------  -------
Variable Rate           9,241,074   30.78%
Fixed Rate              5,614,298   18.70%
Tracker Rate           15,170,614   50.53%
                       ----------  -------

                       30,022,984  100.01%
                       ==========  =======


As at 10 October 2005 approximately 10.82% of the loans were flexible loans




Repayment Method Analysis   [GBP]000'S        %
-------------------------   ----------  -------
Endowment                    5,242,013   17.46%
Interest Only                5,527,231   18.41%
Repayment                   19,253,740   64.13%
                            ----------  -------

                            30,022,984  100.00%
                            ==========  =======


As at 10 October 2005 approximately 16.16% of the loans were written under Abbey's policy of non-income verification

Loan Purpose Analysis          [GBP]000'S        %
---------------------          ----------  -------
Purchase                       21,415,394   71.33%
Remortgage                      8,607,590   28.67%
                               ----------  -------

                               30,022,984  100.00%
                               ==========  =======


Mortgage Standard Variable Rate



EFFECTIVE DATE                                 RATE
--------------                                -----
01 September 2005                             6.50%
01 September 2004                             6.75%
01 July 2004                                  6.50%
01 June 2004                                  6.25%



Geographic Analysis
--------------------
REGION                     NUMBER  [GBP]000'S        %
                          -------  ----------  -------


East Anglia                16,439   1,155,371    3.85%
East Midlands              21,849   1,440,475    4.80%
Greater London             67,497   6,527,293   21.74%
North                      17,212     955,911    3.18%
North West                 45,131   2,741,566    9.13%
Scotland                   26,284   1,496,828    4.99%
South East                102,293   9,110,341   30.34%
South West                 31,329   2,360,429    7.86%
Wales                      18,574   1,073,717    3.58%
West Midlands              26,585   1,724,151    5.74%
Yorkshire and Humberside   24,614   1,425,511    4.75%
Unknown                       390      11,391    0.04%
                          -------  ----------  -------

TOTAL                     398,197  30,022,984  100.00%
                          =======  ==========  =======





Original LTV Bands
------------------
RANGE                 NUMBER  [GBP]000'S        %
                     -------  ----------  -------


0.00 -- 25.00         20,017     835,689    2.78%
25.01 -- 50.00        88,039   5,418,330   18.05%
50.01 -- 75.00       151,297  12,539,722   41.77%
75.01 -- 80.00        19,484   1,686,846    5.62%
80.01 -- 85.00        23,832   2,166,888    7.22%
85.01 -- 90.00        42,095   3,891,540   12.96%
90.01 -- 95.00        53,433   3,483,969   11.60%
                     -------  ----------  -------

TOTAL                398,197  30,022,984  100.00%
                     -------  ----------  -------





*** The balance is the current outstanding balance on the account including accrued interest. The LTV is that at origination and excludes any capitalised high loan to value fees, valuation fees or booking fees.




ARREARS
--------
BAND                       NUMBER   PRINCIPAL  OVERDUE        %
                          -------  ----------  -------  -------


Current                   387,289  29,149,168   (3,416)  97.13%
1.00 -- 1.99 months         5,495     457,209    3,696    1.52%
2.00 -- 2.99 months         2,327     172,687    2,637    0.58%
3.00 -- 3.99 months         1,163      84,473    1,829    0.28%
4.00 -- 4.99 months           580      45,957    1,283    0.15%
5.00 -- 5.99 months           376      29,802    1,004    0.10%
6.00 --11.99 months           716      54,094    2,728    0.18%
12 months and over             80       5,962      542    0.02%
Properties in Possession      171      12,136    1,193    0.04%
                          -------  ----------  -------  -------

TOTAL                     398,197  30,011,488   11,496  100.00%
                          =======  ==========  =======  =======


Definition of Arrears

    This arrears multiplier is calculated as the arrears amount (which is the difference between the expected monthly repayments and the amount that has actually been paid, i.e. a total of under and/or over payments) divided by the monthly amount repayable. It is recalculated every time the arrears amount changes, i.e. on the date when a payment is due.




                                       FUNDING      SELLER
Movement in Shares of Trust         [GBP]000'S  [GBP]000'S
----------------------------        ----------  ----------
Balance Brought Forward             11,843,703  18,096,693
Replenishment of Assets                      0   1,758,496
Acquisition by Funding                       0           0
Distribution of Principal Receipts    (803,320)   (876,377)
Allocation of Losses                       (25)        (38)
Share of Capitalised Interest            1,525       2,327
Payment Re Capitalised Interest         (1,525)      1,525
                                    ----------  ----------

Balance Carried Forward             11,040,358  18,982,626
                                    ----------  ----------

Carried Forward Percentage            36.77302%   63.22698%
                                    ----------  ----------

Minimum Seller Share                 1,419,744        4.73%
                                    ----------  ----------




Cash Accumulation Ledger              [GBP]000'S
------------------------        ----------------
Brought Forward                          177,960
Additional Amounts Accumulated           803,320
Payment of Notes                               0
Carried Forward                          981,280
                                ----------------
Target Balance                           177,960  payable on 17th October 2005
                                         803,320  payable on 17th January 2006
                                ----------------
                                         981,280
                                ================
Liquidity Facilities
                                                                       UNDRAWN
                                DRAWN [GBP]000'S                    [GBP]000'S
                                ----------------                --------------
Holmes Funding                            [GBP]0                   [GBP]25,000
Holmes Financing 1                        [GBP]0                   [GBP]25,000
Holmes Financing 2                        [GBP]0                   [GBP]25,000
Holmes Financing 3                        [GBP]0                   [GBP]25,000
Holmes Financing 4                        [GBP]0                   [GBP]25,000
Holmes Financing 5                        [GBP]0                   [GBP]25,000
Holmes Financing 6                        [GBP]0                   [GBP]25,000



Excess Spread *
----------------
Quarter to 15/07/05  0.2536%
Quarter to 15/04/05  0.2725%
Quarter to 15/01/05  0.3015%
Quarter to 15/10/04  0.5449%


    *Excess spread is calculated by reference to deferred consideration (determined according to relevant accounting policies) for the period, adjusted for non-cash related items and items relating to amounts falling due after transfers to the first and second reserve funds in the Funding Revenue Priority of Payments, expressed as a percentage of the average note balance over that period.


Reserve Funds                           FIRST RESERVE  SECOND RESERVE     FUNDING RESERVE
-------------                     -------------------  --------------  ------------------


Balance as at 15/07/2005          [GBP]338,000,000.00       [GBP]0.00  [GBP]70,000,000.00
Required Amount as at 15/07/2005  [GBP]338,000,000.00       [GBP]0.00  [GBP]70,000,000.00
Percentage of Notes                              2.81%           0.00%               0.58%
                                  -------------------  --------------  ------------------




Properties in Possession        CURRENT PERIOD
------------------------    ------------------
Stock                       NUMBER  [GBP]000'S
-----                       ------  ----------
Brought Forward                170      12,104
Repossessed in Period           25       3,974
Sold in Period                 (24)     (3,942)
                            ------  ----------

Carried Forward                171      12,136
                            ------  ----------


                         CUMULATIVE
                     ------------------
                     NUMBER  [GBP]000'S
                     ------  ----------


Repossessed to date     929      84,264
Sold to date           (758)    (72,128)
                     ------  ----------

Carried Forward         171      12,136
                     ------  ----------




Repossession Sales Information
------------------------------
Average time Possession to Sale        91 Days
Average arrears at time of Sale     [GBP]4,109



MIG Claim Status               NUMBER  [GBP]000'S
----------------               ------  ----------
MIG Claims made                   199       1,396
MIG Claims outstanding              0           0
Average time claim to payment      36


Trigger Events
--------------
    There has been no debit to the AAA Principal Deficiency Ledger

    The Seller has not suffered an Insolvency Event

    The Seller is still the Servicer

    The Outstanding Principal balance is in excess of [GBP]25 billion

Proposed Changes
----------------

    Abbey has requested Fitch Ratings to confirm the impact on the rating of the issued securities if the minimum required short term rating of Abbey as sterling account bank / GIC provider is changed to F1 from F1+. Once Fitch has completed its review of the appropriate documentation amendments, it expects to confirm that this change will have no effect on the rating of any of the securities issued by any of the Issuers. In addition, it has indicated that in the event that Abbey is downgraded below F1 then Abbey's obligations will either need to be guaranteed by a third party rated at least F1 or transferred to a counterparty rated at least F1, within 30 days of the downgrade, to prevent a downgrade by Fitch of any of the issued securities

                                            RATING (S&P/
NOTES               DEAL                    MOODY'S/FITCH)                OUTSTANDING  REFERENCE RATE    MARGIN
                    ----------------------  ----------------------  -----------------  --------------  --------

Series 2 Class B    Holmes Financing No. 1  AA/Aa3/AA                     $34,500,000        3.14063%     0.41%
Series 2 Class C    Holmes Financing No. 1  BBB/Baa2/BBB                  $45,000,000        3.14063%     1.15%
Series 3 Class A1   Holmes Financing No. 1  AAA/Aaa/AAA              [GBP]375,000,000        4.93063%     0.26%
Series 3 Class A2   Holmes Financing No. 1  AAA/Aaa/AAA               [e] 320,000,000        2.13800%     0.26%
Series 3 Class B    Holmes Financing No. 1  AA/Aa3/AA                 [GBP]24,000,000        4.93063%     0.45%
Series 3 Class C    Holmes Financing No. 1  BBB/Baa2/BBB              [GBP]30,000,000        4.93063%     1.60%
Series 4 Class A    Holmes Financing No. 1  AAA/Aaa/AAA              [GBP]250,000,000                     6.62%
Series 4 Class B    Holmes Financing No. 1  AA/Aa3/AA                 [GBP]11,000,000        4.93063%     0.62%
Series 4 Class C    Holmes Financing No. 1  BBB/Baa2/BBB              [GBP]14,000,000        4.93063%     1.75%
Series 3 Class A    Holmes Financing No. 2  AAA/Aaa/AAA              [GBP]500,000,000        4.93063%     0.24%
Series 3 Class B    Holmes Financing No. 2  AA/Aa3/AA                 [GBP]19,000,000        4.93063%     0.45%
Series 3 Class C    Holmes Financing No. 2  BBB/Baa2/BBB              [GBP]25,000,000        4.93063%     1.50%
Series 4 Class A    Holmes Financing No. 2  AAA/Aaa/AAA               [e] 500,000,000        2.13800%     0.27%
Series 4 Class B    Holmes Financing No. 2  AA/Aa3/AA                  [e] 21,000,000        2.13800%     0.50%
Series 4 Class C    Holmes Financing No. 2  BBB/Baa2/BBB               [e] 35,000,000        2.13800%     1.60%
Series 3 Class A    Holmes Financing No. 3  AAA/Aaa/AAA               [e] 805,000,000        2.13800%     0.24%
Series 3 Class B    Holmes Financing No. 3  AA/Aa3/AA                  [e] 24,000,000        2.13800%     0.40%
Series 3 Class C    Holmes Financing No. 3  BBB/Baa2/BBB               [e] 50,000,000        2.13800%     1.50%
Series 2 Class A    Holmes Financing No. 4  AAA/Aaa/AAA               [e] 800,000,000                     5.05%
Series 2 Class B    Holmes Financing No. 4  AA/Aa3/AA                  [e] 35,800,000        2.13800%     0.40%
Series 2 Class C    Holmes Financing No. 4  BBB/Baa2/BBB               [e] 53,800,000        2.13800%     1.45%
Series 3 Class A1   Holmes Financing No. 4  AAA/Aaa/AAA              [GBP]550,000,000        4.93063%     0.23%
Series 3 Class A2   Holmes Financing No. 4  AAA/Aaa/AAA                  $410,000,000        3.14063%     0.23%
Series 3 Class B    Holmes Financing No. 4  AA/Aa3/AA                     $34,500,000        3.14063%     0.44%
Series 3 Class C    Holmes Financing No. 4  BBB/Baa2/BBB                  $49,500,000        3.14063%     1.30%
Series 4 Class A    Holmes Financing No. 4  AAA/Aaa/AAA               CHF 850,000,000                     3.50%
Series 4 Class B    Holmes Financing No. 4  AA/Aa3/AA                 [GBP]11,000,000        4.93063%     0.43%
Series 4 Class C    Holmes Financing No. 4  BBB/Baa2/BBB              [GBP]19,000,000        4.93063%     1.50%
Series 3 Class A1   Holmes Financing No. 5  AAA/Aaa/AAA               [e] 600,000,000                     4.25%
Series 3 Class A2   Holmes Financing No. 5  AAA/Aaa/AAA              [GBP]500,000,000        4.93063%     0.23%
Series 3 Class B    Holmes Financing No. 5  AA/Aa3/AA                  [e] 53,000,000        2.13800%     0.40%
Series 3 Class C    Holmes Financing No. 5  BBB/Baa2/BBB               [e] 76,000,000        2.13800%     1.47%
Series 3 Class A    Holmes Financing No. 6  AAA/Aaa/AAA             [e] 1,000,000,000        2.13800%     0.24%
Series 3 Class B    Holmes Financing No. 6  AA/Aa3/AA                  [e] 34,000,000        2.13800%     0.50%
Series 3 Class C    Holmes Financing No. 6  BBB/Baa2/BBB               [e] 57,000,000        2.13800%     1.50%
Series 4 Class A1   Holmes Financing No. 6  AAA/Aaa/AAA                $1,000,000,000        3.14063%     0.24%
Series 4 Class A2   Holmes Financing No. 6  AAA/Aaa/AAA               CHF 300,000,000                     2.50%
Series 4 Class B    Holmes Financing No. 6  AA/Aa3/AA                     $40,000,000        3.14063%     0.52%
Series 4 Class C    Holmes Financing No. 6  BBB/Baa2/BBB                  $69,000,000        3.14063%     1.55%
Series 5 Class A    Holmes Financing No. 6  AAA/Aaa/AAA              [GBP]500,000,000        4.93063%     0.24%
Series 5 Class B    Holmes Financing No. 6  AA/Aa3/AA                 [GBP]17,000,000        4.93063%     0.52%
Series 5 Class C    Holmes Financing No. 6  BBB/Baa2/BBB              [GBP]29,000,000        4.93063%     1.55%
Series 2 Class A    Holmes Financing No. 7  AAA/Aaa/AAA                $1,250,000,000        3.14063%     0.15%
Series 2 Class B    Holmes Financing No. 7  AA/Aa3/AA                     $37,500,000        3.14063%     0.35%
Series 2 Class C    Holmes Financing No. 7  BBB/Baa2/BBB                  $63,750,000        3.14063%     0.80%
Series 3 Class A    Holmes Financing No. 7  AAA/Aaa/AAA                  $500,000,000        3.14063%     0.23%
Series 3 Class B    Holmes Financing No. 7  AA/Aa3/AA                 [GBP]15,000,000        4.93063%     0.50%
Series 3 Class M    Holmes Financing No. 7  A/A2/A                    [GBP]20,000,000        4.93063%     0.80%
Series 4 Class A 1  Holmes Financing No. 7  AAA/Aaa/AAA               [e] 500,000,000        2.13800%     0.26%
Series 4 Class A 2  Holmes Financing No. 7  AAA/Aaa/AAA              [GBP]250,000,000        4.93063%     0.26%
Series 4 Class B    Holmes Financing No. 7  AA/Aa3/AA                  [e] 41,000,000        2.13800%     0.53%

                                       298


                                                      RATING (S&P/
NOTES                                 DEAL          MOODY'S/FITCH)        OUTSTANDING  REFERENCE RATE    MARGIN
                    ----------------------  ----------------------  -----------------  --------------  --------

Series 4 Class M    Holmes Financing No. 7  A/A2/A                     [e] 56,000,000        2.13800%     0.80%
Series 2 Class A    Holmes Financing No. 8  AAA/Aaa/AAA                $1,500,000,000        3.14063%     0.08%
Series 2 Class B    Holmes Financing No. 8  AA/Aa3/AA                     $51,000,000        3.14063%     0.17%
Series 2 Class C    Holmes Financing No. 8  BBB/Baa2/BBB                  $87,000,000        3.14063%     0.72%
Series 3 Class A    Holmes Financing No. 8  AAA/Aaa/AAA               [e] 990,000,000        2.13800%     0.15%
Series 3 Class B    Holmes Financing No. 8  AA/Aa3/AA                  [e] 34,000,000        2.13800%     0.27%
Series 3 Class C    Holmes Financing No. 8  BBB/Baa2/BBB               [e] 57,500,000        2.13800%     0.85%
Series 4 Class A 1  Holmes Financing No. 8  AAA/Aaa/AAA              [GBP]900,000,000        4.93063%     0.15%
Series 4 Class A 2  Holmes Financing No. 8  AAA/Aaa/AAA                  $500,000,000        3.14063%     0.14%
Series 4 Class B    Holmes Financing No. 8  AA/Aa3/AA                 [GBP]39,900,000        4.93063%     0.30%
Series 4 Class C    Holmes Financing No. 8  BBB/Baa2/BBB              [GBP]68,000,000        4.93063%     0.90%


Retired Class A Notes
---------------------

DATE RETIRED  HOLMES 1  HOLMES 2  HOLMES 3  HOLMES4  HOLMES 5  HOLMES 6  HOLMES 7  HOLMES 8
              --------  --------  --------  -------  --------  --------  --------  --------


02Q3                --       703        --       --       352        --        --        --
02Q4                --        --        --       --       352        --        --        --
03Q1                --        --       750       --        --        --        --        --
03Q2                --        --        --       --        --        --        --        --
03Q3               600        --        --       --        --       481        --        --
03Q4                --       176        --      191        --       481        --        --
04Q1                --       176        --      191        --        --       241        --
04Q2                --       176        --      191        --        --       241        --
04Q3                --       176        --      191        --        --        --        --
04Q4                --        --        --       --       698        --        --        --
05Q1                --        --       750       --        --        --        --        --
05Q2                --        --        --       --        --       801        --     1,001
05Q3               650        --        --       --        --        --        --        --
              --------  --------  --------  -------  --------  --------  --------  --------



Outstanding Class A Notes
-------------------------

EXPECTED REDEMPTION  HOLMES 1  HOLMES 2  HOLMES 3  HOLMES4  HOLMES 5  HOLMES 6  HOLMES 7  HOLMES 8
                     --------  --------  --------  -------  --------  --------  --------  --------


05Q3                       --        --        --       --        --        --        --        --
05Q4                       --       125        --       --        --        --        --        --
06Q1                       --       125        --       --        --        --       803        --
06Q2                       --       125        --       --        --        --        --        --
06Q3                       --       125       500    1,340        --        --        --        --
06Q4                       --        --        --      350       875        --        --        --
07Q1                       --        --        --       --        --        --       161       812
07Q2                       --        --        --       --        --       634       161        --
07Q3                      575        --        --       --        --        --        --        --
07Q4                       --       300        --       --        --       770        --        --
08Q1                       --        --        --       --        --        --        --        --
08Q2                       --        --        --       --        --       500       592       221
08Q3                       --        --        --       --        --        --        --       221
08Q4                       --        --        --       --        --        --        --       221
09Q1                       --        --        --       --        --        --        --     1,171
09Q2                       --        --        --       --        --        --        --        --
09Q3                       --        --        --       --        --        --        --        --
09Q4                       --        --        --       --        --        --        --        --
10Q1                       --        --        --       --        --        --        --        --
10Q2                       --        --        --       --        --        --        --        --
10Q3                      250        --        --       --        --        --        --        --
10Q4                       --        --        --       --        --        --        --        --
                     --------  --------  --------  -------  --------  --------  --------  --------



                         [EXPECTED REDEMPTION DIAGRAM]

                               INDEX OF APPENDICES


    The following appendices contain the text of the report of an independent registered public accounting firm on each of the issuer and Funding, received by the directors of the issuer and Funding respectively from the independent registered public accounting firm to the issuer and Funding, being Deloitte & Touche LLP. The information contained in the appendices constitutes an integral part of the prospectus. The statutory accounts prepared by the issuer for the period from incorporation on 29th April 2004 until 31st December 2004 are included in the information contained in Appendix A. The statutory accounts prepared by Funding for the year ended 31st December 2004 are included in the information contained in Appendix C(ii). The accounting reference date for each of the issuer and Funding is the last day of December. The next statutory accounts for the issuer will be drawn up to 31st December 2005 and annually on the last day of December thereafter in accordance with accounting principles generally accepted in the United Kingdom. The next statutory accounts for Funding will be drawn up to 31st December 2005 and annually on the last day of December thereafter in accordance with accounting principles generally accepted in the United Kingdom.



INDEX OF APPENDICES


Appendix A (i)  the financial statements of Holmes Financing (No. 9) PLC prepared in accordance with accounting principles generally accepted inthe United States of America as of 31st December 2004 and for the period from 29th April 2004 to 31st December 2004 and the report of the independent registered public accounting firm thereon



Appendix A (ii)  the financial statements of Holmes Financing (No.9) PLC prepared in accordance with accounting principles generally accepted in the United Kingdom for the period from 29th April 2004 to 31st December 2004 and the independent auditor's report thereon



Appendix B       the unaudited financial statements of Holmes Financing (No. 9)
                 PLC as of 30th June 2005, for the six month ended 30th June
                 2005 and for the period from 29th April 2004 to 30th June 2004



Appendix C (i)   the financial statements of Holmes Funding Limited as of 31st
                 December, 2004 and 31st December 2003 and for each of the years ended 31st December, 2004, 31st December, 2003 and 31st
                 December, 2002 and the consent of the independent registered public accounting firm thereon



Appendix C (ii)  the financial statements of Holmes Funding Limited prepared in accordance with accounting principles generally accepted in the United Kingdom for the year ended 31st December 2004 and 31st December 2003 and the independent auditor's report thereon.


Appendix D       the unaudited financial statements of Holmes Funding Limited as of 30th June 2005 and for the six months ended 30th June 2005 and 30th June 2004

                                 APPENDIX A (I)


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE DIRECTORS AND SHAREHOLDERS OF:
HOLMES FINANCING (NO. 9) PLC


    We have audited the statement of financial position of Holmes Financing (No.
9) PLC (the "Company" and a wholly owned subsidiary of Holmes Holdings Limited) as of December 31, 2004, and the related statements of operations, changes in stockholders' equity, and cash flow for the period from April 29, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and the results of its operations and its cash flows for the period from April 29, 2004 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.





Deloitte & Touche LLP


London, England


November 14, 2005

STATEMENT OF OPERATIONS

                                         PERIOD
                                    04.29.04 TO
                                       12.31.04
                                          [GBP]
                                    -----------

INTEREST INCOME
Bank interest                               323
                                    -----------
Net interest income and net income          323
                                    ===========


The accompanying notes are an integral part of these financial statements.

STATEMENT OF FINANCIAL POSITION


                                                      12.31.04
                                                NOTE     [GBP]
                                                ----  --------

ASSETS
Cash                                                    12,824
                                                      --------
                                                        12,824
                                                      ========
STOCKHOLDERS' EQUITY
Common stock                                       5    50,000
Less subscription receivable from stockholders         (37,499)
Retained earnings                                          323
                                                      --------
Total stockholders' earnings                            12,824
                                                      ========



The accompanying notes are an integral part of these financial statements.-- --

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                     PERIOD
                                                                                04.29.04 TO
                                                                                   12.31.04
                                                                                      [GBP]
                                                                                -----------

COMMON STOCK (AUTHORISED AND ISSUED 50,000 SHARES, PAR VALUE [GBP]1 PER SHARE)       50,000
                                                                                -----------
Balance, end of period                                                               50,000
                                                                                -----------

RETAINED EARNINGS
Balance, beginning of period                                                            ---
Net income                                                                              323
                                                                                -----------
Balance, end of period                                                                  323
                                                                                -----------
Total stockholders' equity                                                           50,323
                                                                                ===========

The accompanying notes are an integral part of these financial statements.-----

STATEMENT OF CASH FLOW

                                                                                      PERIOD
                                                                                 04.29.04 TO
                                                                                    12.31.04
                                                                           NOTE        [GBP]
                                                                           ----  -----------

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net income                                                                               323
                                                                                 -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                323
                                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES
                                                                                 -----------
Issue of ordinary share capital                                               5       12,501
                                                                                 -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                             12,501
                                                                                 -----------
Net increase in cash                                                                  12,824
Cash at beginning of period                                                              ---
                                                                                 -----------
Cash at end of period                                                                 12,824
                                                                                 ===========


The accompanying notes are an integral part of these financial statements. -- -

1.  OPERATING ACTIVITIES


    The Company, Holmes Financing (No. 9 Plc), was incorporated in England and Wales on April 29, 2004. The Company is organised as a special purpose company. The Company has no subsidiaries.


    The principal objects of the Company are set out in its memorandum of association and are, among other things, to:

       *     Lending money and giving credit, secured or unsecured;

       *     Borrowing or raising money and securing the payment of money; and

       * Granting security over its property for the performance of its obligations or the payment of money.

    The parent company of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales. SPV Management Limited, a company registered in England and Wales, holds all of the shares in Holmes Holdings Ltd (one jointly with M McDermott as nominee) as trustee under a discretionary charitable trust dated 17 February 1999 for the benefit of nurses employed in the UK and for charities.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1) The financial information set out in the balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America.

(2) The financial statements of the Company have been prepared in pounds sterling ([GBP]), the currency of the United Kingdom, which is the Company's functional currency.


(3) In conformity with generally accepted accounting principles, the preparation of the financial statements requires our management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses in our financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from the estimates.



(4) The Company expects to enter into interest rate swaps to convert the interest payments related to the proposed notes. These derivatives are not expected to be designated as hedges and the change in fair value will therefore be included in the statement of operations.



3.  OPERATING EXPENSES

    ALL ADMINISTRATIVE EXPENSES, INCLUDING AUDITORS' REMUNERATION, IN THE CURRENT PERIOD WERE PAID FOR, AND BORNE, BY HOLMES FUNDING LIMITED, A RELATED SUBSIDIARY IN HOLMES HOLDINGS LIMITED. CONSEQUENTLY NO EXPENSES ARE SHOWN IN THE COMPANY.


4.  TAXATION

    Taxation is provided on income before taxation at United Kingdom statutory rates. Tax shown is [GBP]nil as the Company qualifies for the starting Companies' rate of corporation tax of nil%.


5.  COMMON STOCK

    The Company is authorised to issue 50,000 shares of common stock, with a par value of [GBP]1 per share. Upon incorporation, shares were issued to Holmes Holdings Limited, of which 49,998 ordinary shares are partly paid to 25 pence, two subscriber shares have been fully paid. All shares issued rank equally for dividends and have equal voting rights.

                                 APPENDIX A (II)

REPORT OF THE DIRECTORS

    The Directors submit their report together with the accounts for the period from incorporation on 29 April 2004 to 31 December 2004.


1.  PRINCIPAL ACTIVITY AND REVIEW OF THE PERIOD

The principal activity of the Company is to issue asset backed notes and enter into all financial arrangements in that connection. No future changes in activity are envisaged.

The Company was registered as Holmes Financing (No.9) plc on 29 April 2004 in England and Wales as a public limited company, with an authorised share capital of [GBP]50,000 comprising 50,000 ordinary shares of [GBP]1 each.


2.  RESULTS AND DIVIDENDS

The profit for the period on ordinary activities after tax amounted to [GBP]323

The Directors do not recommend the payment of a dividend.

The retained profit of [GBP]323 has been transferred to reserves.


3.  DIRECTORS AND THEIR INTERESTS



The directors who served throughout the period, except as noted, were:



Instant Companies Limited (appointed 29 April 2004, resigned 7 May 2004)



Swift Incorporations Limited (appointed 29 April 2004, resigned 7 May 2004)
Mr D M Green (appointed 1 July 2004)
Mr M McDermott (appointed 7 May 2004)
SPV Management Limited (appointed 7 May 2004)
At the period end Holmes Holdings Limited and M. McDermott jointly held one share in the Company.
SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the period end. The other share in Holmes Holdings Limited was held by SPV Management Limited. M. McDermott is also a Director of SPV Management Limited.



None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited or its subsidiaries, at the period end.




4.  DIRECTORS' RESPONSIBILITY IN RESPECT OF THE PREPARATION OF ACCOUNTS



The Directors are required by UK company law to prepare financial statements for each financial period that give a true and fair view of the state of affairs of the Company as at the end of the financial period and the profit or loss for that period.



The Directors confirm that suitable accounting policies have been used and applied consistently and that reasonable and prudent judgements and estimates have been made in the preparation of the financial statements for the period ended 31 December 2004. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.



The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company's system of internal control and for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

5.  GOING CONCERN



The Directors confirm that they are satisfied that Holmes Financing (No.9) plc has adequate resources to continue in business for the foreseeable future. For this reason, they continue to adopt a going concern basis in preparing the financial statements.




6.  AUDITORS



At the forthcoming Annual General Meeting of the Company it will be proposed that Deloitte & Touche LLP be re-appointed as auditors of the Company.



By Order of the Board
For and on behalf of
Abbey National Secretariat Services Limited
Company Secretary
17 June 2005
Registered Office Address:
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN

   INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF HOLMES FINANCING (NO 9) PLC

    We have audited the financial statements of Holmes Financing (No 9) plc for the period from the date of incorporation on 29 April 2004 to 31 December 2004 which comprise the profit and loss account, the balance sheet and the related notes 1 to 11. These financial statements have been prepared under the accounting policies set out therein.

    This report is made solely to the Company's members, as a body, in accordance with section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the Company's members those matters we are required to state to them in an auditors' report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company and the Company's members as a body, for our audit work, for this report, or for the opinions we have formed.


RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

    As described in the statement of Directors' responsibilities, the Company's Directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards, and the Listing Rules of the Financial Services Authority.

    We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the Directors' report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding Directors' remuneration and transactions with the Company is not disclosed.

    We read the Directors' report for the above period and consider the implications for our report if we become aware of any apparent misstatements.


BASIS OF AUDIT OPINION

    We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the Company's circumstances, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.


OPINION

    In our opinion the financial statements give a true and fair view of the state of the Company's affairs as at 31 December 2004 and of its profit for the period then ended and have been properly prepared in accordance with the Companies Act 1985.

                                                              Date: 17 June 2005




Deloitte & Touche LLP
Chartered Accountants and Registered Auditors
London

PROFIT AND LOSS ACCOUNT
FOR THE PERIOD ENDED 31 DECEMBER 2004


                                                                              PERIOD 29
                                                                               APR 2004
                                                                              TO 31 DEC
                                                                                   2004
                                                                        NOTE      [GBP]
                                                                        ----  ---------

Interest receivable                                                        2        323
                                                                        ----  ---------

Net interest income                                                                 323
                                                                        ----  ---------

OPERATING PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                    3        323
Tax on profit on ordinary activities                                       4        ---
                                                                        ----  ---------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION AND RETAINED FOR THE YEAR     9        323
Profit and loss account brought forward                                             ---
                                                                        ----  ---------

Profit and loss account carried forward                                             323
                                                                        ====  =========




    There are no recognised gains or losses in either the current financial period other than the profit for the financial period and therefore no statement of total recognised gains and losses is required.

    There is no difference between the profit on ordinary activities before taxation and the retained profit for the period stated above and the increase from the prior year stated above and their historical cost equivalents.

    All transactions are derived from continuing operations.

                           HOLMES FINANCING NO 9 PLC

BALANCE SHEET
AS AT 31 DECEMBER 2004


                                               2004
                                       NOTE   [GBP]
                                       ----  ------

CURRENT ASSETS
Debtors                                   5  37,499
Cash at bank and in hand                  6  12,824
                                             ------
                                             50,323
                                             ======
TOTAL ASSETS LESS CURRENT LIABILITIES
                                             50,323
                                             ------
NET ASSETS                                   50,323
                                             ======
CAPITAL AND RESERVES
Called up share capital                   7  50,000
Profit and loss account                         323
                                             ------
EQUITY SHAREHOLDERS' FUNDS                8  50,323
                                             ======



    The financial statements on pages 4 to 8 were approved by the Board of Directors on 17 June 2005

Signed on behalf of the Board of Directors



M McDermott
Director

                           HOLMES FINANCING NO 9 PLC


NOTES TO THE ACCOUNTS FOR THE PERIOD ENDED 31 DECEMBER 2004

1.  ACCOUNTING POLICIES

    BASIS OF ACCOUNTING


       The accounts have been prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below:


    PRESENTATION OF THE PROFIT AND LOSS ACCOUNT

       Due to the nature of the business the Directors are of the opinion that it is more appropriate to use net interest income rather than turnover in presenting the profit and loss account.


    INTEREST RECEIVABLE

       Interest receivable is recognised on an accrual basis.


    CASH FLOW STATEMENT

       The Company is a wholly owned subsidiary of Holmes Holdings Limited, a company registered in England and Wales. Accordingly, the Company has taken advantage of the exemption in paragraph 5(a) of Financial Reporting Standard 1 (Revised), Cash Flow Statements and not published its own cash flow statement.


    COMPARATIVE FIGURES

       Comparative figures have not been prepared as this is the first financial period since incorporation for which accounts have been prepared.


2.  INTEREST RECEIVABLE

                                          PERIOD 29
                                           APR 2004
                                          TO 31 DEC
                                               2004
                                              [GBP]
                                          ---------

Interest receivable from group companies        323
                                          ---------
                                                323
                                          =========


    All of the income is derived from one geographical segment.


3.  PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

    The Company has no employees other than its directors.

    No emoluments were paid to the Directors by the Company during the period under review.

       All administrative expenses, including auditors' remuneration, in the current period were paid for, and borne, by Holmes Funding Limited, a fellow subsidiary undertaking. Because of this, no expenses are shown in the Company.

                           HOLMES FINANCING NO 9 PLC

4.  TAX ON PROFIT ON ORDINARY ACTIVITIES


                                       PERIOD 29
                                        APR 2004
                                       TO 31 DEC
                                            2004
                                           [GBP]
                                       ---------

UK Corporation Tax for the year at 0%        ---
                                       ---------
                                             ---
                                       =========


    The company qualifies for the starting companies' rate of corporation tax of nil%.


5.  DEBTORS

                                                                   2004
                                                                  [GBP]
                                                                 ------

Called up share capital not paid -- due from parent undertaking  37,499
                                                                 ------
                                                                 37,499
                                                                 ======



6.  CASH AT BANK AND IN HAND

    The Company holds deposits at banks, which pay interest based on LIBOR.


7.  SHARE CAPITAL


                                         2004
                                        [GBP]
                                       ------

AUTHORISED:
50,000 Ordinary shares of [GBP]1 each  50,000
                                       ======

Allotted and called up:
50,000 Ordinary shares of [GBP]1 each  50,000




       49,998 ordinary shares are partly paid to 25 pence. Two subscriber shares are fully paid.



8.  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS


                                               2004
                                              [GBP]
                                             ------

Ordinary share capital issued in the period  50,000
Retained profit for the year                    323
                                             ------

Closing shareholders' funds                  50,323
                                             ======




9.  CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES


       There were no outstanding capital commitments or contingent liabilities at 31 December 2004.

                           HOLMES FINANCING NO 9 PLC


10. RELATED PARTY DISCLOSURES


       The Company has taken advantage of the exemption covered by paragraph 3
       (c) of FRS8 'Related Party Disclosures' not to disclose transactions with entities that are part of the Holmes Group.


11. PARENT UNDERTAKING AND CONTROLLING PARTY

       The immediate parent of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales, which prepares the only accounts into which the Company is consolidated.

       SPV Management Limited, a company incorporated in Great Britain and registered in England and Wales, holds all of the beneficial interest in the issued shares of Holmes Holdings Limited on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

       The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain.

       Copies of all sets of group accounts, which include the results of the Company, are available from Abbey Secretariat, Abbey National House, 2 Triton Square, Regent's Place, London, NW1 3AN.

                           HOLMES FINANCING NO 9 PLC


                                   APPENDIX B

STATEMENT OF OPERATIONS (UNAUDITED)


                                         SIX
                                      MONTHS       PERIOD
                                       ENDED  04.29.04 TO
                                    06.30.05     06.30.04
                                       [GBP]        [GBP]
                                    --------  -----------

Interest income
Interest receivable                      298          ---
                                    --------  -----------

Net interest income and net income       298          ---
                                    ========  ===========



    The accompanying notes are an integral part of these financial statements.


STATEMENT OF FINANCIAL POSITION (UNAUDITED)

                                         06.30.05
                                   NOTE     [GBP]
                                   ----  --------

ASSETS
Cash                                       13,122
                                         --------
                                           13,122
                                         ========
STOCKHOLDERS' EQUITY
Common stock                          5    50,000
Less receivable from stockholders         (37,499)
Retained earnings                             621
                                         --------
Total stockholders' equity                 13,122
                                         ========



The accompanying notes are an integral part of these financial statements.

                           HOLMES FINANCING NO 9 PLC


STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)


                                                                                     SIX
                                                                                  MONTHS       PERIOD
                                                                                   ENDED  29.04.04 TO
                                                                                06.30.05     06.30.04
                                                                                   [GBP]        [GBP]
                                                                                --------  -----------

COMMON STOCK (AUTHORISED AND ISSUED 50,000 SHARES, PAR VALUE [GBP]1 PER SHARE)    50,000       50,000
                                                                                --------  -----------

Balance, end of period                                                            50,000       50,000
                                                                                --------  -----------

RETAINED EARNINGS
Balance, beginning of period                                                         323          ---
Net income                                                                           298          ---
Balance, end of period                                                               621          ---
                                                                                --------  -----------

Total stockholders' equity                                                        50,621       50,000
                                                                                ========  ===========




    The accompanying notes are an integral part of these financial statements.



STATEMENT OF CASH FLOW (UNAUDITED)

                                                                                      SIX
                                                                                   MONTHS
                                                                                    ENDED                PERIOD
                                                                                 06.30.05  29.04.04 TO 06.30.04
                                                                           NOTE     [GBP]                 [GBP]
                                                                           ----  --------  --------------------

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net income                                                                            298                   ---
                                                                                 --------  --------------------
Net cash provided by operating activities                                             298                   ---
                                                                                 --------  --------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Issue of ordinary share capital                                               5       ---                12,501
                                                                                 --------  --------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                             ---                12,501
                                                                                 --------  --------------------
Net increase in cash                                                                  298                12,501
Cash at beginning of period                                                        12,824                   ---
                                                                                 --------  --------------------
Cash at end of period                                                              13,122                12,501
                                                                                 --------  --------------------



    The accompanying notes are an integral part of these financial statements.


1.  OPERATING ACTIVITIES

       The Company (Holmes Financing (No. 9) Plc) was incorporated in England and Wales on April 29, 2004. The Company is organised as a special purpose company. The Company has no subsidiaries. Abbey National plc, the seller, does not own directly or indirectly any of the share capital of the Company.

       The principal objects of the Company are set out in its memorandum of association and are, among other things, to:

       *     Lending money and giving credit, secured or unsecured;

                           HOLMES FINANCING NO 9 PLC


       *     Borrowing or raising money and securing the payment of money; and

       * Granting security over its property for the performance of its obligations or the payment of money.

       The parent company of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales. SPV Management Limited, a company registered in England and Wales, holds all of the shares in Holmes Holdings Ltd (one jointly with M McDermott as nominee) as trustee under a discretionary charitable trust dated 17 February 1999 for the benefit of nurses employed in the UK and for charities.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (1) The financial information set out in the balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America.

       (2) The financial statements of the Company have been prepared in pounds sterling ([GBP]), the currency of the United Kingdom, which is the Company's functional currency.

       (3) In conformity with generally accepted accounting principles, the preparation of the financial statements requires our management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses in our financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from the estimates.

       (4) The interim financial statements are unaudited but include all adjustments (consisting of normal recurring adjustments) the Company's management considers necessary for a fair presentation of the financial position as of such dates and the operating results and cash flows for those periods. These interim financial statements should be read in conjunction with the audited financial statements of the Company as of December 31, 2004. The results of operations for the six month period ended June 30, 2005 may not necessarily be indicative of the operating results that may be incurred for the entire fiscal year.

       (5) The Company expects to enter into interest rate swaps to convert the interest payments related to the proposed notes. These derivatives are not expected to be designated as hedges and the change in fair value will therefore be included in the statement of operations.


3.  OPERATING EXPENSES

       All administrative expenses, including auditors' remuneration, in the current period were paid for, and borne, by Holmes Funding Limited, related subsidiary of Holmes Holdings Limited. Consequently no expenses are shown in the Company.

4.  TAXATION

       Taxation is provided on income before taxation at United Kingdom statutory rates. Tax shown is [GBP]nil as the Company qualifies for the starting Companies' rate of corporation tax of nil%.


5.  COMMON STOCK

       The Company is authorised to issue 50,000 shares of common stock, with a par value of [GBP]1 per share. Upon incorporation, shares were issued to Holmes Holdings Limited, of which 49,998 ordinary shares are partly paid to 25 pence, two subscriber shares have been fully paid. All shares issued rank equally for dividends and have equal voting rights.

                                 APPENDIX C (I)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE DIRECTORS AND SHAREHOLDERS OF:
HOLMES FUNDING LIMITED

    We have audited the accompanying statements of financial position of Holmes Funding Limited (the "Company" and a wholly owned subsidiary of Holmes Holdings Limited) as of December 31, 2004 and 2003, and the related statements of operations, comprehensive income (loss), changes in stockholders' deficit, and cash flows for the years ended December 31, 2004, 2003, and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

    As discussed in note 2, the accompanying 2003 financial statements have been restated.


DELOITTE & TOUCHE LLP
London, England
November 14, 2005

STATEMENTS OF OPERATIONS


                                                                        YEAR       YEAR       YEAR
                                                                       ENDED      ENDED      ENDED
                                                                    12.31.04   12.31.03   12.31.02
                                                             NOTE  [GBP]'000  [GBP]'000  [GBP]'000
                                                                               RESTATED
                                                             ----  ---------  ---------  ---------

INTEREST INCOME/(EXPENSES)
Income from investment in trust                                 4    742,867    705,967    642,704
Bank interest from related parties                                    65,925     34,021     24,556
Interest on related party loans                                 4   (748,739)  (598,504)  (523,580)
Interest on start-up loans                                            (3,221)    (2,820)    (2,654)
                                                                   ---------  ---------  ---------
NET INTEREST INCOME                                                   56,832    138,664    141,026

Write up/(down) of investment in trust                                17,380     (7,618)   (11,644)
                                                                   ---------  ---------  ---------
Net interest income after write down of investment in trust           74,212    131,046    129,382
Income / (loss) on derivative instruments                            130,998      7,519   (128,824)
Operating expenses                                              5    (51,653)   (47,617)   (52,081)
                                                                   ---------  ---------  ---------
INCOME / (LOSS) BEFORE TAXATION                                      153,557     90,948    (51,523)

Taxation                                                        6    (46,065)   (27,283)    11,753
                                                                   ---------  ---------  ---------
NET INCOME / (LOSS)                                                  107,492     63,665    (39,770)
                                                                   =========  =========  =========



                                                                                   YEAR       YEAR       YEAR
                                                                                  ENDED      ENDED      ENDED
                                                                               12.31.04   12.31.03   12.31.02
                                                                              [GBP]'000  [GBP]'000  [GBP]'000
                                                                                          RESTATED
                                                                              ---------  ---------  ---------

STATEMENTS OF COMPREHENSIVE INCOME / (LOSS)
Net income / (loss)                                                             107,492     63,665    (39,770)

Other comprehensive income
Transfer from income of transition adjustment of adoption of
SFAS133 (net of tax of [GBP]260, 2003: [GBP]239, 2002: [GBP]186) ([GBP]'000)       (607)      (559)      (434)
                                                                              ---------  ---------  ---------
OTHER COMPREHENSIVE INCOME                                                         (607)      (559)      (434)
                                                                              ---------  ---------  ---------
COMPREHENSIVE INCOME / (LOSS)                                                   106,885     63,106    (40,204)
                                                                              =========  =========  =========


    The accompanying notes are an integral part of these financial statements.

STATEMENTS OF FINANCIAL POSITION


                                                                                              12.31.04    12.31.03
                                                                                      NOTE   [GBP]'000   [GBP]'000
                                                                                                          RESTATED
                                                                                      ----  ----------  ----------

ASSETS
Current assets
Cash and cash equivalents                                                                    2,890,818   1,200,597
Other assets                                                                                    11,383       8,280
                                                                                            ----------  ----------
Total current assets                                                                         2,902,201   1,208,877

Investment in trust (net of allowances of [GBP]5,456, 2003: [GBP]22,737) ([GBP]'000)     4  13,168,370  13,341,978
Other assets                                                                                    12,620      68,984
                                                                                            ----------  ----------
Total assets                                                                                16,083,191  14,619,839
                                                                                            ----------  ----------
LIABILITIES
Current liabilities
Related party loans                                                                      4   1,001,462     482,320
Accrued interest payable on related party loans                                          4     170,996     123,510
Derivative instruments                                                                             893       5,598
Intercompany balance with related parties                                                        6,620       9,245
Other current liabilities                                                                      187,084     119,958
                                                                                            ----------  ----------
TOTAL CURRENT LIABILITIES                                                                    1,367,055     740,631
                                                                                            ==========  ==========
Related party loans                                                                      4  14,508,861  13,627,717
Start-up loans                                                                           7      33,614      69,514
Accrued interest payable on start-up loans                                                         366       5,031
Derivative instruments                                                                          12,936     158,154
Other non-current liabilities                                                                  175,831     141,149
                                                                                            ----------  ----------
TOTAL LIABILITIES                                                                           16,098,663  14,742,196
                                                                                            ----------  ----------
STOCKHOLDERS' DEFICIT
Common stock (two shares of [GBP]1 each)                                                11         ---         ---
Accumulation loss                                                                              (17,432)   (124,924)
Accumulated other comprehensive income (net of tax)                                              1,960       2,567
                                                                                            ----------  ----------
TOTAL STOCKHOLDERS' DEFICIT                                                                    (15,472)   (122,357)
                                                                                            ----------  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                 16,083,191  14,619,839
                                                                                            ==========  ==========


    The accompanying notes are an integral part of these financial statements.

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT


                                                                                  YEAR       YEAR       YEAR
                                                                                 ENDED      ENDED      ENDED
                                                                              12.31.04   12.31.03   12.31.02
                                                                             [GBP]'000  [GBP]'000  [GBP]'000
                                                                                         RESTATED
                                                                             ---------  ---------  ---------

COMMON STOCK (AUTHORISED AND ISSUED 100 SHARES, PAR
VALUE [GBP]1 PER SHARE)
                                                                             ---------  ---------  ---------

Balance, beginning of period and end of period                                     ---        ---        ---
                                                                             ---------  ---------  ---------

ACCUMULATED LOSS
Balance, beginning of period                                                  (124,924)  (188,589)  (148,819)
Net income / (loss)                                                            107,492     63,665    (39,770)
                                                                             ---------  ---------  ---------

Balance, end of period                                                         (17,432)  (124,924)  (188,589)
                                                                             ---------  ---------  ---------

ACCUMULATED OTHER COMPREHENSIVE INCOME
Balance, beginning of period                                                     2,567      3,126      3,560
Amortisation of effect of transition adjustment of adoption of
SFAS133 (net of tax of [GBP]260, 2003:[GBP]239, 2002: [GBP]186) ([GBP]'000)       (607)      (559)      (434)
                                                                             ---------  ---------  ---------

Balance, end of period                                                           1,960      2,567      3,126
                                                                             ---------  ---------  ---------

TOTAL STOCKHOLDERS' DEFICIT                                                    (15,472)  (122,357)  (185,463)
                                                                             =========  =========  =========



    The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS


                                                                              YEAR        YEAR
                                                            YEAR ENDED       ENDED       ENDED
                                                              12.31.04    12.31.03    12.31.02
                                                      NOTE   [GBP]'000   [GBP]'000   [GBP]'000
                                                                          RESTATED
                                                      ----  ----------  ----------  ----------

RECONCILIATION OF NET INCOME / (LOSS) TO NET
CASH PROVIDED BY OPERATING ACTIVITIES
Net income / (loss)                                            107,492      63,665     (39,770)
Write (up)/down of investment in trust                         (17,281)      7,684      11,527
Transfer from to other comprehensive income                       (607)       (559)       (434)
Decrease in accrued interest receivable                  4         ---         ---      16,267
Decrease / (increase) in other assets                           53,261      32,922      (7,823)
Increase/(decrease) in accrued interest payable          4      42,821     (55,844)     70,022
(Increase) / decrease in derivative instruments               (149,922)   (108,625)     39,774
Increase in other liabilities                                  102,467     170,638      45,181
                                                            ----------  ----------  ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                      138,231     109,881     134,744
                                                            ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment in trust                          4  (3,983,790) (2,403,550) (3,999,221)
Partial maturity of investment in trust                      4,174,679   2,733,372   2,278,200
                                                            ----------  ----------  ----------
NET CASH RECEIVED / (USED) IN INVESTING ACTIVITIES             190,889     329,822  (1,721,021)
                                                            ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans entered into           4   3,983,790   2,403.550   3,999,221
Repayments of related party loans entered into              (2,583,505) (2,848,792) (1,467,458)
Proceeds from start-up loans entered into                       41,000       3,780       6,100
REPAYMENTS OF START-UP LOANS                                   (80,184)        ---         ---
                                                            ----------  ----------  ----------
NET CASH PROVIDED (FOR) FINANCING ACTIVITIES                 1,361,101    (441,462)  2,537,863
                                                            ----------  ----------  ----------

Net increase (decrease)/in cash and cash equivalents         1,690,221      (1,759)    951,586
Cash and cash equivalents at beginning of
year                                                         1,200,597   1,202,356     250,770
                                                            ----------  ----------  ----------
Cash and cash equivalents at end of year                     2,890,818   1,200,597   1,202,356
                                                            ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
Cash paid year the period for taxation                              30          28          19
Cash paid year the period for interest                         699,233     603,068     515,776


    The accompanying notes are an integral part of these financial statements.

1.  OPERATING ACTIVITIES


    Holmes Funding Limited (the "Company") was incorporated in England and Wales on April 28, 2000 as a private limited company under the Companies Act 1985.
The Company is organised as a special purpose company. The Company has no subsidiaries.


    The principal objects of the Company are set out in its memorandum of association and are, among other things, to:

       * Carry on the business of a property investment company and an investment holding company;

       *     Acquire trust property and enter into loan arrangements;

       * Invest, buy, sell and otherwise acquire and dispose of mortgage loans, advances and other investments and all forms of security;

       *     Carry on business as a money lender, financier and investor; and


       * Undertake and carry on all kinds of loan, financial and other operations.

    The parent company of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales. SPV Management Limited, a company registered in England and Wales, holds all of the shares in Holmes Holdings Ltd (one jointly with M McDermott as nominee) as trustee under a discretionary charitable trust dated 17 February 1999 for the benefit of nurses employed in the UK and for charities.


2.  RESTATEMENT


    During the preparation of the Company's 2004 financial statements, management identified certain errors in the amounts previously reported. As a result, the Company's net income and shareholders' funds for the year ended 31 December 2003 have been restated from the amounts previously reported as follows:


DISCOUNT MORTGAGE INCENTIVES


    During the preparation of the 2004 financial statements the Company identified that an inappropriate adjustment related to discount mortgage incentives was recorded in the 2003 financial statements


                                               2003 [GBP]'000
                                               --------------


NET INCOME:
Net income, as previously reported                     75,202
Adjustment to income from investment in Trust         (16,481)
Deferred tax effect of adjustment                       4,944
                                               --------------

Net (loss)/income, as restated                         63,665
                                               ==============

SHAREHOLDERS' FUNDS
Shareholders' funds as previously reported           (110,820)
Adjustment to other assets                            (16,481)
Deferred tax effect of adjustment                       4,944
                                               --------------

Shareholders' funds, as restated                     (122,357)
                                               ==============



The cumulative impact of the restatement on periods prior to 2003 is [GBP]nil.


3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


(1) The financial statements of Holmes Funding Limited have been prepared in accordance with generally accepted accounting principles in the United States of America in pounds sterling ([GBP]), the currency of the United Kingdom, which is the Company's functional currency.



(2)    The Company is domiciled in the United Kingdom.



(3)    All transactions arise from continuing operations.



(4) Cash and cash equivalents include all cash balances and highly liquid instruments having original maturities of three months or less.



(5)    Interest receivable is calculated on an accruals basis.



(6) The investment in the trust is carried at the cash paid for the interest in the assets of Holmes Trustees Limited, less any repayment of the principal balance and any related allowance for loan losses.


       Allowances are made against trust assets when, as a result of regular appraisals of the mortgage assets in the underlying trust, it is considered that recovery is not probable. Impairment is determined by management by reference to historical default rates, historical loss severity and the degree to which the underlying loans are in arrears. The general provision assessment is made using statistical techniques developed based on previous experience and on management judgment of economic conditions. Provisions made during the year are charged to the income statement.


(7) The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In preparing the financial statements, management use estimates and assumptions that may affect reported amounts and disclosures. Estimates are used when accounting for derivatives, allowance for loan losses and deferred tax. The Company is subject to risks and uncertainties, which may cause actual results to differ from estimated results, such as impairment losses and changes in derivative valuation.



(8) As discussed in Note 8, the Company has interest rate swaps, which are used to manage its exposures to market rate movements. As the hedging criteria of Statement of Financial Accounting Standards No. 133 `Accounting for Derivative Instruments and Hedging Activities' (SFAS
       133) have not been met during the periods presented, these swaps have been marked to market through the statements of income and an estimated income of [GBP]130,998,000 (December 31, 2003: income of [GBP]7,519,000 and December 31, 2002: loss of [GBP]128,824,000) has been recorded in the statement of income for the year ended December 31, 2004. The terms of the swaps are matched with the payment profile on the interest on the related party loans, such that the Company has an economic hedge, which from a cash flow perspective would not require an outflow of cash without a corresponding cash inflow.


       In the opinion of the directors, the unrealised loss and the resulting stockholders' deficit funds does not impact on the appropriateness of the going concern assumption in preparing the financial statements for the period, as the realisation of the losses on derivative instruments will be offset by future cash inflows from the investment in the trust.

       The Company adopted SFAS 133 on January 1, 2001. The transitional adjustment as at that date was an increase in accumulated other comprehensive income of [GBP]5,083,000 less deferred tax of [GBP]1,523,000. This represented recognition of the fair value in excess of carrying value of derivatives used in cash flow type hedges and it is being written back to the statements of income over the expected redemption profile of the underlying assets in the trust. During the year ended December 31, 2004 [GBP]867,000 (December 31, 2003: [GBP]798,000)
       was released to the statement of income, along with an associated tax effect of [GBP]260,000 (December 31, 2003: [GBP]239,000) which reduced other comprehensive income by [GBP]607,000 (December 31, 2003:
       [GBP]559,000).

(9) Provision for deferred tax under the liability method is required in full for temporary differences. Deferred tax assets are recognised subject to any adjustment for valuation allowances. In the opinion of the Directors, the deferred tax asset is recoverable, as the realisation of the losses on derivative instruments will be offset by taxable income from the investment in the trust against which the deferred tax asset will then be applied.


4.  RELATED PARTY TRANSACTIONS

    The Company has acquired for cash an interest in the assets of Holmes Trustees Limited (the "trust") which, is a related party and a fellow subsidiary of Holmes Holdings Limited, as follows:

DATE ACQUIRED      CONSIDERATION [GBP]'000
                   -----------------------


July 26, 2000                    2,256,000
November 29, 2000                2,404,516
May 23, 2001                     2,167,000
July 5, 2001                     2,667,000
November 8, 2001                 2,479,000
November 7, 2002                 3,999,221
March 26, 2003                   2,403,550
April 1, 2004                    3,983,790
                   -----------------------

                                22,360,077
                   =======================


    Movements on Holmes Funding Ltd's share of the trust mortgage asset is shown below:-

                               [GBP]'000
                              ----------


Balance at December 31, 2002  13,694,537
Additions                      2,403,550
Capital repayments            (2,924,261)
                              ----------

Balance at December 31, 2003  13,173,826
Less allowances                   (5,456)
                              ----------

Investment in trust           13,168,370
                              ==========


Balance at December 31, 2003  13,364,715
Additions                      3,983,790
Capital repayments            (4,174,679)
                              ----------

Balance at December 31, 2004  13,173,826
Less allowances                   (5,456)
                              ----------

Investment in trust           13,168,370
                              ==========


    The assets of the trust comprise mortgage loans secured on residential property in England, Scotland and Wales. The directors' believe that the fair value of the asset is the same as the carrying value.

    The Company receives income from the trust in proportion to its share of the total mortgage assets of the trust. During the current period the Company received income from the trust of

[GBP]779,020,000 (December 31, 2003: [GBP]722,448,000 and December 31, 2002:
[GBP]642,704,000), of which [GBP]nil was receivable at December 31, 2004 (December 31, 2003: [GBP]nil and December 31, 2002: [GBP]nil).

    In order to finance the purchase of the shares in the trust assets, the Company received loans from Holmes Financing (No. 1) plc, Holmes Financing (No.
2) plc, Holmes Financing (No. 3) plc, Holmes Financing (No. 4) plc, Holmes Financing (No. 5) plc, Holmes Financing (No. 6) plc, Holmes Financing (No. 7) plc and Holmes Financing (No. 8) plc, all subsidiaries of Holmes Holdings Limited.

    The inter-company loans are made up of 73 separate sub-loans, with interest determined by reference to the London Interbank Offer Rate ("LIBOR) for three-month sterling deposits plus a margin, as follows:

    LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 1) PLC AT DECEMBER 31, 2004 TOTALS [GBP]1,607,000,000 (DECEMBER 31, 2003: [GBP]1,607,000,000) AND ARE MADE
UP AS FOLLOWS:-

   12.31.04   12.31.03                  ORIGINAL                    MARGIN*
     AMOUNT     AMOUNT  FINAL MATURITY   MARGIN*       ORIGINAL  THEREAFTER
  [GBP]'000  [GBP]'000            DATE         %  MARGIN* UNTIL           %
----------   ---------  --------------  --------  -------------  ----------

    650,000    650,000       July 2007      0.19      July 2010         N/A
    575,000    575,000       July 2010      0.26      July 2010         N/A
    250,000    250,000       July 2013      0.25      July 2010        1.25
     23,000     23,000       July 2040      0.41      July 2010        1.41
     24,000     24,000       July 2040      0.45      July 2010        1.45
     11,000     11,000       July 2040      0.62      July 2010        1.62
     30,000     30,000       July 2040      1.15      July 2010        2.15
     30,000     30,000       July 2040      1.60      July 2010        2.60
     14,000     14,000       July 2040      1.75      July 2010        2.75


    LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 2) PLC AT DECEMBER 31, 2004 TOTALS [GBP]877,600,000 (DECEMBER 31, 2003: [GBP]1,465,308,000) AND ARE MADE UP
AS FOLLOWS:-

   12.31.04   12.31.03                  ORIGINAL                    MARGIN*
     AMOUNT     AMOUNT  FINAL MATURITY   MARGIN*       ORIGINAL  THEREAFTER
  [GBP]'000  [GBP]'000            DATE         %  MARGIN* UNTIL           %
----------   ---------  --------------  --------  -------------  ----------

        ---    527,250       July 2017      0.18   October 2007        0.36
    500,000    500,000       July 2023      0.24   October 2007        0.48
    300,000    300,000       July 2040      0.27   October 2007        0.54
        ---     26,011       July 2040      0.44   October 2007        1.44
     19,000     19,000       July 2040      0.45   October 2007        1.45
     12,600     12,600       July 2040      0.50   October 2007        1.50
        ---     34,447       July 2040      1.35   October 2007        2.35
     25,000     25,000       July 2040      1.50   October 2007        2.50
     21,000     21,000       July 2040      1.60   October 2007        2.60


    LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 3) PLC AT DECEMBER 31, 2004 TOTALS [GBP]1,356,500,000 (DECEMBER 31, 2003: [GBP]1,356,500,000) AND ARE MADE
UP AS FOLLOWS:-

   12.31.04   12.31.03                  ORIGINAL                    MARGIN*
     AMOUNT     AMOUNT  FINAL MATURITY   MARGIN*       ORIGINAL  THEREAFTER
  [GBP]'000  [GBP]'000            DATE         %  MARGIN* UNTIL           %
----------   ---------  --------------  --------  -------------  ----------

    750,000    750,000    January 2005      0.16      July 2006         N/A
    500,000    500,000       July 2040      0.24      July 2006        0.48
     23,000     23,000       July 2040      0.40      July 2006        0.80
     15,000     15,000       July 2040      0.40      July 2006        0.80
     37,500     37,500       July 2040      1.27      July 2006        2.27
     31,000     31,000       July 2040      1.50      July 2006        2.50

    LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 4) PLC AT DECEMBER 31, 2004 [GBP]1,836,000,000 (DECEMBER 31, 2003: [GBP]2,525,750,000) AND ARE MADE UP AS
FOLLOWS:-

   12.31.04   12.31.03                                               MARGIN*
     AMOUNT     AMOUNT  FINAL MATURITY   ORIGINAL       ORIGINAL  THEREAFTER
  [GBP]'000  [GBP]'000            DATE  MARGIN* %  MARGIN* UNTIL           %
----------   ---------  --------------  ---------  -------------  ----------

    490,000    490,000       July 2008       0.29      July 2006        0.58
    350,000    350,000    October 2009       0.24   October 2006        0.50
    573,750    573,750       July 2015       0.19      July 2006        0.39
    850,000    850,000       July 2040       0.23      July 2006        0.46
        ---     26,500       July 2040       0.41      July 2006       1.125
        ---     39,500       July 2040       1.28      July 2006        2.58
     22,000     22,000       July 2040       0.46      July 2006        0.95
     25,000     25,000       July 2040       0.46      July 2006        1.22
     11,000     11,000       July 2040       0.43   October 2006        0.86
     33,000     33,000       July 2040       1.58      July 2006        2.70
     36,000     36,000       July 2040       1.38      July 2006        2.68
     19,000     19,000       July 2040       1.50   October 2006        2.50
        ---     30,000       July 2040       4.75      July 2006        5.75
        ---     16,500       July 2040       5.19      July 2006        6.39
        ---      3,500       July 2040       5.12      July 2006        6.32

    LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 5) PLC AT DECEMBER 31, 2004 TOTALS [GBP]1,016,500,000 (DECEMBER 31, 2003: [GBP]1,714,000,000) AND ARE MADE
UP AS FOLLOWS:-

   12.31.04   12.31.03                  ORIGINAL                    MARGIN*
     AMOUNT     AMOUNT  FINAL MATURITY   MARGIN*       ORIGINAL  THEREAFTER
  [GBP]'000  [GBP]'000            DATE         %  MARGIN* UNTIL           %
----------   ---------  --------------  --------  -------------  ----------

        ---    527,500    October 2006      0.21            N/A         N/A
        ---    170,000    October 2006      0.21   October 2004        0.26
    375,000    375,000    October 2008      0.24   October 2006        0.68
    500,000    500,000       July 2040      0.23   October 2006        0.46
     24,500     24,500       July 2040      0.46   October 2006        1.15
     33,000     33,000       July 2040      0.44   October 2006        1.10
     36,500     36,500       July 2040      1.58   October 2006        2.84
     47,500     47,500       July 2040      1.56   October 2006        2.82


    LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 6) PLC AT DECEMBER 31, 2004 TOTALS [GBP]2,950,772,000 (DECEMBER 31, 2003: [GBP]3,037,929,000) AND ARE MADE
UP AS FOLLOWS:-

   12.31.04   12.31.03                  ORIGINAL                    MARGIN*
     AMOUNT     AMOUNT  FINAL MATURITY   MARGIN*       ORIGINAL  THEREAFTER
  [GBP]'000  [GBP]'000            DATE         %  MARGIN* UNTIL           %
----------   ---------  --------------  --------  -------------  ----------

    500,000    500,000       July 2040      0.24     April 2008        0.74
        ---     55,114       July 2040      1.41     April 2008        2.67
     45,501     45,501       July 2040      1.52     April 2008        2.78
     44,231     44,231       July 2040      1.63     April 2008        2.89
     36,110     36,110       July 2040      1.60     April 2008        2.86
        ---     36,110       July 2040      1.60     April 2008        2.86
     29,000     29,000       July 2040      1.55     April 2008        2.81
     26,916     26,916       July 2040      0.43     April 2008        1.13
     25,642     25,642       July 2040      0.54     April 2008        1.34
     21,539     21,539       July 2040      0.53     April 2008        1.32
     17,000     17,000       July 2040      0.52     April 2008        1.30
    801,077    801,077      April 2008      0.18     April 2008         N/a
    641,026    641,026    October 2009      0.24     April 2008        0.75
    633,500    633,500    October 2009      0.25     April 2008        0.75
    129,230    129,230    October 2009      0.34     April 2008        0.61

    LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 7) PLC AT DECEMBER 31, 2004 TOTALS [GBP]1,882,160,000 (DECEMBER 31, 2003: [GBP]2,403,550,000) AND ARE MADE
UP AS FOLLOWS:-

   12.31.04   12.31.03                  ORIGINAL                    MARGIN*
     AMOUNT     AMOUNT  FINAL MATURITY   MARGIN*       ORIGINAL  THEREAFTER
  [GBP]'000  [GBP]'000            DATE         %  MARGIN* UNTIL           %
----------   ---------  --------------  --------  -------------  ----------

        ---    482,320      April 2004     (0.04)    April 2008         N/a
        ---     14,470       July 2040      0.23     April 2008        0.46
        ---     24,600       July 2040      0.75     April 2008        1.50
    803,340    803,340    January 2008      0.15   January 2008         N/a
     24,100     24,100       July 2040      0.35     April 2008        0.70
     40,970     40,970       July 2040      0.80     April 2008        1.60
    321,000    321,000       July 2020      0.23     April 2008        0.46
     15,000     15,000       July 2040      0.50     April 2008        1.00
     20,000     20,000       July 2040      0.80     April 2008        1.60
    341,500    341,500       July 2040      0.26     April 2008        0.52
    250,000    250,000       July 2040      0.26     April 2008        0.52
     28,000     28,000       July 2040      0.53     April 2008        1.06
     38,250     38,250       July 2040      0.80     April 2008        1.60


    LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 8) PLC AT DECEMBER 31, 2004 TOTALS [GBP]3,983,790,310 (DECEMBER 31, 2003: [GBP]NIL) AND ARE MADE UP AS FOLLOWS:-

   12.31.04   12.31.03                  ORIGINAL                    MARGIN*
     AMOUNT     AMOUNT  FINAL MATURITY   MARGIN*       ORIGINAL  THEREAFTER
  [GBP]'000  [GBP]'000            DATE         %  MARGIN* UNTIL           %
----------   ---------  --------------  --------  -------------  ----------

  1,001,462        ---      April 2005     (0.05)    April 2008         N/a
     34,050        ---       July 2040      0.13   January 2009        0.26
     58,085        ---       July 2040      0.62   January 2009        1.62
    811,996        ---      April 2011      0.08   January 2009        0.16
     27,608        ---       July 2040      0.17   January 2009        0.34
     47,096        ---       July 2040      0.72   January 2009        1.72
    663,597        ---      April 2020      0.15   January 2009        0.30
     22,790        ---       July 2040      0.27   January 2009        0.54
     38,542        ---       July 2040      0.85   January 2009        1.85
    900,000        ---       July 2040      0.15   January 2009        0.30
    270,665        ---       July 2040      0.14   January 2009        0.28
     39,900        ---       July 2040      0.30   January 2009        0.60
     68,000        ---       July 2040      0.90   January 2009        1.90

* Margin expressed as percentage over LIBOR.

    In the period interest on the related party loans amounted to [GBP]749,606,000 (2003: [GBP]599,302,000 and 2002: [GBP]524,200,000), of which
[GBP]170,996,000 was owing at December 31, 2004 (2003: [GBP]123,510,000).

    Interest payments are made on a quarterly basis in arrears.


5.  OPERATING EXPENSES

    The principal element of operating expenses is covenanted payments to the originator of the mortgages held by the trust, which are based on the performance of the trust as per the terms of the mortgage sale agreement entered into on 26th July 2000 and subsequently amended on November 29, 2000, amended and restated on May 23, 2001, July 5, 2001, November 8, 2001, November 7, 2002, March 26, 2003 and April 1, 2004.


6.  TAXATION

    Taxation has been provided on income before taxation at United Kingdom statutory rates. The deferred income tax balances reflect the impact of temporary differences between the carrying amounts of assets and liabilities and their tax bases and are stated at enacted tax rates expected to be in effect when taxes are actually paid or recovered.

                                                  YEAR
                                       YEAR      ENDED       YEAR
                                      ENDED   12.31.03      ENDED
                                   12.31.04  [GBP]'000   12.31.02
                                  [GBP]'000   RESTATED  [GBP]'000

                                  ---------  ---------  ---------

Current tax expense                      20         20         34
Deferred tax expense / (benefit)     46,045     27,263    (11,787)
                                  ---------  ---------  ---------

Taxation expense / (benefit)         46,065     27,283    (11,753)
                                  =========  =========  =========


    The rate used for deferred tax is 30%.

Components of deferred tax assets

                                                                       12.31.03
                                                            12.31.04  [GBP]'000
                                                           [GBP]'000   RESTATED
                                                           ---------  ---------


Asset arising from marking interest rate swaps to market.      5,356     45,895
Asset arising on provision against investment in trust         1,371      6,618
                                                           ---------  ---------

Closing balance                                                6,727     52,513
                                                           =========  =========

Due within 1 year                                                346      1,569
Due in more than 1 year                                        6,381     50,944
                                                           ---------  ---------

                                                               6,727     52,513
                                                           =========  =========


    In the opinion of management a valuation allowance against the deferred tax asset is not required as it is more likely than not that the deferred tax asset will be realised.


RECONCILIATION FROM TAX EXPENSE TO THE TAX EXPENSE IF INCOME WERE ALL TAXED AT THE UK STATUTORY RATE OF 30%

                                                                                                             YEAR       YEAR
                                                                                                            ENDED      ENDED
                                                                                                         12.31.04   12.31.03
                                                                                                        [GBP]'000  [GBP]'000

                                                                                                        ---------  ---------

Income / (loss) on ordinary activities before tax                                                         153,557     90,948
                                                                                                        =========  =========

Tax charged in the statements of income                                                                    46,065     27,283
Effects of:
Benefit of small companies corporation tax rate                                                                 2          1
Adjustments to tax charge in respect of previous periods                                                      ---        ---
                                                                                                        ---------  ---------

Income / (loss) on ordinary activities multiplied by standard rate of corporation tax in the UK of 30%     46,067     27,284
                                                                                                        =========  =========


                                                                                                             YEAR
                                                                                                            ENDED
                                                                                                         12.31.02
                                                                                                        [GBP]'000

                                                                                                        ---------

Income / (loss) on ordinary activities before tax                                                         (51,523)
                                                                                                        =========

Tax charged in the statements of income                                                                   (11,753)
Effects of:
Benefit of small companies corporation tax rate                                                                 3
Adjustments to tax charge in respect of previous periods                                                   (3,707)
                                                                                                        ---------

Income / (loss) on ordinary activities multiplied by standard rate of corporation tax in the UK of 30%    (15,457)
                                                                                                        =========


7.  START-UP LOANS


    Eight start-up loans with Abbey National plc, a related party, have been entered into, as follows:

                                                            YEAR       YEAR
                                                           ENDED      ENDED
           MARGIN OVER LIBOR FOR THREE-MONTH            12.31.04   12.31.03
LOAN       STERLING DEPOSITS PER ANNUM                 [GBP]'000  [GBP]'000
---------  ------------------------------------------  ---------  ---------

1st        0.30% until July 2010, 0.55% thereafter         4,489     14,792
2nd        0.30% until October 2007, 0.55% thereafter      4,475     14,742
3rd        0.25% until July 2006, 0.50% thereafter         5,732     17,500
4th        0.25% until July 2006, 0.50% thereafter         2,440      7,500
5th        0.25% until October 2006, 0.50% thereafter      1,630      5,100
6th        0.25% until October 2008, 0.50% thereafter      1,863      6,100
7th        0.25%.until April 2008, 0.50% thereafter        1,137      3,780
8th        0.25% until January 2009, 0.50% thereafter     11,848        ---
                                                       ---------  ---------
                                                          33,614     69,514
                                                       =========  =========

                                      331


    The loans are repayable, when the Company has sufficient funds, as specified in the relevant loan agreement, which stipulates the order of priority in which available revenue receipts are distributed.



8.  DERIVATIVE INSTRUMENTS

    The Company pays interest on related party loans with which it finances the investments in the trust. The Company utilises interest rate swaps to convert this expenditure into a mixed variable and fixed rate based cash inflow to match the interest receivable by the Company from its investment in the trust. The maximum length of time over which the Company is hedging its exposure to the variability of the future cash outflows from interest payments on the inter-company loans and future cash inflows from the trust is 37 years, in line with the final maturity dates of the inter-company loans.

    The interest rate swap the Company has entered into receives LIBOR based interest streams to match the payments it expects to make to the related party, and pays mixed fixed rate interest and variable rate interest.

    At December 31, 2004 the total notional value of the swaps was [GBP]15,510,322,000 (2003: [GBP]13,904,403,000 and 2002: [GBP]13,694,000,000).
The fair value has been estimated by discounting the future cashflows under the swap agreement, which results in an estimated swap liability of [GBP]13,829,000 (2003:[GBP]163,752,000 and 2002: [GBP]272,376,000). This swap liability is shown in derivatives.


9.  SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

    Concentrations of credit risk exist if a number of counterparties are engaged in similar activities and have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

    The Company's significant exposures to credit risk arise from the ability of the trust to pay income on the Company's investment, and the ability of the interest rate swap provider to meet its obligations to the Company.

    The trust's assets comprise mortgage loans secured on residential property in England, Scotland and Wales. These loans are originated by Abbey National plc, who also service the loans assigned to the trust. Abbey National plc applies a national mortgage lending policy supported by a number of processes, including credit scoring, which enhance the ability to manage and monitor the credit risk quality of mortgage assets, manage arrears and collections and optimise the values raised from properties in possession.

    The interest rate swap provider is a subsidiary of Abbey National plc, Abbey National Treasury Services plc ("ANTS"). The obligations of ANTS are guaranteed by a deed poll made by Abbey National plc.


10. COMMON STOCK

    The Company is authorised to issue 100 shares of common stock, with a par value of [GBP]1 per share. Upon incorporation, two subscriber shares were issued to Holmes Holdings Limited, and have been fully paid. All shares issued rank equally for dividends and have equal voting rights.


11. NEW ACCOUNTING PRONOUNCEMENTS

ADOPTED

Consolidation of Variable Interest Entities

    In January 2003, the FASB released FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46) which was revised by the FASB in December 2003. The revised interpretation (FIN 46R) changes the method of determining whether certain entities, including securitisation entities, should be included in the groups consolidated financial statements. An entity is subject to FIN46R and is called a variable interest entity (VIE) if it has
(1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, (2) equity investors that cannot make significant decisions about the entity's operations, or that do not absorb the expected losses or receive the expected returns of the entity or (3) equity investors that have voting rights that are not proportionate to their economic interests and substantially all the activities of the entity involve, or are conducted on behalf of, an investor with a disproportionately small voting interest. A variable interest entity is consolidated by its primary beneficiary, which is the party involved with the variable interest entity that has a majority of the expected losses or a majority of the expected residual returns or both. The Company has adopted the provisions of FIN 46R to all the entities subject to this interpretation. The Company is not required to consolidate VIE's therefore the adoption of FIN 46R did not have a material impact on the Company's results of operations or financial condition.


Application of Accounting Principles to Loan Commitments

    In March 2004, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 105, "Application of Accounting Principles to Loan Commitments" (SAB 105). SAB 105 requires that the fair value measurement of mortgage loan commitments, which are derivatives, exclude any expected future cash flows related to the customer relationship or servicing rights. The guidance in SAB 105 must be applied to mortgage loan commitments entered into after March 31, 2004. The adoption of SAB 105 did not have a material impact on the Company's results of operation or financial condition.

NOT YET ADOPTED

Accounting for Certain Loans or Debt Securities Acquired in a Transfer


    In December 2003, the American Institute of Certified Public Accountants issued Statement of Position 03-3 "Accounting for Certain Loans or Debt Securities Acquired in a Transfer" ("SoP 03-3"). SoP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes such loans acquired in purchase business combinations, but does not apply to loans originated by the entity. SoP 03-3 limits the yield that may be accreted to the excess of the investor's estimate of undiscounted expected principal, interest and other cash flows over the investor's initial investment in the loan. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan's yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairment. SoP 03-3 is effective for loans acquired in fiscal years beginning after 15 December 2004. The adoption of SoP 03-3 did not have a material impact on the Company's results of operation or financial condition.

                                 APPENDIX C(II)

                               REPORT AND ACCOUNTS
                       FOR THE YEAR ENDED 31 DECEMBER 2004


                             HOLMES FUNDING LIMITED

Registered in England and Wales No. 3982428


REPORT OF THE DIRECTORS

    The Directors submit their report together with the accounts for the year ended 31 December 2004.


1.  PRINCIPAL ACTIVITY AND REVIEW OF THE YEAR

The principal activity of the Company is to acquire an interest in a portfolio of mortgage loans and enter into financial arrangements with other group companies in that connection. No future changes are envisiged.

The Company invests in beneficial interests in the assets of Holmes Trustees Limited ("the Trust"), which assets comprise mortgage loans secured on residential property in England, Scotland and Wales. The Company receives a share of income from the Trust in proportion to its share of the total mortgage assets of the Trust.

During the year the Company purchased a further beneficial interest in the assets of the Trust of [GBP]3.9 billion on 1 April. This purchase was financed by a loan from Holmes Financing (No. 8) plc. Holmes Trustees Limited and Holmes Financing (No. 8) plc are both group undertakings.


2.  RESULTS AND DIVIDENDS

The profit for the year on ordinary activities after tax amounted to [GBP]12,287,000 (2003 -- loss [GBP]5,011,000).

The Directors do not recommend the payment of a dividend (2003 -- [GBP]nil).

The retained profit of [GBP]12,287,000 (2003 -- loss [GBP]5,011,000)"has been transferred to reserves.

The profit in the year has arisen as a result of the change in provisions made against the Company's investment.

On the release or utilisation of this provision in future years, the Directors anticipate that the Company will continue to make a profit.


3.  DIRECTORS AND THEIR INTERESTS

The directors who served throughout the year, except as noted, were:

Mr D M Green

Mr M McDermott

SPV Management Limited

At the year-end and the previous year-end, Holmes Holdings Limited held one share in the Company. Holmes Holdings Limited and M. McDermott jointly held the other share.

SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the year-end. The other share in Holmes Holdings Limited was held by SPV Management Limited. M. McDermott is also a Director of SPV Management Limited.

None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited, and its subsidiaries at the year-end.

4.  DIRECTORS' RESPONSIBILITY IN RESPECT OF THE PREPARATION OF ACCOUNTS

The Directors are required by UK company law to prepare financial statements for each financial year that give a true and fair view of the state of affairs of the Company as at the end of the financial year and the profit or loss for that period.

The Directors confirm that suitable accounting policies have been used and applied consistently and that reasonable and prudent judgements and estimates have been made in the preparation of the financial statements for the year ended 31 December 2004. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company's system of internal control and for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.


5.  GOING CONCERN

The Directors confirm that they are satisfied that Holmes Funding Ltd has adequate resources to continue in business for the foreseeable future. For this reason, they continue to adopt a going concern basis in preparing the financial statements.


6.  AUDITORS

The Company has elected to dispense with the obligation to appoint auditors annually and, accordingly Deloitte & Touche LLP will be the auditors of the Company for the forthcoming financial year under the provisions of section 386
(2) of the Companies Act 1985.

By Order of the Board
For and on behalf of
Abbey National Secretariat Services Limited
Company Secretary

17 June 2005

Registered Office Address:
Abbey National House
2 Triton Square
Regent's Place
London
NW1 3AN

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF HOLMES FUNDING LIMITED

    We have audited the financial statements of Holmes Funding Limited for the year ended
31 December 2004 which comprise the profit and loss account, the balance sheet and the related notes 1 to 16.

    These financial statements have been prepared under the accounting policies set out therein.


RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

    As described in the statement of Directors' responsibilities, the Company's Directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards.

    We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the Directors' report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding Directors' remuneration and transactions with the Company is not disclosed.

    We read the Directors' report for the above year and consider the implications for our report if we become aware of any apparent misstatements.


BASIS OF AUDIT OPINION

    We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the Company's circumstances, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.


OPINION

    In our opinion the financial statements give a true and fair view of the state of the Company's affairs as at 31 December 2004 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Date: 17 June 2005

Deloitte & Touche LLP
Chartered Accountants and Registered Auditors
London

PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 2004

                                                                               NOTE       2004       2003
                                                                                     [GBP]'000  [GBP]'000
                                                                               ----  ---------  ---------


Interest receivable and similar income                                            2    804,668    650,204
Interest payable                                                                  3   (752,827)  (599,306)
                                                                                     ---------  ---------
Net interest income                                                                     51,841     50,898
Administrative expenses                                                                (51,640)   (50,440)
Provision against investment in Trust property                                    6     17,362     (7,618)
                                                                                     ---------  ---------
OPERATING PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION                    4     17,563     (7,160)
Tax (charge)/credit on profit/(loss) on ordinary activities                       5     (5,268)     2,149
                                                                                     ---------  ---------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES AFTER TAXATION AND RETAINED FOR THE YEAR    13     12,295     (5,011)
Profit and loss account brought forward                                                (15,270)   (10,259)
                                                                                     ---------  ---------
Profit and loss account carried forward                                                 (2,975)   (15,270)
                                                                                     =========  =========

    There are no recognised gains or losses in either the current or previous financial years other than the profit for the financial year and loss for the prior year and therefore no statement of total recognised gains and losses is required.

    There is no difference between the profit on ordinary activities before taxation and the retained profit for the year and the increase from the prior year stated above and their historical cost equivalents.

    All transactions are derived from continuing operations.

BALANCE SHEET
AS AT 31 DECEMBER 2004

                                                           NOTE        2004        2003
                                                                  [GBP]'000   [GBP]'000
                                                           ----  ----------  ----------


FIXED ASSETS
Beneficial interest in mortgage portfolio                     6  13,168,370  13,341,978
CURRENT ASSETS
Debtors                                                       7      27,670      24,751
Deferred taxation asset                                       9       1,372       6,618
Cash at bank and in hand                                      8   2,890,818   1,200,597
                                                                 ----------  ----------
                                                                  2,919,860   1,231,966
CREDITORS -- amounts falling due within one year             10   1,362,140     743,837
                                                                 ----------  ----------
NET CURRENT ASSETS                                                1,557,720     488,129
                                                                 ----------  ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                            14,726,090  13,830,107
CREDITORS -- amounts falling due after more than one year    11  14,729,065  13,845,377
                                                                 ----------  ----------
NET LIABILITIES                                                      (2,975)    (15,270)
                                                                 ==========  ==========
CAPITAL AND RESERVES
Called up share capital                                      12         ---         ---
Profit and loss account                                              (2,975)    (15,270)
                                                                 ----------  ----------
EQUITY SHAREHOLDERS' FUNDS                                   13      (2,975)    (15,270)
                                                                 ==========  ==========


    The financial statements on pages 5 to 10 were approved by the Board of Directors on 17 June 2005

Signed on behalf of the Board of Directors




M McDermott
Director

NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31 DECEMBER 2004

1.  ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The accounts have been prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below:

PRESENTATION OF PROFIT AND LOSS ACCOUNT

    Due to the nature of the business the Directors are of the opinion that it is more appropriate to use net interest income rather than turnover in presenting the profit and loss account.

INTEREST RECEIVABLE

    Interest receivable is recognised on an accrual basis.

FIXED ASSETS

    Investments held as fixed assets are stated at cost less provision for any impairment.

PROVISIONS

    Specific provisions are made against loans and advances which comprise the Trust property in which the Company has a beneficial interest, when, as a result of regular appraisals of the assets, it is considered that recovery is doubtful. A general provision is made against loans and advances to cover bad and doubtful debts that have not been separately identified but which are know from experience to be present in any portfolio of loans and advances. The specific and general provisions are deducted from loans and advances. Provisions made during the year, less amounts released and recoveries of amounts written off in previous years are charged to the profit and loss account.

DEFERRED CONSIDERATION

    Deferred consideration is payable to the originator of the loans and advances to customers, which is based upon the profitability of the Company before the charge for the general provision for bad and doubtful debts. This has resulted in a loss to date, however the directors anticipate that the Company will make a profit over the life of the mortgage portfolio.

VALUE ADDED TAX

    Value added tax is not recoverable by the Company and is included with it's related cost.

DERIVATIVES

    Transactions are undertaken in derivative financial instruments, "derivatives", which include interst rate swaps. Derivatives are entered into for the purpose of eliminating risk from potential movements in interest rates inherent in the Company's non-trading assets and liabilities. Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company.

    A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged. Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged. Income and expense on non-trading derivatives are recognised as they accrue over the life of hte instruments as an adjustment to interest receivable or payable.

CASH FLOW STATEMENT

    The Company is a wholly owned subsidiary of Holmes Holdings Limited, a Company incorporated in Great Britain. Accordingly the Company is not required to produce a cash flow statement as prescribed in paragraph 5 (a) of FRS1 (revised 1996), "Cash flow statements".

DEFERRED TAXATION

    Deferred taxation is provided on all timing differences that have not reversed before the balance sheet date at the rate of tax expected to apply when those timing differences will reverse. Deferred tax assets are recognised to the extent that they are regarded as recoverable.

COSTS RELATING TO ACQUISITION

    Costs relating to acquisition of the Trust asset are deferred and charged over the period in which interest is earned on the asset.



2.  INTEREST RECEIVABLE AND SIMILAR INCOME

                                                                 2004       2003
                                                            [GBP]'000  [GBP]'000
                                                            ---------  ---------


Income from beneficial interest in mortgage portfolio         742,873    708,024
Expense from derivatives used to hedge beneficial interest
in mortgage portfolio                                          (4,130)   (91,841)
Bank interest receivable                                       65,925     34,021
                                                            ---------  ---------
                                                              804,668    650,204
                                                            =========  =========


    The mortgage portfolio is held on trust by Holmes Trustees Limited, a group undertaking.

    All of the income is derived from one geographical segment.


3.  INTEREST PAYABLE



                                                        2004       2003
                                                   [GBP]'000  [GBP]'000
                                                   ---------  ---------

Interest payable on loans from group undertakings    749,606    596,486
Interest payable on start-up loans                     3,221      2,820
                                                   ---------  ---------
                                                     752,827    599,306
                                                   =========  =========



4.  PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION

    Loss on ordinary activities before taxation is stated after charging:

                                           2004       2003
                                      [GBP]'000  [GBP]'000
                                      ---------  ---------

Auditors' remuneration -- audit fees        127        107
                                      =========  =========



    The Company had no employees (2003: none) other than its Directors.

    No emoluments were paid to the Directors by the Company during the year (2003: [GBP]nil).

5.  TAX CHARGE/(CREDIT) ON PROFIT/(LOSS) ON ORDINARY ACTIVITIES


                                                         2004       2003
                                                    [GBP]'000  [GBP]'000
                                                    ---------  ---------


UK Corporation Tax for the year at 30% (2003: 30%)         22         20
Deferred taxation                                       5,246     (2,169)
                                                    ---------  ---------
Tax charge/(credit)                                     5,268     (2,149)
                                                    =========  =========


    The Company pays corporation tax at 30% with marginal relief.

    The tax charge in the year arises due to the disallowable general provision on the Trust mortgage income.

    The tax assessed for the year is lower than the standard 30% rate of corporation tax in the UK. The differences are explained below:


Profit on ordinary activities before tax         17,563  (7,160)
Tax at 30% (2003: 30%)                            5,268  (2,148)
Non tax-deductable general provisions            (5,246)  2,169
Benefit of small companies corporation tax rate     ---      (1)
                                                 ------  ------
Current tax charge for the year                      22      20
                                                 ======  ======


6.  BENEFICIAL INTEREST IN MORTGAGE PORTFOLIO

                                                            2004         2003
                                                       [GBP]'000    [GBP]'000
                                                      ----------  -----------


COST:
At 1 January                                          13,364,715   13,694,537
Additions                                              3,983,790    2,403,550
Capital repayments                                    (4,174,679) (2,733,372)
                                                      ----------  -----------
At 31 December                                        13,173,826   13,364,715
                                                      ==========  ===========
PROVISIONS:
At 1 January
General                                                   22,061       14,831
Specific                                                     676          222
                                                      ----------  -----------
Transfer from profit and loss account                    (17,362)       7,618
Irrecoverable amounts written back/(off)                      81           66
                                                      ----------  -----------
At 31 December                                             5,456       22,737
                                                      ==========  ===========
BEING:
General                                                    4,570       22,061
Specific                                                     886          676
                                                      ----------  -----------
                                                           5,456       22,737
                                                      ==========  ===========
NET BOOK VALUE:
At 31 December                                        13,168,370   13,341,978
                                                      ==========  ===========
REPAYABLE:
On demand or at short notice                              46,164       29,808
In not more than three months                             15,145       36,913
In more than three months but not more than one year     229,763      219,416
In more than one year but not more than five years     1,458,608    1,319,525
In more than five years                               11,424,146   11,759,053
                                                      ==========  ===========
At 31 December 2004                                   13,173,826   13,364,715
                                                      ==========  ===========
Fixed rate                                             2,784,954    2,380,538
Variable rate                                         10,388,872   10,984,177
Less: provisions (see note 4)                             (5,456)    (22,737)
                                                      ----------  -----------
                                                      13,168,370   13,341,978
                                                      ==========  ===========


    The mortgage portfolio in which the Company holds a beneficial interest is held on trust for the Company and the originator of the mortgage loans by Holmes Trustees Limited, a group undertaking. During the year the company increased its interest in the Trust property in one tranche. The mortgage loans are secured on residential property in England and Wales. At 31 December 2004 the total mortgage asset held on trust for the beneficiaries amounted to [GBP]28,987,230,878 (2003 -- [GBP]23,162,383,000).

7.  DEBTORS

                                  2004       2003
                             [GBP]'000  [GBP]'000
                             ---------  ---------


Other debtors                   23,646     24,751
Accrued interest receivable      4,024        ---
                             ---------  ---------
                                27,670     24,751
                             =========  =========


8.  CASH AT BANK AND IN HAND


                                     2004       2003
                                [GBP]'000  [GBP]'000
                                ---------  ---------

Guaranteed Investment Contract  2,050,263  1,182,231
Share of Trust cash               840,555     18,366
                                ---------  ---------
                                2,890,818  1,200,597
                                =========  =========



    The Guaranteed Investment Contract pays interest based on LIBOR.


9.  DEFERRED TAXATION ASSET

                                                                          2004       2003
                                                                     [GBP]'000  [GBP]'000
                                                                     ---------  ---------

As at 1 January                                                          6,618      4,449
Transfer to profit and loss account                                     (5,246)     2,169
                                                                     ---------  ---------
As at 31 December                                                        1,372      6,618
                                                                     =========  =========
Provided on:
General provision against beneficial interest in mortgage portfolio      1,372      6,618
                                                                     =========  =========



    The deferred tax asset has been recognised under FRS 19 (Deferred tax) since it is considered more likely than not that there will be sufficient future profits against which the future reversal of the general provision can be deducted.


10. CREDITORS : AMOUNTS FALLING DUE WITHIN ONE YEAR

                                        2004       2003
                                   [GBP]'000  [GBP]'000
                                   ---------  ---------

Loans from group undertakings      1,001,462    482,320
Amounts due to group undertakings    177,655    129,940
Corporation tax                           22         20
Other creditors                      183,001    120,787
Accrued interest payable                 ---     10,770
                                   ---------  ---------
                                   1,362,140    743,837
                                   =========  =========



11. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                             2004        2003
                                        [GBP]'000   [GBP]'000
                                       ----------  ----------


Loans from group undertakings          14,508,861  13,627,717
Start-up loans                             33,980      74,546
Other creditors                           186,224     143,114
                                       ----------  ----------
                                       14,729,065  13,845,377
                                       ==========  ==========
The amounts are repayable as follows:
Due 2 -- 5 years                        5,623,173   4,566,917
Due over 5 years                        9,105,892   9,278,460
                                       ----------  ----------
Total                                  14,729,065  13,845,377
                                       ==========  ==========


    Interest payable on the loans from group undertakings and the start-up loans is based on LIBOR. Amounts due over 5 years are paid in order of priority when cash is available after other commitments have been fulfilled.


12. SHARE CAPITAL


                                     2004   2003
                                    [GBP]  [GBP]
                                    -----  -----

AUTHORISED:
100 Ordinary shares of [GBP]1 each    100    100
                                    =====  =====
ALLOTTED AND CALLED UP:
2 Ordinary shares of [GBP]1 each        2      2
                                    =====  =====



13. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                   2004       2003
                              [GBP]'000  [GBP]'000
                              ---------  ---------

Opening shareholders' funds     (15,270)   (10,259)
Retained profit for the year     12,295     (5,011)
                              ---------  ---------
Closing shareholders' funds      (2,975)   (15,270)
                              =========  =========



14. CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES

    There were no outstanding capital commitments or contingent liabilities at 31 December 2004 and 2003.


15. RELATED PARTY DISCLOSURES

    The Company has taken advantage of the exemption covered by paragraph 3 (c) of FRS8 `Related Party Disclosures' not to disclose transactions with entities that are part of the Holmes Group.

16. PARENT UNDERTAKING AND CONTROLLING PARTY

    The immediate parent of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales, which prepares the only accounts into which the Company is consolidated.

    SPV Management Limited, a company incorporated in Great Britian and registered in England and Wales, holds all of the shares in the Company (one jointly with M McDermott as nominee) as trustee under a dicretionary charitable trust dated 17 February 1999 for the benefit of nurses employed in the UK and for charties.

    The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain. During the year, Abbey National plc has delegated administration and servicing functions in respect of the loans on behalf of the mortgages' trustee and the beneficiaries to a service provider.

HOLMES FUNDING LIMITED

REPORTS AND ACCOUNTS
FOR YEAR ENDED 31 DECEMBER 2003

REPORT OF THE DIRECTORS

    The Directors submit their report together with the accounts for the year to 31 December 2003.


1.  PRINCIPAL ACTIVITY FOR THE YEAR

    The principal activity of the Company is to acquire an interest in a portfolio of mortgage loans and enter into financial arrangements with other group companies in that connection. No future changes are envisaged.

    The Company invests in beneficial interests in the assets of Holmes Trustees Limited ("the Trust), which assets comprise mortgage loans secured on residential property in England, Scotland and Wales. The Company receives a share of income from the Trust in proportion to its share of the total mortgage assets of the Trust.

    DURING THE YEAR THE COMPANY PURCHASED A FURTHER BENEFICIAL INTEREST IN THE ASSETS OF THE TRUST OF [GBP]2.4 BILLION ON 26 MARCH. THIS PURCHASE WAS FINANCED BY A LOAN FROM HOLMES FINANCING (NO. 7) PLC. HOLMES TRUSTEES LIMITED AND HOLMES FINANCING (NO. 7) PLC ARE BOTH GROUP UNDERTAKINGS.


2.  RESULTS AND DIVIDENDS

    The results for the year are set out on page 4. The loss of [GBP]5,011,000 (2002 -- loss of [GBP]8,272,000) will be transferred from reserves. The Directors do not recommend the payment of a dividend (2002: [GBP]nil). The loss in the year has arisen as a result of the charge for provisions made against the Company's investment. On the release or utilisation of this provision in future years, the Directors anticipate that the Company will make a profit.


3.  DIRECTORS AND THEIR INTERESTS

    The Directors who served throughout the year, except as noted below were:

M McDermott
R.Wise (resigned on 23 May 2003)
D.Green (appointed on 23 May 2003)
SPV Management Limited

    At the year-end and the previous year-end, Holmes Holdings Limited held one share in the Company. Holmes Holdings Limited and M McDermott jointly held the other share.

    SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the year-end. The other share in Holmes Holdings Limited was held by SPV Management Limited. M. McDermott is also a Director of SPV Management Limited.

    None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited, at the year-end.


4.  DIRECTORS' RESPONSIBILITY IN RESPECT OF THE PREPARATION OF ACCOUNTS

    The Directors are required by United Kingdom company law to prepare accounts for each financial year that give a true and fair view of the state of affairs of the Company as at the end of the financial year, and of the profit or loss for that year.

    The Directors confirm that suitable accounting policies have been used and applied consistently and reasonable and prudent judgements and estimates have been made in the preparation of the accounts for the year ended 31 December 2003. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.

    The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to
                                       346
ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company's system of internal control and for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.


5.  GOING CONCERN

    The Directors confirm that they are satisfied that Holmes Funding Limited has adequate resources to continue in business for the foreseeable future. For this reason, they continue to adopt a going concern basis in preparing the financial statements.


6.  AUDITORS

    On 1 August 2003, Deloitte & Touche, the Company's auditors transferred their business to Deloitte & Touche LLP, a limited liability partnership incorporated under the Limited Liability Partnerships Act 2000. The Company's consent has been given to treating the appointment of Deloitte & Touche as extending to Deloitte & Touche LLP with effect from 1 August 2003 under the provisions of section 26(5) of the Companies Act 1989.

    The Company has elected to dispense with the obligation to appoint auditors annually and, accordingly, Deloitte & Touche LLP will be the auditors of the company for the forthcoming financial year under the provisions of section 386(2) of the Companies Act 1985.

By order of the Board


For and behalf of
ABBEY NATIONAL SECRETARIAT SERVICES LIMITED, SECRETARY


June 2004


Registered Office:

Abbey National House
2 Triton Square,
Regent's Place,
London,
NW1 3AN.

                                 APPENDIX C(II)


INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF
HOLMES FUNDING LIMITED

    We have audited the financial statements of Holmes Funding Ltd for the year ended 31 December 2003 which comprise the profit and loss account, the balance sheet and the related notes 1 to 16. These financial statements have been prepared under the accounting policies set out therein.


RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

    As described in the statement of directors' responsibilities, the company's directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards.

    We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the directors' report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the company is not disclosed.

    We read the directors' report for the above year and consider the implications for our report if we become aware of any apparent misstatements.


BASIS OF AUDIT OPINION

    We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.


OPINION

    In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 December 2003 and of its loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.


DELOITTE & TOUCHE LLP

Chartered Accountants and Registered Auditors
London, England

June 2004

PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 2003

                                                                                      2003       2002
                                                                           NOTE  [GBP]'000  [GBP]'000
                                                                           ----  ---------  ---------

Interest receivable and similar income                                        2    650,204    578,768
Interest payable                                                              3   (599,306)  (526,854)
                                                                                 ---------  ---------

Net interest income                                                                 50,898     51,914
Administrative expenses                                                            (50,440)   (52,081)
Provision against investment in Trust property                                6     (7,618)   (11,644)
                                                                                 ---------  ---------

Loss on ordinary activities before taxation                                   4     (7,160)   (11,811)
Tax on loss on ordinary activities                                         1, 5      2,149      3,539
                                                                                 ---------  ---------

Loss on ordinary activities after taxation and retained loss for the year    13     (5,011)    (8,272)
                                                                                 =========  =========


    There is no difference between the loss on ordinary activities before taxation and the retained loss for the year stated above and their historical cost equivalents.

    All transactions are derived from continuing operations within the United Kingdom.

    There are no recognised gains and losses in the year other than the loss for the year and therefore no statement of total and recognised gains and losses is required.

BALANCE SHEET
AS AT 31 DECEMBER 2003

                                                               2003         2002
                                                  NOTE    [GBP]'000    [GBP]'000
                                                  ----  -----------  -----------

Fixed assets
Beneficial interest in mortgage portfolio            6   13,341,978   13,679,484

Current assets
Debtors                                              7       24,751       28,599
Deferred taxation asset                           1, 9        6,618        4,449
Cash at bank and in hand                             8    1,200,597    1,202,356
                                                        -----------  -----------

                                                          1,231,966    1,235,404
Creditors -- amounts falling due within one year    10     (743,837)  (1,166,612)
                                                        -----------  -----------

Net current assets                                          488,129       68,792
                                                        -----------  -----------

Total assets less current liabilities                    13,830,107   13,748,276
                                                        -----------  -----------

Creditors -- amounts falling due after more than
  one year                                          11  (13,845,377) (13,758,535)
                                                        -----------  -----------

Net liabilities                                             (15,270)     (10,259)
                                                        ===========  ===========

Capital and reserves
Called-up share capital                             12          ---          ---
Profit and loss account                                     (15,270)     (10,259)
                                                        -----------  -----------

Equity shareholders' deficit                        13      (15,270)     (10,259)
                                                        ===========  ===========

    The financial statements on page 4 to 11 were approved by the Board of Directors on __ June 2004.


Signed on behalf of the Board of Directors




Director

NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31 DECEMBER 2003


1.  ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below.

(1)    Interest receivable is recognised on an accruals basis.

(2) Investments held as fixed assets are stated at cost less provision for any impairment.

(3) Specific provisions are made against loans and advances which comprise the trust property in which the Company has a beneficial interest, when, as a result of regular appraisals of the assets, it is considered that recovery is doubtful. A general provision is made against loans and advances to cover bad and doubtful debts that have not been separately identified but which are known from experience to be present in any portfolio of loans and advances. The specific and general provisions are deducted from loans and advances. Provisions made during the year, less amounts released and recoveries of amounts written off in previous years are charged to the profit and loss account.

(4) Deferred consideration is payable to the originator of the loans and advances to customers, which is based upon the profitability of the company before the charge for the general provision for bad and doubtful debts. This has resulted in a loss to date, however the directors anticipate that the company will make a profit over the life of the mortgage portfolio.

(5) Value added tax is not recoverable by the Company and is included with its related cost.

(6) Transactions are undertaken in derivative financial instruments, "derivatives", which include interest rate swaps. Derivatives are entered into for the purpose of eliminating risk from potential movements in interest rates inherent in the Company's non-trading assets and liabilities. Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company.

       A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged. Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged. Income and expense on non-trading derivatives are recognised as they accrue over the life of the instruments as an adjustment to interest receivable or payable.

(7) The Company is a wholly owned subsidiary of Holmes Holdings Limited, a Company incorporated in Great Britain. Accordingly the Company is not required to produce a cash flow statement as prescribed in paragraph 5
       (a) of FRS 1 (revised 1996), "Cash flow statements".

(8) Deferred taxation is provided on all timing differences that have not reversed before the balance sheet date at the rate of tax expected to apply when those timing differences will reverse. Deferred tax assets are recognised to the extent that they are regarded as recoverable.

(9) Costs relating to the acquisition of the trust asset are deferred and charged over the period in which interest is earned on the asset.

2.  INTEREST RECEIVABLE AND SIMILAR INCOME

                                                                                       2003       2002
                                                                                  [GBP]'000  [GBP]'000
                                                                                  ---------  ---------


Income from beneficial interest in mortgage portfolio                               708,024    648,054
Expense from derivatives used to hedge beneficial interest in mortgage portfolio    (91,841)   (93,842)
Bank interest receivable                                                             34,021     24,556
                                                                                  ---------  ---------

                                                                                    650,204    578,768
                                                                                  =========  =========


    The mortgage portfolio is held on trust by Holmes Trustees Limited, a group undertaking.


3.  INTEREST PAYABLE

                                                        2003       2002
                                                   [GBP]'000  [GBP]'000
                                                   ---------  ---------


Interest payable on loans from group undertakings    596,486    524,200
Interest payable on start-up loans                     2,820      2,654
                                                   ---------  ---------

                                                     599,306    526,854
                                                   =========  =========


4.  LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

    Loss on ordinary activities before taxation is stated after charging:

                                           2003       2002
                                      [GBP]'000  [GBP]'000
                                      ---------  ---------


Auditors' remuneration -- audit fees        107         23
                                      =========  =========


    THE COMPANY HAS NO EMPLOYEES (2002: NONE) OTHER THAN ITS DIRECTORS.

    NO EMOLUMENTS WERE PAID TO THE DIRECTORS BY THE COMPANY DURING THE YEAR (2002: [GBP]NIL).


5.  TAX ON LOSS ON ORDINARY ACTIVITIES

                                                         2003       2002
                                                    [GBP]'000  [GBP]'000
                                                    ---------  ---------


UK corporation tax for the year at 28% (2002: 28%)         20         27
Adjustments in respect of prior years                     ---          7
Deferred taxation                                      (2,169)    (3,573)
                                                    ---------  ---------

Tax receivable                                         (2,149)    (3,539)
                                                    =========  =========


    The company pays corporation tax at 30% with marginal relief.

    The tax charge in the year arises due to the disallowable general provision on the Trust mortgage income.

    The tax assessed for the year is higher than the standard 30% rate of corporation tax in the UK. The differences are explained below:

    The corporation tax charge is made up as follows:

                                                                                                  2003       2002
                                                                                             [GBP]'000  [GBP]'000
                                                                                             ---------  ---------


Loss on ordinary activities before tax                                                          (7,160)   (11,811)
                                                                                             ---------  ---------

Loss on ordinary activities multiplied by standard rate of corporation tax in the UK of 30%     (2,148)    (3,543)

Effects of:
Non tax-deductable general provisions                                                            2,169      3,573
Benefit of small companies corporation tax rate                                                     (1)        (3)
Adjustments to tax charge in respect of previous periods                                           ---          7
                                                                                             ---------  ---------

                                                                                                    20         34
                                                                                             =========  =========


6.  BENEFICIAL INTEREST IN MORTGAGE PORTFOLIO

                                                            2003        2002
                                                       [GBP]'000   [GBP]'000
                                                      ----------  ----------


Cost:
At 1 January                                          13,694,537  11,973,516
Additions                                              2,403,550   3,999,221
Capital repayments                                    (2,733,372) (2,278,200)
                                                      ----------  ----------

At 31 December                                        13,364,715  13,694,537
                                                      ==========  ==========

Provisions:
At 1 January
 General                                                  14,831       2,921
 Specific                                                    222         605
                                                      ----------  ----------

                                                          15,053       3,526
Transfer from profit and loss account                      7,618      11,644
Irrecoverable amounts written back / (off)                    66        (117)
                                                      ----------  ----------

At 31 December                                            22,737      15,053
                                                      ----------  ----------

 Being:
 General                                                  22,061      14,831
 Specific                                                    676         222
                                                      ----------  ----------

                                                          22,737      15,053
                                                      ==========  ==========

Net book value:
At 31 December                                        13,341,978  13,679,484
                                                      ==========  ==========

Repayable:
On demand or at short notice                              29,808       6,395
In not more than three months                             36,913      60,767
In more than three months but not more than one year     219,416     187,805
In more than one year but not more than five years     1,319,525   1,131,596
In more than five years                               11,759,053  12,307,974
                                                      ----------  ----------

At 31 December 2003                                   13,364,715  13,694,537
                                                      ==========  ==========

Fixed rate                                             2,380,538   3,674,765
Variable rate                                         10,984,177  10,019,772
Less: provisions (see note 4)                            (22,737)    (15,053)
                                                      ----------  ----------

                                                      13,341,978  13,679,484
                                                      ==========  ==========


    The mortgage portfolio in which the Company holds a beneficial interest is held on trust for the Company and the originator of the mortgage loans by Holmes Trustees Limited, a group undertaking. During the year the company increased its interest in the trust property in one tranche. The mortgage loans are secured on residential property in England and Wales. At 31 December 2003 the total mortgage assets held on trust for the beneficiaries amounted to [GBP]23,162,383,000 (2002 -- [GBP]23,104,300,000).

7.  DEBTORS

               2003 [GBP]'000  2002 [GBP]'000
               --------------  --------------


Other debtors          24,751          28,599
               --------------  --------------

Total                  24,751          28,599
               ==============  ==============


8.  CASH AT BANK AND IN HAND

                                2003 [GBP]'000  2002 [GBP]'000
                                --------------  --------------


Guaranteed Investment Contract       1,182,231       1,202,356
Share of Trust cash                     18,366             ---
                                --------------  --------------

Total                                1,200,597       1,202,356
                                ==============  ==============


    The Guaranteed Investment Contract pays interest based on LIBOR.


9.  DEFERRED TAXATION ASSET

                                                                     2003 [GBP]'000  2002 [GBP]'000
                                                                     --------------  --------------


As at 1 January                                                               4,449             876
Transfer to profit and loss account                                           2,169           3,573
                                                                     --------------  --------------

As at 31 December                                                             6,618           4,449
                                                                     ==============  ==============

Provided on:
General provision against beneficial interest in mortgage portfolio           6,618           4,449
                                                                     ==============  ==============


    THE DEFERRED TAX ASSET HAS BEEN RECOGNISED UNDER FRS 19 (DEFERRED TAX) SINCE IT IS CONSIDERED MORE LIKELY THAN NOT THAT THERE WILL BE SUFFICIENT FUTURE PROFITS AGAINST WHICH THE FUTURE REVERSAL OF THE GENERAL PROVISION CAN BE DEDUCTED.


10. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                   2003 [GBP]'000  2002 [GBP]'000
                                   --------------  --------------


Loans from group undertakings             482,320         961,292
Amounts due to group undertakings         129,940         178,889
Corporation tax                                20              28
Other creditors                           120,787          20,907
Accrued interest payable                   10,770           5,496
                                   --------------  --------------

Total                                     743,837       1,166,612
                                   ==============  ==============



11. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                     2003        2002
                                [GBP]'000   [GBP]'000
                               ----------  ----------


Loans from group undertakings  13,627,717  13,593,987
Start-up loans                     74,546      62,450
Other creditors                   143,114     102,098
                               ----------  ----------

Total                          13,845,377  13,758,535
                               ==========  ==========


The amounts are repayable as follows:

Due 2 -- 5 years   4,566,917   3,447,498
Due over 5 years   9,278,460  10,311,037
                  ----------  ----------

Total             13,845,377  13,758,535
                  ==========  ==========


    Interest payable on the loans from group undertakings and the start-up loans is based on LIBOR.

    AMOUNTS DUE OVER 5 YEARS ARE PAID IN ORDER OF PRIORITY WHEN CASH IS AVAILABLE AFTER OTHER COMMITMENTS HAVE BEEN FULFILLED.


12. SHARE CAPITAL

                                     2003 [GBP]'000  2002 [GBP]'000
                                     --------------  --------------


AUTHORISED:
100 Ordinary shares of [GBP]1 each              ---             ---
                                     ==============  ==============

CALLED UP, ALLOTTED AND FULLY PAID:
2 Ordinary shares of [GBP]1 each                ---             ---
                                     ==============  ==============


13. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' DEFICIT

                               2003 [GBP]'000
                               --------------


Opening shareholders' deficit         (10,259)
Retained loss for the year             (5,011)
                               --------------

Closing shareholders' deficit         (15,270)
                               ==============


14. CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES

    There were no outstanding capital commitments or contingent liabilities at 31 December 2003 (2002 -- [GBP]nil).


15. RELATED PARTY TRANSACTIONS

    The Company has taken advantage of the exemption covered by paragraph 3 (c) of FRS 8, "Related party disclosures", not to disclose transactions with entities that are part of the Holmes Group.

16. PARENT AND CONTROLLING PARTY

    The immediate parent of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales, which prepares the only accounts into which the Company is consolidated.

    SPV Management Limited, a company incorporated in Great Britain and registered in England and Wales, holds all of the shares in the Company (one jointly with M McDermott as nominee) as trustee under a discretionary charitable trust dated 17 February 1999 for the benefit of nurses employed in the UK and for charities.

    The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain. During the year, Abbey National plc has delegated administration and servicing functions in respect of the loans on behalf of the mortgages' trustee and the beneficiaries to a service provider.

                                   APPENDIX D

STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                    UNAUDITED
                                                                   SIX MONTHS
                                                                       MONTHS
                                                                        ENDED  UNAUDITED SIX
                                                                     06.30.05          ENDED
                                                             NOTE   [GBP]'000       06.30.04
                                                             ----  ----------  -------------

INTEREST INCOME
Income from investment in trust                                 2     334,793        355,381
Bank interest from related parties                                     46,166         20,535
Interest on related party loans                                 2    (354,956)      (331,337)
Interest on start-up loans                                               (880)        (1,684)
                                                                   ----------  -------------
Net interest income                                                    25,123         42,895
Write up of investment in trust                                         2,704          2,291
                                                                   ----------  -------------
Net interest income after write down of investment in trust            27,827         45,186
Income on derivative instruments                                       47,355         50,919
Operating expenses                                                    (33,257)       (29,276)
                                                                   ----------  -------------
INCOME BEFORE TAXATION                                                 41,925         66,829
Taxation                                                              (12,524)       (19,740)
                                                                   ----------  -------------
NET INCOME                                                             29,401         47,089
                                                                   ==========  =============




                                                                                                                          6 MONTHS
                                                                                                                             ENDED
                                                                                                                          06.30.05
                                                                                                                         [GBP]'000

STATEMENTS OF COMPREHENSIVE INCOME
Net income                                                                                                                  29,401
                                                                                                                         ---------

OTHER COMPREHENSIVE INCOME
Transfer to income of transition adjustment of adoption of SFAS133 (net of tax of [GBP]130, 2004: [GBP]120) ([GBP]'000)       (295)
                                                                                                                         ---------

Other comprehensive income                                                                                                    (295)
                                                                                                                         ---------

Comprehensive income                                                                                                        29,106
                                                                                                                         =========



                                                                                                                          6 MONTHS
                                                                                                                             ENDED
                                                                                                                          06.30.04
                                                                                                                         [GBP]'000

STATEMENTS OF COMPREHENSIVE INCOME
Net income                                                                                                                  47,089
                                                                                                                         ---------

OTHER COMPREHENSIVE INCOME
Transfer to income of transition adjustment of adoption of SFAS133 (net of tax of [GBP]130, 2004: [GBP]120) ([GBP]'000)       (304)
                                                                                                                         ---------

Other comprehensive income                                                                                                    (304)
                                                                                                                         ---------

Comprehensive income                                                                                                        46,785
                                                                                                                         =========





    The accompanying notes are an integral part of these financial statements

STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

                                                                                                               06.30.05
                                                                                                       NOTE   [GBP]'000
                                                                                                       ----  ----------

ASSETS
Current assets
Cash and cash equivalents                                                                                     1,325,049
Intercompany balance with related parties                                                                        29,322
Other assets                                                                                                     10,006
                                                                                                             ----------
Total current assets                                                                                          1,364,377
Investment in trust (net of allowances of [GBP]2,836) ([GBP]'000)                                         2  12,019,155
Derivative instruments                                                                                           20,406
Other assets                                                                                                      4,662
                                                                                                             ----------
TOTAL ASSETS                                                                                                 13,408,600
                                                                                                             ==========


LIABILITIES
Current liabilities
Related party loans                                                                                       2         ---
Accrued interest payable on related party loans                                                           2     138,186
Derivative instruments
Intercompany balance with related parties                                                               ---         ---
Other current liabilities                                                                                       267,004
                                                                                                             ----------
TOTAL CURRENT LIABILITIES                                                                                       405,190
                                                                                                             ==========


Related party loans                                                                                       2  12,744,149
Start-up loans                                                                                            3      34,482
Derivative instruments                                                                                              ---
Accrued interest payable on start-up loans                                                                          378
Other non-current liabilities                                                                                   210,769
                                                                                                             ----------
TOTAL LIABILITIES                                                                                            13,394,968
                                                                                                             ==========


STOCKHOLDERS' EQUITY
Common stock (authorised 100 shares, [GBP]1.00 par value, issued and outstanding 2 shares fully paid)     4         ---
Retained earnings                                                                                                11,968
Accumulated other comprehensive income (net of tax)                                                               1,664
TOTAL STOCKHOLDERS' EQUITY                                                                                       13,632
                                                                                                             ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                                   13,408,600
                                                                                                             ==========



    The accompanying notes are an integral part of these financial statements.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)

                                                                                   SIX        SIX
                                                                                MONTHS     MONTHS
                                                                                 ENDED      ENDED
                                                                              06.30.05   06.30.04
                                                                             [GBP]'000  [GBP]'000
                                                                             ---------  ---------

Common stock (authorised and issued 100 shares, par value [GBP]1 per share)
                                                                             ---------  ---------
Balance, beginning of period and end of period                                     ---        ---
                                                                             ---------  ---------
RETAINED EARNINGS (ACCUMULATED LOSSES)
Balance, beginning of period                                                   (17,433)  (124,924)
Net income                                                                      29,401     47,089
                                                                             ---------  ---------
Balance, end of period                                                          11,968    (77,835)
                                                                             ---------  ---------
Accumulated other comprehensive income
Balance, beginning of period                                                     1,960      3,126
Amortisation of effect of transition adjustment of adoption of SFAS133
(net of tax of [GBP]130, 2004: [GBP]239) ([GBP]'000s)                             (296)      (559)
                                                                             ---------  ---------
Balance, end of period                                                           1,664      2,567
                                                                             ---------  ---------
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)                                            13,632    (75,268)
                                                                             =========  =========



    The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                                SIX         SIX
                                                                                             MONTHS      MONTHS
                                                                                              ENDED       ENDED
                                                                                           06.30.05    06.30.04

                                                                                   NOTE   [GBP]'000   [GBP]'000
                                                                                   ----  ----------  ----------

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net income                                                                                   29,401      47,089
Write down against investment in trust                                                       (2,820)     (2,183)
Transfer from other comprehensive income                                                       (295)       (304)
(Increase) / decrease in other assets                                                       (49,270)     28,514
(Decrease) / increase in accrued interest payable                                     2      (3,476)     44,615
Increase in derivative instruments                                                          (34,236)    (72,664)
Increase in other liabilities                                                               111,481     149,945
                                                                                         ----------  ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                    50,785     195,012
                                                                                         ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment in trust                                                       2         ---  (3,983,790)
Partial maturity of investment in trust                                                   1,152,035   1,881,798
                                                                                         ----------  ----------
NET CASH RECEIVED / (USED) IN INVESTING ACTIVITIES                                        1,152,035  (2,101,992)
                                                                                         ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans entered into                                        2         ---   3,983,790
Repayments of related party loans entered into                                           (2,766,173) (1,353,477)
Proceeds from start-up loans entered into                                                    (2,416)     41,000
                                                                                         ----------  ----------
NET CASH PROVIDED (FOR) / BY FINANCING ACTIVITIES                                        (2,768,589)  2,671,313
                                                                                         ----------  ----------
Net (decrease) / increase in cash and cash equivalents from continuing operations        (1,565,769)    764,333
Cash and cash equivalents at beginning of period                                          2,890,818   1,200,597
                                                                                         ----------  ----------
Cash and cash equivalents at end of period                                                1,325,049   1,964,930
                                                                                         ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for taxation                                                        ---         ---
Cash paid during the period for interest                                                    388,188     291,494



    The accompanying notes are an integral part of these financial statements.




1.  BASIS OF PREPARATION


    The interim financial statements are unaudited but include all adjustments (consisting of normal recurring adjustments) the Company's management considers necessary for a fair presentation of the financial position as of such dates and the operating results and cash flows for those periods. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These interim financial statements should be read in conjunction with the audited financial statements of the Company as of December 31, 2004 and 2003 and 2002. The results of operations for the six month period ended June 30, 2005 may not necessarily be indicative of the operating results that may be incurred for the entire fiscal year.

2.  RELATED PARTY TRANSACTIONS

    The Company has acquired for cash an interest in the assets of Holmes Trustees Limited (the "trust") which, is a related party and a fellow subsidiary of Holmes Holdings Limited, as follows:

                   CONSIDERATION
DATE ACQUIRED          [GBP]'000
                   -------------

July 26, 2000          2,256,000
November 29, 2000      2,404,516
May 23, 2001           2,167,000
July 5, 2001           2,667,000
November 8, 2001       2,479,000
November 7, 2002       3,999,221
March 26, 2003         2,403,550
April 1, 2004          3,983,790
                   -------------

                      22,360,077
                   =============




    Movements on Holmes Funding Ltd's share of the trust mortgage asset is shown below:-

                               [GBP]'000
Balance at December 31, 2004  13,173,826
Additions                            ---
Capital repayments            (1,152,035)
                              ----------
Balance at June 30, 2005      12,021,791
Less allowances                   (2,636)
Investment in trust           12,019,155
                              ==========



    The assets of the trust comprise mortgage loans secured on residential property in England, Scotland and Wales.


    The Company receives income from the trust in proportion to its share of the total mortgage assets of the trust. During the current period the Company received income from the trust of [GBP]334,032,000 (June 30, 2004:
[GBP]356,524,000), of which [GBP]nil was receivable at June 30, 2005.

    In order to finance the purchase of the shares in the trust assets, the Company received loans from Holmes Financing (No. 1) plc, Holmes Financing (No.
2) plc, Holmes Financing (No. 3) plc, Holmes Financing (No. 4) plc, Holmes Financing (No. 5) plc, Holmes Financing (No. 6) plc, Holmes Financing (No. 7) plc and Holmes Financing (No. 8) plc, all subsidiaries of Holmes Holdings Limited.

    The inter-company loans are made up of xx separate sub-loans, with interest determined by reference to the London Interbank Offer Rate ("LIBOR") for three-month sterling deposits plus a margin, as follows:


    Loans outstanding from Holmes Financing (No. 1) plc at June 30, 2005 total [GBP]1,607,000,000 and are made up as follows:

06.30.05       FINAL  ORIGINAL                    MARGIN*
AMOUNT      MATURITY   MARGIN*       ORIGINAL  THEREAFTER
[GBP]'000       DATE         %  MARGIN* UNTIL           %
650,000    July 2007      0.19      July 2010         N/A
575,000    July 2010      0.26      July 2010         N/A
250,000    July 2013      0.25      July 2010        1.25
23,000     July 2040      0.41      July 2010        1.41
24,000     July 2040      0.45      July 2010        1.45
11,000     July 2040      0.62      July 2010        1.62
30,000     July 2040      1.15      July 2010        2.15
30,000     July 2040      1.60      July 2010        2.60
14,000     July 2040      1.75      July 2010        2.75



    Loans outstanding from Holmes Financing (No. 2) plc at June 30, 2005 total [GBP]877,600,000 and are made up as follows:

06.30.05       FINAL  ORIGINAL                    MARGIN*
AMOUNT      MATURITY   MARGIN*       ORIGINAL  THEREAFTER
[GBP]'000       DATE         %  MARGIN* UNTIL           %
500,000    July 2023      0.24   October 2007        0.48
300,000    July 2040      0.27   October 2007        0.54
19,000     July 2040      0.45   October 2007        1.45
12,600     July 2040      0.50   October 2007        1.50
25,000     July 2040      1.50   October 2007        2.50
21,000     July 2040      1.60   October 2007        2.60



    Loans outstanding from Holmes Financing (No. 3) plc at June 30, 2005 total [GBP]546,000,000 and are made up as follows:

06.30.05          FINAL  ORIGINAL                    MARGIN*
AMOUNT         MATURITY   MARGIN*       ORIGINAL  THEREAFTER
[GBP]'000          DATE         %  MARGIN* UNTIL           %
---        January 2005      0.16      July 2006         N/A
500,000       July 2040      0.24      July 2006        0.48
---           July 2040      0.40      July 2006        0.80
15,000        July 2040      0.40      July 2006        0.80
---           July 2040      1.27      July 2006        2.27
31,000        July 2040      1.50      July 2006        2.50



    Loans outstanding from Holmes Financing (No. 4) plc at June 30, 2005 total [GBP]1,836,000,000 and are made up as follows:

06.30.05                                                MARGIN*
AMOUNT     FINAL MATURITY   ORIGINAL       ORIGINAL  THEREAFTER
[GBP]'000            DATE  MARGIN* %  MARGIN* UNTIL           %
490,000         July 2008       0.29      July 2006        0.58
850,000         July 2040       0.23      July 2006        0.46
350,000      October 2009       0.24   October 2006        0.50
22,000          July 2040       0.46      July 2006        0.95
25,000          July 2040       0.46      July 2006        1.22
11,000          July 2040       0.43   October 2006        0.86
33,000          July 2040       1.58      July 2006        2.70
36,000          July 2040       1.38      July 2006        2.68
19,000          July 2040       1.50   October 2006        2.50



    Loans outstanding from Holmes Financing (No. 5) plc at June 30, 2005 total [GBP]955,500,000 and are made up as follows:

06.30.05          FINAL  ORIGINAL                    MARGIN*
AMOUNT         MATURITY   MARGIN*       ORIGINAL  THEREAFTER
[GBP]'000          DATE         %  MARGIN* UNTIL           %
375,000    October 2008      0.24   October 2006        0.68
500,000       July 2040      0.23   October 2006        0.46
---           July 2040      0.46   October 2006        1.15
33,000        July 2040      0.44   October 2006        1.10
---           July 2040      1.58   October 2006        2.84
47,500        July 2040      1.56   October 2006        2.82



    Loans outstanding from Holmes Financing (No. 6) plc at June 30, 2005 total [GBP]2,149,695,000 and are made up as follows:


06.30.05          FINAL  ORIGINAL                    MARGIN*
AMOUNT         MATURITY   MARGIN*       ORIGINAL  THEREAFTER
[GBP]'000          DATE         %  MARGIN* UNTIL           %
500,000       July 2040      0.24     April 2008        0.74
45,501        July 2040      1.52     April 2008        2.78
44,231        July 2040      1.63     April 2008        2.89
36,110        July 2040      1.60     April 2008        2.86
29,000        July 2040      1.55     April 2008        2.81
26,916        July 2040      0.43     April 2008        1.13
25,642        July 2040      0.54     April 2008        1.34
21,539        July 2040      0.53     April 2008        1.32
17,000        July 2040      0.52     April 2008        1.30
---          April 2008      0.18     April 2008         N/a
641,026    October 2009      0.24     April 2008        0.75
633,500    October 2009      0.25     April 2008        0.75
129,230    October 2009      0.34     April 2008        0.61



    Loans outstanding from Holmes Financing (No. 7) plc at June 30, 2005 total [GBP]1,882,160,000 and are made up as follows:

06.30.05          FINAL  ORIGINAL                    MARGIN*
AMOUNT         MATURITY   MARGIN*       ORIGINAL  THEREAFTER
[GBP]'000          DATE         %  MARGIN* UNTIL           %
803,340    January 2008      0.15   January 2008         N/A
24,100        July 2040      0.35     April 2008        0.70
40,970        July 2040      0.80     April 2008        1.60
321,000       July 2020      0.23     April 2008        0.46
15,000        July 2040      0.50     April 2008        1.00
20,000        July 2040      0.80     April 2008        1.60
341,500       July 2040      0.26     April 2008        0.52
250,000       July 2040      0.26     April 2008        0.52
28,000        July 2040      0.53     April 2008        1.06
38,250        July 2040      0.80     April 2008        1.60



    Loans outstanding from Holmes Financing (No. 8) plc at June 30, 2005 total [GBP]2,890,194,252 and are made up as follows:


06.30.05        FINAL  ORIGINAL                    MARGIN*
AMOUNT       MATURITY   MARGIN*       ORIGINAL  THEREAFTER
[GBP]'000        DATE         %  MARGIN* UNTIL           %
---        April 2005     (0.05)    April 2008         N/a
---         July 2040      0.13   January 2009        0.26
---         July 2040      0.62   January 2009        1.62
811,996     July 2040      0.14   January 2009        0.50
663,597     July 2040      0.21   January 2009        0.63
900,000    April 2011      0.15   January 2009        0.30
270,665     July 2040      0.20   January 2009        0.62
27,608     April 2020      0.23   January 2009        0.69
22,790      July 2040      0.35   January 2009        0.92
39,900      July 2040      0.30   January 2009        0.60
47,096      July 2040      0.82   January 2009        1.82
38,542      July 2040      0.98   January 2009        1.98
68,000      July 2040      0.90   January 2009        1.90



    * Margin expressed as percentage over LIBOR.



    In the period interest on the loans amounted to [GBP]354,956,000 (2004:
[GBP]331,771,000) of which [GBP]138,186,000 was owed at June 30, 2005.

    Interest payments are made on a quarterly basis in arrears.


3.  START-UP LOANS

    Eight start-up loans have been entered into, as follows:

                                                                     06.30.05
LOAN MARGIN OVER LIBOR FOR THREE-MONTH STERLING DEPOSITS PER ANNUM  [GBP]'000
1st 0.30% until July 2010, 0.55% thereafter                             4,550
2nd 0.30% until October 2007, 0.55% thereafter                          4,535
3rd 0.25% until July 2006, 0.50% thereafter                             5,809
4th 0.25% until July 2006, 0.50% thereafter                             2,473
5th 0.25% until October 2006, 0.50% thereafter                          1,652
6th 0.25% until October 2008, 0.50% thereafter                          1,888
7th 0.25%.until April 2008, 0.50% thereafter                            1,152
8th 0.25% until January 2009, 0.50& thereafter                         12,006
                                                                    ---------
                                                                       34,065
                                                                    =========



    The loans are repayable, when the Company has sufficient funds, as specified in the relevant prospectus, which stipulates the order of priority in which available revenue receipts are distributed.


4.  DERIVATIVE INSTRUMENTS

The Company pays interest on related party loans with which it finances the investments in the trust. The Company utilises interest rate swaps to convert this expenditure into a mixed variable and fixed rate based cash inflow to match the interest receivable by the Company from its investment in the trust. The maximum length of time over which the Company is hedging its exposure to the variability of the future cash outflows from interest payments on the inter-company loans and future cash inflows from the trust is 37 years, in line with the final maturity dates of the inter-company loans.

The interest rate swap the Company has entered into receives LIBOR based interest streams to match the payments it expects to make to the related party, and pays mixed fixed rate interest and variable rate interest.



    At June 30, 2005 the total notional value of the swaps was [GBP]11,648,462,000. The fair value has been estimated by discounting the future cashflows under the swap agreement, which results in an estimated swap asset of [GBP]20,406,000 This swap asset is shown in other assets.




5.  COMMON STOCK



    The Company is authorised to issue 100 shares of common stock, with a par value of [GBP]1 per share. Upon incorporation, two subscriber shares were issued to Holmes Holdings Limited, and have been fully paid. All shares issued rank equally for dividends and have equal voting rights.

This page has been left blank intentionally

ISSUER
                          HOLMES FINANCING (NO. 9) PLC
                              Abbey National House
                                 2 Triton Square
                                 Regent's Place
                                 London NW1 3AN

SERVICER
                               ABBEY NATIONAL PLC
                              Abbey National House
                                 2 Triton Square
                                 Regent's Place
                                 London NW1 3AN

  REGISTRAR AND TRANSFER AGENT          US PAYING AGENT
J.P. MORGAN BANK LUXEMBOURG S.A.  JPMORGAN CHASE BANK, N.A.,
          5 rue Plaetis                 NEW YORK BRANCH
        L-2238 Luxembourg            450 West 33rd Street
    Grand Duchy of Luxembourg              New York
                                         NY 10001-2697


    SECURITY TRUSTEE, AGENT BANK AND      NOTE TRUSTEE AND ISSUER SECURITY
         PRINCIPAL PAYING AGENT                        TRUSTEE
JPMORGAN CHASE BANK, N.A., LONDON BRANCH        THE BANK OF NEW YORK,
              Trinity Tower                         LONDON BRANCH
          9 Thomas More Street                    One Canada Square
             London E1W 1YT                        London E14 5AL


LEGAL ADVISERS TO THE UNDERWRITERS, THE MANAGERS, THE NOTE TRUSTEE,
              THE ISSUER SECURITY TRUSTEE AND THE SECURITY TRUSTEE


as to English law and US law    as to Scots law
      ALLEN & OVERY LLP         TODS MURRAY LLP
       40 Bank Street           Edinburgh Quay
       London E14 5NR         133 Fountainbridge
                               Edinburgh EH3 9AG



LEGAL ADVISERS TO THE ISSUER AND THE SERVICER

as to English law              as to US law
SLAUGHTER AND MAY  CLEARY GOTTLIEB STEEN & HAMILTON LLP
 One Bunhill Row             One Liberty Plaza
 London EC1Y 8YY                 New York
                              New York 10006


                                as to Scots law
                                 TODS MURRAY LLP
                                 Edinburgh Quay
                               133 Fountainbridge
                                Edinburgh EH3 9AG


                               AUTHORISED ADVISER

                            DEUTSCHE BANK AG, LONDON
                                Winchester House
                            1 Great Winchester Street
                                 London EC2N 2DB

Through and including [__], 2005, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.











                          HOLMES FINANCING (NO. 9) PLC


$[__] SERIES 1 CLASS A FLOATING RATE ISSUER NOTES DUE [DECEMBER 2006]

$[__] SERIES 2 CLASS A FLOATING RATE ISSUER NOTES DUE [JULY 2013]











                                   PROSPECTUS







CO-ARRANGERS AND UNDERWRITERS



DEUTSCHE BANK  LEHMAN BROTHERS  MORGAN STANLEY


CO-UNDERWRITERS FOR THE CLASS A OFFERED ISSUER NOTES

[__]        [__]        [__]
      [__]        [__]
     14TH NOVEMBER 2005


                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
    Following are the estimated expenses* (expressed in US dollars based on an exchange rate of US$1.00=GB{pound-sterling}[.{circle}]), other than underwriting discounts and commissions, to be incurred in connection with the offering and distribution of the securities being registered under this registration statement:

Securities and Exchange Commission registration fee                                  $ [476,685.00]
Fees and expenses of qualification under state securities laws (including legal fees)   ${circle}**
Printing and engraving expenses                                                         ${circle}**
Legal fees and expenses                                                                 ${circle}**
Accounting fees and expenses                                                            ${circle}**
Trustee's fees and expenses                                                             ${circle}**
Rating agency fees                                                                      ${circle}**
Miscellaneous                                                                           ${circle}**
Total                                                                                   ${circle}**

*  All amounts except the SEC registration fee are estimates.
** To be provided by amendment.

ITEM 32. SALES TO SPECIAL PARTIES
    Not applicable.


ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES
    Not applicable.


ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Holmes Financing (No. 9) PLC (the "issuer")

    Subject to the provisions of the Companies Act 1985 as amended, the laws which govern the organization of the issuer provide for every director or other officer or auditor of the issuer to be indemnified out of the assets of the issuer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the issuer.

Holmes Funding Limited ("Funding")

    Subject to the provisions of the Companies Act 1985 as amended, the laws which govern the organization of Funding provide for every director or other officer or auditor of Funding to be indemnified out of the assets of Funding against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of Funding.

Holmes Trustees Limited (the "mortgages trustee")

    Subject to the provisions of the Companies Act 1985 as amended, the laws which govern the organization of the mortgages trustee provide for every director or other officer or auditor of the mortgages trustee to be indemnified out of the assets of the mortgages trustee against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the mortgages trustee.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED
    Not applicable.


ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS
(a)   Financial Statements:

    Financial statements for each of Holmes Financing (No. 9) PLC and Holmes Funding Limited are filed as part of this registration statement. There are no additional schedules to the financial statements.

(b)   Exhibits:

                                                                                                                        SEQUENTIAL
EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT                                           PAGE NUMBER

1.1        Form of Underwriting Agreement for the series 1 and series 2 notes(9)
3.1.1      Memorandum and Articles of Association of Holmes Financing (No. 9) PLC(9)
3.1.2      Memorandum and Articles of Association of Holmes Funding Limited(1)
3.1.3      Memorandum and Articles of Association of Holmes Trustees Limited(1)
4.1        Form of Amended and Restated Intercompany Loan Terms and Conditions(9) and Form of Loan Confirmation-Ninth
           Issuer Intercompany Loan Agreement(9)
4.2        Form of Amended and Restated Mortgages Trust Deed(9)
4.3        Form of Amended and Restated Mortgage Sale Agreement(9)
4.4        Form of Deed of Charge of Holmes Financing (No. 9) PLC(9)
4.5        Form of Amended and Restated Funding Deed of Charge(6), Form of Deed of Accession to the Amended and
           Restated Funding Deed of Charge(7), Form of Second Deed of Accession to the Amended and Restated Funding
           Deed of Charge(8) and Form of Third Deed of Accession to the Amended and Restated Funding Deed of Charge(9)
4.6        Form of Issuer Trust Deed(9)
4.7        Form of Issuer Paying Agent and Agent Bank Agreement(9)
4.8        Form of Amended and Restated Cash Management Agreement(9)
4.9        Form of Issuer Cash Management Agreement(9)
4.10       Form of Amended and Restated Servicing Agreement(6)
5.1        Opinion of Slaughter and May as to validity(9)
8.1        Opinion of Cleary, Gottlieb, Steen & Hamilton as to U.S. tax matters(9)
8.2        Opinion of Slaughter and May as to U.K. tax matters(9)
10.2.1     Form of series 1 class A Dollar Currency Swap Agreement(9)
10.2.2     Form of series 2 class A Dollar Currency Swap Agreement(9)
10.3       Form of Amended and Restated Funding Swap Agreement(2), Form of  Deed of Amendment to Amended and Restated
           Funding Swap Agreement(3) and Form of Deed of Amendment to Amended and Restated Funding Swap Agreement(7)
10.4       Form of First Start-up Loan Agreement(1), Form of Second Start-Up Loan Agreement(2), Form of Third Start-Up
           Loan Agreement(3), Form of Fourth Start-Up Loan Agreement(4), Form of Fifth Start-Up Loan Agreement(5), Form
           of Sixth Start-Up Loan Agreement(6), Form of Seventh Start-Up Loan Agreement(7) and Form of Eighth Start-Up
           Loan Agreement(8)
10.5.1     Form of Amended and Restated Master Definitions and Construction Schedule(9)
10.5.2     Form of Issuer Master Definitions and Construction Schedule(9)
10.6.1     Form of Corporate Services Agreement(2)
10.6.2     Form of Issuer Corporate Services Agreement(9)
23.1       Consent of Slaughter and May (included in Exhibits 5.1 and 8.2)(9)
23.2       Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 8.1)(9)
23.3       Consent of auditors
25.1       Statement of Eligibility of Trustee (Form T-1)(9)

(1)Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
1) PLC (File No. 333-12250) which became effective on July 24, 2000.
(2)Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
2) PLC (File No. 333-12834) which became effective on November 17, 2000.
(3)Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
3) PLC (File No. 333-13444) which became effective on May 14, 2000.
(4)Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
4) PLC (File No. 333-13576) which became effective on June 27, 2001.
(5)Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
5) PLC (File No. 333-14002) which became effective on October 30, 2001.
(6)Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
6) PLC (File No. 333-99349) which became effective on October 30, 2002.
(7) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 7) PLC (File No. 333-103179) which became effective on March 19, 2003.
(8) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 8) PLC (File No. 333-112028) which became effective on March 23, 2004.
(9) To be filed by amendment.

ITEM 37.UNDERTAKINGS
    A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defence of any action, suit or proceeding) is asserted against any of the registrants by such director, officer or controlling person in connection with the securities being registered, the relevant registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    B.  Each of the undersigned registrants hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorised, in the city of London, on November 14, 2005.


HOLMES FINANCING (NO. 9) PLC


By:/s/ Martin McDermott
   ________________________________________________________

Name:  SPV Management Limited
       by its authorised person
       Martin McDermott
       for and on its behalf
Title: Director


HOLMES FUNDING LIMITED


By:/s/ Martin McDermott
   ________________________________________________________

Name: SPV Management Limited by its authorised person Martin McDermott for and on its behalf
Title: Director


HOLMES TRUSTEES LIMITED


By:/s/ Martin McDermott
   ________________________________________________________

Name: SPV Management Limited by its authorised person Martin McDermott for and on its behalf
Title: Director

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


HOLMES FINANCING (NO. 9) PLC

SIGNATURE                                                               TITLE                             DATE
By:  /s/ Martin McDermott
     _____________________________
Name: Martin McDermott                 Director (Principal Financial Officer,                November 14, 2005
                                              Principal Executive Officer and
                                                Principal Accounting Officer)

By:  /s/ Martin McDermott
     _____________________________
Name: SPV Management Limited                                         Director                November 14, 2005
      by its authorised person
      Martin McDermott
      for and on its behalf

By:  /s/ David Green
     _____________________________
Name: David Green                                                    Director                November 14, 2005




HOLMES FUNDING LIMITED

SIGNATURE                                                               TITLE                             DATE
By:  /s/ Martin McDermott
     _____________________________
Name: Martin McDermott                 Director (Principal Financial Officer,                November 14, 2005
                                              Principal Executive Officer and
                                                Principal Accounting Officer)

By:  /s/ Martin McDermott
     _____________________________
Name: SPV Management Limited                                         Director                November 14, 2005
      by its authorised person
      Martin McDermott
      for and on its behalf

By:  /s/ David Green
     _____________________________
Name: David Green                                                    Director                November 14, 2005

                                       7

<
HOLMES TRUSTEES LIMTED

SIGNATURE                                                               TITLE                             DATE
By:  /s/ Martin McDermott
     _____________________________
Name: Martin McDermott                 Director (Principal Financial Officer,                November 14, 2005
                                              Principal Executive Officer and
                                                Principal Accounting Officer)

By:  /s/ Martin McDermott
     _____________________________
Name: SPV Management Limited                                         Director                November 14, 2005
      by its authorised person
      Martin McDermott
      for and on its behalf

By:  /s/ David Green
     _____________________________
Name: David Green                                                    Director                November 14, 2005


                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                         HOLMES FINANCING (NO. 9) PLC

    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Holmes Financing (No. 9) PLC has signed this registration statement or amendment thereto in New York, New York on November 14, 2005.


By: /s/ Donald J. Puglisi
    _____________________
Name: Donald J. Puglisi
Office: Authorized Representative in the United States


                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                            HOLMES FUNDING LIMITED

    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Holmes Funding Limited has signed this registration statement or amendment thereto in New York, New York on November 14, 2005.


By: /s/ Donald J. Puglisi
    _____________________
Name: Donald J. Puglisi
Office: Authorized Representative in the United States


                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                            HOLMES TRUSTEES LIMITED

    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Holmes Trustees Limited has signed this registration statement or amendment thereto in New York, New York on November 14, 2005.


By: /s/ Donald J. Puglisi
    _____________________
Name: Donald J. Puglisi
Office: Authorized Representative in the United States

                                       9